                                  SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                CORECOMM LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     (1) Title and number of each class of securities to which the transaction applies:

---------------------------------------------------------------------------------------------------
                                 NUMBER OF      PRICE PER      PROPOSED MAXIMUM          FILING FEE
  ISSUER AND TITLE OF CLASS     SECURITIES          SHARE       AGGREGATE VALUE             PAYABLE
---------------------------------------------------------------------------------------------------
  Common stock, par value       10,949,358(a)   $   34.75(b)   $ 380,490,190.50       $   76,098.04
  $0.01 per share of
  CoreComm Limited
---------------------------------------------------------------------------------------------------
  Common stock, par value       52,290,832(c)   $   34.75(d)   $1,817,106,412.00      $  363,421.28
  $0.01 per share of ATX
  Telecommunications
  Services, Inc.
---------------------------------------------------------------------------------------------------
  3% convertible                   250,000      $1,000.00      $ 250,000,000.00       $   50,000.00
  exchangeable preferred
  stock, par value $0.01 per
  share of ATX
  Telecommunications
  Services, Inc.
---------------------------------------------------------------------------------------------------
  TOTAL                            n/a             n/a         $2,447,596,602.50      $  489,519.32
---------------------------------------------------------------------------------------------------

        (a) This number represents the number of shares of CoreComm Limited common stock to be issued to current holders of the common stock, par value $0.001 per share of Voyager.net, Inc.

        (b) The price per share of CoreComm Limited common stock is based on the average between the high ($36.125) and low ($33.375) prices of CoreComm common shares reported on April 12, 2000.

        (c) This number represents 12,398,334 shares of common stock of ATX to be issued to current holders of ATX common stock in its recapitalization and 39,892,498 shares of common stock of ATX to be issued to current holders of CoreComm common shares (39,892,498 shares issued and outstanding as of April 12, 2000).

        (d) The price per share of ATX Telecommunications Services, Inc. common stock is based on the price per share of CoreComm Limited common stock determined in (a), above.

     (2) Aggregate number of securities to which transaction applies: See (1), above.

     (3) Calculation of the underlying value of the transaction: The total underlying transaction value is:

          The sum of (x) the total amount of transaction consideration attributable to the shares of stock being transferred ($2,447,596,602.50, calculated in (1), above) plus (y) the total amount of consideration payable in the merger between ATX and CoreComm in the form (at the option of CoreComm) of either cash or short term notes ($150,000,000.00) plus (z) the total amount of cash consideration $94,964,274.00 ($3.00 per share of Voyager common stock, 31,654,758 shares outstanding as of April 11, 2000) payable to Voyager stockholders in the merger between Voyager and CoreComm, for a grand total of $2,692,560,876.50.

     (4)  Proposed maximum aggregate value of transaction: $2,692,560,876.50

     (5)  Total fee paid: $538,512.18

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

[CORECOMM COMMUNICATIONS LOGO]

                                CORECOMM LIMITED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 906-8485

                                                                 April    , 2000

Dear Shareholder:

     We hope you will attend a special meeting of shareholders of CoreComm
Limited which is scheduled to be held at       , local time, at
                  on             , 2000.

     At the special meeting you will be asked:

         1. To consider and approve the domestication merger proposal to merge CoreComm into a newly-formed wholly-owned Delaware subsidiary corporation for the purpose of becoming a domestic U.S. company and to approve and adopt the related domestication merger agreement. (See page 137).

         2. To consider, approve and adopt the merger agreement among CoreComm, Voyager.net, Inc. and other parties, under which Voyager will merge with a wholly-owned subsidiary of domesticated CoreComm (with Voyager surviving as a wholly-owned subsidiary of domesticated CoreComm), and common stock of domesticated CoreComm (or its successor) will be issued to the current stockholders of Voyager.net, Inc. (See page 94).

         3. To consider, approve and adopt the merger agreement among CoreComm, ATX Telecommunications Services, Inc., all of the current ATX stockholders and other parties (See page 123).

         4. To consider and approve the proposal to increase the authorized share capital of CoreComm to 200 million common shares and 5 million preferred shares (See page 138).

         5. To transact any other business as may properly come before the meeting and any adjournments of the meeting.

     Approval of the domestication merger, the merger agreement relating to the ATX merger, the merger agreement relating to the Voyager merger and the increase in CoreComm's authorized share capital requires the affirmative vote of a majority of the shares entitled to vote that are present or represented by proxy at the special meeting. Only stockholders of record at the close of business on
            , 2000, may vote at the special meeting.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF CORECOMM HAS APPROVED THE DOMESTICATION MERGER, THE ATX MERGER AGREEMENT, THE VOYAGER MERGER AGREEMENT AND

THE INCREASE IN CORECOMM'S AUTHORIZED SHARE CAPITAL. PLEASE REVIEW CAREFULLY THE ENTIRE JOINT PROXY STATEMENT AND PROSPECTUS. YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" COMMENCING ON PAGE 35 BEFORE VOTING.

     If you have any questions prior to the special meeting or need further assistance, please call our proxy solicitor, D.F. King & Co., Inc. at (800) 207-3155.

     Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ GEORGE S. BLUMENTHAL
                                          George S. Blumenthal
                                          Chairman of the Board

                          YOUR VOTE IS VERY IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

Neither the U.S. Securities and Exchange Commission nor any state securities regulator has approved or disapproved the domestication merger, the ATX merger agreement, the Voyager merger agreement or the increase in authorized share capital, or the securities to be issued in the transactions or determined if this joint proxy statement and prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

     This proxy statement and prospectus is dated
               , 2000, and is first being mailed to shareholders on
                                 , 2000.

                               VOYAGER.NET, INC.
                             4660 S. HAGADORN ROAD
                                   SUITE 320
                             EAST LANSING, MI 48823

Dear Stockholder:                                                         , 2000

     You are cordially invited to attend the special meeting of stockholders of
Voyager.net, Inc. to be held at 10:00 a.m. on                , 2000 at the
Second Floor Conference Center of Goodwin, Procter & Hoar LLP, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109. At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 12, 2000, between CoreComm Limited, a wholly-owned subsidiary of CoreComm and Voyager.

     The board of directors of Voyager has unanimously adopted the merger agreement. In connection with the merger, each share of Voyager capital stock will be converted into the right to receive approximately 0.292 of a share of CoreComm common stock, referred to as the exchange ratio and $3.00 in cash. Under the agreement, the exchange ratio may be adjusted based on CoreComm's stock price at closing. Outstanding options to purchase Voyager common stock will be converted into options to purchase CoreComm common stock. You will receive cash in lieu of any fractional share of CoreComm common stock that you would otherwise receive in the merger.

     Holders of Voyager common stock do have the right under Delaware law to require an appraisal of their shares and to demand the payment of fair value for their shares. These rights, generally known as appraisal rights, are described in detail in this joint proxy statement and prospectus. In addition, a copy of
Section 262 of the Delaware General Corporation Law, which governs appraisal rights, is attached as Annex D to this joint proxy statement and prospectus, referred to as the proxy statement. You should read the relevant sections of the proxy statement and the statutory provision carefully. If you wish to demand an appraisal of your shares, you must strictly comply with the statutory requirements.

     In connection with the execution of the Voyager merger agreement, some of the principal stockholders of Voyager, including members of management and the board of directors, who collectively hold 63.9% of the outstanding Voyager common stock, have entered into a voting agreement in which they have agreed to vote all of their shares of Voyager common stock in favor of the adoption of the Voyager merger agreement. The adoption of the Voyager merger agreement must be approved by holders of a majority of Voyager's outstanding common stock, and therefore these principal stockholders have sufficient voting power to assure adoption of the merger agreement.

     Your board of directors believes that the merger is fair to, and in the best interests of, Voyager and its stockholders. The investment banking firm of Morgan Stanley Dean Witter has issued its opinion to your board of directors that the merger consideration is fair, from a financial point of view, to Voyager's stockholders. Their opinion is attached as Annex E to the accompanying joint proxy statement and prospectus.

     The accompanying joint proxy statement and prospectus provides detailed information concerning the proposed merger, the board's reasons for recommending that you vote in favor of the proposal and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors." You are encouraged to, and should read this joint proxy statement and prospectus carefully and consider all of the information presented.

     Please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the special meeting. Returning a proxy card will not prevent you from voting your shares in person if you later choose to attend the special meeting.

                                          Sincerely,

                                          /s/ CHRISTOPHER P. TORTO
                                          --------------------------------------
                                          Christopher P. Torto
                                          President and Chief Executive Officer

                                CORECOMM LIMITED
                              110 EAST 59TH STREET
                               NEW YORK, NY 10022
                                 (212) 906-8485

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To be held on [date], 2000

                            ------------------------

      The CoreComm Limited special meeting of shareholders is scheduled to be
held at          , local time, at             on                , 2000. The
board of directors asks you to attend this meeting (in person or by proxy) for the following purposes:

         1. To consider and approve the domestication merger proposal to merge CoreComm into a newly-formed wholly-owned Delaware subsidiary corporation for the purpose of becoming a domestic U.S. company and to approve and adopt the related domestication merger agreement. (See page 137).

         2. To consider, approve and adopt the merger agreement among CoreComm, Voyager.net, Inc. and other parties, under which Voyager will merge with a wholly-owned subsidiary of domesticated CoreComm (with Voyager surviving as a wholly-owned subsidiary of domesticated CoreComm) and common stock of domesticated CoreComm (or its successor) will be issued (in addition to a cash payment) to the current stockholders of Voyager.net, Inc. (See page
     94).

         3. To consider, approve and adopt the merger agreement among CoreComm, ATX Telecommunications Services, Inc., all of the current ATX stockholders and other parties (See page 123).

         4. To consider and approve the proposal to increase the authorized share capital of CoreComm to 200 million common shares and 5 million preferred shares (see page 138).

         5. To transact any other business as may properly come before the meeting and any adjournments or postponements of the meeting.

     The completion of each of the Voyager merger and the ATX merger is not conditioned on the completion of the other. The domestication merger will not occur unless at least one of the two other mergers is certain to occur immediately afterwards.

     Shareholders of CoreComm are entitled to appraisal rights in connection with the domestication merger but not the other transactions. Under Bermuda law, if you are not satisfied that you are receiving fair value in return for your shares in connection with the domestication merger, you can apply to a Bermuda court within one month after the issuance of this notice for an appraisal of the fair value of your shares.

     Only shareholders of CoreComm entitled to vote as of the close of business
on                , 2000 are entitled to notice of this meeting. A list of
shareholders entitled to vote as of the close of business on                ,
2000 will be available at the special meeting for examination by any shareholder or the shareholder's attorney or agent.

Please note that, by delivering a proxy to vote at the special meeting, you are also granting a proxy voting in favor of any adjournments or postponements of the special meeting.

     We invite you to attend the special meeting because it is important that your shares be represented at the meeting. Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy card in the accompanying postage-paid envelope. If you attend the meeting, you may vote in person, which will revoke a signed proxy if you have already sent one in. You may also revoke your proxy at any time before the meeting by filing a written revocation with the Secretary of CoreComm at the address set forth above or by filing a duly executed proxy bearing a later date.

                                          By the Order of the Board of
                                          Directors,

                                          [/s/ RICHARD J. LUBASCH]
                                          Richard J. Lubasch, Secretary

                MERGERS PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     THE BOARD OF DIRECTORS OF CORECOMM HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSED TRANSACTIONS AND RECOMMENDS THAT CORECOMM'S SHAREHOLDERS VOTE IN FAVOR OF EACH OF THEM.

                               VOYAGER.NET, INC.
                        4660 S. HAGADORN ROAD, SUITE 320
                          EAST LANSING, MICHIGAN 48823
                                 (517) 324-8940

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

     A special meeting of stockholders of Voyager.net, Inc. is scheduled to be held at the Second Floor Conference Center of Goodwin, Procter & Hoar, LLP, located at Exchange Place, 53 State Street, Boston, MA, 02109, local time, on
            , 2000, to consider and vote on the following proposals:

         1. To consider and vote upon a proposal to adopt the merger agreement among Voyager, CoreComm Limited and CoreComm Group Sub I, Inc., a newly formed wholly-owned subsidiary of CoreComm Limited, under which Voyager will merge with and into CoreComm Group Sub I, Inc. with Voyager continuing as the surviving corporation and as a wholly-owned subsidiary of CoreComm. (See page 94).

         2. To transact any other business as may properly come before the meeting and any adjournments or postponements of the meeting.

     The board of directors of Voyager has fixed the close of business on
            , 2000, as the record date for the determination of the stockholders entitled to notice of, and to vote, at the meeting and any adjournments or postponements of the meeting. A complete list of stockholders entitled to vote at the meeting will be available at the meeting and for examination by the stockholders, during regular business hours, for a period of ten days prior to the meeting at the offices of Goodwin, Procter & Hoar LLP.

     Holders of Voyager common stock do have the right under Delaware law to require an appraisal of their shares and to demand the payment of fair value for their shares. These rights, generally known as "appraisal rights" are described in detail in this document. In addition, a copy of Section 262 of the Delaware General Corporation Law, which governs appraisal rights, is attached as Annex D to this joint proxy statement and prospectus. We urge you to read both the summary and the statutory provision carefully. If you wish to demand an appraisal of your shares, you must strictly comply with the statutory requirements.

                                          By the Order of the Board of
                                          Directors,

                                          /s/ DAVID F. DIETZ
                                          --------------------------------------
                                          David F. Dietz
                                          Secretary

                      JOINT PROXY STATEMENT AND PROSPECTUS
                          FOR THE SPECIAL MEETINGS OF
                      THE SHAREHOLDERS OF CORECOMM LIMITED
                                      AND
                     THE STOCKHOLDERS OF VOYAGER.NET, INC.

     The board of directors of CoreComm has unanimously approved the following transactions:

     - the domestication merger proposal to merge CoreComm into a newly-formed wholly-owned Delaware subsidiary corporation for the purposes of becoming a domestic U.S. company;

     - the merger agreement among CoreComm, Voyager.net, Inc. and other parties, under which Voyager will merge with a wholly-owned subsidiary of CoreComm (with Voyager surviving as a wholly-owned subsidiary of CoreComm), and common stock of domesticated CoreComm (or its successor) will be issued to the current stockholders of Voyager.net, Inc.;

     - the merger agreement among CoreComm, ATX Telecommunications Services, Inc., all of the current ATX stockholders and other parties under which
       (a) a newly-formed wholly-owned subsidiary of ATX will merge itself with and into CoreComm; (b) ATX will be renamed "CoreComm Limited"; and (c) the existing board of directors and management of CoreComm will be installed as the board of directors and management of the newly renamed CoreComm Limited, referred to as New CoreComm; and

     - the proposal to increase the authorized share capital of CoreComm to 200 million common shares and 5 million preferred shares.

     The board of directors of Voyager.net, Inc. also has unanimously approved the merger agreement among CoreComm, Voyager.net, Inc. and other parties.

     Neither the completion of the Voyager merger nor the ATX merger is conditioned on the completion of the other. The domestication merger will not occur unless at least either the Voyager merger or the ATX merger is certain to be completed immediately after the domestication merger.

     This joint proxy statement and prospectus provides you with detailed information about the proposed transactions. We encourage you to read this entire document carefully. In addition, you may obtain information regarding the companies participating in the transactions from documents they have filed with the Securities and Exchange Commission.

     FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE TRANSACTIONS, PLEASE READ THE SECTION OF THIS JOINT PROXY STATEMENT AND PROSPECTUS ENTITLED "RISK FACTORS," BEGINNING ON PAGE 35.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED IN THE TRANSACTIONS OR HAS PASSED UPON THE ACCURACY OR

ADEQUACY OF THIS JOINT PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        JOINT PROXY STATEMENT AND PROSPECTUS DATED                , 2000
    AND FIRST MAILED TO SHAREHOLDERS OF CORECOMM AND STOCKHOLDERS OF VOYAGER
                           ON                , 2000.

                            ------------------------

     This joint proxy statement and prospectus incorporates by reference financial information about CoreComm and its subsidiaries that is not included in this document (including the information described in the section of this joint proxy statement and prospectus entitled "Where You Can Find More Information"). Additional information regarding CoreComm and Voyager may be found in their respective filings under the Securities Exchange Act of 1934.

     Additional information regarding CoreComm and Voyager is available upon written or oral request to the following addresses and telephone numbers and will be sent by first class mail within one business day after receipt of that request:

CoreComm Limited          Voyager.net, Inc.
110 East 59th Street      4660 S. Hagadorn Road, Suite 320
New York, New York 10022  East Lansing, Michigan 48823
Attention: Erik Tamm      Attention: James Goldney
Telephone: (212)          Telephone: (517) 324-8950
906-8485                  Fax: (517) 324-8965
Fax: (212) 752-1157

     To obtain timely delivery, the shareholders of CoreComm and the
stockholders of Voyager must request the information no later than       , 2000.

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q: What are the transactions?

A: THE DOMESTICATION MERGER

   The domestication merger is a transaction in which CoreComm Limited (a Bermuda company) will merge with and into a newly-formed, wholly-owned subsidiary (a Delaware corporation), with that subsidiary surviving. The domestication merger is being effected in order to make the proposed transactions as tax-efficient as possible. The domestication merger will occur only if at least one of the Voyager merger or the ATX merger (which are described below) is certain to occur immediately afterwards. Throughout this proxy statement and prospectus we refer to "New CoreComm" to describe the public, parent company that will result from the domestication merger and either or both of the Voyager and ATX mergers.

    THE VOYAGER MERGER

   The Voyager merger is a transaction in which a newly formed wholly owned subsidiary of New CoreComm will merge with and into Voyager with Voyager surviving the merger as a wholly-owned subsidiary of New CoreComm. If the ATX merger (described below) occurs prior to or simultaneously with the Voyager merger, New CoreComm will be the public, parent company resulting from the ATX merger. Otherwise, New CoreComm will be CoreComm after it is domesticated.

    THE ATX MERGER

   The ATX merger is a transaction in which:

    (1) ATX will be recapitalized;

    (2) a wholly-owned subsidiary of ATX will merge itself with and into CoreComm (after it is domesticated);

    (3) ATX will be renamed "CoreComm Limited"; and

    (4) the existing board of directors and management of CoreComm will be installed as the board of directors and management, respectively, of the newly-renamed CoreComm Limited.

   Although, in form, ATX will acquire CoreComm in the ATX merger, CoreComm is actually the acquiring company because the resulting company will have the identical board of directors and senior management as CoreComm before the transaction, and the current shareholders of CoreComm will hold the majority of the outstanding stock of the resulting company.

   We collectively refer to the Voyager merger, the ATX merger and the domestication merger in this joint proxy statement and prospectus as the "transactions."

    THE CAPITALIZATION INCREASE

   CoreComm shareholders are also being asked to approve an increase in the authorized capitalization of CoreComm to 200 million common shares and 5 million preferred shares for purposes of facilitating the Voy-ager merger, the ATX merger and future acquisitions by CoreComm.

Q: Why are we proposing the transactions?

A: The board of directors of both CoreComm and Voyager approved the transactions because they believe that the transactions present opportunities that are in the best interests of their shareholders and stockholders.

Q: What will I receive in the transactions?

A: THE VOYAGER MERGER

   If you are a Voyager stockholder, each share of Voyager common stock that you hold on the record date will be converted into the right to receive $3.00 in cash and 0.292 of a share of New CoreComm common stock, subject to the following adjustments:

   If the average trading price of common shares of CoreComm during a specified period shortly before the completion of the Voyager merger is at or below $56.97 and at or above $41.17, for each share of Voyager common stock, you will receive 0.292 of a share of New CoreComm common stock and the cash payment of $3.00. As a result, you would receive between $15.02 and $19.64 in total merger consideration so long as the average trading price stays within that range.

   If the average trading price of CoreComm common shares is greater than $56.97, then, for each share of Voyager common stock, you will receive the cash payment of $3.00 and a fraction of a share of New CoreComm common stock calculated by dividing $16.64 by that average trading price. This formula will adjust the fraction of a share of New CoreComm common stock that you receive to maintain the value of the total merger consideration to be received for each share of Voyager common stock at $19.64.

   If the average trading price of CoreComm common shares is less than $41.17 and equal to or more than $33.03, then, for each share of Voyager common stock, you will receive the cash payment of $3.00 and a fraction of a share of New CoreComm common stock calculated by dividing $12.02 by that average trading price. This formula will adjust the fraction of a share of New CoreComm common stock that you receive to maintain the value of the total merger consideration to be received for each share of Voyager common stock at $15.02.

   If the average trading price is less than $33.03, Voyager would have the right to notify CoreComm of its intention to terminate the Voyager merger agreement. CoreComm may prevent Voyager from terminating the Voyager merger agreement by increasing the number of shares to be delivered to Voyager stockholders so that the total value of the total consideration to be delivered per share of Voyager common stock would not be less than $15.02. If CoreComm elects not to exercise this "topping-up" right, the Voyager merger agreement would be terminated.

   All of the above calculations may be adjusted if CoreComm engages in various types of transactions that have the mathematical effect of reducing the value of each CoreComm common share (while preserving CoreComm's existing shareholders' total value), such as a stock split or spin-off. In that case, the number of shares of common stock to be received by each Voyager stockholder will be adjusted to preserve shareholder value after the event.

   If the ATX merger is also approved by the current shareholders of CoreComm and completed, the shares of common stock of New CoreComm will consist of shares of common stock of the public, parent company resulting from the ATX merger. For this reason, Voyager stockholders should read the disclosure in this joint proxy statement and prospectus with respect to all of the companies involved.

    THE ATX MERGER

   If the ATX merger is approved and completed, and if you are a CoreComm shareholder, you will receive one common share of the common stock of New CoreComm, which will be the public, parent company resulting from the ATX merger, for each common share of CoreComm you now own.

Q: Has someone determined that the transactions are in my best interests?

A: THE VOYAGER MERGER

   The CoreComm board of directors has determined that the Voyager merger is in the best interests of the shareholders of CoreComm. The CoreComm board of directors has unanimously approved and adopted the Voyager merger agreement.

   The Voyager board of directors has determined that the Voyager merger is in the best interests of the stockholders of Voyager. The Voyager board of directors has unanimously approved the Voyager merger and the related merger agreement.

    THE ATX MERGER

   The CoreComm board of directors has determined that the ATX merger is in the best interests of the shareholders of CoreComm. The board of directors has unanimously approved and adopted the ATX merger agreement. In connection with the Voyager board of directors approval of the Voyager merger, it considered the opinion of Morgan Stanley Dean Witter from a financial point of view to Voyager's Stockholders.

Q: Do I have appraisal rights with respect to the transactions?

A: Yes.

    VOYAGE STOCKHOLDERS

   Holders of Voyager common stock are entitled to appraisal rights under
   Section 262 of the General Corporation Law of the State of Delaware with regard to the Voyager merger.

    CORECOMM SHAREHOLDERS

   Under Bermuda law, if you are a CoreComm shareholder and you are not satisfied that you are receiving fair value in return for your shares in connection with the domestication merger, you can apply to a Bermuda court for an appraisal of the fair value of your shares. You will not have appraisal rights with respect to the ATX merger or the Voyager merger.

Q: What are the tax consequences of the transactions to me?

A: THE DOMESTICATION MERGER

   We have structured the domestication merger so that neither CoreComm shareholders nor CoreComm will recognize any gain or loss for federal income tax purposes in the domestication merger. This will be true if both the Voyager merger and the ATX merger occur or if one merger occurs but the other does not.

    VOYAGER STOCKHOLDERS

   We have structured the Voyager merger so that, for federal income tax purposes, Voyager will not recognize any gain or loss in the Voyager merger. This will be true whether or not the ATX merger also occurs. If you are a Voyager stockholder, you will recognize gain equal to the lesser of the amount of cash that you receive or the amount of gain that you realize. Your tax basis in the common stock of New CoreComm that you receive in the Voyager merger will be your tax basis in your Voyager stock, decreased by the amount of cash that you receive and increased by the amount of gain that you recognize. Your holding period in the common stock of New CoreComm that you receive in the Voyager merger will include your holding period in your Voyager stock that you surrender in the merger.

    CORECOMM SHAREHOLDERS

   We have structured the domestication merger, the Voyager merger and the ATX merger so that neither CoreComm shareholders nor CoreComm will recognize any gain or loss for federal income tax purposes in the transactions. This will be true whether the Voyager merger occurs, the ATX merger occurs or both occur. Your tax basis and your holding period in the stock you receive as a result of the transactions will equal your tax basis and your holding period in the CoreComm common shares you surrender in the exchange.

Q: When will the transactions be completed?

A: The stockholders of Voyager must approve the Voyager merger, and the shareholders of CoreComm must approve all of the transactions at their respective special meetings. The stockholders of ATX have already approved the ATX merger. Some of Voyager's principal stockholders, including members of its management and the board of directors, who collectively hold 63.9% of the outstanding Voyager common stock, have entered into a voting agreement in which they have agreed to vote all of their shares of Voyager common stock in favor of the Voyager merger. Accordingly, the Voyager merger is assured of stockholder approval.

   We plan to complete the transactions as soon as possible after the special meetings, subject to the satisfaction or waiver of the other conditions to the transactions. Although we cannot predict when our conditions will be satisfied, we hope to complete the transactions during the third quarter of 2000.

Q: Should I send in my stock certificates now?

    VOYAGER STOCKHOLDERS

   No. If the Voyager merger is completed, you will receive written instructions for exchanging your shares of Voyager common stock for the common stock of New CoreComm. Otherwise, you should retain your certificates, as you will continue to hold the Voyager shares you currently own.

    CORECOMM SHAREHOLDERS

   No. If either or both of the Voyager and ATX mergers are approved and completed, you will receive written instructions for exchanging your CoreComm common shares for shares of common stock of New CoreComm. Otherwise, you should retain your certificates, as you will continue to hold the CoreComm shares you currently own.

Q: What do I need to do now?

A: You should carefully read and consider the information contained in this joint proxy statement and prospectus, including its annexes. It contains important information about CoreComm, Voyager and ATX. It also contains important information about what the boards of directors of CoreComm and Voyager considered in evaluating the transactions.

   You should then complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares will be represented at your company's special meeting.

Q: Can I change my vote after I have mailed my signed proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the applicable stockholder meeting. You can do this in one of three ways.

   First, you can send a written notice stating that you revoke your proxy to CoreComm at the address listed below if you are a CoreComm shareholder, or to Voyager at the address listed below if you are a Voyager stockholder.

   Second, you can complete and submit a new proxy card, dated a later date than the first proxy card and send it to CoreComm or Voyager, as the case may be, and the new proxy card will automatically replace any earlier dated proxy card that you returned.

   Third, you can attend the appropriate special meeting and vote in person.

   Your attendance at the special meeting will not, however, by itself revoke your proxy.

   You should send any notice of revocation or your completed new proxy card to CoreComm or Voyager, as the case may be, to the following addresses:

   CoreComm Limited
   110 East 59th Street
   New York, New York 10022
   Attention: Secretary

   Voyager.net, Inc.
   4660 S. Hagadorn Road, Suite 320
   East Lansing, Michigan 48823
   Attention: Investor Relations

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should contact your broker and ask what directions your broker will need from you. Your broker will not be able to vote your shares without instructions from you.

Q: Who can help answer my questions?

A: If you are a CoreComm shareholder and you have more questions about the transactions, you should contact Erik Tamm, CoreComm Limited, 110 East 59th Street, New York, New York 10022; (212) 906-8485 (voice); (212) 752-1157
   (fax).

   If you are a Voyager stockholder and you have more questions about the transactions, you should contact: James Goldney, Voyager.net, Inc., 4660 S. Hagadorn Road, Suite 320, East Lansing, Michigan 48823, (517) 324-8950 (voice); (517) 324-8965 (fax).

                                    SUMMARY

     This summary highlights some information from this joint proxy statement and prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your decision as to how to vote your shares. You should read the entire joint proxy statement and prospectus carefully, including the section entitled "Risk Factors" and the summary and pro forma financial statements and the related notes to those statements included in this joint proxy statement and prospectus.

     The completion of each of the ATX merger and the Voyager merger is not conditioned on the completion of the other. If only the Voyager merger occurs, the resulting public, parent company will be domesticated CoreComm. If only the ATX merger occurs or if both mergers occur, the resulting public, parent company will be ATX, renamed "CoreComm Limited." Throughout this proxy statement and prospectus, we refer to "New CoreComm" to describe the public, parent company that will result from the domestication merger and either or both of the Voyager and ATX mergers.

                                 THE COMPANIES

CORECOMM LIMITED
110 East 59th Street
New York, New York 10022
(212) 906-8485

     CoreComm, through its wholly-owned subsidiary, CoreComm, Inc., is an innovative communications company that provides integrated telephone, Internet and data services to business and residential customers in targeted markets throughout the United States. CoreComm is exploiting the convergence of telecommunications and information services through its Smart LECSMnetwork strategy. The Smart LEC (local exchange carrier) network strategy involves the ownership of switches and the leasing of the unbundled local loop combined with the provision of an Internet Protocol-based, national network. This configuration of local and nationally owned and leased facilities allows CoreComm to deliver a wide range of communications services over a network architecture which is designed to be capital-efficient and primarily require success-based incremental capital. CoreComm's goal is to expand its facilities, geographical reach and services to become a leading switch-based communications provider in selected major markets across the United States.

     CoreComm currently offers local and long distance telephone, Internet access and high-speed data services to business and residential customers located principally in Ohio, Illinois, Michigan, New York and Massachusetts. As of December 31, 1999, CoreComm had more than 100,000 business and residential local telephony access lines in service and approximately 95,000 Internet customers. CoreComm currently operates an asynchronous transport mode network, which connects approximately 90 cities using approximately 50,000 route miles of leased broadband circuits. CoreComm believes that this network will allow it to take advantage of economies of scale in the delivery of voice, video and data. CoreComm has been developing its multi-service offerings since

1996 and has recently expanded its products to include high speed services utilizing digital subscriber line (DSL) technology. With DSL, a single copper loop can be used to deliver telephony and high speed data services simultaneously. CoreComm is currently in various stages of constructing its Smart LEC network in six of the largest markets in the U.S., which represent approximately 18 million access lines.

     For more information about CoreComm, please refer to the section of this joint proxy statement and prospectus entitled " About The Companies -- CoreComm Limited."

VOYAGER.NET, INC.
4660 S. Hagadorn Road, Suite 320
East Lansing, Michigan 48823
(517) 324-8940

     Voyager.net, Inc. is a large independent Internet communications company focused on the Midwestern United States, with approximately 360,000 subscribers as of March 1, 2000. Voyager provides high-speed data communications services and Internet access to residential and business subscribers. Services include broadband DSL, dedicated business connectivity, cable modem access, dial-up Internet access, Web-hosting, electronic commerce, server co-location and long distance phone services.

     Voyager Information Networks, Inc., Voyager's wholly-owned operating subsidiary, was incorporated in 1994 in the State of Michigan and began offering Internet access services to residential and business customers in 1995. Voyager incorporated in 1998 in the State of Delaware under the name Voyager Holdings, Inc. Voyager changed its name to Voyager.net, Inc. on April 29, 1999.

     For more information about Voyager, please refer to the section of this joint proxy statement and prospectus entitled "About The
Companies -- Voyager.net, Inc."

ATX TELECOMMUNICATIONS SERVICES, INC.
50 Monument Road
Bala Cynwyd, Pennsylvania 19004
(610) 668-6300

     ATX Telecommunications Services, Inc. is a competitive local exchange carrier (CLEC) providing switch and facilities based integrated voice and broadband data services. ATX offers its customers a full range of broadband communications services including long distance, local, wireless and network services such as Local Area Network/Wide Area Network (LAN/WAN) data integration, Internet access and Web consulting, development and hosting. As of December 31, 1999, ATX had approximately 100,000 installed local access lines. All of ATX's revenues are from commercial and residential end-users, with no revenue attributable to wholesale, carrier, access or reciprocal compensation.

     ATX was incorporated in February 2000 in the State of Delaware. ATX's predecessors started operations in 1985.

     For more information about ATX, please refer to the section of this joint proxy statement and prospectus entitled "About The Companies -- ATX Telecommunications Services, Inc."

                    SUMMARY DESCRIPTION OF THE TRANSACTIONS

     This joint proxy statement and prospectus is being circulated to you in connection with four matters:

         (1) The domestication merger and the associated domestication merger and amalgamation agreement that is being proposed to be adopted by the shareholders of CoreComm;

         (2) The merger between CoreComm and Voyager, which is governed by the Voyager merger agreement being proposed to be adopted and approved by the shareholders of CoreComm and the stockholders of Voyager;

         (3) The merger between CoreComm and ATX which is governed by the ATX merger agreement that is being proposed to be adopted and approved by the shareholders of CoreComm; and

         (4) The increase in the authorized share capital of CoreComm to 200 million common shares and 5 million preferred shares being proposed and to be adopted by the shareholders of CoreComm;

     The completion of the merger between CoreComm and Voyager and the completion of the merger between CoreComm and ATX are not conditioned on each other. The domestication merger will not occur unless either the ATX merger or the Voyager merger is certain to occur immediately afterwards.

     If both the Voyager merger and the ATX merger occur, Voyager stockholders will be receiving shares of the common stock of New CoreComm. In that circumstance, New CoreComm will combine the businesses of CoreComm, Voyager and ATX. Accordingly, Voyager stockholders should consider carefully the disclosure contained in and incorporated by reference in this joint proxy statement and prospectus with respect to all three companies.

     CoreComm is currently traded on the Nasdaq Stock Market under the symbol "COMM." After the transactions, New CoreComm will seek to be traded on the Nasdaq under the same symbol. Voyager is currently traded on the Nasdaq under the symbol "VOYN."

THE MERGER BETWEEN CORECOMM AND VOYAGER

     The Voyager merger agreement, which is the primary legal document that governs the Voyager merger, is attached to this joint proxy statement and prospectus as Annex A. You are encouraged to read the Voyager merger agreement carefully and in its entirety.

     Voyager, CoreComm and a wholly-owned subsidiary of CoreComm executed an agreement and plan of merger on March 12, 2000 providing for the merger of the CoreComm subsidiary with and into Voyager following the domestication of CoreComm, through a merger with a wholly-owned subsidiary of CoreComm. Voyager will survive as a wholly-owned subsidiary of New CoreComm. In this transaction, each share of common stock of Voyager will be converted into the right to receive an amount equal to $3.00 in cash and 0.292 of a share of New CoreComm common stock, subject to adjustments, determined in accordance with the exchange ratio described below in the section of this summary of the Voyager merger entitled "Adjustments to the Number of Shares of Stock to be Received by Voyager Stockholders."

     Prior to the completion of the Voyager merger, CoreComm will effect the domestication merger. For more information on the domestication merger and the rights of CoreComm shareholders under Bermuda law, please read the sections of this joint proxy statement and prospectus entitled "The Merger
Transactions -- The Domestication Merger."

   Interaction with the ATX Merger

     If the ATX merger is consummated prior to the Voyager merger, New CoreComm will consist of ATX, renamed "CoreComm Limited," the resulting public, parent company following the ATX merger. Each share of common stock of Voyager will still be converted into the right to receive merger consideration with the same value, and the same adjustments, as contemplated by the Voyager merger agreement. The Voyager merger will still be structured as a tax-free transaction under federal tax law.

   Adjustments to the Number of Shares of Stock to be Received by Voyager Stockholders

     In addition to the cash payment, if the average trading price of common shares of CoreComm during a specified period ending shortly before the completion of the Voyager merger is at or below $56.97 and at or above $41.17, for each share of Voyager common stock, Voyager stockholders will receive 0.292 of a share of New CoreComm common stock having a value, based on the average trading price, ranging from $12.02 per share to $16.64 per share. The average trading price is computed as the volume weighted average trading price of a common share of CoreComm on the Nasdaq Stock Market for 10 randomly selected trading days out of the 20 consecutive trading days ending with the last trading day prior to the closing of the Voyager merger.

     Based on that average trading price of the CoreComm common shares, the fraction of a share of New CoreComm common stock to be issued to the Voyager stockholders for each share of Voyager common stock they hold will be subject to adjustment as described in the table below:

                                                        VALUE, BASED ON AVERAGE
                                                      TRADING PRICE, OF SHARES OF
                         FRACTION OF NEW CORECOMM         NEW CORECOMM COMMON
 AVERAGE TRADING PRICE    COMMON STOCK YOU WOULD    STOCK YOU WOULD RECEIVE FOR EACH
   OF COMMON SHARES       RECEIVE FOR EACH SHARE        SHARE OF VOYAGER COMMON
      OF CORECOMM        OF VOYAGER COMMON STOCK        STOCK PLUS $3.00 IN CASH
 ---------------------   ------------------------   --------------------------------
at or below $56.97* and           0.292                    between $15.02
  at or above $41.17                                         and $19.64

     above $56.97*        $16.64 divided by the                $19.64
                          average trading price

   below $41.17 and       $12.02 divided by the                $15.02
 at or above $33.03**     average trading price

---------------

 * This threshold may be increased by specified percentages after July 15, 2000 if the Voyager merger has not yet occurred, CoreComm has engaged in merger or acquisition transactions and all other conditions to the completion of the Voyager merger have been satisfied early enough to close by July 15, 2000, other than the effectiveness of a registration statement or completion of regulatory approvals. For more information on these adjustments, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and Voyager -- Merger Consideration."

** If the average trading price is less than $33.03, then Voyager will have the right to terminate the Voyager merger agreement, unless CoreComm elects to adjust the exchange ratio such that the Voyager stockholders will receive for each share of Voyager common stock a fraction of a share of New CoreComm common stock with a value equal to $12.02.

     All of the above calculations may be adjusted if CoreComm engages in any transaction that has the mathematical effect of reducing the value of each share of CoreComm common stock (while preserving CoreComm's existing shareholder's total value), such as a stock split or spin-off. In that case, the shares of common stock to be received by Voyager's stockholders will be increased to preserve the value to be received.

     New CoreComm will not issue fractional shares in the Voyager merger. As a result, the total number of shares of New CoreComm common stock that each Voyager stockholder receives in the merger will be rounded down to the nearest whole number and each of these stockholders will also receive a cash payment for the remaining partial share.

   Post-Closing Capitalization

     Following the Voyager merger (and without taking into account the ATX merger and assuming no adjustments are made in the number of common shares of New CoreComm to be issued in the Voyager merger), New CoreComm will have approximately 48.5 million shares of common stock outstanding, and Voyager stockholders will own approximately 19.0% of this total (before taking into account the exercise of outstanding stock options, warrants and other outstanding securities that are convertible into, or exchangeable for, the common equity of New CoreComm or Voyager). The remaining 81.0% of New CoreComm's common stock will be owned by CoreComm's common shareholders as of immediately prior to the Voyager merger.

     Following the Voyager merger, and assuming that the ATX merger has already occurred, New CoreComm will have approximately 60.9 million shares of common stock outstanding, and Voyager stockholders will own approximately 15.2% of this total (before taking into account the exercise of outstanding stock options, warrants and other outstanding securities that are convertible into, or exchangeable for, the common equity of CoreComm, Voyager or ATX (or will be convertible into, or exchangeable for, the common equity of New CoreComm). The remaining 84.8% of New CoreComm's common stock will be owned by a combination of CoreComm's current common shareholders and ATX's common stockholders or their transferees as of immediately prior to the ATX merger.

   Opinion of Morgan Stanley Dean Witter

     On March 12, 2000, Morgan Stanley Dean Witter delivered an opinion to the board of directors of Voyager, stating that, as of that date, the merger consideration was fair to the holders of shares of Voyager common stock from a financial point of view. The opinion, which is based upon and subject to various qualifications and assumptions, is attached as Annex E to this joint proxy statement and prospectus. We encourage you to read this opinion in its entirety. The analyses performed by Morgan Stanley Dean Witter are summarized in the section of this joint proxy statement and prospectus entitled "The Merger Transactions -- The Merger between CoreComm and Voyager -- The Opinion of Morgan Stanley."

   Opinion of Goldman, Sachs & Co.

     Goldman, Sachs & Co. has delivered its written opinion, dated March 12, 2000, to the board of directors of CoreComm that, as of that date, the cash consideration and the stock consideration, in the aggregate, to be exchanged under the Voyager merger agreement is fair from a financial point of view to CoreComm. The opinion of Goldman Sachs does not constitute a recommendation as to how any holder of CoreComm common shares should vote with respect to the transaction. The full text of the written opinion of Goldman Sachs is attached to this joint proxy statement and prospectus as Annex F. Shareholders of CoreComm are encouraged to, and should, read the opinion in its entirety. The analyses performed by Goldman, Sachs & Co. are summarized in the section of this joint proxy statement and prospectus entitled "The Merger Transactions -- The Merger between CoreComm and Voyager -- The Opinion of Goldman Sachs."

   Material Federal Income Tax Consequences

     The Voyager merger has been structured as a tax-free transaction under the Internal Revenue Code of 1986, as amended. The Voyager merger will be structured as a tax-free transaction under U.S. federal tax law whether or not the ATX merger occurs. The cash that Voyager stockholders are entitled to receive may be reduced (and the stock consideration increased) if either of the tax opinions to be delivered by counsel to CoreComm or Voyager cannot be delivered because less than 80% of the value of the merger consideration would be in the form of shares of common stock of New

CoreComm. For more information on federal income tax consequences, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and Voyager -- Tax-Free Treatment." TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE VOYAGER MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR PARTICULAR SITUATION. WE URGE YOU TO CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE VOYAGER MERGER TO YOU.

   Appraisal Rights

     Holders of Voyager common stock are entitled to appraisal rights under
Section 262 of the General Corporation Law of the State of Delaware. For more information on appraisal rights available to Voyager stockholders, please read the sections of this joint proxy statement and prospectus entitled "Comparison of Stockholders Rights -- Comparison of Rights of Shareholders of CoreComm, Limited (Bermuda) and New CoreComm -- Dissenters' Rights."

   Treatment of Voyager Stock Options

     New CoreComm will assume all Voyager stock options outstanding at the time of the Voyager merger and will treat these stock options as options to acquire, under the terms and conditions of the Voyager stock option plan, common stock of New CoreComm based on an equitable adjustment of the terms of the options. All outstanding options under the Voyager stock option plan will vest and become exercisable upon completion of the Voyager merger. For more information on the Voyager stock options, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and Voyager -- Voyager Stock Options."

   Interests of Voyager Directors and Management in the Voyager Merger

     Some of Voyager's officers and directors have interests in the Voyager merger that are different from, or in addition to, those of Voyager stockholders generally because of the vesting of their options upon the completion of the Voyager merger and for other reasons. In addition, in connection with the execution of the Voyager merger agreement, directors and officers of Voyager entered into agreements with CoreComm under which promissory notes previously issued in Voyager's favor by these directors and officers will remain outstanding following the Voyager merger but subject to revised terms. Also, the principal stockholders of Voyager have agreed to enter into a registration rights agreement with New CoreComm at the closing of the Voyager merger, providing them with specified rights to register their shares. For more information on these matters, please read the section of this joint proxy statement and prospectus entitled "The Merger Transactions -- The Merger between CoreComm and Voyager -- Interests of Certain Parties in the Merger -- CoreComm Affiliates."

   Conditions to the Voyager Merger

     CoreComm and Voyager will not complete the Voyager merger unless a number of conditions are satisfied or waived, including, among other customary conditions, adoption of the Voyager merger agreement by the Voyager stockholders and the approval and adoption by CoreComm shareholders of the Voyager merger agreement. For more information on the conditions to the Voyager merger, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and Voyager -- Conditions to Obligation of Each Party to Complete the Voyager Merger."

   Regulatory Approvals

     CoreComm and Voyager are required to satisfy applicable requirements of U.S. antitrust law known as the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which requires CoreComm and Voyager to furnish materials and information to the Antitrust Division of the Department of Justice and to the Federal Trade Commission and to wait until a specified waiting period ends prior to completing the Voyager merger.

     Voyager holds licenses and authorizations to provide intrastate telecommunications services in six states. The transfer of control of these licenses and authorizations to New CoreComm must be approved by state public utilities commissions in several of these states. Other state commissions require notification that the licenses and authorizations are being transferred. Voyager and CoreComm are in the process of obtaining the necessary approvals and making the required notifications.

   The Voting Agreement

     In connection with the Voyager merger, the principal stockholders of Voyager (Media/Communications Partners II Limited Partnership, Media/Communications Investors Limited Partnership, Christopher P. Torto, Glenn
R. Friedly, Apache Holdings II Limited Partnership and Apache Holdings Limited Partnership), who together hold 63.9% of the voting power of Voyager's outstanding common stock, executed a voting agreement with CoreComm, dated as of March 12, 2000, agreeing, among other things, to vote their shares in favor of the Voyager merger and against any competing proposals and granted CoreComm and its designees irrevocable proxies to vote their shares in favor of the Voyager merger. Because the principal stockholders have a majority of the voting power of Voyager's outstanding common stock these principal stockholders have sufficient voting power to assure adoption of the Voyager Merger Agreement. In some circumstances, this agreement will remain in effect for a period of six months after the Voyager merger agreement is terminated. For more information on the voting agreement, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and Voyager -- Related Agreements -- The Voting Agreement."

   The Registration Rights Agreement

     The principal stockholders of Voyager also will have one demand registration right, exercisable during the six months following the completion of the Voyager merger, and piggyback registration rights, exercisable at any time prior to the second anniversary of the date of completion, in each case subject to reductions by underwriters and suspension by New CoreComm. For more information relating to the registration rights agreement, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and Voyager -- Related Agreements -- The Registration Rights Agreement."

   Termination of the Merger Agreement

     CoreComm and Voyager can mutually agree to terminate the Voyager merger agreement at any time before completing the Voyager merger and either CoreComm or Voyager can terminate the Voyager merger agreement if:

     - a final decree or injunction by a court or government entity prevents the completion of the Voyager merger; or

     - the other party breaches any of its representations, warranties, covenants or agreements and the breach causes specified conditions to fail to be satisfied.

     CoreComm can terminate the Voyager merger agreement under additional circumstances, including if:

     - the Voyager stockholders do not approve the merger agreement;

     - the Voyager board of directors withdraws or adversely modifies its recommendation to its stockholders for adoption of the Voyager merger; or

     - the Voyager board of directors enters into a definitive agreement with respect to an alternative transaction that the Voyager board of directors has determined in good faith, after consulation with its advisors, would result in a transaction more favorable to Voyager stockholders from a financial point of view (referred to as a superior proposal).

     Voyager can terminate the Voyager merger agreement under additional circumstances, including if:

     - the Voyager board of directors provides written notification to CoreComm of its election to terminate the Voyager merger agreement in order to recommend or approve a superior proposal and after accounting for any subsequent modification of the Voyager merger agreement proposed by CoreComm, the Voyager board of directors determines the alternative transaction continues to be a superior proposal;

     - if the average trading price of a share of CoreComm common stock during a specified period ending shortly before the completion of the Voyager merger is less than $33.03 and CoreComm has not elected to adjust the exchange ratio;

     - if the Voyager merger is not completed on or before October 31, 2000 and Voyager is not in material breach of its obligations.

     For more information on the termination of the Voyager Merger Agreement, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and Voyager -- Termination."

   Termination Fee

     Voyager will pay CoreComm a termination fee of $19.0 million if:

     - Voyager terminates the Voyager merger agreement in order to recommend or approve a superior proposal or

     - CoreComm terminates the Voyager merger agreement because the Voyager board of directors:

         - withdraws its recommendation of the Voyager merger agreement;

         - approves an alternative acquisition proposal;

         - enters into a definitive agreement with respect to a superior proposal; or

         - announces publicly that it will take any of the foregoing actions.

     For more information on this termination fee, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and Voyager -- Termination Fee."

   Restrictions on Transfer by Certain Voyager Stockholders

     The principal stockholders of Voyager have agreed to enter into a stockholders agreement upon completion of the Voyager merger. Under the agreement, in the event one or more of such principal Voyager stockholders hold 7.5% or more of New CoreComm common stock, such principal stockholders of Voyager will agree to restrictions on the transfer of their shares of New CoreComm common shares to be received in connection with the Voyager merger and these restrictions shall remain in effect until that principal stockholder holds shares representing less than 7.5% of New CoreComm. For more information regarding the Voyager stockholders agreement, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and Voyager -- Related Agreements -- The Stockholders Agreement."

THE MERGER BETWEEN CORECOMM AND ATX

     The ATX merger agreement, which is the primary legal document that governs the ATX merger, is attached to this joint proxy statement and prospectus as Annex B. You are encouraged to read the ATX merger agreement carefully and in its entirety.

     On March 9, 2000, CoreComm, ATX and the stockholders of ATX entered into a Recapitalization Agreement and Plan of Merger, which was amended on April 10, 2000, under which a wholly-owned subsidiary of ATX will merge with and into CoreComm. ATX will become the new parent company in which CoreComm shareholders will own shares, will be renamed "CoreComm Limited" and constitute New CoreComm, and will have the identical senior management and board of directors as CoreComm. Current CoreComm shareholders will hold a majority of the outstanding common stock of New CoreComm after the ATX merger. The ATX merger agreement provides for a transaction that will have these principal steps:

         - CoreComm will reorganize as a Delaware corporation through the domestication merger. For a more detailed description of the domestication merger, please see the section of this joint proxy statement and prospectus entitled "The Merger Transactions -- The Domestication Merger."

         - ATX will undergo a recapitalization as described under "-- The Recapitalization," below.

         - A newly-formed merger subsidiary of ATX will merge with and into the newly-reorganized CoreComm, ATX will be renamed "CoreComm Limited" and all of the outstanding common shares of CoreComm will be exchanged for New CoreComm common stock.

     These three steps can be illustrated as follows:

                                  [FLOW CHART]
---------------
1. Does not take the Voyager merger into consideration and assumes no adjustments to the number of shares of ATX common stock to be issued under the ATX recapitalization.

   Interaction with the Voyager Merger

     If the Voyager merger is completed prior to the ATX merger, stockholders of Voyager will be treated as shareholders of CoreComm under the ATX merger agreement based on the number of shares of New CoreComm common stock that they would receive in the Voyager merger.

   Stock to be Received by CoreComm Shareholders

     As a result of the ATX merger, CoreComm will become a wholly-owned subsidiary of ATX and ATX will be renamed "CoreComm Limited" and constitute New CoreComm. The current shareholders of CoreComm will receive one share of New CoreComm common stock for each share of CoreComm common stock they hold at the time of the ATX merger, and retain approximately 76.0% of the total outstanding capital stock of New CoreComm (without taking into account the Voyager merger) or approximately 64.5% of the total outstanding common stock of New CoreComm (taking into account the Voyager merger).

   The Recapitalization

     All shares of ATX common stock are currently held by four stockholders. In the ATX recapitalization, shares of the ATX common stock that they currently hold will be exchanged for (a) approximately 12.4 million shares of New CoreComm common stock (worth $500.0 million, at a base price of $40.328 per common share of CoreComm), subject to adjustment as described below, (b) 250,000 shares of New CoreComm 3% preferred stock convertible at the time of issuance into approximately 5.6 million shares of New CoreComm common stock (subject to adjustment) worth $250.0 million, and (c) $150.0 million in cash, of which up to $70.0 million may be paid in the form of short-term notes (at CoreComm's discretion). For a more detailed description of the 3% preferred stock, please read the section of this joint proxy statement and prospectus entitled "Description of Capital Stock of the Resulting Company -- 3% Convertible Preferred Stock." For a more detailed description of the short-term notes, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and
ATX -- General."

     Out of the approximately 12.4 million (assuming no adjustments) shares of New CoreComm common stock to be issued to the ATX stockholders, up to 930,000 shares will be delivered directly to some ATX employees in satisfaction of their rights under an ATX phantom unit plan that will be terminated at the time of the ATX recapitalization.

     The number of shares of New CoreComm common stock to be issued in the ATX recapitalization is subject to a "collar" provision. If the volume weighted-average trading price of the common shares of CoreComm during the ten trading days prior to the closing date of the ATX merger is greater than a specified price, known as the collar stock price (which, prior to July 15, 2000, equals $46.3772), then the number of shares of New CoreComm common stock to be issued to the existing ATX stockholders will be adjusted such that the aggregate value of the New CoreComm common stock received by the existing ATX stockholders, based on that ten day average trading price of

CoreComm common shares, is increased to equal the original value ($500.0 million) multiplied by a fraction, the numerator of which is the collar stock price and the denominator of which is $40.328. Under certain circumstances the collar stock price increases incrementally after July 15, 2000. For more information on the determination of the aggregate value of, and total number of, shares of New CoreComm common stock to be received by the existing ATX stockholders in the ATX recapitalization, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and ATX."

   Post-Closing Capitalization

     Following the recapitalization and the ATX merger (but not taking into account the merger with Voyager and assuming that no adjustments are made to the number of shares of New CoreComm common stock to be issued under the ATX recapitalization), New CoreComm will have approximately 51.7 million shares of common stock outstanding, CoreComm's pre-merger shareholders will own approximately 76.0% of the total, and ATX's current shareholders will own approximately 24.0% of the total (before taking into account the exercise of outstanding stock options, warrants, and other outstanding securities that are convertible into, or exchangeable for, the common equity of CoreComm or ATX).

     Taking into account the ATX merger and the Voyager merger and assuming that no adjustments are made to the number of shares of New CoreComm common stock to be issued under the ATX recapitalization, New CoreComm will have approximately
60.9 million shares of common stock outstanding, CoreComm's current shareholders will own approximately 64.5% of the total, ATX's current stockholders will own approximately 20.3% of the total and Voyager's current stockholders will own approximately 15.2% of the total (before taking into account the exercise of outstanding stock options, warrants, and other outstanding securities that are convertible into, or exchangeable for, the common equity of CoreComm, ATX or Voyager).

   Opinion of Financial Advisor

     Goldman, Sachs & Co. has delivered its written opinion, dated March 9, 2000 to the board of directors of CoreComm that, as of that date, the stock consideration and the cash consideration, in the aggregate, to be paid by CoreComm under the ATX merger agreement is fair from a financial point of view to CoreComm. The opinion of Goldman Sachs does not constitute a recommendation as to how any holder of CoreComm common shares should vote with respect to the transaction.

THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS IS ATTACHED TO THIS JOINT PROXY STATEMENT AND PROSPECTUS AS ANNEX G. SHAREHOLDERS OF CORECOMM ARE ENCOURAGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

   Material Federal Income Tax Consequences

     The ATX merger has been structured as a tax free transaction under the Internal Revenue Code of 1986, as amended. For more information concerning the treatment of the ATX merger under the federal tax laws, please read the section of this joint proxy statement and prospectus entitled "Material United States Federal Income Tax Considerations -- Tax Implications to CoreComm, ATX and Voyager."

   Treatment of ATX Stock Options

     No stock options or similar rights of the employees and management of ATX will be rolled-over or otherwise converted into stock options or other rights in New CoreComm. Employees and management of ATX will generally be eligible to receive stock options like other current CoreComm and future New CoreComm employees.

   Treatment of CoreComm Stock Options

     Options to purchase the common shares of CoreComm that are outstanding as of the date the ATX merger is completed will be automatically converted into options to purchase the common stock of New CoreComm on a share-for-share basis.

   Interests of CoreComm Directors and Management in the ATX Merger

     Some of CoreComm's officers and directors have interests in the ATX merger that are different from, or in addition to, those of CoreComm shareholders generally. In connection with the merger, the officers of CoreComm will become the officers of New CoreComm. All of the current directors of CoreComm will become the directors of New CoreComm. All outstanding options under CoreComm's 1998 and 1999 stock option plans will vest and become exercisable upon completion of the ATX merger. However, CoreComm is seeking waivers from its directors, officers and other employees to forego the acceleration of the vesting of their outstanding options granted under these plans that would otherwise vest and become exercisable upon completion of the ATX merger. As a result, those members of CoreComm's management and board of directors who hold CoreComm stock options and have not executed waivers may have interests in the completion of the ATX merger that are different from those of CoreComm shareholders generally. For more information regarding these arrangements, please read the section of this joint proxy statement and prospectus entitled "The Merger Transactions -- The Merger between CoreComm and ATX -- Interests of Certain Parties in the Merger -- CoreComm Affiliates."

   Conditions to the ATX Merger

     The completion of the ATX merger is conditioned upon, among other conditions, the affirmative vote in favor of the ATX merger, the completion of the domestication merger and the adoption of the ATX merger agreement by the holders of at least a majority of the common shares of CoreComm outstanding on the record date for the CoreComm special meeting and there not having occurred a material adverse change in CoreComm or ATX. Approximately 22.11% of the common stock of CoreComm is held by CoreComm directors, officers and their affiliates. For more information regarding the conditions precedent to the completion of the ATX merger, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and ATX -- Conditions to the Merger."

   Regulatory Approvals

     CoreComm and ATX are required to satisfy applicable requirements of the Hart-Scott-Rodino Act, which requires CoreComm and ATX to furnish materials and information to the Antitrust Division of the Department of Justice and to the Federal Trade Commission and to wait until a specified waiting period ends prior to completing the ATX merger.

     ATX holds licenses and authorizations issued by various state public utilities commissions. The transfer of control of these licenses and authorizations to CoreComm must be approved by some of these state commissions. Other state commissions require notification that the licenses and authorizations are being transferred. Notification or approval of CoreComm's domestication merger and the restructuring of CoreComm in connection with the ATX merger is also required in some of the states where CoreComm's subsidiaries are authorized to provide service. In addition, CoreComm and ATX will seek approval for the transfer of FCC authorizations held by ATX. ATX and CoreComm are in the process of obtaining the necessary approvals and making the required notifications. For more information regarding these matters, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and ATX."

   ATX Stockholder Covenants and Restrictions on Transfer

     The ATX merger has already been approved by the stockholders of ATX. In the ATX merger agreement, the current ATX stockholders have agreed not to transfer any of their existing shares of ATX common stock prior to the closing of the transactions, other than as contemplated in the ATX merger agreement. For more information regarding the covenants of ATX stockholders, please read the section of the joint proxy statement and prospectus entitled "The Merger
Agreements -- The Merger Agreement between CoreComm and ATX -- Covenants."

   The Registration Rights Agreement

     The principal stockholders of ATX also will have, with respect to the shares of New CoreComm common stock (including the common stock issuable upon conversion of the 3% preferred stock) they will be issued, two demand registration rights exercisable after nine months following the completion of the ATX merger and piggyback registration rights exercisable at any time prior to the fourth anniversary of the date of completion, in each case subject to reductions by underwriters and suspension by New CoreComm. In addition, those stockholders will have, with respect to the 3% preferred stock of New CoreComm they will be issued, one demand registration right exercisable at any time after the completion of the ATX merger, subject to reductions by underwriters and suspension by New CoreComm. For more information relating to the registration rights agreement, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and ATX -- Related Agreements -- The Registration Rights Agreement."

   Termination of the ATX Merger Agreement

     CoreComm and ATX can jointly agree to terminate the ATX merger agreement at any time before completing the ATX merger. In addition, CoreComm and ATX can terminate the ATX merger agreement under those other circumstances described in the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and ATX -- Termination."

THE DOMESTICATION MERGER

     The domestication merger agreement, which is the primary legal document that governs the domestication merger, is attached to this joint proxy statement and prospectus as Annex C. You are encouraged to read the domestication merger agreement carefully and in its entirety.

     CoreComm intends to engage in a domestication merger in order to cause its jurisdiction of incorporation to change from Bermuda to Delaware. To accomplish this, CoreComm has created a wholly-owned subsidiary in Delaware, CoreComm Merger Sub, Inc. CoreComm will merge with and into this wholly-owned subsidiary, with each common share of CoreComm (including the right attached to each share as a result of CoreComm's shareholder rights plan) being exchanged for one share of the stock of the subsidiary. The approval of the existing shareholders of CoreComm is required to effect the domestication merger. Prior to the shareholders' meeting, the subsidiary and CoreComm, as the sole stockholder of the subsidiary, will have adopted and approved the ATX merger agreement, the Voyager merger agreement and the issuance of common stock of CoreComm in connection with the Voyager merger agreement. The authorized share capital of the resulting entity in the domestication merger will be composed of 200 million shares of common stock and 5 million shares of preferred stock. The domestication merger will occur an instant prior to either or both of the ATX merger and the Voyager merger only if it is certain that one or both of the ATX merger and the Voyager merger will occur. For further discussion concerning the domestication merger, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Domestication Merger Agreement," "The Merger Transactions -- The Domestication Merger" and
"-- Principal Reasons for the Domestication Proposal."

     Holders of CoreComm common shares are entitled to appraisal rights under Bermuda law in connection with the domestication merger. For more information on these appraisal rights, please read the section of the joint proxy statement and prospectus entitled "The Merger Transactions -- The Domestication
Merger -- Appraisal Rights."

THE INCREASE IN SHARE CAPITAL

     CoreComm intends to increase its share capital to 200 million common shares and 5 million preferred shares so that, in the event that neither the ATX merger nor the Voyager merger occur, future acquisitions and other actions by CoreComm that will require the issuance of stock can be facilitated. The increase in share capital will not occur if either the ATX merger or the Voyager merger occurs because the resulting public, parent company in either case will already have adopted a capital structure as contemplated above.

    RECOMMENDATIONS TO SHAREHOLDERS OF CORECOMM AND STOCKHOLDERS OF VOYAGER

     TO CORECOMM SHAREHOLDERS:   THE CORECOMM BOARD OF DIRECTORS BELIEVES THAT
THE ATX MERGER AND THE ASSOCIATED DOMESTICATION MERGER ARE IN YOUR INTEREST AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS TO APPROVE AND ADOPT THE ATX MERGER AGREEMENT AND TO APPROVE THE DOMESTICATION MERGER AND ADOPT THE DOMESTICATION MERGER AGREEMENT FOR THE FOLLOWING REASONS:

     - Judgment, advice and analyses of management;

     - Information concerning the financial condition, results of operations, prospects and business of ATX and CoreComm, as well as the stock price performance of CoreComm;

     - Potential synergies, efficiencies and cost savings as a result of the ATX merger;

     - Superior business strategy, capability, market position and growth prospects;

     - The terms of the ATX merger agreement;

     - Advantages of a larger enterprise;

     - Improved cash flow;

     - The complementary nature of CoreComm's and ATX's business; and

     - The fairness opinion of CoreComm's financial advisor, Goldman Sachs.

     For more information regarding CoreComm's reasons for the ATX merger, please refer to the section of this joint proxy statement and prospectus entitled "The Merger Transactions -- The Merger between CoreComm and
ATX -- Recommendation of the Board of Directors of CoreComm; Reasons for the Merger."

     TO CORECOMM SHAREHOLDERS:   THE CORECOMM BOARD OF DIRECTORS BELIEVES THAT
THE VOYAGER MERGER AND THE ASSOCIATED DOMESTICATION MERGER ARE IN YOUR INTEREST AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS TO APPROVE AND ADOPT THE VOYAGER MERGER AGREEMENT AND TO APPROVE THE DOMESTICATION MERGER AND ADOPT THE DOMESTICATION MERGER AGREEMENT FOR THE FOLLOWING REASONS:

     - The companies have similar geographic footprints in the Midwest region, which offers greater growth potential for CoreComm through existing resources and customers.

     - CoreComm's subscriber base will be significantly enlarged in the Midwest region.

     - The companies' complementary business strategies will allow CoreComm to offer a broader range of services to both existing and new customers.

     - CoreComm may have broader access to financing due to increased physical assets.

     - The fairness opinion of Goldman Sachs.

     - The terms of the Voyager Merger Agreement.

     For more information regarding CoreComm's reasons for the Voyager merger, please read the section of this joint proxy statement and prospectus entitled "The Merger Transactions -- The Merger between CoreComm and
Voyager -- Recommendation of the Board of Directors of CoreComm; Reasons for the Merger."

     TO VOYAGER STOCKHOLDERS: THE VOYAGER BOARD OF DIRECTORS BELIEVES THAT THE MERGER WITH CORECOMM IS IN YOUR INTEREST AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT WITH CORECOMM FOR THE FOLLOWING REASONS:

     - The relative value of the consideration to be received by Voyager compared to the historical and recent market prices of Voyager common stock, and the payment of partial cash consideration;

     - The existence of an adjustment mechanism applicable to the exchange ratio between CoreComm-Voyager common stock and Voyager common stock;

     - The ability to terminate the merger agreement in the event of a decrease in the price of CoreComm common shares below $33.03 per share, subject to a "topping-up" right;

     - Voyager's business, condition and prospects;

     - The structure and tax-free nature of the Voyager merger;

     - The ability of Voyager to terminate in the event of a superior acquisition proposal (subject to the payment of a termination fee);

     - Increased market capitalization of the combined company; and

     - The fairness opinion of Voyager's financial advisor, Morgan Stanley.

     For more information regarding Voyager's reasons for the merger with CoreComm, please refer to the section of this joint proxy statement and prospectus entitled "The Merger Transactions -- The Merger between CoreComm and Voyager -- Recommendation of the Board of Directors of Voyager; Reasons for the Merger."

                              THE SPECIAL MEETINGS

THE CORECOMM SPECIAL MEETING

     - The CoreComm special meeting of shareholders is scheduled to be held at
             , local time, on             , 2000 at                .

     - The CoreComm board of directors has fixed the close of business on
                   , 2000 as the record date for the determination of holders of CoreComm common stock entitled to notice of and to vote at the CoreComm special meeting of shareholders.

     - The affirmative vote of a majority of votes cast by the shareholders of CoreComm's outstanding shares is required to approve each of Voyager merger agreement, the ATX merger agreement, the domestication merger, the domestication merger agreement and the increase in CoreComm's authorized share capital.

     - For more information regarding the CoreComm special meeting, please refer to the section of this joint proxy statement and prospectus entitled "The Meetings -- The CoreComm Special Meeting."

THE VOYAGER SPECIAL MEETING

     - The Voyager special meeting of stockholders is scheduled to be held at
             local time, on             , 2000 at                .

     - The Voyager board of directors has fixed the close of business on
                   , 2000 as the record date for the determination of holders of shares of Voyager common stock entitled to notice of and to vote at, the Voyager special meeting of stockholders.

     - The affirmative vote of holders of a majority of the outstanding shares of Voyager is required to adopt the merger agreement with CoreComm. Some of Voyager's principal stockholders, including members of its management and the board of directors, who collectively hold 63.9% of the outstanding Voyager common stock, have entered into a voting agreement in which they have agreed to vote all of their shares of Voyager common stock in favor of the Voyager merger and therefore these principal stockholders have sufficient voting power to assure adoption of the Voyager merger agreement.

     - For more information regarding the Voyager special meeting, please refer to the section of this joint proxy statement and prospectus entitled "The Meetings -- The Voyager Special Meeting."

                                  RISK FACTORS

     You should carefully consider all of the information provided in this joint proxy statement and prospectus and, in particular, you should evaluate the specific factors described under "Risk Factors" on page 35 for a description of the risks associated with the ATX merger, the Voyager merger, the domestication merger and the other transactions described in this joint proxy statement and prospectus.

                ABOUT THIS JOINT PROXY STATEMENT AND PROSPECTUS

     This joint proxy statement and prospectus will be part of a registration statement that New CoreComm will file with the SEC relating to the shares of New CoreComm common stock being issued in connection with the Voyager merger, assuming the ATX merger does not occur, in which case New CoreComm will consist of CoreComm following the domestication merger. This joint proxy statement and prospectus will also be part of a separate registration statement that New CoreComm will file with the SEC relating to the shares of New CoreComm common stock and New CoreComm 3% convertible preferred stock being issued in connection with the ATX merger and the common stock of New CoreComm being offered in the Voyager merger, assuming the ATX merger does occur, in which case New CoreComm will consist of the resulting public, parent company from the ATX merger. This joint proxy statement and prospectus provides you with a general description of the securities being offered by New CoreComm. You should read this joint proxy statement and prospectus together with the additional information described under the heading "Where You Can Find More Information."

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

     The following table sets forth pro forma financial data as of and for the year ended December 31, 1999, after giving effect to (1) the ATX merger only,
(2) the Voyager merger only and (3) both the ATX merger and the Voyager merger, as well as the acquisitions of MegsINet and USN. This information should be read in conjunction with the pro forma condensed financial data included elsewhere in this proxy statement. See "Unaudited Pro Forma Financial Data" on page 217.

                                                                      PRO FORMA FOR
                                                         ---------------------------------------
                                                                                       BOTH ATX
                                                                                          AND
                                           HISTORICAL     ONLY ATX     ONLY VOYAGER     VOYAGER
                                            CORECOMM       MERGER         MERGER        MERGER
                                           ----------    ----------    ------------    ---------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA FOR THE YEAR ENDED
  DECEMBER 31, 1999:
Revenues.................................  $  58,151     $  232,876     $ 160,713      $ 295,734
Net (loss)...............................   (103,524)      (334,314)     (252,632)      (451,807)
BASIC AND DILUTED NET (LOSS) PER COMMON
  SHARE:
Net (loss) per common share..............      (3.03)         (6.76)        (5.46)         (7.70)
Weighted average number of common shares
  used in the computation of basic and
  diluted net loss per common share......     34,189         49,452        46,296         58,694
BALANCE SHEET DATA AS OF DECEMBER 31,
  1999:
Working capital (deficiency).............  $ 121,292     $   33,507     $  10,123      $ (43,788)
Fixed assets, net........................     90,619        112,165       118,986        140,532
Total assets.............................    392,103      1,304,678       862,184      1,809,862
Long-term debt and capital leases........    193,882        263,882       196,075        301,178
Shareholders' equity.....................    126,926        942,771       574,829      1,390,674

                 SUMMARY HISTORICAL FINANCIAL DATA OF CORECOMM

     The following summary financial data of CoreComm and its predecessor, OCOM Corporation Telecoms Division, has been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes incorporated by reference in this joint proxy statement and prospectus. The summary historical financial data relates to OCOM as it was operated prior to its acquisition by CoreComm.

     In 1999, CoreComm acquired 100% of the stock of MegsINet Inc. and the CLEC assets of USN Communications, Inc. In addition, CoreComm issued $175.0 million in aggregate principal amount of 6.00% convertible subordinated notes due 2006.

     OCOM incurred one-time costs of $2,294,000 in 1995 in connection with the expansion of its cellular long distance resale business into certain AT&T Wireless markets.

                                                FOR THE PERIOD
                                                FROM APRIL 1,               THE PREDECESSOR (OCOM)
                                                  1998 (DATE     ---------------------------------------------
                                                  OPERATIONS     FOR THE PERIOD
                                  YEAR ENDED    COMMENCED) TO    FROM JANUARY 1,     YEAR ENDED DECEMBER 31,
                                 DECEMBER 31,    DECEMBER 31,    1998 TO MAY 31,   ---------------------------
                                     1999            1998             1998          1997      1996      1995
                                 ------------   --------------   ---------------   -------   -------   -------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues.......................   $  58,151        $  6,713          $1,452        $ 3,579   $ 5,103   $ 4,001
Operating expenses.............     161,376          25,139           4,234          7,954     6,333     8,413
Net (loss).....................    (103,524)        (16,255)         (2,782)        (4,379)   (1,097)   (4,154)
Basic and diluted net (loss)
  per common share(1)..........       (3.03)           (.55)           (.09)          (.15)     (.04)     (.17)
Basic and diluted weighted
  average number of common
  shares(1)....................      34,189          29,678          29,664         29,419    29,691    24,908

                                                                       THE PREDECESSOR (OCOM)
                                                      DECEMBER 31,    -------------------------
                                            1999          1998         1997     1996      1995
                                          --------    ------------    ------    -----    ------
                                                             (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital.........................  $121,292      $133,899      $ (950)   $(490)   $  (42)
Fixed assets -- net.....................    90,619         3,582       1,269      270       226
Total assets............................   392,103       176,526       1,731      917     1,020
Long-term debt and capital leases.......   193,882           501          --       --        --
Shareholders' equity....................   126,926       169,297          --       --        --
Parent's investment.....................        --            --         321     (208)     (207)

---------------
(1) After giving retroactive effect to the 3-for-2 stock split by way of stock dividend paid in September 1999 and the 3-for-2 stock split by way of stock dividend paid in February 2000. The weighted average number of common shares prior to September 1998 are equivalent to the historical weighted average shares of CoreComm's former parent company, Cellular Communications of Puerto Rico, Inc. (since CCPR shareholders received one CoreComm common share for each CCPR share owned). CoreComm has never declared or paid any cash dividends.

                  SUMMARY HISTORICAL FINANCIAL DATA OF VOYAGER

     The following tables set forth summary consolidated historical financial information and other data for Voyager. The summary consolidated results of operations and the selected historical consolidated balance sheet at and for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 have been derived from the audited consolidated financial statements of Voyager. For all periods presented, the related financial information has been presented using consistent methods of accounting.

     You should read the following summary historical consolidated financial statements and other data in conjunction with Voyager's consolidated financial statements and related notes and the section of this joint proxy statement and prospectus entitled "Management's Discussion and Analysis of Voyager Financial Condition and Results of Operations."

     The selected consolidated financial and other data includes a presentation of EBITDA. As used in this filing, EBITDA represents earnings before interest, taxes, depreciation, amortization and non-recurring, non-cash compensation charges. EBITDA is provided because it is a measure commonly used by investors to analyze and compare companies on the basis of operating performance. EBITDA is not a measurement of financial performance under generally accepted accounting principles, and should not be construed as a substitute for operating income, net income or cash flows from operating activities for purposes of analyzing our operating performance, financial position and cash flows. EBITDA, as calculated by Voyager is not necessarily comparable with similarly titled measures for other companies.

                                                       YEARS ENDED DECEMBER 31,
                                         -----------------------------------------------------
                                          1995       1996       1997        1998        1999
                                         -------    -------    -------    --------    --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Revenues:
  Internet access service..............  $   202    $ 1,707    $ 3,440    $ 10,589    $ 47,423
  Other................................       --         --         14         133       1,074
                                         -------    -------    -------    --------    --------
  Total revenue........................      202      1,707      3,454      10,722      48,497
                                         -------    -------    -------    --------    --------
Operating expenses:
  Internet access service costs........      143      1,002      1,318       3,608      15,933
  Sales and marketing..................      101        638      1,038       1,987       6,402
  General and administrative...........      521      1,155      1,462       3,406      14,151
  Depreciation and amortization........      128        420        394       3,862      23,836
  Compensation charge for issuance of
     common stock and stock options....       --         --         --       4,218       2,563
                                         -------    -------    -------    --------    --------
          Total operating expenses.....      893      3,215      4,212      17,081      62,885
                                         -------    -------    -------    --------    --------
Loss from operations...................     (691)    (1,508)      (758)     (6,359)    (14,388)
Other income (expense).................       17         10        (62)       (912)     (1,741)
                                         -------    -------    -------    --------    --------
Net loss...............................     (674)    (1,498)      (820)     (7,271)    (16,129)
Preferred stock dividends..............       --         --        (74)       (348)       (367)
                                         -------    -------    -------    --------    --------
Net loss applicable to common
  stockholders.........................  $  (674)   $(1,498)   $  (894)   $ (7,619)   $(16,496)
                                         =======    =======    =======    ========    ========

                                                       YEARS ENDED DECEMBER 31,
                                         -----------------------------------------------------
                                          1995       1996       1997        1998        1999
                                         -------    -------    -------    --------    --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
PER SHARE DATA:
Basic and diluted net loss per share
  applicable to common stockholders....  $ (0.08)   $ (0.28)   $ (0.10)   $  (0.43)   $  (0.61)
                                         =======    =======    =======    ========    ========
Weighted average common shares
  outstanding..........................    8,966      5,352      8,878      17,655      27,238
                                         =======    =======    =======    ========    ========
OTHER FINANCIAL DATA:
EBITDA (as defined)....................  $  (563)   $(1,088)   $  (364)   $  1,721    $ 12,012
EBITDA margin..........................   (278.7)%    (63.7)%    (10.5)%      16.1%       24.8%
Capital expenditures...................      411        759        661       1,514       5,033
OTHER DATA:
Subscribers at end of period
  (approximate)........................    3,000     10,000     17,000     142,000     336,000
POPs...................................        5         25         57         138         200
CASH FLOW DATA:
Cash flow provided by (used in):
Operating activities...................  $  (538)   $  (877)   $  (398)   $  2,702    $  6,527
Investing activities...................     (408)      (759)      (574)    (34,336)    (60,663)
Financing activities...................    1,980        583      1,488      33,466      69,848
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents..............  $ 1,055    $     3    $   519    $  2,350    $ 18,062
Working capital........................      917       (275)    (1,785)     (6,242)      7,005
Total assets...........................    1,603      1,186      2,101      41,725     112,454
Total long-term debt, notes payable and
  capital leases, including current
  maturities...........................       73        871      2,155      33,308      23,892
Total stockholders' equity (deficit)...    1,350       (148)      (539)      1,276      73,100

                    SUMMARY HISTORICAL FINANCIAL DATA OF ATX

     The following tables set forth the summary combined historical financial information for ATX's predecessors. The summary combined results of operations and the summary historical combined balance sheet at and for the years ended December 31, 1997, 1998 and 1999 have been derived from the audited combined financial statements of ATX's predecessors, ATX Telecommunications Services, Ltd. and Global Telecom Services, Ltd.

     You should read the following summary historical combined financial information in conjunction with ATX's predecessors combined historical financial statements and the related notes and the section of this joint proxy statement and prospectus entitled "Management's Discussion and Analysis of ATX Financial Condition and Results of Operations".

                                                              YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------
                                                        1999            1998           1997
                                                    ------------    ------------    -----------
INCOME STATEMENT DATA:
Revenues..........................................  $135,020,849    $113,654,155    $92,594,419
Operating expenses................................   136,690,535     111,716,068     79,176,727
Interest income-net...............................        71,844         115,042        179,215
Net (loss) income.................................   (1,597,842)       2,053,129     13,596,907

                                                                   DECEMBER 31,
                                                    -------------------------------------------
                                                        1999            1998           1997
                                                    ------------    ------------    -----------
BALANCE SHEET DATA:
Cash..............................................  $  3,188,375    $  5,067,315    $ 3,231,366
Current assets....................................    23,928,637      23,192,468     20,067,306
Working capital...................................     1,813,764       3,391,152      9,320,029
Property and equipment -- net.....................     8,359,873       6,304,365      3,275,769
Total assets......................................    37,543,555      32,440,520     24,998,155
Long-term debt....................................                                      562,500
Other non-current liabilities.....................     3,264,560       3,664,560        170,885
Partners' capital.................................    12,164,122       8,974,644     13,517,493

                   SUMMARY PRO FORMA PER SHARE AND OTHER DATA

     The following table presents the historical net loss and book value per share of CoreComm, ATX and Voyager and on a pro forma basis for CoreComm and an equivalent pro forma basis for Voyager. Pro forma data for CoreComm was derived by combining the historical financial statements of CoreComm, ATX and Voyager, giving effect to: (1) the ATX merger only, (2) the Voyager merger only and (3) both the ATX merger and Voyager merger, as well as, the MegsINet and USN acquisitions, using the purchase method of accounting.

     ATX did not have any authorized common stock or similar equity units prior to February 2000. Therefore, for purposes of this pro forma data, an estimate of 12,398,000 "historical shares" was derived based upon the number of CoreComm common shares offered as consideration in the ATX merger. Equivalent pro forma information for Voyager is presented on an equivalent share basis, which reflects CoreComm's pro forma amounts multiplied by the fraction of a common share of CoreComm (0.292, without adjustment) to be exchanged for each Voyager share. See the footnotes to "Unaudited Pro Forma Financial Data" for assumptions used.

     Pro forma income statement-related per share amounts have been prepared as if the proposed transactions had occurred at the beginning of the earliest period presented. Pro forma book value per share amounts give effect to the proposed transactions as though they had been consummated on the date indicated.

     The information set forth below should be read in conjunction with the "Unaudited Pro Forma Financial Data" on page 217 of this joint proxy statement and prospectus and the respective audited consolidated financial statements and notes of CoreComm, which are incorporated by reference in this joint proxy statement and prospectus, and ATX and Voyager, which are attached as F-pages to this joint proxy statement and prospectus.

     The CoreComm historical net loss per share for 1998 is for the period from April 1, 1998 (date operations commenced) to December 31, 1998. The CoreComm historical data for 1997 is for OCOM (the predecessor company).

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1999     1998     1997
                                                              ------   ------   ------
HISTORICAL:
CORECOMM COMMON SHARES
  Net loss per share
     Historical.............................................  $(3.03)  $ (.55)  $ (.15)
  Book value per share (at end of period)
     Historical.............................................    3.29     5.70       --

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1999     1998     1997
                                                              ------   ------   ------
SHARES REPRESENTING ATX
  Net income (loss) per share
     Historical.............................................    (.13)     .17     1.10
  Book value per share (at end of period)
     Historical.............................................    1.09      .87     1.09
VOYAGER COMMON STOCK
  Net loss per share
     Historical.............................................    (.61)    (.43)    (.10)
  Book value (deficiency) per share (at end of period)
     Historical.............................................    2.31      .06     (.04)
PRO FORMA:
1. CORECOMM COMMON SHARES (PRO FORMA FOR THE ATX MERGER)
  Net loss per share
     Pro forma..............................................   (6.76)
  Book value per share (at end of period)
     Pro forma..............................................   18.50
2. CORECOMM COMMON SHARES (PRO FORMA FOR THE VOYAGER MERGER)
  Net loss per share
     Pro forma..............................................   (5.46)
  Book value per share (at end of period)
     Pro forma..............................................   12.03
  VOYAGER COMMON STOCK
  Net loss per share
     Equivalent Pro forma...................................   (1.59)
  Book value per share (at end of period)
     Equivalent Pro forma...................................    3.51
3. CORECOMM COMMON SHARES (PRO FORMA FOR BOTH THE ATX MERGER
   AND THE VOYAGER MERGER)
  Net loss per share
     Pro forma..............................................   (7.70)
  Book value per share (at end of period)
     Pro forma..............................................   23.10
  VOYAGER COMMON STOCK
  Net loss per share
     Equivalent Pro forma...................................   (2.25)
  Book value per share (at end of period)
     Equivalent Pro forma...................................    6.75

                                  RISK FACTORS

     You should consider carefully all of the information set forth in this joint proxy statement and prospectus and incorporated by reference in this prospectus. Please refer to "Where You Can Find More Information." You should particularly evaluate the following risks before deciding to vote on the various proposals described in this joint proxy statement and prospectus. If both the Voyager merger and the ATX merger occur, CoreComm shareholders and Voyager stockholders will be receiving shares of the common stock of New CoreComm. In that circumstance, New CoreComm will combine the businesses of CoreComm, Voyager and ATX. Accordingly, CoreComm shareholders and Voyager stockholders should consider carefully the risks and uncertainties associated with the business and operations of all three companies. Some statements in this joint proxy statement and prospectus (including some of the following risk factors) constitute forward-looking statements. Please refer to the section of this joint proxy statement and prospectus entitled "Special Note Regarding Forward-looking Statements."

RISK FACTORS RELATING TO NEW CORECOMM'S BUSINESS:

     These risk factors relate to CoreComm's current businesses, Voyager's current businesses and ATX's current businesses. Accordingly, we have referred to the public, parent company which would result from either merger occurring alone or both mergers occurring together as "New CoreComm" in these risk factors. If only the ATX merger or only the Voyager merger occurs, these risk factors would still apply except for risk factors that apply only to a company that is not acquired by CoreComm. References to "we" or "us" refer to CoreComm, Voyager and ATX.

   WE EXPECT NEW CORECOMM TO INCUR NET LOSSES AND NEGATIVE CASH FLOW FROM OPERATIONS.

     On a pro forma basis giving effect to the ATX merger and the Voyager merger, New CoreComm would have had net losses for the fiscal year ended December 31, 1999 of approximately $451.8 million. On a pro forma basis giving effect to only the ATX merger, those net losses would have been approximately $334.3 million. On a pro forma basis giving effect to only the Voyager merger, those net losses would have been approximately $252.6 million.

     Capital and operating expenditures for New CoreComm's Smart LEC network and its other businesses will result in negative cash flow, which we expect will continue at least until New CoreComm establishes an adequate customer base for its services. Voyager by itself incurred net losses of approximately $0.8 million, $7.3 million and $16.1 million in the fiscal years ended December 31, 1997, 1998 and 1999, respectively.

     We also expect New CoreComm to incur substantial future operating losses, and we cannot assure you that it will achieve or sustain profitability in the future. If New CoreComm fails to become profitable, it could adversely affect its ability to sustain its operations and to obtain additional required funds. In addition, failing to become profitable would adversely affect its ability to make the required payments on its indebtedness.

     For more information, please refer to the section entitled "Unaudited Pro Forma Financial Data."

  TO DEVELOP ITS BUSINESS, FUND ITS CAPITAL COMMITMENTS AND SERVICE ITS INDEBTEDNESS AND OTHER OBLIGATIONS, NEW CORECOMM WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH.

     The continued development, construction and operation of New CoreComm's business will require substantial capital.

     New CoreComm's Smart LEC strategy will require large amounts of capital to build and maintain the network, including building through acquisitions. In addition, New CoreComm's businesses that resell services provided by larger, facilities-based companies will require additional money to acquire new customers and to finance the support of these new customers. New CoreComm's businesses will also require additional billing, customer service and other back-office expenditures.

     In addition, New CoreComm will require significant amounts of capital to finance its other capital expenditures, meet its operating costs and meet all of its debt service and other obligations as they become due, including a potential contingent cash payment in July 2000 in connection with CoreComm's prior acquisition of certain assets of USN. This contingent payment is payable only if the USN assets meet or exceed operating performance thresholds.

     We intend New CoreComm to fund these requirements from cash, cash equivalents and marketable securities on hand, future issuances of debt and equity (both public and private) and funds internally generated by operations. We cannot give you any assurance that sufficient resources will be available to meet New CoreComm's expected requirements and obligations.

     As a result, we cannot assure you that New CoreComm will be able to repay Voyager's and CoreComm's present or its own future indebtedness. Accordingly, New CoreComm may be required to consider a number of measures, including:

     - limiting or eliminating certain business projects, including entry into additional markets;

     - refinancing all or a portion of its debt;

     - seeking modifications of the terms of its debt;

     - seeking additional debt financing, which would be subject to obtaining necessary lender consents;

     - seeking additional equity financing; or

     - a combination of these measures.

     We cannot assure you that any of the possible measures can be accomplished, or can be accomplished in sufficient time to make timely payments with respect to its indebtedness. In addition, we cannot assure you that any measures can be accomplished on terms which will be favorable to New CoreComm and its subsidiaries.

  NEW CORECOMM WILL FACE HEAVY COMPETITION IN THE TELECOMMUNICATIONS INDUSTRY FOR ALL OF THE SERVICES IT WILL PROVIDE AT ITS INCEPTION AND THOSE IT INTENDS TO PROVIDE IN THE FUTURE.

     General.   Some of our present competitors and potential future competitors may have greater financial, technical, marketing, personnel and other resources than New CoreComm. The competitive environment could have a variety of adverse effects on New CoreComm. For example, it could:

     - require price reductions in the fees for services and require increased spending on marketing, network capacity and product development;

     - negatively impact New CoreComm's ability to generate greater revenues and profits from sources other than New CoreComm's core local and long distance telephone, cellular and Internet service businesses;

     - limit New CoreComm's ability to develop new products and services;

     - limit New CoreComm's ability to continue to grow its subscriber base; and

     - result in attrition in New CoreComm's subscriber base.

     Any of the above events could have an adverse impact on revenues or result in an increase in costs as a percentage of revenues, either of which could have a material adverse effect on New CoreComm's business, financial condition and operating results.

     CLEC Business.   In each of New CoreComm's markets, it will face
competition from larger, better capitalized incumbent local exchange carriers, or "ILECs," including Ameritech and Bell Atlantic, as well as other providers of telecommunications services, such as GTE, other CLECs and cable television companies. New CoreComm also will face competition or prospective competition from other telecommunications companies. For example, AT&T, MCI WorldCom and Sprint, among other carriers, have begun to offer local telecommunications services in major U.S. markets using their own facilities or by resale of the ILECs, or other providers' services. In fact, some of New CoreComm's potential competitors, including AT&T, MCI WorldCom and Sprint, have entered into interconnection agreements with Ameritech to provide local exchange service in states in which New CoreComm will operate.

     In addition to these long distance carriers, entities that currently offer or are potentially capable of offering switched telecommunications services include:

     - other CLECs;

     - other long distance carriers;

     - wireless telephone system operators;

     - large customers who build private networks;

     - cable television companies; and

     - other utilities.

     Competition in the CLEC business will continue to intensify in the future due to the increase in the size, resources and number of market participants. Many facilities-based CLECs have committed substantial resources to building their networks or to purchasing CLECs or inter-exchange carriers, or "IXCs," with complementary facilities. By building or purchasing a network or entering into interconnection agreements or resale agreements with ILECs, including Regional Bell Operating Companies, or "RBOCs," a facilities-based provider can offer single source local and long distance services similar to those New CoreComm will offer. These additional alternatives may provide these competitors with greater flexibility and a lower cost structure than ours. Some of these CLECs and other facilities-based providers of local exchange service are acquiring or being acquired by IXCs. Any of these combined entities may have resources far greater than those of New CoreComm. These combined entities may provide a bundled package of telecommunications products, including local and long distance telephone, that is in direct competition with the products offered or planned to be offered by New CoreComm.

     Internet Services.   The Internet services market is extremely competitive.
New CoreComm will compete directly or indirectly with the following categories of companies:

     - established online services, such as America Online, the Microsoft Network and Prodigy;

     - local, regional and national Internet Service Providers, or "ISPs," such as EarthLink/MindSpring and Internet America;

     - national telecommunications companies, such as AT&T and GTE;

     - RBOCs, such as Ameritech and Bell Atlantic; and

     - online cable services, such as Excite@Home and Roadrunner.

     This competition will likely increase as large diversified telecommunications and media companies acquire ISPs and as ISPs consolidate into larger, more competitive companies. Diversified competitors may bundle other services and products with Internet connectivity services, potentially placing New CoreComm at a significant competitive disadvantage. As a result, New CoreComm's businesses may suffer.

     New CoreComm's DSL service offering will also face competition from traditional telephone companies, cable modem service providers, competitive telecommunications companies, traditional and new national long distance carriers, other Internet service providers, on-line service providers and wireless and satellite service providers. Many of these competitors have longer operating histories, greater name recognition and better strategic relationships than New CoreComm will have.

     LMDS.   Depending on the services ultimately offered through New CoreComm's
LMDS business, it could face the same competition as New CoreComm's CLEC business. In addition, to the extent that it is used to deliver pay television, New CoreComm's planned LMDS business will compete with franchised cable television systems and may face competition from several other types of multichannel video service providers, or "MVPDs," such as:

     - Multichannel Multipoint Distribution Systems;

     - Satellite Master Antenna Television Systems;

     - Direct Broadcast Satellite, commonly known as "DBS," and other television receive-only satellite dishes;

     - video service from telephone companies; and

     - open video system operators.

     MVPDs face competition from other sources of entertainment, such as movie theaters and computer on-line (including Internet) services. Further, premium movie services offered by MVPDs have encountered significant competition from the home video industry. In areas where several off-air television broadcasts can be received without the benefit of terrestrial distribution systems, MVPDs have experienced competition from such broadcasters. Online services and ISPs also serve as a source of competition to MVPDs.

     The Telecommunications Act of 1996 relaxed the regulatory barriers to entry by ILECs for the provision of video programming in their local telephone service areas, and substantially reduced current and future regulatory burdens on franchised cable television systems. This may result in significant additional competition to LMDS operators from local telephone companies and franchised cable television systems.

     Other Businesses.   In addition to New CoreComm's CLEC, Internet and LMDS
businesses, New CoreComm's other businesses will face strong competition as well. These competitive businesses include long distance service, cellular service and paging service. New CoreComm's long distance service will face competition from long distance carriers, including facilities-based carriers such as AT&T, MCI WorldCom and Sprint and resellers of long distance service. New CoreComm's cellular service will face competition from other cellular carriers, such as VodaFone AirTouch and AT&T, and from "personal communications service," or "PCS" carriers, such as Sprint PCS. New CoreComm's paging services will be similarly exposed to competition from other providers of paging services operating in the same local markets, regionally or nationally.

  THE TELECOMMUNICATIONS INDUSTRY IS HIGHLY REGULATED BY THE FEDERAL GOVERNMENT AND BY STATE GOVERNMENTS, AND POTENTIAL REGULATORY CHANGES COULD HAVE AN ADVERSE EFFECT ON NEW CORECOMM'S OPERATIONS.

     CLEC and Other Businesses.   New CoreComm's telephony businesses are
subject to extensive regulation by the FCC and by the public utility commissions of various states. Changes in statutes, regulations or judicial interpretations could have material adverse effects on its operations. The FCC is currently considering various aspects of local exchange competition, including pricing flexibility for ILECs with regard to interstate access charges assessed on IXCs, universal service payments, eligibility to provide universal service, access to telecommunications services by persons with disabilities, telephone number portability, rates for resold services and unbundled network elements, availability of various ILEC network elements, access to advanced services (e.g., DSL) provided by ILECs, collocation in ILEC central offices, and reciprocal compensation for calls to ISPs. A number of these issues are the subject of court cases. An unfavorable decision on any one of these items could decrease New CoreComm's revenues, increase its costs, and make it more difficult to attract and retain customers. It is impossible to determine at this time how the FCC will rule on any of these issues.

     Internet Services.   New CoreComm will provide Internet services through
data transmissions over public telephone lines and their networks. These transmissions are subject to the regulation of the FCC and state public utility commissions described above. As an Internet service provider, New CoreComm will not be subject to direct regulation by the FCC or any other governmental agency, other than regulations applicable to businesses generally. However, New CoreComm could become subject to FCC or other regulatory agency regulation, especially as Internet services and telecommunications services converge. Changes in the regulatory environment could decrease New CoreComm's revenues, increase its costs and affect its service offerings.

     There have been various regulations and court cases relating to liability of ISPs and other on-line service providers for information carried on or through their services or equipment, including in the areas of copyright, indecency, obscenity, defamation and fraud. The United States Supreme Court declared the Communications Decency Act of 1996 to be unconstitutional as it applies to the transmission of indecent on-line communications to minors, and a lower court declared the 1998 Federal Child Online Protection Act to be unconstitutional. Other federal and state statutes continue to prohibit the online distribution of obscene materials. The law in this area is unsettled and there may be new legislation and court decisions that expose ISPs to liabilities or affect their services.

     Additional laws and regulations may be adopted with respect to the Internet, covering issues such as Universal Service Fund support payments, content, user privacy, pricing, libel, obscene material, indecency, taxation, gambling, intellectual property protection and infringement and technology export and other controls. Other federal Internet-related legislation has been introduced which may limit commerce and discourse on the Internet. The FCC has ruled that ISPs are enhanced service providers, calls to ISPs are jurisdictionally interstate, and ISPs should not pay access charges applicable to telecommunications carriers. An appeals court, however, recently overturned the FCC's conclusion that calls to ISPs are necessarily interstate. Further, FCC and judicial decisions on this issue may impact inter-carrier compensation for calls to ISPs, which could affect ISPs' costs.

     In addition, because users may download materials and subsequently distribute them to others, persons may potentially make claims against New CoreComm for defamation, negligence, copyright or trademark infringement, personal injury or other claims based on the nature, content, publication and distribution of such materials. New CoreComm also could be exposed to liability with respect to the offering of third-party content that may be accessible through its services. It is also possible that if any third-party content provided through New CoreComm's services contains errors, third parties who access this material could make claims against New CoreComm for losses incurred in reliance on this information. New CoreComm also will offer e-mail services, which will expose it to other potential risks, such as liabilities or claims resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail or interruptions or delays in e-mail service. These claims, whether with or without merit, likely would divert management's time and attention, may result in negative publicity and could result in significant costs to investigate and defend.

   NEW CORECOMM'S RELIANCE ON ILECS AND OTHER FACILITIES-BASED PROVIDERS OF TELECOMMUNICATIONS SERVICES AND CHANGES TO ITS AGREEMENTS WITH SUCH PROVIDERS COULD HAVE A MATERIAL ADVERSE EFFECT ON IT.

     New CoreComm will depend upon its agreements with the ILECs operating in our existing and targeted markets. There are two primary types of agreements that we enter and New CoreComm will enter into with these providers:

     - interconnection agreements, which specify how we or New CoreComm connect our or its network with the network of the ILECs in each of our or its markets; and

     - resale agreements, through which we or New CoreComm provide telecommunications services on a resale basis.

     Federal legislation regulating the telecommunications industry has enhanced competition in the local service market by requiring the ILECs to provide access to their networks through interconnection agreements and to offer unbundled elements of their network and retail services at prescribed rates to other telecommunications carriers. The termination of any of New CoreComm's contracts with its carriers or a reduction in the quality or increase in cost of their services could have a material adverse effect on New CoreComm's financial condition and results of operations.

     Our interconnection agreements require the ILECs to provide sufficient transmission capacity to keep blocked calls between our networks within industry limits. Accordingly, we are and New CoreComm will be partially dependent on the ILECs to provide customers with superior service and avoid blocked calls. The failure by the ILECs to comply with their obligations under New CoreComm's interconnection agreements could result in customer dissatisfaction and the loss of existing and potential customers. In addition, the rates charged to New CoreComm under the interconnection agreements may limit its flexibility to price its services at rates that are low enough to attract a sufficient number of customers and permit New CoreComm to operate profitably.

     Interconnection agreements are subject to review and approval by various federal and state regulators. In addition, parties to the agreements may seek to have the agreements modified based upon the outcome of regulatory or judicial rulings occurring after the dates of the agreements. The outcome of these rulings, or any modified agreements, could have a material adverse effect on New CoreComm's financial condition and results of operations. In addition, certain aspects of interconnection agreements, including the price and economic terms of these agreements, have been subject to litigation and regulatory action. Please refer to the section of this joint proxy statement and prospectus entitled "Government Regulation of the Telecommunications Service Business."

     We rely on telecommunications carriers to transmit our traffic over local and long distance networks. Our dependence on other facilities-based carriers means that New CoreComm will depend on the quality and condition of their networks. These networks may experience disruptions that are not easily remedied. Thus, the following conditions of the facilities-based carriers could cause interruption in service and/or reduced capacity for New CoreComm's customers:

     - physical damage;

     - power loss; and

     - software defects.

     We depend upon cooperation with the ILECs and other providers for the provision and repair of transmission facilities and to provide the services and network components that are ordered. New CoreComm may not be able to obtain the facilities and services it requires at satisfactory quality levels, rates, terms and conditions, which could delay the buildout of its networks and degrade the quality of service to its subscribers. In particular, New CoreComm will depend upon the quality of copper lines owned by telephone companies that deliver services to its end users. Particularly sensitive to the quality of these lines will be New CoreComm's DSL offering. The quality of service New CoreComm will be able to provide through that offering will depend in part on the quality of the copper lines.

     In addition, New CoreComm will depend upon certain suppliers of network services, hardware and software. If these suppliers fail to provide network services, equipment or software in the quantities, at the quality levels or at the times required, or if New CoreComm cannot develop alternative sources of supply, it will be difficult, if not impossible, for New CoreComm to provide its services.

     The pace at which New CoreComm is able to add new customers and services could be adversely affected if the ILECs do not provide it with necessary network elements, collocation space, intercompany network connections and the means to share information about customer accounts, service orders and repairs on a timely basis. In addition, New CoreComm's ability to provide high-speed data services through technologies such as DSL will be dependent on New CoreComm's ability to obtain space from the various ILECs for collocation of its equipment in the ILECs' central offices and elsewhere. In many instances, the ILECs do not timely or fully provide these services or facilities. Also, the rules governing which elements the ILECs must provide, the cost methodology for providing these elements, and the types of equipment that may be collocated, are currently under FCC and judicial review.

     In the event that New CoreComm's long distance carriers are unable to handle the growth in customer usage, it could try to transfer traffic to a carrier with sufficient capacity, but we cannot be sure that additional capacity will be available. If any of the local exchange carriers are unable to handle the growth in customer usage, New CoreComm will be required to use another local carrier, which could be difficult in light of the limited number of local carriers with their own facilities. In the event New CoreComm elects to use other carriers, the charges for services may exceed those under the existing contracts, which could have a material adverse effect on New CoreComm's financial condition and results of operations.

     In addition, the accurate and prompt billing of New CoreComm's customers will be dependent upon the timeliness and accuracy of call detail records provided by the carriers whose services it will resell. We cannot be sure that New CoreComm's carriers will continue to provide accurate information on a timely basis. A carrier's failure to do so could have a material adverse effect on New CoreComm's ability to bill its customers and, therefore, on its operating results.

  NEW CORECOMM'S PLANNED LMDS SYSTEM INVOLVES NEW AND LARGELY UNTESTED TECHNOLOGY, SO THERE IS A RISK THAT UNANTICIPATED TECHNICAL PROBLEMS WILL CAUSE DIFFICULTIES FOR THIS BUSINESS.

     New CoreComm's planned LMDS broadband wireless telecommunications system will use new technology with a limited operating history whose system architecture remains subject to further development and refinement. In the past, other companies using LMDS have experienced technical difficulties, some of which have affected subscriber acceptance of their systems. Additional technical issues may arise in the course of system deployment that could adversely affect reception quality and New CoreComm's ability to cover different service areas. In addition, we believe that a significant percentage of the households in New CoreComm's LMDS markets may be located in "shadowed" areas capable of receiving the transmitted signal only with the assistance of "repeaters," which New CoreComm may deploy. Two-way services that New CoreComm may launch will require the development and mass production of special equipment. We cannot be sure that the equipment needed for two-way services will become commercially available at an acceptable cost. You should also be aware that New CoreComm's ability to support high service volumes will be limited to the technology involved in LMDS, including limited available bandwidth.

  NEW CORECOMM MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT ITS BUSINESS STRATEGY BECAUSE DOING SO DEPENDS ON FACTORS BEYOND ITS CONTROL, WHICH COULD ADVERSELY AFFECT ITS RESULTS OF OPERATIONS.

     New CoreComm's success depends on its ability to implement its business strategy in order to increase its earnings and cash flow. New CoreComm's results of operations and cash flow will be adversely affected if it cannot fully implement its business strategy. Successful implementation depends on factors specific to the telecommunications industry and numerous other factors beyond its control. These include changes in:

     - general economic conditions;

     - adverse changes in local markets;

     - lack of attractiveness of a particular product;

     - evolving consumer preferences;

     - federal, state and local regulations;

     - risks of product tampering; and

     - its continued ability to hire and retain qualified management personnel.

     In addition, because of these and other factors, New CoreComm may not be able to implement its expansion and business plans (including the construction of the Smart LEC network) within planned time periods and budgets. If New CoreComm cannot implement its expansion and business plans in a timely fashion or if there are delays or cost overruns, New CoreComm's business, financial condition and results of operations will be adversely affected.

  BECAUSE OF THE FAST PACE OF TECHNOLOGICAL CHANGE IN THE TELECOMMUNICATIONS INDUSTRY, THERE IS A RISK THAT NEW CORECOMM WILL FALL BEHIND OR WILL FAIL TO SUCCESSFULLY ADDRESS CHANGE, WHICH COULD HARM ITS ABILITY TO COMPETE AND COULD MATERIALLY AND ADVERSELY AFFECT ITS BUSINESS AND RESULTS OF OPERATIONS.

     The telecommunications industry is subject to rapid and significant changes in technology. We cannot predict the effect of technological changes on New CoreComm's business. However, the cost of implementing emerging and future technologies may be significant.

     The Internet services market is characterized by rapid technological change, evolving industry standards, changes in member needs and frequent new service and product introductions. New CoreComm's future success depends, in part, on its ability to use leading technologies effectively, develop its technical expertise, enhance its existing services and develop new services that meet changing member needs on a timely and cost-effective basis. In particular, New CoreComm must provide subscribers with the appropriate products, services and guidance to best take advantage of the rapidly evolving telecommunications industry. New CoreComm's failure to respond in a timely, cost-efficient and effective manner to new and evolving technologies (such as those offering greater bandwidth services, among others) could have a negative impact on its business and financial results.

  NEW CORECOMM'S INTERNET BUSINESS DEPENDS ON CONTINUED GROWTH OF THE INTERNET AS A MEDIUM OF COMMUNICATION AND COMMERCE.

     New CoreComm's future success in the ISP business substantially depends on continued growth in the use of the Internet. Although we believe that Internet usage and popularity will continue to grow, it cannot be certain that this growth will continue or that it will continue in its present form. If Internet usage declines or evolves away from New CoreComm's business, its growth in this case will slow or stop and its financial results may suffer.

  NEW CORECOMM'S SERVICES WILL DEPEND UPON ITS NETWORK INFRASTRUCTURE, AND THE FAILURE TO HAVE SUFFICIENT CAPACITY TO ACCOMMODATE NEW USERS, TO MAINTAIN RELIABILITY OR TO MAINTAIN SECURITY COULD HAVE A MATERIAL ADVERSE EFFECT ON NEW CORECOMM'S ABILITY TO ATTRACT AND RETAIN CUSTOMERS.

     Success in New CoreComm's businesses depends, in part, on the capacity, reliability and security of its network infrastructure. Network capacity constraints may occur in the future, both at the local and national levels. These capacity constraints would result in slowdowns, delays or inaccessibility when members try to use a particular service. Poor network performance could cause customers to discontinue service with New CoreComm. Reducing the incidence of such problems will require constantly expanding and improving New CoreComm's infrastructure, which could be very costly and time consuming.

     Our Internet services network infrastructure is composed of a complex system of routers, switches, transmission lines and other hardware used to provide Internet access and other services. The future success of New CoreComm's business will depend on the capacity, reliability and security of this network infrastructure, which will require continual upgrades and adaptation as the number of customers and the amount and type of information they wish to transmit over the Internet increases. This development of network infrastructure will require substantial financial, operational and managerial resources. We cannot be certain that New CoreComm will be able to upgrade or adapt its network infrastructure to meet additional demand or changing customer requirements on a timely basis and at a commercially reasonable cost, or at all. If New CoreComm fails to upgrade its network infrastructure on a timely basis or adapt it to an expanding customer base, changing customer requirements or evolving industry standards, its business could be adversely affected.

     New CoreComm will also have to protect its infrastructure against fire, power loss, telecommunications failure, computer viruses, security breaches and similar events. We do not currently maintain a redundant or backup network operations center. A significant portion of Voyager's computer equipment, including critical equipment dedicated to its Internet access services, is presently located at two network operating centers: one in East Lansing, Michigan and the other in New Berlin, Wisconsin. A natural disaster or other unanticipated occurrence at New CoreComm's switch or collocation facilities, network operations center or points-of-presence through which members connect to the Internet, in the networks of telecommunications carriers New CoreComm will use, or in the Internet backbone in general could cause interruptions in New CoreComm's Internet services.

  NEW CORECOMM'S GROWTH STRATEGY AND ACQUISITIONS MAY NOT BE SUCCESSFUL.

     In the future, New CoreComm may acquire or try to acquire products and businesses from, make investments in, or enter into strategic alliances with, companies which have products or distribution networks in its current markets or in areas into which it intends to expand its networks. Any future acquisitions, investments, strategic alliances or related efforts will be accompanied by risks such as:

     - the difficulty of identifying appropriate acquisition candidates;

     - the difficulty of assimilating the operations of the respective entities;

     - the potential disruption of New CoreComm's ongoing business;

     - the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts;

     - the failure to successfully incorporate licensed or acquired trademarks and technology rights into its manufacturing and distribution of its products;

     - the inability to maintain uniform standards, controls, procedures and policies; and

     - the impairment of relationships with employees and customers as a result of changes in management.

     We cannot assure you that New CoreComm will be successful in overcoming these risks or any other problems encountered with these acquisitions, investments, strategic alliances or related efforts.

  NEW CORECOMM WILL DEPEND ON THE SERVICES OF A SMALL NUMBER OF KEY MANAGEMENT PEOPLE WHO CURRENTLY MANAGE CORECOMM.

     We believe that New CoreComm's success depends to a significant extent upon the abilities and continued efforts of CoreComm's current senior management, including George S. Blumenthal, the Chairman of the board of directors, J. Barclay Knapp, its President, Chief Executive Officer and Chief Financial Officer and Patty J. Flynt, its Senior Vice President and Chief Operating Officer. The loss of the services of any of these people could have a negative effect upon New CoreComm's results of operations and financial condition. You should be aware that several members of senior management are officers and/or directors of other companies and that none of these individuals have entered into employment agreements with New CoreComm.

RISK FACTORS RELATING TO NEW CORECOMM'S CAPITAL STRUCTURE:

  NEW CORECOMM WILL HAVE SUBSTANTIAL INDEBTEDNESS, WHICH COULD ADVERSELY AFFECT ITS FINANCIAL HEALTH AND PREVENT IT FROM FULFILLING ITS OBLIGATIONS UNDER ITS EXISTING DEBT.

     New CoreComm will assume substantial debt and debt service obligations from CoreComm and Voyager. As of December 31, 1999, on a pro forma basis it would have had $322.4 million of consolidated indebtedness outstanding and $1.4 billion of stockholders' equity after giving effect to both the ATX merger and the Voyager merger. As of the same date, it would have had $283.0 million of consolidated indebtedness outstanding and $942.8 million of stockholders' equity after giving effect to only the ATX merger, and it would have had $217.3 million of consolidated indebtedness outstanding and $574.8 million of stockholders' equity after giving effect to only the Voyager merger. We also expect New CoreComm to seek significant vendor financing from equipment manufacturers as well as other additional debt financing arrangements.

     The substantial amount of debt that New CoreComm will have and that it or its subsidiaries may incur in the future could have important consequences for you. For example, it could:

     - limit New CoreComm's ability to obtain additional financing, if needed, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

     - increase New CoreComm's vulnerability to adverse economic and industry conditions;

     - require New CoreComm to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing funds available for operations, future business opportunities or other purposes;

     - limit New CoreComm's flexibility in planning for, or reacting to, changes in New CoreComm's business and the industry in which it competes; and

     - place New CoreComm at a competitive disadvantage compared to its competitors that have less debt.

  RESTRICTIONS IMPOSED BY NEW CORECOMM'S DEBT AGREEMENTS MAY SIGNIFICANTLY LIMIT ITS ABILITY TO EXECUTE ITS BUSINESS STRATEGY AND INCREASE THE RISK OF DEFAULT UNDER ITS DEBT OBLIGATIONS.

     Any debt instruments for future indebtedness incurred by New CoreComm or its subsidiaries are expected to contain a number of covenants that may significantly limit New CoreComm's or its subsidiaries' ability to, among other things:

     - borrow additional money;

     - make capital expenditures and other investments;

     - pay dividends;

     - merge, consolidate or dispose of assets; and

     - enter into transactions with related entities.

     In addition, in the future, New CoreComm's debt instruments or those of its subsidiaries may contain financial maintenance covenants. If the affected company fails to comply with these covenants, it will be in default under the applicable debt instrument. A default, if not waived, could result in acceleration of indebtedness, in which case the debt would become immediately due and payable. If this occurs, New CoreComm may not be able to repay its debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable. In addition, complying with these covenants may cause New CoreComm to take actions that it otherwise would not take, or refrain from actions that it otherwise would take.

  NEW CORECOMM WILL HAVE ANTI-TAKEOVER DEFENSE PROVISIONS THAT MAY DETER POTENTIAL ACQUIRORS AND DEPRESS ITS STOCK PRICE.

     New CoreComm's certificate of incorporation and by-laws will contain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of New CoreComm. These provisions include the following:

     - New CoreComm will be able to issue preferred stock with rights senior to those of its common stock;

     - New CoreComm will have a classified board of directors;

     - New CoreComm's by-laws will prohibit action by written consent by stockholders; and

     - New CoreComm's bylaws will require advance notice for nomination of directors and for stockholder proposals.

     - It should be noted that the Voyager certificate of incorporation and by-laws currently contain similar anti-takeover defense provisions.

     The indenture for CoreComm's 6% convertible notes, which will become the obligations of a subsidiary of New CoreComm, also contain provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of New CoreComm. These provisions would require it to make an offer to purchase all of the 6% convertible notes upon a change of control if required by the noteholders. Provisions such as these in New CoreComm's or its subsidiaries' indebtedness may decrease the likelihood that stockholders will receive a possibly substantial premium for their shares over then current market prices, and may limit the ability of stockholders to approve transactions that they may deem to be in their best interest.

     In addition, under the shareholder rights plan to be adopted by New CoreComm, holders of its common stock will be entitled to one preferred share purchase right for each outstanding share of common stock they hold, exercisable under certain defined circumstances involving a potential change of control as discussed in this joint proxy statement and prospectus. The preferred share purchase rights will have the anti-takeover effect of causing substantial dilution to a person or group that attempts to acquire New CoreComm on terms not approved by its board of directors. Those provisions could have a material adverse effect on the premium that potential acquirors might be willing to pay in an acquisition or that investors might be willing to pay in the future for shares of New CoreComm's common stock. Please refer to the section of this joint proxy statement and prospectus entitled "Comparison of Stockholder Rights -- Comparison of Rights of Shareholders of CoreComm Limited (Bermuda) and New CoreComm -- The Shareholder Rights Plan."

   NEW CORECOMM MAY HAVE RESTRICTIONS ON DIVIDENDS.

     Neither CoreComm nor Voyager has ever paid a cash dividend in respect of its stock, and we do not currently intend to do so in the foreseeable future. In addition, the payment of any dividends by New CoreComm in the future will be at the discretion of its board of directors and will depend upon, among other things, future earnings, operations, capital requirements, its general financial condition, the general financial condition of its subsidiaries and general business conditions.

     In addition, New CoreComm's or its subsidiaries' present and future debt instruments may restrict New CoreComm's payment of dividends or the payment of dividends or distributions to New CoreComm by its subsidiaries. Please refer to the section of this discussion of risk factors entitled "Restrictions imposed by New CoreComm's debt agreements may significantly limit its ability to execute its business strategy and increase the risk of default under its debt obligations."

RISK FACTORS RELATING TO THE MERGER TRANSACTIONS:

  NEW CORECOMM MAY NOT BE ABLE TO INTEGRATE VOYAGER OR ATX OR ITS OTHER RECENT ACQUISITIONS. FAILING TO DO SO WOULD ADVERSELY AFFECT ITS RESULTS OF OPERATIONS.

     CoreComm entered into the ATX merger agreement and the Voyager merger agreement to strengthen its positions in the provision of both Internet and telephone services and to create the opportunity for potential cost savings. Achieving the benefits of the ATX merger and the Voyager merger will depend in part on integrating technology, operations and personnel in a timely and efficient manner to minimize the risk that the ATX merger and the Voyager merger will result in the unplanned loss of customers or key employees or the continued diversion of the attention of management. Another challenge is to demonstrate to our customers that the ATX merger and the Voyager merger will not result in adverse changes in client service standards or business focus and persuade our personnel that the component companies' business cultures are compatible. We cannot assure you that the ATX merger and the Voyager merger can be successfully integrated or that any of the anticipated benefits will be realized, and failure to do so could have a material adverse effect on its business, financial condition and operating results.

     Moreover Voyager has expanded its operations rapidly during the past two years. Much of this growth is attributable to 27 acquisitions that Voyager has made since July 1998. Furthermore, during 1999, CoreComm acquired MegsINet Inc. and USN Communications Inc. and is continuing to integrate those acquisitions. Failure to integrate these acquisitions successfully could have a material adverse effect on New CoreComm's business, financial condition and operating results.

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

GENERAL RISK FACTORS:

  MANY OF NEW CORECOMM'S OFFICERS AND DIRECTORS FACE POTENTIAL CONFLICTS OF INTEREST BECAUSE THEY ARE OFFICERS AND DIRECTORS OF OTHER COMPANIES IN THE TELECOMMUNICATIONS INDUSTRY, WHICH COULD IMPEDE THEIR ABILITY TO MAKE DECISIONS FOR NEW CORECOMM. IN ADDITION, SOME OF NEW CORECOMM'S OFFICERS AND OTHER EMPLOYEES ARE EMPLOYED BY NEW CORECOMM'S AFFILIATES.

     Many of New CoreComm's directors and officers are also directors and officers of other companies in New CoreComm's industry, and some are employed by historical affiliates of New CoreComm. In addition, some of New CoreComm's officers and all of its directors are also officers and/or directors of NTL Incorporated (a commonly managed historical affiliate), which is a telecommunications company that has historical ties to CoreComm. From time to time, opportunities may arise that would be pursued by one or more of these companies and New CoreComm at the same time. In addition, CoreComm and NTL have entered into various transactions and service arrangements. Because all of New CoreComm's directors will be directors of NTL, decisions about these opportunities or transactions may result in conflicts of interest. In those instances, New CoreComm's board of directors will seek to act, with the advice of its counsel, in a manner consistent with each director's duties to New CoreComm and its stockholders under applicable law.

     Furthermore, many of New CoreComm's officers and employees will allocate their business time between New CoreComm and NTL. These officers and employees will not be available on a full-time basis to New CoreComm in the future, and they may have duties to these other companies which may interfere with their duties to New CoreComm.

RISK FACTORS RELATED TO VOYAGER THAT WILL BE APPLICABLE TO NEW CORECOMM PRIMARILY BECAUSE OF THE COMPLETION OF THE VOYAGER MERGER:

   VOYAGER'S OPERATING RESULTS FLUCTUATE.

     Voyager has experienced significant fluctuations in its results of operations on a quarterly and annual basis, which it expects to continue to experience in its future quarterly and annual results of operations due to a variety of factors, many of which are outside of Voyager's control, including:

     - demand for and market acceptance of Voyager's services;

     - customer retention;

     - the timing and magnitude of capital expenditures, including costs relating to the expansion of operations and network infrastructure;

     - introductions of new services or enhancements by Voyager and its competitors;

     - increased competition in Voyager's markets within the Midwest;

     - growth of Internet use and establishment of Internet operations by mainstream enterprises;

     - changes in Voyager's and its competitors' pricing policies; and

     - general economic conditions affecting Voyager's industry.

  VOYAGER'S FUTURE SUCCESS DEPENDS SIGNIFICANTLY ON RETAINING EXISTING CUSTOMERS AND GENERATING NEW ONES.

     Voyager believes that its long-term success depends largely on its ability to retain existing customers while continuing to attract new customers. Voyager has invested significant resources in its network infrastructure and customer and technical support capabilities to provide high levels of customer care. Voyager cannot be certain that these investments will maintain or improve its customer retention rate. Voyager believes that intense competition from its competitors, some of which offer free hours of service or other enticements for new customers, has caused, and may continue to cause, some of Voyager's customers to switch to its competitors' services. Voyager is also susceptible to losing customers that it acquires through its acquisitions due to the customers' lack of familiarity with Voyager and the billing and network difficulties that sometimes occur after an acquisition. In addition, some new subscribers use the Internet only as a novelty and do not become consistent users of Internet services and, therefore, may be more likely to discontinue their service. These factors may adversely affect Voyager's subscriber retention rates, which would have an adverse effect on its business and operating results.

RISK FACTORS RELATING TO THE TERMS OF THE VOYAGER MERGER AGREEMENT:

  VOYAGER STOCKHOLDERS CANNOT BE CERTAIN OF THE MARKET VALUE OR THE AVERAGE TRADING PRICE OF THE NEW CORECOMM COMMON SHARES THEY WILL RECEIVE FOR THEIR SHARES OF VOYAGER COMMON STOCK

     In the Voyager merger, Voyager stockholders will be entitled to receive
0.292 of a CoreComm common share plus $3.00 in cash for each share of Voyager common stock they hold.

     If the Voyager merger occurs prior to July 15, 2000, and if the average per share trading price of CoreComm common shares during a specified period shortly before the completion of the Voyager merger is at or below $56.97 and at or above $41.17, for each share of Voyager common stock, Voyager stockholders will receive 0.292 of a share of CoreComm stock plus $3.00 in cash. Because the average trading price of shares of CoreComm stock may fluctuate while the exchange ratio is fixed, Voyager stockholders would receive between $15.02 and $19.64 in total merger consideration (including the $3.00 in cash). Therefore, a decrease in the average trading price of CoreComm common shares within the range will result in Voyager stockholders receiving a set number of New CoreComm common shares at a lower value and thus less total merger consideration.

     If the Voyager merger occurs prior to July 15, 2000, and if the average per share trading price of CoreComm common shares is greater than $56.97, the fraction of a New CoreComm common share to be issued to Voyager stockholders for each Voyager share will be reduced such that total merger consideration (including the $3.00 in cash) for each share of Voyager common stock will not exceed $19.64. As a result, Voyager stockholders may receive less than 0.292 of a New CoreComm common share in exchange for each share of Voyager common stock.

     If the Voyager merger occurs prior to July 15, 2000, and if the average per share trading price of CoreComm common shares is less than $41.17 and at or above $33.03, then the fraction of a New CoreComm share to be issued to Voyager stockholders for each Voyager share will be increased such that total merger consideration (including the $3.00 in cash) for each share of Voyager common stock will not be lower than $15.02. As a result, New CoreComm could be required to issue more than 0.292 of a New CoreComm common share in exchange for each share of Voyager common stock.

     If the average per share trading price of CoreComm common shares is less than $33.03, Voyager has the right to terminate the Voyager merger agreement, subject to CoreComm's ability to prevent Voyager from doing so. In order for CoreComm to prevent termination, it would have to increase the fraction of a New CoreComm common share to be issued to Voyager stockholders for each Voyager share such that the value of the CoreComm common shares to be included in the consideration paid for each share of Voyager common stock will not be lower than $12.02. If CoreComm elects not to exercise this "topping-up" right, the Voyager merger agreement would then be terminated. However, Voyager may elect not to exercise its right to terminate the Voyager merger. In that case, the aggregate value to be received for each share of Voyager common stock, based on the average trading price, would be less than $15.02.

     If the Voyager merger has not occurred by July 15, 2000 due to reasons specified in the Voyager merger agreement, the fraction of a New CoreComm common share to be issued to Voyager stockholders for each Voyager share will be fixed at 0.292 if the average per share trading price of CoreComm common shares is at or above $41.17 and no greater than $58.17 (not $56.97). The upper threshold will increase at a fixed rate for each 31-day period elapsed after July 31, 2000 in which the Voyager merger is not consummated. If these specified events occur, the value of the consideration (including the $3.00 in cash) Voyager stockholders will receive for each share of Voyager common stock may exceed $19.64.

     The average per share trading price of CoreComm common shares is computed based on the volume weighted-average trading price of CoreComm common shares on the Nasdaq Stock Market for ten randomly selected trading days out of the 20 consecutive trading days ending on the last trading day prior to closing of the Voyager merger. However, the actual trading price of CoreComm common shares at the time of the closing of the Voyager merger may be either higher or lower than the average trading price, so the actual market value of the CoreComm common shares you receive in the Voyager merger may be either higher or lower than the value of those shares for purposes of calculating the amount of consideration under the Voyager merger agreement. The average trading price of CoreComm common stock may vary because of factors such as:

     - changes in the business, operating results or prospects of CoreComm, ATX or Voyager;
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

     - market assessments of the likelihood that the Voyager merger or ATX merger will occur;

     - the timing of the completion of the Voyager and/or ATX merger;

     - the prospects of operations post-Voyager merger and post-ATX merger;

     - adjustments resulting from stock splits, spin-offs or similar events; and

     - the general market and economic conditions.

     In addition, the exchange of the certificates representing shares of Voyager common stock for certificates representing shares of common stock of New CoreComm will not take place immediately upon completion of the Voyager merger. Voyager stockholders will thus be unable to sell or otherwise transfer these shares of New CoreComm common stock for a period following the completion of the Voyager merger. The market value of the shares of CoreComm common stock or New CoreComm common stock, as the case may be, may be either lower or higher at the time Voyager stockholders receive certificates representing shares of New CoreComm and so become able to sell those shares, than at the time of the Voyager merger.

  THE TERMINATION FEE AND VOTING AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE VOYAGER.

     In the Voyager merger agreement, Voyager agreed to pay a termination fee of $19.0 million to CoreComm in specified circumstances, including some circumstances where a third party acquires or seeks to acquire Voyager. This provision could discourage other companies from trying to acquire Voyager, even if those other companies might be willing to offer a greater amount of consideration to Voyager stockholders than CoreComm has offered in the Voyager merger agreement. Payment of the termination fee would have a material adverse effect on Voyager's financial condition. In addition, in connection with the execution of the Voyager merger agreement some of the directors and officers of Voyager, holding 63.9% of the outstanding shares of Voyager common stock, entered into a voting agreement with CoreComm. These stockholders agreed to vote their shares in favor of the Voyager merger agreement and granted CoreComm and its designees irrevocable proxies to vote their shares in favor of the Voyager merger. In some circumstances, this agreement will remain in effect for a period of six months after the Voyager merger agreement is terminated. These provisions may discourage other companies from trying to acquire Voyager.

RISK FACTORS RELATED TO ATX THAT WILL BE APPLICABLE TO NEW CORECOMM PRIMARILY BECAUSE OF THE COMPLETION OF THE ATX MERGER:

   RISK FACTORS RELATING TO THE BUSINESS OF ATX

  ATX MAY BE REQUIRED TO MAKE SIGNIFICANT CAPITAL EXPENDITURES RELATING TO ITS INFORMATION SYSTEMS INFRASTRUCTURE.

     ATX's billing, customer service and management information systems are vital to its growth and its ability to bill customers, monitor costs and respond to customer service issues. As ATX continues its transition to being a full service, integrated telecommunica-
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tions provider, its need for sophisticated systems will increase. The cost of implementing these systems has been, and will continue to be, significant. Additionally, any of the following developments could negatively affect ATX's business or financial condition:

     - ATX's failure to adequately and timely identify all of its information and processing needs;

     - the failure of ATX's systems to operate as expected;

     - ATX's failure to upgrade systems as necessary; and

     - failure by third party service providers to deliver necessary systems or services.

  ATX IS A PRIVATE COMPANY AND RELIES TO A SIGNIFICANT EXTENT ON SERVICES AND OTHER ASSISTANCE PROVIDED AT MARKET COST BY AFFILIATES AND OWNERS OF ATX. THIS ASSISTANCE WILL NO LONGER BE AVAILABLE TO ATX AFTER THE ATX MERGER.

     For fifteen years, ATX has operated as a private company. Only recently has ATX begun to implement initiatives to create and expand its management infrastructure so that ATX's growth can be sustained. For instance, ATX currently shares employees with University City Housing, an entity controlled by Michael Karp, the Chief Executive Officer and the majority stockholder of ATX. University City Housing provides general accounting, cash management, tax return preparation, payroll and human resources services to ATX. Under a transition services agreement, these arrangements will be provided on a scale that will be reduced over time following the completion of the ATX merger. Failure to replace the services and assistance formerly provided by affiliates and owners of ATX on terms acceptable to ATX could result in material disruptions to the business and operations of ATX.

   RISK FACTORS RELATING TO THE TERMS OF THE ATX MERGER AGREEMENT:

  THE MARKET PRICE OF NEW CORECOMM COMMON STOCK AFTER THE ATX MERGER IS UNCERTAIN BECAUSE OF THE COMPLEX STRUCTURE OF THE ATX MERGER.

     There is currently no public market for ATX common stock. While it is believed that the securities markets will recognize that, despite its complex structure, the ATX merger is actually an acquisition of ATX by CoreComm, and treat New CoreComm's common stock as it has CoreComm common shares historically, there can be no assurance that an active trading market will develop or be sustained. There is uncertainty as to the prices at which the shares of New CoreComm common stock will trade.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     In this joint proxy statement and prospectus there are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Exchange Act of 1934, which are usually identified by the use of words such as "will," "anticipates," "believes," "estimates," "expects," "projects," "plans," "intends," "should" or similar expressions. CoreComm, Voyager, ATX and New CoreComm intend those forward-looking statements to be covered by the safe harbor provisions for forward-

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

looking statements contained in the Private Securities Reform Act of 1995 and are including this statement for purposes of complying with these safe harbor provisions.

     These forward-looking statements reflect current views about the relevant company's plans, strategies and prospects, which are based on the information currently available and on current assumptions.

     Although each company believes that its plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, it can give no assurance that the plans, intentions or expectations will be achieved. Listed below and discussed elsewhere in this joint proxy statement and prospectus are some important risks, uncertainties and contingencies which could cause each company's actual results, performances or achievements to be materially different from the forward-looking statements made in this joint proxy statement and prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

     - the success or failure of our efforts to implement current business strategy;

     - economic conditions generally and in the telecommunications markets specifically;

     - industry trends;

     - the actions of competitors and the relevant company's ability to respond to those actions;

     - changes in governmental regulations, tax rates and similar matters;

     - legislative and regulatory changes;

     - our ability to continue to design network routes, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions;

     - our assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services;

     - our actual funding requirements;

     - availability, terms and deployment of capital; and

     - other factors discussed under the heading "Risk Factors" and elsewhere in this joint proxy statement and prospectus.

     The companies assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in CoreComm's and Voyager's reports and documents filed with the Securities and Exchange Commission, and you should not place undue reliance on those statements.

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                              ABOUT THE COMPANIES

                                CORECOMM LIMITED

     For more information on the business, properties and financial data of CoreComm, please refer to CoreComm's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. Please refer to the section of this joint proxy statement and prospectus entitled "Where You Can Find More Information" in order to find out where you can obtain a copies of CoreComm's Annual Report as well as the other documents CoreComm files with the SEC.

                               VOYAGER.NET, INC.

     Voyager is a large Internet communications company focused in the Midwestern United States with approximately 360,000 subscribers as of March 1, 2000. Voyager provides high-speed data communications services and Internet access to residential and business subscribers. Services include broadband DSL, dedicated business connectivity, cable modem access, dial-up Internet access, Web-hosting, electronic commerce, server co-location and long distance phone services. Voyager operates the largest dial-up Internet network in the Midwest in terms of geographic coverage, with approximately 200 Voyager-owned points of presence in Michigan, Wisconsin, Ohio, Illinois, Indiana and Minnesota. Voyager has CLEC status in Michigan, Ohio and Wisconsin.

INDUSTRY BACKGROUND

     The Internet has rapidly developed into an integral business and personal communications tool. Consumers and businesses are demanding solutions that provide them with the ability to access and utilize the Internet in a fast, secure and reliable manner. Factors driving the growth in the number of Internet users and Web sites include the large and growing installed base of low-cost personal computers, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier access to the Internet and the increasing importance of the Internet as a communications and commercial medium.

     Businesses have also rapidly established corporate Internet sites and connectivity as a means to expand customer reach and improve communications efficiency. Many businesses are utilizing the Internet as a lower cost alternative to certain traditional telecommunications services. The Strategis Group estimates that the penetration of U.S. businesses connected to the Internet will rise from 66% in 1998 to nearly 80% in 2003, resulting in 4.1 million businesses being connected to the Internet by 2003. The number of individual U.S. corporate users is expected to increase from 34.9 million users in 1998 to 50.3 million users in 2003. According to International Data Corporation, U.S. corporate Internet access service revenues are expected to more than triple from $2.9 billion in 1998 to $10.1 billion in 2002.

     The Internet communications market is highly fragmented. As of the end of 1999, there were over 5,078 providers in the U.S., according to Boardwatch Magazine. These Internet service providers vary widely in their geographic coverage, customer focus and

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the nature and the quality of their services. The Internet service provider market is generally segmented into three broad categories:

     - national providers that are typically full-service providers that offer a broad range of Internet access and other services to businesses;

     - regional providers that include the regional telephone operators, competitive local exchange carriers and Internet access providers, such as Voyager.net; and

     - local providers that are typically closely-held start-ups or small companies serving a single market.

     The vast majority of Internet communication companies are small, local operations with fewer than 10,000 customers each. According to Boardwatch Magazine, there are approximately 40 national backbone providers and there are approximately 180 national dial-up providers.

     Despite the growth in the Internet communications industry, very few Internet communication companies are profitable. In addition, the dramatic growth of Internet usage and dependency has prompted customers to demand from their providers more enhanced technology and services and reliable, high-speed, quality Internet access. For example, International Data Corporation estimates that the percentage of households with broadband Internet access (DSL and cable modem) will grow from 1.0% at the end of 1998 to 13.2% at the end of 2002. Thus, Internet service providers will be faced with expending significant capital resources to attract and retain subscribers. As a result, the industry is expected to undergo substantial consolidation over the next few years, particularly among the local providers, who typically lack the financial resources necessary to continue to compete. Voyager believes that the anticipated growth in Internet use and the significant number of under-capitalized local providers within its region meeting its acquisition criteria provides Voyager with an excellent opportunity to extend its scalable business model.

VOYAGER

     The business model that Voyager has developed has resulted in substantial revenue and subscriber growth, reduced customer acquisition costs and significant cash flow from operations and includes customer satisfaction efforts. Voyager's business model is based on the following key principles:

     - Voyager controls the costs of acquiring new customers by focusing on markets in the Midwestern United States, thereby reducing the need for more expensive, broad-based marketing campaigns;

     - Voyager focuses on delivering product quality and services and customer care, which Voyager believes results in word-of-mouth referrals and customer retention greater than the industry average;

     - Voyager manages 100% of its network equipment and customer care operations, which reduces its telecommunication costs and enhances control over its network

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       utilization, efficiency, scalability and quality, and Voyager owns or leases 100% of its network equipment; and

     - Voyager realizes cost savings and economies of scale from its acquired businesses by reducing duplicated network infrastructure and taking steps to consolidate sales and marketing, network operations, customer support and back office operations.

     Voyager has begun to implement a strategy to become a leading provider of broadband DSL services in the Midwest. DSL technology is a high-speed Internet connectivity option using existing telephone wiring, widely heralded as the next-generation Internet connectivity option. DSL enables connection speeds up to 50 times faster than using a standard, 28.8 Kbps modem over existing phone lines. Voyager's DSL deployment strategy will establish a network capable of providing bundled phone, high-speed Internet and future communications services.

     DSL technology is particularly well suited for small and medium sized businesses looking to connect their entire staff to the Internet over a single high-speed Internet connection, or for customers looking to access the Internet at top speeds. DSL includes the following benefits:

     - provides a dedicated, "always on" connection;

     - is faster than ISDN and modem connections;

     - is more affordable than dedicated T1 and frame relay connections; and

     - is more reliable, and less complicated to use than dial-up connectivity options.

     Voyager has a two-tiered strategy to provide DSL services:

     - provide DSL services directly as a CLEC to customers in secondary and tertiary markets throughout our region; and

     - continue to provide DSL services through existing relationships with major data CLEC providers in selected major metropolitan areas.

     Voyager will soon begin deploying DSL services in approximately 40 cities from the central offices of 240 incumbent local exchange carriers, or ILECs, reaching more than 400,000 small and medium size business customers and 3.8 million residential customers. Voyager is targeting secondary and tertiary markets within its region, covering areas that are less competitive than the major metropolitan areas. Target markets include Michigan cities of Alpena, Ann Arbor, Battle Creek, Charlotte, Flint, Gaylord, Grand Rapids, Hastings, Hillsdale, Jackson, Kalamazoo, Lansing, Petoskey, Sturgis, Three Rivers, and Traverse City; Ohio cities of Akron, Canton, Dayton, Hamilton, Middletown, Springfield, Toledo, Troy, and Youngstown; Indiana cities of Columbus, and Seymour; Illinois cities of Aurora, Elgin, and Joliet; and Wisconsin cities of Appleton, Kenosha, Madison, Milwaukee, Newberg, Stevens Point, Green Bay, and Vandyne. When Voyager's DSL network is deployed in these cities, service will be available in more than 170 cities and townships in the Midwest region.

     Voyager is well positioned to begin offering DSL services directly to its customers in its Midwest region as it has a strong presence, a large installed customer base, and a
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substantial network infrastructure. Voyager's broadband strategy is intended to establish Voyager as one of the dominant providers of DSL services in the Midwest. Voyager's sales and marketing plans include up-selling its installed customer base as well as attracting customers from other providers in the region.

VOYAGER SERVICE OFFERINGS

     Internet Access Services.   Voyager offers a full range of dial-up, DSL,
and cable modem Internet access services to residential subscribers and dedicated, web hosting, and dial-up Internet access to business customers. By selecting between the various types of access services and pricing plans available, subscribers can select services that fit their specific needs.

     - DIAL-UP ACCESS.   Voyager's residential access services are designed to
       provide subscribers with reliable Internet access through standard dial-up modems. Voyager's dial-up Internet access service includes:

         -- local access numbers;

         -- personal Web space;

         -- multiple e-mail accounts;

         -- toll-free customer support;

         -- light usage plans; and

         -- Internet chat and news groups.

     Voyager also offers prepaid plans for quarterly, semi-annual and annual access. A majority of its residential subscribers pay their monthly fee automatically by a pre-authorized monthly charge to their credit card. Additional service options include Web content filter service, e-mail alias (forwarding) and national toll-free roaming service.

     - DSL.   Voyager provides DSL services to customers in Detroit, Chicago,
       Milwaukee, and Minneapolis through agreements with Covad Communications Company, @Link Networks, and USWest. Through these partnerships, Voyager offers DSL service with speeds from 144 Kbps to 1.5 Mbps.

     Voyager is engaged in activities to provide a variety of high-speed data services directly to customers such as SDSL, and ADSL, and also provide the opportunity to offer high-quality voice services over DSL. Service is expected to be available in up to 40 cities in Voyager's Midwest market in 2000, with service becoming available in selected cities as soon as the end of the second quarter 2000.

     - DEDICATED ACCESS.   Voyager offers high-speed dedicated connections to
       both business and residential subscribers at a range of speeds using traditional telecommunications lines and frame relay communications services for those customers requiring greater speed and reliability.

     - CABLE MODEMS.   Through a reseller arrangement with Millennium Digital
       Media Systems, L.L.C., Voyager offers broadband Internet access in certain locations

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       through the use of modems integrated with local cable television networks and provides the technical and billing support to this fast-growing segment of the Internet access business.

     - VOYAGER.NETTV.   Voyager.netTV allows individuals without a computer or
       who need a second Internet terminal to access the Internet easily and inexpensively through their television. The complete Voyager.netTV service, which includes a set-top box, keyboard, remote control unit, all necessary cables and unlimited Internet access, is available at a monthly subscription rate, with no additional equipment, installation or set-up costs. Voyager.netTV is a pre-configured set-top box that connects to a customer's television in the same manner as a VCR or game system and is controlled with the use of a wireless keyboard or remote control. A built-in control pad, included on both the keyboard and remote, provides the user with a simple point and click interface to call up Web sites or e-mail services that are displayed in a large, easy-to-read format on the TV screen.

     Web Services.   Voyager's Web services help organizations and individuals
implement their Web site and e-commerce goals. Voyager offers various Web hosting and other services that enable customers to establish a Web site presence without maintaining their own Web servers and high-speed connectivity to the Internet.

     - WEB HOSTING.   Voyager offers a diverse range of shared, dedicated and
       co-location Web hosting services for small and medium businesses. Voyager's Web hosting service includes state-of-the-art Web servers, high-speed connections to the Internet at our network operations centers, and registration of Voyager's customers' domain name and Internet address. Voyager also offers Web page design, development, maintenance and traffic reporting and consulting services. Voyager currently has over 12,000 Web hosting subscribers.

     - CO-LOCATION.   Voyager offers co-location services, providing
       telecommunications facilities for customer-owned Web servers, for customers who prefer to own and have physical access to their servers but require the reliability, security and performance of our on-site facilities. Voyager's co-location customers house their equipment at Voyager's secure network operating centers and receive direct high-speed connections to the Internet.

     - E-COMMERCE.   Voyager has launched a suite of Web hosting and e-commerce solutions that enable businesses to easily and affordably create Web sites and sell their products and services over the Internet. The product suite includes EasyWeb, which allows a business to quickly create a Web site online through a series of menu-driven screens and templates, and EasyShop, a comprehensive e-commerce solution, which allows businesses to accept real-time credit card purchases via their Web site.

     - LOCAL CONTENT.   The Voyager portal is a feature-rich web site including
       personalized local news and weather, sports, entertainment, finance, stock quotes, shopping, classifieds and chat services for Voyager customers. Content is

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       automatically tailored to individual customers using a sophisticated database driven process that presents customers with location-specific information. Customers can also customize the layout and specific content options available to them. Content is made available through revenue sharing and co-branding agreements with organizations including CMGI Inc.'s MyWay.com, Wizshop.com, Amazon.com, eToys, and local media. Customers access the portal page at www.voyager.net.

     Other Services and Offerings.   Voyager also offers other enhanced
communications services to meet the one-stop shopping demands of residential and business customers.

     - VIRTUAL PRIVATE NETWORKS.   Voyager's custom virtual private networks
       solutions enable its customers to deploy tailored, Internet protocol-based mission-critical business applications for internal enterprise, business-to-business and business-to-customer data communications on our network while also affording high-speed access to the Internet. Voyager offers its customers a secure network on which to communicate and access information between an organization's geographically dispersed locations, collaborate with external groups or individuals, including customers, suppliers, and other business partners and use the Web to access information on the Internet and communicate with other Web users.

     - LONG DISTANCE AND OTHER TELECOMMUNICATIONS.   Voyager currently resells
       long distance telecommunications services as well as an 800 service, calling cards and prepaid cards to its Internet customers through its VoyagerLink operations. Voyager currently offers this interstate and intrastate long-distance service to its customers at a fixed rate per minute, with no set-up or monthly charges. Voyager also has begun offering bundled voice and data services to customers who seek Internet access and telecommunications services from a single source.

SALES AND MARKETING

     Marketing.   Voyager's marketing philosophy is based on the belief that a consumer's selection of an Internet service provider is often strongly influenced by a personal referral. Accordingly, Voyager believes that the customer satisfaction of its subscriber base has led to significant word-of-mouth referrals. Voyager's referral incentive program awards subscribers one month of free service for every customer referred. As a result, over 70% of new sign-ups come from existing subscriber referrals. Voyager's proprietary customer care and billing system automatically tracks and credits the subscriber's account, thus providing Voyager with valuable marketing information and flexibility with this program. Voyager also markets its services through strategic relationships with value added resellers in the local communities, such as computer stores, trade associations, unions, Web development companies, local area network administrators and other retail stores which represent and promote Voyager on a commission basis. These relationships are a significant source of new customers. In addition, Voyager offers free Internet training classes within its markets to cultivate interest in the Internet and increase brand recognition. Voyager does not use mass marketing media as a major source of acquiring new customers, but instead believes that

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by providing superior customer service and developing strong relationships within local communities, particularly in small- and medium-sized markets, Voyager can continue to grow at rates greater than the industry average with very low costs per new customer acquired.

     Web-based Marketing.   Voyager maintains a Web site (www.voyager.net) that
provides Internet users with the opportunity to learn about Voyager and enroll in one of its Internet access service plans. Upon viewing information on Voyager's services, potential customers can either subscribe online or contact a customer support employee for enrollment. Customers who sign-up on-line or through our 800 number have their accounts created immediately and are thus able to use their accounts within minutes of account activation.

     Free CDs and Diskettes.   Upon the request of prospective customers,
Voyager distributes free software via CD and diskettes that contain both the Netscape browser software for Windows 95, Windows 3.1 and Macintosh as well as Microsoft's Internet Explorer 4.0. The software is configured to facilitate installation and connection to a Voyager.net point of presence. Individuals receiving the CD or diskettes have the opportunity to obtain the free browser software contained on the CD by opening an account with Voyager, either on-line or via a toll-free telephone number. New customers can be on-line in a matter of minutes after opening an account on-line or by calling our toll-free telephone number.

     Business Sales and Support.   Voyager has a business sales and support team
dedicated to selling and providing customized support to its growing small- and medium-sized business customers. Voyager's business teams include support personnel located throughout its target region. This strong local presence allows it to meet face-to-face with its business customers to evaluate their needs and respond with customized solutions. Voyager's locally-based sales and support teams are supported by additional network engineers at its headquarters for trouble-shooting on specific problems.

CUSTOMER SERVICE AND TECHNICAL SUPPORT

     Voyager provides its customer service and technical support through two large call centers located in East Lansing, Michigan and New Berlin, Wisconsin. Voyager provides 100% of its customer care internally and does not outsource any customer operations to third party providers. Voyager has staffed its call centers with over 270 employees, or more than 50% of its workforce. Voyager's two main centers are fully-integrated so that both centers can handle calls from subscribers located anywhere within the region. This interoperability allows Voyager to more efficiently handle support calls, thereby reducing telephone hold times. Voyager has upgraded its phone system that routes calls, tracks important call-in data, automatically answers certain questions and moves customers quickly through the call-in process. Its comprehensive staff training program and incentive compensation program linked to customer satisfaction has led to significant improvements in the time required to move subscribers through the various calling queues. In addition to using Voyager's call centers, subscribers can also e-mail questions directly to technical support staff, as well as find solutions on-line through the use of the

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tutorials found at Voyager's Web site. Voyager's free Internet training and educational classes within its markets also allow its customers and potential subscribers to ask questions about the Internet and Voyager's services.

NETWORK AND TECHNOLOGY

     Voyager operates the largest dial-up Internet network in the Midwest in terms of geographic coverage, with approximately 200 Voyager-owned points of presence in Michigan, Indiana, Illinois, Minnesota, Ohio and Wisconsin.

     Network Infrastructure.   Voyager designed and built its network to
specifically service Internet (data) traffic. The network is comprised primarily of the latest Cisco Systems' routing and switching equipment, which provides a common platform for increased flexibility and maintenance while allowing for the use of advanced routing protocols to quickly and dependably deliver customer traffic. Voyager has two network operating centers to oversee traffic flows and general network operations, as opposed to a single network operating center as found in many national networks, which helps create redundancy and ensures a secure and reliable network. Voyager is continuously improving its network infrastructure and connectivity costs through its relationships with incumbent local exchange carriers such as Ameritech Corporation and GTE Corporation as well as with competitive local exchange carriers such as Brooks Fiber (MCI WorldCom), Phone Michigan (McLeodUSA), Time Warner, Coast to Coast and Focal Communications.

     Voyager's points of presence are linked to regional network points, or hubs, which are its two network operating centers. These network points are linked to the Internet by fiber optic connections and employ asynchronous transfer mode, frame relay and other methods of handling traffic efficiently. Interlinked network points allow Internet users to access sites located on other network points. In the event that one of its subscribers wishes to access a Web site that is located on another service provider's network, data is directed to a network access point where information sharing is conducted under arrangements known as peering. The flow of information across a network access point allows information to be downloaded from one service provider's network to a subscriber on another service provider's network.

     Points of Presence.   Voyager's approximately 200 dial-in points of
presence primarily utilize digital access servers manufactured by 3Com Corporation and Lucent Technologies, Inc. These servers allow for a variety of customer connections from standard dial-up to traditional telecommunications lines, including integrated digital services network. Voyager's network has been reconfigured to include redundant data circuits which will automatically route customer traffic in the event of a failure. Voyager's network topology offers high levels of performance and security. Through various relationships with CLECs, Voyager has been able to reduce the overall number of points of presence by consolidating several of them into "SuperPOPs" with expanded calling areas. The SuperPOP allows Voyager to consolidate its equipment into one large modem bank and eliminate various telecommunication links from its points of presence back to the network operating center, thereby creating enhanced network reliability and

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reducing telecommunication costs. Voyager has worked with its providers to create additional SuperPOPs and Voyager intends to explore opportunities to create additional SuperPOPs in the future.

     Network Operation Centers.   Voyager has two main network operation
centers, or hubs, in East Lansing, Michigan and New Berlin, Wisconsin. These two hubs house all of its internal network equipment (servers, routers, mail, hosting, disk arrays, etc.) as well as its main routing equipment and connection to the Internet. The two hubs have been interconnected to provide redundancy and to ensure the highest quality network. The hubs are monitored on a 24 hours per day, seven days per week basis in order to provide the highest level of network performance.

     Peering Relationships.   Peering is the act of exchanging data across
networks, typically at specific, discrete locations. By allowing separate networks to exchange data, users on a particular Internet service provider's network are able to access information and communicate with users on another provider's network. Many formal peering points exist where several dozen Internet service providers and other providers exchange data, including network access points. Internet service providers can also run connections to peer with several different providers (known as multihoming). Multihoming allows an Internet service provider to provide better service, as inbound and outbound data can go over different routes if a particular network is overloaded. Voyager has relationships at multiple points with several different organizations, including Verio, Inc. in Ann Arbor, Michigan, NAP.net in Chicago, Illinois and MCI and Savvis in Kalamazoo, Michigan, thereby building in network redundancy that allows for better connectivity for its customers.

     Integrating Acquired Networks.   As Voyager continues to play a leading
role in consolidating the Internet service provider industry, one of its tasks is to configure the acquired equipment and network into its regional Internet-based network. Voyager has taken steps to gain scale economies by eliminating redundant and expensive Internet connectivity and better utilizing Voyager's current infrastructure. Its integration plan calls for connecting the acquired points of presence directly to its network at the most cost effective point and eliminating duplicate Internet telecommunication costs. Voyager typically connects within three to six months after the acquisition so as to allow for a prompt yet smooth integration of the acquired networks and to reduce service disruptions.

COMPETITION

     The Internet services market is extremely competitive and highly fragmented. Voyager faces competition from numerous types of providers in its six state region and anticipates that competition will only intensify in the future as the Internet service provider industry consolidates. Voyager believes that the primary competitive factors determining success as an Internet service provider are:

     - accessibility and performance of service;

     - quality customer support;

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

     - price;

     - access speed;

     - brand awareness;

     - ease of use; and

     - scope of geographic coverage.

     Voyager believes that it has competed favorably based on these factors, particularly due to:

     - regionally focused operating strategy;

     - focus on customer care and service;

     - performance of Voyager-owned network facilities; and

     - competitive, multi-tiered pricing policy.

     Voyager's current competitors include many large companies that have substantially greater market presence, brand name recognition and financial resources. Some of Voyager's local or regional competitors may also enjoy greater recognition within a particular community. Voyager currently competes, or expects to compete, with the following types of companies:

     - established on-line information service providers, which provide basic Internet access as well as proprietary information not available through public Internet access, such as America Online, Inc.;

     - national Internet service providers, including EarthLink Network, Inc.;

     - numerous regional and local Internet service providers, some of which have significant market share in their particular market area;

     - providers of Web hosting, co-location and other Internet-based business services, such as Verio, Inc.;

     - computer hardware and software and other technology companies that provide Internet connectivity with their products, including IBM and Microsoft Corporation;

     - national long distance carriers such as AT&T Corporation, MCI WorldCom and Sprint Corporation;

     - regional Bell operating companies and local telephone companies;

     - cable operators, including Tele-Communications, Inc. and Time Warner Cable; and

     - nonprofit or educational Internet service providers.

     Many of the major cable companies and some other Internet access providers have begun to offer or are exploring the possibility of offering Internet connectivity through the use of cable modems. Cable companies, however, are faced with large-scale upgrades

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

of their existing plant equipment and infrastructure in order to support connections to the Internet backbone via high-speed cable access devices. Voyager believes that there is a trend toward horizontal integration through acquisitions or joint ventures between cable companies and telecommunications carriers. Other alternative service companies have also announced plans to enter the Internet connectivity market with various wireless terrestrial and satellite-based service technologies. In addition, several competitive local exchange carriers and other Internet access providers have launched national or regional digital subscriber line programs providing high speed Internet access using the existing copper telephone infrastructure. Several of these competitive local exchange carriers have announced strategic alliances with local, regional and national Internet service providers to provide broadband Internet access. Recently, several national access providers have begun to offer Internet access for free or at substantial discounts to prevailing rates, which may result in significant pricing pressure. Voyager also believes that manufacturers of computer hardware and software products, media and telecommunications companies and others will continue to enter the Internet services market, which will also intensify competition. Any of these developments could materially and adversely affect Voyager's business, operating results and financial condition.

GOVERNMENT REGULATION

     For information on government regulation of the telecommunications industry, please refer to the section of this joint proxy statement and prospectus entitled "Government Regulation of the Telecommunications Services Business."
of competitive services in the market will continue to be hampered by ILEC activities. This is a challenge not only affecting Voyager, but affects all CLECs in all states in the country.

     Voyager has begun negotiations of interconnection agreements with the major ILECs in its service territories. These agreements set forth the terms, conditions and rates of Voyager's interconnection with the ILECs' telecommunications networks, including, but not limited to, collocation and UNEs. Under the Federal Telecommunications Act of 1996, these negotiations are to be commenced upon the CLECs' written request for negotiations. If an interconnection agreement is unable to be negotiated within 135-160 days after the ILECs' receipt of the written request for negotiation, either party may petition the state public service commission/public utility commission for arbitration of the outstanding issues. Although each state varies as to its own arbitration practice and procedure, parties generally present oral and written evidence, participate at hearings at which witnesses are subject to cross examination, and are allowed to submit briefs and response briefs in support of their respective positions. 180-210 days after the complaint for arbitration is filed is the normal time frame within which the state commission will issue their decision.

     Even if Voyager does not have an interconnection agreement with a particular ILEC, Voyager is able to order service from the ILEC's tariff in most circumstances. This allows us to continue to move forward with implementing our business plan even though Voyager may not have an executed interconnection agreement. Upon execution

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

of an interconnection agreement, Voyager's continued ordering of service from the ILEC will be under the interconnection agreement in what should be a seamless transition.

     In addition to Voyager's CLEC services, Voyager provides long distance service as a reseller through its subsidiary Horizon Telecommunications, Inc. Long distance service consists of both intrastate and interstate service and therefore is influenced by decisions of both state commissions and the FCC. Voyager is authorized in all six states in which it provides long distance service: Indiana, Illinois, Michigan, Minnesota, Ohio and Wisconsin. As a reseller, Voyager does not have the significant capital investment in network equipment necessary to provide long distance telephone service. The state commissions and the FCC have implemented rules and procedures for the transferring of customers from one provider to another in order to reduce "slamming", the transfer of the customer from one long distance carrier to another without the customer's consent. Voyager has long implemented procedures to obtain a letter of authority, or other approved method (e.g., third party verification), to confirm that the customer does in fact want to change from its current long distance provider to Voyager. Voyager has tariffs on file with the FCC setting forth the terms, conditions and rates applicable to its provisioning of long distance service. Although the long distance regulatory environment is not as active as the local telecommunications arena, it is difficult to predict how either state and/or federal regulatory authority will impact the provisioning of long distance service in the short or long term. For more information on government regulation of the telecommunications industry, please refer to the section of this joint proxy statement and prospectus entitled "Government Regulation of the Telecommunications Services Business."

INTELLECTUAL PROPERTY

     Voyager has developed and acquired certain proprietary rights for which it has sought and will continue to seek federal, state and local protection. Voyager relies on a combination of copyright, trademark and trade secret laws to protect its proprietary rights, particularly related to its names and logos. "Voyager.net" and the associated logo are names and marks which belong to Voyager. In addition, Voyager has registered VoyagerLink and several other names, marks and logos, and has additional registrations pending for names and marks, under which it does business at local levels within its region. An integral part of its successful business strategy is its proprietary Web-based customer care and billing system. Voyager is exploring whether to seek patent protection with respect to this customer care system and will act accordingly. Voyager has each of its employees enter into an inventions agreement under which each agrees that any intellectual property rights developed while in Voyager's employment belong to Voyager. Voyager cannot assure you that the steps taken by it to protect its proprietary rights will be adequate to prevent misappropriation of its technology or that third parties, including competitors, will not independently develop technologies that are substantially equivalent or superior to its proprietary technology.

     In connection with the delivery of its access and other services, Voyager relies on the use of products of software manufacturers that it bundles in its software for users with personal computers operating on the Windows or Macintosh platforms. While some
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

of the applications included in its start-up kit for access service subscribers are shareware that it has obtained permission to distribute or that are otherwise in the public domain and freely distributable, certain other applications included in the start-up kit have been licensed where necessary. Voyager currently intends to maintain or negotiate renewals of all existing software licenses and authorizations as necessary, although Voyager cannot be certain that such renewals will be available to it on acceptable terms, if at all. Voyager may also enter into licensing arrangements in the future for other applications.

EMPLOYEES

     As of December 31, 1999, Voyager had 505 employees, including 423 full-time employees and 82 regular part-time employees. Voyager is not a party to any collective bargaining agreements covering any of its employees, has never experienced any material labor disruption and is unaware of any current efforts or plans to organize its employees. Voyager considers its relationships with its employees to be good.

PROPERTIES

     Voyager leases each of its office locations. Voyager leases cover in the aggregate approximately 55,000 square feet of space. Voyager has two primary lease locations which serve as its network operating centers: East Lansing, Michigan, which is also its corporate headquarters, with approximately 17,000 square feet, which lease expires in 2007; and New Berlin, Wisconsin, where Voyager leases space at four locations covering in the aggregate approximately 25,000 square feet under long-term leases. Voyager also leases space, typically less than 50 square feet per location, to house its network equipment at each of its points of presence. Voyager does not own any real estate. Voyager believes that its current facilities are suitable and adequate for its business and, upon expiration of its leases, Voyager does not anticipate any significant difficulty in obtaining renewals or alternative space in its desired markets.

LITIGATION

     Voyager has been, from time to time, involved in various litigation matters arising in the ordinary course of business. Voyager is not involved currently in any pending legal proceedings that either, individually or taken as a whole, will have a material adverse effect on its business, financial condition and results of operations.

                     ATX TELECOMMUNICATIONS SERVICES, INC.

     ATX offers its customers a full range of broadband communications services including long distance, local, wireless and network services such as LAN/WAN data integration, Internet access and Web consulting, development and hosting throughout the New York-Virginia corridor. In addition, ATX offers Advanced Communications Solutions products tailored to meet the needs of its business customers, such as conference calling, travel services, pre-paid calling, enhanced fax and PC-based billing. Customers are billed on a single, consolidated invoice, delivered by traditional means or

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

near real time Web-based billing that allows the customer to sort the information to detail calling patterns.

     The predecessors to ATX started operations in 1985. On February 9, 2000, ATX Telecommunications Services, Ltd., its general partner A.T. Communications, Inc., Global Telecom Services, Ltd. and its general partner Global Telecommunications, Inc., merged with and into ATX Telecommunications Services, Inc., a newly formed Delaware corporation, which was the surviving corporation.

BUSINESS STRATEGY

     ATX intends to:

     - PROVIDE INTEGRATED COMMUNICATIONS SERVICES AND TARGET HIGH GROWTH SECTORS. ATX offers a full complement of broadband data and telecommunications services on a bundled and individual basis for which it provides a single bill. ATX believes that providing one-stop communications services, including local and long distance services as well as data and Internet services, will help ATX to meet the needs of its customers, penetrate its targeted markets, capture a larger portion of its customers' communications expenditures and increase customer retention. ATX is focusing on the following products in an effort to grow its revenues: local service, LAN/WAN data integration, Web hosting/Web development and Internet service.

     - CONTINUE TO DEVELOP A SUPER-REGIONAL NETWORK IN COMMUNICATIONS INTENSIVE
       MARKETS.   ATX's goal is to expand its network reach in the Northeast region.

     - TARGET SMALL AND MEDIUM SIZED BUSINESSES.   ATX will continue to target
       small and medium sized businesses, as well as Fortune 1,000 companies, in the New York-Virginia corridor. ATX believes that these customers are typically under-served by incumbent local exchange carriers and that they will value ATX's ability to provide an integrated suite of advanced telecommunications and consulting services on one bill. ATX believes that its 15-year operating history and strong presence in its region make it well-positioned to exploit this attractive market.

     - EXPAND ATX'S SALES FORCE TO INCREASE REVENUE, MARKET SHARE AND GEOGRAPHIC
       REACH.   With an experienced sales force in the New York-Virginia
       corridor, in an effort to expand its revenues, ATX plans to expand its sales force going forward with new offices in southern New England, southern New Jersey and New York.

     - CONTINUE TO PENETRATE ENHANCED VOICE AND DATA SERVICES INTO ITS EXISTING
       CUSTOMER BASE.   ATX cross-sells voice and data services to its existing
       customer base. ATX's dedicated client care specialists focus on customer service and opportunities to introduce new products to existing accounts. Compared with generating new customers, this process is less time-intensive due to existing customers' familiarity with ATX and has the ability to provide higher revenue margins because it is likely there will be lower additional sales expense. Moreover, ATX believes that providing additional services significantly increases customer reten-

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

       tion. Since April 1998, when ATX entered the local service market, ATX has delivered local services to approximately 25% of its long distance customer base. ATX plans to focus on marketing to its existing customers its data products, including LAN/WAN data integration, Web hosting/Web development and Internet service.

     - EXPAND SMART-BUILD NETWORK EXPANSION FOCUSED ON CLUSTERED CUSTOMER FOOTPRINT. ATX operates a capital-efficient switch and facilities-based network that utilizes highly advanced technology. From its inception, ATX has used a "smart-build" network strategy, building and owning the intelligent components of its network while leasing unbundled local loops and inter-exchange transport facilities from other carriers. The purpose of this strategy is to allow ATX to enter new markets rapidly, selectively target customer clusters, provide low cost redundancy, and generate cash flow quickly, while minimizing capital expenditures. As a result, approximately 90% of total ATX traffic originates and approximately 75% of ATX traffic terminates on its network.

PRODUCTS AND SERVICES

     ATX offers its customers a full range of broadband communications services. ATX's current product offerings include:

     Long distance.   ATX has offered switched and dedicated long distance
services since its inception in 1985. Long distance services include inbound/outbound service, international, 800 or 888 service and calling card telephone service. ATX currently provides intraLATA and interstate long distance services nationwide and international termination worldwide. ATX also offers a full line of Advanced Communications Solutions along with long distance, Internet-based call management, Insight billing applications, traveling calling cards, fax broadcasting, voice mail, conference calling and enhanced call routing services.

     Local.   ATX's local service was introduced in April 1998. Following its smart-build strategy, ATX captures market share as a reseller of local service and then migrates customers on-switch to provide services on an unbundled network element basis. ATX is focusing on increasing local service penetration into its existing commercial customer base, expanding its sales force and broadening its network.

     Network Services.   ATX offers a complete broadband network solution to its
customers. These services include LAN/WAN data integration for private line services, Internet services, Frame Relay/ATM, Web design, development, hosting and consulting services.

     Internet Services.   ATX utilizes a state-of-the-art network to deliver
Internet access designed for business use, ensuring high-speed, stable connectivity to a global resource of information. ATX customers are connected via high-speed dedicated lines (from 56K up to DS3).

     Web Services/E-Commerce.   ATX is able to facilitate virtually every aspect
of establishing and maintaining an interactive global presence in Web services. The various

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segments of Web services include Web design, hosting, electronic commerce,
Intranet development, database integration, Internet marketing and Internet security.

     Consulting Services, LAN/WAN Data Integration.   ATX's network services and
integration unit assists organizations in the design, construction, implementation and management of practical local and wide area networks. This business unit manages LAN/WAN data integration for private line services, Frame Relay/ATM and ISDN, as well as professional consulting services and hardware/software sales. ATX executes efficient and high performance solutions while educating clients on specific business applications and the technology that make them possible. Consulting Services include WAN architecture and implementation, router and CSU configuration, LAN switching, electronic commerce, cabling and VLAN design and set-up.

     Wireless.   ATX offers portable tools that enable wireless contact
throughout the United States. ATX offers wireless services primarily as a customer retention tool, consisting of both cellular and paging service. ATX offers digital and analog cellular services as well as ESMR service (two-way radio and digital cellular service) through Nextel.

     New Products and Services.   ATX believes that DSL, network managed
services and co-location server farm for electronic commerce platforms offer significant potential for revenue growth. ATX intends to continue focusing its efforts on advancing these new products and services.

SALES, MARKETING AND DISTRIBUTION

     The ATX sales model is based on its consultative sales approach, its proprietary marketing and training tools, the experience of its sales force, its "farm-team" training and career development program, and its shared vision and incentive structure to reward individual and team performance objectives.

     Each ATX sales consultant provides value to the customer by tailoring telecom products that meet the specific needs of the customer. Each sale begins with an evaluative consultation that investigates the telecom needs of the customer. The ATX sales consultant then designs a tailored, integrated and cost-effective telecom platform that addresses the specific customer's communications needs. The level of the sales consultant's telecom and customer knowledge necessary to sell successfully can be achieved only through significant training, mentoring and devotion of corporate resources.

     ATX has an experienced and long-tenured sales force. Over 25% of ATX's senior sales force professionals have been with ATX for more than 5 years, and 18 out of 22 members of the sales management team have been promoted from within the ATX organization. ATX's 150 sales personnel are organized in ten teams, including sales consultants at all levels.

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

                    GEOGRAPHIC MONTHLY REVENUE DISTRIBUTION

                                            APPROXIMATE
                                            PERCENTAGE
JURISDICTION                                OF REVENUE
------------                                -----------
Pennsylvania..............................      66.5%
Maryland..................................       9.3%
New Jersey................................       7.6%
Virginia..................................       4.0%
Delaware..................................       3.7%
Washington D.C............................       1.5%
Other.....................................       7.4%
                                               -----
      Total...............................     100.0%

CUSTOMERS AND PROPRIETARY SYSTEMS

     Customers.   Approximately ninety percent of ATX's customers are located in the New York-Virginia corridor. No single customer represents more than 2% of total sales. These customers are typically under-served by the incumbent local exchange carrier and value ATX's ability to provide an integrated complement of advanced telecommunications and consulting services on one bill. All of ATX's revenues are from end-users, with no wholesale, carrier or reciprocal compensation revenue. In addition, a large portion of ATX's customers are in industries, such as health services, insurance, legal services, banking and transportation, that have a high demand for data intensive and comprehensive telecommunication services.

     Management Information Systems. ATX has invested in the construction of a series of proprietary software applications and an extensive corporate Intranet in its efforts to achieve a paperless work environment in which all job critical information is readily available on-line. ATX's employees can use the corporate Intranet to access detailed product and corporate information, industry research and updates, competitive intelligence files, on-line training and certification, calendars, a personnel directory, community activities, philanthropic organizations, and other important content from the convenience of their desktops. On-line forms and sophisticated e-mail applications have further increased productivity by enhancing communications at ATX.

     ATX currently utilizes internally developed proprietary systems for integrated order management and provisioning, as well as for customer relations management. For billing, ATX uses a combination of an external service bureau and proprietary software.

ATX NETWORK ARCHITECTURE

     ATX employs a "smart build" network architecture for the delivery of local and long distance telephony and data services. Since its predecessors' inception, ATX has invested capital in switching and networking technologies. ATX's growth has been through deliberate, planned expansion, resulting in an efficient heterogeneous, interconnect network connecting the major metropolitan service areas throughout North
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America. ATX's network development strategy has focused around high-density, commercial zones where ATX gains control of the "last mile" of fiber or copper loop via a potential build or a lease. This "last mile" ultimately connects each customer to the ATX network, which ATX believes creates a desirable customer dynamic that affords operating efficiencies and results in higher customer retention rates.

     ATX believes that, in the future, a significant amount of telecommunications traffic will utilize packet switching technologies. The current and emerging technologies provide for the encapsulation of all types of telecommunications services within a common packet switched protocol. As a result, ATX is currently developing its network towards an ATM, packet switched, centric model.

COMPETITION

     The telecommunications industry and all of its segments are highly competitive and many of ATX's existing and potential competitors have greater financial, marketing, technical and other resources than does ATX. ATX faces heavy competition in the telecommunications industry for all of the services it currently provides and those it intends to provide in the future. Competition for ATX's products and services is based on price, quality, network reliability, service features and responsiveness to customers' needs. ATX's strongest competitors in the long distance market are AT&T and MCI-WorldCom, and to a lesser degree, emerging CLECs. In the local market, ATX's strongest competitors are AT&T (Teleport), MCI-WorldCom (MFS) and Bell Atlantic. In the Internet connectivity market, MCI-WorldCom, Sprint and some local Internet service providers offering dial-up connectivity in the small business segment represent ATX's strongest competition. ATX's primary competitors in the Web development market are local Web development companies. Competition is relatively strong in the areas of network integration and integrated access. In other markets, such as data communications and wireless, ATX faces relatively strong competition.

EMPLOYEES

     As of March 2000, ATX had approximately 525 employees, none of whom are represented by a labor union or are members of a collective bargaining unit.

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

PROPERTIES AND FACILITIES

     ATX's properties and facilities are listed in the table below:

           PROPERTY                           SIZE                     LOCATION
------------------------------  ---------------------------------  ----------------
Headquarters/Executive offices  50,000 sq. ft.                     Bala Cynwyd, PA
Network Operations Center       31,000 sq. ft.                     Philadelphia, PA
Sales Office                    4,300 sq. ft.                      Vienna, VA
Sales Office                    5,000 sq. ft.                      Towson, MD
Sales Office                    4,000 sq. ft.                      Woodbridge, NJ
Sales Office                    3,000 sq. ft.                      Allentown, PA
Sales Office                    2,000 sq. ft.                      Newark, DE
Technical Operations Facility   1,700 sq. ft.                      Philadelphia, PA

     ATX's headquarters/executive offices and primary technical operations facility are leased from entities controlled by Michael Karp, the Chief Executive Officer and principal stockholder of ATX. ATX currently pays approximately $1.0 million per year in rent for its headquarters/executive offices and approximately $450,000 per year in rent for its primary technical operations facility. The lease for ATX's headquarters/executive offices expires in January 2004, and ATX has an option to renew the lease for an additional five years. The lease for ATX's primary technical operations facility expires in December 2002. All of ATX's sales offices and the smaller technical operations facility are leased. ATX pays a total of approximately $425,000 per year in rent for its sales offices and the smaller technical operations facility. The leases for ATX's sales offices and the smaller technical operations facility expire between April 2000 and March 2005. ATX has options to renew certain of these leases. For more information regarding these leases please read the section of this joint proxy statement and prospectus entitled "Certain Relationships and Related Transactions for ATX -- ATX Properties and Facilities."

LITIGATION

     ATX is involved in legal proceedings arising in the ordinary course of business. Management does not believe that any pending proceedings will have a material adverse effect on ATX's financial condition or results of operations.

GOVERNMENT REGULATION

     For information on government regulation of the telecommunications industry, please refer below to the section of this joint proxy statement and prospectus entitled "Government Regulation of the Telecommunications Services Business."

INTELLECTUAL PROPERTY

     ATX has 18 registered service marks and has applied to register two additional service marks.

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

                            GOVERNMENT REGULATION OF
                    THE TELECOMMUNICATIONS SERVICES BUSINESS

     The following section describes government regulation that is applicable to the business of all of the companies (CoreComm, Voyager, ATX and New CoreComm).

OVERVIEW

     The telecommunications services New CoreComm, CoreComm, Voyager and ATX currently provide and will provide in the future will be subject to regulation by federal, state and local government agencies. The following summary does not purport to describe all current and proposed regulations and laws affecting the telecommunications industry. Other existing federal and state regulations and legislation are the subject of judicial proceedings, legislative hearings and administrative proposals, which could change in varying degrees the manner in which this industry operates. Neither the outcome of these proceedings nor their impact on the telecommunications industry or our business can be determined at this time. Future federal or state regulations and legislation may be less favorable to us than current regulation and legislation and therefore may have a material and adverse impact on our business and financial prospects. In addition, we may expend significant financial and managerial resources to participate in proceedings setting rules at either the federal or state level, without achieving a favorable result.

     At the federal level, the FCC has jurisdiction over interstate and international services. Interstate services are communications that originate in one state and terminate in another. Intrastate services are communications that originate and terminate in a single state and state public service commissions exercise jurisdiction over intrastate services. Municipalities and other local government agencies may also regulate limited aspects of New CoreComm's business, such as use of government-owned rights-of-way and construction permits. New Corecomm's networks also may have to comply with numerous local regulations such as building codes, franchise and right-of-way licensing requirements.

TELECOMMUNICATIONS ACT OF 1996

     The federal Telecommunications Act, enacted in 1996, has resulted and will continue to result in substantial changes in the marketplace for telecommunications services. These changes include, at present, opening local exchange services to competition and, in the future, a substantial increase in the addressable services for us. Among its more significant provisions, the Telecommunications Act:

     - removes legal barriers to entry into all telecommunications services, such as long distance and local exchange services;

     - requires ILECs (e.g., Ameritech or Bell Atlantic) to "interconnect" with and provide services for resale by competitors;

     - establishes procedures for LECs and BOCs to enter into new services, such as long distance and cable television;

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

     - relaxes regulation of telecommunications services provided by ILECs and all other telecommunications service providers; and

     - directs the FCC to establish an explicit subsidy mechanism for the preservation of universal service.

     The FCC was also directed by Congress to revise and make explicit subsidies inherent in the access charge paid by IXCs for use of local exchange carriers' services.

REMOVAL OF ENTRY BARRIERS

     The provisions of the Telecommunications Act should enable New CoreComm to provide a full range of local telecommunications services in any state. Although New CoreCom will be required to obtain certification from state public service commissions in almost all cases, the Telecommunications Act should limit substantially the ability of a state public service commission to deny a request for certification. The provisions of the Telecommunications Act also reduce the barriers to entry by other potential competitors and therefore increase the level of competition New CoreComm will likely face in all markets affected by the Act. Please refer to the section of this joint proxy statement and prospectus entitled "Risk Factors -- Risk Factors relating to New CoreComm business."

INTERCONNECTION WITH LOCAL EXCHANGE CARRIER FACILITIES

     A company cannot compete effectively with the ILECs in the switched local telephone services market unless it is able to connect its facilities with the ILEC's facilities and obtain access to essential services and resources under reasonable rates, terms and conditions. The Telecommunications Act places a number of access and interconnection requirements on all local exchange providers, including CLECs, with additional requirements placed on non-rural ILECs. These requirements are intended to provide access to networks under reasonable rates, terms and conditions. Specifically, ILECs must provide the following:

         Unbundling of Network Elements.   ILECs must offer access to various
     unbundled elements of their network. This requirement allows new entrants to purchase at cost-based rates elements of an ILEC's network that may be necessary to provide service to a new entrant's customers.

         Dialing Parity.   All local exchange carriers must provide dialing
     parity, which means that a customer calling to or from a CLEC network cannot be required to dial more digits than is required for a comparable call originating and terminating on the ILEC's network.

         Telephone Number Portability.   Telephone number portability enables a
     customer to keep the same telephone number when the customer switches local exchange carriers.

         Reciprocal Compensation.   The duty to provide reciprocal compensation
     means that local exchange carriers must terminate calls that originate on competing networks in exchange for a given level of compensation and that they are entitled to

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

     termination of calls that originate on their network, for which they must pay a given level of compensation.

         Resale.   All local exchange carriers generally may not prohibit or
     place unreasonable restrictions on the resale of their services. In addition, ILECs must offer local exchange services to resellers at a wholesale rate that is less than the retail rate charged to end users.

         Collocation.   ILECs must permit CLECs to install and maintain their
     own network equipment in ILEC central offices and remote terminals subject to certain rates, terms and conditions.

         Access to Rights-of-Way.   All ILECs, CLECs and certain other utilities
     must provide access to their poles, ducts, conduits and rights-of-way on a reasonable, nondiscriminatory basis.

     ILECs are required to negotiate in good faith with other carriers that request any or all of the arrangements discussed above. If a requesting carrier is unable to reach agreement with the ILEC within a prescribed time, either carrier may request arbitration by the applicable state commission.

     The rates charged by ILECs for interconnection and unbundled network elements vary greatly from state to state. These rates must be approved by state regulatory commissions, which often follows a lengthy and expensive negotiation, arbitration, and review process. Recurring and non-recurring charges for telephone lines and other unbundled network elements may change based on the rates proposed by ILECs and approved by state regulatory commissions from time to time, which could have an adverse effect on our operations. In addition, the FCC's cost-based methodology for determining these rates is still subject to judicial review, which creates uncertainty about how interconnection and unbundled element rates will be determined in the future.

     While the Telecommunications Act generally requires ILECs to offer interconnection, unbundled network elements and resold services to CLECs, ILEC-to-CLEC interconnection agreements may have short terms, requiring the CLEC to renegotiate the agreements. ILECs may not provide timely provisioning or adequate service quality, thereby impairing a CLEC's reputation with customers who can easily switch back to the ILEC. In addition, the prices set in the agreements may be subject to significant rate increases if state regulatory commissions establish prices designed to pass on to the CLECs part of the intrastate cost of providing universal service.

     In January 1999, the United States Supreme Court upheld the FCC's authority to adopt pricing rules for interconnection services, unbundled network elements, and resale by CLECs. However, the Supreme Court instructed the FCC to reconsider aspects of its 1996 order regarding the extent to which ILECs are required to unbundle elements of their networks. The FCC's pricing rules may still be reviewed by the courts. On remand from the Supreme Court, the FCC adopted an order on September 15, 1999, which specified the unbundled elements that ILECs must make available to competitors. The FCC reaffirmed that incumbents must provide unbundled access to six of the seven network elements that were listed in the FCC's 1996 order. According to the FCC, the

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seventh item, operator and directory assistance services, is no longer necessary to permit competition. The FCC's order also added additional unbundled elements to the list -- subloops, portions of loops, dark fiber optic loops and transport -- but declined, except in limited circumstances, to require ILECs to unbundle the facilities used to provide high-speed Internet access and other data services. In addition, the FCC initiated a further rulemaking proceeding to consider whether carriers should be able to combine unbundled elements to provide special access services in competition with those provided by the ILECs. Portions of the FCC's 1999 ruling have been appealed by several parties.

     In February 1999, the FCC determined that calls to ISPs are interstate in nature, thus falling under the FCC's jurisdiction and outside the scope of the Telecommunications Act's reciprocal compensation requirements. The FCC initiated a review of compensation arrangements for calls to ISPs but stated that, in the meantime, parties may voluntarily include reciprocal compensation provisions in their interconnection agreements and that state commissions may order compensation for termination of ISP calls. Many states decided to leave intact existing decisions in favor of reciprocal compensation for ISP-bound calls. On March 24, 2000, the U.S. Court of Appeals for the D.C. Circuit overturned the FCC's decision that calls to ISPs are not local. The court found that the FCC had failed to explain adequately its determination that a call does not "terminate" at an ISP merely because the ISP then originates further telecommunications that extend beyond state boundaries. In response to this court ruling, the FCC could try to bolster its original jurisdictional conclusion or it could determine that calls to ISPs are local. If it takes the latter course, CLECs will be entitled to reciprocal compensation under the Telecommunications Act for terminating ISP-bound traffic, which could have a favorable impact on our revenues. Such a decision, however, could also potentially lead to more state control over Internet-related services, which could have a negative effect on our roll out of such services.

     Several ILECs have filed petitions at the FCC and have initiated legislative efforts to effect a waiver of the obligation to unbundle and offer services for resale with regard to high-speed data or "advanced" services. In addition, the ILECs are seeking to provide these services on an interLATA (long distance) basis before they have been granted approval by the FCC pursuant to
Section 271 of the Telecommunications Act to enter the long distance market. Although the FCC has held that advanced services continue to be required to comply with the resale and unbundling obligations of the Telecommunications Act, it has started a proceeding to determine whether ILECs can create separate affiliates for advanced services that would be free of these obligations. In November 1999, the FCC ruled that DSL services that traditional telephone companies sell to Internet service providers need not be resold to competitive telecommunications providers at wholesale rates. In addition, an FCC decision on voluntary remand from the U.S. Court of Appeals for the D.C. Circuit affirmed and clarified the FCC's position that advanced services are subject to the interconnection, resale, and unbundling requirements of the Act. Permitting ILECs to provision data services through separate affiliates with fewer regulatory requirements could have a material adverse impact on our ability to compete in the data services sector. The FCC also imposed conditions on the merger of SBC with Ameritech in October 1999 that permit the provisioning of

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advanced data services via separate subsidiaries under various requirements, some of which expire in the near term. We cannot predict whether these requirements are enforceable, nor whether they will deter anticompetitive behavior if they are enforceable. Bell Atlantic's application for long distance service in New York has been approved subject to similar separate subsidiary provisions. These areas of regulation are subject to change through additional proceedings at the FCC or judicial challenge.

     On March 17, 2000, the U.S. Court of Appeals for the D.C. Circuit issued a decision in which it vacated significant portions of an FCC order that granted collocation rights to CLECs for advanced services equipment. In particular, the court found that the FCC's order impermissibly appears to permit competitors to collocate equipment that may do more than what is required to achieve interconnection or access to unbundled network elements. The court faulted the FCC for requiring ILECs to permit collocation of any equipment that is "used or useful" for either interconnection or access to unbundled elements "regardless of other functionalities inherent in such equipment." It told the FCC to explain better which types of equipment are actually "necessary" for interconnection or access. On remand, the FCC could determine that much of the multi-function equipment that CLECs generally wish to collocate today satisfies the court's "necessary" standard. In fact, the court's only example of equipment that likely would not meet the standard is equipment that facilitates payroll or data collection. Nevertheless, it probably will be years before the FCC and the courts decide this issue finally and, in the meantime, many ILECs may seek to interpret the court's decision to mean that they do not have to permit the collocation of multi-function equipment. This could significantly delay or hamper our network deployment plans, which call for collocation of various types of equipment in ILEC central offices.

     In this March 17, 2000 order, the court also overturned the FCC's determination that ILECs must permit collocating CLECs to cross-connect their facilities. The court stated that the FCC failed to explain how cross-connects between CLECs are necessary for interconnection with or access to the unbundled elements of the ILEC. In addition, the court rejected some of the FCC's provisions regarding the implementation of physical collocation, such as the requirement that ILECs give competitors the option of collocating equipment "in any unused space." The immediate impact of these rulings is that ILECs may seek to hinder physical collocation, driving up collocation costs. The FCC will have the opportunity to offer explanations for its decisions, but these explanations may not be issued in the near future. The March 17 order did uphold FCC rules regarding the requirement that ILECs provide cageless and adjacent collocation and rules regarding cost allocation.

     On December 9, 1999, the FCC released its line sharing order that requires ILECs to offer line sharing as an unbundled network element by June 6, 2000. Line sharing permits CLECs to use a customer's existing line to provide DSL services while the ILEC continues to use the same line to provide voice service. Prices for line sharing will be set by the states. This decision has been appealed.

     There are also numerous bills being considered by Congress that would deregulate the provision of advanced services by ILECs. These regulatory or legislative outcomes

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could have an adverse effect on our ability to obtain access to the network elements necessary for the provision of advanced services to our customers or to compete with ILECs in the provision of such services.

LOCAL EXCHANGE CARRIER ENTRY INTO NEW MARKETS

     Our principal competitor in each market we enter is the ILEC. Prior to the enactment of the Telecommunications Act, the RBOCs generally were prohibited by the consent decree that broke up the Bell System from providing long distance services. The Telecommunications Act established procedures under which a RBOC can provide landline long distance services originating from (and in certain cases, terminating in) its traditional telephone service area after receiving approval from the FCC. The interconnection offered or provided by the RBOC must comply with a competitive checklist that incorporates the interconnection requirements discussed above. Please refer to the section entitled "Government Regulation of the Telecommunications Services Business -- Interconnection with Local Exchange Carrier Facilities." RBOCs are currently permitted to provide landline long distance services to customers outside of their local service areas and in conjunction with their mobile telephone service offerings.

     Approval from the FCC will enable a RBOC to provide customers with a full range of local and long distance telecommunications services. The provision of landline long distance services by RBOCs is expected to reduce the market share of the major long distance carriers, which may be significant customers of our services. Consequently, the entry of the RBOCs into the long distance market may have adverse consequences on the ability of CLECs both to generate access revenues from the IXCs and to compete in offering a package of local and long distance services. On December 22, 1999, the FCC approved an application filed by Bell Atlantic seeking authority to begin providing long distance services to customers located in the State of New York, where it also provides local telephone service. This action represents the first approval by the FCC of an RBOC request to provide long distance services to customers located in its local operating region. The FCC's approval of Bell Atlantic's application is likely to strengthen Bell Atlantic's competitive position in New York substantially. In addition, we anticipate that Bell Atlantic will soon initiate similar proceedings to obtain long distance service authority in other states in its fourteen state operating region. For example, Bell Atlantic already has begun the necessary regulatory review process in the Commonwealth of Massachusetts. In addition, on January 10, 2000, Southwestern Bell filed an application with the FCC seeking permission to provide long distance services to customers in Texas. More RBOC requests to provide in-region long distance service are expected to be filed with the FCC in the near future.

RELAXATION OF REGULATION

     One goal of the Telecommunications Act is to increase competition for telecommunications services and thus reduce the need for regulation of these services. To this end, the Telecommunications Act requires the FCC to streamline its regulation of ILECs and permits the FCC to forbear from regulating particular classes of telecommunications services or providers. Since New CoreComm is a non-dominant carrier and, therefore, is

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not heavily regulated by the FCC, the potential for regulatory forbearance likely will be more beneficial to the ILECs than to us in the long run.

     The Telecommunications Act requires all common carriers to charge just and reasonable rates for their services and to file schedules of these rates with the FCC. These schedules are known as "tariffs" and they represent a contract between a carrier and its customers. The Telecommunications Act permits the FCC to "forbear" from enforcing certain provisions of the Telecommunications Act and the FCC has used this authority to determine that it is in the public interest to prohibit carriers from filing tariffs for their interstate services. This decision of the FCC and its "mandatory detariffing" has been stayed by the U.S. Court of Appeals for the D.C. Circuit. If the FCC is successful in its attempt to preclude telecommunications providers from filing tariffs, it may increase our exposure to litigation. Currently, tariffs contain provisions limiting the liability of providers on a variety of issues. In the absence of filed tariffs, carriers would have to rely on negotiated contracts with each customer to provide these liability limitations.

     Another FCC decision permits, but does not require, CLECs to file tariffs for the charges that they levy on interstate long distance carriers for completing calls to CLEC customers (refer to the discussion of "access charges" below). In the absence of a tariff, a carrier depends on a contract with its customers to determine the rates and conditions of service.

UNIVERSAL SERVICE AND ACCESS CHARGE REFORM

     On May 8, 1997, the FCC issued an order implementing the provisions of the Telecommunications Act relating to the preservation and advancement of universal telephone service. This order requires all telecommunications carriers providing interstate telecommunications services, including us, to contribute to universal service support. Our share of the contributions used to support schools, libraries and rural health care programs is based on our share of the total industry end user telecommunications revenues. Our share of the federal high-cost fund is based on our share of total interstate telecommunications revenue. Although we have already begun contributing to the federal universal service fund, the amount of our required contribution changes each quarter. Various states are also in the process of implementing their own universal service programs. We are currently unable to quantify the amount of subsidy payments that we will be required to make and the effect that these required payments will have on our financial condition.

     On July 30, 1999, the United States Court of Appeals for the Fifth Circuit overturned some of the FCC's rules governing the basis on which the FCC collects subsidy payments from telecommunications carriers and recovery of those payments by ILECs. In October 1999, the FCC released two orders in response to the Fifth Circuit decision. One order permits ILECs to continue to recover their universal service contributions from access charges or to establish end-user charges. The second order changed the contribution basis for school/library funding to eliminate calculations based

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upon intrastate revenues. A number of parties have petitioned the Supreme Court to review the Fifth Circuit's decision.

     In May 1999, the FCC adopted a framework for a new, forward-looking, high-cost support mechanism that will provide support for non-rural telecommunications carriers. The FCC stated that the support mechanism will be used only to determine federal support and will not impose any obligation on a state to impose intrastate surcharges. It is not possible to determine at this time what effect this ruling will have on the level of contributions we are required to make to either the federal or various state universal service programs, or if it will become easier for us to become qualified as recipients of universal service funds when we serve high-cost areas.

     In a related proceeding, on May 16, 1997, the FCC issued an order implementing reforms to its access charge rules. Access charges are charges imposed by local exchange carriers on long distance providers for access to the local exchange network, and are designed to compensate the local exchange carrier for its investment in the local network. The FCC regulates interstate access and the states regulate intrastate access. This order required ILECs to substantially decrease over time the prices they charge for switched and special access and changed how access charges are calculated. These changes are intended to reduce access charges paid by IXCs to local exchange carriers and shift certain usage-based charges to flat-rated, monthly per-line charges. To the extent that these rules are effective in reducing access charges, our ability to offer customers lower-cost access services might be impaired. Additionally, the FCC ruled that ILECs may no longer impose certain interconnection charges on competitive providers that interconnect with the ILEC at the end offices but do not use the transport facilities.

     On August 27, 1999, the FCC issued an order implementing further reforms to its access charge rules. The FCC's order granted price cap LECs greater pricing flexibility, and instituted other access charge reforms designed to increase competition and reduce access charges. These changes could impair our ability to offer customers lower-cost access services. The FCC also issued a notice of proposed rulemaking, proposing additional pricing flexibility. In addition, the FCC stated that it is considering whether to adopt rules constraining CLEC access charges. To the extent CLEC access charges are reduced, our revenue could decrease.

     Some state public service commissions have adopted rules or are currently considering actions to preserve universal services and promote the public interest.

FEDERAL REGULATION GENERALLY

     Through a series of proceedings, the FCC has established different levels of regulation for "dominant carriers" and "non-dominant carriers." Only ILECs are classified as dominant; all other providers of domestic interstate services are classified as non-dominant carriers. As a non-dominant carrier, we are subject to relatively limited regulation by the FCC. However, at a minimum, we must offer interstate services at just and reasonable rates in a manner that is not unreasonably discriminatory.

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     The FCC has adopted rules requiring ILECs to provide collocation to CLECs for the purpose of interconnecting their competing networks. Under the rules adopted by the Local Competition Orders, ILECs are required to provide either physical collocation or virtual collocation at their switching offices. Recently, the FCC established new rules designed to make it easier and less expensive for CLECs to obtain collocation at ILEC central offices by, among other things, restricting the ILECs' ability to prevent certain types of equipment from being collocated and requiring ILECs to offer alternative collocation arrangements to CLECs. On March 17, 2000, however, the U.S. Court of Appeals for the D.C. Circuit overturned several of these collocation rules, finding that the FCC had failed to make a determination about whether all the types of equipment ILECs are required to collocate is "necessary" for interconnection or access to unbundled elements. According to the court, such a determination is required under the Telecommunications Act. The court also rejected other FCC rules that permit CLECs to cross-connect their equipment with the equipment of other CLECs and give CLECs the option of collocating equipment in any unused space in an ILEC central office. While ultimately, the FCC could provide reasoned explanations for its current collocation requirements, the uncertainty created by this court decision could provide ILECs with a basis for refusing to collocate multi-function equipment or provide collocation in a timely and efficient manner. This could have a negative impact on our network deployment plans.

     All local exchange carriers, including CLECs, must:

     - make their services available for resale by other carriers;

     - provide nondiscriminatory access to rights-of-way;

     - offer reciprocal compensation for termination of traffic; and

     - provide dialing parity and telephone number portability.

     In addition, the Telecommunications Act requires all telecommunications carriers to contribute to the universal service mechanism established by the FCC and to ensure that their services are accessible to and usable by persons with disabilities. Moreover, the FCC is considering the regulatory implications of various aspects of local exchange competition. Any or all of these proceedings may negatively affect CLECs, including us.

     The May 21, 1997 order reforming the FCC's price cap formula and the August 27, 1999 order granting ILECs substantial pricing flexibility with regard to interstate access services afford ILECs greater flexibility in establishing rates and provide additional incentives to foster efficiency. Because these regulatory initiatives allow ILECs to offer selectively reduced rates for access services, the rates we may charge for access services could be constrained. Our rates also will be constrained by our competitors which, excluding the ILECs, are subject to the same streamlined regulatory regime as us and can price their services to meet competition.

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STATE REGULATION GENERALLY

     Most state public service commissions require companies to be certified to provide common carrier services. These certifications generally require a showing that the carrier has adequate financial, managerial and technical resources to offer the proposed services in a manner consistent with the public interest.

     In addition to obtaining certification, in each state, we must negotiate terms of interconnection with the incumbent local exchange carrier before we can begin providing switched services. Under the Telecommunications Act, the FCC has adopted interconnection requirements, portions of which have been upheld by the United States Supreme Court and other portions of which are subject to reconsideration by the FCC or further judicial review. Please refer to the section entitled "Government Regulation of the Telecommunication Services Business -- Interconnection with Local Exchange Carrier Facilities." State public utility commissions are required to approve interconnection agreements before they become effective and must arbitrate disputes among the parties upon request. We have already entered into interconnection agreements with Ameritech, Cincinnati Bell Telephone and Bell Atlantic. We have also initiated the process of negotiations with Ameritech and Bell Atlantic for additional interconnection agreements. Regulatory changes could require renegotiation of relevant portions of existing interconnection agreements, or require additional court and regulatory proceedings.

     Some recent state regulatory commission decisions regarding the applicability of the Telecommunications Act's reciprocal compensation provisions to the termination of calls placed to ISPs could result in lower revenues for CLECs in those states. The issue remains undecided in various other states.

     We are not presently subject to price regulation based on costs or earnings. Most states require CLECs to file tariffs setting forth the terms, conditions and prices for intrastate services. Some states permit tariffs to list a rate range or set prices on an individual case basis.

     Several states provide ILECs with flexibility for their rates, special contracts (selective discounting) and tariffs, particularly for services that are considered to be in a competitive market. This pricing flexibility increases the ability of the incumbent local exchange carrier to compete with us and constrains the rates we may charge for its services. In light of the additional competition that is expected to result from the Telecommunications Act, states may grant ILECs additional pricing flexibility. At the same time, some ILECs may request increases in local exchange rates to offset revenue losses due to competition.

     The rates that may be charged by ILECs for access to loops and other network elements are set by state public service commissions based on pricing established by the FCC. Proposed changes to existing rates are currently being considered by public service commissions in several states, including states in which we are presently operating. If approved, these changes could increase costs of doing business, thus having an adverse effect on our operations.

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REGULATION OF RESELLERS

     The FCC has defined resale as any activity in which a party (the reseller) subscribes to the services or facilities of a facilities-based provider (or another reseller) and then reoffers communications services to the public for profit, with or without adding value. Resellers are common carriers generally subject to all rules and regulations placed on providers of the underlying services by either the FCC or the states in which they operate. The FCC has held that prohibitions on the resale of common carrier services are unjust, unreasonable, and unlawfully discriminatory in violation of the Telecommunications Act. Accordingly, all common carriers must make their services available for resale at rates, terms, and conditions that do not unreasonably discriminate against resellers. The Telecommunications Act imposes the additional duty upon incumbent local exchange carriers to make their services available for resale at wholesale rates. The FCC adopted specific requirements for determining these wholesale rates for local telecommunications services. While the United States Supreme Court upheld the FCC's authority to adopt these rules, the FCC's specific pricing rules are subject to further judicial review. As to other telecommunications services, however, there is no regulation that requires discounts to resellers below those offered to end users of the same quantities of similar services. The FCC has determined that because of the competitive development of broadband commercial mobile radio service, it will eliminate the explicit requirement that those services be offered for resale after November 24, 2002.

LOCAL GOVERNMENT AUTHORIZATIONS

     Many jurisdictions where we may provide services require license or franchise fees based on a percentage of certain revenues. Because the Telecommunications Act specifically allows municipalities to charge fees for use of the public rights-of-way, it is likely that jurisdictions that do not currently impose fees will seek to impose fees in the future. However, the amount and basis of these fees have been successfully challenged by several telecommunications service providers. Federal courts have struck down municipal ordinances that (1) do not relate the fees imposed under the ordinance to the extent of a provider's use of the rights-of-way; (2) do not relate the fees imposed under the ordinance to the costs incurred by the local government in maintaining the rights-of-way; or (3) seek to impose fees based on a concept of the "value" of the use to the provider by relating the fees to provider revenues. Additionally, because the Telecommunications Act requires jurisdictions to charge non-discriminatory fees to all telecommunications providers, telecommunications providers are challenging municipal fee structures that excuse other companies, particularly the ILECs, from paying license or franchise fees, or allow them to pay fees that are materially lower than those that are required from new competitors such as CoreComm. A number of these decisions have been appealed and, in any event, it is uncertain how quickly particular jurisdictions will respond to the court decisions without a specific legal challenge initiated by us or another CLEC to the fee structure at issue.

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LOCAL MULTIPOINT DISTRIBUTION SERVICE

     The FCC has established a new wireless service referred to as "Local Multipoint Distribution Service" or LMDS. The FCC allocated two frequency blocks in each of 493 Basic Trading Areas in the United States to LMDS: Block A with 1,150 MHz of spectrum in the 28 GHz and 31 GHz bands, and Block B with 150 MHz in the 31 GHz band. LMDS licenses are awarded for ten-year terms with renewal expectancies provided to licensees that make a showing of substantial service in their licensed areas.

     LMDS may be used to provide any kind of communications service on a common carrier or non common-carrier basis. Radio frequencies in the 28 and 31 GHz bands are generally capable of only "line-of-sight" transmission and reception, may receive interference from certain weather conditions, and do not lend themselves to mobile applications. LMDS is expected to be used for the delivery of various broadband services to homes and offices, including telecommunications, Internet access, and two-way video. At least seven other countries, including Canada and Mexico, have licensed LMDS on either a permanent or experimental basis. LMDS licensees are expected to be able to provide a wide array of services, two-way capabilities, and high capacity through the use of newer digital equipment and transmission mechanisms. The FCC expects that Block-A LMDS licensees especially, by applying cellular-style frequency re-use technology to an already large frequency bandwidth, have the potential to become competitors to ILECs and cable operators. Accordingly, the LMDS rules prohibit ownership of Block-A licenses by ILECs and incumbent cable operators prior to July 2000, but permit an applicant that would otherwise be prohibited from holding a Block-A license to apply for a waiver of the ownership restriction by showing that it does not have market power in its telephone or cable service area.

     The FCC held a simultaneous, multiple-round auction for the 986 LMDS licenses, which closed on March 25, 1998. 104 winning participants bid a total of $578,663,029 for 864 licenses. No auction participant placed the minimum opening bid on any of the remaining 122 licenses, which were reauctioned in April and May 1999. In the initial auction, CoreComm won 15 Block-A licenses for Basic Trading Areas encompassing substantially all population centers in the state of Ohio, for a total bid of $25,241,133. Auction participants that had average gross revenues for the previous three years of $75 million or less, when aggregated with all commonly controlled affiliates, were entitled to bidding credits of 25%, 35%, or 45%. CoreComm did not qualify for any bidding credit. The FCC has since granted CoreComm's 15 LMDS licenses with an effective date of June 8, 1998.

FUTURE INTERNATIONAL OPERATIONS

     CoreComm (or New CoreComm) may ultimately expand its operations to other countries and already provide international resale services. The FCC requires every carrier that intends to originate international telecommunications from within the U.S., either through the use of its own facilities or on a resale basis, to secure in advance an authorization from the FCC under Section 214 of the Telecommunications Act. Additionally, these carriers must file with the FCC a tariff containing the rates, terms,

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and conditions of their international service offerings. In applying for a 214
Authorization, a carrier must disclose any affiliations with or special concessions from foreign carriers or nations. The FCC has streamlined its procedures for granting 214 Authorizations, providing a routine grant of these authorizations in 35 days unless an application is formally opposed or the applicant is affiliated with a carrier that controls bottleneck telecommunications facilities in a foreign country, in which case the applicant may be subject to more stringent regulation as a "dominant" carrier. Additionally, applicants affiliated with foreign carriers in countries that are signatories to the Telecommunications Annex to the World Trade Organization General Agreement of Trade in Services, including Canada, have a reduced burden of demonstrating their "non-dominance." Carriers that have received 214 Authorizations have reporting requirements, must file contracts with foreign correspondents, and are restricted in the provision of services to specified nations, such as the use of resold private lines for switched services and the provision of any services to countries on the FCC's "exclusion list." CoreComm holds a 214 Authorization for both facilities-based and resale international services and has filed a tariff for its international resale services.

INTERNET REGULATION

     The FCC currently does not regulate the provision of Internet service, although it does regulate common carriers that provide elements of the "backbone" networks on which the Internet is based. Similarly, state public utility commissions generally do not regulate Internet service, except in some limited circumstances where incumbent local exchange carriers provide Internet services. The FCC and some states, however, are reviewing the development of the Internet and the types of services that are provided through it. For example, if the FCC should determine that an Internet service provider offers a service that is an exact substitute for long distance telephone service with the sole distinction that it is based on a packet-switched network rather than a circuit-switched network, the FCC may determine that it should provide similar regulation for the services.

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                                  THE MEETINGS

     This joint proxy statement and prospectus is furnished in connection with the solicitation of proxies (1) from the holders of CoreComm common shares by the CoreComm board of directors for use at the CoreComm special meeting of shareholders and (2) from the holders of Voyager common stock by the Voyager board of directors for use at the Voyager special meeting of stockholders. This joint proxy statement and prospectus and accompanying forms of proxy are first being mailed to the respective stockholders of CoreComm and Voyager on or about
               , 2000.

TIMES AND PLACES; PURPOSES

     The CoreComm special meeting will be held at             , at       , local
time, on             , 2000 at             . At the CoreComm special meeting,
the shareholders of CoreComm will be asked:

         1. To consider and approve the domestication merger proposal to merge CoreComm into a newly-formed wholly-owned Delaware subsidiary corporation for the purpose of becoming a domestic U.S. company and to approve and adopt the related domestication merger agreement. (See page 137).

         2. To consider, approve and adopt the merger agreement among CoreComm, Voyager.net, Inc. and other parties, under which Voyager will merge with a wholly-owned subsidiary of domesticated CoreComm (with Voyager surviving as a wholly-owned subsidiary of domesticated CoreComm), and common stock of domesticated CoreComm (or its successor) will be issued (in addition to a cash payment) to the current stockholders of Voyager.net, Inc. (See page
     94).

         3. To consider, approve and adopt the merger agreement among CoreComm, ATX Telecommunications Services, Inc. and all of the current ATX stockholders (See page 123).

         4. To consider and approve the proposal to increase the authorized share capital of CoreComm to 200 million common shares and 5 million preferred shares.

         5. To transact any other business as may properly come before the meeting and any adjournments of the meeting.

     The Voyager special meeting will be held at          , local time, on
               , 2000 at the Second Floor Conference Center of Goodwin, Procter & Hoar LLP, located at Exchange Place, 53 State Street, Boston, Massachusetts, 02109. At the Voyager special meeting, the stockholders of Voyager will be asked:

         1. To consider, approve and adopt the merger between Voyager and CoreComm and the merger agreement among Voyager, CoreComm and a wholly-owned subsidiary of CoreComm Limited. (See page 138).

         2. To transact any other business as may properly come before the meeting and any adjournments or postponements of the meeting.

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

THE CORECOMM SPECIAL MEETING

     Voting Rights; Votes Required for Approval.   The CoreComm board of
directors has fixed the close of business on             , 2000, as the record
date for the determination of the CoreComm shareholders entitled to notice of
and to vote at the CoreComm special meeting. On             , 2000, there were
      common shares of CoreComm, which were held of record by          holders.
As of             , 2000, CoreComm's directors and executive officers and their affiliates beneficially owned an aggregate of 6,537,467 common shares of CoreComm (excluding common shares reserved for options), or approximately 16.49% of the outstanding shares of CoreComm entitled to vote on the proposals.

     The presence, either in person or by proxy, of the holders of a majority of the outstanding common shares of CoreComm is necessary to constitute a quorum at the CoreComm special meeting. Assuming the existence of a quorum, the affirmative vote of the holders of a majority of CoreComm's outstanding common shares voting at that meeting is required to approve and adopt the Voyager merger agreement, approve and adopt the ATX merger agreement, approve the domestication merger, approve and adopt the domestication merger agreement and approve the increase in CoreComm's authorized share capital. Holders of record of CoreComm common shares on the CoreComm record date are entitled to one vote per common share of CoreComm at the CoreComm special meeting.

     If a shareholder attends the CoreComm special meeting, that shareholder may vote by ballot. However, since many shareholders may be unable to attend the CoreComm special meeting, those shareholders can ensure that their shares are voted at the meeting by signing and dating the enclosed proxy card and returning it in the envelope provided. When a proxy card is returned properly signed and dated, the CoreComm shares represented by that proxy card will be voted in accordance with the instructions on the proxy card.

     Shareholders are urged to mark the box on the proxy card to indicate how their CoreComm common shares are to be voted. If a shareholder returns a signed proxy card but does not indicate how that shareholder's CoreComm shares are to be voted, the CoreComm shares represented by the proxy card will be voted "FOR" all of the proposals. The proxy card also confers discretionary authority on the individuals appointed by the CoreComm board of directors and named on the proxy card to vote the CoreComm shares represented on the proxy card on any other matter that is properly presented for action at the CoreComm special meeting, including any adjournments or postponements of the special meeting. That discretionary authority will not be used to vote for adjournment of the CoreComm special meeting to permit further solicitation of proxies if the shareholder votes against any proposal.

     Any CoreComm shareholder who executes and returns a proxy card may revoke the proxy at any time before it is voted by:

     - delivery to the Secretary of CoreComm, prior to the special meeting, a written notice of revocation bearing a later date or time than the proxy;

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

     - granting a subsequent proxy; or

     - appearing in person and voting at the CoreComm special meeting.

     Attendance at the CoreComm special meeting will not in and of itself constitute revocation of a proxy.

     Solicitation of Proxies.   CoreComm will bear its own costs of solicitation
of proxies. The cost of preparing, printing and mailing this joint proxy statement and prospectus will be paid by the party incurring those expenses. Brokerage houses, fiduciaries, nominees and others will, upon request, be reimbursed for their out-of-pocket expenses in forwarding proxy materials to owners of CoreComm common shares held in their names. In addition to the solicitation of proxies by use of the mails, proxies may be solicited from CoreComm shareholders by directors, officers and employees of CoreComm in person or by telephone, telegraph, facsimile or other appropriate means of communication. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to these directors, officers and employees of CoreComm in connection with the solicitation. In addition, D.F. King & Co., a proxy solicitation firm, has been engaged by CoreComm to act as proxy solicitor and will receive fees estimated at $10,000, plus reimbursement of out-of-pocket expenses. Any questions or requests for assistance regarding this joint proxy statement and prospectus and related proxy materials may be directed to:

CoreComm Limited               D.F. King & Co.
110 East 59th Street           77 Water Street
New York, New York 10022       New York, NY 10005
Attention: Erik Tamm           Telephone: (212) 269-5550
Telephone: (212) 906-8479      Fax: (212) 809-8839
Fax: (212) 752-1157

     Other Matters.   CoreComm is not aware of any business or matter other than those indicated above that may be properly presented at the CoreComm special meeting. If, however, any other matter properly comes before the CoreComm special meeting, the proxy holders will, in their discretion, vote on it in accordance with their best judgment. Any proposal by a shareholder intended to be presented at the 2000 annual meeting of shareholders must have been received
by CoreComm at the address listed above not later than             , 2000 for
inclusion in CoreComm's proxy statement and form of proxy relating to CoreComm's 2000 annual meeting of shareholders. CoreComm's board of directors will review any shareholder proposals that are filed as required, and will determine whether those proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2000 annual meeting. Copies of CoreComm's bylaws are available to shareholders free of charge upon request to Erik Tamm,
Director of CoreComm's Investor Relations          . CoreComm retains discretion
to vote proxies on matters of which it is not properly notified.

THE VOYAGER SPECIAL MEETING

     Voting Rights; Votes Required for Approval.   The Voyager board of
directors has fixed the close of business on             , 2000, as the record
date for the determination

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

of the Voyager stockholders entitled to notice of and to vote at the Voyager
special meeting. On             , 2000, there were             Voyager common
shares outstanding, which were held by approximately      record holders. As of
date, 2000, Voyager's directors and executive officers beneficially owned an
aggregate of             shares of Voyager common stock (excluding shares
reserved for options), or approximately       % of the outstanding Voyager
common stock entitled to vote on the merger proposal, which requires the affirmative vote of a majority of Voyager's outstanding shares of common stock voting together as a single class. In connection with the execution of the merger agreement, certain principal stockholders of Voyager, beneficially owning 63.9% of the outstanding shares of Voyager common stock, agreed to vote in favor of the merger, thus assuring that the Voyager merger will be approved by the Voyager stockholders and therefore those principal stockholders have sufficient voting power to assure adoption of the Voyager merger agreement. Please refer to the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and Voyager -- Related Agreements -- The Voting Agreement" for more information regarding the agreements of the principal stockholders of Voyager and a description of the rights granted to CoreComm.

     The presence, either in person or by proxy, of the holders of a majority of the outstanding Voyager shares is necessary to constitute a quorum at the Voyager special meeting. Assuming the existence of a quorum, the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Voyager common stock is required to approve the merger with CoreComm. Holders of record of Voyager common stock on the Voyager record date are entitled to one vote per share at the Voyager special meeting.

     If a stockholder attends the Voyager special meeting, that stockholder may vote by ballot. However, since many stockholders may be unable to attend the Voyager special meeting, the Voyager board of directors is soliciting proxies so that each holder of Voyager common stock on the Voyager record date has the opportunity to vote on the proposals to be considered at the Voyager special meeting. The Voyager common stock represented by a properly signed, dated and returned proxy card will be voted in accordance with the instructions on the proxy card. WITH RESPECT TO ADOPTION OF THE MERGER AGREEMENT WITH CORECOMM, IF A STOCKHOLDER DOES NOT RETURN A SIGNED PROXY CARD, THAT STOCKHOLDER'S VOYAGER COMMON STOCK WILL NOT BE VOTED AND THUS WILL HAVE THE EFFECT OF A VOTE "AGAINST" THE PROPOSAL. SIMILARLY, A BROKER NON-VOTE OR AN ABSTENTION WILL HAVE THE EFFECT OF A VOTE "AGAINST" THE PROPOSAL.

     Stockholders are urged to mark the box on the proxy card to indicate how their shares of Voyager common stock are to be voted. If a stockholder returns a signed proxy card, but does not indicate how their shares of Voyager common stock are to be voted, the Voyager common stock represented by the proxy card will be voted "FOR" all of the proposals. The proxy card also confers discretionary authority on the individuals appointed by the Voyager board of directors and named on the proxy card to vote the Voyager common stock represented thereby on any other matter that is properly presented for action at the Voyager special meeting, including any adjournments or

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

postponements of the special meeting. That discretionary authority will not be used to vote for adjournment of the Voyager special meeting to permit further solicitation of proxies if the stockholder votes against any proposal.

     Any Voyager stockholder who executes and returns a proxy card may revoke the proxy at any time before it is voted by:

     - notifying in writing the Secretary of Voyager.net, Inc. at 4660 S. Hagadorn Road, Suite 320, East Lansing, Michigan 48823 that you revoke proxy;

     - granting a subsequent proxy; or

     - appearing in person and voting at the Voyager special meeting.

     Attendance at the Voyager special meeting will not in and of itself constitute revocation of a proxy.

     Solicitation of Proxies.   Voyager will bear its own costs of solicitation
of proxies. The cost of preparing, printing and mailing this joint proxy statement and prospectus will be paid by the party incurring those expenses. Brokerage houses, fiduciaries, nominees and others will, upon request, be reimbursed for their out-of-pocket expenses in forwarding proxy materials to owners of Voyager common shares held in their names. In addition to the solicitation of proxies by use of the mails, proxies may be solicited from Voyager stockholders by directors, officers and employees of Voyager in person or by telephone, telegraph, facsimile or other appropriate means of communication. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to these directors, officers and employees of Voyager in connection with the solicitation. Any questions or requests for assistance regarding this joint proxy statement and prospectus and related proxy materials may be directed to:

              Voyager.net, Inc.
              4660 S. Hagadorn Road, Suite 320
              East Lansing, Michigan 48823
              Attention: James Goldney
              Telephone: (517) 324-8950
              Fax: (517) 324-8965

Stockholder Proposals

     Voyager will hold an annual meeting in the year 2000 only if the Voyager merger has not been completed. Voyager will publicly announce the date of such meeting once it has been set. Under the rules of the SEC relating to when a company must include a stockholder's proposal in its proxy statement, stockholder proposals intended to be included in the Voyager 2000 proxy statement must be received at Voyager's principal executive offices no later than the 10th day following the date on which Voyager publicly announces the date of such meeting. Additionally, under the provisions of the Voyager by-laws relating to nominations of persons for election to the Voyager board of directors and the proposal of business, stockholder nominations and proposals eligible to be considered at the Voyager 2000 meeting must be received at Voyager's principal

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

executive offices no later than the 10th day following the date on which Voyager publicly announces the date of such meeting.

     Other Matters.   Voyager is not aware of any business or matter other than
those indicated above that may be properly presented at the Voyager special meeting. If, however, any other matter properly comes before the Voyager special meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment. Copies of Voyager's bylaws are available to stockholders free of charge upon request to Voyager's Investor Relations Department. Voyager retains discretion to vote proxies on matters of which it is not properly notified.

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

                            THE MERGER TRANSACTIONS

                    THE MERGER BETWEEN CORECOMM AND VOYAGER

BACKGROUND OF THE MERGER BETWEEN CORECOMM AND VOYAGER

     In January, 1998, Voyager retained Chase Securities, Inc. to evaluate strategic alternatives for Voyager, including the possible sale of Voyager which, at the time, was privately held. Chase set up an auction process for exploring these alternatives that continued for approximately a month and a half. During this auction process in which Chase contacted CoreComm for their possible interest in such a transaction. On March 16, 1999, CoreComm submitted a preliminary, non-binding indicative expression of interest to acquire Voyager. CoreComm and Voyager did not enter into a transaction at that time due to differences as to the valuation of Voyager. Following the auction process, Voyager's management decided not to sell Voyager and went ahead with an initial public offering in July 1999.

     On December 15, 1999, Christopher P. Torto, Voyager's Chief Executive Officer, was contacted by Albert E. Schneider III, a CoreComm consultant, to reintroduce CoreComm to Voyager and discuss possible ways in which CoreComm and Voyager could cooperate. A meeting was scheduled for December 20, 1999 at Voyager's offices in East Lansing, Michigan.

     On December 20, 1999, Mr. Torto and Glenn Friedly, Voyager's chairman, met with Mr. Schneider at Voyager's offices. At the meeting, the parties discussed various potential scenarios for cooperation, including a potential merger of the companies.

     On December 21, 1999, in light of its preliminary discussions with CoreComm and its recognition of the significant consolidation occurring in the Internet services providers market, Voyager engaged Morgan Stanley Dean Witter & Co. Incorporated to explore the possibility of pursuing a strategic business combination or possible sale of Voyager.

     On January 17, 2000, Messrs. Torto and Friedly met with Barclay Knapp, CoreComm's Chief Executive Officer, Patty Flynt, CoreComm's Chief Operating Officer, Michael Peterson of CoreComm's Corporate Development group and Mr. Schneider, in New Brunswick, New Jersey for an introductory meeting and to discuss possible business combinations.

     On January 28, 2000, representatives of CoreComm met with Mr. Torto at Voyager's offices in order to perform operational due diligence on Voyager.

     On January 30, 2000, Mr. Torto met in Atlanta, Georgia, with executives of a major ISP to discuss a possible acquisition of Voyager by that company.

     During the month of January 2000, Morgan Stanley contacted eleven parties, including a larger ISP, regarding the possible acquisition of Voyager. Following this contact, a second larger ISP expressed an interest in Voyager and requested due diligence materials to further evaluate a potential acquisition.

     On February 2, 2000, Messrs. Torto and Friedly and a representative of Morgan Stanley, met with Mr. Knapp, Ms. Flynt, Mr. Peterson and Mr. Schneider at

CoreComm's offices in Cleveland, Ohio. At the meeting, the parties discussed the various operating strategies of the two companies.

     On February 3, 2000, Voyager received an oral proposal from the second major ISP to acquire Voyager. This proposal included common stock of the second major ISP issued at an exchange ratio that reflected a ten percent premium to the exchange ratio based on the then-prevailing market price of Voyager stock and did not include any cash component. In addition, the second major ISP demanded exclusivity rights for a period of two weeks. Voyager's management felt that the proposal was inadequate and that the request for exclusivity was inappropriate in light of the preliminary status of the discussions between the parties.

     On February 9, 2000, Goldman, Sachs & Co. was engaged by CoreComm to undertake a study to render an opinion as to the fairness to CoreComm of the possible acquisition of all or a portion of the stock or assets of Voyager.

     On February 10, 2000, at a regularly scheduled meeting, the Voyager board of directors discussed at length various growth strategies that might be available to Voyager. The strategies included possible business combinations with CoreComm, the two ISPs that had already contacted Voyager and other companies. The Voyager board instructed management to continue to explore strategic combinations with interested parties.

     On February 15, 2000, representatives of CoreComm met with Chris Michaels, Voyager's Chief Technology Officer, in East Lansing, Michigan. The purpose of the meeting was to conduct further due diligence on Voyager's operations.

     Following execution of confidentiality agreements with each of the second ISP and CoreComm, the parties and their attorneys and accountants conducted due diligence between February 18-22. Legal counsel for Voyager began the preparation of preliminary documentation for each of the proposed business combinations.

     On February 21, 2000, Mr. Schneider met with Mr. Torto in East Lansing, Michigan to discuss a preliminary term sheet for a transaction with CoreComm. The main items discussed were valuation, form of consideration, lock-up issues and numerous employee issues, including the vesting of stock options under Voyager's stock option plan.

     On February 25, 2000, representatives of Voyager visited CoreComm's offices in Cleveland to conduct due diligence on CoreComm's operations.

     During the month of February 2000, Morgan Stanley continued discussions with the two ISPs that had already contacted Voyager regarding the potential sale of Voyager. The second ISP did not substantially change its offer, which Voyager's management believed to be inadequate. The first ISP never made a formal offer to acquire Voyager. Of the other nine other parties contacted by Morgan Stanley, none made a formal offer to acquire Voyager.

     A draft of a proposed merger agreement was sent to CoreComm on March 1, 2000 by Voyager's counsel. CoreComm's counsel began reviewing the draft at that time.

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

     On March 2, 2000, Mr. Peterson, on behalf of CoreComm, forwarded proposed terms for a strategic business combination to Mr. Torto. The proposal contemplated that CoreComm would acquire 100% of the outstanding capital stock of Voyager through a merger. The proposed terms offered consideration of $15.00 per share for all of the outstanding shares of Voyager, with $3.00 to be paid in cash and $12.00 to be paid in CoreComm common shares. In addition, CoreComm requested a two week period of exclusivity. The letter setting forth the CoreComm proposal provided that unless it was accepted by March 3, 2000, it would be withdrawn.

     On March 3, 2000, the Voyager board of directors met in New York, New York. Mr. Torto described the CoreComm proposal to the Voyager board. Voyager's legal and financial advisors discussed the process and the CoreComm proposal. It was agreed that Voyager management would pursue further discussions with CoreComm regarding the proposed business combination.

     On March 4, 2000, Messrs. Friedly, Torto and John Hayes (a member of Voyager's board of directors) met telephonically with their legal advisors and Morgan Stanley to further discuss the structure and terms of the proposed transaction with CoreComm. During discussions between representatives of Morgan Stanley and CoreComm on March 4, 2000, after being told by Voyager that the $15.00 per share offered by CoreComm was inadequate to enter into a transaction, CoreComm increased the offered consideration to $16.00 per share for all of the outstanding shares of Voyager, with $3.00 to be paid in cash and $13.00 to be paid in CoreComm common shares. At that time it was agreed that management would continue the discussions with CoreComm. It was arranged that the parties along with their legal and financial advisors would meet in New York, New York on March 5, 2000.

     On March 5, 2000, the parties along with their legal and financial advisors, met in New York, New York to discuss the general structure and terms of the proposed transaction. During this meeting, CoreComm proposed a one week period of exclusivity. After a lengthy discussion of the material issues that would be presented by such a transaction, Voyager agreed to an exclusivity period until Friday, March 10, 2000 at 12:00 noon. CoreComm's counsel continued their review of the draft merger agreement and related documents and provided a revised draft reflecting their comments. The parties agreed to a meeting the following day to discuss the terms of the proposed transaction in more detail. Although at this point a number of material terms were not resolved, the parties had narrowed the issues considerably.

     On March 6, 2000, the parties met again with their legal and financial advisors. Counsel for Voyager identified open negotiation matters relating to the proposed transaction. Mr. Peterson and Mr. Schneider met separately with Mr. Torto to inform him of CoreComm's negotiations to acquire ATX. During the next several days, Voyager's attorneys and financial advisors began conducting due diligence on ATX.

     On March 7, 2000, the board of directors of CoreComm held a preliminary meeting at which Messrs. Knapp and Peterson and Richard J. Lubasch, CoreComm's general counsel, made a presentation to the CoreComm board of the principal terms of the

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proposed agreements with Voyager as well as ATX. CoreComm's board of directors gave approval to continue negotiations with each party.

     On March 9, 2000, the CoreComm board of directors held another meeting at which Messrs. Knapp, Peterson and Lubasch again discussed the principal terms of the proposed merger with Voyager. At this meeting, Goldman Sachs delivered a presentation to the CoreComm board of directors regarding its analysis of the financial terms of the proposed transaction with Voyager. At the conclusion of the presentation, Goldman Sachs expressed its willingness to render an opinion as to the fairness to CoreComm of the consideration to be paid to Voyager under the proposed Voyager merger agreement, subject to negotiation of a definitive merger agreement with terms and in a form not materially different to the form presented at the meeting. After discussion, the CoreComm board unanimously determined that the proposed Voyager merger agreement, the Voyager merger and the issuance of common shares of CoreComm in connection with the Voyager merger were advisable and in the best interests of the CoreComm stockholders, and the CoreComm board approved the Voyager merger agreement and the related issuance of the common shares of CoreComm. The CoreComm board also unanimously resolved to recommend that CoreComm's shareholders approve the issuance of the common shares of CoreComm under the Voyager merger agreement.

     On the morning of March 10, 2000, CoreComm and ATX issued a joint press release publicly announcing CoreComm's agreement to buy ATX for approximately $900.0 million in cash and stock.

     On March 10, 2000, the parties reconvened in New York and continued discussions to finalize the terms of the proposed merger.

     On March 10, 2000, Messrs. Peterson and Schneider met with Mr. Torto and a representative of Morgan Stanley to discuss further any open issues. Following this discussion, Messrs. Torto, Friedly and Hayes, met with Messrs. Knapp, Peterson and Schneider to discuss CoreComm's strategic direction and plans for growth. Following such discussions, Mr. Torto continued the negotiation of the terms of the proposed transaction with Mr. Knapp. At this time, the parties finalized the economic terms of the transaction and agreed on an exchange ratio of 0.292 CoreComm common shares for each Voyager share, $3.00 in cash consideration per Voyager share, and the terms of the collar mechanisms.

     On March 10, 2000, CoreComm and Voyager extended the exclusivity period until Monday, March 13, 2000 at 12:00 noon.

     From March 10, 2000 through March 12, 2000, definitive agreements to implement the merger were finalized by the parties.

     On March 12, 2000, prior to the execution of the definitive merger agreement, Goldman Sachs delivered its oral opinion to CoreComm management, which was subsequently confirmed by a written opinion, dated March 12, 2000 and addressed to the CoreComm board, that as of that date, the stock consideration and the cash

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consideration, in the aggregate, to be exchanged by CoreComm under the merger agreement was fair from a financial point of view to CoreComm.

     On the evening of March 12, 2000, the Voyager board of directors met by telephone to discuss the proposed merger and the definitive documentation. Legal counsel for Voyager summarized the status of negotiations and terms of the definitive documentation for the Voyager board. Morgan Stanley made a financial presentation to the Voyager board and delivered its opinion that the merger consideration to be received by the holders of shares of common stock of Voyager under the Voyager merger agreement was fair from a financial point of view to Voyager's stockholders. After extensive discussions with its legal counsel and its financial advisors of the risks and advantages of the proposed transaction to Voyager and its stockholders, the Voyager board unanimously approved the proposed Voyager merger, the Voyager merger agreement and the transactions contemplated by it on the terms discussed at the meeting and authorized management to complete and execute the definitive Voyager merger agreement.

     On the morning of March 13, 2000, CoreComm and Voyager issued a joint press release publicly announcing the Voyager merger and the execution of the Voyager merger agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF CORECOMM; REASONS FOR THE MERGER

     The board of directors of CoreComm has determined that the Voyager merger is in the best interests of CoreComm and its shareholders and has unanimously approved and adopted the Voyager merger agreement. ACCORDINGLY, CORECOMM'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF CORECOMM VOTE "FOR" APPROVAL AND ADOPTION OF THE VOYAGER MERGER AGREEMENT.

     In reaching the determination that the Voyager merger agreement and the Voyager merger are in the best interests of CoreComm and its shareholders, the CoreComm board consulted with CoreComm's management, as well as its financial advisor, legal counsel and accountants and considered the short-term and long-term interests of CoreComm and the other acquisitions available to CoreComm. While the CoreComm board considered all of these factors, it did not make determinations with respect to each of the factors. Rather, the CoreComm board made its judgment with respect to the Voyager merger and Voyager merger agreement based on the total mix of information available to it, and the judgments of individual board members may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

     Positive Factors Considered by the CoreComm Board of Directors.   In making
its determination with respect to the Voyager merger, the CoreComm board considered the following material positive factors:

         Geographic Fit and Concentration.   Voyager operates principally in
     Michigan, Ohio, Wisconsin, Illinois and Indiana, and this coverage complements CoreComm's geographic footprint in this region. In addition, because Voyager's subscribers are

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     geographically concentrated, CoreComm will have the ability to offer telephony service to Voyager's subscribers.

         Enhanced Position as an Integrated Communications Provider.   The
     Voyager merger will improve CoreComm's ability to market DSL services and enlarge its subscriber base, which will enhance CoreComm's overall growth potential. In addition, New CoreComm will be able to cross-sell its services to both Voyager and CoreComm customers, which will provide an excellent opportunity for New CoreComm to generate additional value per subscriber. The aggregation of the customer base of CoreComm and Voyager will also create a much larger Internet service provider that will be better able to compete with other Internet service providers.

         Voyager is a Unique ISP Asset.   Voyager is a large independent
     Internet communications company focused on the Midwestern United States. Voyager also has a large installed customer base and a substantial network infrastructure. Voyager has also focused attention on customer care and has been able to achieve good customer retention and word-of-mouth referrals.

         Complementary Business Strategies.   Voyager and CoreComm have
     complementary business models and services that will allow CoreComm to offer a broader range of the two companies combined services to both existing and new customers. Both companies have maintained a customer focus, and their businesses rely on their ability to retain and attract customers. Voyager's ISP customers fit within CoreComm's plan of marketing telephone services to ISP customers.

         Strong Balance Sheet.   Following the Voyager merger, New CoreComm is
     expected to have a strong balance sheet. The pro forma equity of the two companies combined at December 31, 1999 is approximately $575 million. In addition, New CoreComm should have access to a broad range of financing, including secured and unsecured debt due to increased physical assets.

         Management Team.   The Voyager merger will give CoreComm access to an
     experienced management team that has the breadth and depth to effectively lead and manage New CoreComm's targeted growth in the ISP business, make future acquisitions and develop New CoreComm's "Internet-centric" plan.

         Opinion of Goldman, Sachs & Co.   Goldman, Sachs & Co. has delivered
     its written opinion, dated March 12, 2000, to the board of directors of CoreComm that, as of that date, the cash consideration and the stock consideration, in the aggregate, to be exchanged under the Voyager merger agreement was fair from a financial point of view to CoreComm. The opinion of Goldman Sachs does not constitute a recommendation as to how any holder of CoreComm common shares should vote with respect to the transaction. A copy of Goldman Sachs' written opinion is attached to this joint proxy statement and prospectus as Annex F, and the shareholders of CoreComm are encouraged to, and should read this opinion in its entirety. Please also see the section of this joint proxy statement and prospectus

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     entitled "The Merger between CoreComm and Voyager -- The Opinion of Goldman
     Sachs" for more detailed information regarding Goldman Sachs' opinion.

     Negative Factors Considered by the CoreComm Board of Directors.   The
CoreComm board considered the matters described in this joint proxy statement and prospectus under the heading "Risk Factors" as well as the following potentially negative factors in its deliberations concerning the Voyager merger.

         Unrealized Benefits.   There is a risk that the potential benefits of
     the Voyager merger may not be realized.

         Loss of Key Management.   There is a risk of management and employee
     disruption associated with the Voyager merger, including the risk that despite the efforts of New CoreComm following the Voyager merger, key technical, sales and management personnel might not remain employed by New CoreComm following the Voyager merger.

         Service Disruptions.   Any disruptions in Voyager's services due to the
     Voyager merger or system failure could result in the loss of existing and prospective customers, which is one of the key factors on which Voyager's future success is dependent.

         Market Changes.   There is potential for the dial-up Internet service
     provider services to become increasingly commoditized, as more Internet service providers start offering dial-up service at lower prices.

         Price Pressures.   There is a possibility that the increased
     competition could lead Internet-service providers to change pricing structures, which could negatively affect Voyager's business and financial results.

     The CoreComm board concluded that potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the advantages of the Voyager merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF VOYAGER; REASONS FOR THE MERGER

     The board of directors of Voyager has determined that the terms of the Voyager merger, the Voyager merger agreement and the transactions contemplated by the Voyager merger agreement are fair to, and are in the best interests of, Voyager and its stockholders. Voyager's board of directors has unanimously approved the Voyager merger and the Voyager merger agreement. ACCORDINGLY, VOYAGER'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF VOYAGER VOTE "FOR" APPROVAL OF THE VOYAGER MERGER AND THE MERGER AGREEMENT.

     In reaching its conclusion to approve the Voyager merger and Voyager merger agreement, the Voyager board of directors consulted with Voyager management, legal counsel and accountants and was advised by Morgan Stanley Dean Witter, its financial advisor in this transaction, and considered the short-term and long-term interests of Voyager. In particular, the Voyager board of directors considered the following material factors, among others, all of which it deemed favorable, in reaching its decision to approve the Voyager merger and the Voyager merger agreement:

     - Value of Consideration to be Received by Voyager Stockholders in the Voyager Merger as Compared to Historical and Recent Market Price of
       Voyager Common Stock; Cash Consideration.   Based upon the exchange ratio
       and the closing price of CoreComm common shares on March 10, 2000 (the last trading day prior to the public announcement of the merger), Voyager stockholders would receive, subject to adjustment, New CoreComm common shares and cash in the merger having an aggregate value of $17.00, representing a 31% premium over the closing price of $13.00 for Voyager common stock on March 10, 2000 and a 15% premium over $15.00, the price for Voyager common stock at the time of its initial public offering. Additionally, the Voyager board of directors viewed as favorable the meaningful cash component of the Voyager merger consideration of $3.00 per share to be received by Voyager stockholders.

     - Adjustment to Exchange Ratio.   As a result of the Voyager merger, each
       share of Voyager common stock held by a Voyager stockholder at the effective time will be exchanged for 0.292 of a New CoreComm common share and $3.00 in cash. If the average trading price of common shares of CoreComm during a specified period ending shortly before the completion of the Voyager merger is at or below $56.97 and at or above $41.17, for each share of Voyager common stock, Voyager stockholders will receive
       0.292 of a share of New CoreComm common stock having a value, based on the average trading price, ranging from $12.02 per share to $16.64 per share. For more information about this "collar" provision, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and
       Voyager -- Merger Consideration."

     - Termination Rights of Voyager in the Event of a Decrease in the Price of
       CoreComm Common Stock.   Voyager has the right to terminate the Voyager
       merger agreement and "walk away" from the Voyager merger if the volume weighted average closing price per share of the CoreComm common shares described above decreases below $33.03, subject to CoreComm's option to "top-up" or increase the number of New CoreComm common shares to be issued to Voyager stockholders so that the aggregate value of each New CoreComm common share to be received by Voyager stockholders will be equal to at least $12.02.

     - Voyager's Business, Condition and Prospects.   The Voyager board of
       directors recognized that the market for Internet service providers was becoming increasingly competitive and that the industry, which had been highly fragmented, was experiencing significant consolidation. The Voyager board of directors considered Voyager's plan to remain competitive in the rapidly evolving Internet communications industry through the roll-out of its strategy to become a leading provider of broadband DSL services in the Midwest. In order to roll-out its DSL plan, Voyager would need greater access to capital and expansion of its senior and mid-level management. By merging with CoreComm, the Voyager board of directors believed Voyager would enjoy significantly greater access to such resources and particularly noted CoreComm's strong management team.

     - Structure and Tax-Free Nature of the Voyager Merger.   The Voyager board
       of directors viewed as favorable to its determination the fact that a significant portion of the merger consideration to be received by Voyager stockholders would be stock rather than cash. This allows the Voyager stockholders both to share in any future appreciation of New CoreComm and to convert their shares of Voyager common stock into New CoreComm common shares on a tax-free basis (although Voyager stockholders will be taxed on the lesser of cash received or gain realized).

     - Termination Rights of Voyager in the Event of a Superior Acquisition
       Proposal and Termination Fee.   The Voyager merger agreement permits the
       Voyager board of directors to continue to receive unsolicited inquiries and proposals regarding other potential business combinations, negotiate and give information to third parties, and subject to the satisfaction of certain conditions, in the exercise of its fiduciary duties, withdraw or modify its recommendation to the Voyager stockholders regarding the Voyager merger and enter into an agreement with respect to a more favorable transaction with a third party, subject to the payment of a $19.0 million termination fee to CoreComm.

     - Increased Market Capitalization.   As of March 10, 2000, on a pro forma
       combined basis (assuming completion of the merger with Voyager and the merger with ATX) the total market capitalization of the surviving company, based on shares of common stock outstanding, would be approximately $2.9 billion, which is considerably greater than the total market capitalization of Voyager of approximately $411.0 million on such date. Based in part on discussions with its financial advisors, the Voyager board of directors believes that this increased total market capitalization will provide Voyager stockholders with enhanced liquidity.

     - Morgan Stanley Fairness Opinion.   The board of directors of Voyager
       considered as favorable to its determination the opinion, analyses and presentations of Morgan Stanley to the effect, that as of the date of the opinion, and based upon and subject to certain matters stated in the opinion, the merger consideration to be received by the Voyager stockholders was fair from a financial point of view to the stockholders. The opinion of Morgan Stanley contains a description of the factors considered, the assumptions made and the scope of review undertaken by Morgan Stanley in rendering its opinion. A more detailed description of Morgan Stanley's fairness opinion is provided below under the caption "The Opinion of Morgan Stanley" and the full text of the opinion received by the Voyager board of directors is attached as Annex E.

     The Voyager board of directors also considered the following potentially negative factors in its deliberations concerning the Voyager merger:

     - Limited Public Trading History.   CoreComm was spun-off on September 2,
       1998, and consequently, the CoreComm common shares have a limited trading history in the public market. The Voyager board of directors, however, did note that the value of a CoreComm common share had increased 372% from its closing price on the first day after the spin-off to its closing price on March 10, 2000 (the last trading day prior to the public announcement of the merger).

     - Limited Public Float.   Despite CoreComm's larger total market
       capitalization, the average trading volume of its common shares since the September 2, 1998 spin-off is 150,806 as contrasted with the average trading volume of Voyager since its initial public offering on July 21, 1999 (excluding the trading volume on July 21, 1999) of 398,276. The Voyager board of directors believes that an increased public float will result following the completion of the Voyager merger, as well as the ATX merger, thus increasing liquidity for Voyager stockholders.

     - Other Potential Transactions May Delay the Completion of the Voyager Merger. The Voyager board of directors noted potential transactions by CoreComm, including the ATX merger, prior to or simultaneously with the completion of the Voyager merger, and the difficulty of evaluating the Voyager merger in light of these potential transactions. The Voyager board of directors also considered the possibility that the closing for the Voyager merger could be delayed until October 31, 2000 or later as a result of these transactions. This negative factor was partially offset by providing for automatic adjustments to the exchange ratio to allow Voyager stockholders to participate in a greater portion of any increases in the trading price of CoreComm common shares in the event that the Voyager merger is not consummated on or prior to July 15, 2000.

     - New CoreComm Will Have Substantial Indebtedness.   The Voyager board of
       directors considered the substantial indebtedness that New CoreComm will have after completion of the Voyager merger and ATX merger.

     - Successful Implementation of CoreComm Business Strategy May Not be Realized. The Voyager board of directors considered the risk that CoreComm is in the early growth stage of its development, having been formed in September, 1998 from previously owned subsidiaries of another company as well as from other independent businesses. As a result, CoreComm has only recently begun to develop the necessary staff to effectively manage and operate its businesses and implement its "Smart LEC" strategy.

     - Successful Integration of Acquisitions May Not be Realized.   New
       CoreComm's success in the telecommunications industry depends largely on its ability to successfully integrate the businesses that it has acquired in the recent past, as well as its ability to integrate the business of Voyager and ATX following the mergers.

     - Anticipated Benefits May Not be Realized.   The Voyager board of
       directors considered the risk that the anticipated benefits of the Voyager merger to Voyager's stockholders may not be realized as a result of possible changes in the Internet services and telecommunications industry in general, the inability to achieve the anticipated reduction in expenses or other potential difficulties in integrating the two companies.

     - Significant Costs Involved.   The Voyager board of directors considered
       the significant costs involved in connection with completing the Voyager merger and the ATX merger and the substantial management time and effort required to complete the Voyager merger and the ATX merger.

     The Voyager board of directors was aware of the potential benefits to the members of Voyager's management and the Voyager board of directors, discussed below in "Interests of Certain Persons In the Merger -- Voyager Affiliates," including the acceleration of certain options to acquire shares of Voyager common stock; agreements by certain officers and directors to enter into revised promissory notes related to outstanding loans owed to Voyager by those persons; and the provisions granting indemnification and directors' insurance to the directors of Voyager for actions and omissions of such person occurring prior to the effective time of the Voyager merger. The Voyager board of directors determined that these potential benefits were such that they would not affect the ability of the members of the Voyager board of directors to discharge their duties.

     In view of the wide variety of factors considered by the Voyager board of directors, the Voyager board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The Voyager board of directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it. After taking into consideration all the factors set forth above, the Voyager board of directors determined that the potential benefits of the proposed Voyager merger outweighed the potential detriments associated with the proposed Voyager merger.

THE OPINION OF GOLDMAN SACHS

     Opinion of Goldman Sachs to CoreComm in the Voyager transaction.   Goldman
Sachs has delivered its written opinion, dated March 12, 2000, to the board of directors of CoreComm that, as of that date, the stock consideration and the cash consideration, in the aggregate, to be exchanged under the Voyager merger agreement was fair from a financial point of view to CoreComm.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED MARCH 12, 2000, WHICH IDENTIFIES ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX F AND IS INCORPORATED HEREIN BY REFERENCE IN THIS JOINT PROXY STATEMENT AND PROSPECTUS. SHAREHOLDERS OF CORECOMM ARE URGED TO, AND SHOULD, READ THIS OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     - the Voyager merger agreement,

     - the annual reports to shareholders and annual reports on Form 10-K of CoreComm for the year ended December 31, 1998,

     - registration statement on Form S-1 of Voyager relating to the initial public offering of Voyager,

     - interim reports to stockholders and Quarterly Reports on Form 10-Q of CoreComm and Voyager,

     - other communications from CoreComm and Voyager to their respective stockholders,

     - internal financial analyses and forecasts for CoreComm prepared by the management of CoreComm,

     - internal financial analyses and forecasts for Voyager prepared by the management of Voyager and approved for use in its analyses by the management of CoreComm, referred to as the Voyager forecasts, and

     - estimates of operating synergies projected by the management of CoreComm to result from the Voyager merger, referred to as the Synergies.

     Goldman Sachs also held discussions with members of the senior managements of Corecomm and Voyager regarding the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs:

     - reviewed the reported price and trading activity for the CoreComm and Voyager common stock and relied upon the various valuation analyses for CoreComm that it had previously prepared in connection with the ATX merger,

     - compared financial and stock market information for CoreComm and Voyager with similar information for selected other companies the securities of which are publicly traded, and

     - reviewed the financial terms of recent business combinations and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs assumed with CoreComm's consent that the Voyager forecasts and synergies had been reasonably prepared and reflected the best currently available estimates and judgments of CoreComm. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of CoreComm or Voyager or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. The opinion of Goldman Sachs was provided for the information and assistance of the board of directors of CoreComm in connection with its consideration of the transaction contemplated by the Voyager merger agreement and such opinion does not constitute a recommendation as to how any holder of CoreComm shares should vote with respect to such transaction.

     CoreComm and Voyager did not impose any material limitations on Goldman Sachs in performing its financial analyses and investigations.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its written opinion, dated March 12, 2000, to CoreComm's board of directors.

     THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

     Historical Stock Trading Analysis.   Goldman Sachs reviewed the historical
trading performance of the CoreComm and Voyager common stock and a composite index comprised of certain publicly traded internet service providers, or ISPs, and the S&P 500 for the period from March 3, 1999 to March 3, 2000. The ISP composite index consisted of America Online, Inc., EarthLink Network, Inc., Flashnet Communications, Inc., Internet America, Inc., Juno Online Services, Inc., NetZero, Inc. and OneMain.com, Inc. These companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to Voyager. These analyses indicated that the CoreComm common stock outperformed Voyager, the ISP composite and the S&P 500, while Voyager underperformed CoreComm, generally outperformed the ISP composite and generally underperformed the S&P 500 during the period of time analyzed.

     Selected Companies Analysis.   Goldman Sachs reviewed and compared certain
financial information relating to CoreComm and Voyager to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the ISP industry:

     - America Online, Inc.

     - EarthLink Network, Inc.

     - Flashnet Communications, Inc.

     - Internet America, Inc.

     - Juno Online Services, Inc.

     - NetZero, Inc.

     - OneMain.com, Inc.

     The selected companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to Voyager.

     Goldman Sachs also calculated and compared various financial multiples and ratios based on information it obtained from SEC filings, Goldman Sachs Equity Research estimates, other equity research estimates and other publicly available data. The multiples and ratios for CoreComm and Voyager were calculated using their respective common stock closing prices on March 7, 2000. The multiples and ratios for CoreComm and Voyager were based on information provided by their respective management and publicly available data. The multiples and ratios for each of the selected comparable ISPs were based on the most recent publicly available information. Goldman Sachs' analyses of the selected companies compared the following to the results for CoreComm and Voyager:

     - levered market capitalization as a multiple of estimated 2000 revenue,

     - levered market capitalization as a multiple of estimated 2001 EBITDA,

     - levered market capitalization as a multiple of estimated 1999 subscribers, and

     - levered market capitalization as a multiple of estimated 2000 subscribers.

     The results of these analyses are summarized as follows:

                                    MARKET VALUE -- MARCH
                                           07, 2000
                                    ----------------------                              MULTIPLE OF
                                                              REVENUE      EBITDA       SUBSCRIBERS
                                      PRICE       % OF 52     MULTIPLE    MULTIPLE    ----------------
COMPANY                             PER SHARE     WK HIGH      2000E       2001E      1999E     2000E
-------                             ----------    --------    --------    --------    ------    ------
                                                     ($ IN MILLIONS EXCEPT PER SHARE)
VOYAGER.NET, INC..................    12.00          80          4.4X       17.6X     $1,211    $  743
------------------------------------------------------------------------------------------------------
America Online, Inc. .............    56.00          60         10.1        10.7       3,515     2,566
EarthLink Network, Inc. ..........    23.56          78          9.5        67.5         865       594
Flashnet Communications, Inc. ....     6.63          14          1.2        10.7         305       222
Internet America, Inc. ...........     9.00          25          2.8          NA          NA        NA
Juno Online Services, Inc. .......    19.25          29          4.3          NA       1,016        NA
NetZero, Inc. ....................    19.25          54         25.7          NM       1,373       897
OneMain.com, Inc. ................    12.38          31          1.8        30.0          NA        NA
------------------------------------------------------------------------------------------------------
MEAN..............................                               7.9X       29.7X     $1,415     1,070
MEDIAN............................                               4.3        20.3       1,016       745
------------------------------------------------------------------------------------------------------
CoreComm..........................    41.00          92         17.3          NM          NA     8,568

     Discounted Cash Flow Analysis.   Goldman Sachs performed a discounted cash
flow analysis of Voyager on a standalone basis, as well as considering the estimated potential benefits of the combination of Voyager and CoreComm, based upon forecasts provided by Voyager management and approved for use in connection with the opinion by the management of CoreComm. Goldman Sachs calculated a range of per share values for the common stock based on the sum of (i) the discounted present value of the five-year (2000-2004) stream of projected after-tax cash flows of Voyager, using discount rates ranging from 14% to 18%; and (ii) the present value of Voyager of the terminal value of Voyager in 2004, assuming an EBITDA exit multiple range between 8.0x and 12.0x. The above financial sensitivity analysis yielded per share values as of January 1, 2000 ranging from $15.19 to $25.20 on a stand alone basis, and $32.97 to $56.77 when considering the estimated potential benefits of the Voyager merger.

     Goldman Sachs also examined the sensitivity of the discounted cash flow value of Voyager to changes in operating assumptions. Using for illustration purposes a weighted average cost of capital, or WACC, discount rate of 15% and an EBITDA exit multiple of 11.0x, Goldman Sachs calculated the per share value of Voyager common stock, on both a stand alone basis and considering the estimated potential benefits of the combination, assuming the increase or decrease in revenues and basis change in EBITDA margin. The results of these analyses are as follows:

                                    VOYAGER
                                 (STAND ALONE)

                                PRICE PER SHARE

                                                   BASIS CHANGE IN EBITDA MARGIN
                                             -----------------------------------------
       INCREASE/DECREASE IN REVENUES         -5.0%    -2.5%    0.0%     2.5%     5.0%
       -----------------------------         -----    -----    -----    -----    -----
-25%.......................................  12.90    14.49    16.08    17.68    19.27
-10%.......................................  16.07    17.98    19.89    21.80    23.70
   0%......................................  18.19    20.31    22.43    24.49    26.45
   5%......................................  19.24    21.47    23.70    25.77    27.83
 10%.......................................  20.30    22.64    24.90    27.05    29.20

                                    VOYAGER
               (WITH ESTIMATED POTENTIAL BENEFITS OF COMBINATION)

                                PRICE PER SHARE

                                                   BASIS CHANGE IN EBITDA MARGIN
                                             -----------------------------------------
       INCREASE/DECREASE IN REVENUES         -5.0%    -2.5%    0.0%     2.5%     5.0%
       -----------------------------         -----    -----    -----    -----    -----
-25%.......................................  32.30    35.23    38.15    41.07    43.99
-10%.......................................  38.36    41.87    45.38    48.88    52.39
   0%......................................  42.40    46.30    50.19    54.09    57.98
   5%......................................  44.42    48.51    52.60    56.69    60.78
 10%.......................................  46.44    50.73    55.01    59.30    63.58

     Selected Transactions Analysis.   Goldman Sachs compared information for
selected merger transactions in the ISP industry for the years 1997 through 1999, specifically, the acquisitions by:

     - ICG Communications, Inc. of Netcom On-Line Communications Services, Inc. (10/13/97)

     - RCN Corporation of Erols Internet, Inc. (1/21/98)

     - Verio, Inc. of NTX, Inc. (7/6/98)

     - Verio, Inc. of Highway Technologies, Inc. (7/29/98)

     - MindSpring Enterprises, Inc. of Spry, Inc. (9/8/98)

     - Mindspring Enterprises, Inc. of Netcom On-Line Communications Services, Inc(1/6/99)

     - Earthlink Network, Inc. of MindSpring Enterprises, Inc. (9/23/99)

     - Prodigy Communications Corporation of Flashnet Communications, Inc. (11/8/99)

     - Prodigy Communications Corporation of SBC Communications, Inc.'s internet subscribers (11/22/99)

     - OneMain.com, Inc. (18 different acquisitions).

     Goldman Sachs reviewed the aggregate consideration paid as a multiple of subscribers.

     Pro Forma Merger Analysis.   Goldman Sachs prepared pro forma analyses of
the financial impact of the merger using discounted cash flows estimates for the five year period of 2000-2004 for CoreComm and Voyager prepared by their respective managements. For each of the years 2000 through 2004, Goldman Sachs assumed merger consideration to be comprised of 81% stock and 19% cash and a share price of $17.00 per share of Voyager common stock. Based on such analyses, the proposed transaction would be highly accretive to CoreComm stockholders on an earnings per share basis in the years 2000 through 2004, considering the estimated potential benefits of the combination and slightly dilutive to CoreComm shareholders on an earnings per share basis in the years 2000 through 2004, on a stand alone basis.

     Pro Forma Contribution Analysis.   Goldman Sachs reviewed selected
estimated future operating and financial information for CoreComm, Voyager and the combined company on a stand alone basis resulting from the merger based on their respective managements' financial forecasts. Goldman Sachs also analyzed the relative income statement contribution of CoreComm and Voyager to the combined company, before taking into account any of the possible benefits that may be realized following the Voyager merger, based upon estimated results for the years 1999 through 2004.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to CoreComm or Voyager, or the contemplated transaction.

     The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the CoreComm board of directors as to the fairness from a financial point of view to CoreComm of the cash consideration and the stock consideration, in the aggregate, to be exchanged under the Voyager merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of CoreComm, Voyager, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to the board of directors of CoreComm was one of many factors taken into consideration by the CoreComm board of directors in making its determination to approve the merger agreement. The foregoing is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion but it does not purport to be a complete description of the analyses performed by Goldman Sachs.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with CoreComm having provided investment banking services in conjunction with the acquisition of ATX and having been retained to undertake a study to render their opinion in connection with the transactions contemplated by the Voyager merger agreement.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of CoreComm for its own account and for the account of customers. As of the filing date of this joint proxy statement and prospectus, Goldman Sachs holds for its own account 72,737 CoreComm common shares.

     Under a letter agreement dated February 9, 2000, CoreComm exclusively engaged Goldman Sachs to undertake a study to render an opinion as to the fairness to CoreComm of the possible acquisition of all or a portion of the stock or assets of Voyager. Under the terms of this engagement letter, CoreComm has agreed to pay Goldman Sachs a fee of $2,000,000 in cash for its services upon consummation of such acquisition.

     CoreComm also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

THE OPINION OF MORGAN STANLEY

     Under a letter agreement dated as of December 21, 1999, Morgan Stanley was engaged to provide financial advisory services to Voyager. Morgan Stanley was selected by the Voyager board to act as its financial advisor for the Voyager merger based on Morgan Stanley's qualifications, expertise and reputation, as well as its knowledge of the business and affairs of Voyager. On March 12, 2000, Morgan Stanley delivered its oral opinion to the Voyager board that, as of such date, the consideration to be received by the holders of shares of common stock under the Voyager merger agreement was fair from a financial point of view to the Voyager stockholders. Morgan Stanley later confirmed its oral opinion in writing by delivery of its written opinion dated March 12, 2000, which stated the considerations and assumptions upon which Morgan Stanley's opinion was based.

     THE FULL TEXT OF THE OPINION DATED MARCH 12, 2000, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX E TO THIS JOINT PROXY STATEMENT AND PROSPECTUS. VOYAGER STOCKHOLDERS ARE URGED TO READ

THE ENTIRE OPINION CAREFULLY. MORGAN STANLEY'S WRITTEN OPINION IS DIRECTED TO THE VOYAGER BOARD AND ONLY ADDRESSES THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF SHARES OF VOYAGER COMMON STOCK UNDER THE VOYAGER MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION. MORGAN STANLEY'S WRITTEN OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE VOYAGER MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY VOYAGER STOCKHOLDER AS TO HOW TO VOTE AT THE VOYAGER SPECIAL MEETING. THIS SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION'S FULL TEXT.

     In arriving at Morgan Stanley's written opinion, Morgan Stanley, among other things:

     - reviewed publicly available financial statements and other information of Voyager and CoreComm;

     - reviewed internal financial statements and other financial and operating data concerning Voyager, CoreComm, and ATX prepared by the managements of Voyager, CoreComm, and ATX, respectively;

     - reviewed financial projections prepared by the managements of Voyager, CoreComm, and ATX, respectively;

     - discussed the past and current operations and financial condition and the prospects of Voyager, including information relating to the strategic, financial and operational benefits anticipated from the Voyager merger and with senior executives of Voyager;

     - discussed the past and current operations and financial condition and the prospects of CoreComm, including information relating to the strategic, financial and operational benefits anticipated from the Voyager merger and the ATX merger, with senior executives of CoreComm;

     - discussed the past and current operations and financial condition and the prospects of ATX, including information relating to the strategic, financial and operational benefits anticipated from the ATX merger, with senior executives of ATX and CoreComm;

     - reviewed the pro forma impact of the Voyager merger and the ATX merger on CoreComm's consolidated capitalization and financial ratios;

     - reviewed the reported prices and trading activity for the Voyager common stock and the CoreComm common shares;

     - compared the financial performance of Voyager, CoreComm, and ATX and the prices and trading activity of the Voyager common stock and the CoreComm common shares with those of other comparable publicly-traded companies and their securities;

     - participated in discussions and negotiations among representatives of Voyager, CoreComm and their legal advisors;

     - reviewed the Voyager merger agreement, the ATX merger agreement and related documents; and

     - performed other analyses and considered other factors that Morgan Stanley considered to be appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. Morgan Stanley relied upon the assessment of the managements of Voyager, CoreComm, and ATX of their ability to retain key employees of their respective companies. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Voyager merger and the ATX merger, Morgan Stanley assumed they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Voyager, CoreComm, and ATX. In addition, Morgan Stanley assumed the Voyager merger will be completed in accordance with the terms set forth in the Voyager merger agreement, including that the Voyager merger will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Voyager, CoreComm, or ATX, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

     The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter dated March 12, 2000. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Historical Public Market Trading Value.   Morgan Stanley reviewed the
recent stock price performance of Voyager based on an analysis of the historical closing prices and trading volumes from July 21, 1999, the date of Voyager's initial public offering, through March 10, 2000. The following table lists the average daily closing prices of shares of Voyager common stock for the periods indicated. Morgan Stanley then compared the CoreComm offer price of approximately $17.00, based on the closing price of the CoreComm common shares on March 10, 2000, to the average Voyager closing prices over this period.

                       VOYAGER HISTORICAL CLOSING PRICES

                                                                         PREMIUM IMPLIED
PERIOD ENDING 3/10/00                                         AVERAGE       BY OFFER
---------------------                                         -------    ---------------
Since IPO (7/21/99).........................................  $10.29           65%
Six Months..................................................   10.13           68
Three Months................................................   11.17           52
One Month...................................................   11.58           47
As of 3/10/00...............................................   13.00           31

     Comparative Stock Price Performance.   As part of its analysis, Morgan
Stanley compared the stock price performance of the Voyager common stock from July 21, 1999 through March 10, 2000 with that of the Nasdaq Composite Index and a group of selected domestic Internet service providers and the stock price performance of the CoreComm common shares from March 10, 1999 through March 10, 2000 with that of the Nasdaq Composite Index and a group of selected competitive local exchange companies.

     The group of selected domestic Internet service providers forming Voyager's Peer Group included EarthLink Network, Inc., Prodigy Communications Corporation, OneMain.Com, Inc. and Internet America, Inc. The group of selected local exchange companies forming CoreComm's peer group included Allegiance Telecom, Inc., Focal Communications Corporation, MGC Communications, Inc. and US LEC Corp.

     Morgan Stanley observed that over the specified periods the closing market prices appreciated as set forth below:

                                                                % APPRECIATION
                                                                --------------
Voyager.....................................................         -14%
Nasdaq Composite Index......................................         +83%
Voyager peer group (equal-weighted index)...................         -43%

                                                                % APPRECIATION
                                                                --------------
CoreComm....................................................         +222%
Nasdaq Composite Index......................................         +110%
CoreComm peer group (equal-weighted index)..................         +415%

     Comparable Companies Analysis.   Using closing market prices on March 10,
2000, Morgan Stanley calculated aggregate value, defined as equity value adjusted for capital structure, to revenue multiples for Voyager for calendar years 2000 and 2001 and subscriber multiples for Voyager at the end of calendar years 1999 through 2001, based on estimates developed by Voyager's management. Morgan Stanley then compared the revenue and subscriber multiples obtained for Voyager with multiples obtained for the Voyager peer group based on publicly available research estimates. Morgan Stanley calculated aggregate value to calendar year 1999 gross property, plant and equipment multiples and aggregate value to revenue multiples for calendar years 1999 and 2000 for CoreComm based on estimates developed by CoreComm's management. Morgan Stanley then compared the gross property, plant and equipment and revenue multiples for CoreComm with multiples obtained for the CoreComm peer group based on publicly available research estimates. In addition, Morgan Stanley calculated aggregate value to calendar year-end 1999 gross property, plant and equipment multiples and aggregate value to revenue multiples for calendar years 1999 and 2000 for ATX, CoreComm's pending merger partner, based on estimates developed by ATX's management. Morgan Stanley then compared the gross property, plant and equipment and revenue multiples for ATX with multiples obtained for a group of selected peer companies based on publicly available research estimates. The group of selected companies forming ATX's peer group included ITC DeltaCom, Inc., Network Plus Corp., CTC Communications Group, Inc., Northeast Optic Network, Inc. and US LEC Corp. This analysis resulted in the following information:

                                                             VOYAGER
                                                           PEER GROUP
                                                         ---------------
                                              VOYAGER    MEDIAN    MEAN
                                              -------    ------    -----
VOYAGER PEER GROUP
2000 Revenue Multiple.......................    4.5x      7.6x      7.6x
2001 Revenue Multiple.......................    2.7x      1.6x      1.6x
1999 Subscriber Multiple....................  $1,235     $ 959     $ 944
2000 Subscriber Multiple....................  $  758     $ 570     $ 570
2001 Subscriber Multiple....................  $  538     $ 321     $ 321

                                                           CORECOMM
                                                          PEER GROUP
                                                        ---------------
                                            CORECOMM    MEDIAN    MEAN
                                            --------    ------    -----
CORECOMM PEER GROUP
1999 Gross P,P&E Multiple.................   28.5x      15.1x     17.2x
1999 Revenue Multiple.....................   42.1x      25.4x     27.9x
2000 Revenue Multiple.....................   21.5x      14.7x     15.0x

                                                              ATX
                                                          PEER GROUP
                                                        ---------------
                                                ATX     MEDIAN    MEAN
                                               -----    ------    -----
ATX PEER GROUP
1999 Gross P,P&E Multiple....................  51.4x    18.1x     19.1x
1999 Revenue Multiple........................   6.6x    19.3x     47.3x
2000 Revenue Multiple........................   5.0x    10.7x     20.0x

     Morgan Stanley noted that CoreComm's offer price based on the closing price of CoreComm common shares on March 10, 2000 represented a multiple of 5.8x Voyager's calendar year 2000 revenue and 3.6x Voyager's calendar year 2001 revenue.

     No company used in the peer group comparison is identical to Voyager, CoreComm or ATX. In evaluating the peer group companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Voyager, CoreComm and ATX, such as the impact of competition on Voyager, CoreComm and ATX and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Voyager, CoreComm and ATX or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

     Securities Research Analysts' Future Price Targets Analysis.   Morgan
Stanley reviewed the 12-month price targets for the shares of the Voyager common stock as projected by analysts from various financial institutions in recent reports. These targets reflected each analyst's estimate of the future public market trading price of the Voyager common stock at the end of the particular period considered for each estimate. Morgan Stanley then arrived at the present value for these targets using an estimated equity discount rate of 14.8% for the Voyager common stock.

     This analysis supported the following mean and median values for the Voyager common stock:

                                                                         PRESENT
                                                              NOMINAL     VALUE
                                                              -------    -------
Mean........................................................  $20.25     $18.43
Median......................................................  $20.50     $18.70

     Discounted Cash Flow Analysis.   Morgan Stanley performed a discounted cash
flow analysis, which considers the present value of projected cash flows using discount rates and terminal year EBITDA multiples as indicated below, of Voyager's business. Morgan Stanley analyzed Voyager's business using a forecast for the period beginning January 1, 2000 and ending December 31, 2004, based on estimates developed by Voyager's management. Morgan Stanley estimated Voyager's discounted cash flow value by using a discount rate range of 13.5% to 14.5% and terminal multiples of estimated 2004 EBITDA ranging from 7.0x to 9.0x. This analysis yielded a range of values for the Voyager common stock of approximately $12 per share to $17 per share. CoreComm's offer price of approximately $17, based on the closing price of CoreComm common shares on March 10, 2000, represented a premium to the discounted cash flow values of 0% to 42%.

     Morgan Stanley also performed a discounted cash flow analysis of CoreComm's business. Morgan Stanley analyzed CoreComm's business using a forecast for the period beginning January 1, 2000 and ending December 31, 2005, based on estimates developed by CoreComm's management. Morgan Stanley estimated CoreComm's discounted cash flow value by using a discount rate of 17.5% and terminal multiples of estimated 2005 EBITDA ranging from 9.0x to 11.0x. This analysis yielded a range of values for CoreComm common shares of approximately $63 per share to $78 per share. Morgan Stanley noted that the public market trading price for the CoreComm common stock as of March 10, 2000 was $47.88. The discounted cash flow value of the CoreComm common stock represented a premium to the public market trading value of CoreComm common shares of 32% to 63%. In addition, Morgan Stanley performed a discounted cash flow analysis of ATX's business. Morgan Stanley analyzed ATX's business using a forecast for the period beginning January 1, 2000 and ending December 31, 2004, based on estimates developed by ATX's management. Morgan Stanley estimated ATX's discounted cash flow value by using a discount rate of 17.5% and terminal multiples of estimated 2004 EBITDA ranging from 9.0x to 11.0x. This analysis yielded a range of values for ATX of approximately $722 million to $871 million.

     Morgan Stanley performed a variety of financial and comparative analyses solely for purposes of providing its opinion to the Voyager board as to the fairness from a financial point of view to the Voyager stockholders of the merger consideration.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have considered various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Voyager, CoreComm or ATX.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Voyager, CoreComm or ATX. The analyses performed by Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the merger consideration from a financial point of view to the Voyager stockholders and were conducted in connection with the delivery of its opinion to the Voyager board. The analyses are not intended to be appraisals or to reflect the prices at which Voyager, CoreComm or ATX might actually be sold or the price at which their securities may trade.

     The merger consideration was determined through arm's-length negotiations between Voyager and CoreComm and was approved by the Voyager board. Morgan Stanley did not recommend any specific merger consideration to Voyager or that any specific merger consideration constituted the only appropriate merger consideration for the merger. Morgan Stanley's opinion to the Voyager board was one of many factors taken into consideration by the Voyager board in making its determination to approve the Voyager merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Voyager board with respect to the value of Voyager or whether the Voyager board would have been willing to agree to different merger consideration.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade, make a market or otherwise effect transactions, for its own account or for the accounts of customers, in the securities of Voyager, CoreComm and ATX.

     Under the letter agreement dated as of December 21, 1999, Morgan Stanley has provided advisory services and a financial opinion in connection with the merger and Voyager has agreed to pay a fee of approximately $5.0 million to Morgan Stanley based on the aggregate value of the transaction if the Voyager merger is consummated. In addition, Voyager has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against specified liabilities and expenses, including the fees of its legal counsel and specified liabilities under the federal securities laws, arising out of Morgan Stanley's engagement and the transactions in connection with their engagement.

INTERESTS OF CERTAIN PARTIES IN THE MERGER -- VOYAGER AFFILIATES

     Treatment of Options Granted Under Voyager's Stock Option Plan.   Voyager's
stock option plan provides for acceleration of unvested shares in the event of a change of control of Voyager. Accordingly, unvested options granted under Voyager's stock option plan to officers and directors of Voyager will vest upon completion of the Voyager merger.

     Voyager Employment Agreements.   CoreComm has agreed to honor all
obligations under the terms of the employment agreements to which Voyager or any of its subsidiaries is presently a party.

     Registration Rights Agreement.   Upon consummation of the Voyager merger,
certain principal stockholders of Voyager, including certain officers and directors, will enter into a registration rights agreement pursuant to which these principal stockholders will have the right to demand that New CoreComm, at any time on or after six months from the date of the closing of the Voyager merger, register all or part of their registrable shares of common stock, provided that New CoreComm is not required to effect more than one registration. In addition, these principal stockholders may participate, or "piggy-back" in equity offerings initiated by New CoreComm that are registered under the Securities Act of 1934, subject to, the approval of the underwriters involved with any such equity offering and other customary terms and conditions.

     Indemnification and Insurance.   Under the Voyager merger agreement, New
CoreComm will preserve all rights to indemnification existing as of March 12, 2000 in favor of any current or former director, officer, or employee of Voyager for a period of at least six years following the Voyager merger. New CoreComm will also indemnify directors, officers, agents and employees of Voyager against liabilities or claims arising before the Voyager merger is completed and as a result of their positions with Voyager. Finally, New CoreComm will pay the applicable person's legal and other expenses in connection with any proceeding arising out of any matter occurring until the Voyager merger is completed.

     Prior to the effective time of the Voyager merger, CoreComm will purchase, subject to limitations as to cost, an extended reporting period endorsement under Voyager's existing directors' and officers' liability insurance coverage for Voyager's directors and officers which shall provide Voyager's directors and officers with coverage at least as favorable as the current policy for six years following the Voyager merger. It is anticipated that the total aggregate cost of such coverage will be approximately $750,000.

     Certain Indebtedness of Voyager Affiliates.   In connection with the
execution of the Voyager merger agreement, certain executive officers and a director agreed to revise the terms of certain outstanding promissory notes which each such person had issued in favor of Voyager.

     - Voyager had previously made two loans, evidenced by promissory notes, to Christopher Torto, our Chief Executive Officer and President. In April 1999, we made a loan in the principal amount of $0.5 million to Mr. Torto which is payable over three years and in July 1999, we made a loan in the principal amount of $5.0 million which is payable over four years. Mr. Torto executed a side agreement with CoreComm in which Mr. Torto agreed to enter into revised notes effective as of the closing of the Voyager merger. In the side letter, Mr. Torto agreed to pay 25% of the principal due on the promissory notes at the closing of the Voyager merger with the remainder of the principal and interest due two years from the closing, subject to certain earlier repayment of obligations if Mr. Torto sells any shares of CoreComm common stock prior to the maturity of the revised notes.

     - In January 1999, Voyager made a loan to Mr. Friedly, Chairman of the Voyager board of directors, in the principal amount of $4.2 million, in connection with the sale of certain Voyager stock to Mr. Friedly. The promissory note issued in connection with this loan matures in January 2003. Mr. Friedly executed a side agreement with CoreComm in which Mr. Friedly agreed to enter into a revised note effective as of the closing of the Voyager merger. In the side letter, Mr. Friedly agreed to pay 25% of the principal due on the promissory note at the closing of the Voyager merger with the remainder of the principal and interest due two years from the closing, subject to certain earlier repayment obligations if Mr. Friedly sells any shares of CoreComm common stock prior to the maturity of the revised note.

     - In January 1999, Voyager made a loan to Mr. Osvaldo deFaria, the Chief Operating Officer of Voyager, in the principal amount of $1.8 million, in connection with the sale of certain Voyager stock to Mr. deFaria. The promissory note issued in connection with this loan matures in January 2003. Mr. deFaria executed a side agreement with CoreComm in which Mr. deFaria agreed to enter into a revised note effective as of the closing pursuant to which Mr. deFaria agreed to certain earlier repayment obligation if Mr. deFaria sells any shares of CoreComm common stock prior to the maturity of the revised note.

ACCOUNTING TREATMENT

     For more information regarding the accounting treatment of the Voyager merger, please refer to the unaudited pro forma financial data of Voyager in the section of this joint proxy statement and prospectus entitled "Unaudited Pro Forma Financial Data."

APPRAISAL RIGHTS

     Under Delaware law, a Voyager stockholder may exercise his, her or its appraisal rights by delivering to Voyager a demand in writing for the appraisal of its shares and not voting for or consenting in writing to the Voyager merger agreement or the Voyager merger. Voyager stockholders considering seeking appraisal should recognize that the fair value of shares could be determined to be more than, the same as or less than the value of the Voyager merger consideration to which stockholders are entitled if they do not exercise their appraisal rights. Stockholders who elect to exercise appraisal rights must comply strictly with all of the procedures set forth in Section 262 of the Delaware General Corporation Law to preserve those rights. We have attached a copy of Section 262 of the Delaware General Corporation Law, which sets forth these appraisal rights, as Annex D to this joint proxy statement and prospectus.

     Section 262 of the Delaware General Corporation Law sets forth the required procedure a stockholder seeking appraisal must follow. Making sure that you actually perfect your appraisal rights can be complicated. The procedural rules are specific and must be followed completely. Failure to comply with the procedure may cause you to lose your appraisal rights. The following is only a summary of your rights and the procedure relating to appraisal rights and is qualified in its entirety by the provisions of Section 262 of the Delaware General Corporation Law. Please review Section 262 for the complete procedure. Voyager will not give you any notice other than as described in this joint proxy statement and prospectus and as required by Delaware law.

APPRAISAL RIGHTS PROCEDURES

     If you are a Voyager stockholder and you wish to exercise your appraisal rights, you must satisfy the following provisions of Section 262 of the Delaware General Corporation Law. Only a record holder may demand appraisal, and therefor, if you are the beneficial owner of shares held of record by a broker, bank or other nominee, you must direct such record owner to comply with the requirements of the statute.

     - You must make a written demand for appraisal: You must deliver a written demand for appraisal to Voyager before the taking of the vote on the Voyager merger agreement and the Voyager merger at the special meeting.

     - You must not vote for or consent in writing to the Voyager merger. You must not consent to or vote for the Voyager merger or the adoption of the Voyager merger agreement. If you vote for or consent by written consent to the Voyager merger agreement and Voyager merger, you will not be entitled to any right to seek appraisal.

     - You must continuously hold your Voyager shares: You must continuously hold, as a record holder, your shares of Voyager common stock from the date you make the demand for appraisal through the completion of the Voyager merger. If you are the record holder of Voyager common stock on the date you make a written demand for appraisal but then transfer your shares before the Voyager merger, you will lose any right to appraisal in respect of those shares.

     - You should read the paragraphs below for more details on making a demand for appraisal.

     A written demand for appraisal of Voyager common stock must be executed by or on behalf of a stockholder of record and must reasonably identify the stockholder and that he or she intends to demand appraisal of his or her shares. If you own Voyager common stock in a fiduciary capacity, such as a trustee, guardian or custodian, the demand for appraisal must be executed by or for the record owner.

     If you own Voyager common stock with one or more persons, such as in a joint tenancy or tenancy in common, the demand for appraisal must be executed by or for all joint owners. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

     If you are a record owner, such as a broker, who holds Voyager common stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, we will assume that your written demand covers all the shares of Voyager common stock that are in your name.

     If you are a Voyager stockholder who elects to exercise appraisal rights, you should mail or deliver by hand a written demand to:

                         Voyager.net, Inc.
                         4660 S. Hagadorn Road, Suite 320
                         East Lansing, MI 48823
                         Attention: Secretary

     It is important that Voyager receives all written demands before the
stockholder meeting on                , 2000. As explained above, this written
demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of common stock owned, and that the stockholder is thereby demanding appraisal of his, her or its shares.

     If you fail to comply with any of these conditions and the Voyager merger becomes effective, you will only be entitled to receive the Voyager merger consideration provided in the Voyager merger agreement.

     Written Notice.   Within 10 days after the completion of the Voyager
merger, Voyager must give written notice setting forth the date the Voyager merger has become effective to each stockholder who has fully exercised his, her or its appraisal rights in full compliance with the conditions of Section 262 of the Delaware General Corporation Law.

     Petition with the Chancery Court.   Within 120 days after the completion of
the Voyager merger, either Voyager or any stockholder who has complied with the conditions of Section 262 may file a petition for appraisal in the Delaware Chancery Court. Any stockholder who files such a petition must provide Voyager a copy of the petition demanding that the Chancery Court determine the value of the shares of Voyager stock held by all of the stockholders who are entitled to appraisal rights. Voyager has no present intention of filing an appraisal petition. Accordingly, if you intend to preserve your rights of appraisal, you should file a petition in the Delaware Court of Chancery. Because Voyager has no obligation to file a petition, if no stockholder files a petition within 120 days after the completion of the Voyager merger, you will lose your rights of appraisal.

     Withdrawal of Demand.   If you change your mind and decide you no longer
want to assert appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the Voyager merger. You may also withdraw your demand for appraisal rights after 60 days after the closing of the Voyager merger, but only with the written consent of Voyager. Once a petition for appraisal has been filed with the Delaware Court of Chancery, such proceeding may not be discussed as to any stockholder without approval of the court. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in the Voyager merger agreement.

     Request for Appraisal Rights Statement.   If you have complied with the
conditions of Section 262, you are entitled to receive a statement from Voyager which sets forth the number of shares held by stockholders who have demanded appraisal rights, and the number of stockholders who own those shares. To receive this statement, you must send a written request to Voyager within 120 days after the completion of the Voyager merger. Voyager has 10 days after receiving a request to mail you the statement.

     Chancery Court Procedures.   If you properly file a petition for appraisal
in the Delaware Chancery Court and deliver a copy to Voyager, Voyager will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Voyager as to the value of their shares. At a hearing on the petition, the Chancery Court will determine which stockholders, if any, have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under Section 262. The Chancery Court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court's directions, you may be dismissed from the proceeding.

     Appraisal of Shares.   After the Chancery Court determines which
stockholders are entitled to appraisal rights, it determine the fair value of your shares exclusive of any value arising from the expectation or accomplishment of the Voyager merger. After the Chancery Court determines the fair value of their shares, it will direct Voyager to pay that value to the stockholders who qualified to have their shares appraised. The Chancery Court can also direct Voyager to pay interest, simple or compound, on that value if the Chancery Court determines that interest is appropriate. In order to receive your payment for your shares, you must then surrender your stock certificates to Voyager.

     The Chancery Court could determine that the fair value of shares of stock is more than, the same as or less than the merger consideration. You should also be aware that an opinion of an investment banking firm that the Voyager merger is fair is not an opinion of an investment banking firm that the merger consideration constitutes fair value under Section 262.

     Costs and Expenses of Appraisal Proceeding.   The costs of the appraisal
proceeding may be assessed against Voyager and/or the stockholders participating in the appraisal proceeding, as the Chancery Court deems equitable under the circumstances. You may also request that the Chancery Court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

     Loss of Stockholder's Rights.   If you demand appraisal rights, after the
completion of the Voyager merger you will not be entitled to:

     - vote shares of stock, for any purpose, for which you have demanded appraisal rights;

     - receive payment of dividends or any other distribution with respect to such shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the Voyager merger; or

     - receive the payment of the consideration provided for in the Voyager merger agreement, unless you properly withdraw your demand for appraisal.

     If you fail to comply strictly with the procedures described above you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor.

                      THE MERGER BETWEEN CORECOMM AND ATX

BACKGROUND OF THE MERGER BETWEEN CORECOMM AND ATX

     On December 9, 1999, Michael Peterson of CoreComm was contacted by Louis Friedman, a Managing Director at Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Friedman informed Mr. Peterson that DLJ had been engaged by ATX to assist it in considering various strategic alternatives, including a possible sale of ATX, and inquired whether CoreComm would be interested in receiving a confidential information memorandum prepared by DLJ concerning ATX with a view towards participating in a transaction with ATX. Mr. Peterson indicated that CoreComm would be interested in receiving the confidential information memorandum.

     On December 15, 1999, CoreComm executed a confidentiality agreement and was given a copy of the confidential information memorandum. The confidential information memorandum provided a detailed summary of ATX's corporate structure, business and projections and was intended to solicit interest in a business combination transaction. CoreComm was informed by DLJ that various other interested parties selected by DLJ had also received a copy of the confidential information memorandum and that following a review of such materials, all interested parties would be requested to submit a nonbinding indication of interest, which should include, among other things, the form of a proposed transaction, the form of consideration and a valuation range for ATX. CoreComm was informed that based on these nonbinding indications of interest, parties selected by DLJ and ATX would be invited to participate in a second phase which would include management presentations, tours of facilities, access to a data room and other due diligence procedures. DLJ informed CoreComm that the deadline for receipt of indications of interest was 12:00 noon on January 7, 2000.

     Over the next three weeks, members of CoreComm management reviewed the materials that had been supplied. During this same period, representatives of CoreComm also spoke to representatives of DLJ in order to obtain certain clarifications and supplemental information.

     On December 28, 1999, Goldman, Sachs & Co. was engaged by CoreComm to act as its financial advisor and to undertake a study to enable it to render an opinion in connection with the possible acquisition of all or a portion of the equity interest or assets of ATX.

     On January 7, 2000, Michael Peterson met with Thomas Gravina, who was at that time Co-Chief Executive Officer of ATX and James Broner of DLJ to discuss in more detail the business and operations of ATX and CoreComm. Later that same day, CoreComm submitted a formal indication of interest. At that time, the proposal contemplated the purchase of substantially all the stock or assets of ATX by way of purchase or merger and assumed an estimation of valuation of ATX between $700.0 million and $900.0 million. The indication of interest further stated that any transaction would be subject to valuation adjustments depending on (a) ATX's debt and other noncurrent liabilities, (b) working capital adjustments and (c) capital expenditures amounts.

     At a regularly scheduled meeting of the CoreComm board of directors held on January 18, 2000, the CoreComm board of directors reviewed for the first time in a preliminary fashion the potential transaction with ATX. At that time the board of directors authorized CoreComm to continue to review a potential transaction with ATX.

     On January 19, 2000, the management of ATX conducted a presentation for representatives of CoreComm's senior management at ATX's executive offices in Bala Cynwyd, Pennsylvania, a suburb of Philadelphia. Attending on behalf of CoreComm were Patty Flynt, Chief Operating Officer, Mr. Peterson and other representatives of CoreComm. In addition, CoreComm was accompanied by representatives of Goldman Sachs. All of ATX's senior management, including Mr. Gravina and Debra Buruchian, the other Co-Chief Executive Officer at that time, Tim Allen, Vice President of Sales and Marketing, and Jeffrey Coursen, Vice President of Strategic Development, were present, as were representatives of DLJ.

     On January 24 and January 25, 2000, counsel to CoreComm conducted legal due diligence in a data room at ATX's headquarters in Bala Cynwyd, Pennsylvania. In addition, Goldman Sachs also conducted its financial due diligence. On those dates CoreComm simultaneously conducted operational due diligence at the same location.

     On February 1, 2000, a meeting was held at ATX's headquarters in Bala Cynwyd, Pennsylvania. This meeting was attended by J. Barclay Knapp, the President, Chief Executive Officer and Chief Financial Officer of CoreComm, Mr. Peterson, Mr. Gravina, Michael Karp (ATX's then principal partner and current principal stockholder) and a representative of DLJ. The purpose for these discussions was for the parties to further familiarize themselves with each other and to further assess the interest of the parties in pursuing a business combination transaction.

     On February 3, 2000, DLJ informed CoreComm that it was invited to submit a definitive proposal to ATX as part of the process DLJ was conducting on behalf of ATX. CoreComm was informed that all definitive proposals had to be received by Tuesday, February 22, 2000. The invitation was accompanied by a draft merger agreement prepared by ATX's outside counsel. CoreComm was asked to mark up the agreement, provide clear descriptions of its contemplated structure for the transaction, clearly state the valuation and the form of consideration in a transaction, as well as provide other customary terms to be included in a proposal.

     Between February 3, 2000 and February 22, 2000, on a number of occasions representatives of CoreComm met and/or had discussions with representatives of ATX, DLJ and Goldman Sachs in order for both parties to obtain additional information about each other (including information that CoreComm desired to have in order to prepare its definitive proposal) and for both parties to conduct operational due diligence.

     On February 22, 2000, CoreComm submitted its proposal to DLJ and ATX. That proposal contemplated a structure substantially in the form being submitted for approval in this joint proxy statement and prospectus. The proposal assumed an estimated valuation of ATX at approximately $800.0 million, with valuation adjustments depending

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

on a) debt and other noncurrent liabilities, b) working capital adjustments and
c) capital expenditure amounts. The proposal contemplated the $800.0 million being allocated $80.0 million in cash, $200.0 million in common stock and $520.0 million in preferred stock.

     On February 23, 2000, DLJ invited CoreComm and its legal and financial advisers to meet with representatives of ATX and its financial and legal advisers in order to discuss and resolve outstanding due diligence items. On February 25, 2000, a meeting was held in the offices of ATX's lawyers.

     During the next week, ATX and CoreComm and their respective advisors conducted intensive due diligence on the remaining legal and financial issues and negotiated via conference calls and through the exchange of facsimiles the underlying documentation and various proposals. The negotiations covered, among other things, the determination of the total consideration, as well as the mix among the cash, common stock and convertible preferred stock components.

     On March 2, 2000 CoreComm presented a revised proposal to DLJ. The major revisions involved increasing the cash portion of the consideration and adjusting the features of the 3% preferred stock to create more immediate value for the existing ATX stockholders.

     On March 3, 2000 the parties entered into an exclusivity agreement that provided that the parties would negotiate exclusively with each other until 9:00 a.m. on Thursday, March 9, 2000.

     On March 3, 2000, the parties orally agreed on a term sheet for the transaction laying out the total consideration, the mix between the different components of the consideration, and the general terms of the different components of the consideration.

     On March 4, 2000, Mr. Gravina and Mr. Knapp discussed issues related to management roles, incentive plans for management and employees and the future operations of the combined company. This conversation was a continuation of discussions Mr. Gravina had with Mr. Peterson throughout the period of negotiations which continued up until the date of execution of the ATX merger agreement.

     Beginning on March 6, 2000, and continuing on March 7, 2000, representatives of the parties met at CoreComm's attorneys' offices in New York City with a view to negotiating definitive terms for the transaction. Negotiations centered primarily around the structure of the transaction and details related to the forms of consideration to be received by the existing ATX stockholders. In addition, at these meetings CoreComm management indicated for the first time to ATX and DLJ the potential transaction being negotiated with Voyager.net, Inc.

     On March 7, 2000 CoreComm's board of directors held a special meeting at which they received a report from Messrs. Peterson and Lubasch as to the status of the transaction (as well as the Voyager merger). The board of directors indicated its approval to continue negotiations and finalize documentation for a definitive agreement in each transaction, subject to final approval by the board of directors.

     On March 8, 2000 the parties met with their respective lawyers and advisers in order to review the documentation and the parties agreed to have their representatives reconvene in New York on March 9, 2000 in order to finalize the transaction. Also, on March 8, 2000, the parties extended the exclusivity agreement until 4:30 A.M. on Friday, March 10, 2000.

     On March 9, 2000 the parties again met at CoreComm's attorneys' offices to finalize documentation and negotiate the remaining open issues.

     Also on March 9, 2000 the CoreComm board of directors held a meeting to approve the ATX merger agreement and the ATX merger. Representatives of Goldman Sachs made a presentation regarding its analysis of the financial terms of the proposed transaction and delivered their oral opinion, which was subsequentially confirmed in writing that, as of that date, the stock consideration and the cash consideration, in the aggregate, to be paid by CoreComm under the ATX merger agreement was fair from a financial point of view to CoreComm.

     Late on the evening of March 9, 2000, the material open issues having been resolved, documentation was completed and definitive agreements relating to the ATX merger and the other related transactions were executed. The ATX merger was announced publicly early on March 10, 2000.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF CORECOMM; REASONS FOR THE ATX MERGER

     The board of directors of CoreComm has determined that the ATX merger is fair and in the best interests of the shareholders of CoreComm and has unanimously approved and adopted the ATX merger agreement. ACCORDINGLY, CORECOMM'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF CORECOMM VOTE "FOR" APPROVAL AND ADOPTION OF THE ATX MERGER AGREEMENT.

     In considering the recommendation of the CoreComm board of directors with respect to the ATX merger, CoreComm shareholders should also consider that some of the members of the CoreComm board of directors have interests in the merger that may be different from, or in addition to, the interests of the shareholders of CoreComm generally. For more information concerning the interests of these persons in the ATX merger, please refer to the section of this joint proxy and prospectus entitled "The Merger between CoreComm and ATX -- Interests of Certain Parties in the Merger -- CoreComm Affiliates."

     In reaching the determination that the ATX merger agreement and the ATX merger are in the best interests of CoreComm and its shareholders, CoreComm's board of directors consulted with CoreComm's management, as well as its financial advisor, legal counsel and accountants and considered the short-term and long-term interests of CoreComm and other acquisitions available to CoreComm. The factors considered by CoreComm's board of directors include those described below. While all of these factors were considered by CoreComm's board of directors, CoreComm's board of directors did not make determinations with respect to each of the factors. Rather, CoreComm's board

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

of directors made its judgment with respect to the ATX merger and the ATX merger agreement based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

     In particular, the CoreComm board of directors considered the following material factors, among others, all of which it deemed favorable, in reaching its decision to approve the ATX merger and the ATX merger agreement:

     - Judgment, advice and analyses of management.   The board of directors
       placed significant reliance on the judgment, advice and analyses of its management with respect to the strategic, financial and operational benefits of the merger with ATX, based in part on the business, financial, accounting and legal due diligence investigations performed with respect to ATX.

     - Potential synergies as a result of the ATX merger.   Among other things,
       the combination of ATX and CoreComm should enable New CoreComm to extract the better sales practices and superior skills that are currently found in their separate sales forces, eliminating those practices and skills that are less effective. Growth is anticipated through the offering of New CoreComm's residential services in the geographic markets currently serviced by ATX, while incorporating ATX's proven customer service and retention capabilities. ATX has a customer base consisting of approximately 100,000 local access lines and approximately 320,000 long distance access line equivalents, an asset which potentially can be penetrated with CoreComm's services. Specifically, combining with ATX should augment CoreComm's penetration of its "Smart LEC" rollout in the Eastern U.S. and provide an immediate boost to the increasing Internet-centric focus of CoreComm's business. Coupled with general cost synergies inherent in combining back-office operations and correlated business strategies, the board of directors recognized the potential for efficiencies and cost savings.

     - Superior Business Strategy, Capability, Market Position and Growth Prospects. The board of directors believes that a business combination with ATX will enhance CoreComm's goal of expansion and the creation of a national telecommunications presence. ATX's principal markets, Pennsylvania, New Jersey, Delaware, Maryland, the District of Columbia and Virginia, are within the geographic areas that were next scheduled to be developed by CoreComm. In addition, by combining CoreComm's operations in the Midwest with ATX's presence in the Mid-Atlantic, New CoreComm's footprint will expand to areas currently occupied by a number of different RBOCs and other CLECs. The board of directors believes that the ATX merger would be accretive to New CoreComm EBITDA, thus enhancing its cash flow and enabling additional expansion with available funds. Furthermore, it is expected that New CoreComm will be able to target higher margin data-centric business customers than CoreComm does today. Accordingly, the potential expanded customer base could combine with enhanced revenues per customer (and the reduced churn characteristics ATX brings) to provide more rapid growth.

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

     - The ATX Merger Agreement.   The express terms and conditions of the ATX
       merger agreement provide an equitable basis to combine the two companies from the standpoint of CoreComm. The form of consideration given to ATX stockholders potentially was a particularly attractive feature in that a significant portion of the consideration was non-cash, in the form of New CoreComm common and preferred stock and, potentially, short-term notes.

     - Advantages of a Larger Enterprise.   The combination of ATX and CoreComm
       should result in a larger company that should provide New CoreComm with more depth to the management team and cost savings in its dealings with its vendors (due to the larger volume of business it would generate for them).

     - Improved Cash Flow.   Historically, ATX has generated substantial
       revenues. If those results were to continue, New CoreComm could manifest better financial results, capital raising abilities and available cash than CoreComm alone.

     - The Complementary Nature of CoreComm's and ATX's Businesses.   In
       addition to the synergies discussed above, the board of directors also focused on the complementary features of ATX's and CoreComm's businesses. For instance, ATX employs "Smart Build" network architecture similar to that utilized by CoreComm.

     - Opinion of CoreComm's Financial Advisor.   Goldman, Sachs & Co. has
       delivered its written opinion, dated March 9, 2000, to the board of directors of CoreComm that, as of that date, the stock consideration and the cash consideration, in the aggregate, to be paid by CoreComm under the ATX merger agreement was fair from a financial point of view to CoreComm. The opinion of Goldman Sachs does not constitute a recommendation as to how any holder of CoreComm common shares should vote with respect to the transaction. The board of directors of CoreComm also reviewed the methodologies used by Goldman Sachs in rendering this opinion in valuing ATX. A copy of Goldman Sachs' written opinion is attached to this joint proxy statement and prospectus as Annex G, and the shareholders of CoreComm are encouraged to, and should read this opinion in its entirety. Please also see the section of this joint proxy statement and the prospectus entitled, "The Merger between CoreComm and ATX -- The Opinion of Goldman Sachs" for more detailed information regarding Goldman Sachs' opinion.

     The CoreComm board of directors also considered the following potentially negative factors in its deliberations concerning the merger:

     - ATX is a private entity.   The fact that ATX is a newly-formed
       corporation derived from two limited partnerships meant that analyzing its financial information, especially in light of absence of historical financial information prepared in accordance with United States generally accepted accounting principles, was more difficult than if ATX had been a publicly-traded entity. In addition, ATX's management infrastructure is not as well-developed as that of a publicly-traded company.

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

     - Inherent challenges to effecting the transaction.   The inherent
       challenges to effecting the ATX merger and the attendant risk that management resources may be diverted from other strategic opportunities and from operational matters for an extended period of time.

     - The possibility that, despite the efforts of the combined company, technical and management personnel might not remain employees with New CoreComm. There is a risk of management and employee disruption with the ATX merger, including the risk that despite the efforts of New CoreComm following the ATX merger, key technical, sales and management personnel might not remain employed by New CoreComm.

     The board of directors of CoreComm concluded that the potential negative factors considered by it were not sufficient, either individually or collectively, to outweigh the advantages of the ATX merger.

THE OPINION OF GOLDMAN SACHS

     Opinion of Goldman Sachs to CoreComm in the ATX Transaction. Goldman Sachs has delivered its written opinion, dated March 9, 2000, to the board of directors of CoreComm that, as of that date, the stock consideration and the cash consideration in the aggregate, to be paid by CoreComm under the ATX merger agreement was fair from a financial point of view to CoreComm.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED MARCH 9, 2000, WHICH IDENTIFIES ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX G AND IS INCORPORATED HEREIN BY REFERENCE IN THIS JOINT PROXY STATEMENT AND PROSPECTUS. SHAREHOLDERS OF CORECOMM ARE URGED TO, AND SHOULD, READ THIS OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     - the ATX merger agreement,

     - the annual reports to shareholders and annual reports on Form 10-K of CoreComm for the year ended December 31, 1998,

     - audited cash basis financial statements of ATX for the two years ended December 31, 1997,

     - draft GAAP basis financial statements of ATX for the three years ended December 31, 1999,

     - interim reports to shareholders and Quarterly Reports on Form 10-Q of CoreComm,

     - other communications from CoreComm to their shareholders,

     - other information related to ATX,

     - internal financial analyses and forecasts for CoreComm and ATX prepared by their respective managements, and

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

     - internal financial analyses and forecasts for ATX prepared by the management of ATX and approved for use in its analyses by the management of CoreComm, which is referred to as the ATX forecasts.

     Goldman Sachs also held discussions with members of the senior managements of CoreComm and ATX regarding the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs:

     - reviewed the reported price and trading activity for the CoreComm common stock and performed various valuation analyses of CoreComm based upon projections by the management of CoreComm and other financial and stock market information,

     - compared certain financial and stock market information for CoreComm and ATX with similar information for certain other companies the securities of which are publicly traded, and

     - reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs assumed with CoreComm's consent that the ATX forecasts had been reasonably prepared and reflected the best currently available estimates and judgments of ATX. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of CoreComm or ATX or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. The opinion of Goldman Sachs was provided for the information and assistance of the board of directors of CoreComm in connection with its consideration of the transaction contemplated by the ATX merger agreement and such opinion does not constitute a recommendation as to how any holder of CoreComm shares should vote with respect to such transaction.

     CoreComm and ATX did not impose any material limitations on Goldman Sachs in performing its financial analyses and investigations.

     The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to CoreComm's board of directors on March 9, 2000.

     THE FOLLOWING SUMMARIES OF FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. YOU SHOULD READ THESE TABLES TOGETHER WITH THE TEXT OF EACH SUMMARY.

     Historical Stock Trading Analysis.   Goldman Sachs reviewed the historical
trading performance of the CoreComm common stock and three composite indices comprised of certain publicly traded CLEC companies for the period from May 1, 1999 to March 1, 2000. The first composite index consisted of Allegiance Telecom, Focal, Mpower Communications and US LEC, or "Smart Build CLECs." The second composite index consisted of CTC, e.spire and ITC DeltaCom, or "Other CLECs." The third composite

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

index was Network Plus, Inc. These companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to ATX Telecommunications Services, Inc.

     Selected Companies Analysis.   Goldman Sachs reviewed and compared certain
financial information relating to CoreComm and ATX to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the CLEC industry:

    SMART BUILD CLECS                OTHER CLECS                  CLECS
    -----------------                -----------                  -----
 Allegiance Telecom Inc.    CTC Communications Group Inc.  Network Plus, Corp.
Focal Communications Corp.   e.spire Communications Inc.
Mpower Communications Inc.        ITC DeltaCom Inc.
       US LEC Corp.

     The selected companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to CoreComm and ATX.

     Goldman Sachs also calculated and compared various financial multiples and ratios based on information it obtained from SEC filings, Goldman Sachs Equity Research estimates, other equity research estimates and other publicly available data. The multiples and ratios for CoreComm were calculated using the CoreComm common stock closing price on March 7, 2000. The multiples and ratios for CoreComm were based on information provided by its management. The multiples and ratios for each of the selected comparable CLECs were based on the most recent publicly available information. Goldman Sachs' analyses of the selected companies compared the following to the results for CoreComm:

     - levered market capitalization, which is the market value of fully diluted common equity plus the book value of debt and capital lease obligations less cash, as a multiple of gross plant, property and equipment (PPE),

     - levered market capitalization as a multiple of net PPE,

     - levered market capitalization as a multiple of estimated 2000 revenue,

     - levered market capitalization as a multiple of estimated 2001 revenue, and

     - levered market capitalization as a multiple of estimated 2002 earnings before interest, taxes, depreciation and amortization, or EBITDA.

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

     The results of these analyses are summarized as follows:

                              LEVERED MULTIPLE OF:

                                    STOCK        % OF 52
                                    PRICE         WEEK                               2000E      2001E     2002E
COMPANY                         MARCH 7, 2000     HIGH      GROSS PPE    NET PPE    REVENUE    REVENUE    EBITDA
-------                         -------------    -------    ---------    -------    -------    -------    ------
CLECS
  CoreComm....................     $41.00          92%        22.9x       25.1x      17.3x       6.1x      22.5x
Network Plus..................     $56.00          94%       40.9x       46.0x      14.1x        8.2x      30.7x
SMART-BUILD CLECS
  High........................                     96%        16.3x       18.3x      27.0x      14.3x     144.0x
  Low.........................                     85         13.0        14.9        8.2        5.1       15.1
  Mean........................                     92         14.7        16.6       17.8        9.4       63.0
  Median......................                     96         14.8        16.6       18.3        8.7       30.0
OTHER CLECS
  High........................                     98%       18.0x       23.9x      10.7x        6.0x      55.5x
  Low.........................                     88          2.4         3.0        4.8        3.5       14.8
  Mean........................                     94          9.0        11.6        7.8        5.2       29.5
  Median......................                     95          6.4         8.1        7.9        5.9       18.4

     Discounted Cash Flow Analysis.   Goldman Sachs performed a discounted cash
flow analysis of ATX Telecommunications Services, Inc. on a standalone basis based upon forecasts provided by ATX management and approved for use in connection with the opinion by the management of CoreComm. Goldman Sachs calculated a range of values for the common stock based on the sum of (i) the discounted present value of the five-year (2000-2004) stream of projected after-tax cash flows of ATX, using a range of weighted average cost of capital, or WACC, discount rates between 14% and 17%; and (ii) the present value of ATX of the terminal value of ATX Telecommunications Services, Inc. in 2004, assuming an EBITDA exit multiple range between 9.0x and 12.0x. The above financial sensitivity analysis yielded values as of January 1, 2000 ranging from $759,000,000 to $1,121,000,000.

     Goldman Sachs also examined the sensitivity of the discounted cash flow value of ATX to changes in operating assumptions. Using for illustration purposes a WACC discount rate of 15% and an EBITDA exit multiple of 11.0x, Goldman Sachs calculated the value of ATX assuming the increase or decrease of up to 20% in the variations of number of new consultants and their respective productivities. Finally, using the same illustrative scenario, Goldman Sachs analyzed the value of ATX assuming increases in

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

capital expenditures and attrition, which is the number of local lines and their associated revenues terminated in a given year. The results of these analyses are as follows:

Variation of Consultants and Productivity

                                                          AVERAGE NEW CONSULTANTS ADDED
                                                  ---------------------------------------------
                                                           BASE
AVERAGE PRODUCTIVITY PER CONSULTANT    -20%       -10%     CASE        10%        20%
-----------------------------------  ---------    -----    -----    ---------    -----
-20%...........................            667      732      802        865        932
-10%...........................            725      797      873        943      1,018
BASE CASE......................            819      903      992      1,073      1,160
10%............................            932    1,030    1,134      1,229      1,329
20%............................          1,045    1,157    1,276      1,384      1,499

Variation of Capital Expenditures and Attrition

                                       INCREASE IN CAPITAL EXPENDITURES
                                      ----------------------------------
      ATTRITION PER LOCAL LINE           25%        50%     75%     100%
      ------------------------        ----------    ----    ----    ----
BASE CASE...........................        961     931     900     870
10%.................................        909     878     848     817
17.5%...............................        858     828     797     767
25%.................................        814     784     753     723

     Selected Transactions Analysis.   Goldman Sachs compared information for
selected transactions in the CLEC industry for the years 1998 and 1999, specifically, the acquisitions by:

     - McLeod USA Inc. of Splitrock Services Inc. (1/10/2000);

     - NEXTLINK Communications, Inc. of Concentric Networks Corporation (1/10/2000);

     - McLeodUSA Inc. of Access Communications (6/21/99);

     - AT&T of MetroNet Communications (3/4/1999);

     - McLeodUSA Inc. of Ovation (1/8/1999);

     - MetroNet Communications of Rogers Telecom (5/20/1998);

     - AT&T Corp. of Teleport Communications Group, Inc. (1/8/1998);

     - WinStar Communications Inc. of MIDCOM Communications (12/17/1997);

     - Intermedia Communications Inc. of Shared Technologies Fairchild Communications Corporation (11/17/1997);

     - WinStar Communications Inc. of US ONE Communications (10/16/1997);

     - WorldCom Inc. of Brooks Fiber Properties Inc. (9/30/97);

     - McLeodUSA Inc. of Consolidated Communications (6/16/1997);

     - Brooks Fiber Properties Inc. of Metro Access Networks (3/31/1997);

     - Teleport Communications Group, Inc. of Eastern Telelogic (10/23/1996);

     - WorldCom Inc. of MFS Communications Company, Inc. (8/26/1996);

     - Citizens Utilities of Ogden Telephone (8/1/1996);

     - WinStar Communications Inc. of Local Area Telecommunications (4/1/96);

     - Intermedia Communications Inc. of EMI Communications (2/20/1996);

     - Brooks Fiber Properties Inc. of City Signal (1/17/1996);

     - Shared Technologies Cellular, Inc. of Fairchild Communications Services (11/9/1995);

     - Intermedia Communications Inc. of FiberNet USA (1/30/1995);

     - Brooks Fiber Properties Inc. of Phoenix Fiberlink (7/29/1994); and

     - IntelCom Group of PTI Harbor Bay/Upsouth Corp (Pacific Telecom Units) (10/5/1993).

     Goldman Sachs reviewed the aggregate consideration paid as a multiple of last twelve months, or LTM, and going forward revenue and EBITDA and multiple of gross PPE and premium to market selected. Based on information provided by Company Reports, Wall Street Research, Securities Data Corporation and Bloomberg Financial Markets, L.P., the results of these analyses were:

                                   LEVERED MULTIPLE OF:
                           -------------------------------------
                               REVENUE              EBITDA          MULTIPLE OF     PREMIUM
                           ----------------    -----------------       GROSS       TO MARKET
                            LTM     FORWARD     LTM      FORWARD       PP&E        (1 WEEK)
                           -----    -------    ------    -------    -----------    ---------
High.....................  65.0x     22.8x     148.8x    298.6x        23.1x         64.1%
                           -----     -----     ------    ------        -----         ----
Low......................   0.3x      0.4x       8.9x      3.8x         0.3x          9.1%
                           -----     -----     ------    ------        -----         ----

     Pro Forma Merger Analysis.   Goldman Sachs prepared pro forma analyses of
the financial impact of the ATX merger using discounted cash flows estimates for the five year period of 2000 through 2004 for CoreComm and ATX prepared by their respective managements. For each of the years 2000 through 2004, Goldman Sachs assumed the consideration to be paid to ATX stockholders comprised of 56% stock, 28% convertible stock and 17% cash and a ten day weighted average share price of $45.10 per share of CoreComm common stock, a 10% premium to the closing price of CoreComm common stock on March 7, 2000. Based on such analyses, the proposed transaction would be slightly dilutive to CoreComm's stockholders on a 2004 discounted cash flow basis.

     Pro Forma Contribution Analysis.   Goldman Sachs reviewed selected
estimated future operating and financial information for CoreComm, ATX and the combined company resulting from the merger based on their respective managements' financial forecasts. Goldman Sachs also analyzed the relative income statement contribution of CoreComm and ATX to the combined company based upon estimated results for the years 1999 through 2004.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to CoreComm or ATX or the contemplated transaction.

     The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the CoreComm board of directors as to the fairness from a financial point of view to CoreComm of the stock consideration and the cash consideration, in the aggregate, to be paid by CoreComm under the ATX merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of CoreComm, ATX, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to the board of directors of CoreComm was one of many factors taken into consideration by the CoreComm board of directors in making its determination to approve the ATX merger agreement. The foregoing is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion but it does not purport to be a complete description of the analyses performed by Goldman Sachs.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs has acted as CoreComm's financial advisor in connection with, and has participated in negotiations leading to, the ATX merger agreement.

     Goldman Sachs may also provide investment banking services to CoreComm in the future. CoreComm selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the ATX merger.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of CoreComm for its own account and for the account of customers. As of the filing date of this joint proxy statement and prospectus, Goldman Sachs holds for its own account 72,737 CoreComm common shares.

     Under a letter agreement dated December 28, 1999, CoreComm exclusively engaged Goldman Sachs to act as its financial advisor and to undertake a study to enable it to render an opinion in connection with the possible acquisition of all or a portion of the equity interests or assets of ATX. Under the terms of this engagement letter,

CoreComm has agreed to pay Goldman Sachs a transaction fee based on the outcome of the transaction as follows:

     - if at least 50% of the outstanding equity interests or assets (based on the book value thereof) of ATX is acquired in one or more transactions, Goldman Sachs will be paid a transaction fee of $7,000,000; and

     - if less than 50% of the outstanding equity interests or assets (based on the book value thereof) of ATX is acquired, Goldman Sachs will be paid a mutually acceptable transaction fee.

     CoreComm has agreed to pay the transaction fee to Goldman Sachs in cash upon consummation of such acquisition.

     CoreComm also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

INTERESTS OF CERTAIN PARTIES IN THE MERGER -- CORECOMM AFFILIATES

     Merger Agreement Terms Governing the Composition of the Board of Directors of New CoreComm. The ATX merger agreement provides that the board of directors of CoreComm will become the members of the board of directors of New CoreComm after the ATX merger and that the current directors of ATX will resign. For more information regarding the directors of New CoreComm, please read the section of this joint proxy statement and prospectus entitled "Management of New CoreComm."

     Merger Agreement Terms Governing the Composition of New CoreComm's
Management.   The ATX merger agreement provides that the current officers of
CoreComm will become the officers of New CoreComm after the ATX merger and that the current officers of ATX will resign. For more information regarding the officers of New CoreComm, please read the section of this joint proxy statement and prospectus entitled "Management of New CoreComm."

ACCOUNTING TREATMENT

     For more information regarding the accounting treatment of the ATX merger, please refer to the unaudited pro forma financial data of ATX in the section of this joint proxy statement and prospectus entitled "Unaudited Pro Forma Financial Data."

APPRAISAL RIGHTS

     CoreComm shareholders have no appraisal rights with respect to the ATX merger. CoreComm shareholders will have appraisal rights with respect to the domestication merger. Please read the section of this discussion of the merger transactions entitled "-- The Domestication Merger -- Appraisal Rights" for more information regarding appraisal rights with respect to the domestication merger.

                            THE DOMESTICATION MERGER

PRINCIPAL REASONS FOR THE DOMESTICATION PROPOSAL

     The CoreComm board of directors has determined that the domestication merger is fair and in the best interests of CoreComm and its shareholders and has unanimously approved the domestication merger. The domestication merger will not occur unless either the Voyager merger or the ATX merger or both mergers are to be completed immediately after the completion of the domestication merger. ACCORDINGLY, CORECOMM'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF CORECOMM VOTE "FOR" AUTHORIZATION OF THE DOMESTICATION MERGER SO LONG AS EITHER THE VOYAGER MERGER OR THE ATX MERGER OR BOTH MERGERS WILL BE COMPLETED IMMEDIATELY AFTER THE COMPLETION OF THE DOMESTICATION MERGER.

     The domestication merger is motivated principally by the tax efficiencies that the board of directors of CoreComm believes will be achieved if CoreComm changes its domicile from Bermuda to the State of Delaware in the United States immediately prior to completing either the ATX merger or the Voyager merger.

     If the Voyager merger occurs but the ATX merger does not occur, and if CoreComm does not change its domicile immediately prior to the Voyager merger, the Voyager merger would not be able to be structured as a tax-free transaction. This would effectively have prevented Voyager from entering into the transaction.

     If only the ATX merger occurs or if both the ATX merger and the Voyager merger occur, the board of directors of CoreComm believes it is also in the best interests of CoreComm and its shareholders to change CoreComm's domicile to the United States in order to avoid the tax inefficiencies that would result if CoreComm were to remain a Bermuda corporation in which case it would become a subsidiary of a Delaware parent (New CoreComm). Specifically, as a Bermuda company, it would not be able to consolidate for United States federal income tax purposes with New CoreComm. Moreover, if CoreComm remained a Bermuda corporation after it became a wholly-owned subsidiary of New CoreComm, CoreComm would become subject to the "deemed dividend" and other provisions applicable to "controlled foreign corporations" under the "subpart F" rules of the United States federal income tax code of 1986, as amended, which were enacted in order to discourage U.S. companies from conducting certain operations through foreign subsidiaries.

APPRAISAL RIGHTS

     If you are a shareholder of CoreComm who does not vote in favor of the domestication merger and are not satisfied that you have been offered the fair value of your common shares, you may (within one month after the date notice of the CoreComm Special General Meeting was given) apply to the Bermuda courts to appraise the fair value of your common shares.

     Within one month after the Bermuda court's appraisal, CoreComm will be entitled to pay you an amount equal to the value of your common shares as appraised by the court. However, where the court has appraised any shares under this procedure and the amalgamation has been completed prior to the appraisal then, within one month after the court's appraisal, if the amount paid to you for your shares is less than the appraisal by the court, CoreComm will pay to you the difference between the amount paid to you and the value appraised by the court. There is no appeal from an appraisal by the court under this procedure.

                         THE INCREASE IN SHARE CAPITAL

     CoreComm's board of directors has determined that the increase in share capital of CoreComm to 200 million common shares and 5 million common shares is in the best interests of CoreComm and its shareholders and has unanimously approved the increase in share capital. ACCORDINGLY, CORECOMM'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF CORECOMM VOTE "FOR" THE PROPOSAL TO INCREASE CORECOMM'S SHARE CAPITAL.

     The board of directors of CoreComm recommends that shareholders vote for the increase in share capital in order to facilitate future acquisitions by CoreComm in the event the ATX merger and the Voyager merger do not occur. The increase in share capital will not be needed if either the ATX merger or the Voyager merger occurs, because New CoreComm will have authorized share capital of 200 million common shares and 5 million preferred shares.

                             THE MERGER AGREEMENTS

     The following is a brief summary of the significant provisions of the merger agreements. Copies of the merger agreements between CoreComm and Voyager and between CoreComm and ATX are attached to this joint proxy statement and prospectus as Annex A and Annex B, respectively. A copy of the amalgamation agreement between CoreComm and CoreComm Merger Sub, Inc. is attached to this joint proxy statement and prospectus as Annex C. YOU SHOULD READ BOTH MERGER AGREEMENTS AND THE AMALGAMATION AGREEMENT CAREFULLY AND IN THEIR ENTIRETY.

               THE MERGER AGREEMENT BETWEEN CORECOMM AND VOYAGER

     The following is a brief summary of the significant provisions of the merger agreement between CoreComm and Voyager. A copy of the Voyager merger agreement is attached as Annex A and incorporated into this joint proxy statement and prospectus. YOU SHOULD READ THE VOYAGER MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

GENERAL

     The Voyager merger agreement provides for the merger of a newly-formed wholly-owned subsidiary of CoreComm with and into Voyager. Voyager will survive and become a wholly-owned subsidiary of New CoreComm.

MERGER CONSIDERATION

     In the Voyager merger, each outstanding share of common stock, par value $0.0001 per share, of Voyager will be converted into the right to receive $3.00 in cash and 0.292 of a share of common stock of New CoreComm based on an exchange ratio calculated as follows:

     If the average trading price prior to closing per common share of CoreComm is:

     - equal to or greater than $41.17 and equal to or less than $56.97 (subject to adjustment as described below), the exchange ratio will be fixed at 0.292;

     - greater than $56.97, the exchange ratio will be calculated by dividing $16.64 by the average trading price per CoreComm common share; or

     - less than $41.17 and equal to or greater than $33.03, the exchange ratio will be calculated by dividing $12.02 by the average trading price per CoreComm common share.

     The average trading price per CoreComm common share will be computed by taking the volume weighted average trading price of CoreComm common shares for ten randomly selected trading days out of the 20 consecutive trading days ending with the last day prior to the closing of the Voyager merger.

ADJUSTMENTS TO STOCK CONSIDERATION

     If the average trading price per CoreComm common share is less than $33.03, Voyager will have the right to terminate the merger agreement unless CoreComm elects to increase the exchange ratio so that each share of Voyager common stock will be converted into the right to receive a fraction of a share of New CoreComm common stock with a value equal to $12.02 plus $3.00 in the cash. In the event that the average trading price per CoreComm common share is less than $33.03, the Voyager board would consult with Voyager's management and financial and legal advisors and, consistent with its fiduciary duties, consider whether the proposed merger continues to be in the best interests of Voyager and its stockholders. In its consideration, the Voyager board would take into account the relevant facts and circumstances that exist at that time, including general and specific market, economic and business conditions and other opportunities available to Voyager.

     Adjustments will also be required to be made to the exchange ratio if (1) the closing of the Voyager merger has not occurred on or prior to July 15, 2000,
(2) CoreComm has engaged in a transaction that would (x) require the approval of the shareholders of CoreComm, (y) require CoreComm to include information relating to the transaction in the pro forma financial statements that are required to be contained in this joint proxy statement and prospectus or (z) require CoreComm to amend or restate its pro forma financial statements in any material manner, and (3) all other conditions to closing have been satisfied (or waived by the party entitled to waive the condition) or are capable of being satisfied on that date with reasonable best efforts.

     In any of these circumstances, commencing on the later to occur of July 16, 2000 and the first business day after which the circumstances described above are present, which is referred to as the trigger date, the fraction of a share of New CoreComm common stock that a Voyager stockholder will be entitled to receive will be fixed at 0.292 so long as the average trading price per CoreComm common share does not exceed $47.875 multiplied by the applicable collar percentage, which will be increased by an additional five percentage points per each 31 day period beginning on the sixteenth calendar day following the trigger date.

     The following chart presents some examples of how the exchange ratio and maximum value of the merger consideration would be adjusted assuming that both the base stock price is $47.875 and the trigger date is July 16, 2000:

                                             EXCHANGE RATIO TO BE FIXED
                                             AT .292 UNTIL THE AVERAGE
                                             TRADING PRICE EXCEEDS THE
                                             THRESHOLD SET FORTH BELOW           MAXIMUM
                                             (DETERMINED BY MULTIPLYING      AGGREGATE VALUE
                               COLLAR        THE BASE AMOUNT OF $47.875         OF MERGER
CLOSING DATE                 PERCENTAGE      BY THE COLLAR PERCENTAGE)        CONSIDERATION
------------                 ----------      --------------------------      ---------------
July 16....................    121.5%                  $58.17                    $19.99
August 31..................    126.5%                  $60.56                    $20.68
October 1..................    131.5%                  $62.96                    $21.38
November 1.................    136.5%                  $65.35                    $22.08

     In addition, the base amount of $47.875 is to be adjusted:

     - upon any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares or any dividend payable in CoreComm common shares so that the existing Voyager stockholders achieve the same economic effect originally contemplated; and

     - upon any distribution to CoreComm shareholders of, or rights or warrants for, capital stock (other than common stock), debt, other assets (other than cash dividends) or by reducing the base amount in a manner designed to reflect the decrease in value achieved by the distribution.

     CoreComm may only effect a distribution described in this paragraph, if the distribution does not include operating assets that are required to maintain the current operating businesses of CoreComm, Inc. (a subsidiary of CoreComm) and the distribution of such operating assets would not have a material adverse effect on the current operating businesses of CoreComm, Inc., provided that this paragraph shall not prohibit a distribution of the LMDS licenses and related assets.

ADJUSTMENTS TO STOCK AND CASH CONSIDERATION

     The amount of cash consideration ($3.00 for each share of Voyager common stock) that Voyager stockholders are entitled to receive could be adjusted if either of the tax opinions to be delivered by counsel to CoreComm or Voyager is not reasonably expected to be delivered because less than 80% of the value of the merger consideration would be in the form of New CoreComm common stock. In this case, the number of common shares of New CoreComm to be received will be increased, and accordingly the amount of cash to be received will be reduced, so that the value of the shares of common stock of New CoreComm to be received in the Voyager merger will constitute 80% of the total merger consideration. The purpose of this adjustment is to ensure that the transaction will be treated as a tax-free reorganization under federal tax laws.

EFFECTIVE TIME OF THE VOYAGER MERGER

     Promptly after the satisfaction or waiver of the conditions of the merger set forth in the Voyager merger agreement, CoreComm will file a certificate of merger with the Secretary of State of the State of Delaware. When this filing has been made, a newly-formed subsidiary of CoreComm will be merged with and into Voyager, and the separate corporate existence of this merger subsidiary will cease. Voyager will survive the Voyager merger and exist as a wholly-owned subsidiary of New CoreComm. The directors of Voyager immediately following the merger will be those of CoreComm's merger subsidiary. Immediately following the merger, the officers of Voyager immediately prior to the merger will continue as the officers of Voyager.

VOYAGER STOCK OPTIONS

     Each outstanding Voyager stock option will become an option to acquire a number of shares of New CoreComm common stock equal to the number of shares of Voyager common stock subject to the option immediately prior to the effective time using a formula based on the exchange ratio used to determine the fraction of a share of New CoreComm common stock to be received by Voyager stockholders in connection with the Voyager merger plus the quotient obtained by dividing the cash consideration received by Voyager stockholders in connection with the merger by the average trading price of CoreComm common shares. Under the Voyager stock option plan, all outstanding options will vest and become exercisable upon completion of the Voyager merger. All New CoreComm common shares to be received upon exercise of the options issued by CoreComm will be registered by CoreComm in connection with the registration statement filed with this joint proxy statement and prospectus.

EXCHANGE OF CERTIFICATES

     New CoreComm will appoint an exchange agent to handle the exchange of the Voyager common stock certificates in the Voyager merger. Once the Voyager merger is complete, New CoreComm will deposit with the exchange agent the certificates representing New CoreComm common stock, the aggregate cash consideration (including the cash to be provided instead of fractional shares) and any related dividends or distributions, issuable in the merger in exchange for outstanding shares of Voyager common stock.

     Soon after the closing of the Voyager merger, the exchange agent will send to each holder of Voyager common stock a letter of transmittal for use in the exchange and instructions explaining how to surrender certificates to the exchange agent. Holders who surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged stock certificates will receive any dividends or other distributions payable by New CoreComm after the merger only after their certificates are surrendered. VOYAGER STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     No certificates or scrip representing CoreComm common stock will be issued upon surrender for exchange of Voyager certificates. Cash will be issued instead of fractional shares of New CoreComm common stock otherwise issuable upon surrender of those certificates, based on the closing price for CoreComm common shares on NASDAQ on the first business day immediately following the closing of the Voyager merger.

     If Voyager stock certificates have been lost, stolen or destroyed, Voyager stockholders will only be entitled to obtain New CoreComm common stock and the cash consideration by providing an affidavit of loss and, if required by New CoreComm, posting a bond in an amount sufficient to protect New CoreComm against claims related to the Voyager certificates.

REPRESENTATIONS AND WARRANTIES

   Representations and Warranties of Voyager

     The Voyager merger agreement contains representations and warranties of Voyager, almost all of which are qualified by a materiality threshold specified in the Voyager merger agreement, relating to:

     - due organization, good standing and existence;

     - compliance with laws;

     - corporate power and authority to execute, deliver and perform its obligations under the Voyager merger agreement;

     - board approval of the Voyager merger, its determination that the Voyager merger is in the best interest of Voyager and its stockholders and recommendation that Voyager's stockholders approve and adopt the Voyager merger agreement and that the Voyager board has taken the actions and votes as are necessary on its part to satisfy the provisions of Section 203 of the Delaware General Corporation Law and all other statutes applicable to the Voyager merger agreement, the Voyager merger, and the Voyager voting agreement;

     - capitalization;

     - subsidiaries and their organization, good standing and existence;

     - interests in other persons;

     - compliance of the Voyager merger agreement and the transactions under the Voyager merger agreement with Voyager's organizational documents and contracts and with applicable law;

     - required governmental and regulatory approvals and permits, including those required under the Telecommunications Act;

     - permits and authorizations required by state public utilities commission or similar state regulatory body of the Federal Communications Commission and Voyager's compliance with these permits;

     - required consents under material contracts;

     - SEC documents, financial statements and undisclosed liabilities;

     - litigation;

     - absence of material changes;

     - taxes;

     - real property leases and properties;

     - intellectual property;

     - environmental matters;

     - employee benefit plans;

     - labor matters;

     - brokers' and finders' fees with respect to the merger;

     - receipt of opinion of financial advisor;

     - material contracts, non-competition agreements and other specified agreements;

     - subscribers;

     - information in the proxy statement and registration statement; and

     - vote required.

   Representations and Warranties by CoreComm

     The Voyager merger agreement contains representations and warranties of CoreComm, almost all of which are qualified by a materiality threshold specified in the Voyager merger agreement, relating to:

     - due organization, good standing and existence;

     - compliance with laws;

     - corporate power and authority to execute, deliver and perform its obligations under the Voyager merger agreement;

     - CoreComm board approval of the issuance of the CoreComm common shares;

     - capitalization;

     - subsidiaries and their organization, good standing and existence;

     - interests in other persons;

     - compliance of the Voyager merger agreement and the transactions under the Voyager merger agreement with CoreComm's organizational documents and contracts and with applicable law;

     - SEC documents;

     - intellectual property;

     - litigation;

     - absence of material changes;

     - taxes;

     - brokers' and finders' fees with respect to the Voyager merger;

     - environmental matters;

     - employee benefit plans; and

     - receipt of opinion of financial advisor.

NO SOLICITATIONS

     Voyager has agreed in the Voyager merger agreement that it will not, and will cause its subsidiaries and affiliates and their respective officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives not to, solicit, initiate, or encourage (including by way of furnishing non-public information), or take any action to facilitate, any inquiries or the making of any proposal that constitutes an acquisition proposal or any inquiries or making of any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal or participate in any activities, discussions or negotiations regarding an acquisition proposal. Under the Voyager merger agreement, an acquisition proposal means any proposed or actual:

     - merger, consolidation or similar transaction involving Voyager;

     - sale or other disposition of any assets representing 15% or more of the consolidated assets of Voyager and its subsidiaries;

     - issuance, sale or other disposition of securities representing 15% or more of the votes of the outstanding shares of Voyager common stock;

     - recapitalization, restructuring, liquidation or similar transaction with respect to Voyager;

     - tender offer or exchange offer in which any person has the right to acquire beneficial ownership of 15% or more of the outstanding shares of Voyager common stock;

     - transaction which is similar in form, substance or purpose to any of the foregoing transactions; or

     - public announcement of a proposal or plan to do any of the foregoing.

     However, Voyager may furnish information to, and enter into discussions or negotiations with, any person that makes an unsolicited written acquisition proposal if:

     - after consultation with its outside legal counsel, the Voyager board determines in good faith that these actions are necessary for the Voyager board to comply with its fiduciary duties to the Voyager stockholders under applicable law;

     - the proposal is not subject to financing contingencies or is, in the good faith judgment of the Voyager board after consultation with a nationally recognized financial advisor, reasonably capable of being financed and is at least as likely to be consummated as the Voyager merger;

     - the Voyager board determines in good faith that the acquisition proposal would result in a more favorable transaction to Voyager's stockholders from a financial point of view; and

     - Voyager enters into a confidentiality agreement with the person making the proposal.

     For any acquisition proposal that it receives, Voyager agreed to notify CoreComm of the identity of the company making the proposal and the material terms of the proposal and to provide CoreComm with a copy of any written proposal. Additionally, Voyager agreed to inform CoreComm of, and provide CoreComm with copies of, any material changes to the proposal. Voyager also agreed to terminate and to cause its subsidiaries and affiliates and their respective officers, directors, employees, investment bankers, attorneys, accountants and other advisors, to terminate activities, discussions or negotiations relating to any acquisition proposal that was ongoing at the time of the signing of the merger agreement.

CONDUCT OF THE BUSINESS

   Conduct of Business by Voyager

     Voyager has agreed to carry on its business, and cause its subsidiaries to carry on their businesses, in the usual, regular and ordinary course of business, consistent with past practice and in accordance with and to the extent consistent with the business plan of Voyager, with no less diligence and effort than would be applied in the absence of the merger agreement and will use its reasonable best efforts to preserve intact its and its subsidiaries business organization, to keep available the services of the present officers and key employees and to preserve the goodwill of customers, suppliers and all other persons having business relationships with Voyager. In addition, without the prior written consent of CoreComm, Voyager has agreed that it will not among other things:

     - split, combine, subdivide, reclassify or redeem, retire, purchase or otherwise acquire, or propose to redeem, retire or purchase any shares of its capital stock;

     - declare any dividends or make any other distributions;

     - issue or authorize for issuance (including through pledges) any equity securities, except as permitted under the Voyager stock option plan;

     - acquire, transfer or otherwise dispose of any material assets outside the ordinary course of business or enter into any material commitment or transaction outside the ordinary course of business, with limited exceptions;

     - except as contemplated by its business plan, incur, assume or prepay any indebtedness for borrowed money or guarantee or become liable or responsible for any debt of others, make any loans or other investments in any material assets or create any material liens on any material assets, other than in the ordinary course of business consistent with prior practice;

     - pay, discharge or satisfy any claims, liabilities or obligations other than in the ordinary course of business consistent with past practice, or in connection with the transactions contemplated by the Voyager merger agreement;

     - change any of its accounting principles or practices, except as required by generally accepted accounting principles;

     - pay any benefit not required by any existing plan or arrangement or enter into employment or severance agreements with any director, officer or other employee of Voyager or its subsidiaries;

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     - adopt, amend or terminate any existing benefit plan of Voyager or other arrangement between Voyager or its subsidiaries and one or more of their directors or officers;

     - increase the compensation or fringe benefits of any director, officer or employee, except for normal increases in the ordinary course of business;

     - except for normal increases in the ordinary course of business consistent with past procedure, increase in any manner the compensation or fringe benefits of any director, officer or employee of Voyager or its subsidiaries or pay any benefit not required by an existing benefit plan;

     - establish or amend any collective bargaining, bonus, profit sharing or any other plan or arrangement for current or former officers, directors or other employees, except as required by law;

     - amend any organization document;

     - make or file any elections in respect of taxes;

     - terminate or request any material change in any material contract or enter into any contract that would be material to Voyager or its subsidiaries, taken as a whole, in either case other than in the ordinary course of business consistent with past practice;

     - make or authorize any capital expenditure that would be material to Voyager or its subsidiaries, other than in the ordinary course of business consistent with past practice or in accordance with their business plans;

     - enter into any agreement or arrangement that materially limits Voyager or its subsidiaries or that would, after the closing of the merger, limit or restrict Voyager or CoreComm or their affiliates from engaging or competing in any line of business or in any geographic area, other than in the ordinary course of business consistent with past practice;

     - adopt a plan of, or resolutions providing for, complete or partial liquidation, merger, consolidation, restructuring, recapitalization or reorganization;

     - settle, release, waive or otherwise compromise any material rights, claims or litigation; or

     - take any action that would result in any of Voyager's representations or warranties set forth in the Voyager merger agreement becoming untrue or cause any conditions to closing to not be satisfied, other than those actions that would not materially adversely affect Voyager's ability to complete the transactions contemplated by the merger agreement.

CONDUCT OF BUSINESS BY CORECOMM

     Without the prior written consent of Voyager, CoreComm will not declare, set aside or pay any dividends or make any other distributions, except for dividends paid by a subsidiary of CoreComm to CoreComm or any subsidiary of CoreComm that is, directly

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or indirectly, wholly-owned by CoreComm and except as permitted by the Voyager merger agreement.

MEETINGS OF STOCKHOLDERS; OBLIGATIONS TO RECOMMEND

     Voyager has agreed to take all actions necessary to convene a meeting of its stockholders and to consider and vote upon the approval of the Voyager merger agreement and the Voyager merger and CoreComm has agreed to take all actions necessary to convene a meeting of its shareholders to consider and vote upon the Voyager merger agreement and the issuance of common stock of CoreComm in connection with the Voyager merger.

     The Voyager board has agreed to recommend to its stockholders the adoption of the Voyager merger agreement. The Voyager board is not permitted to withdraw or modify its recommendation unless:

     - Voyager has complied with the restrictions of solicitation described above;

     - there is a pending superior proposal;

     - the Voyager board determines in good faith that this action is necessary to comply with its fiduciary duty; and

     - Voyager delivers prior notice to CoreComm that it intends to take this action.

     The CoreComm board has agreed to recommend to its shareholders that they approve and adopt the Voyager merger agreement.

TAX-FREE TREATMENT

     Neither of CoreComm nor Voyager will take, or fail to take, or cause to be taken or fail to cause to be taken, any action, whether before or after the closing of the Voyager merger, which action or failure to take any action would cause the merger to fail to constitute a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code or a transaction that, together with the reincorporation of CoreComm from a Bermuda corporation to a Delaware corporation, qualifies as an exchange under the provisions of Section 351 of the Internal Revenue Code and which is treated for U.S. federal income tax purposes as a transfer of Voyager common stock by the stockholders of Voyager to CoreComm in exchange for the merger consideration. However, it is further intended by CoreComm and Voyager that if the ATX merger occurs prior to the Voyager merger, and the Voyager merger agreement is assigned to New CoreComm, then the ATX merger, the ATX recapitalization and the transactions described in the Voyager merger agreement will be treated for U.S. federal income tax purposes as one integrated transaction qualifying as an exchange under the provisions of Section 351 of the Internal Revenue Code in which the stockholders of Voyager transfer Voyager common stock in exchange for New CoreComm common stock.

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CONSENTS AND APPROVALS

     CoreComm and Voyager have agreed to make all necessary filings, including those under U.S. antitrust laws and under the Telecommunications Act, and to use all reasonable efforts to obtain all consents and approvals required in connection with the closing of the transactions contemplated by the Voyager merger agreement.

LISTING APPLICATION

     CoreComm and Voyager have agreed to cooperate in the preparation and submission to Nasdaq of all reports, applications and other documents that may be necessary to enable all of the CoreComm common stock that will be outstanding or reserved for issuance at the effective time of the Voyager merger to be listed for trading on Nasdaq. CoreComm and Voyager will also use reasonable best efforts to cause the Voyager common stock to be de-listed from Nasdaq as soon as practicable following the effective time of the Voyager merger.

PROXY STATEMENT; REGISTRATION STATEMENT

     CoreComm and Voyager will cooperate in the preparation and filing of the joint proxy statement and prospectus.

EXPENSES

     Whether or not the Voyager merger is consummated, all expenses incurred in connection with the Voyager merger agreement and the transactions contemplated by the Voyager merger agreement will be paid by the party incurring the expenses, except as described under the section of this joint proxy statement and prospectus entitled "The Merger Agreement Between CoreComm and
Voyager -- Termination Fee."

OFFICERS' AND DIRECTORS' INDEMNIFICATION

     After the Voyager merger is completed, New CoreComm will preserve all rights to indemnification existing as of March 12, 2000, the date of the Voyager merger agreement, in favor of any current or former director, officer or employee of Voyager for a period of at least six years following the Voyager merger. New CoreComm will also indemnify directors, officers, agents and employees of Voyager against liabilities or claims arising before the Voyager merger is completed and as a result of their positions at Voyager. Finally, New CoreComm will pay the applicable persons' legal and other expenses incurred in connection with any proceeding arising out of any matter occurring until the Voyager merger is completed, and, with limitations as to cost, maintain Voyager's current directors' and officers' liability insurance in place for at least six years following the Voyager merger.

EMPLOYEE BENEFITS

     New CoreComm has agreed that it will honor all obligations under the existing terms of the employment and severance agreements to which Voyager or any of its

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subsidiaries is presently a party, except as may otherwise be agreed to by the parties to these agreements.

     CoreComm has agreed that individuals who are employed by Voyager or any of its subsidiaries immediately prior to the closing of the Voyager merger will remain employees of Voyager or any of its subsidiaries, provided, that no employee will have the right to continued employment by New CoreComm, Voyager or any of their respective subsidiaries for any period of time after the closing of the Voyager merger that is not otherwise required by law or contract.

     To the extent that any employee of Voyager or any of its subsidiaries becomes a participant in any employee benefit plan maintained by New CoreComm or any of its subsidiaries, New CoreComm will, or will cause its subsidiaries to, give the affected employees full credit solely for the purposes of eligibility and vesting under its employee benefits plans for the affected employee's service with New CoreComm, Voyager or any affiliate of either one to the same extent recognized immediately prior to the closing of the Voyager merger, provided, that the entry dates into the employee benefit plans for the affected employees will be in the normal course of the plan's administration, which may be the beginning of the plan year.

     After the effective time of the Voyager merger, until the date New CoreComm determines in its sole discretion to modify, amend, terminate or replace the benefit plans of Voyager, New CoreComm will cause Voyager to maintain its benefit plans (but not bonus or equity-based plans) on substantially similar terms to those currently in effect. After the effective time of the Voyager merger, if New CoreComm decides to move any employees of Voyager or its subsidiaries to a New CoreComm employee benefit plan, the affected employees will be permitted to participate in the New CoreComm employee benefit plan on terms substantially similar to those provided to employees of New CoreComm.

REINCORPORATION

     CoreComm has agreed to take any and all action that may be considered advisable or necessary to reincorporate by merger from a Bermuda corporation to a Delaware corporation so that at the time of the completion of the transactions contemplated by the Voyager merger agreement, CoreComm is a Delaware corporation.

THE ATX MERGER

     CoreComm will be permitted to take any and all action that may be considered advisable or necessary to complete the ATX merger and none of the actions taken in accordance with the ATX merger or consequences of these actions will be considered a breach of a representation or warranty or be considered to cause a failure of a condition to closing to be satisfied if, but for action or consequence of the ATX merger, the condition would otherwise be satisfied.

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OTHER ACTIONS

     Prior to the effective time of the Voyager merger, Voyager and CoreComm will not, and will not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the merger not being satisfied other than as provided in the Voyager merger agreement.

     CoreComm will have the right to have its designated representatives, as provided to Voyager from time to time, upon reasonable notice, present within normal business hours and without material disruption to the business of Voyager for consultation at Voyager's principal offices until the closing of the merger. These designated representatives will have the right to review and become familiar with the conduct of the business of Voyager and will be available to be consulted and will have authority on behalf of CoreComm in regard to consultation regarding Voyager's material decisions. CoreComm will take all reasonable actions necessary to ensure that its designated representatives will be readily available during normal business hours. Voyager will not take any action involving any material decision without written notice to and favorable consultation with the designated representatives of CoreComm (which shall not be unreasonably withheld, delayed or conditioned with respect to time or content), unless CoreComm or its designated representatives have failed to respond within five business days to the written notice.

     A material decision means, for purposes of the Voyager merger agreement, any of the following to the extent the decision may affect the assets, the obligations or the business of Voyager:

     - any purchase order, capital expenditure or other purchase of assets in excess of $100,000 in any instance to be delivered, or the payment for which will become due, after the closing of the Voyager merger;

     - the acceptance of any material customer contract or the establishment of any pricing policy that deviates in any material respect from the terms and conditions of current pricing policies as previously provided to CoreComm;

     - any general communication with customers related to the business or to the Voyager merger; or

     - a material change in material promotional or marketing decisions or policies.

NOTIFICATION OF SPECIFIED EVENTS

     CoreComm and Voyager have agreed to promptly notify each other of the occurrence or non-occurrence of specified events, including if, prior to the closing of the merger, CoreComm will enter into a definitive agreement for a transaction that would affect timing of the transactions.

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CONDITIONS TO OBLIGATION OF EACH PARTY TO COMPLETE THE VOYAGER MERGER

     Each of CoreComm's and Voyager's respective obligations to complete the Voyager merger are subject to the satisfaction of the following conditions:

     - Stockholder Approval.   The Voyager stockholders will have duly adopted
       the Voyager merger agreement and the shareholders of CoreComm will have duly approved the Voyager merger agreement and the issuance of New CoreComm common stock in the Voyager merger;

     - Effectiveness of the Registration Statement.   The registration statement
       of which this document is a part will have been declared effective and the SEC will not have issued any stop order suspending its effectiveness, nor will it have started or threatened any proceedings for that purpose;

     - Listing.   The New CoreComm common stock to be issued in connection with the Voyager merger and upon exercise of the options will have been approved for listing on Nasdaq;

     - No Injunction, Order or Restraints.   No statute, rule, regulation,
       executive order, decree, ruling or injunction, whether permanent, preliminary or temporary, will have been enacted, entered, promulgated or enforced by any governmental entity or court which restrains, enjoins or otherwise prohibits the completion of the merger substantially on the terms contemplated by the Voyager merger agreement and no governmental entity will have instituted any proceeding seeking any law, order, injunction or decree or any other person will have filed a motion and this motion will not have been dismissed;

     - Government Consents.   All consents, approvals and action of any
       governmental entity required to permit the completion of the Voyager merger and the other transactions contemplated by the Voyager merger agreement will have been obtained or made, free of any condition that would reasonably be expected to have a material adverse effect on Voyager or CoreComm, as the case may be;

     - Registration Rights Agreement.   CoreComm and Voyager's principal
       stockholders will have entered into a registration rights agreement;

     - HSR Act.   The waiting period under the Hart-Scott-Rodino Antitrust
       Improvements Act will have expired or terminated;

     - Representations and Warranties.   Those representations and warranties of
       each party set forth in the Voyager merger agreement that are qualified by a materiality threshold will be true and correct as of the closing of the Voyager merger, and those representations and warranties of each party not so qualified by a materiality threshold will be true and correct in all material respects as of the closing of the Voyager merger;

     - Covenants.   Each party will have performed in all material respects all its obligations under the Voyager merger agreement;

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     - Tax Opinion.   Each party will have received the written opinion of its
       counsel with respect to the tax-free nature of the Voyager merger;

     - Consents, Approvals, Etc.   All material consents, authorizations, orders
       and approvals of (or filings or registrations with) any governmental commission, board, other governmental entity or third parties required to be made or obtained by CoreComm and its subsidiaries and affiliated entities in connection with the execution, delivery and performance of the Voyager merger agreement will have been obtained or made;

ADDITIONAL CONDITIONS TO OBLIGATIONS OF CORECOMM TO COMPLETE THE VOYAGER MERGER

     The obligation of CoreComm to complete the Voyager merger is also subject to the following conditions:

     - Absence of Changes in Voyager.   From September 30, 1999 through the
       closing date of the Voyager merger, there shall not have occurred any change concerning Voyager or any of its subsidiaries that has had, or is reasonably expected to have, a material adverse effect on the business, properties, assets, results of operations or financial condition of Voyager and its subsidiaries taken as a whole (other than any regulatory changes generally affecting the industries in which Voyager operates, including changes due to actual or proposed changes in law or regulations, or changes that are related to a general drop in stock prices in the United States resulting from political or economic turmoil);

     - Stockholders Agreement.   The Voyager stockholders who are required by
       the voting agreement to enter into a stockholders agreement, and CoreComm, will have entered into the Voyager stockholders agreement, which shall remain in full force and effect;

     - Affiliate Letters.   CoreComm will have received an executed copy of an
       affiliate letter from each affiliate of Voyager;

     - Other Agreements.   The letter agreements entered into on March 12, 2000
       between CoreComm and persons associated with Voyager, and executed in connection with the Voyager merger agreement will have been performed at or prior to the closing of the Voyager merger.

TERMINATION

     The Voyager merger agreement may be terminated at any time prior to the closing of the Voyager merger by mutual written consent. Either CoreComm or Voyager may terminate the Voyager merger agreement if:

     - any required approval of the CoreComm shareholders or Voyager stockholders has not been obtained at the applicable stockholder meeting;

     - any governmental entity has issued a final and non-appealable injunction that permanently enjoins the Voyager merger; or

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     - the other party breaches any material representation, warranty, covenant or agreement contained in the Voyager merger agreement or if any representation or warranty shall have become untrue, and, in each case, as a result there would be a failure to satisfy a condition to the Voyager merger.

     The Voyager merger agreement may be terminated by Voyager if:

     - the Voyager board elects to terminate the Voyager merger agreement in order to recommend or approve a superior proposal, provided that Voyager:

         - has complied with all the terms of non-solicitation in accordance with the Voyager merger agreement;

         - has notified CoreComm in writing that it intends to terminate the Voyager merger agreement in order to recommend or approve a superior proposal;

         - has notified CoreComm of its intention to enter into a binding agreement with respect to a superior proposal and, after taking into account any modifications to the transactions contemplated by the merger agreement that CoreComm has then proposed in writing and not withdrawn, the Voyager board has determined that the other proposal is and continues to be a superior proposal; and

         - concurrently with the effectiveness of the termination, has paid to CoreComm the termination fee described under the section of this joint proxy statement and prospectus entitled "The Merger Agreement Between CoreComm and Voyager -- Termination Fees."

     - the Voyager merger is not consummated by October 31, 2000 and Voyager is not in material breach of its obligations, or

     - as of a date not more than three business days before the expected closing date of the merger, the average trading price of CoreComm common shares would be less than $33.03 and, following notification, CoreComm has not agreed to increase the exchange ratio so that each share of Voyager common stock will be exchanged for a fraction of a share of New CoreComm common stock with a value equal to $12.02.

     The Voyager merger agreement may be terminated by CoreComm if:

     - the Voyager board shall have resolved to or has withdrawn, modified or changed in a manner adverse to CoreComm its approval or recommendation of the Voyager merger agreement; failed to include its recommendation regarding the Voyager merger in this joint proxy statement and prospectus; approved or recommended any acquisition proposal; entered into a definitive agreement with respect to a superior proposal; or made a public announcement of its intention to take any of the foregoing actions;

     - a tender offer or exchange offer for more than 15% of the outstanding shares of the Voyager common stock is commenced and the Voyager board fails to recommend against acceptance of this tender offer or exchange offer by its

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       stockholders (including by taking no position with respect to the acceptance of the tender offer or exchange offer by its stockholders);
       and

     - it is not in material breach of its obligations under the Voyager merger agreement, on or after the later of October 31, 2000, and 120 days following the date on which CoreComm last made an initial announcement that it had entered into a definitive agreement for a transaction that would result in adjustments being made to the exchange ratio, if any specified conditions of the Voyager merger agreement have not been satisfied and have not been waived in writing by CoreComm prior to that date.

TERMINATION FEE

     The Voyager merger agreement requires Voyager to pay CoreComm a termination fee of $19.0 million in cash if:

     - the Voyager merger agreement is terminated by the Voyager board in order to recommend or approve a superior proposal;

     - the Voyager merger agreement is terminated by CoreComm as a result of the Voyager board resolving to or having withdrawn, modified or changed in a manner adverse to CoreComm its approval or recommendation of the Voyager merger agreement; failing to include its recommendation regarding the Voyager merger in this joint proxy statement and prospectus; approving or recommending any acquisition proposal; entering into a definitive agreement with respect to a superior proposal; or making a public announcement of its intention to take any of the foregoing actions; or

     - the Voyager merger agreement is terminated by CoreComm due to the initiation of a tender offer or exchange offer for more than 15% of the outstanding shares of the Voyager common stock and the Voyager board's failure to recommend against acceptance of this tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of the tender offer or exchange offer by its stockholders).

AMENDMENTS

     CoreComm and Voyager may amend the Voyager merger agreement at any time before or after the necessary approval by the stockholders of CoreComm and Voyager, but in any event following authorization by the CoreComm board and the Voyager board; provided, however, that after any required stockholder approval, no amendment will be made that by law requires further approval by the stockholders without obtaining their approval. The Voyager merger agreement was
amended by the parties to the agreement on April    , 2000.

ASSIGNMENT TO NEW CORECOMM

     CoreComm shall assign all of its rights, interests and obligations under the Voyager merger agreement to New CoreComm (formerly ATX) upon completion of the ATX

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merger if the completion occurs prior to the closing of the Voyager merger, provided that, CoreComm will remain liable under the Voyager merger agreement. If this assignment occurs, then New CoreComm will acquire Voyager by merging a wholly-owned domestic subsidiary of New CoreComm into Voyager.

RELATED AGREEMENTS

THE VOTING AGREEMENT

     In connection with the execution of the Voyager merger agreement, the principal stockholders of Voyager (Media/Communications Partners II Limited Partnership, Media/Communication Investors Limited Partnership, Christopher P. Torto, Glenn R. Friedly, Apache Holdings II Limited Partnership and Apache Holdings Limited Partnership), who together hold approximately 63.9% of the voting power of Voyager's outstanding common stock, executed a voting agreement with CoreComm, dated as of March 12, 2000.

     In the voting agreement, the principal stockholders of Voyager agreed:

     - to vote their shares in favor of the Voyager merger, the Voyager merger agreement and the transactions contemplated by the Voyager merger agreement;

     - to vote against any business combination other than the Voyager merger;

     - to grant, and did grant, CoreComm and its designees irrevocable proxies to vote their shares as required by the voting agreement; and

     - not to, nor permit any person under their control to, enter into any voting agreement or grant a proxy or power of attorney with respect to their shares held of record or beneficially owned by any of them or form a group under the securities law.

     In addition, the principal stockholders further agreed not to:

     - solicit, initiate, encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition proposal or agree to or endorse any acquisition proposal;

     - propose, enter into or participate in any discussions or negotiations regarding any of the foregoing;

     - furnish to any other person any information with respect to Voyager's business, properties or assets;

     - otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

     Furthermore, the principal stockholders agreed not to tender, sell, assign, pledge or otherwise transfer their shares of Voyager common stock and will enter into a

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stockholder agreement upon completion of the Voyager merger, which is described below.

     The voting agreement terminates upon the earliest to occur of:

     - the closing of the transactions contemplated by the Voyager merger agreement;

     - the date the Voyager merger agreement is terminated if terminated by Voyager because of a breach of any material representation, warranty or agreement on the part of CoreComm or if any representation or warranty of CoreComm in the Voyager merger agreement becomes untrue, which in each case results in a failure to satisfy a condition to closing;

     - the date the Voyager merger agreement is terminated if terminated by mutual consent of Voyager and CoreComm;

     - the date the Voyager merger agreement is terminated if terminated by either Voyager or CoreComm because a governmental entity has issued a final and nonappealable injunction that permanently enjoins the Voyager merger;

     - the date the Voyager merger agreement is terminated if terminated by Voyager if it is not in material breach of its obligations under the Voyager merger agreement and the Voyager merger has not occurred by October 31, 2000;

     - the date the Voyager merger agreement is terminated if terminated by Voyager because as of a date no more than three business days before the closing of the Voyager merger the average trading stock price of a CoreComm common share is less than $33.03 and CoreComm elected not to exercise its right to prevent Voyager from terminating the merger agreement by increasing the number of shares to be delivered to Voyager stockholders;

     - the date the Voyager merger agreement is terminated if terminated by Voyager because the shareholders of CoreComm have failed to approve the issuance of common shares of CoreComm in connection with the Voyager merger;

     - 180 days after the date the Voyager merger agreement is terminated in accordance with its terms, other than as set forth above.

THE STOCKHOLDERS AGREEMENT

     In connection with the Voyager merger, the principal stockholders of Voyager will execute a stockholders agreement, the terms of which provide that these principal stockholders will:

     - Not acquire or agree to acquire ownership of any New CoreComm voting securities (including any rights, warrants or options to acquire, or any securities convertible or exchangeable into voting securities), except

         -- through the exercise of conversion rights,

         -- by way of stock splits, reclassifications or stock dividends or other distributions or offerings made to holders of voting securities,

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         -- from another stockholder who is a party to the stockholders agreement by bequest, gift, will, pledge or hypothecation,

         -- through a bequest or similar gift or transfer from another person who is not a party to the stockholders agreement,

         -- through a will or the laws of descent and distribution from another person, or

         -- through the exercise of stock options or the receipt of other compensation or benefits involving voting securities, granted to any party to the stockholder agreement.

     - Vote their shares in the same proportion as the votes cast by all holders of New CoreComm voting securities other than the parties to this agreement and any affiliates and associates of New CoreComm with respect to the applicable matter, or, in the event of a proposed change of control transaction, in the manner recommended to the stockholders by the New CoreComm board of directors.

     - Not deposit any voting securities in a voting trust or subject any voting securities to any voting arrangement or agreement.

     - Not solicit proxies or become a participant in a solicitation in opposition to the recommendation of CoreComm's board of directors with respect to any matter.

     - Not initiate, propose or solicit stockholder approval of any stockholder proposals or induce others to initiate a stockholder proposal.

     - Not join or encourage the formation of a partnership, limited partnership, syndicate or other group, or act in concert with any person or entity, in order to control CoreComm or acquire or dispose of its voting securities.

     - Not offer, sell, assign, pledge, encumber or dispose of or transfer any shares of New CoreComm common stock prior to nine months after the date of the closing of the Voyager merger, except that the common stock may be pledged in respect of a margin loan or to a lending institution that agrees to be similarly restricted.

     - Not offer, sell, assign, pledge, encumber or dispose of or transfer any voting securities, if after this action, the holder of the voting securities disposed of would own 5% or more of the aggregate voting power of all outstanding New CoreComm voting securities on an as-converted basis.

     - Generally offer, sell, assign, pledge, encumber, dispose or transfer voting securities only in the following manners:

         -- under a public offering;

         -- through unsolicited open market sales during any three-month period of not more than 1% aggregate voting power in accordance with Rule 144 of the Exchange Act;

         -- under a tender offer recommended by New CoreComm's board of directors;

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

         -- through a privately-negotiated transaction with a person who is not already a party to the stockholder agreement and who will own shares having not more than 5% of the aggregate voting power;

         -- through a will or laws of descent and distribution, with specified conditions;

         -- through a bequest or similar gift or transfer to a person who is not a party to the stockholder agreement, with specified conditions; or

         -- as a result of a pledge or hypothecation to a financial institution as security for a bona fide loan, guaranty or other financial accommodation or as a result of a related foreclosure.

     - Not propose, solicit or participate in any transaction relating to an acquisition of, a business combination or similar transaction with, or a change of control of, New CoreComm or make or solicit or encourage any party to make a tender offer for voting securities of New CoreComm.

     The stockholder agreement terminates with respect to any stockholder who is a party to the stockholders agreement when a stockholder ceases to hold (either of record or beneficially) at least 7.5% of the issued and outstanding New CoreComm common shares.

THE REGISTRATION RIGHTS AGREEMENT

     In connection with the Voyager merger, New CoreComm and the principal stockholders of Voyager will enter into a registration rights agreement. Under the registration rights agreement, the principal stockholders of Voyager will be granted various registration rights with respect to New CoreComm common shares issued to them in the connection with the Voyager merger.

     - Demand Registration Rights.   The holders of at least 43.5% of the then
       outstanding New CoreComm common stock covered by the registration rights agreement, at any time on or after six months from the date of the closing of the Voyager merger, have the right to demand that New CoreComm register all or part of their registrable shares of common stock. The following conditions must be met to trigger this registration obligation:

         - New CoreComm is not required to effect more than one demand registration; and

         - the number of shares of New CoreComm common stock proposed to be registered by these stockholders shall not be less that 1,500,000 shares, subject to adjustment.

      New CoreComm's obligation to file a demand registration statement is subject to reasonable and customary delays due to New CoreComm's intentions or activities or the effectiveness of another stockholder's registration statement.

     - Piggyback Registration Rights.   The principal stockholders of Voyager
       can request to have their shares of registrable common stock registered if, at any time

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

       prior to the second anniversary of the registration rights agreement, New CoreComm files a registration statement to register any of its common shares for its own account. The following conditions must be met to trigger this registration obligation:

         - The number of shares that can be registered at any one time may be limited by any underwriter, if, in its opinion, the amount of common stock required to be included in the registration statement exceeds the amount that can be sold in the offering without adversely affecting the distribution.

         - No piggyback registration rights apply with respect to most Forms S-8 or Forms S-4.

      The number of times the piggyback registration rights may be exercised is unlimited. The registration rights agreement contains restrictions on future grants of registration rights by New CoreComm that could interfere with the demand rights described above.

     The registration rights agreement also contains customary provisions regarding the payment of expenses by New CoreComm and mutual indemnification agreements between New CoreComm and the securityholders who are parties to the registration rights agreement for securities law violations.

                 THE MERGER AGREEMENT BETWEEN CORECOMM AND ATX

     The following is a brief summary of the significant provisions of the merger agreement between CoreComm and ATX. A copy of the ATX merger agreement is attached to and incorporated into this joint proxy statement and prospectus as Annex B. You should read the ATX merger agreement carefully and in its entirety.

GENERAL

     The ATX merger agreement provides for a merger and amalgamation of CoreComm with and into a newly-formed wholly-owned subsidiary, CoreComm Merger Sub Inc., solely in order to relocate the jurisdiction of CoreComm from Bermuda to Delaware. In this domestication merger, each existing common share of CoreComm (and the accompanying right to acquire one one-hundredth of a share of CoreComm's Series A Junior Preferred Stock under CoreComm's shareholders rights plan) will be exchanged for one share of common stock of the subsidiary.

     Immediately following the completion of the domestication merger, a newly-formed wholly-owned subsidiary of ATX will merge with and into the newly reincorporated CoreComm, with CoreComm surviving the ATX merger and becoming a wholly-owned subsidiary of ATX, which will be renamed "CoreComm Limited" (also referred to as New CoreComm).

     Simultaneously with the ATX merger, ATX will be recapitalized by having the existing ATX stockholders exchange all of the issued and outstanding shares of ATX common stock, par value $0.01 per share, for the consideration outlined below.

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

     In the ATX merger, each issued and outstanding common share of CoreComm will be exchanged for one share of New CoreComm common stock.

     In the recapitalization, all of the shares of ATX common stock will be exchanged for the following aggregate consideration:

     - $500.0 million of New CoreComm common stock (based on the value of CoreComm common shares at the time of signing, and subject to adjustment and a collar, as discussed below);

     - 250.0 million of New CoreComm 3% preferred stock, (for further description of the terms and provisions of the 3% preferred stock, please read the section of this joint proxy statement and prospectus entitled "Description of the Capital Stock of New CoreComm"); and

     - $150.0 million in cash (up to $70 million of which may be issued in the form of short term notes, at CoreComm's discretion).

     The number of shares of New CoreComm common stock to be issued in the ATX recapitalization is initially set assuming the price per share (based on the price per share of the CoreComm common shares during the ten trading day period before the signing of the ATX merger agreement) will equal $40.328, otherwise known as the base amount. This will result in the issuance of approximately 12.4 million shares of New CoreComm common stock. However, if the volume weighted average trading price of CoreComm common shares during the ten trading days prior to the closing date of the ATX merger is greater than a specified price, known as the collar stock price, then the number of shares of New CoreComm common stock to be issued in the recapitalization will be adjusted such that the aggregate value of the New CoreComm common stock received by ATX stockholders, based on the ten-day average trading price, is increased to equal the original value ($500.0 million) multiplied by a fraction, the numerator of which is the collar stock price and the denominator of which is the base amount. While the aggregate value of New CoreComm common stock received in the ATX recapitalization will have increased (because the value of each share will be more than the base amount) the ATX stockholders will receive no more than, and could receive less than, the approximately 12.4 million shares discussed above.

     The collar stock price is determined by multiplying the base amount by 115%, with the following further adjustments:

     - if the closing of the ATX merger has not occurred on or prior to July 15, 2000; and

     - after the date of the ATX merger agreement, CoreComm has engaged in a transaction that would (x) require the approval of the CoreComm shareholders, or (y) require CoreComm to include the information relating to the transaction in the pro forma financial statements required for the registration statement of which this proxy statement is a part or (z) require CoreComm to materially amend the pro forma financial statements; and

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

     - all closing conditions to the ATX merger agreement have been satisfied or are capable of being satisfied with reasonable best efforts, other than the granting of all regulatory consents and/or the effectiveness of the registration statement, because of the engagement by CoreComm in a transaction other than the ATX merger, then, commencing on the trigger date, which is the later to occur of

     - July 16, 2000 and

     - the first business day after which the circumstances set forth in the third bullet point in the prior paragraph are present,

the 115% will be increased as follows: 2.5 percentage points on the trigger date, and an additional five percentage points per each 31-day period beginning on the sixteenth calendar day following the trigger date. Any increase of that nature will be prorated during each such 31-day period.

     The following chart presents some examples of how the collar stock price would be adjusted. Assuming (a) that the base amount is $40.328, and (b) that the trigger date is July 16, 2000, then the collar stock price and the maximum aggregate value of New CoreComm common stock received by the existing ATX stockholders will be as follows if the closing of the ATX merger were to occur on the following dates:

                                                           MAXIMUM
                                                       AGGREGATE VALUE
                                                         OF CORECOMM
CLOSING DATE  COLLAR PERCENTAGE   COLLAR STOCK PRICE    COMMON STOCK
------------  -----------------   ------------------   ---------------
  July 16          117.50%             $47.385         $587.5 million
  July 31          117.50%             $47.385         $587.5 million
 August 15         119.92%             $48.361         $599.6 million
 August 31         122.50%             $49.402         $612.5 million
September 15       125.00%             $50.410         $625.0 million

     In addition, the base amount of $40.328 will also be adjusted:

     - upon any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares or any dividend payable in CoreComm common shares so that the existing ATX stockholders achieve the same economic effect originally contemplated in the ATX merger agreement; and

     - upon any distribution to CoreComm shareholders of, or rights or warrants for, capital stock (other than common stock), debt, other assets (other than cash dividends) or by reducing the base amount in a manner designed to reflect the decrease in value achieved by such distribution.

     The ATX merger agreement provides that if CoreComm has not completed a debt or equity financing (including a public or private sale of equity securities or an institutional debt offering) prior to the closing of the ATX merger, then CoreComm, at its election, may replace up to $70.0 million of cash to be paid by having New

CoreComm issue short-term senior notes instead. The features of such notes are as follows:

     - The notes will mature two years after the closing of the ATX merger.

     - The interest rate will be set initially at 8% per year, increasing to 8.5% 3 months after the closing of the ATX merger, 9% after 6 months, 10% after 9 months, 11% after 12 months, 12.5% after 15 months, 14% after 18 months, and 15.5% after 21 months. Interest will be paid in cash on a semi-annual basis.

     - New CoreComm is permitted to prepay the notes at any time without penalty.

     - The notes must be repaid in whole or in part out of the net proceeds on any equity or debt financing (including a public or private sale of equity securities or an institutional debt financing)

     - On January 1, 2001, there must be a repayment of an amount sufficient to permit the holders of the notes to pay taxes related to the receipt of the notes in the ATX recapitalization.

     - The notes will rank senior to all subordinated indebtedness and equal with all other senior indebtedness.

     The ATX merger agreement also provides that the aggregate consideration to be received by the existing ATX stockholders:

     - is to be reduced or increased, respectively, by the amount that working capital of ATX at closing is greater or less than $2,000,000 (if the closing occurs prior to August 1, 2000) or $0 (if the closing occurs after July 31, 2000), although any increase shall be net of working capital generated by ATX after July 31, 2000;

     - is to be reduced by the amount of debt of ATX at closing; and

     - is to be reduced to the extent ATX has not made specified scheduled capital expenditures as of the closing.

     At the closing of the ATX merger and the ATX recapitalization, an aggregate of 1.1111% of all shares of New CoreComm common stock, ATX 3% preferred stock and cash (and notes, if applicable) to be issued or paid in connection with the ATX recapitalization will be deposited in escrow under an escrow agreement among ATX, CoreComm, each existing ATX stockholder and an escrow agent, for the purpose of securing the obligations of the ATX stockholders in connection with the adjustments described above.

     Furthermore, at the closing of the ATX merger and the ATX recapitalization, approximately up to 930,000 shares of New CoreComm common stock to be issued to the ATX stockholders will be delivered directly to some ATX employees in satisfaction of their rights under the ATX Phantom Unit plan that will be terminated at the time of the ATX recapitalization.

     No certificates or scrip representing fractional shares of New CoreComm common stock will be issued upon surrender for exchange of holders of CoreComm certificates.

Cash will be issued instead of fractional shares of New CoreComm common stock upon surrender of that certificate, along with any dividends or other distributions to which the holder is entitled, in each case without interest and less any required withholding taxes.

     The ATX merger and the recapitalization are intended to qualify as exchanges and as tax-free reorganizations for federal income tax purposes.

     Dissenters' rights of appraisal are not available to CoreComm's shareholders in connection with the ATX merger. However, dissenters' rights of appraisal are available to CoreComm's shareholders in connection with the domestication merger.

     The ATX merger agreement is governed by the laws of the State of Delaware without regard to conflicts of law rules.

     Except as otherwise specified in the ATX merger agreement or agreed by the parties, each party will pay all fees and expenses it incurs in the ATX merger.

EFFECTIVE TIME OF THE MERGER

     The ATX merger will be completed upon the filing of a certificate of merger with the Secretary of State of the State of Delaware. The parties believe this will occur at the same time as the closing, which, unless the parties otherwise agree, will occur on the second business day immediately following the day on which the last of the conditions to closing are fulfilled or waived.

EXCHANGE OF CERTIFICATES

     Once the ATX merger is complete, ATX will deposit with the exchange agent for the ATX merger, the certificates representing the shares of New CoreComm common stock and cash issuable under the ATX merger (and cash instead of fractional shares) in exchange for outstanding CoreComm common shares.

     All shares of New CoreComm common stock issued upon the surrender for exchange of CoreComm common shares will be issued in full satisfaction of all rights to CoreComm common shares, except for ATX's obligation to pay any dividends or make any other distributions with a record date prior to the date the ATX merger is effected which may have been declared or made by CoreComm on or prior to March 9, 2000 and that remain unpaid.

     As soon as possible after the ATX merger, the exchange agent will mail a letter of transmittal and instructions to CoreComm shareholders, explaining how to surrender CoreComm common shares to the exchange agent. Upon surrender of CoreComm certificates to the exchange agent, CoreComm shareholders will be entitled to receive a certificate representing the number of whole shares of New CoreComm common stock, and cash instead of any fractional share.

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

REPRESENTATIONS AND WARRANTIES

     The ATX merger agreement contains various customary representations and warranties by both ATX and CoreComm relating to:

     - due organization, existence, standing and corporate power;

     - capital structure;

     - authority, noncontravention, consents and approvals;

     - financial statements;

     - absence of material changes or events;

     - compliance with laws;

     - contracts and commitments;

     - brokers or finders, schedule of fees and expenses;

     - accounting and tax matters; and

     - proxy statement/prospectus and registration statement.

     The ATX merger agreement also contains various customary representations and warranties by ATX relating to:

     - regulatory licenses and authority;

     - interests of ATX affiliates;

     - contingent or undisclosed liabilities;

     - litigation and orders;

     - employee benefit matters and ERISA and Internal Revenue Code compliance;

     - taxes;

     - licenses and Communications Permits (as defined in the ATX merger agreement);

     - insurance;

     - intellectual property;

     - labor matters;

     - environmental matters;

     - title to, and encumbrances on, properties;

     - receipt of reasonable assurance from ATX's tax counsel and regulatory counsel regarding ATX's counsel's ability to deliver a legal opinion required by the ATX merger agreement;

     - noncompetition agreements;

     - customers of ATX; and

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

     - full disclosure;

     The ATX merger agreement also contains various customary representations and warranties by CoreComm relating to:

     - SEC filings;

     - receipt of reasonable assurance from CoreComm's tax counsel regarding CoreComm's counsel's ability to deliver a legal opinion required by the ATX merger agreement; and

     - receipt of a fairness opinion from CoreComm's financial advisor.

COVENANTS

     ATX has agreed to carry on its own business, and to conduct the business of ATX Merger Sub, Inc., in the usual and ordinary course, consistent with past practice and the business plan of ATX. Except with the written consent of CoreComm, ATX will:

     - use its reasonable best efforts to preserve its business organization and its current relationships with its employees, suppliers, distributors, customers and subscribers;

     - not split, combine, reclassify, issue, deliver, sell, pledge or otherwise encumber or subject to any lien, any equity interests, or any rights, options or warrants to acquire any shares of capital stock, or declare, set aside or pay any distribution in respect of any equity interest, or redeem, purchase or otherwise acquire any equity interest;

     - make contemplated capital expenditures through July 31, 2000, and, after July 31, 2000, make further capital expenditures as required to execute its business plan but only to the extent (a) requested by CoreComm and
       (b) that CoreComm is willing to provide by loan the funds required for the capital expenditures;

     - not take any action, which, if it occurred prior to March 9, 2000, would have resulted in a breach of ATX's representation regarding the absence of material changes;

     - not take any action that would result in any of the representations and warranties becoming untrue or any of the conditions failing to be satisfied, except as would not materially adversely affect ATX's ability to consummate the ATX merger;

     - not merge or consolidate with or (except in the ordinary course of business) acquire a material amount of assets or securities of any other person;

     - not sell, lease, license, mortgage, subject to lien or otherwise surrender, relinquish, encumber or dispose of any assets, other than the disposition of obsolete or damaged assets in the ordinary course of its business;

     - not change any method of accounting or accounting practice used by ATX, except for any change required by the ATX merger agreement or by United States generally accepted accounting principles;

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

     - not establish or increase the benefits (or promise to establish or increase the benefits) under, any bonus, insurance, severance, deferred compensation pension, retirement, profit sharing, stock option, stock purchase or employee benefit plan or other employee benefit plan or employment, consulting or severance agreement, or otherwise increase the compensation payable to any directors, officers or employees of ATX, except in the ordinary course of business and consistent with past practice, or establish, adopt or enter into any collective bargaining agreement;

     - not amend any organizational documents, except for changes required by the ATX merger agreement;

     - not take any action to expand the states in which any of its businesses currently operate, other than through public announcements made prior to, or required by, agreements entered into prior to March 9, 2000;

     - not incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, except for indebtedness incurred on reasonable commercial terms for the purpose of funding capital expenditures contemplated by the ATX merger agreement;

     - not take or agree to take any action that would prevent the ATX merger and the recapitalization from qualifying as exchanges under Section 351 of the Internal Revenue Code or as reorganizations under Section 368 of the code;

     - not pay any bonus or other extraordinary compensation to any of the existing ATX stockholders, with specified exceptions; and

     - not agree or commit to do any of the foregoing.

     ATX has further agreed that ATX Merger Sub, Inc. will conduct no activity following its incorporation other than in connection with the transactions contemplated by the ATX merger agreement.

     ATX has further agreed, among other things, that it will:

     - permit designated representatives of CoreComm to be present at ATX for consultation and will not, without written notice to, and favorable consultation with, the representatives, take any action involving any of the following:

         - entering into, termination or material amendment of, or waiver of any rights in respect of, any material contracts;

         - any purchase order in excess of $100,000 in any instance to be delivered, or the payment of which becomes due, after the closing of the ATX merger;

         - the acceptance of any material customer contract that deviates from the terms and conditions of current pricing policies;

         - any action to respond to any material customer or regulatory complaint outside of the ordinary course of business;

         - any general communication with customers related to the business or to the ATX merger; or

         - a material change in pricing, promotional, marketing or any other decision that would affect any of ATX's customary profit margins;

     - on or prior to March 15, 2000, provide to CoreComm financial statements prepared in accordance with generally accepted accounting principles (which financial statements were in fact delivered to CoreComm on March 14, 2000);

     - use its reasonable best efforts to cause to be delivered to CoreComm "cold comfort" letters of ATX's accountants;

     - provide CoreComm with any and all further financial statements or information necessary or advisable to prepare or include in the registration statement of which this joint proxy statement and prospectus is a part;

     - prepare and submit an application to The Nasdaq National Market to list the shares of New CoreComm common stock and use its best efforts to cause the shares to be approved for listing;

     - entitle CoreComm and its representatives to make any investigation of the properties, businesses and operations of ATX, and any examination of the books, records and financial condition of ATX, as they wish;

     - obtain, maintain in full force and effect and renew specified regulatory permits, and make all filings and reports and pay all fees reasonably necessary or required for the continued operation of its business;

     - prepare and deliver to CoreComm as promptly as practicable, ATX's completed portion of the regulatory applications with respect to the assignment of ATX's regulatory permits to CoreComm;

     - terminate all contracts between ATX and the existing ATX stockholders or any of their respective affiliates or family members, with specified exceptions;

     - cause existing ATX stockholders to take all actions reasonably required to satisfy ATX's obligations under its 1998 Phantom Unit Plan and use its reasonable best efforts to cause each person receiving any consideration in satisfaction of ATX's obligations under the 1998 Phantom Unit Plan to agree to enter into ancillary agreements;

     - terminate, and cause the ATX stockholders to terminate, an existing stockholders agreement dated as of February 9, 2000 by and among Debra Buruchian, Thomas Gravina, Michael Karp and ATX, as amended;

     - at the request of CoreComm, take any and all action that may be reasonably requested to place ATX's operating assets into one or more wholly-owned operating subsidiaries;

     - take any and all action that may be considered advisable or necessary in order to file "subchapter-S" elections for the purposes of state and federal income taxes;

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

     - assign any right to reimbursement from health and welfare providers to the existing ATX stockholders;

     - take any and all action that may be necessary to cause the officers and directors of CoreComm to be the officers and directors of New CoreComm immediately after the ATX merger;

     - ensure that each current employee of ATX will have executed ATX's standard non-solicitation and confidentiality agreement by the closing;

     - use its reasonable best efforts to enter into employment agreements with 15 key and/or management employees of ATX;

     - offer to enter into, and cause each of Thomas Gravina and Debra Buruchian to enter into, new employment agreements with New CoreComm to take effect on the closing date;

     - if CoreComm requests, make capital expenditures after July 31, 2000, provided that CoreComm will loan to ATX the amount required to fund the capital expenditures on reasonable commercial terms; and

     - permit CoreComm to take any actions (a) in order to provide for the domestication merger and (b) to enter into and complete the Voyager merger.

     The existing ATX stockholders have each agreed, among other things, that each of them will:

     - not, without CoreComm's prior written consent, contract to sell or otherwise encumber, transfer or dispose of the pre-recapitalization shares of ATX common stock or any interest in them prior to the closing of the ATX merger;

     - cooperate reasonably with CoreComm and ATX in connection with the completion of the contemplated transactions; and

     - not permit any of its affiliates, officers, employees, representatives and agents, directly or indirectly, to solicit, initiate or encourage any inquiries or the making of any proposal with respect to an acquisition of ATX or its businesses or assets, or the stockholder's pre-recapitalization shares of ATX common stock or provide information to or in any other way cooperate with any person with respect to any such transaction or enter into any arrangement causing ATX to fail to complete the contemplated transactions.

     Each of ATX and CoreComm has agreed, among other things, that each of them will:

     - hold in strict confidence, unless required to disclose by law, all documents and information concerning the other parties furnished to it by any other party in connection with the ATX merger;

     - cooperate in preparing and filing this joint proxy statement and prospectus and the related registration statement;

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

     - use its reasonable best efforts to make all necessary filings with respect to the ATX merger under the federal and state securities laws;

     - use its reasonable best efforts to take all actions and to do all things necessary under applicable laws and regulations to consummate the contemplated transaction, including furnishing all information required by the FCC or any state or municipal regulatory agency, including any antitrust filings required;

     - cooperate in all respects with each other in connection with any submissions in connection with any inquiries, including any proceedings initiated by a private party, to promptly inform the other parties of any communication received by that party from, or given by that party to, the Antitrust Division of the Department of Justice, the Federal Trade Commission, the FCC or any other governmental entity and of any material communication received or given in connection with the contemplated transactions;

     - cooperate in all respects with each other and contest and resist any action or proceeding if any action is instituted challenging the contemplated transactions as violative of any regulatory law;

     - use its reasonable best efforts to resolve any objections that may be asserted under any regulatory law or if any suit is instituted by any governmental entity or any private party challenging the contemplated transactions as violative of any regulatory law;

     - consult with, and utilize reasonable best efforts to take all actions with respect to, the obtaining of all permits and approvals of all third parties and governmental entities necessary or advisable in order to complete the contemplated transactions;

     - not issue any press release or make any public statement without the prior consent of the other party, with specified exceptions;

     - file, or cause to be filed, federal and state regulatory applications;

     - pay one-half of any regulatory application fees that may be payable;

     - use its reasonable best efforts to prosecute the federal and state regulatory applications in good faith and with due diligence;

     - take all reasonable actions necessary to comply promptly with all legal requirements imposed upon ATX or CoreComm and to cooperate promptly with and furnish information to CoreComm or ATX, as the case may be, in connection with any requirements with respect to the contemplated transactions;

     - execute and deliver the stockholders agreement, substantially in the form attached to the ATX merger agreement;

     - execute and deliver the transition services agreement, substantially in the form attached to the ATX merger agreement;

     - execute and deliver the escrow agreement and the indemnification escrow agreement;

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

     - cooperate and take all actions required to cause ATX's name to be changed to "CoreComm Limited;"

     - negotiate, and cause the existing ATX stockholders to negotiate, the ancillary agreements contemplated in the ATX merger agreement; and

     - use its best efforts, and cause the existing ATX stockholders to use their best efforts, to ensure that the certificate of incorporation and the by-laws of ATX will be in the forms requested by CoreComm.

     CoreComm has agreed, among other things, to:

     - take actions necessary to convene the meeting of CoreComm shareholders as promptly as practicable after the registration statement is declared effective to vote upon the adoption of the ATX merger agreement and the domestication merger;

     - recommend to its shareholders approval of the ATX merger agreement and the contemplated transactions;

     - use its reasonable best efforts to cause to be delivered to ATX "cold comfort" letters of Ernst & Young LLP;

     - implement a stock option plan under which award grants may at CoreComm's discretion be made to post-closing employees of ATX and its subsidiaries;

     - prepare and deliver to ATX, CoreComm's portion of all appropriate federal and state regulatory applications; and

     - promptly notify ATX in writing if it enters into a definitive agreement for a transaction that might trigger an adjustment in the collar stock price.

NO SOLICITATION OF TRANSACTIONS

     ATX has agreed that without the written consent of CoreComm it will not, and will not authorize any of its officers, directors, employees, agents or affiliates, or authorize any representative, either directly or indirectly, to solicit, encourage, or furnish any information with respect to ATX to any person in connection with, or engage in any discussions with any other person in connection with, any proposal:

     - for a merger or other business combination involving ATX; or

     - the acquisition of a substantial equity interest in ATX or a substantial portion of ATX's assets.

INDEMNIFICATION

     Each of the existing ATX stockholders has agreed, jointly and severally, to indemnify and hold harmless ATX against and with respect to any losses or claims resulting from any breach of a representation, warranty, covenant or agreement made by ATX, ATX Merger Sub, Inc. or any of the existing ATX stockholders in the ATX merger agreement or due to the failure of ATX to have regulatory authorization in specified states.

     However, the aggregate liability for any losses indemnified under the ATX merger agreement is limited in the following manner:

     - the existing ATX stockholders have no liability for any losses unless written notice of a claim is made prior to April 30, 2001 (except for claims related to taxes or environmental representations and warranties, which survive until the claim is barred by all applicable statutes of limitations);

     - the existing ATX stockholders' maximum aggregate liability for any losses is $250,000,000, plus the aggregate amount of any costs, charges and expenses incurred in enforcing any claims against the ATX stockholders; and

     - the existing ATX stockholders are liable for losses only if and to the extent that the aggregate amount of the losses (with specified exceptions) exceeds $10,000,000 and then only for the amounts that in the aggregate are in excess of $5,000,000; however, they are liable for all losses related to breaches of representations dealing with due organization, existence, standing and corporate power, capital structure, authorization and brokers and finders.

INDEMNIFICATION ESCROW

     New CoreComm and each existing ATX stockholder will enter into an indemnification escrow agreement at the closing requiring that 27% of the New CoreComm common stock to be received by the ATX stockholders to be deposited in escrow to secure the indemnification obligations of the ATX stockholders described above.

CONDITIONS TO THE MERGER

     The obligations of CoreComm and ATX to complete the ATX merger and the other transactions contemplated by the ATX merger agreement depend on the following conditions being fulfilled:

     - representations and warranties of the other party being true and correct in all material respects, in most cases, as of the closing date of the ATX merger, or if qualified by materiality, the representations and warranties of the other party being true and correct, in most cases, as of the closing date of the ATX merger;

     - performance and compliance by the other party with all agreements, obligations, covenants and conditions required by the ATX merger agreement;

     - absence of any injunctions or restraint preventing the ATX merger;

     - expiration or termination of any waiting period applicable under the Hart-Scott-Rodino Act;

     - granting of federal and state regulatory approvals;

     - absence of any material adverse change of the other party; and

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

     - the registration statement with respect to the ATX common stock and 3% preferred stock to be issued in the ATX merger is and remains effective.

     The obligations of CoreComm to complete the ATX merger and the other transactions contemplated by the ATX merger agreement depend on the following conditions being fulfilled:

     - delivery by ATX of a closing certificate executed by the Chief Executive Officer of ATX;

     - receipt by ATX of all necessary licenses, permits, consents, approvals and authorizations of all third parties and governmental entities required in order for ATX to complete the transactions contemplated by the ATX merger agreement;

     - approval of the ATX merger agreement and the domestication merger by shareholders of CoreComm;

     - execution and delivery of the transition services agreement by New CoreComm and University City Housing;

     - delivery to CoreComm of all resignations of directors and officers of ATX that have been requested in writing by CoreComm;

     - execution by the existing ATX stockholders of a new stockholder agreement;

     - authorization for listing the New CoreComm common stock on the Nasdaq;

     - incorporation and capitalization of the subsidiary of ATX;

     - execution and delivery of the escrow agreement and the indemnification escrow agreement by New CoreComm, the existing ATX stockholders and the escrow agent;

     - no change in applicable law or related interpretations, or any change in facts or circumstance, preventing Paul, Weiss, Rifkind, Wharton & Garrison, tax counsel to CoreComm, from delivering to CoreComm a tax opinion to the effect that the ATX merger and the recapitalization will constitute a tax-free reorganization and/or exchange;

     - delivery of a legal opinion in an agreed form from ATX's telecommunications regulatory counsel;

     - delivery of a legal opinion in an agreed form from Klehr, Harrison, Harvey, Branzburg and Ellers LLP, ATX's outside tax and corporate counsel;

     - the composition of the board of directors and each committee of the board of directors and each officer of New CoreComm being the same as the current board of directors of CoreComm by the time of the ATX merger;

     - receipt of all material consents and approvals;

     - termination of the existing ATX stockholders agreement;

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

     - New CoreComm having entered into "key employee" employment agreements in form and substance reasonably acceptable to CoreComm with at least 5 identified employees; and

     - at least 50% of the persons receiving consideration in satisfaction of ATX's obligations under the 1998 Phantom Unit Plan, plus all identified employees, having entered into ancillary agreements relating to Phantom Unit holders as set forth in the ATX merger agreement.

     The obligations of ATX to complete the merger and the other contemplated transactions by the merger agreement depend on the following conditions being fulfilled:

     - delivery by CoreComm of a closing certificate executed by the Chief Executive Officer of CoreComm;

     - execution of a registration rights agreement by New CoreComm and each of the existing ATX stockholders in the form attached to the ATX merger agreement;

     - receipt by CoreComm of all necessary licenses, permits, consents, approvals and authorizations of all third parties and governmental entities required in order for CoreComm to complete the transactions contemplated by the ATX merger agreement;

     - no change in applicable law or related interpretations, or any change in facts or circumstance, preventing Klehr, Harrison, Harvey, Branzburg & Ellers LLP, tax counsel to ATX, from delivering to ATX a tax opinion to the effect that the ATX merger and the recapitalization will constitute a tax-free reorganization and/or exchange; and

     - replacement of, or effective relief to Michael Karp or his affiliates of liability under, any letter of credit issued on behalf of ATX that has been guaranteed or secured by Michael Karp or his affiliates.

TERMINATION

     The ATX merger agreement may be terminated at any time prior to the completion of the ATX merger, whether before or after approval by the CoreComm shareholders, under the following circumstances:

     - by CoreComm's and ATX's mutual agreement;

     - by CoreComm, upon a breach in a material respect of any representation, warranty or covenant on the part of ATX set forth in the ATX merger agreement if the breach would give rise to the relevant closing condition not being satisfied and the breach cannot be or is not cured by the closing of the ATX merger;

     - by ATX, upon a breach in a material respect of any representation, warranty or covenant on the part of CoreComm set forth in the ATX merger agreement if the breach would give rise to the relevant closing condition not being satisfied and the breach cannot be or is not cured by the closing of the ATX merger;

     - by CoreComm, on or after the later of (x) October 31, 2000, or (y) 120 days following the date on which CoreComm last made an initial announcement that it had entered into a definitive agreement for a transaction that might trigger an

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

       adjustment in the collar stock price, if any of the CoreComm closing conditions have not been satisfied or waived; or

     - by ATX, on or after October 31, 2000, if any of the ATX closing conditions have not been satisfied or waived.

RELATED AGREEMENTS

THE STOCKHOLDERS AGREEMENT

     In connection with the ATX merger, New CoreComm and the existing stockholders of ATX will execute a new stockholders agreement the terms of which will provide that the stockholders will:

     - not acquire or agree to acquire ownership of any voting securities of New CoreComm (including any rights, warrants or options to acquire, or any securities convertible or exchangeable into voting securities), except

         - through the exercise of conversion rights,

         - by way of stock splits, reclassifications or stock dividends or other distributions or offerings made to holders of voting securities,

         - from another stockholder who is a party to the stockholder agreement by bequest, gift, will, pledge or hypothecation,

         - through a bequest or similar gift or transfer from another person,

         - through a will or the laws of descent and distribution from another person; or

         - through the grant or exercise of stock options or the receipt of other compensation or benefits involving voting securities, granted to any party to the stockholders agreement;

     - vote their shares of New CoreComm in the same proportion as the votes cast by all holders of voting securities other than the former ATX stockholders and any former affiliate or associate of ATX, with respect to this matter, or, in the event of a proposed change of control transaction, in the manner recommended to the stockholders by the board of directors of New CoreComm;

     - not deposit any voting securities of New CoreComm in a voting trust or subject any voting securities of New CoreComm to any voting arrangement or agreement;

     - not solicit proxies or become a participant in a solicitation in opposition to the recommendation of New CoreComm's board of directors with respect to any matter;

     - not initiate, propose or solicit stockholder approval of any stockholder proposals or induce others to initiate a stockholder proposal;

     - not join or encourage the formation of a partnership, limited partnership, syndicate or other group, or act in concert with any person or entity, in order to control New CoreComm or acquire or dispose of its voting securities;

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

     - not offer, sell, assign, pledge, encumber or dispose of or transfer any shares of common stock of New CoreComm prior to nine months after the date of closing of the ATX merger, except that the New CoreComm common stock may be pledged in respect of a margin loan or to a lending institution that agrees to be similarly restricted;

     - not offer, sell, assign, pledge, encumber or dispose of or transfer any voting securities of New CoreComm if after that action, the holder of the voting securities would own 5% or more of the aggregate voting power of all outstanding voting securities of New CoreComm on an as-converted basis;

     - Generally offer, sell, assign, pledge, encumber, dispose or transfer voting securities of New CoreComm only in the following ways:

         - in a public offering with a broad public distribution;

         - in unsolicited open market sales of less than 1% aggregate voting power in accordance with Rule 144 of the Exchange Act;

         - in a tender offer recommended by the board of directors of New CoreComm;

         - in a privately-negotiated transaction with a person not already party to the stockholders agreement and who will own shares having not more than 5% of the aggregate voting power after giving effect to the transaction;

         - through a will or laws of descent and distribution;

         - through a bequest or similar gift or transfer to a person not party to the stockholder agreement; or

         - as a result of a pledge or hypothecation to a financial institution as security for a loan or guaranty or as a result of a related foreclosure; and

     - not propose, solicit or participate in any transaction relating to an acquisition of, a business combination or similar transaction with, or a change of control of, New CoreComm or make or solicit or encourage any party to make a tender offer for voting securities of New CoreComm.

     The stockholder agreement will be effective at the closing of the ATX merger and terminates (a) in the case of Michael Karp and The Florence Karp Trust, when they cease to own voting securities having, in the aggregate, 5% or more of the total voting power, and (b) in the case of each of Debra Buruchian and Thomas Gravina, when each owns less than 50% of the voting securities issued to him or her under the ATX recapitalization.

THE REGISTRATION RIGHTS AGREEMENT

     In connection with the ATX merger, New CoreComm and the existing stockholders of ATX will enter into a registration rights agreement. Under the registration rights agreement, the stockholders will be granted various registration rights with respect to (a) the shares of New CoreComm common stock issued to them in the ATX recapitalization, (b) the shares of 3% preferred stock issued to them in the

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

recapitalization, and (c) any shares of New CoreComm common stock issued to them upon conversion of, or as payment of dividends on, or in exchange for shares of the 3% preferred stock.

     - Demand Registration Rights.   At any time on or after nine months from
       the date of closing of the ATX merger, the holders of at least 10% of the outstanding shares of common stock subject to the agreement will have the right, exercisable only once, to demand that New CoreComm register all or part of their registrable shares of common stock under the Securities Act, provided that the number of shares of common stock proposed to be registered may not be less than 1,500,000 shares as of the date of the request (subject to appropriate adjustments). In addition, a further demand registration for common stock may be made by the holders of at least 25% of the outstanding shares of common stock provided that, at the time of the request, the 1,500,000 minimum share condition (as adjusted) is satisfied.

      In addition, at any time after the date the registration rights agreement is executed, the holders of at least 25% of the outstanding shares of 3% preferred stock have the right, exercisable only once, to demand that New CoreComm register all or part of their shares of 3% preferred stock under the Securities Act. The following conditions must be met to trigger this registration obligation:

         - New CoreComm is not required to effect more than one such demand registration of preferred stock; and

         - the stated value of the preferred shares to be registered may not be less than $80,000,000 as of the date of the request.

     The requirement to file a demand registration statement is subject to reasonable and customary delays due to New CoreComm's intentions or activities or effectiveness of another stockholder's registration statement.

     - Piggyback Registration Rights.   The existing stockholders of ATX can
       request that their shares of registrable common stock be registered under the Securities Act if, at any time prior to the fourth anniversary of the registration rights agreement, New CoreComm files a registration statement to register any of its common stock for its own account or for the account of any of its stockholders. The following conditions must be met to trigger this registration obligation:

         - The number of shares that can be registered at any one time may be limited by any underwriters; and

         - No piggyback registration rights apply with respect to most registration statements utilizing Forms S-8 or Forms S-4.

     The registration rights agreement contains restrictions on future grants of registration rights by New CoreComm that could interfere with the demand rights described above.

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

     The registration rights agreement also contains customary provisions regarding the payment of expenses by New CoreComm and mutual indemnification agreements between New CoreComm and the securityholders who are parties to the registration rights agreement for security law violations.

THE TRANSITION SERVICES AGREEMENT

     In connection with the ATX merger, New CoreComm and University City Housing (an entity owned by Michael Karp, the Chief Executive Officer and principal stockholder of ATX) will enter into a transition services agreement providing:

     - During the 12 month term of the transition services agreement, UCH or its affiliates will provide, to New CoreComm or to a subsidiary, the services that are currently being provided by UCH to ATX, including, but not limited to, general accounting, cash management, taxes, payroll and human resource services, in a manner and at a level of service consistent with the services previously provided.

     - Other services may be contracted by New CoreComm or a subsidiary on a project-by-project basis, consistent with the specified fees.

     - The transition services agreement may be terminated by New CoreComm on 20 days' prior written notice to UCH.

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

                       THE DOMESTICATION MERGER AGREEMENT

     The following is a brief summary of the significant terms and provisions of the amalgamation and merger agreement between CoreComm and its wholly-owned subsidiary, CoreComm Merger Sub, Inc. A full copy of the domestication and amalgamation merger agreement is attached as Annex C to and incorporated into this joint proxy statement and prospectus. We encourage you to read the domestication merger agreement carefully and in its entirety.

     The domestication merger agreement provides for the amalgamation and merger of CoreComm into CoreComm Merger Sub, Inc. The domestication merger will occur immediately prior to the earlier of the closing of (a) the ATX merger or (b) the Voyager merger. As a result of the domestication merger CoreComm will cease to exist as a Bermuda company. Please refer to the section entitled "The Domestication Merger" for more information.

     The certificate of incorporation and by-laws of CoreComm Merger Sub, Inc. will govern the Delaware corporation formed by the domestication merger.

     In the domestication merger each issued and outstanding common share, par value $0.01 per share, of CoreComm, together with each accompanying right to acquire one one-hundredth of a share of CoreComm Series A Junior Participating Preferred Stock, shall be cancelled and exchanged for one share of CoreComm Merger Sub, Inc. common stock. Each share of CoreComm Merger Sub, Inc. held by CoreComm will be cancelled for no consideration.

     Appraisal Rights.   Under the domestication amalgamation and merger
agreement, the shares of CoreComm owned by a dissenting CoreComm shareholder who has applied for appraisal will be canceled with effect at the time of the domestication merger in consideration for the right to receive such consideration as may be payable pursuant to Bermuda law to the dissenting shareholders upon completion of the domestication merger. In the event that a dissenting shareholder fails to perfect, effectively withdraws or otherwise loses any right to appraisal and payment under Section 106 of the Companies Act, that dissenting shareholder will no longer have any right to appraisal thereunder and will be entitled to elect to receive the merger consideration.

     Conditions.   Each of CoreComm's and CoreComm Merger Sub, Inc.'s obligation to complete the domestication merger is subject to the certain completion of either of the ATX merger or the Voyager merger.

     Directors.   The directors of CoreComm will be the directors of CoreComm
Merger Sub, Inc. immediately following the domestication merger.

     Termination.   The domestication merger agreement will automatically
terminate upon the later of (a) the termination of the ATX merger agreement and
(b) the termination of the Voyager merger agreement.

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

                           CERTAIN RELATIONSHIPS AND
                       RELATED TRANSACTIONS FOR CORECOMM

CONFLICTS OF INTEREST

     Many of CoreComm's officers and directors are also officers and directors of other companies in New CoreComm's industry and some are employed by CoreComm's affiliates. Their duties to these companies may require significant amounts of their attention and may also present conflicts of interest, either of which may impede their ability to make decisions for New CoreComm. Please refer to the section entitled "Risk Factors."

SERVICES PROVIDED BY NTL INCORPORATED

     NTL, an historical affiliate of CoreComm, shares some resources with CoreComm, such as office space and employees. NTL will provide New CoreComm and its subsidiaries with management, financial, legal and technical services, access to office space and equipment and use of supplies. Amounts charged to New CoreComm by NTL will consist of salaries and direct costs allocated to New CoreComm where identifiable, and a percentage of the portion of NTL's corporate overhead which cannot be specifically allocated to NTL (which will be agreed upon by New CoreComm's board of directors and the board of directors of NTL). It is not practicable to determine the amounts of these expenses that would be incurred if New CoreComm were to operate as an unaffiliated entity. In our opinion, this allocation method is reasonable. For the year ended December 31, 1999 and for the period from April 1, 1998 (date operations commenced) to December 31, 1998, NTL charged CoreComm $2,330,000 and $313,000, respectively.

     In 1998, the percentage of NTL's non-allocated overhead that was charged to CoreComm was 30 percent. This percentage was increased to 50% because two other companies that had been sharing these expenses have been sold.

OTHER SERVICES

     Through CoreComm's subsidiary, CoreComm Newco, Inc., CoreComm currently provides billing and software development services to subsidiaries of NTL, and historically provided such services to Cellular Communications of Puerto Rico, Inc., the company from which CoreComm was spun-off in 1998. We believe that these transactions are priced on an arm's length basis. General and administrative expenses were reduced by $800,000, $275,000, $138,000 and $217,000 for the year ended December 31, 1999, the period from April 1, 1998 (date operations commenced) to December 31, 1998, the period from January 1, 1998 to May 31, 1998, and the year ended December 31, 1997, respectively, as a result of these charges.

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             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS FOR ATX

ATX PROPERTIES AND FACILITIES

     ATX's headquarters and executive offices and primary technical operations facility are leased from entities controlled by Michael Karp, the Chief Executive Officer and the majority stockholder of ATX. ATX currently pays approximately $1 million per year in rent for its headquarters/executive offices and approximately $450,000 per year in rent for its primary technical operations facility. The lease for ATX's primary technical operations facility currently expires in December 2002. In connection with the ATX merger, these leases are expected to be modified to reflect provisions found in arm's length negotiations for such arrangements, including, without limitation:

     - the landlord will be required to give consent to a reasonable sublease (and will be entitled to all profits from that sublease)

     - there will be a standard recapture right

     - there will be a standard non-disturbance clause

     - New CoreComm will no longer be obligated to share facilities, employees and/or supplies with the landlord

     - existing provisions regarding the purchase of telecommunications services by landlord or other tenants from ATX/New CoreComm will be eliminated

     - existing arrangements granting the landlord a percentage of ATX's/New CoreComm's revenues will be eliminated

ATX 401(k) PLAN AND HEALTH BENEFIT PLANS

     ATX's 401(k) plan and ATX's health benefit plans are joint plans with University City Housing. In connection with the ATX merger, these plans will be amended so that employees of University City Housing will not be entitled to participate in these plans. It is expected that New CoreComm will adopt CoreCom's existing plans and ATX's employees will be entitled to participate in those plans instead of the existing ATX plans.

ATX LIABILITY INSURANCE PLANS

     ATX's liability insurance plans are held jointly with University City Housing. In connection with the ATX merger, each of ATX's liability insurance plans will be amended so that University City Housing will not be entitled to participate in these plans.

LETTERS OF CREDIT

     Michael Karp has guaranteed or secured letters of credit issued by financial institutions on behalf of ATX. As of March 2000, the aggregate amount of these letters of credit is approximately $667,000. In connection with the ATX merger, arrangements

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

will be made by CoreComm to replace the letters of credit or otherwise relieve Mr. Karp of liability under these letters of credit.

LOANS BY ATX TO THOMAS GRAVINA AND DEBRA BURUCHIAN

     During 1999 and 2000, ATX's predecessor, two limited partnerships, made loans to Thomas Gravina, the current Co-President and a stockholder of ATX, and Debra Buruchian, the other current Co-President and also a stockholder of ATX, in the aggregate principle amounts of $2,132,842.32 each. These loans have been satisfied.

INDEBTEDNESS OF ATX TO MICHAEL KARP

     The predecessor entities of ATX currently have indebtedness to Michael Karp in the aggregate principle amount of $3.6 million. Approximately $1.75 million of this amount was used to fund operating expenses of ATX. The remaining $1.85 million was used to fund acquisitions of property, plant and equipment by ATX. These loans have been retired.

PROVISION OF SERVICES TO ATX BY UNIVERSITY CITY HOUSING

     University City Housing, an entity controlled by Michael Karp, currently provides general accounting, cash management, tax return preparation, payroll and human resources services to ATX. ATX pays UCH approximately 0.38% of its gross annual receipts for providing these services. For the year ended December 31, 1999, ATX paid UCH $501,000 for providing these services.

     In connection with the ATX merger, UCH and New CoreComm will enter into a transition services agreement under which UCH will continue to provide these services to New CoreComm for a limited period of time. The transition services agreement is more fully described in the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and ATX -- Related Agreements -- The Transition Services Agreement."

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

                        MARKET PRICE AND DIVIDEND POLICY

CORECOMM

     The common shares of CoreComm trade on the Nasdaq Stock Market's National Market under the symbol "COMM". On September 2, 1998, CoreComm's common shares began trading on the Nasdaq National Market under the symbol "COMFV". Subsequently, on September 3, 1998, the symbol was changed to "COMMF", and on September 17, 1999, the symbol was changed to "COMM". For the periods indicated, the table below provides information about the high and low sales prices for Voyager's common stock on the Nasdaq National Market. The information provided below gives retroactive effect to the 3 -for-2 stock splits in September 1999 and February 2000.

                                                                CORECOMM
                                                           ------------------
                                                             COMMON SHARES
                                                           ------------------
                                                            HIGH        LOW
                                                           -------    -------
1998
   Third Quarter.........................................  $10.141    $ 4.438
   Fourth Quarter........................................    7.672      3.328
1999
   First Quarter.........................................  $17.391    $ 7.281
   Second Quarter........................................   22.000     16.109
   Third Quarter.........................................   25.500     20.531
   Fourth Quarter........................................   39.578     23.828
2000
   First Quarter.........................................  $49.313    $32.172
   Second Quarter (through April 10, 2000)...............   42.813     36.500

     On March 9, 2000, the last trading day prior to the public announcement of the proposed ATX merger, the last sale price of CoreComm's common shares was $41.187. On March 10, 2000, the last trading day prior to the public announcement of the proposed Voyager merger, the last sale price of CoreComm's common shares was $42.875. On April 10, 2000, the last sale price for the common shares of CoreComm on the Nasdaq National Market was $37.75. As of April 10, 2000, there were approximately 374 record holders of CoreComm's common shares. This figure does not reflect beneficial ownership of shares held in nominee names. CoreComm has never declared or paid any cash dividends on its common shares. CoreComm anticipates that New CoreComm will retain earnings, if any, for use in the operation and expansion of New CoreComm's business and for debt service, and CoreComm does not anticipate that New CoreComm will pay any cash dividends in the foreseeable future.

     The market price of CoreComm's common shares is subject to fluctuation. As a result, shareholders of CoreComm are urged to obtain current market quotations.

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

VOYAGER

     The common stock of Voyager trades on the Nasdaq National Market under the symbol "VOYN". For the periods indicated, the table below provides information about the high and low sales prices for Voyager's common stock on the Nasdaq National Market.

                                                                VOYAGER
                                                           ------------------
                                                              COMMON STOCK
                                                           ------------------
                                                            HIGH        LOW
                                                           -------    -------
1999
   Third Quarter.........................................  $20.500    $ 8.000
   Fourth Quarter........................................   13.125      6.187
2000
   First Quarter.........................................  $15.000    $ 8.875
   Second Quarter (through April 10, 2000)...............   13.350     11.750

     On March 10, 2000, the last trading day prior to the public announcement of the proposed Voyager merger, the last sale price of Voyager's common stock was $13.25. On April 10, 2000, the last sale price for the common stock of Voyager on the Nasdaq National Market was $12.50. As of April 10, 2000, there were
approximately             record holders of Voyager's common stock. This figure
does not reflect beneficial ownership of stock held in nominee names. Voyager has never declared or paid any cash dividends on its common stock.

ATX

     There is no established public trading market for the shares of common stock of ATX. As of April 10, 2000, there were four holders of shares of ATX's common stock.

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                           MANAGEMENT OF NEW CORECOMM

DIRECTORS, EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

     The following table provides information about the intended directors and executive officers of New CoreComm, who currently are the directors and officers of CoreComm Limited:

NAME                                   AGE                       TITLE
----                                   ---                       -----
George S. Blumenthal.................  56     Chairman of the Board of Directors
J. Barclay Knapp.....................  43     President, Chief Executive Officer, Chief
                                              Financial Officer and Director
Patty J. Flynt.......................  48     Senior Vice President -- Chief Operating
                                              Officer; President of Operating Company
Richard J. Lubasch...................  53     Senior Vice President -- General Counsel and
                                              Secretary
Gregg N. Gorelick....................  41     Vice President -- Controller and Treasurer
Alan J. Patricof.....................  65     Director
Warren Potash........................  68     Director
Sidney R. Knafel.....................  69     Director
Ted H. McCourtney....................  61     Director
Del Mintz............................  72     Director

     New CoreComm's Certificate of Incorporation will provide for a classified board of directors consisting of three classes as nearly equal in number as possible with the directors in each class serving staggered three year terms. The Class I directors will be George S. Blumenthal and J. Barclay Knapp; The Class I directors will be Alan J. Patricof and Warren Potash, the Class II directors will be Sidney R. Knafel, Ted H. McCourtney and Del Mintz and the Class III directors will be George S. Blumenthal and J. Barclay Knapp. The terms of the Class I, Class II and Class III Directors will expire in 2001, 2002 and 2003, respectively. At each annual meeting of the stockholders, the successors to the class of directors whose term expires will be held in the third year following their election.

     The following is a brief description of the present and past business experience of each of the persons who will serve as directors, executive officers and other key employees (who are not executive officers) of New CoreComm. Each of these persons is currently serving in the listed capacity with CoreComm and will serve in the identical capacity with New CoreComm:

     George S. Blumenthal has been CoreComm's chairman since March 1998. Mr. Blumenthal was Chairman, Treasurer and a director of Cellular Communications of Puerto Rico, Inc. from February 1992 until its sale and was Chief Executive Officer from March 1994 until March 1998. In addition, Mr. Blumenthal is Chairman, Treasurer and a director of NTL Incorporated. Treasurer and a director of Cellular Communications International from its organization until April 1994. Mr. Blumenthal was also Chairman, Treasurer and a director of Cellular Communications from its founding in 1981 until its merger in 1996 into a subsidiary of AirTouch Communications, Inc.

     J. Barclay Knapp has been CoreComm's President, Chief Executive Officer, Chief Financial Officer and director since March 1998. Mr. Knapp was appointed President of Cellular Communications of Puerto Rico in March 1994 and Chief Executive Officer in March 1998, and remained in those positions until the sale of Cellular Communications of Puerto Rico. Mr. Knapp has been a director of Cellular Communications of Puerto Rico since February 1992 and was Chief Financial Officer from that date to 1997. Mr. Knapp was Executive Vice President, Chief Operating Officer and a director of Cellular Communications International from July 1991 until June 1998. He is President, Chief Executive Officer and a director of NTL. Mr. Knapp was also Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of Cellular Communications until its acquisition.

     Patty J. Flynt has served as CoreComm's Senior Vice President -- Chief Operating Officer and President of CoreComm, Inc. since 1998. She has worked with CoreComm and its historical affiliates since 1989. She previously served as Group Managing Director -- Information Systems for NTL, and Vice President of Information Systems for Cellular Communications. Prior to joining Cellular Communications, she served in the Information Services division of Blue Cross/Blue Shield of Ohio for 17 years.

     Richard J. Lubasch has been CoreComm's Senior Vice President -- General Counsel and Secretary since March 1998. Additionally, Mr. Lubasch was Cellular Communications of Puerto Rico's Senior Vice President -- General Counsel and Secretary from February 1992 until its sale. He was also the Senior Vice President -- General Counsel, Secretary and Treasurer of Cellular Communications International from July 1991 until its sale, and was Senior Vice
President -- General Counsel and Secretary of NTL from its formation until 1999, when he became Executive Vice President -- General Counsel and Secretary. Mr. Lubasch was Vice President -- General Counsel and Secretary of Cellular Communications from July 1987 until its acquisition.

     Gregg N. Gorelick has been CoreComm's Vice President -- Controller and Treasurer since March 1998. Mr. Gorelick was Cellular Communications of Puerto Rico's Vice President -- Controller from February 1992 until its sale, held that position at Cellular Communications International from July 1991 until its sale and has held that position at NTL since its formation. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and was Vice President -- Controller of Cellular Communications from 1986 until its acquisition.

     Alan J. Patricof has been CoreComm's director since March 1998. Mr. Patricof is Co-Chairman of Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof was a director of Cellular Communications International from July 1991 until its sale in March 1999 and was a director of Cellular Communications of Puerto Rico from February 1992 until its sale. Additionally, Mr. Patricof has been a director of NTL since its formation and is a director of other privately owned companies.

     Warren Potash has been CoreComm's director since March 1998. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he held since 1989. Prior to that time, and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash was also a director of Cellular Communications International from July 1991 until its sale, and was a director of Cellular Communications of Puerto Rico from February 1992 until its sale and of NTL since its formation.

     Sidney R. Knafel has been CoreComm's director since March 1998. Mr. Knafel has also been Managing Partner of SRK Management Company, a private investment concern, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and BioReliance Corporation. Mr. Knafel is also a director of General American Investors Company, Inc., IGENE Biotechnology, Inc. and some privately owned companies, was a director of Cellular Communications International from July 1991 until its sale, was a director of Cellular Communications of Puerto Rico from February 1992 until its sale and of NTL since its formation.

     Ted H. McCourtney has been CoreComm's director since March 1998. Mr. McCourtney is a General Partner of Venrock Associates, a venture capital investment partnership, a position he has held since 1970. Mr. McCourtney also has been a director of NTL since its formation and serves as a director of Medpartners Inc., Visual Networks, Inc. and several privately owned companies.

     Del Mintz has been CoreComm's director since March 1998. Mr. Mintz is President of Cleveland Mobile Tele Trak, Inc., Cleveland Mobile Radio Sales, Inc. and Ohio Mobile Tele Trak, Inc., companies providing telephone answering and radio communications services in Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessors of these companies since 1967. Mr. Mintz is president of several other companies, and was President and a principal stockholder of Cleveland Mobile Cellular Telephone, Inc. before that company was acquired through a merger with Cellular Communications, Inc.'s predecessor in 1985. Mr. Mintz was also a director of Cellular Communications International from July 1991 until its sale, and was a director of Cellular Communications of Puerto Rico from February 1992 until its sale. Additionally, Mr. Mintz has been a director of NTL since its formation and is a director of several privately owned companies.

EXECUTIVE COMPENSATION

     The table below discloses compensation received by CoreComm's Chief Executive Officer and our four other most highly paid executive officers for the period from January 1, 1999 through December 31, 1999.

GENERAL

     The following table discloses compensation received by CoreComm's Chief Executive Officer and the four other most highly paid executive officers for the year ended December 31, 1999 and for the period from March 16, 1998 (the date of inception) to December 31, 1998.

                          SUMMARY COMPENSATION TABLE*

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                  ANNUAL COMPENSATION              AWARDS
                                           ----------------------------------      COMMON
                                                                 OTHER ANNUAL       STOCK        ALL OTHER
                                                        BONUS    COMPENSATION    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR   SALARY($)     ($)         ($)        OPTIONS(#)(3)       ($)
---------------------------         ----   ---------   -------   ------------   -------------   ------------
Barclay Knapp.....................  1999     51,667         --          --               --
  President and Chief Executive     1998     21,200         --          --        1,842,190
  and Financial Officer
George S. Blumenthal(1)...........  1999     51,667         --          --               --
  Chairman                          1998     20,600         --          --        1,842,188
Richard J. Lubasch................  1999     39,583         --          --           30,000
  Senior Vice President--           1998     17,300         --          --          385,313
  General Counsel and Secretary
Patty J. Flynt....................  1999    206,250    100,435          --          450,001
  Senior Vice President and         1998    183,600    131,400          --           67,500
  Chief Operating Officer
Gregg N. Gorelick.................  1999     27,417         --     562,775(2)        22,501
  Vice President, Controller        1998     10,000         --      57,900(2)        56,250
  and Treasurer

---------------
* NTL provides management, financial, legal and technical services to CoreComm. Amounts charged to CoreComm consist of salaries and direct costs allocated to the Company. In 1999 and 1998, NTL charged CoreComm $2,268,000 and $313,000, respectively. It is not practicable to determine the amounts of these expenses that would have been incurred had CoreComm operated as an unaffiliated entity. However, in the opinion of management of CoreComm, the allocation method is reasonable. The named executives, except Ms. Flynt, receive salaries from NTL and spend portions of their time providing executive management to CoreComm.

(1) Mr. Blumenthal resigned as Chief Executive Officer in March 1998, and Mr. Knapp was appointed Chief Executive Officer in March 1998.

(2) Other annual compensation consists of relocation expenses of $562,775 and $57,900 for 1999 and 1998, respectively.

(3) 1998 option grants do not include an aggregate of 508,246 options issued to the named executives as a result of an adjustment to pre-existing options in CCPR as a consequence of the spin-off. 1999 option grants do not include an aggregate of 4,110,207 options issued to the named executives, in accordance with the plan under which these warrants were issued, upon the exercise or cancellation of their respective warrants or options previously issued.

                              OPTION GRANTS TABLE

     The following table provides information on stock option grants during 1999 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  INDIVIDUAL GRANTS
                                          POTENTIAL                             ----------------------
                                          REALIZABLE                               VALUE AT ASSUMED
                                          % OF TOTAL                                ANNUAL RATE OF
                                           OPTIONS                                   STOCK PRICE
                             NUMBER OF     GRANTED                                 APPRECIATION FOR
                             SECURITIES       TO       EXERCISE                    OPTION TERM(**)
                             UNDERLYING   EMPLOYEES     OR BASE                 ----------------------
                              OPTIONS     IN FISCAL      PRICE     EXPIRATION     5%($)       10%($)
NAME                         GRANTED(*)      YEAR      ($/SHARE)      DATE       $36.38       $57.92
----                         ----------   ----------   ---------   ----------   ---------   ----------
Barclay Knapp..............        --(1)       --%          --            --           --           --
George S. Blumenthal.......        --(2)       --           --            --           --           --
Richard J. Lubasch.........    30,000(3)     0.43        22.33      09/13/09      421,367    1,067,821
Patty J. Flynt.............   450,001        6.43        22.33      09/13/09    6,320,521   16,017,345
Gregg N. Gorelick..........    22,501(4)     0.32        22.33      09/13/09      316,039      800,901

---------------
  * All options were granted on September 14, 1999; 20% were exercisable upon issuance, 20% became exercisable on January 1, 2000 and an additional 20% will become exercisable on each of January 1, 2001, 2002 and 2003. Upon a change of control of CoreComm, all unvested options become fully vested and exercisable.

 ** The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the SEC, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of the Common Stock.

(1) Does not include 1,842,190 options issued as a result of the exercise or cancellation of an aggregate of 1,842,190 warrants.

(2) Does not include 1,842,188 options issued as a result of the exercise or cancellation of an aggregate of 1,842,188 warrants.

(3) Does not include 385,313 options issued as a result of the exercise or cancellation of an aggregate of 385,313 warrants.

(4) Does not include 46,516 options issued as a result of the exercise or cancellation of an aggregate of 46,516 options.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information on stock option exercises during 1999 by the named executive officers and the value at December 31, 1999 of unexercised in-the-money options held by each of the named executive officers of CoreComm.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END AND FISCAL YEAR-END OPTION

                                                                  NUMBER OF
                                                                  SECURITIES           VALUE OF
                                                                  UNDERLYING         UNEXERCISED
                                                                 UNEXERCISED         IN-THE-MONEY
                                                                   OPTIONS            OPTIONS AT
                                   SHARES                        AT FY-END(#)         FY-END($)*
                                 ACQUIRED ON       VALUE       EXERCISABLE(E)/     EXERCISABLE(E)/
NAME                             EXERCISE(#)    REALIZED($)    UNEXERCISABLE(U)    UNEXERCISABLE(U)
----                             -----------    -----------    ----------------    ----------------
Barclay Knapp..................   1,426,301     25,743,732         605,777(E)        16,753,423(E)
                                                                 1,473,750(U)        29,177,487(U)
George S. Blumenthal...........   1,380,104     25,733,733         431,581(E)         9,328,391(E)
                                                                 1,473,750(U)        27,379,512(U)
Richard J. Lubasch.............     293,694      4,978,686         151,545(E)         4,401,974(E)
                                                                   332,250(U)         6,824,977(U)
Patty J. Flynt.................          --             --         131,063(E)         3,015,673(E)
                                                                   400,502(U)         7,574,943(U)
Gregg N. Gorelick..............      46,516        606,103         100,210(E)         3,317,804(E)
                                                                    98,704(U)         2,742,290(U)

---------------
* Based on the closing price on the NASDAQ on December 31, 1999 of $39.58.

OPTION PLANS

     New CoreComm will adopt and inherit the option plans of CoreComm. The following disclosure relates to those plans.

     In 1998, CoreComm's board of directors adopted the CoreComm Limited 1998 Stock Option Plan and in 1999, CoreComm's board of directors adopted the CoreComm Limited 1999 Stock Option Plan, reserving under these plans shares for issuance to employees and directors.

     The purpose of CoreComm's stock option plan is to encourage stock ownership by its employees and non-employee directors, and the employees and non-employee directors of its divisions, subsidiary corporations and other affiliates, so as to encourage its employees to continue being employed by CoreComm and to put forth maximum efforts for the success of its business. Under CoreComm's stock option plans, grants may be made of options to acquire shares of CoreComm's common stock. The options may be "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code. The terms of options granted under CoreComm's stock option plans, including provisions regarding vesting, exercisability, exercise price and duration, are generally set by the compensation committee of CoreComm's board of directors. In general, options under CoreComm's plans are 20% vested at grant and vest 20% each January 1 after they are granted, until they are fully vested.

     In January 1999, CoreComm, Inc., one of CoreComm's wholly-owned subsidiaries, adopted a stock option plan. Options granted under that plan were not to be become exercisable unless and until there was either a registered public offering of CoreComm, Inc.'s common stock or a spin-off of CoreComm, Inc. However, under the terms of the options granted under that plan, CoreComm reserved the right to cancel the plan and issue new options in the parent company, CoreComm Limited. In March 2000, the compensation and option committee of CoreComm's board of directors approved the cancellation of the CoreComm, Inc. plan and the issuance of options in CoreComm Limited to eligible employees of CoreComm, which resulted in the issuance of options to purchase approximately
2.7 million shares of CoreComm Limited common stock. The strike prices of the new grants are approximately 30% of the fair market value of our common stock on the date of the board approval, $14.55. Eligibility for receiving the new grants was determined by, among other things, continued employment with CoreComm.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

      CORECOMM

     The following table provides, as of April 10, 2000 information regarding the beneficial ownership of CoreComm common stock by (a) each of CoreComm's executive officers and directors, (b) all those directors and executive officers as a group and (c) each person known by CoreComm to be the beneficial owner of more than 5% of any class of its voting securities as calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                             ----------------------------------------------------
                                                           PRESENTLY
                                                          EXERCISABLE
                                                            OPTIONS,
                                                          WARRANTS AND
EXECUTIVE OFFICERS, DIRECTORS                 COMPANY     CONVERTIBLE
AND PRINCIPAL STOCKHOLDERS(1)                  STOCK        NOTES(2)        TOTAL      PERCENT(3)
-----------------------------                ---------    ------------    ---------    ----------
J. Barclay Knapp(4)........................  1,446,997       985,167      2,432,164       5.95%
George S. Blumenthal(5)....................  1,763,186       800,019      2,563,205       6.30%
Richard J. Lubasch(6)......................    301,081       234,607        535,688       1.33%
Patty J. Flynt.............................    218,631       111,485        330,116          *
Gregg N. Gorelick..........................    125,639       127,141        252,780          *
Sidney R. Knafel...........................    414,395        93,598        507,993       1.27%
Ted H. McCourtney(7).......................    733,554       110,642        844,196       2.11%
Del Mintz(8)...............................  1,543,688       119,155      1,662,843       4.16%
Alan J. Patricof(9)........................    175,201        93,598        268,799          *
Warren Potash(10)..........................     70,464       117,115        187,579          *
All directors and officers as a group (10
  in number)...............................    792,836     2,792,527      9,585,363      22.41%
Ronald Baron(11)...........................  6,090,177       740,052      6,830,229      16.81%
Baron Capital Group, Inc.(11)..............
Bamco, Inc.(11)............................
Baron Capital Management, Inc.(11).........
Baron Asset Fund(11).......................
  767 Fifth Avenue
  New York, NY 10153
NWQ Investment Management Company(12)......  2,092,197             0      2,092,197       5.24%
  2049 Century Park East,
     4th Floor
  Los Angeles, CA 90067

---------------
   * Represents less than one percent

 (1) Unless otherwise noted, the business address of each person is 110 East 59th Street, New York, NY 10022

 (2) Includes shares of common stock purchased upon the exercise of options which are exercisable or become so in the next 60 days (referred to as presently exercisable options), warrants and shares of Common Stock purchased upon the conversion of the Company's 6% Convertible Subordinated Notes due 2006 (referred to as the 6% notes).

 (3) Includes common stock, presently exercisable options, warrants and 6%
     Notes.

 (4) Includes $300,000 of the 6% notes, convertible into 10,952 shares of common stock.

 (5) Includes 4,455 shares of common stock owned by trusts for the benefit of Mr. Blumenthal's children. An additional 6,750 shares of common stock are owned by Mr. Blumenthal's wife, as to which shares Mr. Blumenthal disclaims beneficial ownership. Also includes 584,840 shares of common stock and 168,100 options held by Grantor Retained Annuity Trusts.

 (6) Includes 234 shares of common stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch disclaims beneficial ownership.

 (7) Includes 616,500 shares of common stock held by various entities of which Mr. McCourtney is a general partner, as to which shares Mr. McCourtney disclaims beneficial ownership except to the extent of his pro-rata interest. An additional 3,212 shares of common stock are held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.

 (8) Includes 57 shares of common stock owned by Mr. Mintz's wife, as to which shares Mr. Mintz disclaims beneficial ownership. Also includes $700,000 of the 6% Notes, convertible into 25,557 shares of common stock.

 (9) Includes 2,395 shares of common stock owned by Mr. Patricof's wife, as to which shares Mr. Patricof disclaims beneficial ownership.

(10) Includes $250,000 of the 6% notes, convertible into 9,127 shares of common stock.

(11) Based upon Schedule 13-G (Amendment No. 1), dated February 11, 2000, filed by Ronald Baron, Baron Capital Group, Inc., Bamco, Inc., Baron Capital Management, Inc. and Baron Asset Fund with the SEC and $9,998,774 of the 6% notes, convertible into 365,052 shares of common stock.

(12) Based solely upon Schedule 13-G, dated February 23, 2000, filed by NWQ Investment Management Company with the SEC.

      ATX

     The following table provides, as of April 10, 2000, information regarding the beneficial ownership of ATX's common stock by all stockholders.

                                                              COMMON
STOCKHOLDERS                                                  STOCK     PERCENT
------------                                                  ------    -------
Michael Karp(1)(2)..........................................    650       65.0%
The Florence Karp Trust(1)(2)...............................     40        4.0%
Thomas Gravina(3)...........................................    155       15.5%
Debra Buruchian(3)..........................................    155       15.5%
                                                              -----      -----
                                                              1,000      100.0%

---------------
(1) The business address is c/o University City Housing, 3418 Sansom Street, Philadelphia, PA 19104.

(2) The Florence Karp Trust is for the benefit of Michael Karp's children. Mr. Karp has no power to direct the voting of the shares held by The Florence Karp Trust. Mr. Karp disclaims beneficial ownership of the shares held by The Florence Karp Trust.

(3) The business address is c/o ATX Telecommunications Services, Inc., 50 Monument Road, Bala Cynwyd, PA 19004.

                        COMPARISON OF STOCKHOLDER RIGHTS

       COMPARISON OF RIGHTS OF SHAREHOLDERS OF CORECOMM LIMITED (BERMUDA)
                                AND NEW CORECOMM

GENERAL

     The rights of the holders of CoreComm common stock are currently governed by CoreComm's present memorandum of association, bye-laws and the Companies Act 1981 of Bermuda (the Companies Act). Through the domestication merger, the Bermuda company, CoreComm Limited, will become a Delaware corporation. If only the Voyager merger and not the ATX merger occurs, the resulting company will be a Delaware corporation. If the ATX merger occurs (regardless of whether the Voyager merger occurs), the resulting company will also be a Delaware corporation but will have adopted a certificate of incorporation and by-laws that are identical to those which would have been adopted by the resulting company in the Voyager merger. The following summary, which does not purport to be a complete statement of the general differences among the rights of the stockholders, sets forth material differences between the DGCL and the Companies Act, the new certificate of incorporation and by-laws to be adopted by New CoreComm after consummation of the domestication merger and the Voyager and/or ATX mergers and the present memorandum of association and by-laws of CoreComm Limited. This summary is qualified in its entirety by reference to the full text of the DGCL and the Companies Act. For information as to how these documents may be obtained, see the section of this joint proxy statement and prospectus entitled "Where You Can Find More Information."

BERMUDA AND DELAWARE CORPORATE LAW

     The Bermuda Companies Act, under which CoreComm was incorporated, differs in material respects from the provisions of the DGCL. Set forth below is a summary of significant provisions of the Companies Act that are materially different from the DGCL. The following statements are summaries, and do not purport to deal with all aspects of Bermuda or Delaware law that may be relevant to CoreComm and its shareholders and New CoreComm and its stockholders.

AUTHORIZED CAPITAL STOCK

     CoreComm has, as of April 10, 2000, 75.0 million authorized common shares, par value $0.01 per share, of which 39,892,498 are issued and outstanding and
1.0 million authorized preferred shares, par value $0.01 per share, of which none are issued and outstanding. The new certificate of incorporation and by-laws to be adopted by New CoreComm will authorize the issuance of 200.0 million common shares, par value $0.01 per share, and 50.0 million preferred shares, par value $0.01 per share. If the ATX merger occurs, New CoreComm will designate 250,000 preferred shares as 3% preferred stock.

VOTING RIGHTS WITH RESPECT TO EXTRAORDINARY CORPORATE TRANSACTIONS

     Bermuda.   Bermuda law permits amalgamation between two or more Bermuda companies (or between a Bermuda company and one or more Bermuda or foreign companies, and, subject to any requirement of the bye-laws of any of those companies, generally requires the approval, in the case of the amalgamation of non-affiliated companies, of a majority vote of three-fourths of shareholders of each of those companies present, in person or by proxy, at a meeting called for that purpose. CoreComm's bye-laws stipulate that a simple majority of the votes cast by the shareholders present, in person or by proxy, at the meeting is required to approve and any amalgamation of CoreComm with any other company. A 90% vote may be required where the amalgamation amounts to a scheme or contract under Section 102 of the Companies Act. A majority vote of shareholders is required to increase the authorized capital of a Bermuda company, but unless an increase is required, and unless there is any provision in the bye-laws to the contrary, no shareholder approval is required for the issuance of shares by an acquiring company in a share-for-share exchange, asset purchase, or, subject to the limitations set forth below, other forms of reorganization.

     Delaware.   Approval of mergers and consolidations and of sales, leases or exchanges of all or substantially all of the property or assets of a company, require the approval of the holders of a majority of the outstanding shares entitled to vote, except that no vote of the stockholders of a corporation surviving a merger is necessary if (a) the merger does not amend the certificate of incorporation of the corporation, (b) each outstanding share immediately prior to the effective date of the merger is to be an identical share after the merger, and (c) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger plus common stock initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation immediately before the effective date of the merger.

DISSENTERS' RIGHTS

     Bermuda.   Under Bermuda law, a dissenting shareholder of a company
participating in extraordinary corporate transactions may, under varying circumstances, receive cash in the amount of the fair market value of its shares (as determined by a court), in lieu of the consideration it would otherwise receive in the transactions. Bermuda law generally does not condition dissenters' rights to circumstances in which a vote of the stockholders of the surviving company is required. Bermuda law, in general, provides for dissenters' rights in an amalgamation between non-affiliated companies and affiliated companies where one company is not a Bermuda company, an amendment to a company's memorandum of association, a scheme of arrangement, or reconstruction and certain other transactions. For a more thorough discussion of dissenters' rights under Bermuda law, see the section of this joint proxy statement and prospectus entitled "The Merger Transactions -- The Domestication
Merger -- Appraisal Rights."

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     Delaware.   Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where (a) they are stockholders of the surviving company and the merger did not require their approval under the DGCL, or (b) their shares are either listed on a national securities exchange or the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Appraisal rights are available in either (a) or (b) above, however, if the stockholders are required by the terms of the merger or consolidation to accept any consideration other than (w) shares of the corporation surviving or resulting from the merger or consolidation, (x) shares of another company that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, (y) cash in lieu of fractional shares, or (z) any combination of the above. Appraisal rights are not available in the case of a sale, lease, exchange or other disposition by a company of all or substantially all of its property and assets.

DERIVATIVE SUITS

     Bermuda.   In the event of extraordinary corporate transactions an action can be brought by minority shareholders, on behalf of a Bermuda company, seeking to enforce a right of action of that company. Under Bermuda law, a shareholder may commence a derivative action in the name of the company to remedy a wrong done to the company only (a) where the act complained of is alleged to be beyond the corporate capacity of the company or illegal, (b) where the act complained of constitutes a fraud against the minority shareholders by those controlling the company, (c) where an act requires approval by a greater percentage of the company's shareholders than actually approved it or (d) where the act infringes the personal rights of an individual shareholder. However, a derivative action will not be permitted where there is an alternative action available that would provide an adequate remedy. Any property or damages recovered by derivative action go to the company, not to the plaintiff shareholders. The Companies Act enables a shareholder who complains that the affairs of a company are being or have been conducted in a manner oppressive or prejudicial to some part of the shareholders, including itself, to petition the court. The Court will consider the interests of the shareholders in determining whether or not the company should be dissolved, with its assets distributed and may make any order it thinks fit. The Companies Act also provides that a company may be wound up by the court if the court is of the opinion that minority shareholders need relief from the oppressive conduct of the majority.

     Except as mentioned above, claims against a Bermuda company by its shareholders must be based on the common law of Bermuda. A statutory right of action is conferred on subscribers to shares of a Bermuda company against persons (including directors and officers) responsible for the issue of a prospectus in respect of damage suffered by reason of an untrue statement contained in the prospectus, but this confers no right of action against the Bermuda company itself. In addition, a Bermuda company itself (as opposed to its shareholders) may take action against its officers (including directors) for breach of their statutory and fiduciary duty to act honestly and in good faith with a view to the best interests of the company.

     Delaware.   Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder
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must state in the complaint that it was a stockholder of the corporation at the time of the transaction it is complaining about. A stockholder may not sue derivatively unless it first makes demand on the corporation that it bring suit and the demand has been refused, unless it is shown that the demand would have been futile. No suit may be brought against any officer, director, or stockholder for any debt of a corporation for which it is an officer, director, or stockholder, until judgment and execution for the action is obtained against the corporation.

SPECIAL MEETINGS OF STOCKHOLDERS

     Bermuda.   Under Bermuda law, a special meeting of shareholders may be convened by the shareholders at any time and must be convened upon the presence of shareholders holding not less than one-tenth of the paid-in capital of a company carrying the right to vote at general meetings.

     Delaware.   Stockholders generally do not have the right to call meetings of stockholders unless the right is granted in the certificate of incorporation or bylaws. However, if a company fails to hold its annual meeting within a period of 30 days after the date designated for the meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the formal request of a stockholder or director. The new by-laws to be adopted by New CoreComm will state that the board of directors of New CoreComm, the Chairman or the President may call a special meeting of stockholders but that a special meeting of stockholders may not be called by any other person or persons, including the stockholders of New CoreComm.

AMENDMENTS TO CHARTER

     Bermuda.   Amendments to the memorandum of association and bye-laws of a
Bermuda company must be submitted to a general meeting of the shareholders and will be effective only to the extent approved by the shareholders at such meeting. If the holders of not less than 20% in par value of the shares do not support the amendments they may apply to a court to annul the amendment within twenty-one days of the resolution amending the memorandum. The present by-laws require a 66 2/3% vote to amend some of their provisions.

     Delaware.   Amendments to the certificate of incorporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on that matter; except that if the certificate of incorporation requires the vote of a greater number or proportion of the holders of any class of stock than is required by Delaware law with respect to any matter, the provision of the certificate of incorporation may not be amended, altered or repealed except by the greater vote required. In addition, the holders of the outstanding shares of a class are entitled to vote as a class on any amendment to the certificate of incorporation, whether or not they are entitled to vote on that matter by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class or alter or change the powers, preferences or special

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rights of the class so as to affect them adversely. The new certificate of incorporation and new by-laws will require a 66 2/3% vote to amend some of its provisions.

ANTI-TAKEOVER STATUTES

     Bermuda.   Bermuda does not currently have a tender offer statute. However, the Companies Act provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares that are the subject of the offer accept it, the offeror may by notice, given within two months after the expiration of the four months, require that dissenting shareholders transfer their shares under the terms of the offer. Dissenting shareholders may apply to a court within one month of the notice objecting to the transfer, and the court may give any order as it thinks fit. The Companies Act also provides that the holders of not less than 95% of the shares of any class of shares in a company may give notice to the remaining shareholders or class of shareholders of the intention to acquire their shares on the terms set out in the notice. Recipients of the notice have a right to apply to the Bermuda courts for an appraisal.

     Delaware.   Generally, Section 203 of the DGCL prohibits a publicly held
Delaware company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions), or
(c) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting shares that is not owned by the interested stockholder. An "interested stockholder" is a person who, together with affiliates or associates, owns 15% or more of the corporation's voting stock.

LIMITATIONS ON DIRECTOR LIABILITY

     Bermuda.   Under Bermuda law, a director must observe the statutory duty of care, which requires such director to act honestly and in good faith with a view to the best interests of a company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Bermuda law renders void any provision in the bye-laws or any contract between a company and any such director exempting it from or indemnifying it against any liability for fraud or dishonesty of which it may be guilty in relation to that company.

     Delaware. Under Delaware law, a company may include in its certificate of incorporation, a provision eliminating or limiting the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that a company may not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders,

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(b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) acts concerning unlawful payments of dividends or stock purchases or redemptions under Section 174 of the DGCL, or
(d) for any transactions from which a director derived an improper personal benefit. The new certificate of incorporation will contain some provisions which will limit the liability of New CoreComm's board of directors as permitted under Delaware law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Bermuda.   Under Bermuda law, a company is permitted to indemnify its officers and directors, out of the funds of the company, against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is given in their favor, or in which they are acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to them by the court. The present by-laws contain provisions regarding the indemnification of the officers and directors of CoreComm as permitted under Bermuda law.

     Delaware.   Under Delaware law, a company is permitted to indemnify its officers, directors and certain others against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a company has been successful on the merits or otherwise in defense of any proceeding referred to above, it must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that party. The new by-laws will contain provisions relating to the indemnification of New CoreComm's officers and directors.

INSPECTION OF BOOKS AND RECORDS; SHAREHOLDER LISTS

     Bermuda.   Bermuda law provides the general public with a right of
inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's shareholders with a right of inspection of the company's bye-laws, minutes of general (shareholder) meetings, and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may, in certain circumstances, establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers that is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

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     Delaware.   Any stockholder of record, in person or by attorney or other agents, upon written demand under oath stating the purpose of the demand, has the right during the corporation's usual hours for business to inspect, for any proper purpose, the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts from these documents.

PREEMPTIVE RIGHTS

     Bermuda.   Under Bermuda law, no shareholder has a preemptive right to subscribe for additional issues of a company's shares unless, and to the extent that, the right is expressly granted to the shareholder under the bye-laws of a company or under any contract between the shareholder and the company.

     Delaware.   Under Delaware law, no stockholder has a preemptive right to subscribe to additional issues of a corporation's stock unless, and to the extent that, the right is expressly granted to the stockholder in the corporation's certificate of incorporation. The new certificate of incorporation will not provide for preemptive rights.

DIVIDENDS

     Bermuda.   Bermuda law permits payment of dividends and distributions of contributed surplus by a company unless the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company's assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on the issuance of shares over the aggregate par value of the shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in limited circumstances, for example to pay up unissued shares that may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation.

     Delaware.   Delaware law generally allows dividends to be paid out of
surplus of the corporation or out of the net profits of the corporation for the current fiscal year and/or the prior fiscal year. No dividends may be paid if they would result in the capital of the corporation being less than the capital represented by the preferred shares of the corporation.

VOTING RIGHTS AND QUORUM REQUIREMENTS

     Bermuda.   Under Bermuda law, in the absence of any other agreement to the contrary, the voting rights of shareholders are regulated by the present by-laws. The by-laws now in place for CoreComm specify that at least two shareholders present in person or by proxy and entitled to vote representing the holders of more than 50% of the issued shares shall be a quorum for all purposes which is required to transact business. Under the present by-laws, any shareholder of CoreComm who is present at a meeting may vote in person or by proxy and each shareholder is entitled to one vote for each CoreComm share owned.

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     Delaware.   Under the DGCL and the new certificate of incorporation to be adopted by New CoreComm, each holder of common shares will be entitled to one vote per share. A quorum will be satisfied when enough holders of the capital stock issued and outstanding and entitled to vote are present at an annual or special meeting, in person or by proxy, to cast a majority of the votes entitled to be cast by the stockholders. The new by-laws will provide that all matters which require a vote by the stockholders may (but need not) be by written ballot, and this determination will be made at the discretion of New CoreComm's board of directors or the officer presiding at the meeting.

NUMBER AND QUALIFICATIONS OF DIRECTORS; SIZE OF BOARD

     Bermuda.   Under Bermuda law, the minimum number of directors on the board of directors of a company is two, although the minimum number of directors may be set higher and the maximum number of directors may also be set in accordance with the bye-laws of the company. The exact number of directors is usually fixed by the shareholders in general meeting. Only the shareholders may increase or decrease the number of director seats last approved by the shareholders.

     The present by-laws of CoreComm set forth that the directors shall be divided into three classes, designated Class I, Class II and Class III and each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board. The term of the initial Class I directors shall terminate on the date of the year 2000 annual meeting; the term of the initial Class II Directors shall terminate on the date of the year 2001 annual meeting and the terms of the initial Class III directors shall terminate on the date of the year 2002 annual meeting of shareholders. At each annual meeting beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

     The present by-laws of CoreComm set forth that the minimum number of directors shall be not less than three (3) and the maximum number of directors shall be fifteen (15). The current size of the board of directors of CoreComm is currently fixed at 8. The current by-laws also provide that whenever the holders of any one or more classes or series of preference shares issued by CoreComm shall have the right to elect directors at an annual or special meeting of shareholders, the election shall be governed by the terms of resolutions adopted by the board of directors at the time the class of preference shares is established.

     Delaware.   Under Delaware law, the minimum number or directors is one. The number of directors constituting the board of directors of a Delaware corporation may be specified in the bylaws or the certificate of incorporation. Accordingly, unless the certificate of incorporation provides otherwise, the directors may change the number of directors constituting the board by amending the bylaws. If the number of directors is specified in the certificate of incorporation, then any change in the number of directors must be made through a certificate of amendment approved by the stockholders.

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     The number of directors for New CoreComm will be set in the new by-laws.
The board of directors of New CoreComm will be classified in the same manner as the board of directors of CoreComm.

REMOVAL OF DIRECTORS

     Bermuda.   Subject to its bye-laws the shareholders of a Bermuda company may, at a special general meeting called for the purpose, remove any director or the entire board of directors provided that notice of the meeting will be served on the director or directors concerned not less than fourteen days before such meeting. Any director given notice of removal will be entitled to be heard at the meeting. The present by-laws provide that directors may be removed from office for cause by the affirmative vote of at least a majority of the shares entitled to vote for the election of directors.

     Delaware.   Unless a corporation's certificate of incorporation provides otherwise and except in the case of a classified board of directors or where cumulative voting applies, Delaware law allows directors of a corporation to be removed with or without cause by the vote of the holders of a majority of the shares entitled to vote in any election of directors.

     The new certificate of incorporation to be adopted by New CoreComm will provide that directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of New CoreComm then entitled to vote generally in the election of directors.

        COMPARISON OF RIGHTS OF STOCKHOLDERS OF NEW CORECOMM AND VOYAGER

     The rights of Voyager stockholders are currently governed by the Delaware General Corporation Law, or DGCL, Voyager's second amended and restated certificate of incorporation and Voyager's by-laws. The rights of New CoreComm stockholders will be governed by the DGCL, New CoreComm's certificate of incorporation and New CoreComm's by-laws. Voyager's by-laws and second amended and restated certificate of incorporation and New CoreComm's by-laws and certificate of incorporation are also sometimes referred to as charter documents. The following is a summary of material differences between the rights of Voyager stockholders and the rights of New CoreComm stockholders. It is not a complete statement of the provisions affecting, and the differences between, the rights of Voyager stockholders and New CoreComm stockholders. The summary is qualified in its entirety by reference to the DGCL, Voyager's second amended and restated certificate of incorporation and by-laws, and New CoreComm's certificate of incorporation and by-laws.

CAPITALIZATION

     Voyager.   Voyager's current authorized capital stock is fifty million
(50,000,000) shares of common stock, par value $.0001 per share, of which 31,654,758 shares were outstanding as of March 15, 2000 and five million (5,000,000) shares of undesignated preferred stock, par value $.01 per share, of which no shares were outstanding as of March 15, 2000.

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     New CoreComm.   The charter documents of New CoreComm will authorize two
hundred million (200,000,000) shares of common stock and five million (5,000,000) shares of preferred stock, each common and preferred share with a par value of $0.01 per share.

NUMBER OF DIRECTORS

     The DGCL provides that the board of directors of a Delaware corporation shall consist of one or more directors as fixed by the corporation's certificate of incorporation or by-laws.

     Voyager.   The Voyager by-laws provide that the number of directors of
Voyager shall be fixed solely by resolution from time to time by the board of directors. The Voyager board of directors currently consists of 6 directors.

     New CoreComm.   The New CoreComm by-laws will provide that the New CoreComm board shall consist of not less than three nor more than fifteen members, the exact number of which shall be fixed from time to time by the New CoreComm board.

CLASSIFICATION OF BOARD OF DIRECTORS

     Voyager.   The Voyager by-laws provide for a classified board of directors into three classes, as nearly equal in number as possible. The initial class I directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, the initial class II director shall serve for a term expiring at the annual meeting of stockholders to be held in 2001, and the initial class III directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002.

     New CoreComm.   The New CoreComm certificate of incorporation and New
CoreComm by-laws, will provide for a classified board of directors. The New CoreComm directors will be divided into three classes, each of which shall serve a staggered three year term.

QUORUM FOR MEETING -- DIRECTORS

     Voyager.   The Voyager by-laws state that a majority of the total number of directors shall constitute a quorum for the transaction of business at all meetings of the board of directors then in office.

     New CoreComm.   The New CoreComm by-laws will provide that a majority of
the total number of New CoreComm board of directors shall constitute a quorum for the transaction of business at all meetings of the board of directors.

QUORUM FOR MEETING -- STOCKHOLDERS

     Voyager.   Voyager's by-laws state that a quorum consists of a majority of the total outstanding shares entitled to vote.

     New CoreComm.   New CoreComm's by-laws will state that a quorum consists of a majority of the total outstanding shares entitled to vote.

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ANTI-TAKEOVER PROVISIONS

     The DGCL contains a business combination statute that protects domestic corporations from hostile takeovers, and from actions following such a takeover, by prohibiting some transactions once an acquiror has gained a significant holding in the corporation. Section 203 of the DGCL prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an "interested stockholder" who beneficially owns 15 percent or more of a corporation's voting stock, within three years after the person or entity becomes an interested stockholder, unless:

     - the transaction that caused the person to become an interested stockholder was approved by the board of directors of the target prior to the transaction;

     - upon the completion of the transaction in which the person became an interested stockholder, the interested stockholder held at least 85% of the voting stock of the corporation not including (a) shares held by persons who were both officers and directors of the corporation and (b) shares held by specified employee benefit plans, or;

     - after the person became an interested stockholder, the business combination was approved by the board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.

     A Delaware corporation may elect not to be governed by Section 203 by a provision contained in its original certificate of incorporation or an amendment to its certificate of incorporation or to the by-laws, which must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors. This type of amendment is not effective until 12 months following its adoption. Voyager has not made this election and New CoreComm also does not intend to make this election in its charter documents.

ELECTION OF DIRECTORS

     Voyager.   The Voyager by-laws provide that directors shall be elected at the annual meeting of Voyager stockholders by the affirmative vote of a plurality of the Voyager shares properly cast on the election of directors.

     New CoreComm.   The New CoreComm by-laws will provide that directors will
be elected at the annual meeting of New CoreComm stockholders by the affirmative vote of a plurality of the New CoreComm shares voted at the meeting for the election of directors.

REMOVAL OF DIRECTORS

     Voyager.   The Voyager certificate of incorporation provides that directors may be removed from office only with cause and only by the affirmative vote of the holders of two-thirds (66 2/3%) of the shares then entitled to vote at an election of directors.

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     New CoreComm.   The New CoreComm certificate of incorporation will provide that any or all of the directors of New CoreComm may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding shares of New CoreComm then entitled to vote in the election of directors.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Voyager.   The Voyager by-laws provide that any vacancies in the board of directors, however resulted, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors.

     New CoreComm.   The New CoreComm certificate of incorporation and the New
CoreComm by-laws will provide that any vacancy, however resulted, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

SPECIAL STOCKHOLDER MEETINGS

     Voyager.   The Voyager by-laws provide that special meetings of the Voyager stockholders may be called only by the board of directors by a resolution approved by the affirmative vote of a majority of the directors then in office.

     New CoreComm.   The New CoreComm certificate of incorporation will provide that a special meeting of holders of New CoreComm common stock may be called at any time by the board of directors, the chairman of the board or the president but may not be called by or at the request of any other person.

STOCKHOLDER ACTION BY WRITTEN CONSENT

     Voyager.   Voyager's second amended and restated certificate of
incorporation stockholder action by written consent in lieu of a stockholder meeting.

     New CoreComm.   New CoreComm's certificate of incorporation stockholder
action by written consent in lieu of a stockholder meeting.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION

     Voyager.   Voyager's second amended and restated certificate of
incorporation provides that a director will not be personally liable to Voyager or to its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by law, for liability; for any breach of the director's duty of loyalty to Voyager or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law; and for any transaction from which the director derived an improper personal benefit. Voyager's second amended and restated certificate of incorporation provides a right to indemnification to directors and officers of Voyager to the fullest

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extent permitted by the DGCL. In addition, Voyager must indemnify any present or former director or officer of Voyager who or any person who is or was serving at the request of Voyager as a director, officer, employee or agent of another corporation who has been successful on the merits or otherwise in the defense of any claim or proceeding for expenses (including attorneys' fees) actually and reasonably incurred. Voyager will indemnify in connection with a proceeding initiated by a person seeking indemnification only if the proceeding was authorized by Voyager's board of directors.

     New CoreComm.   New CoreComm's certificate of incorporation will provide
that a director will not be personally liable to New CoreComm or to its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by law, for liability; for any breach of the director's duty of loyalty to New CoreComm or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law; and for any transaction from which the director derived an improper personal benefit. New CoreComm's certificate of incorporation will provide a right to indemnification to directors and officers of New CoreComm to the fullest extent permitted by the Delaware General Corporation Law. Also, the New CoreComm by-laws will provide, in substance, that each person made, or threatened to be made, a defendant or witness to any action, suit or proceedings, whether civil, criminal or otherwise by reason of the fact that he or she is or was serving, at the request of New CoreComm, in any capacity any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will be indemnified by New CoreComm to the full extent permitted by the DGCL.

DIVIDENDS

     Voyager.   Voyager's second amended and restated certificate of
incorporation provides that the board of directors, or an authorized committee of the board of directors, may, in designating the terms of a series of preferred stock, state the conditions upon which the holders of the series of preferred stock shall be entitled to receive dividends. The common stockholders shall be entitled to dividends only if the board of directors, or an authorized committee of the board of directors, declares dividends and as may be permitted by law.

     New CoreComm.   New CoreComm's certificate of incorporation will provide
that the board of directors may state the conditions upon which the holders of a series of preferred stock shall be entitled to receive dividends. New CoreComm's certificate of incorporation will also provide that the common stockholders will be entitled to dividends as may be permitted by law.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

     Voyager.   Voyager's second amended and restated certificate of
incorporation provides that the certificate of incorporation may be amended by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment or repeal, and

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the affirmative vote of the majority of the outstanding shares of each class entitled to vote on that matter as a class, at a meeting of stockholders called expressly for that purpose. Some provisions of the certificate of incorporation require the affirmative vote of not less than two-thirds (66 2/3%) of the outstanding shares entitled to vote on the amendment, and the affirmative vote of not less than two-thirds (66 2/3%) of the outstanding shares of each class entitled to vote on the amendment as a class.

     New CoreComm.   New CoreComm's certificate of incorporation will provide
that amendments the certificate of incorporation will generally require majority approval of stockholders of New CoreComm entitled to vote unless a different proportion is specified in the certificate of incorporation. New CoreComm's certificate of incorporation will also provide that an amendment to the certificate of incorporation that would adversely affect the rights of any holders of shares of a class or series of stock must be approved by vote of the holders of a majority of all outstanding shares of the class or series voting as a class in addition to the standard vote of a majority of the outstanding stock entitled to vote on the amendment. The New CoreComm certificate of incorporation will also provide that amendments to certain provisions of the certificate of incorporation will require the approval of the holders of 66 2/3% of the stock entitled to vote on the amendment.

AMENDMENTS TO BY-LAWS

     Voyager.   The Voyager by-laws provide that the by-laws may be amended or repealed by the board of directors by the affirmative vote of a majority of the directors then in office. The by-laws may also be amended or repealed at any annual meeting, or special meeting of stockholders called for that purpose, by the affirmative vote of at least two-thirds (66 2/3%) of the shares present in person or represented by proxy at the meeting and entitled to vote on the amendment or repeal, voting together as a single class. However, if the board of directors recommends that stockholders approve an amendment or repeal at a meeting of stockholders, that amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the amendment or repeal, voting together as a single class.

     New CoreComm.   New CoreComm's certificate of incorporation will provide
that the by-laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by either the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding capital stock of New CoreComm entitled to vote on that matter or by a resolution adopted by the board of directors.

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

                  DESCRIPTION OF CAPITAL STOCK OF NEW CORECOMM

GENERAL

     New CoreComm's authorized capital stock will consist of 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

NEW CORECOMM COMMON STOCK

     The holders of New CoreComm's common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of New CoreComm's stockholders and do not have cumulative voting rights in the election of directors. Holders of New CoreComm common stock will be entitled to receive proportionately dividends as may from time to time be declared by New CoreComm's board of directors out of funds legally available for the payment of dividends. In the event of New CoreComm's liquidation, dissolution or winding up, holders of New CoreComm common stock would be entitled to share proportionately in all of New CoreComm's assets available for distribution to holders of New CoreComm common stock remaining after payment of liabilities and liquidation preference of any outstanding New CoreComm preferred stock. Holders of New CoreComm common stock will have no preemptive rights and will have no rights to convert New CoreComm common stock into any other securities, and there will be no redemption provisions with respect to the common stock.

     PREFERRED STOCK.   The by-laws of New CoreComm will authorize the board of
directors to issue one or more series of preferred stock and determine, with respect to any series rights, if any, and their qualifications, limitations or restrictions, as are stated in resolutions adopted by the board of directors providing for the issue of the series and as are permitted by the DGCL.

     The ability of the board of directors to issue one or more series of preferred stock will provide increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. The authorized shares of preferred stock, as well as shares of New CoreComm common stock, will be available for issuance without further action by New CoreComm stockholders, unless such action is required by applicable law or the rules of any shares exchange on which New CoreComm securities may be listed or applicable rules of any self-regulatory organization. If the approval of New CoreComm stockholders is not required for the issuance of shares of preferred stock or common stock, the board of directors does not intend to seek stockholder approval. The board of directors will make any determination to issue the shares based on its judgment as to New CoreComm's best interests and the best interests of its stockholders. The board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their shares over the then current market price of such shares.

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SPECIAL CHARTER PROVISIONS

     New CoreComm's certificate of incorporation, which New CoreComm refers to as the "charter," will contain the provisions described below. Those charter provisions may have the effect, alone or in combination with each other or with the existence of authorized but unissued common stock and any series of preferred stock, of precluding or rendering more difficult a hostile takeover, making it more difficult to remove or change the composition of New CoreComm's incumbent board of directors and its officers, being adverse to stockholders who desire to anticipate in a tender offer and depriving stockholders of possible opportunities to sell their shares at temporarily higher prices.

     Classified board and filling of vacancies on the board of directors.   The
charter will provide that the directors shall be divided into three classes, each of which shall serve a staggered three-year term, and that vacancies on New CoreComm's board of directors that may occur between annual meetings may be filled by New CoreComm's board of directors. In addition, this provision will specify that any director elected to fill a vacancy on New CoreComm's board of directors will serve for the balance of the term of the replaced director.

     Removal of directors.   The charter will provide that directors can be
removed only by the stockholders for cause and then only by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of New CoreComm's combined voting power.

     Voting requirement for some business combinations.   The charter will also
provide that, in addition to any affirmative vote required by law, the affirmative vote of holders of two-thirds (66 2/3%) of New CoreComm's voting power will be necessary to approve any "business combination," as defined below, proposed by an "interested stockholder," as defined below. The additional voting requirements will not apply, however, if:

     - the business combination was approved by not less than a majority of the continuing directors;

     - a series of conditions are satisfied requiring, in summary, the following:

         (A) that the consideration to be paid to New CoreComm's stockholders in the business combination must be at least equal to the higher of:

              (1) the highest per-share price paid by the interested stockholder in acquiring any shares of common stock during the two years prior to the announcement date of the business combination or in the transaction in which it became an interested stockholder, this date is referred to as the "determination date," whichever is higher; or

              (2) the fair market value per share of common stock on the announcement date or determination date, whichever is higher, in either case appropriately adjusted for any stock dividend, stock split, combination of shares or similar event with non-cash consideration treated similarly; and

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

         (B) various "procedural" requirements are complied with, including the consent solicitation of proxies according to the rules of the SEC and no decrease in regular dividends, if any, after the interested stockholder became an interested stockholder, except as approved by a majority of the continuing directors.

     An "interested stockholder" is defined as anyone who is the beneficial owner of more than 15% of the voting power of the voting stock, other than New CoreComm and any employee stock plans sponsored by New CoreComm, and includes any person who is an assignee of or has succeeded to any shares of voting stock in a transaction not involving a public offering that were at any time within the prior two-year period beneficially owned by an interested stockholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the stock. Interested stockholders participate fully in all stockholder voting.

     A "business combination" includes the following transactions:

     - merger or consolidation of New CoreComm or any subsidiary of New CoreComm with an interested stockholder or with any other corporation or entity which is, or after the merger or consolidation would be, an affiliate of an interested stockholder;

     - the sale or other disposition by New CoreComm or a subsidiary of New CoreComm of assets having a fair market value of $5,000,000 or more if an interested stockholder, or an affiliate of an interested stockholder is a party to the transaction;

     - the adoption of any plan or proposal for New CoreComm's liquidation or dissolution proposed by or on behalf of an interested stockholder, or an affiliate of an interested stockholder; or

     - any reclassification of securities, recapitalization, merger with a subsidiary, or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of New CoreComm's outstanding stock, or securities convertible in to stock, or a subsidiary owned by an interested stockholder, or an affiliate of an interested stockholder.

     Determinations of the fair market value of non-cash consideration are made by a majority of the continuing directors.

     The term "continuing directors" means any member of New CoreComm's board of directors, while that person is a member of New CoreComm's board of directors, who is not a affiliate or associate or representative of the interested stockholder and was a member of New CoreComm's board of directors prior to the time that the interested stockholder became an interested stockholder, and any successor of a continuing director while that successor is a member of the New CoreComm's board of directors, who is not an affiliate or associate or representative of the interested stockholder and is recommended or elected to succeed the continuing director by a majority of continuing directors.

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

     Voting requirements for some amendments to the charter.   The charter will
provide that the provisions set forth in this section under the heading "Special Charter Provisions" may not be repealed or amended in any respect, unless that action is approved by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of New CoreComm's voting power. The requirement of an increased stockholder vote is designed to prevent a stockholder who controls a majority of New CoreComm's voting power from avoiding the requirements of the provisions discussed above by simply amending or repealing those provisions.

THE SHAREHOLDER RIGHTS PLAN

     The following description of the shareholder rights plan of CoreComm is qualified in its entirety by reference to the plan itself, copies of which are available upon request to CoreComm.

     CoreComm currently has a shareholder rights plan in effect but concurrently with the domestication merger, the common shares of CoreComm and the rights attached to the shares will be exchanged for common stock of New CoreComm. The current CoreComm shareholder rights plan will therefore be canceled by CoreComm. After the domestication merger and the ATX and Voyager mergers are consummated, New CoreComm will have a shareholder rights plan that is substantially identical to the one currently in place by CoreComm. Adoption of a new shareholder rights plan by New CoreComm will occur only if the domestication merger occurs. The provisions of New CoreComm's shareholder rights plan will not be affected by which merger or mergers occur.

     The terms and provisions of the shareholder rights plan which will be adopted by New CoreComm will have various anti-takeover effects as they will cause substantial dilution to a person or group that attempts to acquire a substantial interest in New CoreComm without the prior approval of the board of directors. Among the effects of the shareholder rights plan is that the rights from the shareholder rights plan could discourage a takeover attempt that might otherwise allow the holders of common stock to sell their stock at a premium to the then current market price or which might otherwise be beneficial to shareholders. These anti-takeover provisions in the shareholder rights plan could also have a material adverse effect on the premium that potential acquirors might be willing to pay in an acquisition or that investors might be willing to pay in the future for shares of New CoreComm's common stock. For further discussion of the risk factors associated with the shareholder rights plan, please refer to the section of this joint proxy statement and prospectus entitled "Risk Factors -- Risk Factors relating to New CoreComm's capital structure -- New CoreComm will have anti-takeover defense provisions that may deter potential acquirors and depress its stock price."

     For more information regarding the shareholder rights plan of CoreComm, please refer to the description of the plan in the Registration Statement on Form 10, filed by CoreComm with the Securities and Exchange Commission on June 24, 1998 or refer to the plan itself, included as an exhibit to the Registration Statement on Form 10-12G, filed by CoreComm with the SEC on August 19, 1998 and Amendments Number One and Two to the shareholder rights plan, included as exhibits to the Form 10-K filed by CoreComm with the SEC on March 29, 2000.

TRANSFER AGENT AND REGISTRAR

     New CoreComm's transfer agent and registrar for the common stock will be Continental Stock Transfer & Trust Company.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Generally, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in any business combination with an interested stockholder for a period of three years following the time that a stockholder becomes an interested stockholder, unless:

     - prior to that time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

     - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares held by persons who are both directors and officers and certain employee stock plans; or

     - at or after that time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

     A business combination includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock.

3% CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

     As part of the recapitalization of ATX occurring simultaneously with the ATX merger, the ATX stockholders will create a series of 3% convertible exchangeable preferred stock to be issued to its existing stockholders, with the material terms and conditions as are described below.

     Dividends.   Each share of 3% preferred stock entitles its holder to
receive dividends out of funds of the corporation legally available for the payment of dividends prior to and in preference to any declaration or payment of any dividend on any securities junior in dividend rights to the 3% preferred stock (other than dividends payable in the form of those junior securities or securities convertible into those junior securities) and on a parity with any securities that are designated to be on a parity with the 3% preferred

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

stock. Dividends are payable when and as authorized by the stockholders and declared by New CoreComm. Dividends on each share of 3% preferred stock accrue at the rate determined as described below on the liquidation value of $1,000 per share. The dividend on the 3% preferred stock is cumulative and is payable in arrears on the anniversary of the date of issuance of the 3% preferred stock. Dividends accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of New CoreComm legally available for the payment of dividends.

     At the sole discretion of New CoreComm, dividends may be paid either in cash or in shares of common stock. If paid in shares of New CoreComm common stock, the amount of common stock to be paid will be calculated assuming such common stock has a value equal to 98% of the volume weighted average sale price during the prior 5 trading days immediately preceding the dividend payment date.

     New CoreComm may not pay any dividends on any junior securities, other than dividends payable in the form of those junior securities, unless all accrued and unpaid dividends required to be paid on the 3% preferred stock and any parity securities as of the immediately prior scheduled dividend payment date have been paid in full and sufficient funds have been set aside for the next scheduled dividend payment date. Likewise, New CoreComm may not redeem, acquire or repurchase any junior securities, except as required to comply with an employee incentive or benefit plan, unless it is current in its dividend payments on the 3% preferred stock and sufficient funds have been set aside for the next scheduled dividend payment date.

     The dividend rate on the 3% preferred stock will be 3% per year. The amount of dividends payable for any period shorter or longer than a full year will be computed daily on the basis of a 360-day year.

     Liquidation, Dissolution or Winding up; Mergers, Consolidations and Asset Sales. In the event of any voluntary or involuntary liquidation, dissolution or winding up of New CoreComm, the holders of 3% preferred stock then outstanding will be entitled to be paid out of the assets of New CoreComm available for distribution to its stockholders after payment of any liquidation values of any securities senior in liquidation rights to the 3% preferred stock and before any securities junior in liquidation rights to the 3% preferred stock.

     If, upon any liquidation, dissolution or winding up of New CoreComm, the remaining assets of New CoreComm available for distribution to its stockholders are insufficient to pay the holders of 3% preferred stock and all other classes or series of stock ranking equal to it with respect to liquidation the full amount to which they are entitled, the holders of 3% preferred stock and, together with holders of the equally preferenced stock, will share ratably (based on their relative liquidation values) in any distribution of the remaining assets and funds of New CoreComm.

     The voluntary consolidation or merger of New CoreComm into another entity, or the sale of all or substantially all of the assets of New CoreComm is not a liquidation or dissolution with respect to the 3% preferred stock.

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

     Voting Rights.   Except as otherwise provided below or as otherwise
provided by law, holders of 3% preferred stock are not entitled to vote.

     New CoreComm will not (a) alter, amend or repeal the preferences, special rights or other powers or privileges of the 3% preferred stock, or (b) create any class or series of securities senior to the 3% preferred stock without the written consent or affirmative vote of holders of a majority of the then outstanding shares of 3% preferred stock.

     Mandatory Redemption.   The 3% preferred stock is mandatorily redeemable by
New CoreComm on the twentieth anniversary of its date of issuance, to the extent there are funds legally available for such payment. At such time, New CoreComm will redeem all shares of the 3% preferred stock at a redemption price of $1,000 per share, payable together with accrued and unpaid dividends either, in the sole discretion of New CoreComm, in cash or in shares of common stock. If paid in shares of New CoreComm common stock, the amount of common stock to be paid will be calculated assuming the common stock has a value equal to 98% of the volume weighted average sale price during the prior 5 trading days immediately preceding the redemption date.

     All holders of record of 3% preferred stock will be given written notice of the redemption and the date and place for the redemption not less than 30 days nor more than 60 days prior to the redemption date. Each holder of 3% preferred stock will surrender that holder's certificates representing the 3% preferred stock to New CoreComm at the place designated in the notice, and on the later of the date for the redemption and the date the certificates are surrendered, will receive the payment to which it is entitled.

     On the redemption date, assuming notice has been provided in accordance with the paragraph above, all rights with respect to the 3% preferred stock, will terminate, except for the right of the holders of that stock to receive the redemption price (in cash or common stock).

     Conversion Rights.

     CONVERSION AT THE OPTION OF NEW CORECOMM.   Beginning any time after the
second anniversary of the initial issuance date of the 3% preferred stock, if the average current market price of the common stock for 20 consecutive trading days is at least 125% of the conversion price as of such time, New CoreComm can require the conversion of the 3% preferred stock into that number of shares of common stock as is determined by dividing the liquidation value of the shares by a number equal to the conversion price as of that time. Similarly, at any time after the fifth anniversary, if the current market price is equal to or greater than the conversion price at that time, New CoreComm can also require conversion of the 3% preferred stock. The conversion price will initially be set at the higher of (a) 110% of $40.328, subject to adjustment as detailed in the ATX merger agreement, or (b) 100% of the volume weighted average trading price of the CoreComm common shares for the 10 trading day period ending on the trading day immediately prior to the closing date of the ATX merger.

     CONVERSION AT THE OPTION OF THE HOLDER.   At any time, the holder of the 3%
preferred stock may convert the shares into shares of New CoreComm common stock determined by dividing the liquidation value of the shares by a number equal to the conversion price as of such time. Furthermore, in the event of a change of control of New CoreComm, the holders shall, if the then current market price is less than the conversion price, have a one time option, upon not less than 30 days' notice nor more than 60 days' notice, to convert the 3% preferred stock into common stock determined by dividing the liquidation price by the greater of
(a) 66.67% of the price of CoreComm common shares at the date of issuance of the 3% preferred stock and (b) the price per common share at which the change of control is occurring.

     ADJUSTMENTS TO CONVERSION PRICE.   The conversion price is subject to
adjustments based on changes in capitalization of New CoreComm common stock such as stock splits, stock dividends, and the like. The conversion price will also be adjusted if, among other things, New CoreComm issues to substantially all holders of New CoreComm common stock rights, options or warrants to subscribe for or purchase shares of New CoreComm common stock at a price below the then current conversion price.

     Other Rights.   Under the terms of the registration rights agreement to be entered into at the closing of the ATX merger, the initial holders of the 3% preferred stock will have the right in certain circumstances to sell their shares of 3% preferred stock or shares of common stock underlying the 3% preferred stock in underwritten offerings. For further information about these registration rights, please read the section of this joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement Between CoreComm and ATX -- Related Agreements -- The Registration Rights Agreement."

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                            MORE ABOUT THE COMPANIES

                                CORECOMM LIMITED

                       UNAUDITED PRO FORMA FINANCIAL DATA

     In May 1999, CoreComm acquired MegsINet Inc. in exchange for cash and common stock and acquired certain assets of USN Communications, Inc. in exchange for cash and warrants to purchase common stock. The unaudited pro forma financial data of CoreComm presented below gives effect to the completed acquisitions of MegsINet and USN and the following proposed transactions (1) the ATX merger only, (2) the Voyager merger only and (3) both the ATX merger and the Voyager merger together. The pro forma financial data is based on CoreComm's historical financial statements and the historical financial statements of MegsINet, USN, ATX and Voyager. CoreComm is treated as the acquiring company for purposes of these pro forma financial data. Certain amounts in these historical financial statements have been reclassified to conform to CoreComm's presentation.

     CoreComm will require between $80.0 million and $150.0 million in cash for the ATX merger and approximately $95.0 million in cash for the Voyager merger. CoreComm is evaluating its financing options and anticipates issuing additional debt and/or equity to fund the cash portion of these mergers. We expect New CoreComm to incur negative cash flow from operations at least until New CoreComm establishes an adequate customer base for its services. New CoreComm will require a significant amount of cash to develop its business, fund its capital commitments and service its indebtedness and other obligations. The unaudited pro forma financial data does not give effect to financing required to fund future operations of the combined companies.

     The completed acquisitions have been accounted for using the purchase method of accounting, in which the assets acquired and liabilities assumed have been recorded at their fair values. The proposed mergers have been accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values. We are unaware of events other than those disclosed in the notes to the unaudited pro forma financial data that would require a material change to the preliminary purchase price allocation. However, a final determination of necessary purchase accounting adjustments will be made upon the completion of a study to be undertaken to determine the fair value of certain assets and liabilities, including intangible assets. Assuming CoreComm completes the acquisitions of ATX and Voyager, the actual financial position and results of operations will differ, perhaps significantly, from the unaudited pro forma amounts reflected in this joint proxy statement and prospectus because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the unaudited pro forma financial data and the dates on which the acquisitions take place.

     The unaudited pro forma condensed statements of operations for the year ended December 31, 1999 give effect to the completed acquisitions and proposed acquisitions as if they had been consummated on January 1, 1999. The unaudited pro forma condensed balance sheets at December 31, 1999 give the effect to the proposed acquisitions as if they occurred on December 31, 1999.

     ATX provided for bonuses and certain other compensation to its partners. Upon the merger with CoreComm, the compensation of these individuals will either cease or be reduced to be more consistent with compensation levels of other members of management. Approximately $8.5 million of expense in 1999 would not have been incurred had the merger been consummated on January 1, 1999.

     The pro forma adjustments are based upon available information and assumptions that we believe were reasonable at the time made. We believe that any variations from the available information and assumptions applied will not have a material effect on the pro forma financial data presented. The unaudited pro forma condensed statements of operations do not purport to present CoreComm's results of operations had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed statements of operations do not reflect any adjustments for synergies that we expect to realize. We cannot assure you as to the amounts of, or that any, cost savings or revenue enhancements will be realized.

     A significant component of the revenues included in the pro forma results is the historical revenues of USN from January 1, 1999 through the date CoreComm acquired some of the assets of USN. Although USN quickly developed a large customer list and revenue base in 1997 and 1998, it had difficulties under its previous management providing services, including billing, customer care and other operational areas, and filed for bankruptcy in February 1999. Since the acquisition, CoreComm has been focusing on improving these operations, and has been successful in many areas. However, CoreComm did not actively sell additional lines in these markets in 1999 because it was not fully satisfied with the quality of the operations. Consequently, and consistent with its due diligence, transaction structure and purchase price, revenues associated with the

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

USN assets have declined significantly since the acquisition, and additional declines may continue as customers leave or "churn" off the service. However, CoreComm anticipates that the future operating results derived from the USN assets will improve, although CoreComm has no way of assuring this. Please refer to the section entitled "Disclosure Regarding Forward-looking Statements."

     The unaudited pro forma financial statements should be read in conjunction with CoreComm's financial statements and related notes, and with the financial statements and related notes of USN, MegsINet, ATX and Voyager, and the pro forma financial statements of Voyager, incorporated by reference or appearing elsewhere in this joint proxy statement and prospectus.

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

                                CORECOMM LIMITED

                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                               DECEMBER 31, 1999
                             (BOTH ATX AND VOYAGER)

                               CORECOMM         ATX          VOYAGER
                             (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS                 PRO FORMA
                             ------------   ------------   ------------   -----------                 ----------
                                                               (IN THOUSANDS)
ASSETS:
  Cash, cash equivalents
     and securities........    $178,726       $ 3,188        $ 18,062     $ (173,900)C,D,I,K          $   26,076
  Other current assets.....      13,861        20,741           6,455             --                      41,057
                               --------       -------        --------     ----------                  ----------
Total current assets.......     192,587        23,929          24,517       (173,900)                     67,133
Fixed assets, net..........      90,619         8,360          21,298         20,255C                    140,532
Goodwill, net..............      57,888            --              --      1,482,312                   1,540,200
LMDS license costs.........      25,366            --              --             --                      25,366
Other assets, net..........      25,643           989          66,639        (66,137)C,D                  27,134
Affiliate receivable,
  net......................          --         2,401              --          7,096I                      9,497
                               --------       -------        --------     ----------                  ----------
Total assets...............    $392,103       $35,679        $112,454     $1,269,626                  $1,809,862
                               ========       =======        ========     ==========                  ==========
LIABILITIES AND
  SHAREHOLDERS' EQUITY:
Current liabilities:
  Other current
     liabilities...........    $ 52,168       $20,364        $ 15,461     $       --                  $   87,993
  Current portion of debt
     and capital leases....      19,127            --           2,050             --                      21,177
  Due to affiliates........          --         1,751              --             --                       1,751
                               --------       -------        --------     ----------                  ----------
Total current
  liabilities..............      71,295        22,115          17,511             --                     110,921
Debt and capital leases....     193,882            --          21,843         85,453C,D,K                301,178
Deferred income taxes......          --            --              --          7,089C                      7,089
Shareholders' equity:
  Preferred stock, Common
     stock and additional
     paid in capital.......     246,705            --              --      1,263,748C                  1,510,453
  Acquired company
     equity................          --        13,564          73,100        (86,664)                         --
  Deficit..................    (119,779)           --              --             --                    (119,779)
                               --------       -------        --------     ----------                  ----------
                                126,926        13,564          73,100      1,177,084                   1,390,674
                               --------       -------        --------     ----------                  ----------
Total liabilities and
  shareholders' equity.....    $392,103       $35,679        $112,454     $1,269,626                  $1,809,862
                               ========       =======        ========     ==========                  ==========

                                CORECOMM LIMITED

                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                               DECEMBER 31, 1999
                            (ATX EXCLUDING VOYAGER)

                                     CORECOMM          ATX
                                   (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS      PRO FORMA
                                   ------------    ------------    -----------      ----------
                                                         (IN THOUSANDS)
ASSETS:
  Cash, cash equivalents and
     securities..................    $178,726        $ 3,188        $(89,599)C,I    $   92,315
  Other current assets...........      13,861         20,741              --            34,602
                                     --------        -------        --------        ----------
Total current assets.............     192,587         23,929         (89,599)          126,917
Fixed assets, net................      90,619          8,360          13,186C          112,165
Goodwill, net....................      57,888             --         956,437         1,014,325
LMDS license costs...............      25,366             --              --            25,366
Other assets, net................      25,643            989            (727)C          25,905
Affiliate receivable, net........          --          2,401          (2,401)I              --
                                     --------        -------        --------        ----------
Total assets.....................    $392,103        $35,679        $876,896        $1,304,678
                                     ========        =======        ========        ==========
LIABILITIES AND SHAREHOLDERS'
  EQUITY:
Current liabilities:
  Other current liabilities......    $ 52,168        $20,364        $     --        $   72,532
  Current portion of debt and
     capital leases..............      19,127             --              --            19,127
  Due to affiliates..............          --          1,751              --             1,751
                                     --------        -------        --------        ----------
Total current liabilities........      71,295         22,115              --            93,410
Debt and capital leases..........     193,882             --          70,000C          263,882
Deferred income taxes............          --             --           4,615C            4,615
Shareholders' equity:
  Preferred stock, Common stock
     and additional paid in
     capital.....................     246,705             --         815,845C        1,062,550
  Acquired company equity........          --         13,564         (13,564)               --
  Deficit........................    (119,779)            --              --          (119,779)
                                     --------        -------        --------        ----------
                                      126,926         13,564         802,281           942,771
                                     --------        -------        --------        ----------
Total liabilities and
  shareholders' equity...........    $392,103        $35,679        $876,896        $1,304,678
                                     ========        =======        ========        ==========

                                CORECOMM LIMITED

                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                               DECEMBER 31, 1999
                            (VOYAGER EXCLUDING ATX)

                                    CORECOMM        VOYAGER
                                  (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS        PRO FORMA
                                  ------------    ------------    -----------        ---------
                                                         (IN THOUSANDS)
ASSETS:
  Cash, cash equivalents and
     securities.................   $ 178,726        $ 18,062       $(118,175)C,I,K   $  78,613
  Other current assets..........      13,861           6,455              --            20,316
                                   ---------        --------       ---------         ---------
Total current assets............     192,587          24,517        (118,175)           98,929
Fixed assets, net...............      90,619          21,298           7,069C          118,986
Goodwill, net...................      57,888              --         525,875           583,763
LMDS license costs..............      25,366              --              --            25,366
Other assets, net...............      25,643          66,639         (66,639)C          25,643
Affiliate receivable, net.......          --              --           9,497I            9,497
                                   ---------        --------       ---------         ---------
Total assets....................  3$92,103...       $112,454       $ 357,627         $ 862,184
                                   =========        ========       =========         =========
LIABILITIES AND SHAREHOLDERS'
  EQUITY:
Current liabilities:
  Other current liabilities.....   $  52,168        $ 15,461       $      --         $  67,629
  Current portion of debt and
     capital leases.............      19,127           2,050              --            21,177
  Due to affiliates.............          --              --              --                --
                                   ---------        --------       ---------         ---------
Total current liabilities.......      71,295          17,511              --            88,806
Debt and capital leases.........     193,882          21,843         (19,650)K         196,075
Deferred income taxes...........          --              --           2,474C            2,474
Shareholders' equity:
  Preferred stock, Common stock
     and additional paid in
     capital....................     246,705              --         447,903C          694,608
  Acquired company equity.......          --          73,100         (73,100)               --
  Deficit.......................    (119,779)             --              --          (119,779)
                                   ---------        --------       ---------         ---------
                                     126,926          73,100         374,803           574,829
                                   ---------        --------       ---------         ---------
Total liabilities and
  shareholders' equity..........   $ 392,103        $112,454       $ 357,627         $ 862,184
                                   =========        ========       =========         =========

                                CORECOMM LIMITED

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (BOTH ATX AND VOYAGER)

                                                     COMPLETED ACQUISITIONS              PRO FORMA
                                            -----------------------------------------       FOR
                               CORECOMM       MEGSINET         USN                       COMPLETED
                             (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS   ACQUISITIONS
                             ------------   ------------   ------------   -----------   ------------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES...................   $  58,151       $ 2,785        $ 36,919                    $  97,855
COSTS AND EXPENSES
Operating..................      58,561         3,740          33,784                       96,085
Selling, general and
 administrative............      74,185         3,489          23,330                      101,004
Corporate..................       7,996            --              --                        7,996
Non-cash compensation......       1,056            --              --                        1,056
Depreciation and
 amortization..............      19,578         1,679           4,883       $ 2,300A        28,440
                              ---------       -------        --------       -------      ---------
                                161,376         8,908          61,997         2,300        234,581
                              ---------       -------        --------       -------      ---------
Operating (loss)...........    (103,225)       (6,123)        (25,078)       (2,300)      (136,726)
OTHER INCOME/EXPENSE
Interest and other
 income....................       5,773            27            (646)           --          5,154
Interest expense...........      (5,341)         (814)         (5,405)        5,405B        (6,155)
                              ---------       -------        --------       -------      ---------
(Loss) before income
 taxes.....................    (102,793)       (6,910)        (31,129)        3,105       (137,727)
Income tax provision.......        (731)           --              --            --           (731)
                              ---------       -------        --------       -------      ---------
Net (loss).................    (103,524)       (6,910)        (31,129)        3,105       (138,458)
Preferred stock
 dividends.................          --            --              --            --             --
                              ---------       -------        --------       -------      ---------
Net (loss) available to
 common shareholders.......   $(103,524)      $(6,910)       $(31,129)      $ 3,105      $(138,458)
                              =========       =======        ========       =======      =========
Net (loss) per common
 stock -- basic and fully
 diluted...................   $   (3.03)                                                 $   (3.74)
                              =========                                                  =========
Weighted average shares
 outstanding...............      34,189                                       2,865         37,054
                              =========                                     =======      =========

                                      PROPOSED ACQUISITIONS               PRO FORMA
                             ----------------------------------------   FOR COMPLETED
                                 ATX          VOYAGER                   AND PROPOSED
                             (HISTORICAL)   (PRO FORMA)   ADJUSTMENTS   ACQUISITIONS
                             ------------   -----------   -----------   -------------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES...................    $135,021      $ 62,858                     $ 295,734
COSTS AND EXPENSES
Operating..................      85,477        19,862                       201,424
Selling, general and
 administrative............      49,393        28,559      $  (8,459)L      170,497
Corporate..................          --            --             --          7,996
Non-cash compensation......          --            --             --J         1,056
Depreciation and
 amortization..............       1,820        34,882        281,708E       346,850
                               --------      --------      ---------      ---------
                                136,690        83,303        273,249        727,823
                               --------      --------      ---------      ---------
Operating (loss)...........      (1,669)      (20,445)      (273,249)      (432,089)
OTHER INCOME/EXPENSE
Interest and other
 income....................         119           905         (5,362)G          816
Interest expense...........         (47)       (5,378)        (8,223)F      (19,803)
                               --------      --------      ---------      ---------
(Loss) before income
 taxes.....................      (1,597)      (24,918)      (286,834)      (451,076)
Income tax provision.......          --            --             --           (731)
                               --------      --------      ---------      ---------
Net (loss).................      (1,597)      (24,918)      (286,834)      (451,807)
Preferred stock
 dividends.................          --            --             (8)H           (8)
                               --------      --------      ---------      ---------
Net (loss) available to
 common shareholders.......    $ (1,597)     $(24,918)     $(286,842)     $(451,815)
                               ========      ========      =========      =========
Net (loss) per common
 stock -- basic and fully
 diluted...................                                               $   (7.70)
                                                                          =========
Weighted average shares
 outstanding...............                                   21,640         58,694
                                                           =========      =========

                                CORECOMM LIMITED

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                            (ATX EXCLUDING VOYAGER)

                                                      COMPLETED ACQUISITIONS
                                             -----------------------------------------     PRO FORMA
                                CORECOMM       MEGSINET         USN                      FOR COMPLETED
                              (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS   ACQUISITIONS
                              ------------   ------------   ------------   -----------   -------------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES....................   $  58,151       $ 2,785        $ 36,919                     $  97,855
COSTS AND EXPENSES
Operating...................      58,561         3,740          33,784                        96,085
Selling, general and
  administrative............      74,185         3,489          23,330                       101,004
Corporate...................       7,996            --              --                         7,996
Non-cash compensation.......       1,056            --              --                         1,056
Depreciation and
  amortization..............      19,578         1,679           4,883       $2,300A          28,440
                               ---------       -------        --------       ------        ---------
                                 161,376         8,908          61,997        2,300          234,581
                               ---------       -------        --------       ------        ---------
Operating (loss)............    (103,225)       (6,123)        (25,078)      (2,300)        (136,726)
OTHER INCOME/EXPENSE
Interest and other income...       5,773            27            (646)          --            5,154
Interest expense............      (5,341)         (814)         (5,405)       5,405B          (6,155)
                               ---------       -------        --------       ------        ---------
(Loss) before income
  taxes.....................    (102,793)       (6,910)        (31,129)       3,105         (137,727)
Income tax provision........        (731)                                                       (731)
                               ---------       -------        --------       ------        ---------
Net (loss)..................    (103,524)       (6,910)        (31,129)       3,105         (138,458)
Preferred stock dividends...          --            --              --           --               --
                               ---------       -------        --------       ------        ---------
Net (loss) available to
  common shareholders.......   $(103,524)      $(6,910)       $(31,129)      $3,105        $(138,458)
                               =========       =======        ========       ======        =========
Net (loss) per common
  stock -- basic and
  fully diluted.............   $   (3.03)                                                  $   (3.74)
                               =========                                                   =========
Weighted average shares
  outstanding...............      34,189                                      2,865           37,054
                               =========                                     ======        =========

                                                             PRO FORMA
                                 PROPOSED ACQUISITION           FOR
                              --------------------------     COMPLETED
                                  ATX                      AND PROPOSED
                              (HISTORICAL)   ADJUSTMENTS   ACQUISITIONS
                              ------------   -----------   -------------
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES....................    $135,021                     $ 232,876
COSTS AND EXPENSES
Operating...................      85,477                       181,562
Selling, general and
  administrative............      49,393      $  (8,459)L      141,938
Corporate...................          --                         7,996
Non-cash compensation.......          --      $      --J         1,056
Depreciation and
  amortization..............       1,820        193,745        224,005
                                --------      ---------      ---------
                                 136,690        185,286        556,557
                                --------      ---------      ---------
Operating (loss)............      (1,669)      (185,286)      (323,681)
OTHER INCOME/EXPENSE
Interest and other income...         119         (2,760)G        2,513
Interest expense............         (47)        (6,213)       (12,415)
                                --------      ---------      ---------
(Loss) before income
  taxes.....................      (1,597)      (194,259)      (333,583)
Income tax provision........          --             --           (731)
                                --------      ---------      ---------
Net (loss)..................      (1,597)      (194,259)      (334,314)
Preferred stock dividends...          --             (8)H           (8)
                                --------      ---------      ---------
Net (loss) available to
  common shareholders.......    $ (1,597)     $(194,267)     $(334,322)
                                ========      =========      =========
Net (loss) per common
  stock -- basic and
  fully diluted.............                                 $   (6.76)
                                                             =========
Weighted average shares
  outstanding...............                     12,398         49,452
                                              =========      =========

                                CORECOMM LIMITED

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                            (VOYAGER EXCLUDING ATX)

                                               COMPLETED ACQUISITIONS
                                      -----------------------------------------     PRO FORMA
                         CORECOMM       MEGSINET         USN                      FOR COMPLETED
                       (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   ADJUSTMENTS   ACQUISITIONS
                       ------------   ------------   ------------   -----------   -------------
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES.............   $  58,151       $ 2,785        $ 36,919                     $  97,855
COSTS AND EXPENSES
Operating............      58,561         3,740          33,784                        96,085
Selling, general and
  administrative.....      74,185         3,489          23,330                       101,004
Corporate............       7,996            --              --                         7,996
Non-cash
  compensation.......       1,056            --              --                         1,056
Depreciation and
  amortization.......      19,578         1,679           4,883       $2,300A          28,440
                        ---------       -------        --------       ------        ---------
                          161,376         8,908          61,997        2,300          234,581
                        ---------       -------        --------       ------        ---------
Operating (loss).....    (103,225)       (6,123)        (25,078)      (2,300)        (136,726)
OTHER INCOME/ EXPENSE
Interest and other
  income.............       5,773            27            (646)          --            5,154
Interest expense.....      (5,341)         (814)         (5,405)       5,405B          (6,155)
                        ---------       -------        --------       ------        ---------
(Loss) before income
  taxes..............    (102,793)       (6,910)        (31,129)       3,105         (137,727)
Income tax
  provision..........        (731)           --              --           --             (731)
                        ---------       -------        --------       ------        ---------
Net (loss)...........   $(103,524)      $(6,910)       $(31,129)      $3,105        $(138,458)
                        =========       =======        ========       ======        =========
Net (loss) per common
  stock -- basic and
  fully diluted......   $   (3.03)                                                  $   (3.74)
                        =========                                                   =========
Weighted average
  shares
  outstanding........      34,189                                      2,865           37,054
                        =========                                     ======        =========

                                                     PRO FORMA
                         PROPOSED ACQUISITION           FOR
                       -------------------------     COMPLETED
                         VOYAGER                   AND PROPOSED
                       (PRO FORMA)   ADJUSTMENTS   ACQUISITIONS
                       -----------   -----------   -------------
                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES.............   $ 62,858                     $ 160,713
COSTS AND EXPENSES
Operating............     19,862                       115,947
Selling, general and
  administrative.....     28,559                       129,563
Corporate............         --                         7,996
Non-cash
  compensation.......         --                         1,056
Depreciation and
  amortization.......     34,882      $  87,963E       151,285
                        --------      ---------      ---------
                          83,303         87,963        405,847
                        --------      ---------      ---------
Operating (loss).....    (20,445)       (87,963)      (245,134)
OTHER INCOME/ EXPENSE
Interest and other
  income.............        905         (3,618)G        2,441
Interest expense.....     (5,378)         2,325F        (9,208)
                        --------      ---------      ---------
(Loss) before income
  taxes..............    (24,918)       (89,256)      (251,901)
Income tax
  provision..........         --             --           (731)
                        --------      ---------      ---------
Net (loss)...........   $(24,918)     $ (89,256)     $(252,632)
                        ========      =========      =========
Net (loss) per common
  stock -- basic and
  fully diluted......                                $   (5.46)
                                                     =========
Weighted average
  shares
  outstanding........                     9,242         46,296
                                      =========      =========

                                CORECOMM LIMITED

                NOTES TO THE UNAUDITED PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

PRO FORMA ADJUSTMENTS FOR COMPLETED ACQUISITIONS

A.   DEPRECIATION AND AMORTIZATION
     Amortization of intangibles............  $  5,053
     To adjust USN depreciation for fixed
        assets not acquired and for the
        write down of the fixed assets
        acquired to fair value..............    (2,753)
                                              --------
                                              $  2,300
                                              ========
B.   DEBT NOT ASSUMED
     To eliminate USN interest expense from
        debt not assumed....................  $  5,405
                                              ========

PRO FORMA ADJUSTMENTS FOR PROPOSED ACQUISITIONS

C.   PURCHASE PRICE AND ALLOCATION OF
        PURCHASE PRICE:

                                                                      BOTH ATX
                                              ATX       VOYAGER         AND
                                              ONLY        ONLY        VOYAGER
                                            --------    --------    ------------
    Shares of New CoreComm common stock to
       be issued (For ATX: $500 million/
       $40.328) (For Voyager: 31,650
       shares (LOGO) .292)................    12,398       9,242         21,640
    CoreComm common stock price (at the
       time of the announcements).........  $  45.64    $  47.18
                                            --------    --------     ----------
                                             565,845     436,038      1,001,883
    Preferred stock to be issued..........   250,000          --        250,000
    Short term Senior Notes...............    70,000          --         70,000
    Conversion of Voyager stock options to
       New CoreComm stock options.........        --      11,865         11,865
    Estimated merger related costs........    12,000       6,000         18,000
    Cash consideration (For Voyager:
       31,650 shares (LOGO) $3)...........    80,000      94,950        174,950
                                            --------    --------     ----------
    Purchase price........................   977,845     548,853      1,526,698
    Net assets at December 31, 1999, after
       reclassification of Voyager related
       party receivables (see Adjustment
       I).................................    13,564      85,022         98,586

                                CORECOMM LIMITED

                                 (IN THOUSANDS)

                                                                      BOTH ATX
                                              ATX       VOYAGER         AND
                                              ONLY        ONLY        VOYAGER
                                            --------    --------    ------------
    Less: Intangible assets...............      (727)    (66,639)       (67,366)
                                            --------    --------     ----------
                                              12,837      18,383         31,220
                                            --------    --------     ----------
    Excess of purchase price over net
       assets acquired....................  $965,008    $530,470     $1,495,478
                                            ========    ========     ==========
    Preliminary allocation to:
    Fixed assets..........................  $ 13,186    $  7,069     $   20,255
    Deferred tax liability................    (4,615)     (2,474)        (7,089)
    Intangible assets.....................   956,437     525,875      1,482,312
                                            --------    --------     ----------
                                            $965,008    $530,470     $1,495,478
                                            ========    ========     ==========

     The number of shares to be issued to ATX and Voyager shareholders may change based on the share price of CoreComm's common stock. If the shares issued for the ATX merger decrease by 100,000, the total price in accordance with the purchase method of accounting would decrease by $4.6 million, which would be allocated entirely to intangibles, and the related amount of amortization expense would decrease by $0.9 million. If the shares issued for the Voyager merger increase or decrease by 100,000, the total price in accordance with the purchase method of accounting would increase or decrease by $4.7 million, which would be allocated entirely to intangibles, and the related amount of amortization expense would increase or decrease by $0.9 million.

     The intangible assets arising from the ATX merger and the Voyager merger may include customer lists, other intangibles and goodwill. The amount of each individual intangible is not currently determinable. The amounts of each intangible will be determined based on appraisals and other analyses. The amortization period for each may vary, although it is assumed in Pro Forma Adjustment E below, that 5 years is a representative blended amortization period.

                                                                         BOTH ATX
                                                 ATX       VOYAGER         AND
                                                 ONLY        ONLY        VOYAGER
                                               --------    --------    ------------
D.   MERGER FINANCING
     Total cash consideration for
        acquisitions.........................                            $174,950
     Estimated merger related costs..........                              18,000
     Repayment of Voyager bank loan..........                              19,650
                                                                         --------
                                                                          212,600

                                CORECOMM LIMITED

                                 (IN THOUSANDS)

                                                                         BOTH ATX
                                                 ATX       VOYAGER         AND
                                                 ONLY        ONLY        VOYAGER
                                               --------    --------    ------------
     Less: CoreComm cash, cash equivalents
        and securities at December 31,
        1999.................................                            (178,726)
                                                                         --------
                                                                           33,874
     Plus: Financing costs (assumed 3.5%)....                               1,229
                                                                         --------
     Total debt incurred(1)..................                            $ 35,103
                                                                         ========
E.   DEPRECIATION AND AMORTIZATION
     Depreciation of fixed asset allocation
        (over 5 years).......................  $  2,637    $  1,414      $  4,051
     Amortization of intangibles (over 5
        years)                                  191,287     105,175       296,462
     Historical amortization of
        intangibles..........................      (179)    (18,626)      (18,805)
                                               --------    --------      --------
                                               $193,745    $ 87,963      $281,708
                                               ========    ========      ========
F.   INTEREST EXPENSE
     Interest on the borrowings utilized for
        the transactions (1).................  $     --    $     --      $  4,212
     Amortization of fees on borrowings
        recorded as deferred financing costs
        (10 year term).......................        --          --           123
     Interest on the short term senior notes
        (2)..................................     6,213          --         6,213
     Historical interest expense on Voyager
        debt (3).............................        --      (2,325)       (2,325)
                                               --------    --------      --------
                                               $  6,213    $ (2,325)     $  8,223
                                               ========    ========      ========
G.   INTEREST INCOME
     Reduction of interest income on cash on
        hand used for acquisition............  $  2,760    $  3,618      $  5,362
                                               ========    ========      ========
H.   PREFERRED STOCK DIVIDEND
     Dividends at 3% on the New CoreComm 3%
        preferred stock to be issued in the
        ATX recapitalization.................  $      8    $     --      $      8
                                               ========    ========      ========

                                CORECOMM LIMITED

                                 (IN THOUSANDS)

                                                                         BOTH ATX
                                                 ATX       VOYAGER         AND
                                                 ONLY        ONLY        VOYAGER
                                               --------    --------    ------------
I.   RELATED PARTY TRANSACTIONS
     Reclassification of related party
        receivables and payable, net of
        amounts settled in cash:
     Reclassification........................  $     --    $ 11,922      $ 11,922
     Net cash received.......................    (2,401)     (2,425)       (4,826)
                                               --------    --------      --------
                                               $ (2,401)   $  9,497      $  7,096
                                               ========    ========      ========
J.   PHANTOM UNIT COMPENSATION
     Upon a change of control of ATX (which
        includes the ATX merger), ATX will
        record a compensation charge equal to
        the fair market value of its
        currently outstanding phantom units
        less amounts previously recorded. ATX
        estimated that the fair market value
        will be $44.0 million................  $ 44,000    $     --      $ 44,000
     The expense related to the Phantom Unit
        Plan has been excluded from the pro
        forma condensed statement of
        operations since it is a
        non-recurring charge.................   (44,000)         --       (44,000)
                                               --------    --------      --------
     Net statement of operations impact        $     --    $     --      $     --
                                               ========    ========      ========
K.   LONG-TERM DEBT
     Payment of Voyager debt (3).............  $     --    $ 19,650      $ 19,650
                                               ========    ========      ========
L.   HISTORICAL PARTNER BONUSES
     ATX provided for bonuses and certain
        other compensation to its partners.
        Upon the merger with CoreComm, the
        compensation to these individuals
        will either cease or be reduced to be
        more consistent with compensation
        levels of other members of
        management...........................  $ (8,459)   $     --      $ (8,459)
                                               ========    ========      ========

---------------
(1) CoreComm will need to finance approximately $33.9 million of the cash consideration and repayment of the Voyager bank loan if it completes both mergers. The assumed interest rate used for the pro forma data is 12.0%. CoreComm does

                                CORECOMM LIMITED

                                 (IN THOUSANDS)

    not need any additional financing to complete the ATX merger or the Voyager merger.

(2) New CoreComm may, at CoreComm's option, issue up to $70.0 million in aggregate principal amount of short term senior notes for the ATX recapitalization. The average interest rate used for the pro forma data is 8.88%.

(3) This facility will be repaid at the closing of the Voyager merger.

                                CORECOMM LIMITED

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             CORECOMM FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     For more information on the management's discussion and analysis of CoreComm's financial condition and results of operations, please refer to CoreComm's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. Please refer to the section of this joint proxy statement and prospectus entitled "Where You Can Find More Information" in order to find out where you can obtain a copies of CoreComm's Annual Report as well as the other documents CoreComm files with the SEC.

                               VOYAGER.NET, INC.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     During the year ended December 31, 1999, Voyager.net (the "Company") completed eighteen business acquisitions as follows:

COMPANY                                                         DATE
-------                                                       --------
Hoosier On-Line Systems, Inc. ..............................   1/15/99
Infinite Systems, Ltd. .....................................   2/24/99
Exchange Network Services, Inc. ............................   3/10/99
StarNet, Inc. ..............................................   4/23/99
GDR Enterprises, Inc. ......................................    5/7/99
PCLink.com..................................................    6/4/99
Core Digital Communications, Inc. ..........................   6/17/99
American Information Services, Inc. ........................   6/25/99
Data Management Consultants, Inc. ..........................    9/2/99
NetDirect...................................................    9/8/99
Raex........................................................   9/14/99
Internet Connection Services, LLC...........................   9/21/99
MichWeb, Inc. ..............................................   9/22/99
ComNet, LLC.................................................   10/4/99
Choice Dot Net, LLC.........................................   10/7/99
TDI Internet Services, Inc. ................................   10/7/99
Internet Illinois...........................................   11/9/99
Wholesale ISP...............................................  12/10/99

     These acquisitions were accounted for using the purchase method of accounting. Accordingly, the purchase prices were allocated to assets acquired and liabilities assumed based upon their estimated fair values at the dates of acquisitions.

     Condensed pro forma financial statements are presented for the companies listed above with the following exceptions. The pro forma combined historical results for Starnet, Inc., American Information Services, Inc., and Internet Connection Services, LLC were not deemed to be material and are not included for the year ended December 31, 1999. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 assumes, that for the acquired entities presented, that the acquisitions had occurred on January 1, 1999. The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of the results of operations that would actually have occurred if the transactions had been consummated as of January 1, 1999 and is not intended to indicate the expected results for any future period. These statements should be read in conjunction with the historical consolidated financial statements and related notes of Voyager.net, and certain acquired businesses, included herein.

                               VOYAGER.NET, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                       PRE-ACQUISITION RESULTS
                                      -----------------------------------------------------------------------------------------
                                      HOOSIER               EXCHANGE                                  CORE             DATA
                                      ON-LINE    INFINITE   NETWORK        GDR                       DIGITAL        MANAGEMENT
                                      SYSTEMS,   SYSTEMS,   SYSTEMS,   ENTERPRISES,      PC      COMMUNICATIONS,   CONSULTANTS,
                       VOYAGER.NET      INC.       LTD.       INC.         INC.       LINK.COM        INC.             INC.
                       ------------   --------   --------   --------   ------------   --------   ---------------   ------------
Revenue:
 Internet access
   service...........  $ 47,423,462    $8,889    $454,034   $386,419    $1,528,411    $643,967      $594,027         $ 678,820
 Other...............     1,074,173        --          --        --             --         --             --                --
                       ------------    ------    --------   --------    ----------    --------      --------         ---------
      Total
       revenue.......    48,497,635     8,889     454,034   386,419      1,528,411    643,967        594,027           678,820
                       ------------    ------    --------   --------    ----------    --------      --------         ---------
Internet access
 service costs.......    15,933,377       871     221,248   186,210        426,057     86,505         93,384           494,975
Sales and
 marketing...........     6,401,810     5,180     119,093   211,476        101,678      8,552          7,505            21,722
General and
 administrative......    14,150,924        --          --        --        565,492    246,931        164,786           340,148
Depreciation and
 amortization........    23,836,385     3,371          --    20,215        231,590     49,290             --            42,766
Compensation charge
 for issuance of
 common stock and
 options.............     2,563,311
                       ------------    ------    --------   --------    ----------    --------      --------         ---------
Total operating
 expenses............    62,885,807     9,422     340,341   417,901      1,324,817    391,278        265,675           899,611
                       ------------    ------    --------   --------    ----------    --------      --------         ---------
Total operating
 income (loss).......   (14,388,172)     (533)    113,693   (31,482)       203,594    252,688        328,352          (220,791)
Other income
 (expense)...........    (1,740,777)     (454)         --        --        (73,718)       853          1,068                --
                       ------------    ------    --------   --------    ----------    --------      --------         ---------
Net income (loss)....   (16,128,949)     (987)    113,693   (31,482)       129,876    253,542        329,420          (220,791)
Preferred stock,
 dividends...........      (367,265)       --          --        --             --         --             --                --
                       ------------    ------    --------   --------    ----------    --------      --------         ---------
Net income (loss)
 applicable to common
 stockholders........  $(16,496,214)   $ (987)   $113,693   $(31,482)   $  129,876    $253,542      $329,420         $(220,791)
                       ============    ======    ========   ========    ==========    ========      ========         =========
Basic and diluted
 earnings per
 share...............  $       (.61)
                       ============
Basic and diluted
 weighted average
 shares..............    27,238,084
                       ============

                                                            PRE-ACQUISITION RESULTS
                       --------------------------------------------------------------------------------------------------
                                                                                         TDI
                                                                                      INTERNET
                       MICHWEB,      NET                     COMNET,     CHOICE DOT   SERVICES,    INTERNET    WHOLESALE
                         INC.       DIRECT        RAEX         LLC        NET, LLC      INC.       ILLINOIS       ISP
                       --------   ----------   ----------   ----------   ----------   ---------   ----------   ----------
Revenue:
 Internet access
   service...........  $205,108   $1,654,900   $1,259,812   $1,741,114    $804,056    $918,249    $1,055,842   $2,426,953
 Other...............       --            --           --           --          --          --            --           --
                       --------   ----------   ----------   ----------    --------    --------    ----------   ----------
      Total
       revenue.......  205,108     1,654,900    1,259,812    1,741,114     804,056     918,249     1,055,842    2,426,953
                       --------   ----------   ----------   ----------    --------    --------    ----------   ----------
Internet access
 service costs.......   82,726       554,852      591,337      865,106     407,573     160,305       366,872    1,148,707
Sales and
 marketing...........    1,739        14,889       66,310       40,089      26,633       4,735        32,513      140,975
General and
 administrative......  111,122       699,021      788,878      756,287     223,560     583,512       109,462      856,444
Depreciation and
 amortization........   22,331            --      119,848      251,235      20,007      21,340        16,001      155,098
Compensation charge
 for issuance of
 common stock and
 options.............
                       --------   ----------   ----------   ----------    --------    --------    ----------   ----------
Total operating
 expenses............  217,918     1,268,762    1,566,373    1,912,717     677,773     769,892       524,848    2,301,224
                       --------   ----------   ----------   ----------    --------    --------    ----------   ----------
Total operating
 income (loss).......  (12,810)      386,138     (306,561)    (171,603)    126,283     148,357       530,994      125,729
Other income
 (expense)...........       --            --       (1,171)      (2,960)         --          --            --           --
                       --------   ----------   ----------   ----------    --------    --------    ----------   ----------
Net income (loss)....  (12,810)      386,138     (307,732)    (174,563)    126,283     148,357       530,994      125,729
Preferred stock,
 dividends...........       --            --           --           --          --          --            --           --
                       --------   ----------   ----------   ----------    --------    --------    ----------   ----------
Net income (loss)
 applicable to common
 stockholders........  $(12,810)  $  386,138   $ (307,732)  $ (174,563)   $126,283    $148,357    $  530,994   $  125,729
                       ========   ==========   ==========   ==========    ========    ========    ==========   ==========
Basic and diluted
 earnings per
 share...............
Basic and diluted
 weighted average
 shares..............


                       ADJUSTMENTS       TOTAL
                       ------------   ------------
Revenue:
 Internet access
   service...........                 $ 61,784,063
 Other...............                    1,074,173
                                      ------------
      Total
       revenue.......                   62,858,236
                                      ------------
Internet access
 service costs.......                   21,620,105
Sales and
 marketing...........                    7,204,899
General and
 administrative......                   19,596,567
Depreciation and
 amortization........  $ 10,092,494     34,881,971
Compensation charge
 for issuance of
 common stock and
 options.............
                       ------------   ------------
Total operating
 expenses............    10,092,494     83,303,542
                       ------------   ------------
Total operating
 income (loss).......   (10,092,494)   (20,445,306)
Other income
 (expense)...........    (2,655,100)    (4,472,259)
                       ------------   ------------
Net income (loss)....   (12,747,594)   (24,917,565)
Preferred stock,
 dividends...........            --       (367,265)
                       ------------   ------------
Net income (loss)
 applicable to common
 stockholders........                 $(25,284,830)
                       ============   ============
Basic and diluted
 earnings per
 share...............                 $       (.93)
                                      ============
Basic and diluted
 weighted average
 shares..............                   27,238,084
                                      ============

                               VOYAGER.NET, INC.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

     A. Acquired customer bases in the amount of $53.1 million are being amortized over a three-year period beginning January 1, 1999 as if the acquisitions had occurred on that date.

     B. Voyager.net utilized $56.8 million of its revolving credit facility to complete the acquisitions in 1999. Additional interest expense on the related debt would have been approximately $2.6 million. The assumed interest rate was 8.5% for all periods presented.

                               VOYAGER.NET, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             VOYAGER FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of Voyager's financial condition, results of operations and capital resources and liquidity should be read in conjunction with the consolidated financial statements and related notes included herein.

BACKGROUND

     Voyager currently operates the largest dial-up Internet network in the Midwest in terms of geographic coverage, with approximately 200 Voyager.net-owned points of presence in Michigan, Wisconsin, Ohio, Illinois, Indiana and Minnesota. Through acquisitions and internal growth, Voyager has increased its subscriber base from approximately 17,000 subscribers at the end of December 1997 to approximately 325,000 subscribers as of March 31, 2000, including approximately 10,570 Web hosting subscribers, 1,930 dedicated Internet access accounts, 1,400 cable modem customers and 700 DSL subscribers.

RECENT EVENTS

     On March 12, 2000, Voyager.net, CoreComm Limited and CoreComm Group Sub I, a wholly-owned subsidiary of CoreComm, entered into an Agreement and Plan of Merger. Under the merger agreement, CoreComm Group Sub I will merge with and into Voyager.net, with Voyager.net surviving the merger as a wholly-owned subsidiary of CoreComm. Under the terms of the Voyager merger agreement, each outstanding share of Voyager common stock (except for shares held by Voyager, CoreComm or CoreComm Group Sub I or any of their respective subsidiaries) will be converted into the right to receive a cash payment of $3.00 and 0.292 shares of CoreComm common shares. Under the Voyager merger agreement's collar provisions, the CoreComm common shares that will be issued by CoreComm in the Voyager merger will be adjusted based on CoreComm's stock price at closing.

     Voyager's board of directors has approved the Voyager merger agreement and the transactions contemplated thereby, including the Voyager merger. Completion of the transactions, including the Voyager merger, is subject to the approval of the Voyager's stockholders, regulatory approvals and other conditions. Holders of over a majority of the voting shares of Voyager have entered into an agreement with CoreComm to vote in favor of the Voyager merger, the Voyager merger agreement and the transactions contemplated by the Voyager merger agreement. Voyager cannot assure you that the transactions contemplated by the Voyager merger agreement will be completed.

     Below please find a table listing all acquisitions that Voyager completed during the period from July 1998 through December 31, 1999.

COMPANY                                                DATE          LOCATION         CUSTOMERS
-------                                              --------    -----------------    ---------
Wholesale ISP......................................  12/10/99    Toledo, OH             10,000
Internet Illinois..................................   11/9/99    Chicago, IL             3,800
TDI Internet Services, Inc.........................   10/7/99    Monroe, MI              3,600
Choice Dot Net, LLC................................   10/7/99    Cincinnati, OH          3,400
ComNet, LLC........................................   10/4/99    Central, OH            19,000
MichWeb, Inc.......................................   9/22/99    Cadilac, MI             1,400
Internet Connection Services, LLC..................   9/21/99    Kalamazoo, MI           2,200
Raex...............................................   9/14/99    Canton, OH             12,000
NetDirect..........................................    9/8/99    Indianapolis, IN        8,000
Data Management Consultants, Inc...................    9/2/99    Hillsdale, MI           7,000
American Information Services, Inc.................   6/25/99    Chicago, IL             3,100
Core Digital Communications, Inc...................   6/17/99    Stevens Point, WI       4,000
PCLink.com.........................................    6/4/99    Minneapolis, MN         5,500
GDR Enterprises, Inc...............................    5/7/99    Dayton, OH             20,000
StarNet.Inc.                                          4/23/99    Chicago, IL             5,900
Exchange Network Services, Inc.....................   3/10/99    Cleveland, OH           8,000
Infinite Systems, Ltd. ............................   2/24/99    Columbus, OH           12,500
Hoosier On-Line Systems, Inc.......................   1/15/99    Seymour, IN             8,000
Add, Inc...........................................  11/20/98    Waupaca, WI               500
NetLink Systems, L.L.C.............................   10/2/98    Kalamazoo, MI           7,500
Netmation, Inc.....................................   10/2/98    East Lansing, MI          500
EXEC-PC, Inc.......................................   9/23/98    Milwaukee, WI          80,000
Freeway, Inc.......................................   7/31/98    Petoskey, MI           10,000
Internet-Michigan, Inc.............................    7/1/98    Hastings, MI            1,000
CDL Corp...........................................    7/1/98    Monroe, MI                550
                                                                 Total............     237,450

  Fiscal Year Ended December 31, 1999 Compared to Fiscal Year Ended December 31, 1998

     Revenues.   Total consolidated revenues increased from $10.7 million for the twelve months ended December 31, 1998 to $48.5 million for the twelve months ended December 31, 1999, representing an increase of 353.2%. The revenue growth was driven by the increase in Voyager's customer base from approximately 142,000 at December 31, 1998 to approximately 336,000 at December 31, 1999. The growth in customers was primarily the result of Voyager's acquisition activity and strong internal growth from Voyager's effort to provide high quality customer and technical service and support, geographic expansion in Voyager's coverage areas and low customer churn rates.

     Internet Access Service Costs.   Internet access service costs increased
from $3.6 million for the twelve months ended December 31, 1998 to $15.9 million for the twelve months ended December 31, 1999. The increase in absolute spending for the twelve months ended December 31, 1999 was primarily the result of an increase in customers and their associated network expenses and an increase in billing expenses for the increased customer base. Internet access service costs as a percent of revenue decreased from 33.7% for the twelve months ended December 31, 1998 to 32.9% for the twelve months ended December 31, 1999 due to improved telecommunication contracts and economies of scale, partially offset by higher telecommunication costs being incurred by the entities acquired during September and October.

     Sales and Marketing.   Sales and marketing expenses increased from $2.0
million for the twelve months ended December 31, 1998 to $6.4 million for the twelve months ended December 31, 1999. The increase in spending was attributable to the growth in Voyager's customer base and support functions and the expansion of its geographic coverage area. As a percentage of revenue, sales and marketing expenses decreased from 18.5% for the twelve months ended December 31, 1998 to 13.2% for the twelve months ended December 31, 1999. The decrease in sales and marketing expenses as a percentage of revenue reflects lower average customer acquisition costs, which is primarily attributable to the strong word of mouth and referral programs offered by Voyager.net.

     General and Administrative.   General and administrative expenses increased
from $3.4 million for the twelve months ended December 31, 1998 to $14.2 million for the twelve months ended December 31, 1999. The absolute increase in spending was primarily due to the growth of Voyager's business and the administrative functions necessary to support Voyager's growth. As a percentage of revenue, general and administrative costs decreased from 31.8% for the twelve months ended December 31, 1998 to 29.2% for the twelve months ended December 31, 1999. The decrease on a percentage basis represents leveraging of resources across an increased customer base.

     Depreciation and Amortization.   Depreciation and amortization expense
increased from $3.9 million for the twelve months ended December 31, 1998 to $23.8 million for the twelve months ended December 31, 1999. This increase was primarily the result of the amortization of intangible assets related to acquiring Voyager's customer base since December 31, 1998, as well as increased capital spending for expanded network operations and infrastructure.

     Compensation Charge for Issuance of Common Stock and Stock
Options.   Voyager incurred a charge of $4.2 million for the twelve months ended
December 31, 1998 which decreased to $2.6 million for the twelve months ended December 31, 1999. These charges were based on the issuance and grant of common stock and options to purchase at exercise prices below fair market value and a charge to reflect vesting of previously issued common stock or options granted. Voyager believes these charges to be non-recurring in nature because Voyager expects to issue all future shares and stock options at prices that approximate market value. However, some unvested options to purchase common stock will continue to vest over the next three years, which will result in additional compensation expense of approximately $111,000 in periods subsequent to December 31, 1999.

     Other Income (Expense), Net.   Other expense, net increased from $0.9
million for the twelve months ended December 31, 1998 to $1.7 million for the twelve months ended December 31, 1999. This increase is the result of the higher average balance during the first seven months of 1999 on Voyager's line-of-credit which was used to fund acquisitions completed during 1998 and 1999. The line of credit was paid off on July 25, 1999 with proceeds from the initial public offering.

     Net Loss.   As a result of the above, Voyager reported net loss of $(7.3)
million, or $(0.43) per share applicable to common stockholders, for the twelve months ended December 31, 1998 as compared to net loss of $(16.1) million, or $(0.61) per share applicable to common stockholders, for the twelve months ended December 31, 1999.

     EBITDA (as defined).   EBITDA increased from $1.7 million for the twelve
months ended December 31, 1998 to $12.0 million for the twelve months ended December 31, 1999. As a percentage of revenues, EBITDA increased from 16.1% for the twelve months ended December 31, 1998 to 24.8% for the twelve months ended December 31, 1999.

  Fiscal Year Ended December 31, 1998 Compared to Fiscal Year Ended December 31, 1997

     Revenues.   Total consolidated revenues increased from $3.5 million for the year ended December 31, 1997 to $10.7 million for the year ended December 31, 1998, representing an increase of 205.7%. The revenue growth was primarily driven by the increase in Voyager's customer base from approximately 17,000 at December 31, 1997 to approximately 142,000 at December 31, 1998. The growth in customers was primarily a result of the seven acquisitions during 1998, which added approximately 100,000 subscribers to our customer base.

     Internet Access Service Costs.   Internet access service costs increased
from $1.3 million for the year ended December 31, 1997 to $3.6 million for the year ended December 31, 1998. Internet access service costs as a percent of revenue decreased from 37.1% for the year ended December 31, 1997 to 33.6% for the year ended December 31, 1998 due to improved telecommunication contracts and economies of scale. The increase in absolute spending for the year ended December 31, 1998 was driven by a significant increase in customers and their associated network expenses and an increase in billing costs.

     Sales and Marketing.   Sales and marketing expense increased from $1.0
million for the year ended December 31, 1997 to $2.0 million for the year ended December 31, 1998. The increase in absolute spending was a result of the rapid growth of Voyager's operations and the acquisitions completed during 1998. As a percentage of revenue, sales and marketing costs decreased from 28.6% for the year ended December 31, 1997 to 18.7% for the year ended December 31, 1998. The decrease of sales and marketing expenses as a percentage of revenues reflects the efficiencies of Voyager's marketing programs over a larger customer base.

     General and Administrative.   General and administrative expenses increased
from $1.5 million for the year ended December 31, 1997 to $3.4 million for the year ended December 31, 1998. The absolute increase in spending was due to the increase in support functions and basic infrastructure necessary to support the expansion of Voyager's business and the acquisition activity. As a percentage of revenue, general and administrative expenses decreased from 42.9% for the year ended December 31, 1997 to 31.8% for the year ended December 31, 1998. The decrease on a percentage basis represents efficiencies achieved through the integration of acquired businesses and leveraging resources across an increased customer base.

     Depreciation and Amortization.   Depreciation and amortization expense
increased from $394,000 for the year ended December 31, 1997 to $3.9 million for the year ended December 31, 1998. This increase was a result of the amortization of intangible assets related to acquiring our customer base since December 31, 1997, as well as increased capital spending for expanded network operations and infrastructure.

     Compensation charge for issuance of common stock and stock
options.   Voyager incurred a charge of $4.2 million for the year ended December
31, 1998 related to the issuance of common stock and stock options. The amount of this charge was based on the issuance and grant of common stock and options at purchase and exercise prices below fair market value.

     Other Income (Expense), Net.   Other expenses, net increased from $62,000
for the year ended December 31, 1997 to $0.9 million for the year ended December 31, 1998. This increase is the result of the higher average balance on our $40.0 million line-of-credit which was used to fund acquisitions completed during 1998.

     Net (Loss).   As a result of the above, Voyager reported a net loss of
$(0.8) million, or $(0.10) per share, applicable to common stockholders, for the year ended December 31, 1997 as compared to a net loss of $(7.3) million, or $(0.43) per share applicable to common stockholders, for the year ended December 31, 1998

     EBITDA.   EBITDA increased from ($364,000) for the year ended December 31,
1997 to $1.7 million for the year ended December 31, 1998. As a percentage of revenues, EBITDA increased from (10.5%) for the year ended December 31, 1997 to 16.1% for the year ended December 31, 1998.

LIQUIDITY AND CAPITAL RESOURCES

     Voyager's principal capital and liquidity needs historically have related to funding the cash portion of its acquisitions, sales and marketing activities, the development and expansion of its network infrastructure, the establishment of its customer service and support operations and general working capital needs. Its capital needs were initially met in 1996 and 1997 by loan advances from Horizon Cable I Limited Partnership and private placements of its securities to its principal stockholders, as further described below. As Voyager grew its operations during 1998, Voyager received capital from other sources, including cash provided by operating activities, proceeds from the issuance of debt and notes payable and through private placements of its securities, as further described below. In September 1998, Voyager entered into a $40.0 million revolving credit facility with a bank group led by Fleet National Bank. On April 13, 1999, Voyager increased its availability under its credit facility to $70.0 million on similar terms and conditions.

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

     On July 20, 1999, Voyager completed its initial public offering in which it raised net proceeds of approximately $99.5 million. Upon closing of the offering $60.6 million of senior bank debt and accrued interest and fees were repaid, $8.8 million of preferred stock and cumulative dividends were redeemed, and $2.3 million of subordinated notes were repaid. Since the initial public offering, Voyager has used all of the remaining proceeds for general corporate purposes, acquisitions and capital expenditures.

     Net cash provided by operating activities was $6.5 million for the twelve months ended December 31, 1999, compared to net cash provided by operating activities of $2.7 million for the twelve months ended December 31, 1998. The primary sources of cash from operating activities for the twelve months ended December 31, 1999 were $23.8 million in depreciation and amortization and a $2.5 million compensation charge for issuance of common shares and options. These sources were partially offset by the $16.1 million net loss.

     Net cash used in investing activities was $60.7 million for the twelve months ended December 31, 1999, compared to net cash used in investing activities of $34.3 million for the twelve months ended December 31, 1998. Net cash used in investing activities for the twelve months ended December 31, 1999 consisted of $55.6 million to acquire eighteen Internet service provider businesses and $5.0 million for the purchase of capital equipment. Cash used in investing activities for the twelve months ended December 31, 1998 related to acquisition activity and the purchase of capital equipment.

     Net cash provided by financing activities was $69.8 million for the twelve months ended December 31, 1999, compared to net cash provided by financing activities of $33.5 million for the twelve months ended December 31, 1998. The primary sources of cash from financing activities for the twelve months ended December 31, 1999 was the proceeds from the Company's initial public offering as discussed above, and use of proceeds from the Company's revolving credit facility.

     In July 1999, Voyager re-negotiated its credit facility concurrent with its initial public offering for a $60 million line of credit, with the option to extend to $70 million, with the same bank syndicate on terms and conditions similar to the previous agreement. At December 31, 1999 and March 1, 2000, the amount outstanding was $19.7 million and $24 million, respectively. Interest is payable quarterly and automatic and permanent reductions of the maximum commitments begin April 30, 2001 and continue until maturity.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Voyager believes its exposure to market rate fluctuations on its investments is nominal due to the short-term nature of these investments. Voyager has no material future earnings or cash flow exposures with respect to its capital leases, which are all at fixed rates. To the extent it has borrowings outstanding under its credit facility, Voyager would have market risk relating to those amounts because the interest rates under the credit facility are variable. At present, Voyager has no plans to enter into any hedging arrangements with respect to those borrowings.

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

                                      ATX

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               ATX FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the combined financial statements and the related notes of ATX contained in this joint proxy statement and prospectus. This information is not necessarily indicative of future operating results. Except for the historical information contained below, the matters discussed in this section are forward-looking statements that involve a number of risks and uncertainties, including those described in "Risk Factors." ATX's actual liquidity needs, capital resources and operating results may differ materially from the discussion set forth below in these forward-looking statements.

GENERAL

     ATX operates a switch and facilities-based network that provides integrated voice and broadband data services including long distance, local and network services, Internet access and Web consulting, development and hosting. ATX was formed in 1985 and began as a switch and facilities based provider of long distance services. Over time, ATX has expanded its product offerings to meet the needs of its customers.

     ATX has diversified its revenues by broadening its services in becoming a CLEC, internet service provider and offering web based hosting and networking services to new and existing customers. ATX is in the process of transitioning local customers to its switched-based facility which ATX believes will increase gross profit margins by significantly reducing local carrier costs. During fiscal years 1999 and 1998, in anticipation of the expansion of local exchange service and new product revenues, ATX increased its sales force and customer service, provisioning and network operations staff which resulted in increased selling, general and administrative expenses.

     Revenues are comprised of monthly billed and unbilled usage for long distance and local exchange services, recurring charges for dedicated Internet access, wireless and paging services, access fees for local exchange revenue and non-recurring charges for professional services, hardware sales and installation. ATX intends to continue to diversify its revenue base in the future into local and network services and Internet and e-commerce.

     Cost of revenues represents carrier costs and costs attributed to customer installed network equipment. Carrier costs for providing local exchange services through fiscal year 1999 were higher as a percentage of revenues than ATX's other products and services. This resulted in lower gross margins as local exchange service volume increased during fiscal year 1999. ATX believes that the ongoing transitioning of its local customers to its new Lucent 5ESS switch will increase the future gross margins of providing local exchange services.

     Selling, general and administrative expenses include payroll and related costs, billing services, rent, commissions, depreciation and professional services. Additionally, ATX provided for bonuses to certain partners involved in its management aggregating $8.0

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

million per year for fiscal year 1999 and fiscal year 1998. In fiscal year 1998, ATX adopted a phantom unit plan providing for the issuance of 3.5 million phantom units to its employees. In fiscal year 1999, ATX increased the amount of units available under the plan to 5 million units. ATX recorded a non-cash (benefit) charge to selling, general and administrative expenses of ($.4) million and $1.8 million in fiscal year 1999 and fiscal year 1998, respectively, related to the phantom unit plan. Upon a change in control, such as the contemplated ATX merger, ATX will record a non-cash charge of approximately $44.0 million. Additionally, ATX incurred approximately $1.0 million of non-recurring Year 2000 expenditures included in selling, general and administrative expenses in fiscal year 1999.

     Until it was organized in February 2000 as a corporation, ATX conducted its business operations through two limited partnerships, ATX Telecommunications Services, Ltd. and Global Telecom Services, Ltd. During each of fiscal years 1997, 1998 and 1999, the predecessors of ATX did not provide for federal and state income taxes due to the fact that they were partnerships.

                             RESULTS OF OPERATIONS

                                                         YEAR ENDED DECEMBER 31
                                    -----------------------------------------------------------------
                                            1999                   1998                  1997
                                    --------------------   --------------------   -------------------
                                       AMOUNT        %        AMOUNT        %       AMOUNT        %
                                    ------------   -----   ------------   -----   -----------   -----
REVENUE BY PRODUCT LINES
Long Distance Revenues............  $ 95,147,859    70.5   $ 92,852,566    81.7   $83,289,495    89.9
Local Exchange Revenues...........    21,035,145    15.6      6,670,691     5.9            --     0.0
Network/Internet/e-commerce.......    13,512,248    10.0      9,229,661     8.1     5,094,976     5.5
Wireless..........................     5,325,597     3.9      4,901,237     4.3     4,209,948     4.6
                                    ------------   -----   ------------   -----   -----------   -----
       Total Revenues.............   135,020,849   100.0    113,654,155   100.0    92,594,419   100.0
Cost of Revenues..................    85,477,119    63.3     68,435,883    60.2    52,769,825    57.0
                                    ------------   -----   ------------   -----   -----------   -----
Gross Profit......................    49,543,730    36.7     45,218,272    39.8    39,824,594    43.0
Selling, General and
  Administrative Expenses.........    51,213,416    37.9     43,280,185    38.1    26,406,902    28.5
                                    ------------   -----   ------------   -----   -----------   -----
(Loss) income from operations.....    (1,669,686)   (l.2)     1,938,087     1.7    13,417,692    14.5
Interest income, net..............        71,844      --        115,042      .1       179,215      .2
                                    ------------   -----   ------------   -----   -----------   -----
Net (loss) income.................  $ (1,597,842)   (1.2)  $  2,053,129     1.8   $13,596,907    14.7
                                    ============   =====   ============   =====   ===========   =====

   Year Ended December 31, 1999 as Compared to Year Ended December 31, 1998

      Revenues

     Revenues increased by $21.4 million to $135.0 million in fiscal year 1999 from $113.7 million in fiscal year 1998, representing an 18.8% increase. The increase was primarily due to the increase in long distance traffic and the development of local, Internet and network integration service revenue. There was also an increase in long distance traffic. The components of revenues include the diversification of services related to local exchange service, network and Internet and wireless based revenues. Local exchange revenues increased $14.4 million, representing an increase of 215.3% from fiscal year 1998. Network and wireless services revenues increased $4.7 million, representing an increase of 33.3% from fiscal 1998. Long distance revenues increased $2.3 million, representing an increase of 2.5% from fiscal year 1998.

      Gross Profit

     Gross profit increased to $49.5 million in fiscal year 1999 from $45.2 in fiscal year 1998, representing an increase of 9.5%. Gross profit as a percentage of revenue decreased 3.1% in fiscal year 1999 from 39.8% to 36.7% in fiscal year 1998, primarily as a result of ATX's lower gross margin for providing local exchange service in a resale environment.

      Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased to $51.2 million in fiscal year 1999 from $43.3 million in fiscal year 1998 but decreased as a percentage of revenue to 37.9% in fiscal year 1999 from 38.1% in fiscal year 1998. Selling, general and administrative expenses (excluding partners' salaries and bonuses) increased $7.9 million relating to the expansion of the sales force and infrastructure in anticipation of providing additional local exchange service and other products. Salaries and related expenses excluding partners' salaries and bonuses are the most significant component of selling, general and administrative expenses and decreased as a percentage of selling, general and administrative expenses to 46.9% in fiscal year 1999 from 50.4% in fiscal year 1998. Selling, general and administrative expenses, excluding partners' salaries and bonuses, represented 31.0% and 29.9% of revenues for fiscal year 1999 and fiscal year 1998, respectively.

      Net Loss

     As a result of the expansion of the sales force and customer service in anticipation of future local exchange service and new product growth and Year 2000 expenditures, ATX incurred a net loss of $1.6 million in fiscal year 1999 compared with net income of $2.1 million in fiscal year 1998.

   Year Ended December 31, 1998 as Compared to Year Ended December 31, 1997

      Revenues

     Revenues increased $21.1 million to $113.7 million in fiscal year 1998 from $92.6 million in fiscal year 1997, representing an increase of 22.8%. The increase was primarily due to the development of new products, including local exchange service and Internet based revenues. Local exchange service, network and Internet and wireless based revenues increased $11.5 million, representing a 123.6% increase from fiscal year 1997. Long distance revenue increased $9.6 million, representing a 11.5% increase from fiscal year 1997.

      Gross Profit

     Gross profit increased to $45.2 million in 1998 from $39.8 in 1997, representing an increase of 13.6%. Gross profit as a percentage of revenue decreased 3.2% to 39.8% in 1998 from 43.0% in 1997 primarily as a result of local carrier costs that resulted in lower margins in 1998 compared with 1997.

      Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased to $43.3 million in fiscal year 1998 from $26.4 million in fiscal year 1997 and increased as a percentage of revenue to 38.1% in fiscal year 1998 from 28.5% in fiscal year 1997. Salaries and related expenses excluding partners' salaries and bonuses are the most significant component of selling, general and administrative expenses and decreased to 50.4% of selling, general and administrative expenses in fiscal year 1998 from 51.4% in fiscal year 1997. In fiscal year 1998, selling, general and administrative expenses included partners bonuses of $8.0 million compared to $0 in fiscal year 1997. Selling, general and administrative expenses excluding partners' bonuses and salaries increased $8.9 million relating to the expansion of the sales force and infrastructure in anticipation of providing local exchange service and other products. Selling, general and administrative expenses, excluding partners' bonuses and salaries, represented 29.9% and 27.1% of revenues for fiscal year 1999 and fiscal year 1998, respectively. Additionally, ATX instituted a phantom unit plan for its employees in fiscal year 1998 that resulted in a non-cash charge to selling, general and administrative expenses of $1.8 million in fiscal year 1998.

      Net Income

     As a result of the partners' bonuses of $8 million and increased cost of revenues due to expansion of the sales force and costs related to increased customer service in anticipation of future local exchange service growth, ATX's net income decreased to $2.1 million in fiscal year 1998 compared to net income of $13.6 million in fiscal year 1997.

LIQUIDITY AND CAPITAL RESOURCES

     ATX believes that its future cash flows from operations will be sufficient to fund its current business for the next 12 months. ATX's expectations of future capital requirements and cash flows are based on current estimates. ATX intends to continue its growth and its coverage of products and services in the northeastern region of the United States. ATX plans to expand its local exchange services through the build out of co-locations and purchases of network equipment. In order to facilitate this expansion, ATX anticipates future additional capital expenditures approximating $60.0 million in the next two years. If the ATX merger is not completed, ATX may seek to raise additional funds through short term borrowings, private investment or raise capital in the public markets to fund those estimated capital expenditures. There can be no assurance that such funding will be available on acceptable terms and conditions, which may cause the delay of certain of ATX's development plans. Additionally, ATX expects to expand its infrastructure to offer local exchange services and may incur additional operating expenses such as payroll, billing systems and rent. Based on the terms and conditions of the ATX merger agreement, ATX cannot be sure that actual costs or the timing and scope of the expenditures will be consistent with current estimates.

     Net cash provided by operating activities was $0.1 million and $8.3 million for fiscal year 1999 and fiscal year 1998, respectively. The decrease is primarily attributable to the net loss of $1.6 million in fiscal year 1999 versus net income of $2.1 million in fiscal 1998 and an increase in accrued payroll costs of $.2 million in fiscal year 1999 compared to $4.0 million in fiscal year 1998.

     Net cash used in investing activities was $4.9 million for the year ended December 31, 1999 as compared to net cash provided by investing activities in 1998 of $0.4 million. Net cash used in investing activities during the year ended December 31, 1999 includes $3.7 million of capital expenditures and a net increase in loans to related parties of $2.2 million.

     Net cash provided by financing activities was $2.9 million for the year ended December 31, 1999 as compared to net cash used in financing activities of $6.9 million in 1998. Cash provided by financing activities during the year ended December 31, 1999 resulted from partners' contributions of $4.8 million and partners distributions of $1.4 million and a payment on a note payable related to the purchase of intangible assets of $0.6 million.

INFLATION

     Management does not believe that its business is impacted by inflation to a significantly different extent than the general economy.

                      WHERE YOU CAN FIND MORE INFORMATION

     CoreComm and Voyager are subject to the reporting requirements of the Securities and Exchange Act of 1934, and each files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials CoreComm or Voyager files at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. CoreComm's and Voyager's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. CoreComm's shares are listed on the Nasdaq Stock Market under the symbol "COMM," and all reports, proxy statements and other information filed by CoreComm with the Nasdaq Stock Market may be inspected at The National Association of Securities Dealers at 1735 K Street, N.W., Washington, D.C. 20006. Voyager's shares are listed on the Nasdaq Stock Market under the symbol "VOYN" and all reports, proxy statements and other information filed by Voyager with the Nasdaq Stock Market may be inspected at the Nasdaq Stock Market's office at the above-listed address.

     The SEC allows CoreComm to "incorporate by reference" some of the information CoreComm files with it, which means that CoreComm can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this joint proxy statement and prospectus, and later information filed with the SEC will automatically update and supersede this information. CoreComm incorporates by reference any future filings, as of the date of those filings, made by it with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, after the date of this joint proxy statement and prospectus and prior to the dates of the CoreComm special meeting and the Voyager special meeting and the dates all of the transactions contemplated in this joint proxy statement and prospectus are completed.

     Any statement contained in a document incorporated or deemed to be incorporated in this joint proxy statement and prospectus shall be deemed modified or superseded for purposes of this joint proxy statement and prospectus to the extent that a statement contained in it or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement and prospectus.

     CoreComm incorporates by reference the documents listed below:

         (a) Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) Current reports on Form 8-K dated January 20, 2000, March 6, 2000, March 10, 2000, and March 13, 2000;

         (c) The consolidated balance sheets of MegsINet Inc. and its subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of operations,

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

     stockholder's deficit and cash flows for the year ended December 31, 1998, which are contained in CoreComm's Registration Statement on Form S-3 (File No. 333-90113), filed on November 1, 1999 and amended on November 19, 1999;

         (d) The consolidated balance sheets of USN Communications, Inc. and its subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholder's deficit and cash flows for the years ended December 31, 1997 and 1998, which are contained in CoreComm's Registration Statement on Form S-3 (File No. 333-90113), filed on November 1, 1999 and amended on November 19, 1999; and

         (e) The description of CoreComm's common shares and its shareholder rights plan contained in the Registration Statement on Form 10-12G, File No. 0-24521.

     You may request a copy of each of the above-listed CoreComm documents at no cost by contacting CoreComm at:

                  CoreComm Limited
              110 East 59th Street
              New York, NY 10022
              Attention: Erik Tamm
              Telephone: (212) 906-8485
              Fax: (212) 752-1157

     ATX is not currently subject to the reporting requirements of the Exchange Act, and accordingly does not file any reports, proxy statements or other information with the SEC. Upon the filing of the Form S-4 and the completion of the ATX merger and the Voyager merger, however, New CoreComm will become subject to the Exchange Act and will be required to file the applicable reports, proxy statements and other information with the SEC. You will be able to obtain copies of these filed documents from New CoreComm, and you will be able to review and copy these documents in the manner described above.

     CoreComm will also file with the SEC a registration statement on Form S-4 under the Securities Act of 1933 with respect to the common stock of CoreComm being offered in the merger between a wholly-owned subsidiary of CoreComm and Voyager. New CoreComm will also file with the SEC a registration statement on Form S-4 under the Securities Act with respect to the common stock and the 3% preferred stock of New CoreComm being issued in the ATX recapitalization and offered in the merger between ATX and CoreComm and the common stock of New CoreComm being offered in the merger between Voyager and a wholly-owned subsidiary of New CoreComm (in the event that the ATX merger occurs prior to or simultaneously with the Voyager merger). This joint proxy statement and prospectus, which will constitute a part of each registration statement, does not contain all the information that will be set forth in the registration statements. Some items of information will be contained in exhibits to the registration statements, as permitted by the rules and regulations of the SEC. Statements made in this joint proxy statement and prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each of those contracts, agreements or other documents to be filed or incorporated by reference as an exhibit to the relevant registration statement, you should refer to the corresponding exhibit, when it is filed, for a more complete description of the matter involved and read all statements in this joint proxy statement and prospectus in light of that exhibit.

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

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion of the material United States federal income tax consequences of the Voyager merger, the ATX merger and the domestication merger. The following discussion and the United States federal income tax opinions referred to below are based on and subject to the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder, existing administrative interpretations and court decisions and related laws, all of which are subject to change, possibly with retroactive effect, and based on assumptions, limitations, representations and covenants, including those contained in the representation letters of CoreComm, ATX and Voyager referred to below. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

     - shareholders who are not citizens or residents of the United States

     - financial institutions

     - tax-exempt organizations

     - insurance companies

     - dealers in securities

     - shareholders who acquired their shares of CoreComm or Voyager common stock through the exercise of options or similar derivative securities or otherwise as compensation

     - shareholders who hold their shares of CoreComm or Voyager common stock as part of a straddle or conversion transaction.

     This discussion assumes that you hold your CoreComm common stock or Voyager common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.

     None of CoreComm, ATX or Voyager has requested or intends to request a ruling from the Internal Revenue Service regarding the tax consequences of any of the transactions with respect to CoreComm, ATX, Voyager or the shareholders of CoreComm, ATX or Voyager. Accordingly, no assurance can be given that the statements set forth in this discussion (which do not bind the Internal Revenue Service or the courts) will not be challenged by the Internal Revenue Service or sustained by the courts if so challenged.

     Paul, Weiss, Rifkind, Wharton & Garrison, counsel to CoreComm, has delivered an opinion that the description of the federal income tax consequences to holders of CoreComm common shares contained under the heading "Treatment of CoreComm Shareholders" below and under the heading "Reporting Requirements" below correctly sets forth the material federal income tax consequences for CoreComm shareholders. Goodwin, Proctor and Hoar LLP, counsel to Voyager, has delivered an opinion that the description of the federal income tax consequences to holders of Voyager Common Stock contained under the heading "Treatment of Voyager Shareholders" below and under the heading "Reporting Requirements" below correctly sets the forth material federal income tax consequences for Voyager shareholders. Those opinions and the opinions set forth in the following paragraph are based on, among other things, representation letters provided to counsel by CoreComm, ATX and Voyager that will be confirmed by CoreComm, ATX and Voyager prior to the closing of the respective mergers.

     Based upon, among other things, the representation letters referred to in the preceding paragraph, (a) it is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison that the domestication merger constitutes for federal income tax purposes a reorganization described in Section 368(c) of the Internal Revenue Code; (b) it is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison that the ATX merger constitutes for federal income tax purposes a reorganization described in Section 368(c) of the Internal Revenue Code and/or an exchange described in Section 351 of the Internal Revenue Code; (c) it is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison that the Voyager merger constitutes for federal income tax purposes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and/or an exchange described in Section 351 of the Internal Revenue Code and (d) it is the opinion of Goodwin, Procter & Hoar LLP that the Voyager merger constitutes for federal income tax purposes a reorganization described in Section 368(a) of the Internal Revenue Code and/or an exchange described in Section 351 of the Internal Revenue Code. It is a condition to the obligation of CoreComm to complete the ATX merger that CoreComm shall have received the written opinion of its counsel to the effect set forth in clause (b) of the preceding sentence, and that such opinion shall not have been withdrawn. It is a condition to the respective obligations of CoreComm and Voyager to complete the Voyager merger that each shall have received the written opinion of its respective counsel to the effect set forth in clauses (c) and (d) of the preceding sentence, and that such opinion shall not have been withdrawn.

TREATMENT OF CORECOMM SHAREHOLDERS

   Consequences of the Domestication Merger to CoreComm Shareholders.

     A holder of CoreComm common shares who, under the domestication merger, exchanges CoreComm common shares for common stock of the newly-formed wholly-owned subsidiary of CoreComm will not recognize gain or loss as a result of this exchange. The tax basis of the common shares received by the holder will be equal to the tax basis of the common shares surrendered, and the holding period of the common shares will include the holding period of the CoreComm common shares surrendered.

  Consequences of the ATX Merger, If the Voyager Merger Does Not Occur, and Consequences of the ATX Merger and the Voyager Merger, If Both Occur, to CoreComm Shareholders Who Have Become Stockholders of the Newly-Formed Wholly-Owned Subsidiary of CoreComm Under the Domestication Merger

     If the ATX merger occurs and the Voyager merger does not occur or if both the ATX merger and the Voyager merger occur, a holder of common stock received under the domestication merger who exchanges such common stock for ATX common stock under the ATX merger will not recognize gain or loss as a result of such exchange. The tax basis of the New CoreComm common stock received by the holder will be equal to the tax basis of the CoreComm Merger, Sub, Inc. common stock surrendered, and the holding period of the New CoreComm common stock will include the holding period of the common stock of CoreComm Merger Sub, Inc. surrendered.

  Consequences of the Voyager Merger, If the ATX Merger Does Not Occur, to CoreComm Shareholders Who Have Become Stockholders of the Newly-Formed Wholly-Owned Subsidiary of CoreComm Under the Domestication Merger

     If the Voyager merger occurs and the ATX merger does not occur, a holder of CoreComm Merger Sub, Inc. common stock received under the domestication merger will not recognize gain or loss as a result of the Voyager merger.

TREATMENT OF VOYAGER STOCKHOLDERS

     A holder of Voyager stock will recognize gain as a result of the Voyager merger equal to the lesser of the amount of cash received or the amount of gain realized. The holder's tax basis in the common stock of New CoreComm received in the Voyager merger will be the holder's tax basis in the Voyager stock surrendered, decreased by the amount of cash received and increased by the amount of gain recognized, and the holder's holding period in the common stock of CoreComm (or its successor) received in the Voyager merger will include the holding period in the Voyager stock surrendered.

TAX IMPLICATIONS TO CORECOMM, ATX AND VOYAGER

     CoreComm, ATX and Voyager will not recognize gain or loss for United States federal income tax purposes as a result of the domestication merger, the ATX merger and/or the Voyager merger.

REPORTING REQUIREMENTS

     If you participate in an exchange of stock under the domestication merger, the ATX merger and/or the Voyager merger, you will be required to retain records and attach a statement to your tax returns for the taxable year in which the mergers are completed that contains facts relating to the exchange of stock, including the cost or other basis of stock surrendered in the merger(s) and the amount of stock received under the merger(s). All stockholders are urged to consult their own tax advisors to determine the specific information that they may need to retain and/or file with the Internal Revenue Service.

     This foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger(s). In addition, this discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger(s). Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the mergers.

                                 LEGAL MATTERS

     The validity of the shares of common stock of New CoreComm offered to holders of Voyager common stock by this joint proxy statement and prospectus will be passed upon for Voyager by Paul, Weiss, Rifkind, Wharton and Garrison, New York, New York, unless the ATX merger has occurred before the Voyager merger, in which case the opinion will be provided by Klehr, Harrison, Harvey, Branzburg & Ellers, LLP. An opinion as to certain federal income tax consequences of the Voyager merger will be rendered for Voyager by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, and for CoreComm by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

     The validity of the shares of New CoreComm common stock and New CoreComm 3% preferred stock to be issued in connection with the ATX recapitalization and ATX merger by this joint proxy statement and prospectus has been passed upon for New CoreComm by Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania. An opinion as to certain federal income tax consequences of the ATX merger will be rendered for CoreComm by Paul, Weiss.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, independent auditors, have audited CoreComm's consolidated financial statements at December 31, 1999 and 1998 and for the year ended December 31, 1999 and for the period from April 1, 1998 to December 31, 1998, as set forth in their report.

     Ernst & Young LLP, independent auditors, have audited CoreComm's predecessor, OCOM Corporation Telecoms Division, as of December 31, 1997 and for the period from January 1, 1998 to May 31, 1998 and the year ended December 31, 1997, as set forth in their report.

     KPMG LLP, independent auditors, have audited the consolidated financial statements of MegsINet Inc. as of December 31, 1998 and 1997 and for the year ended December 31, 1998, as set forth in their report. These financial statements have been incorporated in this joint proxy statement and by reference to CoreComm's Registration Statement on Form S-3, file number 333-90113, filed on November 1, 1999 and amended on November 19, 1999.

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of USN Communications, Inc. as of December 31, 1998 and for the year then ended, as set forth in their report.

     The consolidated financial statements of USN Communications, Inc. and subsidiaries as of and for the year ended December 31, 1997, incorporated by reference in this joint proxy statement and prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference in this joint proxy statement and prospectus.

     The combined financial statements of ATX Telecommunications Services Group as of December 31, 1999, 1998 and 1997 and for each of the three years in the period ended December 31, 1999 incorporated by reference in this joint proxy statement and prospectus have been incorporated in this document in reliance on the report of BDO Seidman, LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

     PriceWaterhouseCoopers LLP, independent auditors, have audited the consolidated financial statements of Voyager.net, Inc. as of December 31, 1999, and 1998 for the years ended December, 1999, 1998 and December, 1997, as set forth in their report. Voyager's financial statements have been included in this joint proxy statement and prospectus.

                                VOYAGER.NET, INC

                              FINANCIAL STATEMENTS

                                                               PAGE(S)
                                                               -------
Report of Independent Accountants...........................         F-2
Consolidated Balance Sheets.................................         F-3
Consolidated Statements of Operations.......................         F-4
Consolidated Statements of Stockholders' Equity (Deficit)...         F-5
Consolidated Statements of Cash Flows.......................         F-7
Notes to Consolidated Financial Statements..................  F-8 - F-21

                     ATX TELECOMMUNICATIONS SERVICES GROUP

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS..........         F-22
COMBINED FINANCIAL STATEMENTS
   Balance sheets...........................................         F-23
   Statements of operations.................................         F-24
   Changes in partners' capital.............................         F-25
   Cash flows...............................................         F-26
NOTES TO COMBINED FINANCIAL STATEMENTS......................  F-27 - F-33

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and the Stockholders of Voyager.net, Inc.:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows, present fairly, in all material respects, the financial position of Voyager.net, Inc. and its subsidiaries (the "Company") at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion expressed above.

PricewaterhouseCoopers LLP

Grand Rapids, Michigan
February 10, 2000, except for Note 18,
for which the date is March 12, 2000

                               VOYAGER.NET, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                          DECEMBER 31,
                                                  ----------------------------
                                                      1998            1999
                                                  ------------    ------------
ASSETS
Currents assets:
   Cash and cash equivalents....................  $  2,350,292    $ 18,062,396
   Accounts receivable, less allowance for
      doubtful accounts of $99,000 and $500,000
      in 1998 and 1999..........................       950,381       4,994,026
   Prepaid and other assets.....................       154,059       1,460,356
                                                  ------------    ------------
            Total current assets................     3,454,732      24,516,778
   Property and equipment, net..................     9,523,372      21,298,456
   Intangible assets, net.......................    28,741,650      66,638,733
                                                  ------------    ------------
            Total assets........................  $ 41,724,754    $112,453,967
                                                  ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of obligations under capital
      leases....................................  $    303,562    $  2,049,878
   Notes payable, related party.................     2,252,713              --
   Accounts payable.............................       659,351         520,326
   Other liabilities............................       855,727       3,696,845
   Deferred revenue.............................     5,625,627      11,244,633
                                                  ------------    ------------
            Total current liabilities...........     9,696,980      17,511,682
   Commitments and contingencies................            --              --
   Obligations under capital leases.............        75,613       2,192,594
   Long-term debt...............................    30,000,000      19,650,000
   Stockholders' equity:
   Preferred stock, 8% cumulative, non-voting,
      $.01 par value, $100 redemption value:
      100,000 shares authorized, issued and
      outstanding in 1998 (includes 6,667 shares
      in 1998 subject to purchase), authorized
      5,000,000 shares in 1999, none
      outstanding...............................     8,274,819              --
   Common stock, $.0001 par value, authorized
      25,000,000 shares in 1998 and 50,000,000
      shares in 1999; issued and outstanding,
      22,216,308 in 1998 and 31,650,108 in
      1999......................................         1,792           2,712
Additional paid-in capital......................     3,214,748     112,129,038
Receivable and interest for preferred and common
   stock........................................      (666,700)     (6,291,935)
Notes and interest receivable, stockholder......            --      (5,630,418)
Deferred compensation...........................     1,008,420         111,420
Accumulated deficit.............................   (10,556,918)    (27,221,126)
                                                  ------------    ------------
            Total stockholders' equity..........     1,276,161      73,099,691
                                                  ------------    ------------
            Total liabilities and stockholders'
               equity...........................  $ 41,724,754    $112,453,967
                                                  ============    ============

   The accompanying notes are an integral part of the consolidated financial statements.

                               VOYAGER.NET, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              YEARS ENDED DECEMBER 31,
                                      -----------------------------------------
                                         1997          1998            1999
                                      ----------    -----------    ------------
Revenue:
   Internet access service..........  $3,440,212    $10,588,963    $ 47,423,462
   Other............................      14,063        133,199       1,074,173
                                      ----------    -----------    ------------
            Total revenue...........   3,454,275     10,722,162      48,497,635
                                      ----------    -----------    ------------
Operating expenses:
   Internet access service..........   1,318,163      3,607,665      15,933,377
   Sales and marketing..............   1,038,459      1,987,113       6,401,810
   General and administrative.......   1,461,720      3,405,870      14,150,924
   Depreciation and amortization....     394,385      3,862,041      23,836,385
   Compensation charge for issuance
      of common stock and stock
      options.......................          --      4,218,407       2,563,311
                                      ----------    -----------    ------------
            Total operating
               expenses.............   4,212,727     17,081,096      62,885,807
                                      ----------    -----------    ------------
Loss from operations before other
   income (expenses)................    (758,452)    (6,358,934)    (14,388,172)
Other income (expense):
   Interest income..................      11,312         30,987         905,080
   Interest expense.................     (72,932)      (942,766)     (2,645,857)
                                      ----------    -----------    ------------
            Total other expense.....     (61,620)      (911,779)     (1,740,777)
                                      ----------    -----------    ------------
Net loss............................    (820,072)    (7,270,713)    (16,128,949)
Preferred stock dividends...........     (73,456)      (348,494)       (367,265)
                                      ----------    -----------    ------------
            Net loss applicable to
               common
               stockholders.........  $ (893,528)   $(7,619,207)   $(16,496,214)
                                      ==========    ===========    ============
Per Share Data:
Basic and diluted net loss per share
   applicable to common
   stockholders.....................  $     (.10)   $      (.43)   $       (.61)
                                      ==========    ===========    ============
Weighted average common shares
   outstanding:
Basic and diluted...................   8,878,498     17,655,484      27,238,084
                                      ==========    ===========    ============

   The accompanying notes are an integral part of the consolidated financial statements.

                                VOYAGER.NET, INC

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                            PREFERRED STOCK         COMMON STOCK        ADDITIONAL
                                          --------------------   -------------------     PAID-IN
                                          SHARES      AMOUNT       SHARES     AMOUNT     CAPITAL
                                          -------   ----------   ----------   ------   ------------
Balance at January 1, 1997..............   20,000   $2,000,000    5,351,840   $ 432    $     44,374
Redemption of common stock..............       --           --   (2,341,120)   (189)        (44,374)
Issuance of common stock................       --           --   11,862,235     957           3,292
Issuance of preferred stock.............    5,000      500,000           --      --              --
Net loss................................       --           --           --      --              --
                                          -------   ----------   ----------   ------   ------------
Balance at December 31, 1997............   25,000    2,500,000   14,872,955   1,200           3,292
Conversion of notes payable to preferred
  stock and issuance of preferred and
  common stock..........................   40,324    4,032,419      446,400      36             144
Issuance of preferred and common
  stock.................................   15,000    1,500,000    4,664,953     376           1,505
Conversion of preferred dividends to
  preferred stock.......................    2,424      242,400           --      --              --
Issuance of common stock and options....       --           --    2,232,000     180       3,209,807
Deferred compensation...................       --           --           --      --              --
Net loss................................       --           --           --      --              --
                                          -------   ----------   ----------   ------   ------------
Balance at December 31, 1998............   82,748    8,274,819   22,216,308   1,792       3,214,748
Issuance of common stock................       --           --    1,240,000     100       7,354,900
Issuance of notes to stockholders.......       --           --           --      --              --
Proceeds from initial public offering...       --           --    7,425,000     743      99,454,156
Proceeds from preferred stock...........       --           --           --      --              --
Redemption of preferred stock...........  (82,748)  (8,274,819)          --      --              --
Payment of preferred stock dividends....       --           --           --      --              --
Exercise of stock options and vesting of
  restricted stock......................       --           --      768,800      77       2,105,234
Deferred compensation...................       --           --           --      --              --
Net loss................................       --           --           --      --              --
                                          -------   ----------   ----------   ------   ------------
Balance at December 31, 1999............       --   $       --   31,650,108   $2,712   $112,129,038
                                          =======   ==========   ==========   ======   ============

   The accompanying notes are an integral part of the consolidated financial statements.

                               VOYAGER.NET, INC.

                               RECEIVABLE
                                   FOR
                                PREFERRED                                                    TOTAL
                                   AND        NOTES AND                                  STOCKHOLDERS'
                                 COMMON       INTEREST       DEFERRED     ACCUMULATED       EQUITY
                                  STOCK      RECEIVABLE    COMPENSATION     DEFICIT        (DEFICIT)
                               -----------   -----------   ------------   ------------   -------------
Balance at January 1, 1997...  $        --   $        --   $        --    $ (2,193,296)  $   (148,490)
Redemption of common stock...           --            --            --         (30,437)       (75,000)
Issuance of common stock.....           --            --            --              --          4,249
Issuance of preferred
  stock......................           --            --            --              --        500,000
Net loss.....................           --            --            --        (820,072)      (820,072)
                               -----------   -----------   -----------    ------------   ------------
Balance at December 31,
  1997.......................           --            --            --      (3,043,805)      (539,313)
Conversion of notes payable
  to preferred stock and
  issuance of preferred and
  common stock...............     (666,700)           --            --              --      3,365,899
Issuance of preferred and
  common stock...............           --            --            --              --      1,501,881
Conversion of preferred
  dividends to preferred
  stock......................           --            --            --        (242,400)            --
Issuance of common stock and
  options....................           --            --            --              --      3,209,987
Deferred compensation........           --            --     1,008,420              --      1,008,420
Net loss.....................           --            --            --      (7,270,713)    (7,270,713)
                               -----------   -----------   -----------    ------------   ------------
Balance at December 31,
  1998.......................     (666,700)           --     1,008,420     (10,556,918)     1,276,161
Issuance of common stock.....   (6,291,935)           --            --              --      1,063,065
Issuance of loans to
  stockholders...............           --    (5,630,418)           --              --     (5,630,418)
Proceeds from initial public
  offering...................           --            --            --              --     99,454,899
Proceeds from preferred
  stock......................      666,700            --            --              --        666,700
Redemption of preferred
  stock......................           --            --            --              --     (8,274,819)
Payment of preferred stock
  dividends..................           --            --            --        (535,259)      (535,259)
Exercise of stock options and
  vesting of restricted
  stock......................           --            --    (1,090,000)             --      1,015,311
Deferred compensation........           --            --       193,000              --        193,000
Net loss.....................           --            --            --     (16,128,949)   (16,128,949)
                               -----------   -----------   -----------    ------------   ------------
Balance at December 31,
  1999.......................  $(6,291,935)  $(5,630,418)  $   111,420    $(27,221,126)  $ 73,099,691
                               ===========   ===========   ===========    ============   ============

   The accompanying notes are an integral part of the consolidated financial statements.

                               VOYAGER.NET, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              YEARS ENDED DECEMBER 31,
                                                     ------------------------------------------
                                                        1997           1998            1999
                                                     ----------    ------------    ------------
Cash flows from operating activities:
  Net loss.........................................  $ (820,072)   $ (7,270,713)   $(16,128,949)
  Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
     Depreciation and amortization.................     394,385       3,862,041      23,836,385
     Interest on stockholder notes and
       receivable..................................          --              --        (422,353)
     (Gain) loss on sale of equipment..............      (7,071)          5,952              --
     Compensation charge for issuance of common
       stock and stock options.....................          --       4,218,407       2,563,311
     Changes in assets and liabilities excluding
       effects of business combinations:
       Accounts receivable.........................     (28,199)       (513,909)     (3,292,112)
       Prepaids and other assets...................     (24,251)       (104,990)     (1,939,885)
       Accounts payable............................    (237,551)        512,591        (329,443)
       Accrued expenses............................     137,486         831,577       2,708,626
       Deferred revenue............................     187,203       1,160,698        (468,851)
                                                     ----------    ------------    ------------
          Net cash provided by (used in) operating
            activities.............................    (398,070)      2,701,654       6,526,729
Cash flows used in investing activities:
  Business acquisition costs, net of cash
     acquired......................................          --     (32,850,289)    (55,630,048)
  Purchase of property and equipment...............    (661,312)     (1,514,323)     (5,032,682)
  Proceeds from the sale of equipment..............      87,282          28,248              --
                                                     ----------    ------------    ------------
          Net cash used in investing activities....    (574,030)    (34,336,364)    (60,662,730)
Cash flows provided by financing activities:
  Payments on capital leases.......................     (54,216)        (54,565)     (2,122,110)
  Proceeds from notes payable......................          --       2,800,000              --
  Proceeds from common stock.......................       4,249           2,061             311
  Proceeds from preferred stock....................     500,000       2,065,719         666,700
  Redemption of common stock.......................     (75,000)             --              --
  Advances from related party......................   1,127,777           4,047              --
  Payments to related party........................     (15,000)        (25,521)             --
  Issuance of loan to stockholder..................          --              --      (5,500,000)
  Payment of bank financing fees...................          --      (1,325,530)     (1,474,770)
  Proceeds from issuance of debt...................          --      30,000,000      49,850,000
  Payment of preferred stock dividends.............          --              --        (535,259)
  Payment of debt..................................          --              --     (60,200,000)
  Proceeds from initial public offering............          --              --     101,925,743
  Payment of initial public offering expenses......          --              --      (2,470,844)
  Redemption of preferred stock....................          --              --      (8,274,819)
  Payment of note payable..........................          --              --      (2,016,847)
                                                     ----------    ------------    ------------
          Net cash provided by financing
            activities.............................   1,487,810      33,466,211      69,848,105
                                                     ----------    ------------    ------------
Net increase in cash...............................     515,710       1,831,501      15,712,104
Cash and cash equivalents at beginning of year.....       3,081         518,791       2,350,292
                                                     ----------    ------------    ------------
Cash and cash equivalents at end of year...........  $  518,791    $  2,350,292    $ 18,062,396
                                                     ==========    ============    ============

   The accompanying notes are an integral part of the consolidated financial statements.

                               VOYAGER.NET, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization and basis of presentation

     Voyager.net, Inc. (the "Company ") owns 100% of Voyager Information Networks, Inc., which was incorporated in the State of Michigan in 1994. Voyager.net was incorporated in 1998 in the State of Delaware under the name Voyager Holdings, Inc. The Company's name was changed to Voyager.net, Inc. on April 29, 1999. The Company provides full service access to the Internet for corporate and residential users in Michigan, Illinois, Indiana, Minnesota, Ohio and Wisconsin.

   Revenue recognition

     The Company recognizes revenue for dial-up Internet access services, dedicated Internet access services and value-added Web services when the services are provided. Dial-up and dedicated Internet access service plans range from one month to one year. Value-added Web services are sold on a monthly basis. Advance collections relating to future access services are recorded as deferred revenue and recognized as revenue when earned.

   Cash equivalents

     The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

   Property and equipment

     Property and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method. Equipment acquired under capital leases is depreciated over the related lease terms or the estimated productive useful lives, depending on the criteria met in determining the qualification as a capital lease. Costs of repair and maintenance are charged to expense as incurred.

   Intangible assets

     Intangible assets consist primarily of the cost of the acquired customer base. The acquired customer base is amortized using the straight-line method over 3 years based on the estimated customer churn rate. Bank financing fees, included in intangible assets, are being amortized on a straight-line basis over the term of the related debt. Other intangible assets are amortized over a 10 year period. Impairments, if any, are measured based upon discounted cash flow analyses and are recognized in operating results in the period in which the impairment in value is determined.

                               VOYAGER.NET, INC.

   Advertising costs

     Advertising costs are expensed as incurred. Advertising expense of approximately $372,000, $185,000 and $1,174,000 was charged to operations in 1997, 1998 and 1999, respectively.

   Financial instruments

     The Company's financial instruments, as defined by Statement of Financial Accounting Standards ("SFAS") No. 107 Disclosures About Fair Value of Financial Instruments, consist of cash, notes payable and long-term debt. The Company's estimate of the fair value of these financial instruments approximates their carrying amounts at December 31, 1998 and 1999.

   Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Income taxes

     A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial and tax accounting.

                               VOYAGER.NET, INC.

2. BUSINESS COMBINATIONS

     In 1998 and 1999, the Company acquired certain assets used in connection with the Internet access service business as follows:

                                                                         PURCHASE
ACQUISITION DATE                    ACQUIRED ASSETS                        PRICE
----------------   -------------------------------------------------    -----------
1998:
July 1             CDL Corp.........................................    $    69,000
July 1             Internet-Michigan, Inc. .........................        215,000
July 31            Freeway, Inc. ...................................      3,991,000
September 23       EXEC-PC, Inc. ...................................     24,815,000
October 2          Netimation, Inc. ................................        318,000
October 2          NetLink Systems, L.L.C. .........................      3,428,000
November 20        Add, Inc. .......................................         14,000
                                                                        -----------
                                                                        $32,850,000
                                                                        ===========
1999:
January 15         Hoosier On-Line Systems, Inc. ...................    $ 2,347,000
February 24        Infinite Systems, Ltd. ..........................      3,100,000
March 10           Exchange Network Services, Inc. .................      3,531,000
April 23           StarNet, Inc. ...................................      2,013,000
May 7              GDR Enterprises, Inc. ...........................      9,125,000
June 4             Edgeware, Inc. d/b/a PCLink.com..................      1,922,000
June 17            Core Digital Communications, Inc. ...............      1,320,000
June 25            American Information Services, Inc. .............      1,206,000
September 2        Data Management Consultants, Inc. ...............      2,073,000
September 8        Net Direct.......................................      4,519,000
September 14       Raex.............................................      4,370,000
September 21       Internet Connection Services, LLC................        708,000
September 22       MichWeb, Inc. ...................................        521,000
October 4          ComNet, LLC......................................      8,886,000
October 7          TDI Internet Services, Inc. .....................      1,831,000
October 7          Choice Dot Net, LLC..............................      1,765,000
November 9         Internet Illinois................................      1,811,000
December 10        Wholesale ISP....................................      4,693,000
                                                                        -----------
                                                                        $55,741,000
                                                                        ===========

                               VOYAGER.NET, INC.

     The aforementioned acquisitions were accounted for using the purchase method of accounting. The operations of the entities are included in the income statement of Voyager.net from the acquisition date forward. For each acquisition, the excess of cost of the acquired assets less liabilities assumed resulted in a substantial portion of the purchase price being allocated to the acquired customer base (see Note 4).

     The unaudited pro forma combined historical results for the year of acquisition and the preceding year, as if the entities listed above had been acquired at the beginning of the year ended December 31, 1997, 1998 or 1999, respectively, are included in the table below. The pro forma combined historical results for CDL Corp., Internet-Michigan, Inc., Netimation, Inc., Add, Inc., StarNet, Inc., American Information Services, Inc. and Internet Connection Services, LLC were not deemed to be material and are not included for the year ended December 31, 1997, 1998 and 1999.

                                          YEAR ENDED DECEMBER 31,
                                      --------------------------------
                                        1997        1998        1999
                                      --------    --------    --------
Revenue.............................  $ 14,120    $ 43,296    $ 62,858
Net Loss............................   (12,590)    (37,656)    (24,918)
Basic and diluted net loss per
   share............................     (1.43)      (2.13)      (0.91)

     The pro forma results above include amortization of intangibles and interest expense on debt assumed issued to finance the acquisitions. The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of each of the fiscal periods presented, nor are they necessarily indicative of future consolidated results.

3. PROPERTY AND EQUIPMENT

     Cost of property and equipment and depreciable lives are summarized as follows:

                                                               DEPRECIABLE
                                    1998           1999        LIFE-YEARS
                                 -----------    -----------    -----------
Computer equipment.............  $ 8,461,789    $18,649,572       5
Office equipment...............      230,009      1,293,331       7
Furniture and fixtures.........       96,559        776,886      5-7
Software.......................      389,863        862,403      3-5
Equipment acquired under
   capital lease...............    1,178,525      5,365,475       5
Vehicles.......................       32,807         32,807       5
Building improvements..........      860,526      1,386,534     7-10
                                 -----------    -----------
                                  11,250,078     28,367,008
Less accumulated
   depreciation................   (1,721,706)    (7,068,552)
                                 -----------    -----------
Property and equipment, net....  $ 9,528,372    $21,298,456
                                 ===========    ===========

                               VOYAGER.NET, INC.

     Depreciation expense of approximately $393,000, $842,000 and $4,992,000 was charged to operations in 1997, 1998 and 1999, respectively.

4. INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                      1998            1999
                                   -----------    ------------
Acquired customer base...........  $30,127,837    $ 85,311,158
Bank financing fees..............    1,348,182       2,625,563
Other............................      237,658         299,864
                                   -----------    ------------
                                    31,713,677      88,236,585
Less accumulated amortization....   (2,972,027)    (21,597,852)
                                   -----------    ------------
Intangible assets, net...........  $28,741,650    $ 66,638,733
                                   ===========    ============

5. CAPITAL LEASES

     The Company leases computer equipment under capital leases expiring in various years through the year 2002. The assets under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The net book value of these assets as of December 31, 1998 and 1999 was $982,222 and $4,319,370, respectively. Depreciation of assets under capital leases is included in depreciation expense.

     Future minimum lease payments under capital leases as of December 31, 1999 are as follows:

2000............................................  $ 2,355,280
2001............................................    2,015,212
2002............................................      341,263
                                                  -----------
Total minimum lease payments....................    4,711,755
Less amount representing interest...............     (469,283)
                                                  -----------
Present value of net minimum lease payments.....  $ 4,242,472
Less current portion............................   (2,049,878)
                                                  -----------
Long-term portion of obligations under capital
   leases.......................................  $ 2,192,594
                                                  ===========

6.   RELATED PARTY TRANSACTIONS

     The notes payable, related party, represent principal and interest payable on demand to Horizon Cable I Limited Partnership, an entity under common management. Interest on the notes was at rates of 10.5 percent in 1997, 8.0 and
8.5 percent in 1998 and in

                               VOYAGER.NET, INC.

1999. Concurrent with the Company's initial public offering, these notes, including accumulated interest, were paid in the amount of $2,336,174.

     On July 31, 1998, the Company issued to a majority stockholder $2,800,000 in notes payable at interest of 8 percent per annum. These notes, along with $32,526 of accrued interest and cash in the amount of $533,333, were converted into 33,657 shares of preferred stock for $100 per share and 446,400 shares of common stock for $1,881.

7. OTHER LIABILITIES

     Other liabilities consist of the following:

                                          1998         1999
                                        --------    ----------
Accrued payroll and related
   expenses...........................  $272,654    $  983,197
Accrued expenses......................   465,732     2,697,350
Other.................................   117,341        16,298
                                        --------    ----------
                                        $855,727    $3,696,845
                                        ========    ==========

8. DEBT

     In July 1999, the Company re-negotiated its revolving available credit facility with its bank group concurrent with its initial public offering (see
Note 11) for a $60 million line of credit, with the option to extend to $70 million on similar terms and conditions. The credit facility matures on September 30, 2005. At December 31, 1999, $19,650,000 was outstanding under the credit facility. Interest is payable quarterly through maturity. The revolving credit facility agreement allows the Company to elect an interest rate as of any borrowing date based on either the (1) prime rate, or (2) LIBOR, plus a margin ranging from 1.0% to 2.75% depending on the ratio of funded debt to EBITDA. The elected rate as of December 31, 1999 is approximately 9.0% with an effective weighted average rate of approximately 8.6% and 8.4% at December 31, 1998 and 1999, respectively. Commitment fees on the unused credit facility are 0.5%. Automatic and permanent reductions of the maximum commitments begin April 2001 and continue until maturity. Based on the balance as of December 31, 1999, the scheduled permanent reductions of long-term debt are as follows:

YEAR
----
2000                                      $        --
2001..................................        982,500
2002..................................      2,456,250
2003..................................      4,421,250
2004..................................      6,263,438
Thereafter............................      5,526,562
                                          -----------
                                          $19,650,000
                                          ===========

                               VOYAGER.NET, INC.

     The revolving credit facility is collateralized by all of the Company's tangible and intangible personal property and fixtures as well as substantially all of the issued and outstanding equity securities of the Company.

     The revolving credit facility is subject to an agreement that contains, among other provisions, certain financial covenants. These financial covenants include maintenance of a minimum fixed charges ratio, a total interest coverage ratio, and a leverage ratio.

9. INCOME TAXES

     The Company's effective tax rate varies from the statutory rate as follows:

                                               1997     1998     1999
                                               -----    -----    -----
Statutory rate...............................   35.0%    35.0%    35.0%
Effect of graduated tax rate.................   (1.0)    (1.0)    (1.0)
Change in valuation allowance................  (34.0)   (34.0)   (34.0)
                                               -----    -----    -----
                                                 0.0%     0.0%     0.0%
                                               =====    =====    =====

     Based on the Company's current financial status, realization of the Company's deferred tax assets does not meet the "more likely than not" criteria under SFAS No. 109 and accordingly a valuation allowance for the entire deferred tax asset amount has been recorded. The components of the net deferred tax asset (liability) and the related valuation allowance are as follows:

                                 1997           1998           1999
                              -----------    -----------    -----------
Net operating loss
   carryforward.............  $ 1,055,000    $ 2,750,000    $ 1,700,000
Intangible assets...........           --        755,000      5,900,000
Fixed assets................       18,000         13,000       (800,000)
                              -----------    -----------    -----------
Deferred tax assets.........    1,073,000      3,518,000      6,800,000
Valuation allowance.........   (1,073,000)    (3,518,000)    (6,800,000)
                              -----------    -----------    -----------
Net deferred tax assets.....  $        --    $        --    $        --
                              ===========    ===========    ===========

     Net operating loss ("NOL") carryforwards expire in years 2013 through 2018. NOLs totaled $3,102,000, $5,500,000 and $5,000,000 at December 31, 1997, 1998
and 1999, respectively.

10. RETIREMENT SAVINGS PLAN

     In 1997, the Company established a retirement savings 401(k) plan for all employees. The Company can make discretionary matching contributions to the plan. Contributions to the plan totaled approximately $7,300, $15,000 and $53,000 in 1997, 1998 and 1999, respectively.

                               VOYAGER.NET, INC.

11. EQUITY TRANSACTIONS

     On July 21, 1999, the Company completed its initial public offering in which it sold 7,425,000 shares of common stock at $15.00 per share resulting in net proceeds of $99,454,899. In addition, a total of 1,575,000 shares were offered for sale by the stockholders. Upon the closing of the offering, $60,622,173 of senior bank debt and accrued interest and fees were repaid, $8,810,078 of preferred stock and cumulative dividends were redeemed, and $2,336,174 of subordinated notes and accrued interest were repaid. The remainder of the proceeds were used for general corporate purposes, including acquisitions and capital expenditures.

     On January 11, 1999, the Company issued to a member of management and the Chairman of the Board, an aggregate 1,240,000 shares of common stock at $4.84 per share in exchange for promissory notes receivable in the aggregate amount of $6,000,000 which are due January 11, 2003 and have an interest rate of 5% per annum compounded annually. The notes are collateralized by a pledge of the related shares of common stock and are a recourse obligation to these individuals in the amount of 25% of the outstanding principal and 100% of the accrued interest.

     In April 1999, the Company loaned a member of senior management $500,000. It is payable in three years and accrues interest at 5% per year. The loan is uncollateralized and the Company has full recourse against the borrower. Additionally, in July 1999, the Company loaned $5 million to the same individual. It is due in 2003 and accrues interest at 5% per year. The loan is collateralized by a pledge of 416,667 shares of common stock and is a recourse obligation of the borrower in the amount of 25% of the outstanding principal and 100% of the accrued interest on the loan.

     In May 1999, the Company sold an aggregate 6,667 shares of series A preferred stock to certain shareholders pursuant to the exercise of an option to purchase shares of series A preferred stock in the stock purchase agreement, for an aggregate purchase price of $666,700.

     On September 23, 1998, the Company issued 33,657 shares of preferred stock at $100 per share and 446,400 shares of common stock in exchange for $2,800,000 notes payable to its majority stockholders along with $32,566 in accrued interest and $533,513 in cash. Also on September 23, 1998, the Company converted accumulated preferred stock dividends in the amount of $242,400 through September 23, 1998 into 2,424 shares of preferred stock at $100 per share.

     On June 24, 1999, July 6, 1998 and August 22, 1997, the Board of Directors declared a stock split of 1.24 for 1, a 20 for 1 and a 100 for 1, respectively. All references to the number of common shares and per share amounts in the consolidated financial statements and related footnotes have been restated to reflect the effect of these stock splits for all periods presented.

                               VOYAGER.NET, INC.

12. STOCK-BASED COMPENSATION PLAN

     In 1998, a Stock Option and Incentive Plan (the "Plan") was established. The Plan provides for the ability to issue Stock Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights. As of December 31, 1999, there were 4,816,160 options to purchase common stock authorized with 1,626,658 options available for issuance.

     The Plan provides for the granting of options to officers, employees, consultants, members of the Board of Directors and other key persons for purchase of the Company's common shares. The Plan is administered by the Board of Directors. No option can be for a term of more than ten years from the grant date. The option price and the vesting provisions are determined by the Board of Directors at the time of the grant.

     Stock option activity under the Plan during the year ended December 31, 1998 and 1999 (there were no stock options granted during 1997) are as follows:

                                                                      WEIGHTED
                                                          NUMBER      AVERAGE
                                                            OF        EXERCISE
                                                          OPTIONS      PRICE
                                                         ---------    --------
Outstanding at January 1, 1998.........................         --          --
Granted................................................    768,800    $  .0004
Exercised, forfeited and expired.......................         --          --
                                                         ---------    --------
Outstanding at December 31, 1998.......................    768,800       .0004
                                                         ---------    --------
Granted................................................  3,297,980      13.431
Exercised..............................................    768,800       .0004
Forfeited..............................................         --          --
Expired................................................    101,894     14.6609
                                                         ---------    --------
Outstanding at December 31, 1999.......................  3,196,086    $13.3992
                                                         =========    ========
Exercisable at December 31, 1999.......................    558,000    $  15.00
                                                         =========    ========

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its stock and stock options issued to employees. During 1998, the Company granted 768,800 options to purchase common stock to certain members of management of which 582,800 options were fully vested and the remaining 186,000 options became fully vested in January 1999. During 1999, the Company granted 3,297,980 options to purchase common stock; 3,130,580 were granted at market prices and 167,400 were granted at $4.84 per share which was less than market price. The weighted-average remaining contractual life of the options outstanding at December 31, 1999 is in approximately

                               VOYAGER.NET, INC.

10 years. During 1998, the Company issued 2,232,000 shares of restricted common stock to certain members of management for a nominal amount; 496,000 of which were subject to certain vesting provisions at December 31, 1998 through October 2002. During 1999, the Company issued an aggregate of 1,240,000 shares of restricted common stock at $4.84 per share to a member of management and the Chairman of the Board. Certain of these shares were subject to vesting through 2003. Prior to the Company's initial public offering, all shares of the unvested restricted common stock were accelerated and became 100% fully vested. The weighted average fair value at issuance for the restricted common stock and options were $1.77 and $6.16 per share at December 31, 1998 and 1999, respectively. Accordingly, the Company recorded compensation expense of $4,218,407 and $2,563,311 for the years ended December 31, 1998 and 1999, respectively.

     Under SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), compensation cost is measured at the grant date based on the value of the award and is recognized over the service (or vesting) period. Under SFAS 123, the Company's net loss and loss per share for the years ended

     December 31, 1998 and 1999 would have been adjusted to the pro forma amounts indicated in the following table:

                                              1998            1999
                                           -----------    ------------
Net loss applicable to common
   stockholders:
   As reported...........................  $(7,619,207)   $(16,496,215)
   Pro forma.............................  $(8,737,394)   $(26,346,231)
Loss per share:
   As reported:
      Basic and diluted..................  $      (.43)   $       (.61)
   Pro forma:
      Basic and diluted..................  $      (.49)   $       (.97)

     The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                      1998       1999
                                                     -------    -------
Risk free rate.....................................      5.7%       4.6%
Expected dividends.................................       --         --
Expected life......................................  5 years    4 years
Volatility assumption..............................       76%        75%

                               VOYAGER.NET, INC.

13. EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                       YEARS ENDED DECEMBER 31
                               ----------------------------------------
                                 1997          1998            1999
                                 ----       -----------    ------------
Net loss.....................  $(820,072)   $(7,270,713)   $(16,128,949)
Less preferred stock
   dividends.................    (73,456)      (348,494)       (367,265)
                               ---------    -----------    ------------
Net loss applicable to common
   stockholders..............  $(893,528)   $(7,619,207)   $(16,496,214)
                               ---------    -----------    ------------
Basic and diluted weighted
   average common shares
   outstanding...............  8,878,498     17,655,484      27,238,084
                               =========    ===========    ============
Basic and diluted net loss
   per share applicable to
   common stockholders.......  $    (.10)   $      (.43)   $       (.61)
                               =========    ===========    ============

     Net loss per share is computed using the weighted average number of common shares outstanding during the period. Inclusion of common share equivalents would be anti-dilutive and have been excluded from the per share calculations for 1999. The impact of dilutive shares was not significant for 1997 and 1998.

                               VOYAGER.NET, INC.

14. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     The following is the supplemental cash flow information for all periods presented:

                                          YEARS ENDED DECEMBER 31
                                   --------------------------------------
                                     1997         1998           1999
                                   --------   ------------   ------------
Cash paid during the year for
   interest......................  $  7,604   $    632,027   $  2,718,404
Noncash financing and investing
   activities:
   In connection with the
      acquisitions described in
      Note 2, liabilities were
      assumed as follows:
      Fair value of assets
         acquired................        --     37,890,628     60,721,084
      Business acquisition costs,
         net of cash acquired....        --    (32,850,289)   (55,630,048)
                                   --------   ------------   ------------
Liabilities assumed..............        --   $  5,040,339   $ (5,091,036)
                                   ========   ============   ============
Acquisition of equipment through
   capital lease.................  $159,974   $    951,117   $  4,861,250
Conversion of note payable and
   accumulated dividends to
   preferred stock...............  $     --   $  3,042,400   $         --
Issuance of compensatory common
   stock and options.............  $     --   $  4,218,407   $  2,563,311
Issuance of common stock in
   exchange for promissory
   notes.........................  $     --   $         --   $         --

                               VOYAGER.NET, INC.

15. COMMITMENTS AND CONTINGENCIES

     The Company leases office facilities, point of presence locations, certain network equipment and vehicles under operating lease agreements that expire in the years 2000, 2001, 2002, 2003, 2004 and 2007. The following is a schedule of future minimum rental payments under these leases:

YEAR
----
2000.....................................  $1,004,738
2001.....................................     813,663
2002.....................................     768,092
2003.....................................     673,190
2004.....................................     380,748
Thereafter...............................     922,703
                                           ----------
                                           $4,563,134
                                           ==========

     In addition to these leases, the Company also leases point of presence locations under lease terms of less than one year.

     Rent expense under all operating leases of approximately $103,000, $190,000 and $760,000 was charged to operations in 1997, 1998 and 1999, respectively.

16. SEGMENT REPORTING

     The Company has a single operating segment, Internet access services. The Company has no organizational structure dictated by product lines, geography or customer type. Sales are substantially derived from one service line, Internet access service, and are residential and business customers in the Midwestern United States. The Company evaluates performance based on profit or loss from operations before interest, income taxes, depreciation and amortization and non-recurring, non-cash compensation charges.

                               VOYAGER.NET, INC.

17. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                           FOR THE THREE MONTHS ENDED
                              -----------------------------------------------------
                                                      1999
                              -----------------------------------------------------
                               MARCH 31       JUNE 30      SEPT. 30       DEC. 31
                              -----------   -----------   -----------   -----------
Total revenue...............  $ 8,519,226   $10,713,899   $12,904,996   $16,359,514
Loss from operations before
   other income (expense)...   (2,694,505)   (3,247,499)   (3,169,243)   (5,276,925)
Net loss....................   (3,466,018)   (4,290,055)   (3,357,604)   (5,015,272)
Basic and diluted net loss
   per share applicable to
   common stockholders......  $      (.16)  $      (.19)  $      (.11)  $      (.16)
Weighted average common
   shares outstanding, basic
   and diluted..............   22,987,865    23,776,309    30,084,336    31,650,108

                                                      1998
                              -----------------------------------------------------
                               MARCH 31       JUNE 30      SEPT. 30       DEC. 31
                              -----------   -----------   -----------   -----------
Total revenue...............  $ 1,135,244   $ 1,222,266   $ 2,045,296   $ 6,319,356
Income (loss) from
   operations before other
   income (expense).........      102,866       (39,587)     (944,947)   (5,477,266)
Net income (loss)...........       63,825       (77,981)   (1,040,681)   (6,215,876)
Basic and diluted net loss
   per share applicable to
   common stockholders......  $        --   $      (.01)  $      (.06)  $      (.29)
Weighted average common
   shares outstanding, basic
   and diluted..............   14,998,673    15,021,831    18,255,050    22,210,920

18. SUBSEQUENT EVENTS (UNAUDITED)

     On February 11, 2000, the Company purchased assets from Valley Business Equipment, Inc. for approximately $4,100,000 of which approximately $3,700,000 was remitted to Valley Business Equipment, Inc. and the remainder was deposited in an escrow account. Approximately $4,000,000 was allocated to the acquired customer base cost as a result of this transaction.

     On March 12, 2000, the Company entered into an agreement to merge with CoreComm Limited in a stock and cash transaction. The transaction is subject to stockholder approval, certain regulatory approvals and other conditions.

          AUDITORS' REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ATX Telecommunications Services Group
Bala Cynwyd, Pennsylvania

     We have audited the accompanying combined balance sheets of ATX Telecommunications Services Group as of December 31, 1999, 1998 and 1997, and the related combined statements of operations, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the management of ATX Telecommunications Services Group. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of ATX
Telecommunications Services Group as of December 31, 1999, 1998 and 1997, and the results of their operations and their cash flows for the three years then ended in conformity with generally accepted accounting principles.

BDO Seidman, LLP

Philadelphia, Pennsylvania
March 10, 2000

                     ATX TELECOMMUNICATIONS SERVICES GROUP

                            COMBINED BALANCE SHEETS

                                                    DECEMBER 31,
                                      -----------------------------------------
                                         1999           1998           1997
                                      -----------    -----------    -----------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents........  $ 3,188,375    $ 5,067,315    $ 3,231,366
   Accounts receivable, net of
      allowances for doubtful
      accounts and credits of
      $1,909,000, $1,713,000 and
      $1,412,000, respectively......   20,639,086     16,857,357     12,987,283
   Other current assets.............      101,176      1,267,796        924,227
   Receivables, related parties.....           --             --      2,924,430
                                      -----------    -----------    -----------
TOTAL CURRENT ASSETS................   23,928,637     23,192,468     20,067,306
PROPERTY AND EQUIPMENT, net.........    8,359,873      6,304,365      3,275,769
INTANGIBLE ASSETS, net..............      727,496        906,067      1,084,638
OTHER ASSETS........................      261,864             --             --
RECEIVABLES, partners...............    4,265,685      2,037,620        570,442
                                      -----------    -----------    -----------
TOTAL ASSETS........................  $37,543,555    $32,440,520    $24,998,155
                                      ===========    ===========    ===========
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
   Accounts payable.................  $12,340,460    $ 9,709,815    $ 6,536,352
   Accrued expenses.................    1,066,180      1,072,655        931,500
   Accrued payroll and related
      expenses......................    4,700,882      4,518,969        475,547
   Accrued partners'
      distributions.................           --      1,350,000             --
   Sales and excise taxes payable...    2,256,516      1,908,584      2,528,878
   Current portion of long-term
      debt..........................           --        562,500        275,000
   Payables, related parties........    1,750,835        678,793             --
                                      -----------    -----------    -----------
TOTAL CURRENT LIABILITIES...........   22,114,873     19,801,316     10,747,277
LONG-TERM DEBT......................           --             --        562,500
PAYABLES, related parties...........    1,864,560      1,864,560        170,885
                                      -----------    -----------    -----------
TOTAL LIABILITIES...................   23,979,433     21,665,876     11,480,662
COMMITMENTS AND CONTINGENCIES
PHANTOM UNIT COMPENSATION...........    1,400,000      1,800,000             --
PARTNERS' CAPITAL...................   12,164,122      8,974,644     13,517,493
                                      -----------    -----------    -----------
TOTAL LIABILITIES AND PARTNERS'
   CAPITAL..........................  $37,543,555    $32,440,520    $24,998,155
                                      ===========    ===========    ===========

            See accompanying notes to combined financial statements.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                              YEAR ENDED DECEMBER 31,
                                    -------------------------------------------
                                        1999            1998           1997
                                    ------------    ------------    -----------
REVENUES..........................  $135,020,849    $113,654,155    $92,594,419
                                    ------------    ------------    -----------
EXPENSES
   Cost of revenues...............    85,477,119      68,435,883     52,769,825
   Selling, general and
      administrative..............    51,213,416      43,280,185     26,406,902
                                    ------------    ------------    -----------
TOTAL EXPENSES....................   136,690,535     111,716,068     79,176,727
                                    ------------    ------------    -----------
(LOSS) INCOME FROM OPERATIONS.....    (1,669,686)      1,938,087     13,417,692
INTEREST INCOME, net..............        71,844         115,042        179,215
                                    ------------    ------------    -----------
NET (LOSS) INCOME.................  $ (1,597,842)   $  2,053,129    $13,596,907
                                    ============    ============    ===========

            See accompanying notes to combined financial statements.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

              COMBINED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

BALANCE, December 31, 1996..................................  $ 11,313,825
Net income for the year ended December 31, 1997.............    13,596,907
Partners' contributions.....................................       412,500
Partners' distributions.....................................   (11,805,739)
                                                              ------------
BALANCE, December 31, 1997..................................    13,517,493
Net income for the year ended December 31, 1998.............     2,053,129
Partners' contributions.....................................     2,000,000
Partners' distributions.....................................    (8,595,978)
                                                              ------------
BALANCE, December 31, 1998..................................     8,974,644
Net loss for the year ended December 31, 1999...............    (1,597,842)
Partners' contributions.....................................     4,847,739
Partners' distributions.....................................       (60,419)
                                                              ------------
BALANCE, December 31, 1999..................................  $ 12,164,122
                                                              ============

            See accompanying notes to combined financial statements.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                                   YEAR ENDED DECEMBER 31,
                                           ---------------------------------------
                                              1999          1998          1997
                                           -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss) income.....................  $(1,597,842)  $ 2,053,129   $13,596,907
   Adjustments to reconcile net (loss)
      income to net cash provided by
      operating activities
         Depreciation and amortization...    1,820,453     1,947,830     1,830,449
         Provision for allowances........      196,000       301,000       112,000
         Loss on sale of equipment.......           --         5,380            --
         Phantom unit compensation.......     (400,000)    1,800,000            --
         Changes in assets and
            liabilities
         (Increase) decrease in assets
            Accounts receivable..........   (3,977,729)   (4,171,074)   (1,892,732)
            Other current assets.........    1,166,620      (343,569)       41,083
            Other assets.................     (261,864)           --            --
         Increase (decrease) in
            liabilities
            Accounts payable.............    2,630,645     3,173,463     1,179,702
            Accrued expenses.............       (6,475)      141,155       280,701
            Accrued payroll and related
               expenses..................      181,913     4,043,422        98,822
            Sales and excise taxes
               payable...................      347,932      (620,294)       38,146
                                           -----------   -----------   -----------
NET CASH PROVIDED BY OPERATING
   ACTIVITIES............................       99,653     8,330,442    15,285,078
                                           -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from the sale of property and
      equipment..........................           --        11,000            --
   Purchase of property and equipment....   (3,697,390)   (4,814,235)   (1,214,911)
   Purchase of intangible assets.........           --            --      (412,500)
   Decrease (increase) in receivables and
      payable, related parties...........    1,072,042     5,296,898    (1,924,745)
   Increase in loans to partners.........   (2,228,065)     (117,178)     (324,765)
                                           -----------   -----------   -----------
NET CASH (USED IN) PROVIDED BY INVESTING
   ACTIVITIES............................   (4,853,413)      376,485    (3,876,921)
                                           -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Payment of long-term debt.............     (562,500)     (275,000)           --
   Partners' contributions...............    4,847,739     2,000,000       412,500
   Partners' distributions...............   (1,410,419)   (8,595,978)  (11,805,739)
                                           -----------   -----------   -----------
NET CASH PROVIDED BY (USED IN) FINANCING
   ACTIVITIES............................    2,874,820    (6,870,978)  (11,393,239)
                                           -----------   -----------   -----------
NET (DECREASE) INCREASE IN CASH AND CASH
   EQUIVALENTS...........................   (1,878,940)    1,835,949        14,918
CASH AND CASH EQUIVALENTS AT BEGINNING OF
   YEAR..................................    5,067,315     3,231,366     3,216,448
                                           -----------   -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR   $ 3,188,375   $ 5,067,315   $ 3,231,366
                                           ===========   ===========   ===========

            See accompanying notes to combined financial statements.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     The combined financial statements of ATX Telecommunications Services Group ("the Company") include the accounts of ATX Telecommunications Services Ltd, ("ATX") and Global Telecom Services, Ltd. ("Global") which were under common control and ownership by the same partners/family members. ATX and Global were limited partnerships organized under the laws of the Commonwealth of Pennsylvania. ATX and Global are single-source providers of voice and data services offering a full range of telecommunications services, including long distance, local, data, private line, cellular, PC-based billing, prepaid calling, paging, Internet access and World Wide Web consulting, development and hosting.

     These partnerships were terminated on February 9, 2000 upon their merger into ATX Telecommunication Services, Inc. ("ATX, Inc."). ATX, Inc. was incorporated on the above date in the state of Delaware upon the consent of the Company's partners. ATX, Inc. was capitalized with 10,000 shares of common stock at $.01 par value. Upon the merger, 1,000 shares of common stock was issued to the former partners of ATX and Global. On such date, the Company contributed its assets and its liabilities were assumed by ATX, Inc. at their historical cost basis.

     The partnership agreement provides for the allocation of profits and losses on an annual basis. Profits and losses are allocated among partners based on the partnership agreement.

     Distributions, other than liquidating distributions, shall be made to all partners in proportion to their percentage interests except as otherwise stipulated in the partnership agreement.

     The partnership agreement required that during 1999 certain partners receive distributions totaling $1,350,000 for prior years. This agreement also provides for bonuses to these partners totaling $8,000,000 per year for the years 1998 through 2002. The Company has recorded compensation expenses for these bonuses included in selling, general and administrative expenses for the years ended December 31, 1999 and 1998, respectively.

     If a sale or public offering of the Company does not occur before January 31, 2003, certain minority partners have an option to put their respective interests to the Company at fair value, as defined within the partnership agreement. The total amount to be paid to these partners for their respective interests will be paid over a seven and one-half year period.

2. PLAN OF RECAPITALIZATION AND MERGER

     On March 9, 2000, ATX, Inc. and its stockholders ("ATX Stockholders") entered into a plan of recapitalization and merger ("Merger Agreement") with CoreComm Limited ("CoreComm"). Under the terms of the merger agreement, the ATX

                     ATX TELECOMMUNICATIONS SERVICES GROUP

Stockholders will exchange their issued and outstanding common stock for the following aggregate consideration: (i) $500 million of CoreComm common stock;
(ii) $250 million of CoreComm's 3% senior preferred stock and (iii) $150 million in cash from CoreComm. Such amounts may be subject to adjustments as defined in the merger agreement. In the event CoreComm has not completed a debt or equity financing prior to the closing date, CoreComm may elect to issue short term notes of $70 million and reduce the cash consideration by such amount. The Merger Agreement is subject to regulatory and CoreComm shareholder approval, among other conditions.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Revenue Recognition

     The Company recognizes revenue based on the customers' usage of services. Revenues are presented net of estimated discounts. Additionally, the Company accrues for unbilled telecommunication revenue as a result of its billing cycle and such amounts are included in accounts receivable.

   Cost of Revenues

     Cost of revenues includes network costs which consist of access, transport, and termination costs. Such costs are recognized when incurred in connection with the provision of telecommunication services.

   Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization are provided by the straight-line method over the estimated useful lives of the respective assets. Property and equipment are depreciated over useful lives ranging from five to seven years and leasehold improvements are amortized over the terms of the lease.

   Intangible Assets

     Intangible assets represent acquired customer lists which are being amortized using the straight line method over a 7-year period. Intangible assets are presented net of accumulated amortization of $522,504, $343,933 and $165,362 as of December 31, 1999, 1998 and 1997, respectively.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

   Impairment of Assets

     The Company's long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. The Company determined that, as of December 31, 1999, there had been no impairment in the carrying value of the long-lived and intangible assets.

   Advertising and Marketing Costs

     All costs related to advertising and marketing the Company's products and services are expensed in the period incurred.

   Income Taxes

     The partners are required to report their respective share of the Company's profits and losses in their individual income tax returns. Accordingly, no provision for federal, state and local income taxes is reflected in the financial statements.

   Concentrations of Credit Risk

     The Company maintains its cash deposits and temporary cash investments with high-quality institutions at levels which may exceed federally insured limits. The Company has not experienced any losses on cash deposits or temporary cash investments maintained in this manner.

     The Company sells its telecommunications services and products to customers operating primarily in the Northeastern region of the United States. The Company performs ongoing credit evaluation of its customers, and it generally does not require collateral from those customers.

   Fair Value of Financial Instruments

     The carrying value of all financial instruments approximates their fair value due to the short maturity of the respective instruments.

   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

4. PROPERTY AND EQUIPMENT

     Property and equipment are summarized as follows:

                                            DECEMBER 31,
                              -----------------------------------------
                                 1999           1998           1997
                              -----------    -----------    -----------
Computer and switching
   equipment................  $19,964,627    $16,801,263    $12,314,302
Furniture and fixtures......    1,150,108        711,471        592,556
Automobiles.................      352,113        279,533        107,147
Leasehold improvements......       79,492         56,683         56,683
                              -----------    -----------    -----------
                               21,546,340     17,848,950     13,070,688
Less accumulated
   depreciation and
   amortization.............   13,186,467     11,544,585      9,794,919
                              -----------    -----------    -----------
                              $ 8,359,873    $ 6,304,365    $ 3,275,769
                              ===========    ===========    ===========

5. LONG-TERM DEBT

     In connection with an acquisition of customer lists during 1997 for $1,250,000, Global issued a note for $837,500. The note provided for payments of $275,000 and $562,500 with interest at 5.5% in 1998 and 1999, respectively. During 1999, the note was repaid in full. Global recorded interest expense of $47,238 and $39,724 for the years ended 1999 and 1998.

6. LEASE COMMITMENTS

     The Company leases various facilities classified as operating leases. Under terms of these leases, the Company is required to pay its proportionate share of real estate taxes, operating expenses and other related costs. Rent expense for the years ended December 31, 1999, 1998 and 1997 was $1,619,083, $1,444,456 and
$1,295,971, respectively.

     Additionally, the Company leases its principal office and equipment space from various partnerships in which the general partner was also a partner of the Company. The Company recorded rent included in the above amounts aggregating $1,227,010, $1,182,515 and $1,179,358 to these partnerships for the years ended December 31, 1999, 1998 and 1997, respectively.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

     Future minimum rental payments, including those due to related parties, are summarized as follows:

        YEAR ENDING DECEMBER 31,             AMOUNT
        ------------------------           ----------
2000.....................................  $1,902,000
2001.....................................   1,927,000
2002.....................................   1,954,000
2003.....................................   1,565,000
2004.....................................     537,000
Thereafter...............................     105,000
                                           ----------
                                           $7,990,000
                                           ==========

7. RELATED PARTY TRANSACTIONS

     There are various transactions with a partner of the Company relating to certain professional services approximating $1,000,000 for each of the years 1999, 1998 and 1997. These transactions resulted in intercompany balances shown as payables to related parties, with the related costs reflected in general and administrative expenses. Additionally, companies affiliated with this partner advanced funds to the Company for their operations and purchases of certain telecommunication equipment. These amounts have no formal repayment terms or interest rates and are shown as payables, related party.

     Additionally, the Company advanced funds to certain partners. These amounts are included in receivables, partners and had no formal repayment terms or interest rates. Subsequent to December 31, 1999, prior to the partnerships merger into ATX, Inc., a distribution of approximately $4.3 million was declared and satisfied by the above mentioned receivables, partners.

8. CONTINGENCIES

     The Company is a defendant in various lawsuits relative to its business operations. Management believes that the outcome of these pending lawsuits will not materially effect the financial position, results of operations or cash flows of the Company.

9. EMPLOYEE BENEFITS

     The Company and affiliated business entities controlled by a partner of the Company maintain a self-insured health plan for their employees and partners. The Company is responsible for participant claims, stop loss premiums and administrative fees. Such plan does not provide for post retirement benefits.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

10. RETIREMENT PLAN

     The Company's employees participate in a defined contribution profit sharing plan established under Section 401(k) of the Internal Revenue Code. The plan allows employees to defer up to 15% of their income through contributions to the plan on a pretax basis, subject to a statutory dollar limitation. In accordance with the provisions of the plan, the employer may match employees' contributions. In addition, the employer may make optional contributions to the plan. The Company and other business entities controlled by a partner of the Company participate in this plan. The Company made matching contributions to the plan for the years ended December 31, 1999, 1998 and 1997 of $176,166, $127,670 and $58,047, respectively.

11. PHANTOM UNIT PLAN

     During 1998, ATX adopted the 1998 Phantom Unit Plan (the "Plan"). The Plan provides for the issuance of a total of 5,000,000 phantom units. Eligible employees may receive phantom units or equivalent consideration as determined by a committee appointed by ATX to administer the Plan. The committee has the authority at its sole discretion to designate the employees eligible to participate in the Plan. In addition, the committee may terminate or amend the Plan at its discretion. Termination or amendment of the Plan shall not affect phantom awards previously granted. Typically, the awards vest over a seven-year period from the date of grant; however, an employee may receive credit for employment time prior to the date of the award at the discretion of the committee.

     The phantom units shall become payable on the earlier of termination or a change of control. Upon the termination of employment, such phantom unit holders shall be entitled to compensation. Such compensation shall be payable over a 36-month period beginning in the thirteenth month after termination. Compensation is determined by the Phantom Unit Plan's formula and is based on average net income as defined in the Plan.

     The Company has recorded a noncash (benefit) charge of ($400,000) and $1,800,000 for the years ended December 31, 1999 and 1998, respectively, related to the issuance of the phantom units.

     Upon a change in control as defined in the Plan, ATX, Inc. will record a compensation charge equal to the fair market value of the phantom units less amounts previously recorded. Such event would be the consummation of the Merger Agreement, described in Note 2 above, resulting in a charge of approximately $44 million.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

     The following table contains information on phantom units for units granted under the Plan from the date of adoption of the Plan through December 31, 1999:

                                             NUMBER OF
                                           PHANTOM UNITS
                                           -------------
Outstanding at January 1, 1998...........           --
Granted..................................    3,350,000
Cancelled................................      (75,000)
                                             ---------
Outstanding at December 31, 1998.........    3,275,000
Granted..................................    1,725,000
Cancelled................................           --
                                             ---------
Outstanding at December 31, 1999.........    5,000,000
                                             =========

12. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Global financed $837,500 in 1997 related to the purchase of customer lists and paid interest of $47,238 and $39,724 in 1999 and 1998, respectively, in connection with this note.

                          VOYAGER.NET AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                     ADDITIONS
                                                      CHARGED     DEDUCTIONS
                           BALANCE AT    CHARGED     TO OTHER    FOR ACCOUNTS   BALANCE AT
                           BEGINNING    COSTS AND    ACCOUNTS    WRITTEN OFF      END OF
                           OF PERIOD     EXPENSES       (1)          (2)          PERIOD
                           ----------   ----------   ---------   ------------   ----------
Description
Year ended December 31,
   1997:
   Allowance for doubtful
      accounts...........  $   90,000   $  199,000    $   --       $249,000     $   40,000
   Valuation allowance
      for deferred tax
      assets.............     740,000      333,000        --             --      1,073,000
Year ended December 31,
   1998:
   Allowance for doubtful
      accounts...........      40,000      178,000        --        119,000         99,000
   Valuation allowance
      for deferred tax
      assets.............   1,073,000    2,445,000        --             --      3,518,000
Year ended December 31,
   1999:
   Allowance for doubtful
      accounts...........      99,000      401,000        --             --        500,000
   Valuation allowance
      for deferred tax
      assets.............   3,518,000    3,282,000        --             --      6,800,000

---------------
(1) Describe non-income statement accounts charged.

(2) Describe other changes to account balance.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                               CORECOMM LIMITED,

                           CORECOMM GROUP SUB I, INC.

                                      AND

                               VOYAGER.NET, INC.

                           DATED AS OF MARCH 12, 2000

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I THE MERGER...................................................      A-7
   1.1     The Merger..................................................      A-7
   1.2     Effective Time..............................................      A-7
   1.3     Closing.....................................................      A-8
   1.4     Tax Consequences............................................      A-8
ARTICLE II DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.........      A-8
   2.1     Directors of die Surviving Corporation......................      A-8
   2.2     Officers of the Surviving Corporation.......................      A-9
ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
   CONSTITUENT CORPORATIONS............................................      A-9
   3.1     Effect on Capital Stock.....................................      A-9
   3.2     Company Stock Options and Related Matters...................     A-12
ARTICLE IV PAYMENT OF SHARES...........................................     A-13
   4.1     Payment for Shares of Company Common Stock..................     A-13
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY................     A-16
   5.1     Existence; Good Standing; Authority; Compliance With Law....     A-16
   5.2     Authorization, Validity and Effect of Agreements............     A-18
   5.3     Capitalization..............................................     A-19
   5.4     Subsidiaries................................................     A-20
   5.5     Other Interests.............................................     A-20
   5.6     No Violation; Consents......................................     A-20
   5.7     SEC Documents...............................................     A-21
   5.8     Litigation..................................................     A-22
   5.9     Absence of Certain Changes..................................     A-22
   5.10    Taxes.......................................................     A-24
   5.11    Real Property Leases; Properties............................     A-25
   5.12    Intellectual Property.......................................     A-27
   5.13    Environmental Matters.......................................     A-29
   5.14    Employee Benefit Plans......................................     A-30
   5.15    Labor Matters...............................................     A-32
   5.16    No Brokers..................................................     A-33
   5.17    Opinion of Financial Advisor................................     A-33
   5.18    Non-Competition Agreements..................................     A-33

                                                                           PAGE
                                                                           ----
   5.19    Material Contracts..........................................     A-33
   5.20    Certain Agreements..........................................     A-34
   5.21    Subscribers.................................................     A-35
   5.22    Information.................................................     A-35
   5.23    Vote Required...............................................     A-35
   5.24    Definition of the Companys Knowledge........................     A-35
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT....................     A-36
   6.1     Existence; Good Standing; Authority; Compliance With Law....     A-36
   6.2     Authorization, Validity and Effect of Agreement.............     A-37
   6.3     Capitalization..............................................     A-37
   6.4     Subsidiaries................................................     A-38
   6.5     Other Interests.............................................     A-38
   6.6     No Violation; Consents......................................     A-39
   6.7     SEC Documents...............................................     A-39
   6.8     Litigation..................................................     A-40
   6.9     Absence of Certain Changes..................................     A-40
   6.10    Intellectual Property.......................................     A-41
   6.11    No Brokers..................................................     A-41
   6.12    Opinion of Financial Advisor................................     A-41
   6.13    Taxes.......................................................     A-41
   6.14    Employee Benefit Plans......................................     A-42
   6.15    Definition of Parents Knowledge.............................     A-42
ARTICLE VII COVENANTS..................................................     A-42
   7.1     No Solicitations............................................     A-42
   7.2     Conduct of Businesses.......................................     A-44
   7.3     Tax-Free Treatment..........................................     A-47
ARTICLE VIII ADDITIONAL AGREEMENTS.....................................     A-48
   8.1     Meetings of Stockholders....................................     A-48
   8.2     HSR and Other Filings.......................................     A-48
   8.3     Proxy Statement; Registration Statement.....................     A-50
   8.4     Listing Application.........................................     A-51
   8.5     Affiliates of the Company...................................     A-51
   8.6     Expenses....................................................     A-52
   8.7     Officers and Directors Indemnification......................     A-52
   8.8     Access to Information; Confidentiality......................     A-54

                                                                           PAGE
                                                                           ----
   8.9     Publicity...................................................     A-54
   8.10    Employee Benefits...........................................     A-55
   8.11    Reincorporation and Acquisition.............................     A-55
   8.12    Other Actions...............................................     A-56
   8.13    Notification of Certain Matters.............................     A-56
   8.14    Notification of Parent Transactions.........................     A-57
ARTICLE IX CONDITIONS TO THE MERGER....................................     A-57
   9.1     Conditions to the Obligations of Each Party.................     A-57
   9.2     Conditions to Obligations of the Company....................     A-58
   9.3     Conditions to Obligations of Parent.........................     A-59
   9.4     Parent Transactions.........................................     A-60
ARTICLE X TERMINATION, AMENDMENT AND WAIVER............................     A-60
   10.1    Termination.................................................     A-60
   10.2    Effect of Termination.......................................     A-63
   10.3    Amendment...................................................     A-63
ARTICLE XI GENERAL PROVISIONS..........................................     A-64
   11.1    Notices.....................................................     A-64
   11.2    Certain Definitions.........................................     A-65
           Non-Survival of Representations, Warranties, Covenants and
   11.3    Agreement...................................................     A-65
   11.4    Miscellaneous...............................................     A-65
   11.5    Assignment..................................................     A-66
   11.6    Severability................................................     A-66
   11.7    Choice of Law/Consent to Jurisdiction.......................     A-66
   11.8    Incorporation...............................................     A-67
   11.9    The Headings................................................     A-67
   11.10   No Agreement Until Executed.................................     A-67
   11.11   Obligations of Parent and of the Company....................     A-67

EXHIBITS
Exhibit A   Affiliate Letter
Exhibit B   Registration Rights Agreement
Exhibit C   Stockholders Agreement

                          COMPANY DISCLOSURE SCHEDULE

SECTION  TITLE
-------  -----
5.1(b)   Organizational and Good Standing
5.1      Organizational Documents
5.1(f)   Communications Permits
5.1(g)   Violations of Communications Permits
5.3      Capitalization
5.4      Subsidiaries
5.5      Other Interests
5.6(a)   No Violations
5.6(b)   Consents
5.8      Litigation
5.9      Absence of Certain Changes
5.10     Taxes
5.11     Real Property Leases; Properties
5.12(a)  Intellectual Property
5.12(b)  Intellectual Property Licenses
5.12(c)  Intellectual Property Enforcement Actions
5.13     Environmental Matters
5.14(a)  Company Benefit Plans
5.14(b)  Employee Matters
5.14(c)  Employee Compensation
5.15     Labor Matters
5.18     Non-Competition Agreements
5.19(a)  Material Contracts
5.19(b)  Other Contracts
5.19(c)  Circuit Schedule
5.20     Certain Agreements
7.2(a)   Conduct by the Company
8.12     Pricing Policies

                           PARENT DISCLOSURE SCHEDULE

SECTION  TITLE
-------  -----
6.1      Organizational and Good Standing
6.3      Capitalization
6.4      Subsidiaries
6.5      Other Interests
6.6(a)   No Violations
6.6(b)   Consents
6.8      Litigation
6.9      Absence of Certain Changes
6.10     Intellectual Property
6.13     Taxes
7.3(b)   Conduct by Parent

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of March 12, 2000, by and among CoreComm Limited, a Bermuda corporation ("Parent"), CoreComm Group Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MergerCo"), and Voyager.net, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, the respective Boards of Directors of Parent, MergerCo and the Company have approved the merger of MergerCo with and into the Company (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") and, upon the terms and subject to the conditions set forth in this Agreement, holders of shares of common stock, par value $.0001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as hereinafter defined) will be entitled, subject to the terms and conditions hereof, to the right to receive shares of common stock, par value $.01 per share, of Parent (the "Parent Common Stock") and cash, without any interest thereon, subject to certain adjustments;

     WHEREAS, the Board of Directors of the Company (the "Company Board") has, in light of and subject to the terms and conditions set forth herein, (i) determined that (A) the consideration to be paid for each share of Company Common Stock in the Merger is fair to the stockholders of the Company, and (B) the Merger is in the best interests of the Company and its stockholders, and
(ii) resolved to approve and adopt this Agreement and the transactions contemplated or required by this Agreement, including the Merger (collectively, the "Transactions"), and to recommend approval and adoption by the stockholders of the Company of this Agreement and the Transactions;

     WHEREAS, as a condition to the willingness of Parent and MergerCo to enter into this Agreement, Media/Communications Partners II Limited Partnership, Media/ Communications Investors Limited Partnership Glenn R. Friedly and Christopher P. Torto and certain of their affiliates (collectively, the "Principal Stockholders") have entered into a Voting Agreement, dated as of the date hereof, with Parent and MergerCo (the "Voting Agreement"), pursuant to which each Principal Stockholder has agreed, among other things, to vote such Principal Stockholder's shares of Company Common Stock in favor of the approval of the Transactions, upon the terms and subject to the conditions set forth in the Voting Agreement;

     WHEREAS, Parent, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions, and also to prescribe various conditions to the Transactions;

     WHEREAS, the parties intend, by executing this Agreement, to either or both
(i) adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code or (ii) agree to a transaction that qualifies as an exchange under the provisions of Section 351 of the Code; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Parent, MergerCo and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger.   Subject to the terms and conditions of this Agreement, at
the Effective Time, the Company and MergerCo shall consummate the Merger pursuant to which (a) MergerCo shall be merged with and into the Company and the separate corporate existence of MergerCo shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and the DGCL, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and MergerCo shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and MergerCo shall become the debts, liabilities and duties of the Surviving Corporation. The Company shall take such steps as are permitted under the DGCL to (i) amend the Certificate of Incorporation of the Company (the "Company Certificate") so that the Certificate of Incorporation of MergerCo, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) amend the Bylaws of the Company (the "Company Bylaws") so that the Bylaws of MergerCo, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, by the Certificate of Incorporation of the Surviving Corporation and by such Bylaws. Notwithstanding the foregoing, the name of the Surviving Corporation shall be "CoreComm-Voyager, Inc." and the Certificate of Incorporation and Bylaws of the Surviving Corporation shall so provide. The Merger shall have the effects specified in the DGCL, including Section 259 of the DGCL.

     1.2 Effective Time.   As promptly as practicable after all of the
conditions set forth in Article IX shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, MergerCo and the Company shall duly execute and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective as of the time of the Certificate of Merger has been duly filed or such other subsequent date or time as shall be agreed upon by the parties and set forth in the Certificate of Merger and in accordance with the DGCL (the "Effective Time").

     1.3 Closing. The closing of the Merger (the "Closing") shall take place at such time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article IX hereof (the "Closing Date"), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, NY 10019, unless another date or place is agreed to by the parties hereto.

     1.4 Tax Consequences.   It is intended by all of the parties hereto that
the Merger will qualify both or either (i) as a reorganization within the meaning of Section 368(a) of the Code or (ii) a transaction that, together with the Reincorporation (as defined herein) qualifies as an exchange under the provisions of Section 351 of the Code and which is treated for U.S. federal income tax purposes as a transfer of Company Common Stock by the shareholders of the Company to Parent in exchange for the Merger Consideration. All of the parties to this Agreement agree to report the Merger, for all purposes, in a manner which is consistent with the preceding sentence and no party shall take any action, or fail to take any action which action or failure to take such action would cause the Merger to fail to qualify (i) as a reorganization within the meaning of Section 368(a) of the Code or (ii) a transaction that, together with the Reincorporation (as defined herein) qualifies as an exchange under the provisions of Section 351 of the Code and which is treated for U.S. federal income tax purposes as a transfer of Company Common Stock by the shareholders of the Company to Parent in exchange for the Merger Consideration. However, it is further intended by all of the parties hereto that if the transactions with ATX Communications Services, Inc. ("ATX") described in Section 8.11 occur, and this Agreement is assigned as provided in Section 11.5, then the incorporation of ATX, the transactions with ATX described in Section 8.11, and the transactions described in this Agreement will be treated for U.S. federal income tax purposes as one integrated transaction qualifying as an exchange under the provisions of
Section 351 of the Code in which the shareholders of the Company transfer Company Common Stock in exchange for ATX stock.

                                   ARTICLE II

                             DIRECTORS AND OFFICERS
                          OF THE SURVIVING CORPORATION

     2.1 Directors of the Surviving Corporation.   The directors of MergerCo
immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The Company will use reasonable efforts to cause any director who is a designee of the Company on the Board of Directors of any Company Subsidiary to resign as of the Effective Time.

     2.2 Officers of the Surviving Corporation.   The officers of the Company
immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                  ARTICLE III

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

     3.1 Effect on Capital Stock.   As of the Effective Time, by virtue of the
Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of MergerCo:

         (a) Each issued and outstanding share of Company Common Stock held by the Company as a treasury share or held by any direct or indirect Company Subsidiary and each issued and outstanding share of Company Common Stock owned by Parent, MergerCo or any other direct or indirect Parent Subsidiary immediately prior to the Effective Time, shall be canceled and retired and cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto.

         (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than those shares referred to in Section 3.1(a), shall be canceled and shall be converted automatically into and represent the right to receive: (i) an amount equal to $3.00, net to the holder in cash, without any interest thereon (plus any cash in lieu of fractional shares as described in Section 4.1(e), the "Cash Consideration") and (ii) that number of fully paid and nonassessable shares of Parent Common Stock equal to $14.00 divided by the Base Stock Price (as defined below) (the "Exchange Ratio") (rounded to the nearest thousandth and subject to adjustment, as provided below, and subject to cash in lieu of fractional shares of Parent Common Stock, if any, pursuant to Section 4.1(e), the "Stock Consideration" and together with the Cash Consideration, the "Merger Consideration").

         (c) The Exchange Ratio shall be adjusted as follows:

               (i) if the Average Parent Common Stock Price is greater than the Collar Percentage multiplied by the Base Stock Price (such product being the "Ceiling Stock Price"), then the Exchange Ratio shall be adjusted such that the aggregate value (based on the Average Parent Common Stock Price) of the Stock Consideration will be equal to the value the Stock Consideration would represent if the Average Parent Common Stock Price were equal to the Ceiling Stock Price and there were no adjustments to the Exchange Ratio as contemplated in this Section
         3.1. The Collar Percentage shall be equal to 119%, subject to the following adjustments: If (1) the Closing has not occurred on or prior to July 15, 2000, (2) subsequent to the date of this Agreement, Parent has engaged in a transaction (other than transactions contemplated by this Agreement or any transaction which would result in a Base Adjustment (as defined below)) (a "Parent Transaction") that would (x) require the approval of the stockholders of Parent or, (y) require Parent to include the information relating to such transaction in the pro forma financial statements (the "Pro Formas") that are required to be contained in the Registration

         Statement or (z) require Parent to amend or restate the Pro Formas in any material manner, and (3) all conditions to Closing have been satisfied (or waived by the party entitled to waive such condition) or are capable of being satisfied on such date with reasonable best efforts, other than the conditions set forth in Sections 9.1(a) and 9.1(d) and the failure of either such condition to be satisfied is the result of a Parent Transaction, then, commencing on the later to occur of (i) July 16, 2000 and (ii) the first business day after which the circumstances set forth in clause (3) are present (such later date being the "Trigger Day") the Collar Percentage shall be increased as follows: 2.5 percentage points on the Trigger Day, and an additional five percentage points per each 31 day period (a "Monthly Period") (on a pro rata basis, based on the actual number of elapsed days in such Monthly Period at the Closing Date) beginning on the sixteenth calendar day following the Trigger Day;

               (ii) if the Average Parent Common Stock Price is equal to or greater than 69% of the Base Stock Price and less than 86% of the Base Stock Price (86% of the Base Stock Price being the "Floor Stock Price"), then the Exchange Ratio shall be adjusted such that the aggregate value (based on the Average Parent Common Stock Price) of the Stock Consideration will be equal to the value the Stock Consideration would represent if the Average Parent Common Stock Price were equal to the Floor Stock Price and there were no adjustments to the Exchange Ratio as contemplated in this Section 3.1; and

               (iii) subject to the provisions of Section 10.1(i), if the Average Parent Common Stock Price is less than 69% of the Base Stock Price, then the Exchange Ratio will equal that number that it would be set to in clause (ii) above if the Average Parent Common Stock Price were equal to 69% of the Base Stock Price.

         For purposes of this Agreement, the "Average Parent Common Stock Price" means the volume weighted average trading price of Parent Common Stock for ten randomly selected trading days out of the twenty (20) consecutive trading days ending with the last trading day prior to the Closing Date. The "Base Stock Price" shall be equal to $47.875, subject to the following "Base Adjustments": (i) if, after the date of this Agreement and on or prior to the Closing Date the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any dividend payable in Parent Common Stock shall be declared thereon with a record date within such period, or any similar event shall occur, the Base Stock Price shall be adjusted accordingly to provide to the shareholders of the Company the same economic effect as contemplated by this Agreement absent such reclassification, recapitalization, stock split, reverse stock split, combination, exchange, dividend or similar event; and (ii) if, after the date of this Agreement and on or prior to the Closing Date, Parent shall distribute to all holders of Parent Common Stock shares of capital stock of Parent other than Parent Common Stock, evidences of indebtedness or other assets

     (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (i) above), then in each such case the Base Stock Price shall be multiplied by a fraction of which the numerator shall be the Current Market Price (as defined below) of the Parent Common Stock on the record date less the then fair market value (as determined in good faith by the Board of Directors of Parent (the "Parent Board"), whose determination shall be conclusive evidence of such fair market value (absent manifest error or bad faith) and described in a board resolution) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Parent Common Stock and of which the denominator shall be the Current Market Price of the Parent Common Stock. The "Current Market Price" shall mean the volume weighted average trading price of Parent Common Stock for the ten randomly selected trading days out of the prior twenty (20) consecutive trading days. Parent may only effect a distribution described under (ii) above, if such distribution does not include operating assets that are required to maintain the current operating businesses of CoreComm, Inc. (a subsidiary of Parent) and the distribution of such operating assets would not have a material adverse effect on the current operating businesses of CoreComm, Inc., other than the LMDS licenses and related assets.

         (d) If at any time prior to Closing, either the written opinion of counsel required to be received by the Company pursuant to Section 9.2(e) or the written opinion required to be received by Parent pursuant to
     Section 9.3(g) is not reasonably expected to be delivered in a form acceptable to the Company and Parent because less than 80% of the value of the Merger Consideration will be Stock Consideration (determined as of the Closing Date) and all other conditions to Closing set forth in Article IX have been satisfied (or waived by the party entitled to make such condition), then the Merger Consideration shall be adjusted by increasing the Stock Consideration and decreasing the Cash Consideration so that the Stock Consideration shall constitute 80% of the value of the Merger Consideration (determined as of the Closing Date) provided, that, after such adjustment, the Merger qualifies as a reorganization under the provisions of Section 368(a)(2)(E) of the Code.

         (e) Each share of common stock, par value $.01 per share, of MergerCo (the "MergerCo Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"), certificates for which shall be issued to the stockholders of MergerCo on a pro rata basis in accordance with their respective shares of MergerCo upon surrender to the Surviving Corporation of such stockholders' certificates formerly representing such shares of MergerCo Common Stock.

         (f) All shares of Company Common Stock, when converted as provided in
     Section 3.1(b), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing such shares shall thereafter represent only the right to receive the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock in accordance with Sections 3.1(b) and 4.1(e) and any distribution or dividend under Section 4.1(c). The holders of Certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of Article III hereof, shall only represent the right to receive for their shares of Company Common Stock the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock in accordance with Sections 3.1(b) and 4.1(e) and any distribution or dividend under Section 4.1(c) in each case without interest.

     3.2 Company Stock Options and Related Matters.

     (a) Each option (collectively, the "Company Options") granted under the Company's Amended and Restated 1998 Stock Option and Incentive Plan (the "Company Stock Option Plan"), which is outstanding (whether or not then exercisable) as of immediately prior to the Effective Time and which has not been exercised or canceled prior thereto, shall, at the Effective Time, be assumed by Parent, subject to the provisions of this Section 3.2 (the "Assumed Options"). The Assumed Options shall not terminate in connection with the Merger and shall continue to have, and be subject to, the same terms and conditions as set forth in the Company Stock Option Plan and agreements (as in effect immediately prior to the Effective Time) pursuant to which the Company Options were granted, provided that (i) all references to the Company shall be deemed to be references to Parent and all references to shares of Company Common Stock shall be deemed to be references to shares of Parent Common Stock, (ii) each Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by such Company Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio (as defined below) and rounded to the nearest whole number of shares of Parent Common Stock and (iii) the exercise price per share of Company Common Stock under such Company Option shall be equal to the exercise price per share of Company Common Stock under the Company Option divided by the Option Exchange Ratio and rounded to the nearest cent. Parent shall (A) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of such Assumed Options pursuant to this
Section 3.2, (B) promptly after the Effective Time issue to each holder of a Company Option a document evidencing the assumption by Parent of the Company's obligations with respect thereto under this Section 3.2, and (C) promptly after the Effective Time, cause to be filed a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company Stock Option Plans then in effect and covering the shares of Parent Common Stock issuable upon exercise of the Assumed Options. As used in this Section 3.2, "Option Exchange Ratio" means the sum of

(i) the Exchange Ratio (as it may be adjusted) and (ii) the quotient obtained by dividing the per share Cash Consideration by the Average Parent Common Stock Price.

     (b) The adjustments provided in this Section 3.2 with respect to any Company Options that are "incentive stock options" as defined in Section 422 of the Code, shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

     (c) The parties to this Agreement shall take all reasonable action required to exempt under SEC Rule 16(b)-3 the treatment of options contemplated hereby, including, if necessary or appropriate, obtaining approvals, by each party's Board of Directors, of the type described in a pertinent SEC no-action letter dated January 12, 1999.

                                   ARTICLE IV

                               PAYMENT OF SHARES

     4.1 Payment for Shares of Company Common Stock.

     (a) From and after the Effective Time, such bank or trust company designated by Parent, and reasonably acceptable to the Company, shall act as exchange agent (the "Exchange Agent"). At or prior to the Effective Time, MergerCo shall deposit, or MergerCo shall otherwise take all steps necessary to cause to be deposited, with the Exchange Agent the aggregate Merger Consideration and the cash in lieu of fractional shares of Parent Common Stock (such aggregate Merger Consideration and cash in lieu of shares of Parent Common Stock together with any dividends or distributions with respect thereto to which the holders of Certificates may be entitled pursuant to Section 4.1(c) being hereinafter referred to as the "Exchange Fund") to which holders of shares of Company Common Stock shall be entitled pursuant to Section 3.1.

     (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates other than the Company, Parent, MergerCo or any Parent Subsidiary (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of Parent Common Stock representing the Stock Consideration to which such holder shall be entitled, (y) a check representing the amount of the Cash Consideration to which such holder shall be entitled and (z) a check representing the amount of cash in lieu of fractional shares of Parent Common Stock, if any, plus the amount of any dividends (other than stock dividends), or distributions, if any, pursuant to paragraph (c) below, in the case of

(y) and (z), after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the Cash Consideration or on cash payable in lieu of fractional shares or on the dividend or distribution, if any, payable to holders of Certificates pursuant to this Section 4.1. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a Certificate representing the proper number of shares of Parent Common Stock, together with checks for the Cash Consideration to which such holder shall be entitled and for any cash to be paid in lieu of fractional shares of Parent Common Stock plus, to the extent applicable, the amount of any dividend or distribution, if any, payable pursuant to paragraph (c) below, may be issued and paid to such a transferee if the Certificate representing shares of such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the surrendered Certificate is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the surrendered Certificate, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

     (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein; provided, however, that subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

     (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration and cash in lieu of fractional shares, if any, in accordance with this Section 4.1 (plus dividends and distributions to the extent set forth in Section 4.1(c), if any).

     (e) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share

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interest will not entitle its owner to vote, to receive dividends or to any other rights of a stockholder of Parent. In lieu of the issuance of any fractional shares of Parent Common Stock pursuant to Section 3.1(b), the Exchange Agent shall pay to each holder of shares of Company Common Stock exchanged pursuant to the Merger who are entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) in accordance with the provisions of this Article IV, an amount in cash equal to the product obtained by multiplying (A) the fractional shares of Parent Common Stock to which such holder is entitled (after taking into account all shares of Company Common Stock held at the Effective
Time) by (B) the closing price for a share of Parent Common Stock on NASDAQ on the first business day immediately following the Effective Time.

     (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of their Merger Consideration and cash in lieu of fractional shares (plus dividends and distributions to the extent set forth in Section 4.1(c), if any), as determined pursuant to this Agreement, without any interest thereon. None of Parent, MergerCo, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined herein)), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled to those amounts. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation will issue and pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and cash in lieu of fractional shares (plus, to the extent applicable, dividends and distributions payable pursuant to Section 4.1(c)) in each case without interest.

     (g) Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provisions of Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for purposes of this Agreement as having been

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paid to the holder of a Certificate in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Parent, which shall refer to the relevant Sections of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and MergerCo as follows:

     5.1 Existence; Good Standing; Authority; Compliance With Law.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth in
Section 5.1 of the Company Disclosure Schedule, the Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, properties, results of operations or financial condition of the Company and the Company Subsidiaries (as defined herein) taken as a whole (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) Each of the Company Subsidiaries is a corporation, partnership or limited liability company (or similar entity or association in the case of those Company Subsidiaries organized and existing other than under the laws of a state of the United States) duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except as set forth in Section 5.1(b) of the Company Disclosure Schedule and except for jurisdictions in which such failures to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (c) Neither the Company nor any of the Company Subsidiaries is in violation of any order of any court, Governmental Entity or arbitration board or tribunal, or any domestic law, statute, order, judgment, decree, ordinance, rule or regulation ("Law"), applicable to the Company or any Company Subsidiary or by which any of their respective properties or assets is bound or affected, which violations would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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     (d) The Company and the Company Subsidiaries have obtained all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, waivers, rights, certificates, approvals and orders of, and registrations required to be made with, any United States (federal, state or local) government, or governmental, regulatory or administrative authority, agency or commission, court or arbitrator of competent jurisdiction or stock exchange (each of the foregoing, a "Governmental Entity") that are material to its business as it is now being or is intended to be conducted (the "Company Permits"), except where failure to obtain any such Company Permit would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company or one or more of the Company Subsidiaries is in possession of all of the Company Permits, no material violations are or have been recorded in respect of any of the Company Permits and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened that has resulted or would be, individually or in the aggregate, reasonably expected to result in a Company Material Adverse Effect. Except for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all of the Company Permits are in full force and effect and neither the Company nor any of its Subsidiaries is, or has received notice alleging that it is, in conflict with, or in default or violation of, or, with the giving of notice or lapse of time or both, would be in conflict with, or in default or violation of,
(i) any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected by or (ii) any of the Company Permits.

     (e) The copies of the Company certificate of incorporation and by-laws, each as amended through the date of this Agreement that are incorporated by reference in, as exhibits to the Company's registration statement on Form S-8 dated August 12, 1999 and all comparable corporate organizational documents of the Company Subsidiaries made available to Parent by the Company are complete and correct copies of those documents. All such corporate organizational documents of the Company and the Company Subsidiaries are listed on Section 5.1(e) of the Company Disclosure Schedule. Such certificate of incorporation and by-laws and all comparable organizational documents of the Company Subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of such certificate of incorporation or by-laws.

     (f) All Company Permits issued by a state public utilities commission or a similar state regulatory body ("PUC") or the Federal Communications Commission ("FCC"), or a municipal authority used in conjunction with Company's provision of telecommunications services (collectively, the "Communications Permits") are listed in Section 5.1(f) of the Company Disclosure Schedule. Each of the Communications Permits was duly issued and is valid and in full force and effect and has not been modified, canceled, revoked, or conditioned in any adverse manner except for such modifications, cancellations, revocations or conditions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Communications Permits has been sold, conveyed, pledged, assigned or transferred to any other party, and no other party has any present or future right to acquire use of

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

them that would in either case, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (g) Except as disclosed in Section 5.1(g) the Company Disclosure Schedule, the Company has complied with and is in compliance with all regulations and laws applicable to its operations under the Communications Permits, except where any such failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is in compliance with, and its businesses have operated in compliance with, the Communications Act of 1934, as amended, FCC regulations, or any applicable state laws or regulations, and has filed all tariffs, registrations and reports and paid all required fees, including any renewal applications, required by the Communications Act of 1934, as amended, or any applicable state regulations and has complied with the terms of each such tariff or regulation, except where any such failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no action, suit, investigation or other proceeding pending or, to the Company's knowledge, threatened against the Company which might adversely affect the Communications Permits, or the assignment of the Communications Permits to Parent or MergerCo that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No event has occurred with respect to the Communications Permits which permits or, after notice or lapse of time, or both, would permit revocation or termination thereof, or would result in any impairment of the rights of the holder of the Communications Permits or the imposition of a forfeiture against the Company or any subsequent holder of the Communications Permits with respect to the operation of the facilities authorized thereby that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (h) The Company has delivered to Parent correct and complete copies of (a) the Company's Communications Permits and the applications related thereto together with any pending applications filed by the Company for new or modified facilities related to the purchased business, and (b) all other Permits and any tariffs filed by the Company relating to the purchased business, and any applications for additional or modified Permits to the purchased business, except for those Communications Permits or other Permits that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     5.2 Authorization, Validity and Effect of Agreements.   The Company has the
requisite power and authority to enter into the transactions and to execute and deliver this Agreement. The Company Board has unanimously approved this Agreement, the Merger and the other Transactions and has resolved to recommend that the holders of Company Common Stock adopt and approve this Agreement at the stockholders' meeting of the Company to be held in accordance with the provisions of Section 8.1. In connection with the foregoing, the Company Board has taken such actions and votes as are necessary on its part to render the provisions of Section 203 of the DGCL and all other applicable takeover statutes inapplicable to this Agreement, the Merger, the other Transactions and the Voting Agreement. Subject only to the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Requisite Company Vote"), the execution by the Company of this Agreement and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. As of the date hereof, all of the directors and executive officers of the Company have indicated that they presently intend to vote all shares of the Company Common Stock which they own to approve this Agreement and the Transactions at the stockholders' meeting of the Company to be held in accordance with the provisions of Section 8.1. This Agreement, assuming due and valid authorization, execution and delivery thereof by Parent, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     5.3 Capitalization.

     (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share, of the Company (the "Company Preferred Stock"). As of the date of this Agreement, (i) 31,650,108 shares of Company Common Stock were issued and outstanding, (ii) 9,775,688 shares of Company Common Stock have been authorized and reserved for issuance and are available for grant pursuant to the Company Stock Option Plan, subject to adjustment on the terms set forth in the Company Stock Option Plan, (iii) 3,493,467 options were outstanding under the Company Stock Option Plan, (iv) no shares of Company Preferred Stock were issued and outstanding, and (v) no shares of Company Common Stock and no shares of Company Preferred Stock were held in the treasury of the Company. All such issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, no shares of capital stock or voting securities of the Company were issued, outstanding or reserved for issuance by the Company or outstanding other than as described above and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Company Options outstanding on such date. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except for the Company Options (all of which have been issued under the Company Stock Option Plan), there are no existing options, warrants, calls, subscriptions, convertible securities, redemption rights, or other rights, agreements or commitments to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of, other equity interests in, or securities exchangeable for or convertible into capital stock or other equity interests in, the Company or any Company Subsidiary or any Company Subsidiary which obligate the Company to issue, transfer or sell any shares of capital stock of the Company.

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     (b) Section 5.3 of the Company Disclosure Schedule sets forth a full list of the Company Options, including the name of the person to whom such Company Options have been granted, the number of shares subject to each Company Option, the per share exercise price for each Company Option and the vesting schedule for each Company Option. Except as set forth in Section 5.3 of the Company Disclosure Schedule, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in Section 5.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary. Except as set forth in Section 5.3 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

     5.4 Subsidiaries.   The Company owns directly or indirectly each of the
outstanding shares of capital stock or other equity interest of each of the Company Subsidiaries. Each of the outstanding shares of capital stock of each of the Company Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.4 of the Company Disclosure Schedule, each of the outstanding shares of capital stock or other equity interest of each of the Company Subsidiaries is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims, options, rights of first refusal, agreements, limitations on the Company or such other Company's voting rights, charges or other encumbrances (collectively, "Liens"). Section 5.4 of the Company Disclosure Schedule sets forth: (i) name and jurisdiction of incorporation or organization of each subsidiary of the Company (the "Company Subsidiaries"); (ii) the authorized capital stock, share capital or other equity interest, to the extent applicable of each Company Subsidiary; and (iii) the name of each stockholder or equity interest holder and the number of issued and outstanding shares of capital stock, share capital or other equity interest held by it with respect to each Subsidiary.

     5.5 Other Interests.   Except as set forth in Section 5.5 of the Company
Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other entity (other than investments in short-term investment securities), other than in any Company Subsidiary.

     5.6 No Violation; Consents.

     (a) Except as set forth in Section 5.6(a) of the Company Disclosure Schedule, neither the execution and delivery by the Company of this Agreement nor consummation by the Company of the Transactions in accordance with the terms hereof, will conflict with or result in a breach of any provisions of the Company Certificate or the Company

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Bylaws or any comparable organizational documents of any Company Subsidiary.
Except as set forth in Section 5.6(a) of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement and consummation by the Company of the Transactions in accordance with the terms hereof will not violate, or conflict with, or result in (x) a violation of any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (y) any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien, upon any of the properties or assets of the Company or the Company Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation (collectively, "Contracts") to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their properties is bound, except in each such case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Other than the filings provided for in Article I of this Agreement, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws, the Communications Act of 1934, as amended, and any regulations promulgated thereunder (the "Communications Act"), the rules and regulations of local, state, or foreign PUCs (the "PUC Regulations"), and the applicable local, state, or foreign laws regulating the telecommunications industry (the "Utility Laws") (collectively, the "Regulatory Filings") the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and consummation of the Transactions does not, require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (b) Section 5.6(b) of the Company Disclosure Letter sets forth a correct and complete list of all material Contracts to which the Company or any Company Subsidiaries are a party or by which they or their assets or properties is bound or affected under which consents or waivers are required prior to consummation of the transactions contemplated by this Agreement and the Transactions.

     5.7 SEC Documents.

     (a) The Company has filed all required forms, reports, exhibits, schedules, statements and other documents with the Securities and Exchange Commission (the "SEC") since July 21, 1999 (collectively, and including the Company's registration statement on Form S-1 dated July 20, 1999, the "Company SEC Reports"), all of which

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were prepared in accordance with the applicable requirements of the Exchange
Act, the Securities Act and the rules and regulations promulgated thereunder (the "Securities Laws"). All required Company SEC Reports have been filed with the SEC and constitute all forms, reports, exhibits, schedules, statements and other documents required to be filed by the Company under the Securities Laws since July 21, 1999. As of their respective dates, the Company SEC Reports, including any financial statements or schedules included or incorporated therein by reference, (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents the consolidated results of operations and cash flow of the Company and the Company Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

     (b) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of September 30, 1999 including the related notes, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since September 30, 1999 that have not resulted and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     5.8 Litigation.   Except as set forth in Section 5.8 of the Company
Disclosure Schedule, there is no litigation, suit, claim, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would, individually or in the aggregate, reasonably be

                                      A-22
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expected to have a Company Material Adverse Effect. Neither the Company nor any
Company Subsidiary is subject to any outstanding order, writ, injunction or decree which has resulted or would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

     5.9 Absence of Certain Changes.   Except as disclosed in the Company SEC
Reports filed with the SEC between September 30, 1999 and the date of this Agreement or in Section 5.9 of the Company Disclosure Schedule, since September 30, 1999 the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course of business and there has not been:

         (a) any declaration, setting aside or payment of any dividend or other distribution with respect to Company Common Stock or any redemption, purchase or other acquisition of the Company's securities;

         (b) any material commitment, contractual obligation (including, without limitation, any management or franchise agreement, any lease (capital or otherwise) or any binding letter of intent), borrowing, liability, guaranty, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of the Company Subsidiaries outside the ordinary course of business except for Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Transactions;

         (c) any material change in the Company's accounting principles, practices or methods;

         (d) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Company Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

         (e) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable Law or pursuant to agreements in effect as of September 30, 1999;

         (f)(A) any material incurrence or assumption by the Company or any Company Subsidiary of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by the Company or any Company Subsidiary for the obligations of any other person (other than any wholly-owned Company Subsidiary), other than in the ordinary course of business consistent with past practice;

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         (g) any creation or assumption by the Company or any Company Subsidiary of any Lien on any material asset of the Company or any Company Subsidiary, other than in the ordinary course of business consistent with past practice;

         (h) any making of any loan, advance or capital contribution to or investment in any person by the Company or any Company Subsidiary, other than in the ordinary course of business consistent with past practice or in an amount which are not in the aggregate in excess of $100,000;

         (i)(A) any Contract or agreement entered into by the Company or any Company Subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (B) any modification, amendment, assignment or termination of or relinquishment by the Company or any Company Subsidiary of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that has resulted or would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice or those contemplated by this Agreement; or

         (j) the circuits identified in Section 5.19(c) of the Company Disclosure Schedule have not been materially altered or otherwise changed in any manner that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     5.10 Taxes.

     (a) Except as set forth in Section 5.10 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries (i) has filed, or will have filed, all Tax Returns (as defined below) required to be filed by it on or before the Closing Date (taking into account any applicable extensions) and all such Tax Returns are true, correct and complete in all material respects, and
(ii) has paid, or will have paid, all Taxes (as defined below) required to be paid by it on or before the Closing Date (whether or not shown on any Tax Return), except, in each case, where the failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 5.10 of the Company Disclosure Schedule, the most recent audited financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter year ended September 30, 1999 reflect an adequate reserve for all material Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with United States generally accepted in accounting principles ("GAAP"). To the knowledge of the Company, and except as set forth in Section 5.10 of the Company Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries, there are no Tax liens on any assets of the Company or of any of the Company Subsidiaries (other than Liens for current Taxes not yet due), and no requests for waivers of the time to assess any such Taxes are pending. Section 5.10 of the Company Disclosure Schedule lists all (A) Tax sharing
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allocation or indemnification agreements and (B) agreements for exemptions with
Governmental Entities to which the Company or any of the Company Subsidiaries is a party.

     (b) Except as set forth on Schedule 5.10 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) other than the affiliated group of which the Company is the "parent" and, except with respect to any group of which only the Company and/or its Subsidiaries are members, is not subject to Treas. Reg. Section 1.1502-6 (or any similar provision under foreign, state or local law) for any period. Except as set forth on Schedule 5.10 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or foreign tax law) by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and to the knowledge of the Company the Internal Revenue Service has not initiated or proposed any such adjustment or change in accounting method. Except as set forth on Schedule 5.10 of the Company Disclosure Schedule, no closing agreement that could affect the Taxes of the Company or any of the Company Subsidiaries for periods ending after the Effective Time pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company or any of the Company Subsidiaries. Except as set forth on Schedule 5.10 of the Company Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or any of the Company Subsidiaries by reason of Section 162(m) or Section 280G of the Code and neither the Company nor any of the Company Subsidiaries has made or expects to make any such payments. Neither the Company nor any of the Company Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

     (c) For purposes of this Agreement, "Taxes" means all federal, state, local and foreign income, property, sales, franchise, employment, excise, use, franchise, capital stock, withholding, payroll, gross receipts, value added, transfer and gains and other taxes, tariffs or governmental charges of any nature whatsoever, together with any interest, penalties or additions to Tax with respect thereto.

     (d) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a domestic or foreign taxing authority in connection with Taxes.

     5.11 Real Property Leases; Properties.

     (a) Section 5.11 of the Company Disclosure Schedule is a true and correct Schedule of all real property leased, subleased, licensed or occupied or used by the Company or any Company Subsidiary under any agreements, other than point-of-presence related agreements ("POP Agreements"), (collectively, the "Leases") to or by
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the Company or any of the Company Subsidiaries (collectively, the "Real
Property") and lists the dates of and parties to each such Lease, the dates and parties to each amendment, modification, supplement to such Lease, the term of such Lease, any extension and expansion options, and the rent payable thereunder. Neither the Company nor any Company Subsidiary owns any real property. The Company has delivered to Parent complete and accurate copies of the Leases (as amended to date).

     (b) With respect to each of the Leases, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse
Effect:

         (i) each Lease is legal, valid, binding, enforceable obligation of the Company;

         (ii) each Lease will continue to be legal, valid, binding, enforceable obligation of the Company immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

         (iii) neither the Company nor, to the knowledge of the Company, any other party, is in material breach or violation of, or default under, any such Lease, and, to the knowledge of the Company, no event has occurred, is pending or, is threatened, which, after the giving of notice, with lapse of time, would constitute a material breach or default by the Company or, to the knowledge of the Company, any other party under such Lease nor has any termination event or on condition occurred under the Leases;

         (iv) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

         (v) to the knowledge of the Company, there are no Liens, easement, covenant or other restriction applicable to the Real Property, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company of the property subject thereto;

         (vi) neither the Company nor any Company Subsidiary thereof has any ownership, financial or other interest in the landlord under any Lease;

         (vii) there are no Leases granting to any person or entity other than the Company or any of the Company Subsidiaries any right to the possession, use, occupancy or enjoyment of the Real Property, or any portion thereof;

         (viii) there is no underlying mortgage, deed of trust, lease, grant of term or other estate in or interest affecting any Real Property which is superior to the interest of the Company and the Company Subsidiaries, as tenants under the applicable Lease; and

         (ix) except for as disclosed in Section 5.11(c) of the Company Disclosure Schedule or easements, rights-of-way and other non-monetary encumbrances of a minor nature that do not individually or in the aggregate
     (i) interfere in any material respect with, or materially increase the cost of, the use, occupancy or operation of the applicable parcel of Real Property as currently used, occupied and operated or (ii) materially reduce the fair market value of the applicable parcel of

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

     Real Property below the fair market value such parcel would have had but for such encumbrances, the Real Property is free and clear of all liens, pledges, mortgages, deeds of trust, security interests, claims, leases, licenses, charges, options, rights of first refusal, easements, servitudes, transfer restrictions, encumbrances, restrictive covenants, encroachment or other survey defect or any other restriction or limitation whatsoever and the Company or one of the Company Subsidiaries holds the leasehold estate and interest in each Lease free and clear of all liens, pledges, mortgages, deeds of trust, security interests, claims, leases, licenses, charges, options, rights of first refusals, easements, servitudes, transfer restrictions, encumbrances or any other restriction or limitation whatsoever.

     (c) All of the land, buildings, structures and other improvements used by the Company and the Company Subsidiaries in the conduct of their businesses are included in the Real Property, except for such land, buildings, structures and other improvements that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (d) Each of the POP Agreements of the Company and the Company Subsidiaries constitute legal, valid, binding, enforceable obligation of the Company and will continue to be legal, valid, binding, enforceable obligation of the Company immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, except for those the absence of which would not in the aggregate reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary, nor to the Company's knowledge, any other person, is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any POP Agreement to which the Company or a Company Subsidiary is a party or by which it or any of its properties or assets is bound or affected, except for violations or defaults that have not resulted and would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (e) Except as set forth in Section 5.11(f) of the Company Disclosure Schedule, the Company and the Company Subsidiaries own good and marketable title, free and clear of all Liens, to all of the property and assets shown on the Company's balance sheet at September 30, 1999 as reflected in the Company SEC Reports (the "Company Balance Sheet") or acquired after September 30, 1999, except for (A) assets which have been disposed of to nonaffiliated third parties since September 30, 1999 in the ordinary course of business, (B) Liens reflected in the Company Balance Sheet, (C) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) Liens for current Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company and the Company Subsidiaries are, to the Company's knowledge, in good condition and repair, except for ordinary wear and tear not caused by neglect, and are useable in the ordinary course of business.

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     5.12 Intellectual Property.

     (a) Section 5.12(a) of the Company Disclosure Letter sets forth all United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by the Company and material to the business of the Company and the Company Subsidiaries, taken as a whole, as conducted as of the date hereof, specifying as to each item, as applicable: (i) the owner of the item; and (ii) the issuance, registration or application numbers and dates.

     (b) Section 5.12(b) of the Company Disclosure Letter sets forth all material licenses, sublicenses, and other agreements or permissions ("IP Licenses") under which the Company is a licensor or licensee or otherwise is authorized to use or practice any Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Company or any Company Subsidiaries or, as applicable, Parent or any Parent Subsidiary: (A) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted); (B) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof; (C) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights; (D) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection); and (E) computer software programs, including all source code, object code, and documentation related thereto.

     (c) Except as set forth in Section 5.12(c) of the Company Disclosure Schedule, the Company or the Company Subsidiaries are the owner of free and clear of any Liens, or a licensee under a valid sufficient license for, all Intellectual Property that is material to the business of the Company and the Company Subsidiaries conducted as of the date hereof, taken as a whole. Except as disclosed in the Company SEC Reports or Section 5.12(c) of the Company Disclosure Schedule, there are no claims pending or, to the Company's knowledge, threatened, that the Company or any Company Subsidiary is in violation of any such intellectual property right of any third party or that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and, to the Company's knowledge, no third party is in violation of any intellectual property rights of the Company or any Company Subsidiary which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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

     (d) The Company and/or one or more of its Subsidiaries owns, or is licensed or otherwise possesses valid rights to use, all material computer software programs or applications, including the Company's web-based customer care and billing system, and other tangible or intangible proprietary information or materials (the "Software") that are used in the business of the Company and the Company Subsidiaries as conducted as of the date hereof, except for software that is "off the shelf" or "shrink-wrapped" and except for any such failures to own, be licensed or possess that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. In addition to the foregoing, as to the Company's web-based customer care and billing system, the Company owns all source code, object code, and documents related thereto, except as would not reasonably be expected to have a Company Material Adverse Effect. The Software performs in conformance with its documentation and is fully and freely transferable to Parent without any third party consents, except for failures to perform or to be fully and freely transferable that, individually or in the aggregate, have not resulted and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

     5.13 Environmental Matters.   The Company and the Company Subsidiaries are
and have been in compliance with all Environmental Laws (as defined below), except for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances and orders that regulate the release of hazardous substances or other pollutants or contaminants into the environment, or impose requirements relating to environmental protection, pollution or health and safety. As used in this Agreement, "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and, to the extent not included in the foregoing, any oil or fractions thereof, pollutants or contaminants. Except as set forth in Section 5.13 of the Company Disclosure Schedule, there is no administrative or judicial enforcement proceeding or other claim, demand, order, decree or judgment pending, or to the knowledge of the Company, threatened against the Company or any Company Subsidiary under any Environmental Law. Except as set forth in Section 5.13 of the Company Disclosure Schedule, neither the Company nor any Subsidiary or, to the knowledge of the Company, any legal predecessor of the Company or any Subsidiary, has received any written notice that it is potentially responsible under any Environmental Law for response costs or natural resource damages, as those terms are defined under the Environmental Laws, at any location and neither the Company nor any Subsidiary has transported or disposed of, or arranged for any third party to transport or dispose of, any Hazardous Materials at any location included on the National Priorities List, as defined under CERCLA or any location proposed for inclusion on that list or at any location on any analogous state list. Except as set forth in Section 5.13 of the Company Disclosure Schedule, (i) the Company has no knowledge of any release on the real property owned

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

or leased by the Company or any Company Subsidiary or predecessor entity of Hazardous Materials in a manner that could result in an order to which the Company or any Company Subsidiary is subject to perform a response action or in material liability to the Company or any Company Subsidiary under the Environmental Laws, and (ii) to the Company's knowledge, there is no hazardous waste treatment, storage or disposal facility, underground storage tank, landfill, surface impoundment, underground injection well, friable asbestos or PCB's, as those terms are defined under the Environmental Laws, located at any of the real property owned or leased by the Company or any Company Subsidiary or predecessor entity or facilities utilized by the Company or the Company Subsidiaries in a condition likely to result in material liability to the Company or any Company Subsidiary under Environmental Laws.

     5.14 Employee Benefit Plans.

     (a) Section 5.14(a) of the Company Disclosure Schedule sets forth a list of every Benefit Plan (as hereinafter defined) that is maintained by the Company or an Affiliate (as hereinafter defined) on the date hereof (each a "Company Benefit Plan").

     (b) Each Company Benefit Plan which has been intended to qualify under
Section 401(a) of the Code, has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption. Each Company Benefit Plan that requires registration with a government body has been so registered.

     (c) With respect to any Company Benefit Plan, there has been no event in that could subject, directly or indirectly, the Company or any Affiliate or any Company Benefit Plan to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Company Benefit Plan, including, without limitation, Section 406, 409, 502(i), 502(l) or 4069 of ERISA, or Section 4971, 4975 or 4976 of the Code, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company or any Affiliate has agreed to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirement of, any such statute, regulation or order. Except as set forth on Section 5.14(b) of the Company Disclosure Schedule, there are no actions, liens, suits or claims pending or, to the knowledge of the Company or any Affiliate, threatened (other than routine claims for benefits) with respect to any Company Benefit Plan as to which the Company or any Affiliate has or could reasonably be expected to have any direct or indirect actual or contingent material liability. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Company's knowledge, threatened with respect to any such Company Benefit Plan.

     (d) Neither the Company nor any Affiliate maintains or has any obligation to contribute to, or has within the preceding six years maintained or contributed to, or has had during such period the obligation to maintain or contribute to, or may have any liability with respect to, any Company Benefit Plan subject to Title IV of ERISA,
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Section 412 of the Code, any Multiemployer Plan or any "multiple employer plan"
within the meaning of the Code or ERISA or the regulations promulgated thereunder.

     (e) Except as provided in Section 5.14(c) of the Disclosure Schedule, neither the Company nor any Affiliate is a party to any plan or agreement that will, as a result of the consummation of the transactions contemplated by this Agreement or otherwise, (i) result in the acceleration of the time for payment or vesting of, or increase the amount of compensation due to any employee, former employee, consultant or independent contractor, (ii) reasonablely be expected to result in any "excess parachute payment" under Section 280G of the Code or any payment which is non-deductible under Section 162(m) of the Code. The consummation of the transactions contemplated by this Agreement will not entitle any employee or former employee to severance pay or similar payment which payments, individually or in the aggregate, would be material to the Company and the Company Subsidiaries.

     (f) Neither the Company nor any Affiliate has an announced plan or legally binding commitment to create any additional Company Benefit Plans or to amend or modify any existing Company Benefit Plan, other than amendments to comply with law.

     (g) Neither the Company nor any Affiliate has any material liability, whether absolute or contingent, direct or indirect, including any obligations under any Company Benefit Plan, with respect to any misclassification of a person as an independent contractor rather than as an employee or with respect to any employees "leased" from any employer.

     (h) Neither the Company nor any Affiliate has any obligation to provide or any direct or indirect liability, whether contingent or otherwise, with respect to the provision of health or death benefits to or in respect of former employees, except as may be required pursuant to COBRA or state health coverage continuation law and the costs of which are fully paid by such former employees.

     (i) Each Company Benefit Plan which is a "group health plan" (as defined in Section 601 of ERISA) is in material compliance with the provisions of COBRA, HIPAA and any other applicable federal, state or local law.

     (j) With respect to each Company Benefit Plan, complete and correct copies of the following documents (if applicable to such Company Benefit Plan) have previously been delivered to Parent: (i) all documents embodying or governing such Company Benefit Plan, and any funding medium for such Company Benefit Plan (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Company Benefit Plan under Code Section 401(a), and any applications for determination or approval subsequently filed with the IRS;
(iii) the current summary plan description for such Company Benefit Plan (or other descriptions of such Company Benefit Plan provided to employees) and all modifications thereto; and for the three most recent years, (w) the Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (x) audited financial statements; (y) actuarial valuation reports, if any; and (z) attorney's response to an auditor's request for information.

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

     (k) For purposes of Sections 5.14 and 6.14 of this Agreement:

         (i) "Benefit Plan" means any plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation, or other employee benefit plan, program, arrangement, agreement or commitment, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA;

         (ii) An entity "maintains" a Benefit Plan if such entity sponsors, contributes to, or provides benefits under or through such Benefit Plan, or has any obligation (by agreement or under applicable law) to contribute to, or has any direct or indirect liability, whether contingent or otherwise, with respect to any such Benefit Plan, or if such Benefit Plan provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

         (iii) An entity is an "Affiliate" of another entity if it would have ever been considered a single employer with such other entity under ERISA
     Section 4001(b) or part of the same "controlled group" as such other entity for purposes of ERISA Section 302(d)(8)(C) and Sections 414(b), (c), (m) or
     (o) of the Code; and

         (iv) "Multiemployer Plan" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements;

         (v) "COBRA" means Section 4980B of the Code and Section 601 et seq. of ERISA, and regulations thereunder; and

         (vi) "HIPAA" means the Health Insurance Portability and Accountability Act of 1996.

     5.15 Labor Matters.

     (i) Except as disclosed in Section 5.15 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to their business. To the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

     (ii) Neither the Company nor any Company Subsidiary has violated any provision of federal or state law or any governmental rule or regulation, or any order, decree, judgment arbitration award of any court, arbitrator or any government agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination, fair

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labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     5.16 No Brokers.   Neither the Company nor any of the Company Subsidiaries
has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that the Company has retained Morgan Stanley Dean Witter ("Morgan Stanley") as its financial advisor in connection with the Transactions. The Company has delivered to Parent a true and complete copy of any contract, agreement or understanding entered into with Morgan Stanley in connection with the Merger or the Transactions. Other than the foregoing arrangements and Parent's arrangements with Goldman Sachs & Co. and Albert Schneider, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions.

     5.17 Opinion of Financial Advisor.   The Company has received the opinion
of Morgan Stanley to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view. The Company has delivered or will promptly after receipt of such written opinion, deliver a signed copy of that opinion to Parent.

     5.18 Non-Competition Agreements.   Except as set forth in Section 5.18 of
the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, engaging in any business involving Internet service access or telecommunications currently engaged in by the Company, any Company Subsidiary or any other persons affiliated with the Company. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

     5.19 Material Contracts.

     (a) Schedule 5.19(a) of the Company Disclosure Letter lists or describes, and the Company has been furnished copies of all material contracts or arrangements to which the Company or any Company Subsidiary is a party or to which its assets, property or business is bound or subject (other than contracts between the Company and any Company Subsidiary), which involve aggregate payments by or to the Company or any Company Subsidiary (including, without limitation, payments pursuant to a guaranty of any obligations of any Company Subsidiary or third party) of $100,000 or more, whether or not made in the ordinary course of business (the "Company Contracts").

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     (b) Except for the Company Contracts or as set forth in Section 5.19(b) of the Company Disclosure Schedule, there is no Contract that is material to the business, results of operations, assets, properties or financial condition of the Company and the Company Subsidiaries taken as a whole. Each of the Company Contracts constitutes a valid and legally binding obligation of the Company or such Company Subsidiary and, to the knowledge of the Company, of the other parties thereto, enforceable in accordance with its terms, and is in full force and effect, except to the extent the failure to be so valid, binding or enforceable, has not and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary, nor to the Company's knowledge, any other person, is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which the Company or a Company Subsidiary is a party or by which it or any of its properties or assets is bound or affected, except for violations or defaults that have not resulted and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has satisfied all volume commitment requirements under the applicable Company Contracts to allow for the most favorable pricing structure to be provided to the Company under such Company Contracts. Set forth in Schedule 5.19(b), the Company Disclosure Letter is a description of any material changes to the amount and terms of the indebtedness of the Company and the consolidated Company Subsidiaries as described in the notes to the financial statements set forth as incorporated by reference in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999. The aggregate amount of indebtedness of the Company and the Company Subsidiaries which is outstanding under the Amended and Restated Credit Agreement, dated as of July 26, 1999, among Voyager Information, Inc., Fleet National Bank, as agent and certain lenders, is no more than $23,750,000.

     (c) Section 5.19(c) of the Company Disclosure Schedule sets forth a true and complete list as of February 1, 2000 of all circuit and related agreements and any amendments, supplements or other modifications thereto except for those circuit and related agreements that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     5.20 Certain Agreements.   Except as set forth in Section 5.20 of the
Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to any oral or written (i) agreement with any executive officer or other key employee of the Company or Company Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or agreement with respect to any executive officer of the Company providing any term of employment or compensation guarantee (x) extending for a period longer than one year after the Effective Time or (y) for the payment of in excess of $100,000 or (ii) plan or arrangements, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the

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transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     5.21 Subscribers.   The Company has at least 325,000 subscribers as
calculated in accordance with the Company's customary practices. As used herein, the term "Subscriber" means a customer of the Company or a Company Subsidiary who (i) is currently connected to and receiving Internet access service from the system and (ii) is being charged and is paying for such service. Notwithstanding the foregoing, it shall not be deemed to be a reduction in the number of Subscribers if a Subscriber continues to remain as a customer of the Company, even though such Subscriber has been aggregated with one or more other Subscribers into one account.

     5.22 Information.   None of the information to be supplied by the Company
for inclusion or incorporation by reference in the Proxy Statement or the Form S-4 will, in the case of the Form S-4, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Form S-4 or necessary to make the statements in that Form S-4 not misleading, or, in the case of the Proxy Statement or any amendments of or supplements to the Proxy Statement, at the time of the mailing of the Proxy Statement and any amendments of or supplements to the Proxy Statement and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to Parent or Parent Subsidiaries or affiliates of Parent) will comply as to form in all material respects with the provisions of the Exchange Act.

     5.23 Vote Required.   The Requisite Company Vote is the only vote of the
holders of any class or series of the Company's capital stock necessary (under the Company Certificate and Company By-laws, the DGCL, other applicable Law or otherwise) to approve this Agreement, the Merger or the other Transactions.

     5.24 Definition of the Company's Knowledge.   As used in this Agreement,
the phrase "to the knowledge of the Company" or any similar phrase means the actual (and not the constructive or imputed) knowledge after due inquiry of Christopher P. Torto, Osvaldo deFaria, Glenn R. Friedly and James Militello.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth in the disclosure letter delivered at or prior to the execution hereof to the Company, which shall refer to the relevant Sections of this Agreement

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(the "Parent Disclosure Schedule"), each of Parent and MergerCo represents and warrants to the Company as follows:

     6.1 Existence; Good Standing; Authority; Compliance With Law.

     (a) Each of Parent and MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Except as set forth in Section 6.1 of Parent Disclosure Schedule, each of Parent and MergerCo is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, properties, results of operations or financial condition of Parent and the Parent Subsidiaries (as defined herein) taken as a whole (a "Parent Material Adverse Effect"). Each of Parent and MergerCo has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) Each of the Parent Subsidiaries is a corporation, partnership or limited liability company (or similar entity or association in the case of those Parent Subsidiaries organized and existing other than under the laws of a state of the United States) duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except for jurisdictions in which such failures to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     (c) Except as set forth in Section 6.1(c) of the Parent Disclosure Schedule, neither Parent, MergerCo nor any of the Parent Subsidiaries is in violation of any order of any court, Governmental Entity or arbitration board or tribunal, or any Law, applicable to Parent, MergerCo or any Parent Subsidiary or by which any of their respective properties or assets is bound or affected by which violation would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent, MergerCo and the Parent Subsidiaries have obtained all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, waivers, rights, certificates, approvals and orders of, and registrations required to be made with any Governmental Entity that are material to its business as it is now being or is intended to be conducted (the "Parent Permits"), where the failure to obtain any such Parent Permits would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     (d) The copies of the Parent's Memorandum of Association ("Parent Certificate") and by-laws ("Parent ByLaws"), each as amended through the date of this Agreement
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

that are incorporated by reference in, as exhibits to the Parent's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and all comparable corporate organizational documents of the Parent Subsidiary made available to the Company by Parent are complete and correct copies of those documents. Such Memorandum of Association and by-laws and all comparable organizational documents of the Parent Subsidiaries are in full force and effect. The Parent is not in violation of any of the provisions of such Memorandum of Association or by-laws.

     6.2 Authorization, Validity and Effect of Agreements.   Each of Parent and
MergerCo has the requisite power and authority to enter into the Transactions and to execute and deliver this Agreement. The Parent Board has unanimously approved this Agreement, the Merger and the other Transactions and has resolved to recommend that the holders of Parent Common Stock adopt and approve this Agreement at the stockholders' meeting of Parent to be held in accordance with the provisions of Section 8.1. The Board of Directors of MergerCo (the "MergerCo Board") and the stockholders of MergerCo have approved this Agreement and the Transactions. Subject only to the approval of this Agreement by the holders of a majority of the outstanding shares of Parent Common Stock (the "Requisite Parent Vote"), the execution by Parent of this Agreement and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of Parent and MergerCo and no other corporate proceedings on the part of Parent or MergerCo are necessary to authorize this Agreement or to consummate the Transactions. As of the date hereof, all of the directors and executive officers of Parent have indicated that they presently intend to vote all shares of Parent Common Stock which they own to approve this Agreement and the Transactions at the stockholders' meeting of Parent to be held in accordance with the provisions of Section 8.1. This Agreement, assuming due and valid authorization, execution and delivery thereof by the Company, constitutes a valid and legally binding obligation of Parent and MergerCo, enforceable against Parent and MergerCo in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     6.3 Capitalization.   The authorized capital stock of Parent consists of
75,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share, of Parent ("Parent Preferred Stock"). As of March 6, 2000, (i) 39,213,036 shares of Parent Common Stock were issued and outstanding, (ii) 19,125,000 shares of Parent Common Stock have been authorized and reserved for issuance and are available for grant pursuant to Parent's stock option plans (the "Parent Stock Option Plans"), subject to adjustment on the terms set forth in Parent Stock Option Plans, (iii) 10,511,875 options (the "Parent Options") were outstanding under Parent Stock Option Plans, (iv) no shares of Parent Preferred Stock were issued and outstanding, and (v) no shares of Parent Common Stock and no shares of Parent Preferred Stock were held in the treasury of Parent. As of the date of this Agreement, no shares of capital stock or voting securities of Parent were issued, outstanding or reserved for issuance by Parent or outstanding other than as described above and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Parent Options outstanding on such date. The authorized

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capital stock of MergerCo consists of 1,500 shares of MergerCo Common Stock, of which 1,500 shares were outstanding as of the date of this Agreement. All such issued and outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Except as set forth in the Parent SEC Reports and in Section 6.3 of the Parent Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities, redemption rights or other rights, agreements or commitments to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of, other equity interests in, or securities exchangeable for or convertible into capital stock or other equity interests in, Parent or any Parent Subsidiary or any Parent Subsidiary which obligate Parent to issue, transfer or sell any shares of capital stock of Parent, other than the Parent Options. Except as set forth in Section 6.3 of Parent Disclosure Schedule or in the Parent SEC Reports, there are no agreements or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting of any shares of capital stock of Parent or which restrict the transfer of any such shares, nor does Parent have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in
Section 6.3 of Parent Disclosure Schedule or in the Parent SEC Reports, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of Parent or any Parent Subsidiary. Except as set forth in Section 6.3 of Parent Disclosure Schedule or in the Parent SEC Reports, neither Parent nor any Parent Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

     6.4 Subsidiaries.   Parent owns directly or indirectly each of the
outstanding shares of capital stock or other equity interest of MergerCo and each of the Parent Subsidiaries. Each of the outstanding shares of capital stock of MergerCo and each of the Parent Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock or other equity interest of MergerCo and each of the Parent Subsidiaries is owned, directly or indirectly, by Parent free and clear of all Liens. Section 6.4 of Parent Disclosure Schedule sets forth:
(i) the name and jurisdiction of incorporation or organization of each Subsidiary of Parent ("Parent Subsidiaries") and (ii) the name of each stockholder or equity interest holder and the number of issued and outstanding shares of capital stock, share capital or other equity interest held by it with respect to each Parent Subsidiary.

     6.5 Other Interests.   Except as set forth in Section 6.5 of Parent
Disclosure Schedule, neither Parent nor any Parent Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other entity (other investments in short-term investment securities), other than in any Parent Subsidiary.

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

     6.6 No Violation; Consents.

     (a) Except as set forth in Section 6.6(a) of Parent Disclosure Schedule, neither the execution and delivery by Parent of this Agreement nor consummation by Parent of the Transactions in accordance with the terms hereof, will conflict with or result in a breach of any provisions of Parent Certificate or Parent ByLaws or any comparable organizational documents of any Parent Subsidiary. Except as set forth in Section 6.6(a) of Parent Disclosure Schedule, the execution and delivery by Parent of this Agreement and consummation by Parent of the Transactions in accordance with the terms hereof will not violate, or conflict with, or result in (x) a violation of any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (y) any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Parent or the Parent Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Contract to which Parent or any of Parent Subsidiaries is a party, or by which Parent or any of the Parent Subsidiaries or any of their properties is bound, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Other than the Regulatory Filings, the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent and consummation of the Transactions does not, require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     (b) Section 6.6(b) of the Parent Disclosure Letter sets forth a correct and complete list of all material Contracts to which Parent or any Parent Subsidiaries are a party or by which they or their assets or properties is or may be bound or affected under which consents or waivers are required prior to consummation of the transactions contemplated by this Agreement and the Transactions.

     6.7 SEC Documents.   Parent has filed all required forms, reports,
exhibits, schedules, statements and other documents with the SEC since September 2, 1998 (collectively, the "Parent SEC Reports"), all of which were prepared in accordance with the applicable requirements of the Securities Laws. All required Parent SEC Reports have been filed with the SEC and constitute all forms, reports, exhibits, schedules, statements and other documents required to be filed by Parent under the Securities Laws since September 2, 1998. As of their respective dates, Parent SEC Reports, including any financial statement or schedules included or incorporated therein by reference (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Parent included in or incorporated by reference into Parent SEC Reports (including the related notes and schedules) fairly presents the consolidated results of operations and cash flow position of Parent and Parent Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Parent included in or incorporated by reference into Parent SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Parent and Parent Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

     6.8 Litigation.   Except as set forth in Section 6.8 of Parent Disclosure
Schedule and in the Parent SEC Reports, there is no litigation, suit, claim, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any of Parent Subsidiaries, as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has resulted or would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     6.9 Absence of Certain Changes.   Except as disclosed in Parent SEC Reports
filed with the SEC between September 30, 1999 and the date of this Agreement or in Section 6.9 of the Parent Disclosure Schedule, since September 30, 1999 Parent and Parent Subsidiaries have conducted their businesses only in the ordinary course of business and there has not been:

         (a) any declaration, setting aside or payment of any dividend or other distribution with respect to Parent Common Stock or any redemption, purchase or other acquisition of Parent's securities;

         (b) any Commitment entered into by Parent or any of Parent Subsidiaries outside the ordinary course of business except for Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Transactions;

         (c) any material change in Parent's accounting principles, practices or methods; or

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         (d) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Parent Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     6.10 Intellectual Property.   Parent or the Parent Subsidiaries are the
owner free and clear of any Liens of, or a licensee under a valid unrestricted license for, all Intellectual Property which are material to the business of Parent and the Parent Subsidiaries as currently conducted, taken as a whole. Except as disclosed in Parent SEC Reports or Section 6.10 of Parent Disclosure Schedule, there are no claims pending or, to Parent's knowledge, threatened, that Parent or any Parent Subsidiary is in violation of any such intellectual property right of any third party or that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property which would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, and, to Parent's knowledge, no third party is in violation of any intellectual property rights of Parent or any Parent Subsidiary which would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     6.11 No Brokers.   Neither Parent nor any of Parent Subsidiaries has
entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that Parent has retained Goldman, Sachs & Co. and Albert Schneider as its financial advisor in connection with the Transactions. Other than the foregoing arrangements and the Company's arrangements with Morgan Stanley, Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions.

     6.12 Opinion of Financial Advisor.   Parent has received the opinion of
Goldman, Sachs & Co. to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of Parent Common Stock from a financial point of view.

     6.13 Taxes.   Except as set forth in Section 6.13 of the Parent Disclosure
Schedule, each of the Parent and the Parent Subsidiaries (i) has filed, or will have filed, all Tax Returns required to be filed by it on or before the Closing Date (taking into account any applicable extensions) and all such Tax Returns are true, correct and complete in all material respects, and (ii) has paid, or will have paid, all Taxes required to be paid by it on or before the Closing Date (whether or not shown on any Tax Return), except, in each case, where the failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Section 6.13 of the Parent Disclosure Schedule, the most recent unaudited financial statements contained in the Parent's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 reflect an adequate reserve for all material Taxes payable by the Parent and the Parent Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in

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accordance with United States GAAP. To the knowledge of the Parent, and except as set forth in Section 6.13 of the Parent Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Parent or any of the Parent Subsidiaries, there are no Tax liens on any assets of the Parent or of any of the Parent Subsidiaries (other than liens for current Taxes not yet due), and no requests for waivers of the time to assess any such Taxes are pending. The transactions described in Section 8.11, including the Reincorporation (as defined herein), will not result in any material Tax liability to Parent or to ATX.

     6.14 Employee Benefit Plans.   Each Parent Benefit Plan which is intended
to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section, and neither the Parent nor any Affiliate knows of any event that has occurred which would preclude qualified status. With respect each Parent Benefit Plan, there has been no material failure to comply with any applicable provision of ERISA, the Code or any other law which would subject the Parent or any Affiliate to liability for any damages, penalty, or taxes that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     6.15 Definition of Parent's Knowledge.   As used in this Agreement, the
phrase "to the knowledge of Parent" or any similar phrase means the actual (and not the constructive or imputed) knowledge after due inquiry of the executive officers of Parent.

                                  ARTICLE VII

                                   COVENANTS

     7.1 No Solicitations.

     (a) The Company represents and warrants that it has terminated, and has caused its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives to terminate, any activities, discussions or negotiations relating to, or that may be reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined) and will promptly request the return of all confidential information regarding the Company provided to any third party prior to the date of this Agreement pursuant to the terms of any confidentiality agreements. From the date hereof until the termination hereof and except as permitted by the following provisions of this Section 7.1, the Company shall not, and shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other advisor or Representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal or any inquiries or making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or (ii) participate in any activities, discussions or negotiations regarding an Acquisition Proposal; provided, however, that subject to compliance by the Company with the provisions of Section 7.1(b), the Company Board

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may furnish information to, or enter into discussions or negotiations with, any person that makes an unsolicited written Acquisition Proposal if, and only to the extent that (A) the Company Board, after consultation with its outside legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders under applicable law, (B) such Acquisition Proposal is not subject to any financing contingencies or is, in the good faith judgment of the Company Board after consultation with a nationally recognized financial advisor, reasonably capable of being financed, and is at least as likely to be consummated as is the Merger,
(C) the Company Board determines in good faith that such Acquisition Proposal, based upon such matters as it deems relevant (including consultation with a nationally recognized financial advisor) would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Acquisition Proposal being referred to herein as a "Superior Proposal"), (D) the Company receives from such person an executed confidentiality agreement in reasonably customary form and
(E) at least three (3) business days prior to taking such action, the Company shall provide written notice to Parent to the effect that it is taking such action.

     (b) Prior to providing any information to or entering into discussions with any person in connection with an Acquisition Proposal by a person as set forth in Section 7.1(a), the Company shall notify Parent orally and in writing of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a prompt basis of (x) any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person that amends or supplements the Acquisition Proposal and that has not previously been provided to Parent, and (y) any request by any person for nonpublic information relating to its or any Company Subsidiaries' properties, books or records.

     (c) The Company Board will not withdraw or modify, or propose to withdraw or modify, in any manner adverse to Parent, its approval or recommendation of this Agreement or the Merger except in connection with a Superior Proposal and then only upon or after the termination of this Agreement pursuant to Section 10.1(c) and payment to Parent of the amounts referred to in Section 10.2(b).

     (d) Nothing contained in this Section 7.1 shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act if, the Company Board determines, in its good faith reasonable judgment after consultation with outside legal counsel, that failure to so disclose would be inconsistent with its obligations under applicable law.

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     (e) As used in this Agreement, the term "Acquisition Proposal" shall mean any proposed or actual (i) merger, consolidation or similar transaction involving the Company, (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or the Company Subsidiaries representing 15% or more of the consolidated assets of the Company and the Company Subsidiaries, (iii) issue, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes associated with the outstanding securities of the Company, (iv) tender offer or exchange offer in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of Company Common Stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company,
(vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions or (vii) any public announcement of a proposal or plan to do any of the foregoing (including, without limitation, the filing of a registration statement under the Securities Act) or any agreement to engage in any of the foregoing; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the other Transactions.

     7.2 Conduct of Businesses.

     (a) Conduct by the Company.   Prior to the Effective Time, except as
specifically permitted by this Agreement, unless Parent or MergerCo has consented in writing thereto, the Company shall cause each Company Subsidiary to conduct its operations according to their usual, regular and ordinary course of business consistent with past practice or in accordance with the Business Plan of the Company which has been provided to Parent ("Business Plan") and, to the extent consistent therewith, with no less diligence and effort then would be applied in the absence of this Agreement, will use its reasonable best efforts to, and to cause each Company Subsidiary to, preserve intact the business organization of the Company and each of the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, and except as set forth on Section 7.2(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall (except as expressly permitted by this Agreement or to the extent Parent or MergerCo shall otherwise consent in writing):

         (i) directly or indirectly, split, combine, subdivide, reclassify or redeem, retire, purchase or otherwise acquire, or propose to redeem, retire or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property

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     or any combination thereof) in respect of Company Common Stock, except for dividends paid by any Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, wholly owned by the Company;

         (ii) authorize for issuance, issue, pledge, reissue, sell, deliver or agree or commit to issue, pledge, reissue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, securities convertible into capital stock, options, warrants and stock appreciation rights), other than the issuance of shares of Company Common Stock upon the exercise of Company Options in accordance with their present terms;

         (iii) acquire, sell, lease, encumber, license, pledge, grant, transfer or dispose of any assets outside the ordinary course of business which are material to the Company or any of the Company Subsidiaries (whether by merger, consolidation, purchase, sale, asset acquisition, stock acquisition or otherwise) or enter into any material commitment or transaction outside the ordinary course of business, except as set forth in Section 7.2(a) of the Company Disclosure Schedule;

         (iv) except as contemplated by the Business Plan, incur, assume or prepay any amount of indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities or warrants or rights to acquire any debt securities, guarantee (or become liable or responsible for, whether directly, contingently or otherwise) any debt of others, make any loans, advances or capital contributions, or investments in, mortgage, pledge or otherwise encumber any material assets, create or suffer any material Lien thereupon other than in the ordinary course of business consistent with prior practice;

         (v) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (A) in the ordinary course of business consistent with past practice, or (B) in connection with the transactions contemplated by this Agreement;

         (vi) change any of the accounting principles or practices used by it (except as required by GAAP, in which case written notice shall be provided to Parent prior to any such change);

         (vii) except as required by law, (A) enter into, adopt, amend or terminate any Company Benefit Plan, (B) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of the Company Subsidiaries and one or more of their directors or officers, (C) except for normal increases in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Benefit Plan or arrangement as in effect as of the date hereof, (D) pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights,

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     shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiaries or (E) establish, adopt, enter into, amend or take any action to accelerate rights under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; provided, however, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable;

         (viii) adopt any amendments to the Company Certificate or the Company Bylaws or comparable organizational documents of any Company Subsidiary, except as expressly provided by the terms of this Agreement;

         (ix) make or file and elections in respect of Taxes with respect to the Company or any of its Subsidiaries;

         (x) terminate, cancel or request any material change in, or agree to any material change in any Contract which is material to the Company and the Company Subsidiaries taken as a whole, or enter into any Contract which would be material to the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice;

         (xi) make or authorize any capital expenditure, which would be material to the Company and the Company Subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice or in accordance with the Business Plan;

         (xii) enter into any agreement or arrangement that materially limits or otherwise restricts the Company or any Company Subsidiary or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area, other than in the ordinary course of business consistent with past practice;

         (xiii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than plans of complete or partial liquidation or dissolution of inactive Company Subsidiaries);

         (xiv) settle, waive, release, assign or compromise any material rights, claims or litigation (whether or not commenced prior to the date of this Agreement);

         (xv) take any action that would result in any of its representations or warranties set forth in this Agreement becoming untrue or cause any conditions to closing set forth in Article IX, to not be satisfied, other than those actions that

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     would not materially adversely affect the Company's ability to consummate the transactions contemplated by this Agreement; or

         (xvi) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing actions.

     (b) Conduct by Parent.   Except as expressly provided in this Agreement or
as disclosed on Section 7.2(b) of Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary shall (except as expressly permitted by this Agreement or to the extent the Company shall otherwise consent in writing):

         (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Parent Common Stock, except for dividends paid by any Parent Subsidiary to Parent or any Parent Subsidiary that is, directly or indirectly, wholly owned by Parent; or

         (ii) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing actions; provided that nothing in this Section 7.2(b) shall prohibit Parent from undertaking any actions contemplated by the definition of Base Adjustments in Section 3.1(c)(ii) prior to Closing.

     7.3 Tax-Free Treatment.   Parent, MergerCo and the Company intend that the
Merger will qualify as either (i) a reorganization within the meaning of Section 368(a) of the Code or (ii) a transaction that, together with the Reincorporation (as defined herein) qualifies as an exchange under the provisions of Section 351 of the Code and which is treated for U.S. federal income tax purposes as a transfer of Company Common Stock by the shareholders of the Company to Parent in exchange for the Merger Consideration. None of Parent, MergerCo or the Company shall take, or fail to take, or cause to be taken or fail to cause to be taken, any action, whether before or after the Closing, which action or failure to take any action would cause the Merger to fail to constitute a "reorganization" within the meaning of Section 368(a) of the Code or a transaction that, together with the Reincorporation (as defined herein) qualifies as an exchange under the provisions of Section 351 of the Code and which is treated for U.S. federal income tax purposes as a transfer of Company Common Stock by the shareholders of the Company to Parent in exchange for the Merger Consideration. However, it is further intended by all of the parties hereto that if the transactions with ATX described in Section 8.11 occur, and this Agreement is assigned as provided in
Section 11.5, then the incorporation of ATX, the transactions with ATX described in Section 8.11, and the transactions described in this Agreement will be treated for U.S. federal income tax purposes as one integrated transaction qualifying as an exchange under the provisions of Section 351 of the Code in which the shareholders of the Company transfer Company Common Stock in exchange for ATX stock. No party to this Agreement shall take a position on any Tax return that is inconsistent with the intentions expressed in this Section 7.3.

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                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     8.1 Meetings of Stockholders.   Following execution of this Agreement, (i)
Parent will take all action necessary in accordance with applicable law, Parent Certificate and Parent ByLaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of the issuance of Parent Common Stock to be issued pursuant to the Merger and (ii) the Company will take all action necessary in accordance with applicable Law, the Company Certificate and the Company Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the Transactions (the "Company Stockholders Meeting"). The proxy statements of Parent and the Company related to their respective stockholders' meeting shall, subject to Section 7.1 hereof, contain the recommendation of Parent Board and the Company Board, respectively, that its stockholders approve this Agreement and the Transactions. Subject to and in accordance with applicable Law, each of Parent and the Company shall use its reasonable best efforts to obtain the such approval, including, without limitation, by timely mailing the Proxy Statement (as hereinafter defined) contained in the Form S-4 to its stockholders. Parent and the Company shall coordinate and cooperate with each other with respect to the timing of their respective stockholders' meetings and shall use their reasonable best efforts to hold such meetings on the same day.

     8.2 HSR and Other Filings.

     (a) Subject to the terms and conditions herein provided and to applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts to (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and
(ii) to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, licenses, approvals, orders, exemptions and authorizations by or from any public or private third party or Governmental Entity, including, without limitation, those consents, licenses, approvals, exemptions or authorizations required with respect to the agreements set forth in Sections 5.6(a) and 5.6(b) of the Company Disclosure Schedule and any others that are required to be obtained under any Law or any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Transactions, (iv) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, and (iv) to effect all necessary registrations and submissions of information requested by governmental authorities. For purposes of the foregoing sentence, the obligations of Parent and the Company to use their "reasonable best efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to an adverse modification of the terms of such documents or to prepay or incur additional obligations to such other parties. If, at any

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

time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and the Company shall take all such necessary action. The Company shall use its reasonable best efforts to properly record all assignments of its Intellectual Property and make all other necessary filings with the United States Patent and Trademark Office and the United States Copyright Office.

     (b) Without limiting the generality of the foregoing, as promptly as practicable, Parent and the Company each shall properly prepare and file any other filings required under applicable Law relating to the Merger and the other Transactions (including filings, if any, required under the HSR Act, the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, the DGCL, Bermuda Law, other applicable Law and the rules and regulations of NASDAQ, and the Communications Act, the PUC Regulations, and the Utility Laws (collectively, "Other Filings"). Each of Parent and the Company shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any Other Filings by any Governmental Entity or official, and each of Parent and the Company shall supply the other with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and any other appropriate governmental official, on the other hand, with respect to any Other Filings. None of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other Transactions at the behest of any Governmental Entity without the consent and agreement of the other party to this Agreement, which consent shall not be unreasonably withheld or delayed. Parent and the Company hereby covenant and agree to use their respective reasonable best efforts to secure termination of any waiting periods under the HSR Act and obtain the approval of the Federal Trade Commission (the "FTC") or any other Governmental Entity for the transactions contemplated hereby. The Company and Parent shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining any consents from Governmental Entity, including, without limitation: (i) promptly notifying the other of, and if in writing, furnishing the other with copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permitting the other party to review and discuss in advance, and considering in good faith the views of one another in connection with, any proposed written (or any material proposed oral) communication with any Governmental Entity, (iii) not participating in any meeting with any Governmental Entity unless it consults with the other party in advance and to the extent permitted by such Governmental Entity gives the other party the opportunity to attend and participate thereat,
(iv) furnishing the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any Governmental Entity with respect to this Agreement and the Merger, and
(v) furnishing the other party with such necessary information and

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

reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions of information to any Governmental Entity. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel.

     8.3 Proxy Statement; Registration Statement.   As promptly as practicable
after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4"), in connection with the registration under the Securities Act of the shares of Parent Common Stock to be distributed to the stockholders of the Company in the Merger (the "Registered Securities"). The Form S-4 also shall include a joint proxy statement/prospectus and forms of proxies (such joint proxy statement/prospectus together with any amendments or supplements thereto, the "Proxy Statement") relating to the stockholder meetings of Parent and the Company and the vote of the stockholders of Parent and the Company with respect to this Agreement and the Transactions. Parent will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, the rules and regulations of NASDAQ, and the DGCL and Bermuda Law, and the Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, the rules and regulations of NASDAQ and the DGCL. Each of Parent and the Company shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. Parent shall use its reasonable best efforts, and the Company will cooperate with them, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of Parent and the Company agrees promptly to correct any information provided by it for use in the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and, in the case of Parent, the Form S-4, and to cause the Proxy Statement and, in the case of Parent, the Form S-4, as so amended or supplemented to be filed with the SEC and to be disseminated to their respective stockholders, in each case as and to the extent required by applicable federal and state securities laws. No amendment or supplement to the Proxy Statement will be made without the approval of each of Parent and the Company, which approval shall not be unreasonably withheld or delayed. Each of Parent and the Company agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of

                                      A-50
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mailing thereof and at the time of the respective meetings of stockholders of
Parent and the Company, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company and Parent will advise the other, and deliver copies (if any) to the other, promptly after either receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, or notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order or the suspension of the qualification of the Registered Securities issuable in connection with the Merger for offering or sale in any jurisdiction. Each of Parent and the Company shall use its reasonable best efforts to timely mail the Proxy Statement to its stockholders as promptly as practicable following the effective date of the Proxy Statement.

     8.4 Listing Application.   Parent and the Company shall cooperate and
promptly prepare and submit to the NASDAQ all reports, applications and other documents that may be necessary or desirable to enable all of the shares of Parent Common Stock that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the NASDAQ. Each of Parent and the Company shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with such NASDAQ listing process. Each of Parent and the Company agrees promptly to correct any information provided by it for use in the NASDAQ listing process if and to the extent that such information shall have become false or misleading in any material respect. Each of Parent and the Company will advise and deliver copies (if any) to the other party, promptly after it receives notice thereof, of any request by the NASDAQ for amendment of any submitted materials or comments thereon and responses thereto or requests by the NASDAQ for additional information. The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Company Common Stock to be de-listed from NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

     8.5 Affiliates of the Company.

     (a) At least 30 days prior to the Closing Date, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall advise the persons identified on the list of the resale restrictions imposed by applicable securities laws and shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the Closing Date, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit
A. Parent shall be entitled to place legends as specified in such Affiliate Letters

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on the certificates evidencing any shares of Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for such shares of Parent Common Stock, consistent with the terms of such Affiliate Letters.

     (b) Parent shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of the Company may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of Parent Common Stock received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) or
(ii) any successor rule or regulation hereafter adopted by the SEC.

     8.6 Expenses.   Except as otherwise provided in Section 10.2(b), whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses. For purposes of this Agreement, "Expenses" consist of all out-of-pocket expenses (including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party to this Agreement and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated by this Agreement.

     8.7 Officers' and Directors' Indemnification.

     (a) In the event of any threatened or actual claim, action, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of the Company or any Company Subsidiary or (ii) the negotiation, execution or performance of this Agreement or any of the Transactions, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation and Parent shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation. In the event any such Indemnified Party is or becomes

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involved in any capacity in any action, proceeding or investigation for which indemnification is to be provided under this Agreement (whether asserted or arising before or after the Effective Time), (A) the Company, and Parent and the Surviving Corporation after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, action, suit, demand, proceeding or investigation to the full extent permitted by law, provided that the Indemnified Party may not retain more than one counsel (in addition to any necessary local counsel) to represent all the Indemnified Parties and the Company, Parent and the Surviving Corporation shall pay all reasonable fees and expenses for such counsel for the Indemnified Parties promptly after statements therefor are received and (B) the Company, Parent and the Surviving Corporation will use their respective reasonable best efforts to assist in the defense of any such matter; provided that in no event shall the Company, Parent or the Surviving Corporation be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that neither Parent nor the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 8.7, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify the Company and, after the Effective Time, Parent and the Surviving Corporation, thereof; provided that the failure to so notify shall not affect the obligations of the Company, Parent and the Surviving Corporation except to the extent such failure to notify materially prejudices such party.

     (b) Parent agrees that all rights to indemnification existing in favor of, and all limitations on the personal liability of, the directors, officers, employees and agents of the Company and the Company Subsidiaries provided for in the Company Certificate or Bylaws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time, and including the Merger, shall continue in full force and effect for a period of not less then six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. Prior to the Effective Time, the Company may purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form and with terms acceptable to the Company, which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company, so long as the cost is less than $ 750,000, provided that, the Company agrees to cooperate in good faith with the Parent in order to obtain the lowest premium for the above referenced coverage. In the event that $ 750,000 is insufficient for the above referenced coverage, the Company may spend up to that amount to purchase such lesser coverage as is possible.

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     (c) This Section 8.7 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 8.7.

     (d) In the event that Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation assume the obligations set forth in this
Section 8.7.

     8.8 Access to Information; Confidentiality.   From the date hereof until
the Effective Time, each of Parent and the Company shall, and shall cause each of their respective Subsidiaries and each of their and their respective Subsidiaries' officers, employees and agents to, afford to the other and to the officers, accountants, consultants, legal counsel, financial advisors, investment bankers, employees, agents and other representatives (collectively "Representatives") of the other complete access at all reasonable times, upon prior notice, to such Representatives, properties, books, records and contracts, and shall furnish to the other such financial, operating and other data and information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its Subsidiaries as the other or its Representatives may reasonably request. Prior to the Effective Time, the Company and the Parent shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Parent and the Company dated January 27, 2000 (the "Confidentiality Agreement"). The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the making and consummation of the transactions contemplated by this Agreement. At the Effective Time, such Confidentiality Agreement shall terminate.

     8.9 Publicity.   Parent and the Company shall consult with each other
before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange if it has used its best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. With regard to the Merger, the parties shall make a joint public announcement of the Transactions no later than
(i) the close of trading on NASDAQ on the day this Agreement is signed, if such signing occurs during a business day or (ii) the opening of trading on NASDAQ on the business day following the date on which this Agreement is signed, if such signing does not occur during a business day.

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

     8.10 Employee Benefits.

     (a) Parent agrees that the Company will honor, and from and after the Effective Time, Parent will cause the Surviving Corporation to honor, all obligations under the existing terms of the employment and severance agreements to which the Company or any Company Subsidiary is presently a party, except as may otherwise be agreed to by the parties thereto.

     (b) Parent agrees that individuals who are employed by the Company or any Company Subsidiary immediately prior to the Closing Date shall remain employees of the Company or such Company Subsidiary as of the Closing Date (each such employee, an "Affected Employee"); provided, however, that nothing contained herein shall confer upon any Affected Employee the right to continued employment by the Company or any Company Subsidiary for any period of time after the Closing Date which is not otherwise required by law or contract.

     (c) To the extent that any Affected Employees becomes a participant in any employee benefit plan maintained by Parent or any Parent Subsidiary, Parent shall, or shall cause such Parent Subsidiary to, give such Affected Employees full credit solely for the purposes of eligibility and vesting under such employee benefits plans for such Affected Employee's service with Parent, the Company or any affiliate thereof to the same extent recognized immediately prior to the Closing Date; provided, that the entry dates into such employee benefit plans for such Affected Employees will be in the normal course of such plan's administration, which may be the beginning of the plan year.

     (d) After the Effective Time, until the date Parent determines in its sole discretion to modify, amend, terminate or replace the Company Benefit Plans, Parent shall cause the Surviving Corporation to maintain the Company Benefit Plans (but not bonus or equity-based plans) on substantially similar terms to those currently in effect. After the Effective Time, if Parent decides to move the Affected Employees to a Parent employee benefit plan, the Affected Employees will be permitted to participate in Parent employee benefit plan on terms substantially similar to those provided to employees of Parent.

     8.11 Reincorporation and Acquisition.

     (a) Parent shall take any and all action which may be deemed advisable or necessary to reincorporate by merger (the "Reincorporation") from a Bermuda corporation to a Delaware corporation so that at the time of the consummation of the transactions contemplated by this Agreement, Parent is a Delaware corporation.

     (b) Parent shall be permitted to take any and all action which may be deemed advisable or necessary to consummate the transactions contemplated by the Recapitalization and Plan of Merger, dated as of March 9, 2000, among ATX, certain stockholders of ATX and Parent (the "ATX Transaction"); provided that, none of the actions taken in accordance with Sections 8.11(a) and (b) or consequences thereof shall be deemed a breach of a representation or warranty or be deemed to cause a failure of a condition set forth in Article IX not to be satisfied if, but for such action or consequence thereof, such condition would otherwise be satisfied.

                                      A-55
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     8.12 Other Actions.   (a) During the period from the date of this Agreement
to the Effective Time, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article IX of this Agreement not being satisfied other than as provided in this Agreement.

     (b) Parent shall have the right to have its designated representatives, as provided to the Company from time to time (the "Designated Parent Representatives"), upon reasonable notice, present within normal business hours and without material disruption to the business of the Company for consultation at the Company's principal offices from the date hereof until the Closing Date. Such Designated Parent Representatives shall have the right to review and become familiar with the conduct of the business of the Company and shall be available to be consulted and shall have authority on behalf of Parent in regard to consultation in regard to Material Decisions (as defined below in this Section 8.12(b)). Parent shall take all reasonable actions necessary to ensure that its Designated Parent Representatives will be readily available during normal business hours. Without written notice to and favorable consultation (which shall not be unreasonably withheld, delayed or conditioned with respect to time or content) with the Designated Parent Representatives, unless the Parent or the Designated Parent Representatives shall have failed to respond within five business days to such written notice, the Company shall not take any action involving any Material Decision. "Material Decision" shall mean, for purposes of this Agreement, any of the following to the extent the same may affect the assets, the obligations or the business of the Company following the date hereof: (i) any purchase order, capital expenditure or other purchase of assets in excess of $100,000 in any instance to be delivered, or the payment for which shall become due, after the Closing Date; (ii) the acceptance of any material customer contract or the establishing of any pricing policy that deviates in any material respect from the terms and conditions of current pricing policies as set forth in Section 8.12(b) of the Company Disclosure Schedule; (iii) any general communication with customers related to the business or to the Merger; or (iv) a material change in material promotional or marketing decisions or policies.

     8.13 Notification of Certain Matters.   The Parent and the Company shall
promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in the case of Parent, a Parent Material Adverse Effect, or in the case of the Company, a Company Material Adverse Effect, (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and
(d) the

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commencement of any suit, action or proceeding that seeks to prevent, seeks damages in respect of, or otherwise relates to the consummation of the transactions contemplated by this Agreement.

     8.14 Notification of Parent Transactions.   If prior to the Closing Date
Parent shall enter into a definitive agreement for a Parent Transaction, Parent shall promptly notify the Company of such transaction. Nothing set forth in this Agreement shall be deemed to prohibit or otherwise limit Parent from pursuing and entering into agreements for or consummating Parent Transactions.

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

     9.1 Conditions to the Obligations of Each Party to Effect the Merger.   The
respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

         (a) Stockholder Approvals.   This Agreement and the Transactions shall
     have been duly approved by the Requisite Company Vote of the stockholders of the Company and the issuance of shares of Parent Common Stock in the Merger shall have been duly approved by the Requisite Parent Vote.

         (b) Hart-Scott-Rodino Act.   Any waiting period (and any extension
     thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (c) No Injunctions, Orders or Restraints; Illegality.   No statute,
     rule, regulation, executive order, decree, ruling or injunction, whether permanent, preliminary or temporary (an "Injunction"), shall have been enacted, entered, promulgated or enforced by any Governmental Entity or court which restrains, enjoins or otherwise prohibits the consummation of the Merger substantially on the terms contemplated hereby and no Governmental Entity shall have instituted any proceeding seeking any such law, order, injunction or decree or any other Person has filed a motion and such motion has not been dismissed, including for an Injunction, which restrains, enjoins or otherwise prohibits consummation of the Merger substantially on the terms contemplated hereby; provided that the party seeking to rely upon this condition has fully complied with and performed its obligations pursuant to Section 8.2 hereof.

         (d) Form S-4.   The Form S-4 shall have been declared effective by the
     SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

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

         (e) Listing.   Parent shall have obtained the approval for the listing
     of the shares of Parent Common Stock issuable in the Merger and upon exercise of the Assumed Options on NASDAQ, subject to official notice of issuance.

         (f) Registration Rights Agreement.   Parent and the Voting Agreement
     Stockholders shall have entered into a registration rights agreement in substantially the form set forth in Exhibit B to this Agreement (the "Registration Rights Agreement").

         (g) Government Consents.   All consents, approvals and action of any
     Governmental Entity required to permit the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained or made, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

     9.2 Conditions to Obligations of the Company.   The obligations of the
Company to effect the Merger are further subject to the following conditions:

         (a) Representations and Warranties.   (i) Those representations and
     warranties of Parent set forth in this Agreement which are qualified by a Parent Material Adverse Effect or words of similar effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date), and (ii) those representations and warranties of Parent set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct in all material respects as of such date).

         (b) Performance of Obligations of Parent.   Parent shall have performed
     in all material respects all obligations required to be performed by it under this Agreement, including, without limitation, the covenants contained in Articles VII and VIII hereof.

         (c) Officers' Certificate.   The Company shall have received a
     certificate of the Chief Executive Officer or President and the Chief Financial Officer of Parent, dated the Closing Date, to the effect that the statements set forth in paragraphs (a) and (b) of this Section 9.2 are true and correct.

         (d) Consents, Approvals, Etc.   All material consents, authorizations,
     orders and approvals of (or filings or registrations with) any governmental commission, board, other Governmental Entity or third parties required to be made or obtained by Parent and Parent Subsidiaries and affiliated entities in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

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

         (e) Legal Opinion.   The Company shall have received a written opinion
     from its counsel, Goodwin, Procter & Hoar LLP, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute either (i) a tax free reorganization within the meaning of
     Section 368(a) of the Code or (ii) a transaction that, together with the Reincorporation (as defined herein) qualifies as an exchange under the provisions of Section 351 of the Code and which is treated for U.S. federal income tax purposes as a transfer of Company Common Stock by the shareholders of the Company to Parent in exchange for the Merger Consideration and such opinion shall not have been withdrawn.

     9.3 Conditions to Obligations of Parent.   The obligation of Parent to
effect the Merger is further subject to the following conditions:

         (a) Representations and Warranties.   (i) Those representations and
     warranties of the Company set forth in this Agreement which are qualified by a Company Material Adverse Effect or words of similar effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or as of the date hereof, in which case such representations and warranties shall be true and correct as of such date), and (ii) those representations and warranties of the Company set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

         (b) Performance of Obligations of the Company.   The Company shall have
     performed in all material respects all obligations required to be performed by it under this Agreement, including, without limitation, the covenants contained in Articles VII and VIII hereof.

         (c) Absence of Company Changes.   From September 30, 1999 through the
     Closing Date, there shall not have occurred any change concerning the Company or any of the Company Subsidiaries that has had, or is reasonably expected to have, a material adverse effect on the business, properties, assets, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole (other than any (i) regulatory changes generally affecting the industries in which the Company operates, including changes due to actual or proposed changes in law or regulations, or (ii) changes that are related to a general drop in stock prices in the United States resulting from political or economic turmoil.)

         (d) Officers' Certificate.   Parent shall have received a certificate
     of the Chief Executive Officer or President and the Controller of the Company to the effect that the statements set forth in paragraphs (a) and
     (b) of this Section 9.3 are true and correct.

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

         (e) Consents, Approvals, Etc. All material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other Governmental Entity or third parties required to be made or obtained by the Company and the Company Subsidiaries and affiliated entities in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

         (f) Stockholders Agreement. The Principal Stockholders who are required by the Voting Agreement to enter into the Stockholders Agreement, substantially in the form of Exhibit C attached hereto, and Parent shall have entered into such agreement, which shall remain in full force and effect.

         (g) Legal Opinion. Parent shall have received a written opinion from its counsel, Paul, Weiss, Rifkind, Wharton & Garrison, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute (i) a tax free reorganization within the meaning of Section 368(a) of the Code or (ii) a transaction that, together with the Reincorporation (as defined herein) qualifies as an exchange under the provisions of Section 351 of the Code and which is treated for U.S. federal income tax purposes as a transfer of Company Common Stock by the shareholders of the Company to Parent in exchange for the Merger Consideration and such opinion shall not have been withdrawn.

         (h) Affiliate Letters. The Parent shall have received an executed copy of an Affiliate Letter from each Affiliate of the Company.

         (i) Other Agreements. Those letter agreements dated as of the date hereof between Parent and certain individuals and executed in connection herewith shall have been performed at or prior to Closing.

     9.4 Parent Transactions.   In the event that Parent undertakes any action
contemplated by the definition of Base Adjustments in Section 3.1(c)(ii) prior to the Closing, no condition set forth in this Article IX shall be deemed not to be satisfied if, but for such action or the consequences thereof, such condition would otherwise be satisfied.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination.   This Agreement may be terminated and abandoned at any
time prior to the Effective Time, whether before or after the approval of matters presented in connection with the Merger by the stockholders of Parent and the Company:

         (a) by the mutual written consent of Parent and the Company.

         (b) by either of Parent or the Company:

               (i) if any required approval of the stockholders of Parent or the Company that is a condition to the obligations of Parent or the Company under Section 9.1 of this Agreement shall not have been obtained at the Company Stockholders Meeting or the special meeting of the Parent's stockholders to be

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

         held to consider approval of the issuance of Parent Common Stock to be issued in the Merger; or

               (ii) if any Governmental Entity shall have issued a final and nonappealable Injunction (which Injunction the parties have used their best efforts to lift), which permanently enjoins the Merger.

         (c) by the Company, if the Company Board shall elect to terminate this Agreement in order to recommend or approve a Superior Proposal, provided that (i) the Company has complied with all the terms of Section 7.1 and notified Parent in writing that it intends to terminate this Agreement in order to recommend or approve a Superior Proposal, attaching the most current version of such proposal to such notice, (ii) at any time after the third business day following written notification by the Company to Parent of the Company's intention to enter into a binding agreement with respect to such proposal, after taking into account any modifications to the transactions contemplated by this Agreement that Parent has then proposed in writing and not withdrawn, the Company Board has determined that such proposal is and continues to be a Superior Proposal and (iii) concurrently with the effectiveness of such termination, pays to Parent the termination fee under Section 10.2(b), it being understood on the date of the effectiveness of such termination, whether or not prior to such effectiveness, the Company may enter into an agreement with respect to such Superior Proposal which agreement, if entered into prior to such effectiveness must be conditioned upon the payment of the termination fee on the same date as provided herein. The termination under this Section 10.1(c) shall not be effective until the Company has made payment to Parent of the amounts required to be paid pursuant to Section 10.2(b).

         (d) by Parent, if (i) the Company Board shall have resolved to or shall have (A) withdrawn, modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement, (B) failed to include such recommendation in the Proxy Statement, (C) approved or recommended any Acquisition Proposal, (D) entered into a definitive agreement with respect to a Superior Proposal or (E) made a public announcement of its intention to take any of the foregoing actions or (ii) a tender offer or exchange offer for more than 15% of the outstanding shares of the Company Common Stock is commenced and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders).

         (e) by Parent, if it is not in material breach of its obligations under this Agreement, on or after the later of (x) October 31, 2000, or (y) 120 days following the date on which Parent last made an initial announcement that it had entered into a definitive agreement for a Parent Transaction, if any of the conditions provided in Sections 9.1 and 9.3 of this Agreement have not been satisfied and have not been waived in writing by Parent prior to such date; provided that, if the Merger has not occurred by reason of the nonsatisfaction of the condition set forth in Section 9.1(b) hereof or the pendency of a non final Injunction, Parent shall have used

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

     its best efforts to cause such condition to be satisfied or have any such Injunction stayed or reversed.

         (f) by the Company, if it is not in material breach of its obligations under this Agreement, on or after October 31, 2000, if any of the conditions provided in Sections 9.1 and 9.2 of this Agreement have not been satisfied and have not been waived by the Company; provided, however, if the Merger has not occurred by reason of the nonsatisfaction of the condition set forth in Section 9.1(b) hereof or the pendency of a non-final Injunction, the Company shall have used its best efforts to cause such condition to be satisfied or have any such Injunction stayed or reversed.

         (g) by Parent, upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either of Section 9.3(a) or 9.3(b) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 10.1(g).

         (h) by the Company, upon breach of any material representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in either of
     Section 9.2(a) or 9.2(b) would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent through its reasonable best efforts and for so long as Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 10.1(h); or

         (i) by the Company if (i) as of a date not more than three business days before the expected Closing Date, the Average Parent Common Stock Price would be less than 69% of the Base Stock Price, (ii) irrevocable notice shall have been provided to Parent in accordance with the notice provisions hereunder indicating the Company's intention to terminate the Agreement, and (iii) within one business day of receipt of such notice, Parent shall not have agreed (by unilateral notice to the Company) to increase the number of shares of Parent Common Stock to be issued to the shareholders of the Company pursuant to the Merger such that as of the Closing Date, the aggregate value (based on the Average Parent Common Stock Price) of the Parent Common Stock to be received by the shareholders of the Company will be equal to the aggregate value (based on the Average Parent Common Stock Price) of Parent Common Stock they would have been entitled to receive if the Average Parent Common Stock Price were equal to the Floor Stock Price. In the event the Company serves the notice provided for in
     (ii) above, and the Parent does not agree to increase the number of shares in accordance with

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     (iii) above, then the termination shall become effective immediately on the following business day.

     10.2 Effect of Termination.

     (a) In the event of the termination of this Agreement pursuant to Section
10.1 hereof, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto or its Representatives, affiliates, trustees, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Sections 8.6, 8.8 and 11.4 and this Section 10.2 which shall survive the termination; provided, however, that nothing contained in this
Section 10.2 shall relieve any party from liability for any fraud or willful breach of its representations or warranties or breach of its covenants or agreements set forth in this Agreement.

     (b) In the event the Company shall have terminated this Agreement pursuant to Section 10.1(c), or Parent shall have terminated this Agreement pursuant to
Section 10.1(d)(i), then the Company shall simultaneously with such termination pay Parent a termination fee equal to $19.0 million (the "Termination Amount"). In the event that Parent shall have terminated this Agreement pursuant to
Section 10.1(d)(ii) and either (x) the Company shall have entered into a definitive agreement with respect to the tender or exchange offer giving rise to such termination or (y) the person making the tender or exchange offer giving rise to such termination shall have accepted shares for payment pursuant to such tender or exchange offer, the Company shall pay, upon the earlier of entering into a definitive agreement and the acceptance of shares for payment, to the Parent a termination fee equal to the Termination Amount.

     (c) Any payment required by this Section 10.2 shall be payable by the Company to Parent by wire transfer of immediately available funds to an account designated by Parent.

     (d) The Company acknowledges that the agreements contained in this Section
10.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and MergerCo would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amounts due pursuant to Section 10.2(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for all or a portion of such amounts, the Company shall pay to Parent's Expenses in connection with such suit, together with interest on the amounts payable to Parent at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

     10.3 Amendment.   This Agreement may be amended by the parties hereto by an
instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by the stockholders of Parent and the Company, but in any event following authorization by Parent Board and the Company Board; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval by the stockholders without obtaining such approval.

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                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.1 Notices.   All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by cable, telegram, telecopier, facsimile or telex or sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         (a)   if to Parent:

               CoreComm Limited
               110 East 59th Street
               New York, NY 10022
               Attention: Jared L. Gurfein, Esq.
               Facsimile No.: (212) 906-8489

               with a copy to:

               Kenneth M. Schneider, Esq.
               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, NY 10019-6064
               Facsimile No.: (212) 757-3990

         (b)   if to the Company:

               Voyager.net, Inc.
               4660 S. Hagadorn Road
               Suite 320
               East Lansing, MI 48823
               Attention: Christopher P. Torto
               Facsimile No.: (517) 324-8947

               with a copy to:

               David F. Dietz, P.C.
               Joseph L. Johnson III
               Neil McLaughlin, P.C.
               Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, MA 02109
               Facsimile No.: (617) 523-1231

     11.2 Certain Definitions.   For purposes of this Agreement:

         (a) The term "affiliate," as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the
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     power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

         (b) The term "business day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

         (c) The term "including" means, unless the context clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

         (d) The term "person" shall include individuals, corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

         (e) The term "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by Parent or the Company, as the case may be.

     11.3 Non-Survival of Representations, Warranties, Covenants and Agreements. Except for Articles I, II and IV, the last sentence of Section 8.2(a), and Sections 7.3, 8.4, 8.5, 8.6, 8.7 and 8.10 and this Article XI, none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and thereafter there shall be no liability on the part of none of Parent, MergerCo or the Company or any of their respective officers, directors or stockholders in respect thereof. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

     11.4 Miscellaneous.   This Agreement (i) constitutes, together with the
Confidentiality Agreement, Parent Disclosure Schedule and the Company Disclosure Schedule, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder and (iii) may be executed in two or more counterparts which together shall constitute a single agreement. Except as provided in Section 8.7, this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Delaware Courts (as hereinafter defined), this being in addition to any other remedy to which they are entitled at law or in equity.

     11.5 Assignment.   Except as expressly permitted by the terms hereof,
neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, except that Parent shall assign all of its rights, interests and obligations under this Agreement to ATX, upon consummation of the ATX Transaction if such consummation occurs prior to the Closing provided that, notwithstanding such assignment, Parent shall remain liable under this Agreement. If such assignment occurs, then (i) ATX will acquire the Company by merging a wholly owned first-tier domestic subsidiary of ATX into the Company,
(ii) the acquisition of Parent by ATX will be consummated after the Reincorporation of Parent, and (iii) the acquisition of Parent by ATX will be structured so that it will be treated for U.S. federal income tax purposes as a transfer of stock of Parent by Parent stockholders in exchange for stock issued by ATX.

     11.6 Severability.   If any provision of this Agreement, or the application
thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     11.7 Choice of Law/Consent to Jurisdiction.   All disputes, claims or
controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Parent, MergerCo and the Company hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in State of Delaware, each such party does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, as such agent.

     11.8 Incorporation.   The Parent Disclosure Schedule and the Company
Disclosure Schedule and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein respectively are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     11.9 The Headings.   The headings contained in this Agreement are for
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.10 No Agreement Until Executed.   Irrespective of negotiations among the
parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (i) the Company Board has approved the terms of this Agreement, including, without limitation, for purposes of Section 203 of the DGCL and any applicable provision of the Company Certificate, (ii) Parent Board has approved the terms of this Agreement, including, without limitation, for purposes of the DGCL and Bermuda law and any applicable provisions of Parent Certificate and (ii) this Agreement is executed by the parties hereto.

     11.11   Obligations of Parent and of the Company.   Whenever this Agreement
requires a Parent Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of Parent to cause that Parent Subsidiary to take that action. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action and, after the Effective Time, on the part of the Surviving Corporation to cause that Company Subsidiary to take that action.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Parent, MergerCo and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          CORECOMM LIMITED

                                          By:   /s/ RICHARD J. LUBASCH
                                          --------------------------------------
                                          Name: Richard J. Lubasch
                                          Title: Senior Vice President --
                                              General Counsel

                                          VOYAGER.NET, INC.

                                          By:  /s/ CHRISTOPHER P. TORTO
                                          --------------------------------------
                                          Name: Christopher P. Torto
                                          Title: Chief Executive Officer

                                          CORECOMM GROUP SUB I, INC.

                                          By:   /s/ RICHARD J. LUBASCH
                                          --------------------------------------
                                          Name: Richard J. Lubasch
                                          Title: Senior Vice President --
                                              General Counsel

                                                                       EXHIBIT B

                     FORM OF REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of                , 2000 (the
"Agreement"), by and between [CoreComm Limited], a                   corporation
("CoreComm" or the "Company") and the holders of Common Stock (as hereinafter defined) listed on Schedule 1 attached hereto (each a "Stockholder" and, collectively, the "Stockholders").

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of March
   , 2000 (the "Merger Agreement"), by and among the Company, CoreComm Group Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and Voyager.net, Inc., a Delaware corporation, and, with respect to certain provisions thereof, each of the Stockholders is entitled to receive shares of the Company's common stock, par value $.01 per share (the "Common Stock") and cash;

     WHEREAS, it is a condition to the consummation of the merger and the other transactions contemplated by the Merger Agreement that the Company grant to the Stockholders the registration rights and other rights set forth herein; and

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. General; Securities Subject to this Agreement.

         1.1 Grant of Rights.   The Company hereby grants registration rights to
     the Stockholders upon the terms and subject to the conditions set forth in this Agreement. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Merger Agreement.

         1.2 Registrable Securities.   For the purposes of this Agreement,
     "Registrable Securities" means any shares of Common Stock issued to the Stockholders pursuant to the Merger Agreement; provided, however, that (i) shares shall cease to be Registrable Securities for purposes of this Agreement when a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and all such Registrable Securities have been disposed of pursuant to such effective registration statement and (ii) the securities of a Stockholder shall be deemed not to be Registrable Securities at any time when the entire amount of such Stockholder's Registrable Securities proposed to be sold in a single sale are or, in the opinion of counsel satisfactory to the Company, in its reasonable judgment, may be distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

         1.3 Stockholders of Registrable Securities.   A Person is deemed to be
     a holder of Registrable Securities whenever such Person (i) is a party to this Agreement (or a permitted transferee thereof) and (ii) owns of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more

     Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

     2. Demand Registration Rights.

         2.1 Demand Registration.

         (a) At any time on or after six (6) months from the date of this Agreement, the Stockholders may make a written request (specifying the intended method of disposition) (such Stockholders, the "Initiating Stockholders") for registration under the Securities Act (a "Demand Registration") of all or part of the shares of Common Stock which constitute such Initiating Stockholders' Registrable Securities; provided, however, that, (i) the Company shall not be required to effect more than one (1) Demand Registration pursuant to this Agreement, (ii) the number of the shares of Common Stock proposed to be registered by the Initiating Stockholders shall not be less than 1,500,000 shares (subject to appropriate adjustments to reflect stock splits, stock dividends, corporate recapitalizations or similar transactions) as of the date of the request, and (iii) the Initiating Stockholders shall be the holders as of the date of the request of at least 43.5% of the then outstanding shares of Common Stock that constitute Registrable Securities hereunder.

         (b) If at the time of any request to register Registrable Securities pursuant to this Section 2.1, the Company is engaged or plans to engage in within ninety (90) days of the time of such request in a registered public offering or any other activity which, in the good faith determination of the Board of Directors of the Company, would be required to be disclosed under applicable law as a result of such request or would be materially and adversely affected by the requested registration (each, a "Company Event"), then the Company may at its option direct that such request be delayed for a reasonable period of time not in excess of three (3) months from the effective date of such offering or the date of completion of such other activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 365-day period. In addition, the Company shall not be required to effect any registration within three (3) months after the effective date of any other Registration Statement of the Company. Within ten days after receipt of a request for a Demand Registration, the Company shall give written notice (the "Notice") of such request to all other Stockholders holding the class of stock to which such Demand Registration relates and shall include in such registration all Registrable Securities of that class that the Company has received written requests for inclusion therein within 15 days after the Notice is given. Thereafter, in the case of Demand Registration, the Company may elect to include in such registration additional shares of Common Stock issued by the Company. All requests made pursuant to this Section 2.1 shall specify the class and aggregate number of Registrable Securities to be registered.

         2.2 Effective Demand Registration.   The Company shall use reasonable
     commercial efforts to cause any Demand Registration to become effective not later than ninety (90) days after it receives a request under Section 2.1 hereof and to remain effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and
     (ii) one hundred and twenty (120) days; provided, however, that if the Initiating Stockholders request the Company to withdraw such registration, other than as the result of a breach by the Company, it shall constitute a Demand Registration unless the Initiating Stockholders promptly pay all of the costs and expenses incurred by the Company in connection with such registration.

         2.3 Underwriting Procedures.

         (a) The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter and other underwriters selected for such offering shall be selected by the Company, provided that the managing underwriter and other underwriters are reasonably acceptable to the Initiating Stockholders (having due regard to the experience and relationship with the Company of the managing underwriter and the other underwriters) (the "Approved Underwriter"). In such event, if the Approved Underwriter advises the Company in writing that in its opinion the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall reduce pro rata based on the number of Registrable Securities included in the request for Demand Registration, the amount of Registrable Securities to be included by each Stockholder in such registration.

         (b) Distribution by Underwriters. The managing underwriter or underwriters selected for any offering shall enter into an agreement with the Company and the Stockholders whereby the underwriters shall be prohibited from (i) distributing 5% or greater of the Registrable Securities to any Person in connection with the initial placement of the Registrable Securities for the offering and from (ii) distributing 5% or greater of the Registrable Securities to any Person for 90 days after such initial placement.

     3. Incidental or "Piggy-Back" Registration Rights.

         3.1 Notice of Registration.   If, at any time or from time to time
     prior to the second anniversary of the date hereof, the Company shall determine to register any of its Common Stock for sale in an Underwritten Offering for its own account (other than a registration relating to (i) a registration of an employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or any dividend reinvestment plan or (ii) a registration of securities on Form S-4 (or any successor form) including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with another corporation), the Company will promptly give to the Stockholders written notice thereof, and include in such registration (subject to Section 3.2) all the Registrable Securities specified in a written request made by any one or more of the Stockholders within ten days after such Stockholder's receipt of such written notice from the Company ("Incidental Registration"). The right of such Stockholder to have Registrable Securities included in a registration pursuant to this
     Section 3.1 shall be conditioned upon such Stockholder's entering into (together with the Company and/or the other holders, if any, distributing their securities through such underwriting) an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company (the "Company Underwriter").

         3.2 Cutback.   If the lead managing underwriter of an offering covered
     by Section 3.1 shall advise the Company in writing on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Common Stock (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Common Stock being offered, then the Company will include in such registration: first, any shares proposed to be offered by the Company; second, Registrable Securities requested to be registered by the Stockholders and any other shares requested by other stockholders of the Company, including the Stockholders, to be included in such registration, allocated, if necessary, pro rata among the Stockholders and such other holders requesting such registration on the basis of the number of the shares Beneficially Owned at the time, provided, however, that in the event the Company will not, by virtue of the foregoing cut-back mechanism, include in any such registration all of the Registrable Securities requested to be included in such registration, the Stockholders may, upon written notice to the Company given within three days of the time the Stockholders first are notified of such matter, reduce the amount of Registrable Securities they desire to have included in such registration, whereupon only the Registrable Securities, if any, they desire to have included will be considered for such inclusion.

         3.3 Right of Termination.   The Company shall have the right to
     terminate or withdraw any registration initiated by it under Section 3.2 prior to the effectiveness of such registration whether or not the Stockholders have elected to include Registrable Securities in such registration.

     4. Provisions Applicable to Demand and Piggy-Back Registrations.

         4.1 Expenses.   The Company shall pay all Registration Expenses (as
     defined in Section 6 hereof) incurred in connection with any registration pursuant to Section 2 or 3 hereto, unless such registration fails to become effective as a result of the fault of one or more Stockholders, in which case the Company will not be required to pay the Registration Expenses incurred with respect to the offering of such Stockholder's or Stockholders' Registrable Securities. The Registration Expenses incurred with respect to the offering of such Stockholder's or Stockholders' Registrable Securities shall be the product of (a) the aggregate amount of all

     Registration Expenses incurred in connection with such registration and (b) the ratio that the number of such Registrable Securities bears to the total number of Registrable Securities included in the registration.

         4.2 Holdback Agreements.   Each Stockholder agrees not to effect any
     public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Act, during the ninety (90) day period beginning on the effective date of any Demand Registration or Incidental Registration or other underwritten offering in which such Stockholder is participating (except as part of such registration), if and to the extent requested by any other Stockholders, in the case of a non-underwritten public offering, or if and to the extent requested by the Approved Underwriter or Company Underwriter, in the case of an underwritten public offering.

     5. Registration Procedures.

     In connection with any registration statement filed pursuant to this Agreement, the Company will, as expeditiously as possible:

         (a) in connection with a request pursuant to this Agreement, prepare and file with the Commission, after receipt of a request to file a registration statement with respect to Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, if the offering is an underwritten offering, shall be reasonably satisfactory to the managing underwriter or underwriters, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (i) furnish to the counsel selected by the Stockholder or Stockholders making the demand, if any, copies of all such documents proposed to be filed, and (ii) notify such counsel and each seller or prospective seller of Registrable Securities of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) in connection with a registration pursuant to this Agreement, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not more than one hundred twenty (120) days (or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been disposed of);

         (c) furnish to each seller of Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) use reasonable efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing and to do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter or by-laws that the Board of Directors of the Company determines in good faith to be contrary to the best interest of the Company and its stockholders;

         (e) use reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

         (f) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the Commission as soon thereafter as practicable, after consultation with the Initiating Stockholders, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (g) enter into customary agreements (including an underwriting agreement in customary form, if the offering is an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

         (h) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission; and

         (i) use reasonable efforts to cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or market, if any, on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

     The Company may require each seller or prospective seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and other matters as may be required to be included in the registration statement.

     Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (f) of this Section 5, such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this
Section 5 and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession or copies delivered to prospective purchasers, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in paragraph (b) of this Section 5) by the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (f) of this Section 5 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this Section 5.

     6. Registration Expenses.   The Company shall pay all expenses incident to
its performance of or compliance with this Agreement; provided, however, that the Company shall not pay the costs and expenses of any Stockholder relating to underwriters' commissions and discounts relating to Registrable Securities to be sold by such Stockholder, brokerage fees, transfer taxes or the fees or expenses of any counsel, accountants or other representatives retained by the Stockholders, individually or in the aggregate. All of the expenses described in this Section 6 that are to be paid by the Company are herein called the "Registration Expenses."

     7. Indemnification; Contribution.

         7.1 Indemnification by the Company.   The Company agrees to indemnify,
     in the case of any registration statement filed pursuant to this Agreement, each seller of any Registrable Securities covered by such registration statement, each other person who participates as an underwriter in the offering or sale of such securities, and each person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (each an "Indemnified Party" and collectively, the "Indemnified Parties") against any losses, claims, damages or liabilities to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company; provided, however, that the Company shall not be liable to the extent that any loss, claim, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Party expressly for use in the Registration Statement; provided, further, that the Company shall not be liable to any seller of Registrable Securities (or to any person who acts as an underwriter in such sale or who controls such seller) to the extent that any loss, claim, or liability arises out of an untrue statement, alleged untrue statement, omission, or alleged omission made in any preliminary prospectus if either (a)(i) such seller failed to send or deliver a copy of the prospectus with or prior to written confirmation of the sale by such seller to the person asserting the claim and (ii) the prospectus would have corrected such untrue statement, alleged untrue statement, omission or alleged omission; or (b)(x) such untrue statement, alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and (y) having been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such seller fails to deliver such prospectus as so amended or supplemented, with or prior to the written confirmation of the sale by such seller to the person asserting the claim.

         7.2 Indemnification by Stockholders.   In connection with any
     registration statement in which a Stockholder is participating, each such Stockholder shall furnish to the Company in writing such information and affidavits with respect to such Stockholder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the fullest extent permitted by law, the Company, its officers, directors and agents and each person, if any, who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, and liabilities resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent that such untrue or alleged untrue statement or omission is contained in or omitted from, as the case may be, any information or affidavit with respect to such Stockholder so furnished in writing by such Stockholder expressly for use in any such prospectus or preliminary prospectus; provided, however, that the liability of such Stockholder shall not exceed the net proceeds received by such Stockholder from the sale of its Registrable Securities. Each Stockholder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities
     Act) to the same extent as provided above with respect to the indemnification of the Company; provided, however, that the indemnification of such Stockholder shall be limited to the net proceeds received by such Stockholder from the sale of its Registrable Securities.

         7.3 Contribution.   If the indemnification provided for in this Section
     7 is unavailable to any Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

     8. Definitions.   As used herein, the following terms shall have the
following respective meanings:

         "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Board of Directors" means the board of directors of the Company.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" means the common stock of the Company or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

         "Registration Expenses" shall have the meaning specified in Section 6 herein.

         "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Underwritten Offering" shall mean a sale of securities of the Company to an underwriter or underwriters for re-offering to the public, which shall include a road show and other customary selling efforts.

     9. Miscellaneous.

         9.1 Limitations on Subsequent Registration Rights.   From and after the
     date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 2.1(a) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the holders which is included.

         9.2 Assignment.   The rights of the Stockholders to have the Company
     register Registrable Securities pursuant to this Agreement shall be automatically assignable by each Stockholder to any transferee (other than the transferee of such shares in a registered transaction) of all or any portion of the Registrable Securities if: (i) the Stockholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (iv) if required under the terms of the Stockholders Agreement, such transferee enters into the requisite stockholders agreement with the Company as contemplated by the Stockholders Agreement, of even date herewith, among the Company and the Stockholders (the "Stockholders Agreement").

         9.3 Amendments and Waivers.   Except as otherwise provided herein, the
     provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Stockholders that own, in the aggregate, 50% or more of the Registrable Securities then outstanding.

         9.4 Notices.   Any notice or other communication required or permitted
     hereunder shall be in writing and shall be delivered personally, telecopied (and confirmed) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied (and confirmed) or, if mailed, five days (or, in the case of express mail, one day) after the date of deposit in the United States mail, as follows:

         (i)   if to the Company, to:

               CoreComm Limited
               110 East 59th Street
               26th Floor
               New York, NY 10022
               Attention: Richard J. Lubasch
               Telecopier No.: (212) 906-8497

               with copies to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019-6064
               Attention: Kenneth M. Schneider, Esq.
               Telecopier No.: (212) 757-3990

         (ii) if to any Stockholder, to the most current address of such Stockholder provided by such Stockholder to the Company in writing.

               with copies to:

               Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, MA 02109
               Attention: Joseph L. Johnson III, Esq.
               Neil McLaughlin, P.C.
               Telecopier No.: (617) 523-1231

         Any party may by notice given in accordance with this section to the other parties designate another address or person for receipt of notices hereunder.

         9.5 Successors and Assigns.   This Agreement shall inure to the benefit
     of and be binding upon the Stockholders and their permitted successors and assigns as provided for in Section 9.1 hereof and the successors and assigns of the Company; provided, however, that such successors and assigns become parties to this Agreement by executing counterparts thereto and, in the case of successors and assigns of a Stockholder, there has been compliance with Section 9.1 hereof.

         9.6 Counterparts.   This Agreement may be executed in any number of
     counterparts and by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.7 Headings.   The headings in this Agreement are for convenience of
     reference only and shall not limit or otherwise affect the meaning hereof.

         9.8 GOVERNING LAW.   THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN
     ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE RULES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION.

         9.9 Severability.   If any one or more of the provisions contained
     herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

         9.10 Entire Agreement.   This Agreement is entered into and delivered
     pursuant to the Merger Agreement and as such contains the entire agreements among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

                                          CORECOMM LIMITED

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          STOCKHOLDERS:

                                          MEDIA/COMMUNICATIONS
                                          PARTNERS II LIMITED PARTNERSHIP

                                          By: M/CP II Limited Partnership,
                                            its general partner
                                          By: M/CP II General Partner-H, Inc.,
                                            a general partner

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          MEDIA/COMMUNICATIONS
                                          INVESTORS LIMITED PARTNERSHIP

                                          --------------------------------------
                                          Name:

                                          APACHE HOLDINGS II LIMITED
                                          PARTNERSHIP

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          APACHE HOLDINGS LIMITED
                                          PARTNERSHIP

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          --------------------------------------
                                          Glenn R. Friedly

                                          --------------------------------------
                                          Christopher P. Torto

                                                                       EXHIBIT C

                         FORM OF STOCKHOLDERS AGREEMENT

     AGREEMENT dated as of                   , 2000 among [CoreComm Limited], a
                  corporation (the "Company"), and each of the Persons listed on Schedule A hereto (each, a "Stockholder").

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of March
   , 2000 (the "Merger Agreement"), by and among the Company, [MergerCo], a Delaware corporation and a wholly-owned subsidiary of the Company ("MergerCo"), and Voyager.net, Inc., a Delaware corporation ("Voyager"), MergerCo is being merged with and into Voyager (the "Merger") and as a result thereof each share of Voyager's common stock, par value $.01 per share, issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") is
being converted into                   shares the Company's common stock, par
value $.01 per share (the "Common Stock"), as well as the right to receive cash; and

     WHEREAS, it is a condition to the obligation of the Company to consummate the Merger, that the Company and each of Stockholders enter into this Agreement; and

     WHEREAS, each Stockholder has independently determined that the Merger is in its best interest and each Stockholder wishes to facilitate the consummation of the Merger by entering into this Agreement and agreeing to be bound by the terms hereof;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, each Stockholder and the Company hereby agree as follows:

     Section 1. Covenants of Stockholders with Respect to Voting Securities of the Company.

     During the term of this Agreement and subject to all of the provisions hereof, each Stockholder and the Company agree as follows:

     1.1 Acquisition of Voting Securities.   Each Stockholder shall not acquire,
agree to acquire or offer or propose to acquire, directly or indirectly, or in conjunction with or through any Person, record or beneficial ownership of any Voting Securities (as hereinafter defined), except (i) through the exercise of conversion rights, if any, of Voting Securities; (ii) by way of stock splits, reclassifications or stock dividends or other distributions or offerings made on a pro rata basis to holders of Voting Securities or any class of Voting Securities; (iii) from another Stockholder by bequest (including, without limitation, through the creation of a trust), gift, will, pledge, hypothecation or otherwise in accordance with clause (i) of Section 1.6 hereof; (iv) pursuant to a bequest or similar gift or transfer from a Person who is not a Stockholder, including, without limitation, through the creation of a trust for the benefit of a Stockholder; (v) pursuant to a will or the laws of descent and distribution from a Person who is not a Stockholder; or (vi) pursuant to the exercise of stock options or the receipt of other compensation or benefits involving Voting Securities granted to a Stockholder in such Stockholder's capacity (if applicable) as an employee of the Company or any subsidiary of the Company; provided, however, that if, in connection with the transfer of Voting Securities to a Stockholder pursuant to clauses (iv) and (v) of this Section 1.1, a trust, corporation or other entity is formed for the purpose of holding Voting Securities for the benefit of a Stockholder (other than solely as an income beneficiary of a trust), then, as a condition precedent to the receipt by such Stockholder of any direct or indirect beneficial interest in such Voting Securities, such trust, corporation or other entity shall agree to be bound by the terms and conditions of a stockholder agreement having the same or substantially the same terms and conditions as this Agreement.

     If a Stockholder shall acquire, directly or indirectly, record or beneficial ownership of, or the right to acquire, any Voting Securities in contravention of this Agreement, then such Stockholder shall promptly notify the Company, and the Company, in its sole discretion, may either (x) purchase (or cause its designee(s) to purchase) any or all of such acquired Voting Securities at a price equal to the price paid by such Stockholder or (y) require such Stockholder to dispose of, within 30 days from the date on which the Company requests such Stockholder to do so, only in accordance with the provisions of
Section 1.6 (ii) or (iv), the Voting Securities acquired in violation of this
Section 1.1, provided that any sale may be delayed to avoid a violation of
Section 16(b) of the Exchange Act or any other provisions of the Exchange Act or Securities Act, including, without limitation, any applicable volume limits under Rule 144 of the Securities Act, or any successor rules or regulations permitting sales of unregistered or otherwise restricted securities. Each Stockholder hereby acknowledges that any acquisition of Voting Securities in contravention of this Agreement shall constitute a breach of this Agreement and that the Company's right to purchase or require the disposition of Voting Securities pursuant to this Section 1.1 shall not be exclusive and shall be in addition to any other rights and remedies the Company may have in connection with a breach of this Agreement.

     For the purposes of this Agreement, "Voting Securities" means all securities of the Company, or any successor to the Company, entitling the holder thereof to vote as a stockholder for any purpose or under any circumstance or any securities convertible into or exchangeable for under any circumstance such securities or any rights, warrants or options to acquire (through purchase, exchange, conversion or otherwise) any such securities under any circumstance.

     1.2 Voting of Voting Securities.   Each Stockholder shall vote or direct
the vote of all Shares of Voting Securities that are (a) acquired pursuant to the Merger, (b) acquired by a Stockholder pursuant to Section 1.1, (c) held in trusts, corporations or other entities formed as contemplated by Section 1.6 or
(d) otherwise hereinafter acquired, with respect to which such Stockholder has the legal capacity to vote or to direct the vote of such Voting Securities, on each matter submitted to a vote of the stockholders of the Company, (x) in the same proportion as the votes cast by all holders of Voting Securities other than the Stockholders and any affiliates and associates of the Company, with respect to such matter, or, (y) in the event of a proposed change of control transaction for the Company, in the manner recommended to the stockholders by the Board of Directors of the Company provided that the Board of Directors, prior to such recommendation, shall have received an opinion from a nationally recognized investment banking firm to the effect that the transaction or the consideration to be received by the unaffiliated holders of the Common Stock is fair from a financial point of view to such stockholders; provided, further, that in the absence of such opinion such Voting Securities shall be voted as provided in clause (x) of this Section 1.2.

     Each Stockholder shall take such action as may be required so that all Voting Securities with respect to which such Stockholder has the legal capacity to vote or to direct the vote of such Voting Securities as provided for herein shall be present in person or by proxy at all duly noticed and convened meetings of holders of Voting Securities for the purpose of determining the presence of a quorum at such meetings.

     1.3 No Voting Trusts.   No Stockholder shall, directly or indirectly,
deposit any Voting Securities in a voting trust or in any other manner, except pursuant to this Agreement, subject any Voting Securities to any arrangement or agreement with respect to the voting thereof.

     1.4 No Election Contests.   No Stockholder shall, directly or indirectly,
solicit proxies or become a "participant" in a "solicitation" in opposition to the recommendation of the Company's Board of Directors with respect to any matter, including, without limitation, any "election contest" relating to the election of directors of the Company (as such terms are defined in Regulation 14A under the Exchange Act) or initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal; provided, however, that each Stockholder shall vote any Voting Securities directly or indirectly beneficially owned by such Stockholder in any "election contest" in accordance with the provisions of the first paragraph of Section 1.2 hereof.

     1.5 No Syndications.   No Stockholder shall, directly or indirectly, join
or encourage the formation of a partnership, limited partnership, syndicate or other "group," or otherwise act in concert with any other Person (except as contemplated by Section 1.2 hereof) for the purpose of affecting or influencing control of the Company or acquiring, holding, or disposing of Voting Securities.

     1.6 Disposition of Voting Securities.   No Stockholder shall, directly or
indirectly, offer, sell, assign, pledge, encumber or otherwise dispose of or transfer in any manner any Voting Securities (or enter into agreements or understandings with respect to the foregoing), if after such disposition, the Person holding such Voting Securities would own 5% or more of any class or Series of the Company's Voting Securities (or Voting Securities which are convertible into or exercisable for shares which, after giving effect to such exercise or conversion, would represent 5% or more of any class of the Company's Voting Securities). Any offer, sale, assignment, pledge, encumbrance or other disposition or transfer of Voting Securities not otherwise prohibited by this Agreement shall only be effected, to the extent otherwise legally permissible, in the following manners: (i) pursuant to a bona fide public offering of Voting Securities (which may include a secondary distribution effected through the facilities of any national securities exchange on which the Voting Securities are listed); provided, however, that in case of any such proposed public offering, each Stockholder selling pursuant to such offering (the "Selling Stockholder") will use his/her/its best efforts (and will instruct the managing underwriter of any such public offering or broker-dealer to or through which such public offering is being made to use its best efforts) to achieve a sufficiently broad public distribution of the securities being offered (in light of the number of securities being offered), with the intention that no person or related group of persons should purchase in such public offering Voting Securities representing 5% or more of the securities being offered; (ii) pursuant to an unsolicited open market sale or sales during any three-month period involving, in the aggregate, Voting Securities representing not more than 1% of the Total Voting Power, as defined in Section 5.4, (in accordance with the requirements as to the manner of sale set forth in Rules 144(f), 144(g) and 145 and (g) of the Securities Act or any successor rules or regulations permitting sales of unregistered or otherwise restricted securities, whether or not such sale is subject to Rule 144, Rule 145 or such successor rules or regulations) on any national securities exchange on which the Voting Securities are listed; (iii) pursuant to a tender offer made by the Company or any subsidiary of the Company or made by a third person to the stockholders of the Company as to which the Company's Board of Directors has recommended to the stockholders of the Company; (iv) pursuant to a privately-negotiated transaction with a Person who is not a Stockholder; provided, that in no case shall any such sale, transfer or other disposition under this clause
(iv) be made to such Person if, immediately after such transaction, such Person (based upon the written representation of such Person, which as a condition precedent to such sale, transfer or other disposition shall be delivered to such Stockholder and to the Company prior to the consummation of such transaction), together with its affiliates and associates would be the direct or indirect beneficial or record owner of Voting Securities (when added to the Voting Securities (if any) already beneficially owned by such Person and its affiliates and associates) representing in excess of 5% of the Total Voting Power; (v) pursuant to a will or the laws of descent and distribution; provided, that the estate of a Stockholder shall be bound by the terms and conditions of this Agreement and if, immediately after any distribution out of such estate, any distributee, together with such distributee's affiliates and associates would (other than solely as an income beneficiary of a trust) be the direct or indirect beneficial or record owner of, or have the right to acquire, Voting Securities (when added to the Voting Securities (if any) already owned by such distributee and his/her affiliates and associates representing in excess of 5% of the Total Voting Power, then such distributee shall, as a condition precedent to receiving such shares of Voting Securities, agree to be bound by the terms and conditions of a stockholder agreement having the same terms and conditions as this Agreement; (vi) pursuant to a bequest or similar gift or transfer to any Person who is not a Stockholder or; provided that if, immediately after delivery of a bequest or similar gift or transfer, including, but not limited to, through the creation of a trust, the recipient, together with such recipient's affiliates and associates (including, as the case may be, the Stockholder making such transfer), would (other than solely as an income beneficiary of a trust) be the direct or indirect beneficial or record owner of, or have the right to acquire, Voting Securities (when added to the Voting Securities (if any) already owned by such recipient and its affiliates and associates (including, as the case may be, the Stockholder making such transfer)) representing in excess of 5% of the Total Voting Power, then such recipient shall, as a condition precedent to receiving such shares of Voting Securities, agree to be bound by the terms and conditions of a stockholder agreement having the same terms and conditions as this Agreement; or (vii) as a result of any pledge or hypothecation to a bona fide financial institution to secure a bona fide loan, guaranty or other financial accommodation or as a result of any foreclosure with respect thereto; provided, however, that in connection with any transfer by a Stockholder of Voting Securities pursuant to clauses (v) or (vi) of this Section 1.6 to a trust, corporation or other entity and a Stockholder retains the authority, as trustee or otherwise, to vote, acquire or dispose of, or to direct the voting, acquisition or disposition of, Voting Securities to be held by such trust or other entity, then as a condition precedent to the transfer of such shares of Voting Securities to such trust or other entity, such Stockholder shall cause such trust or other entity to be bound by the terms and conditions of a stockholder agreement having the same or substantially the same terms and conditions as this Agreement.

     Notwithstanding anything to the contrary contained herein, a Stockholder shall not dispose of or otherwise transfer any Voting Securities in violation of the provisions of Section 5 of the Securities Act.

     1.7 No Solicitation.   No Stockholder shall propose, solicit or participate
in any fashion, in any transaction relating to an acquisition of, a business combination or similar transaction with, or a change of control of, the Company or make or solicit or encourage any Person to make a tender offer for Voting Securities.

     1.8 Legend on Voting Securities.   Each Stockholder agrees that each
certificate representing its Voting Securities shall bear the following legend, which will remain thereon as long as such Voting Securities are subject to the restrictions contained in this Agreement:

         The shares represented by this certificate are subject to the
     provisions of a Stockholder Agreement dated as of             , 2000, among
     the Company and certain Stockholders, and may not be sold or transferred except in accordance therewith. Copies of said Agreement are on file at the offices of the Secretary of the Company.

The Company may enter a stop transfer order with the transfer agent (or agents) and the registrar (or registrars) of the Voting Securities against the transfer of legended Voting Securities held by a Stockholder except in compliance with the requirements of this Agreement. The Company agrees to remove promptly any stop transfer order with respect to, and issue promptly either legended (if the Voting Securities remain subject to the restrictions of this Agreement) or unlegended certificates in substitution for, certificates for any such Voting Securities that are no longer subject to or are to be transferred in compliance with the restrictions contained in this Agreement. Without limiting the generality of the foregoing, the Company shall promptly remove any stop transfer order in effect with respect to such certificates, upon the delivery to the Company of an opinion of counsel to a Stockholder, in form and substance reasonably satisfactory to the Company, that legended certificates representing Voting Securities are no longer subject to this Agreement or that such Voting Securities are being transferred in compliance with the provisions of Sections 1.6, and shall promptly issue unlegended certificates in substitution for such legended certificates, except if such legended certificates are being transferred pursuant to Section 1.6 to a transferee who shall be bound by the terms and conditions of a Stockholder Agreement, in which event the Company may issue legended certificates.

     Section 2. Representations and Warranties.

     2.1 Representations and Warranties of the Stockholders.   Each Stockholder
represents and warrants to the Company as follows:

         (i) At the Effective Time, such Stockholder will be the record and beneficial owner of the Shares of Common Stock set forth beside its name on Schedule A hereto (such Stockholder's "Shares") and will be the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, other than this Agreement. Such Stockholder has full legal power, authority and right to vote all of such Stockholder's Shares in the manner required by this Agreement without the consent or approval of, or any other action on the part of, any other person or entity.

         (ii) The execution, delivery and performance by such Stockholder of this Agreement has been approved by all necessary action on the part of such Stockholder.

         (iii) This Agreement has been duly executed and delivered by such Stockholder and constitutes the valid and binding agreement of such Stockholder, enforceable against the Stockholder in accordance with its terms.

         (iv) The execution, delivery and performance of this Agreement by such Stockholder does not violate or breach, and will not give rise to any violation or breach of, any law, contract, instrument, arrangement or agreement by which such Stockholder is, or any of such Stockholder's Shares are, bound.

         (v) The execution, delivery and performance of this Agreement by such Stockholder does not create or give rise to any right in any other Person or entity (other than the Company) with respect to such Stockholder's Shares or any other Voting Securities.

     2.2 Representations and Warranties of the Company.   The Company represents
and warrants to each Stockholder as follows:

         (i) The execution, delivery and performance by the Company of this Agreement has been approved by all necessary corporate action on the part of the Company.

         (ii) This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and binding agreement of the Company, enforceable against The Company in accordance with its terms.

         (iii) The execution and delivery of this Agreement by the Company does not violate or breach, and will not give rise to any violation or breach of, the charter or bylaws of the Company, or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any law, contract, instrument, arrangement or agreement by which the Company is bound.

     2.3 No Indirect Conduct.   No Stockholder shall engage in any conduct or
take any action through any agent or any entity acting in concert with such Stockholder that the Stockholder has hereby agreed not to engage in or take.

     Section 3. Covenants of the Company.

     3.1 Registration Rights.   During the term and subject to all of the
provisions hereof (including, without limitation Section 1.6(vi)), the Company agrees to provide registration rights to each Stockholder on the terms and subject to the provisions set forth in Registration Rights Agreement attached as Appendix I hereto.

     3.2 Access to Management.   The Company agrees that so long as a
Stockholder continues to hold 7.5% or more of any class of Voting Securities, the Company shall provide such Stockholder with an opportunity on a regularly scheduled basis to review with senior management of the Company, significant issues facing the Company; provided, however, that such Stockholder shall agree
(i) to maintain the confidentiality of any non-public information disclosed to such Stockholder in any such session, and (ii) if necessary, refrain from engaging in any transaction involving the Company's securities (or any other securities) while in possession of any material non-public information about the Company disclosed to such Stockholder by the Company in the course of the Company's complying with the provisions of this Section 3.2.

     Section 4. Term of Agreement.

     The term of this Agreement shall commence at the Effective Time and shall terminate with respect to any given Stockholder (but only such Stockholder) when such Stockholder ceases to hold at least 7.5% of the issued and outstanding shares of Common Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations, reclassifications or other similar event) unless the transaction or transactions which resulted in such Stockholder ceasing to hold at least 7.5% of any Common Stock or Voting Securities shall have violated the terms of this Agreement. For purposes hereof, ownership of Common Stock or Voting Securities shall include record ownership of such securities as well as beneficial ownership thereof within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     Section 5. Miscellaneous.

     5.1 Specific Performance.   The Company and each Stockholder acknowledge
and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company or a Stockholder, as the case may be, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically, the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which it may be entitled at law or equity.

     5.2 The Term "Company."   The term "Company" shall be deemed to include any
successor to the Company by way of merger, consolidation, sale of assets or otherwise, except as the context otherwise requires, it being the intention hereof that this Agreement shall continue to be binding on each Stockholder notwithstanding such merger, consolidation, sale of assets or other succession, unless the provisions of Section 4.2 of this Agreement shall otherwise provide.

     5.3 The Terms "Affiliate," Associate," "Beneficial Owner" "Entity," and "Person." As used herein, the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act; the term "beneficial owner" (which shall include "beneficially owned" or other similar phrasing as used herein) shall have the meaning set forth in Section 13(d)(3) of the Securities Act; the term "associate" shall mean (1) a corporation or organization (other than the Company or a subsidiary of the Company) of which such Person (as defined herein) is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; and the term "Person" shall mean any individual, partnership, corporation, joint venture, association, unincorporated organization, trust, government or agency thereof, or any other entity.

     5.4 The Term "Total Voting Power."   The term "Total Voting Power," as used
in this Agreement, shall mean the aggregate voting power of all Voting Securities outstanding at the time of any determination which at such time have ordinary voting power to vote in the election of directors of the Company. In determining Total Voting Power for purposes of this Agreement, the Stockholder may conclusively rely on the most recent reports filed by the Company with the SEC in which the number of Voting Securities outstanding is set forth or from which Total Voting Power can reasonably be derived, it being understood that each Stockholder shall not be considered to be in breach of this Agreement if he/she has acted in good faith on the basis of a determination of Total Voting Power as contemplated herein.

     5.5 Notices.   All notices, requests and other communications to any person named hereunder shall be in writing (including wire, telex or similar writing) and shall be given to such person at its address set forth below or such address or telex number as such person may hereafter specify for the purpose by notice to the other person:

         If to the Company:

                  CoreComm Limited
                  110 East 59th Street
                  26 Floor
                  New York, NY 10022
                  Attention: Jared L. Gurfein, Esq.

         Copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attention: Kenneth M. Schneider, Esq.
                  Facsimile: 212-757-3990

         If to any Stockholder, to the most current address of such Stockholder provided by such Stockholder to the Company in writing.

Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this subsection and the appropriate answer back is received or (b) if given by any other means, when actually received at the address specified in this subsection, provided that a notice given other than during normal business hours on a business day at the place of receipt shall not be effective until the opening of business on the next business day.

     5.6 Governing Law and Jurisdiction.   THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE. THE UNDERSIGNED HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE, COUNTY OF NEW CASTLE, AND WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING HERETO.

     5.7 Amendments.   This Agreement may be amended, modified or supplemented
only by written agreement of each Stockholder and the Company.

     5.8 Waiver.   Any failure of any party to comply with any obligation,
covenant, agreement or condition herein may be waived by the party entitled to the benefit of such obligation, covenant, agreement or condition only by a written instrument signed by such party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance. Wherever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 5.8.

     5.9 Successors and Assigns.   This Agreement and all of the provisions
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, (i) any person who acquires any interest, beneficial or otherwise, in Voting Securities by will or pursuant to the laws of descent and distribution and (ii) any successor trust.

     5.10 Counterparts.   This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.11 Entire Agreement.   This Agreement, including the appendices referred
to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     5.12 Severability.   If any provision of this Agreement shall be deemed or
declared to be unenforceable, invalid or void, the same shall not impair any of the other provisions of this Agreement.

     5.13 Other Rights and Privileges.   Except as otherwise specifically set
forth in this Agreement, each Stockholder shall have and enjoy all rights and privileges otherwise permitted stockholders of the Company under applicable law.

     IN WITNESS WHEREOF, each Stockholder and the Company have duly executed this Agreement as of day and year first above written.

                                          CORECOMM LIMITED

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          STOCKHOLDERS:

                                          MEDIA/COMMUNICATIONS
                                          PARTNERS II LIMITED PARTNERSHIP

                                          By: M/CP II Limited Partnership,
                                                   its general partners
                                          By: M/CP II General Partner-H, Inc.,
                                                   a general partner

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          MEDIA/COMMUNICATIONS
                                          INVESTORS LIMITED PARTNERSHIP

                                          --------------------------------------
                                          Name:

                                          APACHE HOLDINGS II LIMITED
                                          PARTNERSHIP

                                          By:
                                            ------------------------------------
                                              Glenn R. Friedly, Managing
                                              General Partner

                                          APACHE HOLDINGS LIMITED
                                          PARTNERSHIP

                                          By:
                                            ------------------------------------
                                              Glenn R. Friedly, Managing
                                              General Partner

                                            ------------------------------------
                                              Glenn R. Friedly

                                            ------------------------------------
                                              Christopher P. Torto

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of March 12, 2000 (the "Agreement"), by and among CoreComm Limited, a Bermuda corporation ("Parent"), and the Persons listed on Schedule A hereto (each, a "Shareholder" and, collectively, the "Shareholders").

     WHEREAS, Voyager.net, Inc., a Delaware corporation (the "Company"), and Parent propose to enter into an Agreement and Plan of Merger in the form attached hereto as Exhibit A (as amended, the "Merger Agreement"), which provides for, among other things, the merger of a wholly owned subsidiary of Parent with and into the Company (the "Merger");

     WHEREAS, as of the date hereof, the Shareholders are holders of record or Beneficially Own (as defined herein) shares of common stock, par value $.01 per share ("Company Common Stock"), of the Company; and

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that each Shareholder agree, and in order to induce Parent to enter into the Merger Agreement, each Shareholder has agreed, to enter into this Agreement with respect to all of the shares of Company Common Stock now held of record or Beneficially Owned and which may hereafter be acquired by such Shareholder (collectively, the "Shares").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     Section 1.1 General.   Capitalized terms used and not defined herein have
the respective meanings ascribed to them in the Merger Agreement.

     Section 1.2 Beneficial Ownership.   For purposes of this Agreement,
"Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Shareholder shall include securities Beneficially Owned by all other Persons (as defined in the Merger Agreement) with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act other than parties to this Agreement.

                                   ARTICLE II

     Section 2.1 Voting Agreement.   Each of the Shareholders hereby irrevocably
and unconditionally agrees that during the term of this Agreement as specified in Section 5.1, at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company, each of the Shareholders shall vote (or cause to be voted) the Shares held of record (to the extent such Person also has the right to vote such Shares) or Beneficially Owned (to the extent such Person also has the right to vote such Shares) by such Shareholder:

         (a) in favor of the Merger, the Merger Agreement (provided that the Merger Agreement shall not have been amended in a manner materially adverse to the interests of the Shareholders thereunder) and the transactions contemplated by the Merger Agreement. Each of the Shareholders acknowledges receipt and review of a copy of the Merger Agreement.

         (b) against any Business Combination (as defined below) other than the Merger. For purposes of this Agreement, "Business Combination" shall mean, whether effected in one transaction or a series of transactions, or (a) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of one or more Persons including, without limitation, any joint venture, in violation of the Merger Agreement, or (b) the acquisition, directly or indirectly, by another Person of all or a substantial portion of the assets of, or of any right to all or a substantial portion of the revenues or income of, the Company by way of a negotiated purchase, lease, license, exchange, joint venture or other means, in violation of the Merger Agreement, or (c) the acquisition, directly or indirectly, by another Person of control of the Company through a proxy contest or otherwise, in violation of the Merger Agreement, or (d) the acquisition, directly or indirectly, by another Person of Voting Securities representing more than 15% of the Total Voting Power of the Company.

     Section 2.2 Grant of Irrevocable Proxy.   In furtherance and not in
limitation of the foregoing, each Shareholder hereby grants to, and appoints, the Parent and each of Barclay Knapp and Richard Lubasch in their respective capacities as officers of the Parent, and any individual who shall hereafter succeed any such officer of the Parent, and any other designee of the Parent, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution and resubstitution) to vote the Shares as indicated in this Article II. Each Shareholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.

     Section 2.3 The Terms "Total Voting Power" and "Voting Securities".   The
term "Total Voting Power," as used in this Agreement, shall mean the aggregate voting power of all Voting Securities outstanding at the time of any determination which at such time have ordinary voting power to vote in the election of directors of the Company. For the purposes of this Agreement, "Voting Securities" means all securities of the Company, or any successor to the Company, entitling the holder thereof to vote as a shareholder for any purpose or under any circumstance or any securities convertible into or exchangeable for under any circumstance such securities or any rights, warrants or options to acquire

(through purchase, exchange, conversion or otherwise) any such securities under any circumstance.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each of the Shareholders hereby represents and warrants, severally and not jointly, to Parent as follows:

     Section 3.1 Authority Relative to this Agreement.   Such Shareholder has
all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Where such Shareholder is a corporation, limited liability company, partnership or other entity, the execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of such Shareholder, and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

     Section 3.2 No Conflict.

     (a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, (i) where such Shareholder is a corporation, limited liability company, partnership or other entity, conflict with or violate the organizational documents of such Shareholder, (ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which such Shareholder is a party or by which such Shareholder (or the Shares held of record or Beneficially Owned by such Shareholder) is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares held of record or Beneficially Owned by such Shareholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder (or the Shares held of record or Beneficially Owned by such Shareholder) is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 3.2(a), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Shareholder of its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Shareholder of its obligations under this Agreement.

     Section 3.3 Title to the Shares.   As of the date hereof, such Shareholder
is the record or Beneficial Owner of the number of Shares listed opposite the name of such Shareholder on Schedule A hereto. The Shares listed opposite the name of such Shareholder on Schedule A hereto are all the securities of the Company either held of record or Beneficially Owned by such Shareholder. Such Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares held of record or Beneficially Owned by such Shareholder. Each Shareholder has the right to vote or cause to be voted each of the Shares listed opposite the name of such Shareholder on Schedule A hereto and such Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Shareholder's voting rights, charges and other encumbrances of any nature whatsoever.

                                   ARTICLE IV

                         COVENANTS OF THE SHAREHOLDERS

     Section 4.1 No Inconsistent Agreement or Action.   Each of the Shareholders
hereby covenants and agrees that such Shareholder shall not, or permit any Person under such Shareholder's control to, enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares held of record or Beneficially Owned by such Shareholder or form any "group" for purposes of the Exchange Act or the rules promulgated thereunder. No Shareholder shall (i) solicit, initiate, encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposals (as defined in the Merger Agreement) or agree to or endorse any Acquisition Proposal, (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, (iii) furnish to any other Person any information with respect to the Company's business, properties or assets or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing, provided, without limiting any of the obligations of any Shareholder under this Agreement in his capacity as a shareholder of the Company, any Shareholder acting solely in his capacity as a director of the Company may take any of the actions that are expressly permitted by Section 7.1 of Merger Agreement.

     Section 4.2 Transfer of Title.   Each of the Shareholders hereby covenants
and agrees that such Shareholder shall not (i) tender any Shares, (ii) sell, assign or transfer record or Beneficial Ownership of any of the Shares, or (iii) pledge, hypothecate or otherwise dispose of any Shares.

     Section 4.3 Stockholders Agreement.   Each of the Shareholders hereby
covenants and agrees that each Shareholder that will hold 7.5% or more of the issued and outstanding shares of common stock of Parent upon consummation of the Merger shall enter into the Stockholders Agreement substantially in the form of Exhibit C attached to the Merger Agreement at the closing of the Merger. For purposes hereof, ownership of Common Stock shall include record ownership of such securities as well as beneficial ownership thereof within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                                   ARTICLE V

                                 MISCELLANEOUS

     Section 5.1 Termination.   This Agreement shall be effective as of the date
of this Agreement and shall terminate upon the earliest to occur of:

         (i) the closing of the transactions contemplated by the Merger
     Agreement;

         (ii) the date the Merger Agreement is terminated, if such termination is by the Company pursuant to Section 10.1(h) of the Merger Agreement;

         (iii) the date the Merger Agreement is terminated, if such termination is by mutual consent pursuant to Section 10.1(a) of the Merger Agreement;

         (iv) the date the Merger Agreement is terminated, if such termination is by either Parent or the Company pursuant to Section 10.1(b)(ii) of the Merger Agreement;

         (v) the date the Merger Agreement is terminated, if such termination is by the Company pursuant to Section 10.1(f);

         (vi) the date the Merger Agreement is terminated, if such termination is by the Company pursuant to Section 10.1(i);

         (vii) the date the Merger Agreement is terminated, if such termination is by either Parent or the Company pursuant to Section 10.1(b)(i) of the Merger Agreement due to the failure to obtain the required approval of the stockholders of Parent, which approval is required to be obtained under
     Section 9.1(a) of the Merger Agreement; and

         (viii) 180 days after the date the Merger Agreement is terminated in accordance with its terms, other than as set forth in clauses (ii) and
     (iii) above.

     Section 5.2 Additional Shares.   If, after the date hereof, a Shareholder
acquires the right to vote any additional shares of Company Common Stock (any such shares shall be referred to herein as "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of Company Common Stock or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any

Person immediately upon the acquisition by a Shareholder of record or Beneficial Ownership of such Additional Shares.

     Section 5.3 Specific Performance.   The parties hereto agree that
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 5.4 Entire Agreement.   This Agreement constitutes the entire
agreement between Parent and the Shareholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Parent and the Shareholders with respect to the subject matter hereof.

     Section 5.5 Amendment and Waiver.   No alteration, waiver, amendment or
supplement of this Agreement shall be binding or effective unless the same is set forth in an instrument in writing signed by the parties hereto. The waiver or failure to insist upon strict compliance with any condition or provision hereof shall not operate as a waiver of, or estoppel with respect to, any subsequent or other waiver or failure.

     Section 5.6 Severability.   If any term or other provision of this
Agreement is held to be invalid, illegal or unenforceable, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

     Section 5.7 Governing Law.   This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

     Section 5.8 Waiver of Jury Trial.   Parent and each Shareholder hereby
irrevocably waives, to the fullest extent permitted by law, all rights to trial by Jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the transactions contemplated hereby.

     Section 5.9 Counterparts.   This Agreement may be executed in one or more
counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument. irrevocably waives, to the fullest extent permitted by law, all rights to trial by Jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the transactions contemplated hereby.

     Section V.9 Counterparts.   This Agreement may be executed in one or more
counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the Shareholders and Parent have caused this Agreement to be duly executed as of the date first written above.

                                          CORECOMM LIMITED

                                          By:    /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                              Name: Richard J. Lubasch
                                              Title: Senior Vice
                                                     President -- General
                                                     Counsel

                                          THE SHAREHOLDERS

                                          MEDIA/COMMUNICATIONS
                                          PARTNERS II LIMITED PARTNERSHIP

                                          By: M/CP II Limited Partnership,
                                              its general partner
                                          By: M/CP II General Partner-H, Inc.,
                                              a general partner

                                          By:        /s/ JOHN HAYS
                                            ------------------------------------
                                              Name: John Hays
                                              Title:

                                          MEDIA/COMMUNICATIONS I
                                          INVESTORS
                                          LIMITED PARTNERSHIP

                                          By:        /s/ JOHN HAYS
                                            ------------------------------------
                                              Name: John Hays
                                              Title:

                                          APACHE HOLDINGS II LIMITED
                                          PARTNERSHIP

                                          By:     /s/ GLENN R. FRIEDLY
                                            ------------------------------------
                                              Name: Glenn R. Friedly
                                              Title: Managing General Partner

                                          APACHE HOLDINGS LIMITED
                                          PARTNERSHIP

                                          By:     /s/ GLENN R. FRIEDLY
                                            ------------------------------------
                                              Name: Glenn R. Friedly
                                              Title: Managing General Partner

                                                  /s/ GLENN R. FRIEDLY
                                            ------------------------------------
                                              Glenn R. Friedly

                                                /s/ CHRISTOPHER P. TORTO
                                            ------------------------------------
                                              Christopher P. Torto

                                   SCHEDULE A

NAME OF SHAREHOLDER                                             NUMBER OF SHARES
-------------------                                             ----------------
Media/Communications Partners II Limited Partnership........       13,761,243
Media/Communications Investors Limited Partnership..........          426,256
Apache Holdings II Limited Partnership......................        2,853,078
Apache Holdings Limited Partnership.........................          310,000
Glenn R. Friedly............................................          868,000
Christopher R. Torto........................................        1,994,000
                                                                   ----------
                                                                   20,212,577

                                                                         ANNEX B

                         RECAPITALIZATION AGREEMENT AND
                                 PLAN OF MERGER

                                  BY AND AMONG

                     ATX TELECOMMUNICATIONS SERVICES, INC.,

   THOMAS GRAVINA, DEBRA BURUCHIAN, MICHAEL KARP AND THE FLORENCE KARP TRUST

                                      AND

                                CORECOMM LIMITED

                           DATED AS OF MARCH 9, 2000

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
I. THE MERGER..........................................................     B-6
   1.1     The Formation of ATX Merger Sub, CoreComm Merger Sub and the
           Merger......................................................     B-6
   1.2     The Recapitalization........................................     B-8
   1.3     Conversion of CoreComm Common Stock.........................    B-15
   1.4     Exchange of Certificates....................................    B-16
   1.5     Directors and Officers of Surviving Corporation.............    B-18
   1.6     Directors and Officers of ATX...............................    B-18
II. CLOSING............................................................    B-19
   2.1     Closing.....................................................    B-19
III. REPRESENTATIONS AND WARRANTIES OF ATX AND ATX MERGER SUB..........    B-19
   3.1     Organization, Etc. .........................................    B-19
   3.2     Authorization...............................................    B-21
   3.3     Capitalization..............................................    B-21
   3.4     No Violation................................................    B-22
   3.5     Financial Statements........................................    B-23
   3.6     No Undisclosed or Contingent Liabilities....................    B-24
   3.7     Absence of Certain Changes..................................    B-24
   3.8     Litigation, Orders..........................................    B-25
   3.9     Title to Properties; Encumbrances...........................    B-26
   3.10    Compliance with Law; Licenses...............................    B-26
   3.11    Taxes.......................................................    B-28
   3.12    Consents and Approvals......................................    B-29
   3.13    Contracts and Commitments...................................    B-29
   3.14    Insurance...................................................    B-31
   3.15    Certain Interests...........................................    B-31
   3.16    Intellectual Property.......................................    B-31
   3.17    Employee Benefit Plans......................................    B-31
   3.18    Labor Matters...............................................    B-33
   3.19    Environmental Protection....................................    B-33
   3.20    Brokers or Finders..........................................    B-33
   3.21    Accounting and Tax Matters..................................    B-34
   3.22    Registration Statement; Proxy Statement/Prospectus..........    B-34
   3.23    Non-Competition Agreements..................................    B-34
   3.24    Customers...................................................    B-34

                                                                           PAGE
                                                                           ----
   3.25    Legal Opinion...............................................    B-34
   3.26    Full Disclosure.............................................    B-34
   3.27    No Other Representations or Warranties......................    B-35
IV. REPRESENTATIONS AND WARRANTIES OF CORECOMM.........................    B-35
   4.1     Organization, Etc. .........................................    B-35
   4.2     Authorization...............................................    B-35
   4.3     Capitalization..............................................    B-36
   4.4     No Violation................................................    B-36
   4.5     SEC Filings; Financial Statements...........................    B-37
   4.6     Absence of Certain Changes..................................    B-37
   4.7     Consents and Approvals......................................    B-38
   4.8     Brokers or Finders..........................................    B-38
   4.9     Accounting and Tax Matters..................................    B-38
   4.10    Registration Statement; Proxy Statement/Prospectus..........    B-38
   4.11    Fairness Opinion............................................    B-39
   4.12    Legal Opinion...............................................    B-39
   4.13    No other Representations or Warranties......................    B-39
V. OBLIGATIONS OF ATX AND CORECOMM.....................................    B-39
   5.1     Other Transactions..........................................    B-39
   5.2     Supplemental Disclosure.....................................    B-39
   5.3     Conduct of Business.........................................    B-40
   5.4     Confidentiality.............................................    B-42
   5.5     Proxy Statement/Prospectus; Registration Statement..........    B-42
   5.6     Stockholders' Meeting.......................................    B-42
   5.7     Cooperation; Regulatory Filings.............................    B-43
   5.8     Public Announcements........................................    B-45
   5.9     Effect of Due Diligence.....................................    B-45
   5.10    Letters from Accountants; New Financial Statements..........    B-45
   5.11    Nasdaq Application..........................................    B-46
   5.12    Stock Plans and Options.....................................    B-46
   5.13    Access and Investigations...................................    B-47
   5.14    Communications Licenses and Authorizations..................    B-47
   5.15    FCC/State PUC Applications..................................    B-47
   5.16    Stockholders Agreement......................................    B-48
   5.17    Transition Services Agreement...............................    B-48
   5.18    Reincorporation and Acquisition.............................    B-48

                                                                           PAGE
                                                                           ----
   5.19    Termination of Agreements...................................    B-48
   5.20    Escrow Agreements...........................................    B-49
   5.21    Phantom Unit Plan...........................................    B-49
   5.22    Name........................................................    B-49
   5.23    Existing Stockholders' Agreement............................    B-49
   5.24    Negotiation of Term Sheets..................................    B-49
   5.25    Operating Subsidiaries......................................    B-49
   5.26    Subchapter S Election.......................................    B-49
   5.27    Assignment of Reimbursement Rights..........................    B-49
   5.28    Certificate of Incorporation, Etc. .........................    B-50
   5.29    CoreComm Transactions.......................................    B-50
   5.30    Protective Agreements.......................................    B-50
   5.31    Key Employee Employment Agreements..........................    B-50
   5.32    Gravina and Buruchian Employment Agreements.................    B-50
   5.33    Transaction Not Subject to Outside Conditions...............    B-50
   5.34    Working Capital Loans.......................................    B-50
VI. CONDITIONS TO OBLIGATIONS OF CORECOMM..............................    B-51
   6.1     Representations and Warranties..............................    B-51
   6.2     Performance.................................................    B-51
   6.3     No Proceeding or Litigation.................................    B-51
   6.4     No Injunction...............................................    B-51
   6.5     Officer's Certificates......................................    B-51
   6.6     Consents and Approvals......................................    B-51
   6.7     HSR Act.....................................................    B-52
   6.8     No Material Adverse Change..................................    B-52
   6.9     Stockholder Approval........................................    B-52
   6.10    FCC/State PUC Consents......................................    B-52
   6.11    Registration Statement......................................    B-52
   6.12    Transition Services Agreement...............................    B-52
   6.13    Resignations................................................    B-52
   6.14    The GAAP Financial Statements of ATX........................    B-52
   6.15    Stockholders' Agreement.....................................    B-52
   6.16    NASDAQ Listing..............................................    B-52
   6.17    Formation of ATX Merger Sub.................................    B-52
   6.18    Escrow Agreement............................................    B-52
   6.19    Opinions of Counsel.........................................    B-53

                                                                           PAGE
                                                                           ----
   6.20    Corporate Governance........................................    B-53
   6.21    Necessary Consents..........................................    B-53
   6.22    Existing Stockholders' Agreement............................    B-53
   6.23    Employment Matters..........................................    B-53
VII. CONDITIONS TO OBLIGATIONS OF ATX..................................    B-53
   7.1     Representations and Warranties..............................    B-54
   7.2     Performance.................................................    B-54
   7.3     No Proceeding or Litigation.................................    B-54
   7.4     No Injunction...............................................    B-54
   7.5     Officer's Certificate.......................................    B-54
   7.6     Consents and Approvals......................................    B-54
   7.7     HSR Act.....................................................    B-55
   7.8     Registration Rights Agreement...............................    B-55
   7.9     FCC/State PUC Consents......................................    B-55
   7.10    No Material Adverse Change..................................    B-55
   7.11    Registration Statement......................................    B-55
   7.12    Tax Opinion.................................................    B-55
   7.13    Letters of Credit...........................................    B-55
VIII. TERMINATION OF AGREEMENT.........................................    B-55
   8.1     Termination of Agreement....................................    B-55
   8.2     Procedure Upon Termination..................................    B-56
IX. INDEMNIFICATION....................................................    B-56
   9.1     Indemnification by ATX Stockholders.........................    B-56
   9.2     Procedures for Indemnification..............................    B-57
   9.3     Cooperation in Defense......................................    B-59
   9.4     Limitations on Indemnification by ATX Stockholders..........    B-59
   9.5     Mitigation of Losses........................................    B-59
   9.6     Exclusivity.................................................    B-60
   9.7     Indemnification Escrow......................................    B-60
X. SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................    B-60
   10.1    ATX, ATX Merger Sub and ATX Stockholders....................    B-60
   10.2    CoreComm....................................................    B-60
XI. MISCELLANEOUS......................................................    B-61
   11.1    Expenses....................................................    B-61
   11.2    Further Assurances..........................................    B-61
   11.3    Parties in Interest.........................................    B-61

                                                                           PAGE
                                                                           ----
   11.4    Entire Agreement, Amendments and Waiver.....................    B-61
   11.5    Interpretation..............................................    B-61
   11.6    Notices.....................................................    B-61
   11.7    Governing Law...............................................    B-62
   11.8    Submission to Jurisdiction; Waivers.........................    B-62
   11.9    Third Parties...............................................    B-63
   11.10   Severability................................................    B-63
   11.11   Counterparts................................................    B-63
XII. DEFINED TERMS.....................................................    B-63
   12.1    Location of Certain Defined Terms...........................    B-63
   12.2    Other Defined Terms.........................................    B-68
XIII. ATX STOCKHOLDER COVENANTS........................................    B-69
   13.1    No Transfers................................................    B-69
   13.2    Cooperation; No Solicitation................................    B-69

Exhibit A -- Convertible Preferred Stock Term Sheet
Exhibit B -- Form of Short Term Senior Notes Term Sheet
Exhibit C -- Form of Stockholders Agreement
Exhibit D -- Form of Transition Services Agreement
Exhibit E -- Lease Amendments
Exhibit F -- Phantom Unit Plan Matters
Exhibit G -- Registration Rights Agreement
Exhibit H -- Required Consents
Exhibit I -- Employment Issues
Exhibit J -- Collar Stock Price Example

                 RECAPITALIZATION AGREEMENT AND PLAN OF MERGER

     RECAPITALIZATION AGREEMENT AND PLAN OF MERGER, dated as of March 9, 2000, by and among ATX Telecommunications Services, Inc., a Delaware corporation ("ATX"), CoreComm Limited, a Bermuda corporation ("CoreComm"), Thomas Gravina ("Gravina"), Debra Buruchian ("Buruchian"), Michael Karp ("Karp") and The Florence Karp Trust (the "Karp Trust" and, collectively with Gravina, Buruchian and Karp, the "ATX Stockholders").

                                    RECITALS

     WHEREAS, the Boards of Directors of ATX, and CoreComm, respectively, deem it advisable and in the best interests of ATX, CoreComm and their respective stockholders that ATX and CoreComm combine in order to advance the long-term business interests of ATX and CoreComm;

     WHEREAS, the combination of ATX and CoreComm shall be effected by the terms of this Recapitalization Agreement and Plan of Merger (the "Agreement") through the Merger (of CoreComm Merger Sub (as defined herein) and ATX Merger Sub (as defined herein)) and the Recapitalization (each as defined herein) of ATX; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger and Recapitalization shall qualify as exchanges within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and as reorganizations within the meaning of Section 368(a) of the Code.

     WHEREAS, the Boards of Directors of ATX and CoreComm have approved this Agreement and each of the documents required to be executed in connection with this Agreement to which it is a party.

     Accordingly, in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                 I. THE MERGER

     1.1 The Formation of ATX Merger Sub, CoreComm Merger Sub and the Merger.

     (a) As promptly as practicable following the execution of this Agreement, ATX shall cause to be organized for the sole purpose of effectuating the Merger contemplated herein a corporation organized under the laws of the State of Delaware ("ATX Merger Sub"). As promptly as practicable following the execution of this Agreement, CoreComm shall cause to be organized for the sole purpose of effecting the Domestication Merger (as defined in Section 1.1(d) below) and the Merger contemplated herein, a corporation organized under the laws of the State of Delaware ("CoreComm Merger Sub"). The respective certificates of incorporation and Bylaws of each of ATX Merger Sub and CoreComm Merger Sub shall be in such forms as shall be mutually determined by ATX and CoreComm as soon as practicable following the execution of this Agreement and the authorized capital stock of each of ATX Merger

Sub and CoreComm Merger Sub shall initially consist of 100 shares of common stock, par value $0.01 per share. All of the outstanding shares of ATX Merger Sub shall be issued to ATX at a price of $1.00 per share and all of the outstanding shares of CoreComm Merger Sub shall be issued to CoreComm at a price of $1.00 per share.

     (b) As promptly as practicable following the execution of this Agreement, ATX (with respect to ATX Merger Sub) and CoreComm (with respect to CoreComm Merger Sub) shall take all requisite action to designate the directors and officers of ATX Merger Sub and CoreComm Merger Sub and take such steps as may be necessary or appropriate to complete the organization of ATX Merger Sub and CoreComm Merger Sub. ATX shall cause the directors of ATX Merger Sub to ratify and approve this Agreement. CoreComm shall cause the directors of CoreComm Merger Sub to ratify and approve this Agreement.

     (c) As promptly as practicable following the organization of ATX Merger Sub, ATX, as the sole stockholder of ATX Merger Sub, shall cause ATX Merger Sub to adopt this Agreement and to perform its obligations under this Agreement. As promptly as practicable following the organization of CoreComm Merger Sub, CoreComm, as the sole stockholder of CoreComm Merger Sub shall cause CoreComm Merger Sub to adopt this Agreement and to perform its obligations under this Agreement. As promptly as practicable after the organization of ATX Merger Sub and CoreComm Merger Sub, the parties shall cause this Agreement to be amended to add ATX Merger Sub and CoreComm Merger Sub as parties hereto. Such amendment shall provide for the making by ATX Merger Sub of those representations and warranties equivalent to those set forth in Article 3 hereof that apply to ATX Merger Sub, and covenants and obligations equivalent to those set forth in
Article 5 hereof that apply to ATX Merger Sub, and ATX Merger Sub and CoreComm Merger Sub shall each become a constituent corporation in the Merger.

     (d) Immediately prior to the Merger, CoreComm shall amalgamate and merge with and into CoreComm Merger Sub (the "Domestication Merger"), subject to compliance with applicable provisions of the Delaware General Corporation Law (the "DGCL") and the laws of Bermuda. As a result of the Domestication Merger, each issued and outstanding share of CoreComm Common Stock shall become and represent one share of common stock, par value $.01 per share ("CoreComm Merger Sub Common Stock"), of CoreComm Merger Sub, and the independent existence of CoreComm shall cease. Prior to the consummation of the Domestication Merger, CoreComm, as sole stockholder of CoreComm Merger Sub, shall adopt this Agreement. Unless the context otherwise requires, all references in this Agreement to CoreComm shall be deemed to mean CoreComm prior to the consummation of the Domestication Merger and CoreComm Merger Sub following the consummation of the Domestication Merger, and all references to CoreComm Common Stock shall be deemed to mean the CoreComm Common Stock prior to the consummation of the Domestication Merger and CoreComm Merger Sub Common Stock after the consummation of the Domestication Merger.

     (e) Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such form as is required by the relevant provisions of the DGCL shall be duly prepared, executed and acknowledged by the appropriate parties and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, on the Closing Date (as defined in Section 2.1). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

     (f) At the Effective Time, the separate existence of ATX Merger Sub shall cease and ATX Merger Sub shall be merged (the "Merger") with and into CoreComm Merger Sub (ATX Merger Sub and CoreComm Merger Sub are sometimes referred to herein as the "Constituent Corporations" and CoreComm Merger Sub is sometimes referred to herein as the "Surviving Corporation"). The Certificate of Incorporation of CoreComm Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL, the Bylaws of CoreComm Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation and such Bylaws.

     (g) At and after the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

     1.2 The Recapitalization.

     (a) Simultaneously with the Merger, ATX shall recapitalize (the "Recapitalization") by causing the ATX Stockholders to exchange, and the ATX Stockholders agree to exchange, all of the issued and outstanding shares of pre-Recapitalization ATX common stock, par value $.01 per share ("ATX Common Stock") for the following aggregate consideration:

         (i) That number of shares of ATX Common Stock equal to $500 million divided by the Base Stock Price. The "Base Stock Price" shall be equal to $40.328, subject to the Base Adjustments as defined below.

     The number of shares of ATX Common Stock to be received by the ATX Stockholders in connection with the Recapitalization will be subject to a collar mechanism as follows: in the event that the volume weighted average trading price of CoreComm Common Stock for the ten trading days ending with the last trading day prior to the Closing Date (the "Closing Stock Price") is greater than the Collar Stock Price (as defined below), then the number of shares of ATX Common Stock to be issued to the ATX Stockholders pursuant to the Recapitalization will be adjusted such that the aggregate value (based on the Closing Stock Price) of the ATX Common Stock received by the ATX Stockholders is equal to the aggregate value (based on the Closing Stock Price) of ATX Common Stock they would have been entitled to receive if the Closing Stock Price were equal to the Collar Stock Price.

     The "Collar Stock Price" shall be the Base Stock Price multiplied by the Collar Percentage. The Collar Percentage shall be equal to 115%, subject to the following adjustments: If (1) the Closing has not occurred on or prior to July 15, 2000, (2) subsequent to the date of this Agreement, CoreComm has engaged in a transaction (other than transactions contemplated by this Agreement, which shall not be deemed to include the potential transaction referred to in Section
5.18 or any transaction which would result in a Base Adjustment) (a "CoreComm Transaction") that would (x) require the approval of the stockholders of CoreComm or, (y) require CoreComm to include the information relating to such transaction in the pro forma financial statements (the "Pro Formas") that are required to be contained in the Registration Statement or (z) require CoreComm to amend or restate the Pro Formas in any material manner, and (3) all conditions to Closing have been satisfied (or waived by the party entitled to waive such condition) or are capable of being satisfied on such date with reasonable best efforts, other than the conditions set forth in Sections 6.10 and/or 6.11, and the failure of either such condition to be satisfied is the direct result of a CoreComm Transaction, then, commencing on the later to occur of (i) July 16, 2000 and (ii) the first business day after which the circumstances set forth in clause (3) are present (such later date being the "Trigger Day") the Collar Percentage shall be increased as follows: 2.5 percentage points on the Trigger Day, and an additional five percentage points per each 31 day period (a "Monthly Period") (on a pro rata basis, based on the actual number of elapsed days in such Monthly Period at the Closing Date) beginning on the sixteenth calendar day following the Trigger Day. An example of this calculation is set forth on Exhibit J.

     The "Base Adjustments" shall be as follows: (i) if, after the date of this Agreement and on or prior to the Closing Date the outstanding shares of CoreComm Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any dividend payable in CoreComm Common Stock shall be declared thereon with a record date within such period, or any similar event shall occur, the Base Stock Price shall be adjusted accordingly to provide to the ATX Stockholders the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, stock split, reverse stock split, combination, exchange, dividend or similar event; and (ii) if, after the date of this Agreement and on or prior to the Closing Date, CoreComm shall distribute to all holders of CoreComm Common Stock shares of capital stock of CoreComm other than CoreComm Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (i) above), then in each such case the Base Stock Price shall be multiplied by a fraction of which the numerator shall be the Current Market Price (as defined below) of the CoreComm Common Stock on the record date less the then fair market value (as determined by the CoreComm Board of Directors, whose determination shall be conclusive evidence of such fair market value (absent manifest error) and described in a board resolution) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of CoreComm Common Stock and of which the denominator shall be the Current Market Price of the CoreComm Common Stock. The "Current Market Price" shall mean the volume weighted average trading price of CoreComm Common Stock for the ten prior trading days. CoreComm may only effect a distribution described under (ii) above, if such distribution does not include operating assets that are required to maintain the current operating businesses of CoreComm, Inc. (a subsidiary of CoreComm), other than the LMDS licenses and related assets.

     (ii) 250,000 shares of ATX Series 3% Senior Convertible Exchangeable Preferred Stock, par value $.01 per share ("ATX Convertible Preferred Stock"), with such rights and preferences as set forth in the term sheet attached hereto as Exhibit A setting forth the terms and conditions of the ATX Convertible Preferred Stock; and

     (iii) $150 million in cash (the "Cash Consideration") (subject to certain adjustments set forth herein) (collectively with the ATX Common Stock and the ATX Convertible Preferred Stock, the "Exchange Consideration"); provided, however, that in the event CoreComm has not completed a debt or equity financing (including a public or private sale of equity securities or an institutional debt financing) prior to the Closing Date, at CoreComm's election, the aggregate amount of Cash Consideration to be paid by CoreComm to the ATX Stockholders may be reduced by up to $70 million and such portion of the Cash Consideration shall be paid through the issuance of short term senior notes with such terms and conditions as set forth in the term sheet attached hereto as Exhibit B.

     (b) ATX shall prepare as of a date not more than five (5) business days prior to the Closing Date, an unaudited consolidated balance sheet (estimated as of the Closing Date) and unaudited statements of income and cash flows of ATX for the period from the ATX Balance Sheet Date to the date of such statements (the "Pre-Closing Financial Statements") from the GAAP Audited Financials and the books and records of ATX in accordance with GAAP (applied on a consistent basis using the same accounting methods, policies, practices, principles and procedures with consistent classifications, judgments and estimation methodologies used in preparation of the GAAP Audited Financials) and shall set forth the Working Capital ("Estimated Closing Working Capital"), the ATX Debt (the "Estimated Closing ATX Debt") and the estimated capital expenditures made by ATX during such period (the "Estimated Closing Capital Expenditures"). To the extent ATX intends to make distributions at Closing as permitted by Section 1.2(j), such intended distributions shall be included in the Pre-Closing Financial Statements on a pro-forma basis. ATX shall provide a copy of the Pre-Closing Financial Statements to CoreComm within three (3) days of its completion.

     In the event that the Pre-Closing Financial Statements reflect that the Estimated Closing Working Capital is less than zero (such deficiency, the "Working Capital Shortfall"), then the Exchange Consideration shall be reduced (subject to the calculation of the Final Closing Financial Statements) by an amount equal to the excess of zero over the Estimated Closing Working Capital. If the Pre-Closing Financial Statements reflect that the Estimated Closing Working Capital is greater than zero (such excess, the "Working Capital Excess") then the Exchange Consideration shall be increased (subject to the calculation of the Final Closing Financial Statements) by an amount equal to the amount of the Working Capital Excess. The Working Capital Shortfall or Working Capital Excess, as applicable, shall be the "Pre-Closing Working Capital Adjustment."

     In the event that the Pre-Closing Financial Statements reflect that Estimated Closing ATX Debt is greater than zero, then the Exchange Consideration shall be reduced (subject to the calculation of the Final Closing Financial Statements) by an amount equal to the Estimated Closing ATX Debt.

     In the event that the Pre-Closing Financial Statements reflect that the Capital Expenditure Adjustment, as calculated using the Estimated Closing Capital Expenditures from the Pre-Closing Financial Statements, is greater than zero (such amount, the "Pre-Closing Capital Expenditure Adjustment"), then the Exchange Consideration shall be reduced (subject to a calculation of the final Closing Financial Statements) by an amount equal to the Pre-Closing Capital Expenditure Adjustment.

     (c) Within ninety (90) days after the Closing Date (the "Closing Financial Statements Delivery Date"), ATX shall cause to be prepared and delivered to the Stockholder Representative (as defined below) a proposed unaudited balance sheet and proposed unaudited statements of income and cash flows (the "Proposed Closing Financial Statements") prepared in accordance with GAAP (applied on a consistent basis using the same accounting methods, policies, practices, principles and procedures with consistent classifications, judgments and estimation methodologies that were used in preparation of the GAAP Audited Financials) setting forth the Working Capital of ATX and ATX Debt as of the Closing Date and Capital Expenditures of ATX for the period from the ATX Balance Sheet Date through the Closing Date. For purposes of this Section 1.2, the Stockholder Representative shall mean BDO Seidman, LLP.

     (d) The Stockholder Representative shall have a period of thirty (30) days (the "Review Period") from the date on which ATX delivers the Proposed Closing Financial Statements to the Stockholder Representative pursuant to Section 1.2(c), to review the Proposed Closing Financial Statements. If, prior to the expiration of the Review Period, the Stockholder Representative does not deliver a Dispute Notice (as defined below) to ATX, the unaudited balance sheet and unaudited statements of income and cash flows included in the Proposed Closing Financial Statements shall be deemed to be final and binding upon ATX and the ATX Stockholders for purposes of determining the Working Capital of ATX and the ATX Debt as of the Closing Date and the Capital Expenditures of ATX for the period from the ATX Balance Sheet Date through the Closing Date for purposes of this Agreement. The unaudited balance sheet and unaudited statements of income and cash flows included in the Proposed Closing Financial Statements shall not become final and binding at the end of the Review Period if, prior to the expiration of the Review Period, the Stockholder Representative delivers a written notice to ATX (the "Dispute Notice") setting forth in reasonable detail the disagreements that the Stockholder Representative has with the unaudited balance sheet and/or either of the unaudited statements of income and cash flows included in the Proposed Closing Financial Statements and the effect which such disagreements would have on the calculation of any of the Working Capital of ATX and ATX Debt as of the Closing Date or Capital Expenditures of ATX for the period from the ATX Balance Sheet Date through the Closing Date. If the Stockholder Representative delivers a Dispute Notice prior to the end of the Review Period, the representatives of ATX and the Stockholder Representative shall have a ten (10) day period (the "Settlement Period") from the date of the delivery of the Dispute Notice to attempt to resolve any dispute set forth in the Dispute Notice and to agree upon an unaudited balance sheet and unaudited statements of income and cash flows which shall be binding on ATX and the ATX Stockholder for purposes of this Agreement and to agree upon the Working Capital of ATX and ATX Debt as of the Closing Date and the Capital Expenditures of ATX for the period from the ATX Balance Sheet Date through the Closing Date. If the Stockholder Representative and ATX have not arrived at an agreement during the Settlement Period then, at any time following the termination of the Settlement Period, either the Stockholder Representative or ATX may submit the issue in dispute to the Philadelphia, Pennsylvania office of PricewaterhouseCoopers LLP (the "Accountant") for resolution in accordance with this Section. In resolving any disputed item, the Accountant (i) shall be bound by the provisions of this
Section 1.2, (ii) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party, (iii) shall make its determination based solely on information submitted by the parties and not by independent review and
(iv) shall be instructed to issue a report containing its resolution of the disputed issue or issues (the "Accountant's Report") within thirty (30) days following submission of the dispute. The Accountant's Report shall be delivered by the Accountant to ATX and the Stockholder Representative, and shall be final and binding on ATX and the ATX Stockholders for purposes of this Agreement. The fees charged by the Accountant shall be paid by ATX.

     (e) During the period of any dispute within the contemplation of this
Section 1.2, the ATX Stockholders, the Stockholder Representative and their representatives (including counsel and accountants) shall have reasonable access during normal business hours to all books, records, employees, offices and other facilities and properties of the Surviving Corporation to the extent required to complete their review of the Closing Financial Statements and shall be permitted to review the working papers (subject to the execution of customary waivers, releases and indemnifications), if any, of ATX or its auditor relating to the Closing; provided that any such access shall not unreasonably interfere with the day-to-day operations of ATX and shall be limited to those items related to the assessment of the Closing Financial Statements and matters related thereto. ATX and CoreComm or their auditors shall cooperate with the ATX Stockholders and other representatives of the ATX Stockholders in facilitating such review.

     (f) In the event that the Final Closing Financial Statements reflect that the Working Capital of ATX as of the Closing Date is less than the Applicable Amount (such deficiency, the "Final Working Capital Shortfall"), then an amount equal to the excess of the Applicable Amount over the Final Working Capital Shortfall shall be paid to ATX from the Escrow (defined below) as provided in Subsection 1.2(i) (the "Final Shortfall"); provided, however, that the Final Shortfall shall be adjusted to reflect any adjustments to the Closing Exchange Consideration previously made due to a Pre-Closing Working Capital Adjustment. If the Final Closing Balance Sheet reflects that the Working Capital of ATX as of the Closing Date is greater than the Applicable Amount (a "Final Working Capital Excess") then an amount equal to the excess of the Final Working Capital Excess over the amount of Working Capital generated subsequent to July 31, 2000 shall be delivered to the ATX Stockholders by ATX as provided in Subsection 1.2(i); provided, however, that the Final Working Capital Excess (and any related amounts to be paid) shall be adjusted to reflect any adjustments to the Closing Exchange Consideration previously made due to a Pre-Closing Working Capital Adjustment. As used herein, the "Applicable Amount" means $2,000,000, if the Closing occurs on or prior to July 31, 2000 and zero if the Closing occurs after July 31, 2000.

     (g) In the event that the Final Closing Financial Statements reflect that the ATX Debt is greater than zero (such amount the "Final ATX Debt"), then an amount equal to the Final ATX Debt shall be paid to ATX from the Escrow as provided in Subsection 1.2(i); provided, however, that the Final ATX Debt shall be adjusted to reflect any adjustments to the Closing Exchange Consideration previously made due to any Estimated Closing ATX Debt.

     (h) In the event that the Final Closing Financial Statements reflect that the Capital Expenditure Adjustment, as calculated utilizing the Capital Expenditures as set forth on the Final Closing Financial Statements, is greater than zero (the "Final Capital Expenditure Adjustment"), then the amount equal to the Final Capital Expenditure Adjustment shall be paid to ATX from the Escrow as provided in Subsection 1.2(i); provided, however, that the Final Capital Expenditure Adjustment shall be adjusted to reflect adjustments to the Closing Exchange Consideration previously made due to a Pre-Closing Capital Expenditure Adjustment.

     (i) Upon the Recapitalization, an aggregate of 1.1111% of all shares of ATX Common Stock, ATX Convertible Preferred Stock and Cash Consideration (provided that if any portion of the Cash Consideration is to be payable in Short Term Senior Notes, the Short Term Senior Notes shall be delivered prior to the Cash Consideration) comprising the Exchange Consideration shall be deposited in escrow (the "Escrow") pursuant to an escrow agreement among ATX, CoreComm, each ATX Stockholder and an escrow agent selected by such parties (the "Escrow Agreement"). In the event of any reduction in the Exchange Consideration requiring a repayment to ATX under Subsections (f) through (h) above, such repayment shall be made pro rata from the ATX Common Stock, ATX Convertible Preferred Stock and cash in the Escrow, for purposes of which the ATX Common Stock shall be valued at the closing price for ATX Common Stock on the trading day immediately preceding the day on which the repayment of such share to ATX is effected. Any amounts payable by ATX under Subsection (f) as additional Exchange Consideration shall be in shares of ATX Common Stock based on the same valuation as set forth in the preceding sentence subject to the right of any ATX Stockholders to elect to receive such additional Exchange Consideration in cash.

     (j) From the ATX Balance Sheet Date through the Closing Date, ATX shall be permitted to:

         (i) make such cash distributions and payments to the ATX Stockholders:
     (x) in order to satisfy any debt obligation of ATX to the ATX Stockholder(s) (including affiliates thereof); (y) in order to return any capital to the ATX Stockholders (including the amount of any positive capital account balances respecting the ATX Partnerships) (as hereinafter defined); and (z) of any undistributed profits computed in accordance with GAAP of ATX or the ATX Partnership through the Closing Date; provided that if there is insufficient cash on hand to make such distributions and payments, the amounts shall be payable by ATX on the business day next following the Closing Date and the payment of such amounts shall be deemed to have been made on the business day prior to the Closing Date for purposes of the adjustments set forth in this Section 1.2; or (ii) cancel or eliminate any indebtedness owed by any ATX Stockholders to ATX.

     (k) The following terms, whenever used herein, shall have the following meanings for all purposes of this Agreement:

         "ATX Balance Sheet Date" means December 31, 1999.

         "ATX Capital Expenditure Obligation" means the obligation of ATX and the ATX Partnerships to make Capital Expenditures from the period commencing January 1, 2000 through the Closing Date in the amount and for those categories of items set forth on Section 1.2 of the ATX Disclosure Schedule.

         "ATX Debt" means all liabilities of ATX, other than current liabilities, as set forth on the Pre-Closing Financial Statements, the Closing Financial Statements and the Final Closing Financial Statement, as applicable.

         "Capital Expenditures" means, with respect to a period, all amounts that would, in accordance with GAAP, be set forth as "capital expenditures" or "purchase of property and equipment"on the statement of cash flows for ATX for such period.

         "Capital Expenditure Adjustment" means the excess of the amount of ATX Capital Expenditure Obligation over the actual Capital Expenditures of ATX from the period between the ATX Balance Sheet Date and Closing, but in no event shall the Capital Expenditure Adjustment be a negative amount.

         "GAAP" means generally accepted accounting principles as in effect on the date or for the period with respect to which such principles apply in all cases applied on a consistent basis.

         "Working Capital" shall mean, as of any date, the current assets of ATX less the current liabilities of ATX (exclusive of the current portion of long term debt), all determined in accordance with GAAP.

     1.3 Conversion of CoreComm Common Stock.   As of the Effective Time, by
virtue of the Merger and without any action on the part of the holder of any shares of ATX Merger Sub's common stock, par value $.01 per share ("ATX Merger Sub Common Stock") or CoreComm's common stock, par value $.01 per share ("CoreComm Common Stock"):

         (a) Each issued and outstanding share of ATX Merger Sub Common Stock shall be converted into the right to receive one (1) share of CoreComm Common Stock.

         (b) All shares of CoreComm Common Stock that are owned by CoreComm as treasury stock or by any Subsidiary of CoreComm shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         (c) Subject to Section 1.4, each issued and outstanding share of CoreComm Common Stock (other than shares to be canceled in accordance with Sec-tion 1.3(b) and shares to be issued under Section 1.3(a)) shall be converted into the right to receive one (1) (the "Merger Ratio") fully paid and nonassessable shares of ATX Common Stock. All such shares of CoreComm Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of ATX Common Stock and any cash in lieu of fractional shares of ATX Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.4.

     1.4 Exchange of Certificates.   The procedures for exchanging outstanding
shares of CoreComm Common Stock for ATX Common Stock pursuant to the Merger shall be as follows:

         (a) As of the Effective Time, ATX shall deposit with an exchange agent selected by CoreComm and reasonably acceptable to ATX (the "Exchange Agent"), for the benefit of the holders of shares of CoreComm Common Stock, certificates representing the shares of ATX Common Stock and cash (such shares of ATX Common Stock together with any dividends or distributions with respect thereto, together with such cash, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.3 in exchange for outstanding shares of CoreComm Common Stock.

         (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CoreComm Common Stock (each a "Certificate" and, collectively, the "Certificates") whose shares were converted pursuant to Section 1.4 into the right to receive shares of ATX Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as ATX and CoreComm may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of ATX Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of ATX Common Stock which such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of CoreComm Common Stock which is not registered in the transfer records of CoreComm, a certificate representing the proper number of shares of ATX Common Stock may be issued to a transferee if the Certificate representing such CoreComm Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of ATX Common Stock and cash in lieu of any fractional share as contemplated by this Section 1.4. All shares of ATX Common Stock issued upon the surrender for or exchange of Certificates in accordance with the terms of this Agreement, shall be deemed to have been issued in full satisfaction of all rights pertaining to the CoreComm Common Stock shares formerly represented by such Certificates. The instructions for effecting the surrender of the Certificates shall set forth procedures that must be taken by the holder of any Certificate that has been lost, destroyed or stolen. It shall be a condition to the right of such holder to receive a certificate representing shares of ATX Common Stock that the Exchange Agent shall have received, along with the letter of transmittal, a duly executed lost certificate affidavit, including an agreement to indemnify ATX, signed exactly as the name or names of the registered holder or holders appeared on the books of CoreComm immediately prior to the Effective Time, together with a customary bond and such other documents as ATX or the Exchange Agent may reasonably require in connection therewith.

         (c) No dividends or other distributions declared or made after the Effective Time with respect to ATX Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of ATX Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of ATX Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of ATX Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of ATX Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of ATX Common Stock.

         (d) All shares of ATX Common Stock issued upon the surrender for exchange of shares of CoreComm Common Stock in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 1.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CoreComm Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by CoreComm on such shares of CoreComm Common Stock in accordance with the terms of this Agreement on or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of CoreComm

     Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.4.

         (e) No certificate or scrip representing fractional shares of ATX Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to exercise any rights of a stockholder of ATX. Notwithstanding any other provision of this Agreement, each holder of shares of CoreComm Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of ATX Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of ATX Common Stock multiplied by the last reported sale price of ATX Common Stock, as reported on The Nasdaq National Market, on the first trading day after the Effective Time.

         (f) Any portion of the Exchange Fund which remains undistributed to the stockholders of CoreComm for one year after the Effective Time shall be delivered to ATX, and any former stockholders of CoreComm who have not previously complied with this Section 1.4 shall thereafter look only to ATX for payment of their claim for ATX Common Stock, any cash in lieu of fractional shares of ATX Common Stock, and any dividends or distributions with respect to CoreComm Common Stock or ATX Common Stock.

         (g) Neither CoreComm nor ATX shall be liable to any former holder of shares of CoreComm Common Stock or current holder of ATX Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official as required by any applicable abandoned property, escheat or similar law.

     1.5 Directors and Officers of Surviving Corporation.   The initial
directors of the Surviving Corporation shall be the directors of CoreComm immediately prior to the Merger, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the initial officers of the Surviving Corporation shall be the officers of CoreComm immediately prior to the Merger, in each case until their respective successors are duly elected or appointed.

     1.6 Directors and Officers of ATX.   At Closing, the directors of ATX shall
be the directors of CoreComm immediately prior to the Merger, each to hold office in accordance with the Certificate of Incorporation and Bylaws of ATX, and the initial officers of ATX shall be the officers of CoreComm immediately prior to the Merger, in each case until their respective successors are duly elected or appointed.

                                  II. CLOSING

     2.1 Closing.

     (a) The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 South Broad Street, Philadelphia, Pennsylvania 19102, at 10:00 A.M., on the second business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Articles 6 and 7 shall be fulfilled or waived in accordance herewith or at such other time, date or place as the parties hereto may agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

     (b) At the Closing, ATX and ATX Merger Sub shall deliver all previously undelivered documents, instruments and writings required to be delivered by ATX and ATX Merger Sub at or prior to the Closing pursuant to this Agreement or otherwise required in connection therewith.

     (c) At the Closing, CoreComm shall deliver all previously undelivered documents, instruments and writings required to be delivered by CoreComm at or prior to the Closing pursuant to this Agreement or otherwise required in connection therewith.

                     III. REPRESENTATIONS AND WARRANTIES OF
                             ATX AND ATX MERGER SUB

     The predecessors of ATX were two limited partnerships formed under the laws of the Commonwealth of Pennsylvania, ATX Telecommunications Services Ltd. and Global Telecom Services (the "ATX Partnerships") who, together with A. T. Telecommunications, Inc. and Global Telecommunications, Inc., their respective general partners, merged with and into ATX on February 9, 2000 (the "ATX Merger"). With the exceptions of Sections 3.1, 3.2 and 3.3 hereof, which shall refer solely to ATX, unless otherwise specifically provided for therein, the representations and warranties of ATX in this Article 3 shall refer to the ATX Partnerships and to ATX, as applicable. Except as set forth in the ATX Disclosure Schedule delivered by ATX to CoreComm prior to the execution of this Agreement (the "ATX Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), ATX (and ATX Merger Sub to the extent set forth herein) represents and warrants to CoreComm as follows:

     3.1 Organization, Etc.

     (a) ATX is a corporation duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware. ATX has the power and authority to conduct its business as it is currently being conducted and as heretofore been conducted by the ATX Partnerships and to own, operate and lease the property and assets that it now owns and leases. ATX is duly qualified or licensed and in good standing to do business (and has paid all relevant franchise and similar taxes) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or license necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect and each such jurisdiction is listed on Section 3.1(a)(i) of the ATX Disclosure Schedule. ATX is duly licensed or permitted as a "public utility" or similar regulated entity by state Governmental Authority in all states where such licensing or permitting is necessary and each such state and license or permit is set forth in Section 3.1(a)(ii) of the ATX Disclosure Schedule. The copies of the Certificate of Incorporation (the "ATX Certificate of Incorporation") and Bylaws (the "ATX Bylaws") of ATX and the Partnership Agreements of the ATX Partnerships (the "ATX Partnership Agreements"), as previously delivered to CoreComm by ATX, are complete and correct copies of such instruments as currently in full force and effect. The minute books, or comparable records, of ATX and the ATX Partnerships heretofore have been made available to CoreComm for its inspection and contains true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committee thereof), and the stockholders of ATX and the partners of the ATX Partnerships since the time of the ATX's organization and the organization of the ATX Partnerships, as the case may be, and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings. The stock books, or comparable records, of ATX and the ATX Partnerships heretofore have been made available to the CoreComm for its inspection and are true and complete. ATX does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest, in any corporation, partnership, joint venture or other business association or entity.

     (b) At the Closing, ATX Merger Sub shall be a corporation duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware. ATX Merger Sub shall have the power and authority to conduct its business as it is currently being conducted and to own, operate and lease the property and assets that it then owns and leases. ATX Merger Sub shall be duly qualified or licensed and in good standing to do business (and shall have paid all relevant franchise and similar taxes) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or license necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect. The copies of the Certificate of Incorporation (the "ATX Merger Sub Certificate of Incorporation") and Bylaws (the "ATX Merger Sub Bylaws") of ATX Merger Sub, as shall be delivered to CoreComm by ATX Merger Sub, will be complete and correct copies of such instruments as in full force and effect at the Closing. The minute books, or comparable records, of ATX Merger Sub shall have been made available to CoreComm for its inspection and shall contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committee thereof), and the stockholders of ATX Merger Sub from the time of the ATX's Merger Sub's organization to Closing, and will accurately reflect all transactions referred to in such minutes and consents in lieu of meetings. The stock books, or comparable records, of ATX Merger Sub shall have been made available to CoreComm for its inspection and will be true and complete. At the Closing, ATX Merger Sub will not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest, in any corporation, partnership, joint venture or other business association or entity.

     3.2 Authorization.

     (a) ATX has all power and authority necessary to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the performance of ATX's obligations and consummation of the transactions contemplated hereby have been duly authorized by ATX and no corporate proceedings on the part of ATX are necessary to authorize this Agreement or to consummate such transactions. The stockholders of ATX have approved the entering into by ATX of the Agreement and the performance of the transactions contemplated hereby and no additional stockholder proceedings are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by ATX and constitutes a valid and binding obligation of ATX, enforceable against ATX in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b) At the Closing, ATX Merger Sub shall have all power and authority necessary to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. Such execution and delivery of this Agreement and the performance of ATX Merger Sub's obligations and consummation of the transactions contemplated hereby shall have been duly authorized by ATX Merger Sub and no corporate proceedings on the part of ATX Merger Sub shall be necessary to authorize this Agreement or to consummate such transactions. At the time of ATX Merger Sub's execution and delivery of this Agreement and at the Closing, the stockholders of ATX Merger Sub shall have approved the entering into by ATX Merger Sub of the Agreement and the performance of the transactions contemplated hereby and no additional stockholder proceedings shall be necessary to authorize this Agreement or to consummate such transactions. At the time of ATX Merger Sub's execution and delivery of this Agreement this Agreement shall have been duly executed and delivered by ATX Merger Sub and shall constitute a valid and binding obligation of ATX Merger Sub, enforceable against ATX Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 Capitalization.

     (a) The authorized capital stock of ATX consists of 10,000 shares of ATX Common Stock. As of the date hereof, (i) 1,000 shares of ATX Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) no shares of ATX Common Stock were held in the treasury of ATX. All of the outstanding shares of ATX Common Stock are owned by the persons listed on
Section 3.3 of the ATX Disclosure Schedule, in the respective amounts set forth on Section 3.3 of the ATX Disclosure Schedule, free and clear of any Liens. There are no obligations, contingent or otherwise, of ATX to repurchase, redeem or otherwise acquire any shares of ATX Common Stock.

     (b) (i) Except for the ATX Common Stock, there are no equity securities of any class of ATX, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) except as set forth on Section 3.3 of the ATX Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which ATX is a party or by which it is bound obligating ATX or any successor to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of equity securities of ATX or any successor or obligating ATX or any successor to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and
(iii) except as may be contemplated by this Agreement there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of equity securities of ATX.

     (c) At the Closing, the authorized capital stock of ATX Merger Sub shall consist of 1,000 shares of ATX Merger Sub Common Stock. As of the Closing Date,
(i) 100 shares of ATX Merger Sub Common Stock shall be issued and outstanding, all of which shall be validly issued, fully paid and nonassessable and (ii) no shares of ATX Merger Sub Common Stock shall be held in the treasury of ATX Merger Sub. At the Closing, all of the outstanding shares of ATX Merger Sub Common Stock shall be owned by ATX free and clear of any Liens. At the Closing, there are no obligations, contingent or otherwise, of ATX Merger Sub to repurchase, redeem or otherwise acquire any shares of ATX Merger Sub Common Stock .

     (d) (i) At the Closing, except for the ATX Merger Sub Common Stock, there shall be no equity securities of any class of ATX Merger Sub, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there shall be no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which ATX Merger Sub is a party or by which it is bound obligating ATX Merger Sub or any successor to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of equity securities of ATX Merger Sub or any successor or obligating ATX Merger Sub or any successor to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) except as may be contemplated by this Agreement there shall be no voting trusts, proxies or other voting agreements or understandings with respect to the shares of equity securities of ATX Merger Sub.

     3.4 No Violation.   Neither the execution or delivery of this Agreement or
any agreement contemplated hereby by ATX, nor the performance by ATX of the transactions contemplated hereby (including, without limitation, the ATX Merger) violates, conflicts with results in a breach of or constitutes a default (or an event or condition that, with notice or lapse of time or both, would constitute a default) under,

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gives others any right of termination, amendment, acceleration, cancellation or revocation of or results in the termination, amendment, cancellation or revocation of, or accelerates the performance required by, or causes the acceleration of the maturity of any liability or obligation pursuant to, or results in the creation or imposition of any security interest, lien, charge or other encumbrance ("Liens") upon any of the property or assets of ATX under (a) the ATX Certificate of Incorporation, the ATX Bylaws or the ATX Partnership Agreement or (b) except as individually or in the aggregate would not have a Material Adverse Effect any judgment, order, writ, injunction, decree, law, statute, ordinance, rule, regulation, ("Law") or any note, bond, mortgage, indenture, deed of trust, license, lease, contract, Permit, franchise, commitment, understanding, arrangement, agreement or restriction of any kind or character ("Contract") to which ATX is a party or by which ATX or its assets or properties is or may be bound or affected. The ATX Disclosure Schedule sets forth a correct and complete list in all material respects of Contracts to which ATX is a party or by which it or its assets or properties is or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement, including, without limitation, the ATX Merger. Other than as set forth in Section 3.4 of the ATX Disclosure Schedule, no consent, approval, order or authorization of, or registration or filing with, any Governmental Authority is required to be obtained by or on behalf of ATX in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, the ATX Merger).

     3.5 Financial Statements.

     (a) ATX has delivered to CoreComm audited balance sheets of the ATX Partnerships at December 31, 1996, December 31, 1997 and December 31, 1998, together with audited statements of income and cash flows for each of the years then ended, in each case, together with the reports thereon of BDO Seidman, LLP, independent certified public accountants (the "ATX Financial Statements"). All such financial statements (including the notes thereto) were prepared on a cash basis, which is a basis of accounting other than generally accepted accounting principles, and fairly present, in all material respects, the financial condition and results of operations and cash flows of the ATX Partnerships as of the respective dates or for the periods referred to therein. In addition, ATX has delivered to CoreComm an unaudited balance sheet (the "ATX Balance Sheet") as of December 31, 1999, prepared in accordance with GAAP together with unaudited statements of income and cash flows for the twelve months then ended, each in draft form and prepared in accordance with GAAP (the "Unaudited 1999 Financials").

     (b) (i) The net income of the ATX Partnerships, before provision for income taxes, partner salaries and bonuses, interest expense, depreciation expense, amortization and non-recurring expenses (including expenses relating to the Phantom Unit Plan), as derived from the GAAP Audited Financial Statements (as defined in Section 5.10) (prepared in accordance with United States generally accepted accounting principles) for each of the fiscal years 1997, 1998 and 1999 are not less than $16,300,000, $14,800,000

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and $10,000,000, respectively. No expense has been recorded by reason of awards under the Phantom Unit Plan.

     (ii) The net revenues of the ATX Partnerships as derived from the GAAP Audited Financial Statements (as defined in Section 5.11) (prepared in accordance with United States generally accepted accounting principles) for each of the fiscal years 1997, 1998 and 1999 are not less than $90,300,000, $110,800,000 and $131,600,000, respectively.

     (c) The Unaudited 1999 Financials do, and the GAAP Audited Financials to be delivered by ATX pursuant to Section 5.10(b) will, (x) reflect a non cash compensation charge for the issuance of the units under the 1998 Phantom Unit Plan, and (y) fully reserve in current liabilities for the following contingent ATX liabilities:

         (i) liabilities in respect of claims by the Pennsylvania Department of Revenue asserting that ATX failed to remit certain gross receipts taxes for the years 1992, 1993, 1994 and 1996; and

         (ii) liabilities, which shall not exceed $175,000, in respect of the failure to file sales and use taxes, in any jurisdiction.

     3.6 No Undisclosed or Contingent Liabilities.   Except as set forth on
Section 3.6 of the ATX Disclosure Schedule, ATX has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) (whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement or in notes thereto) ("Liabilities") that were not fully and adequately reflected or reserved against on the ATX Balance Sheet or described on any schedule or in the notes to the ATX Financial Statements except for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practice since the ATX Balance Sheet Date, or (ii) arising from this Agreement and transaction expenses incurred in connection with this Agreement and (iii) which individually or in the aggregate would not have a Material Adverse Effect.

     3.7 Absence of Certain Changes.   Since the ATX Balance Sheet Date, ATX has
conducted its business in the ordinary course and consistent with past practice, and has not, except in the ordinary course and consistent with past practice or as set forth on Section 3.7 of the ATX Disclosure Schedule:

         (a) suffered any change in its operations, financial condition, assets, liabilities or earnings or working capital which, individually or in the aggregate, have had a Material Adverse Effect;

         (b) permitted or allowed any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, other than those which individually or in the aggregate would not have a Material Adverse Effect;

         (c) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, other than those which, individually or in the aggregate, would not have a Material Adverse Effect;

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         (d) canceled any debt, or waived any claim or right with a value greater than $20,000;

         (e) disposed of or permitted to lapse any rights to the use of any material patent, trademark, trade name, service mark or copyright, or disposed of or disclosed to any Person other than an officer, director or employee of ATX any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

         (f) granted any material general increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any material increase in the compensation payable or to become payable to any management employee, and no such increase is customary on a periodic basis or required by agreement or understanding (except for ordinary course increases consistent with past practice and current industry practice);

         (g) made any material capital expenditure or material commitment for additions to its property, equipment or intangible capital assets, other than those required to execute its current business plan;

         (h) made any change in any method of accounting or accounting practice (other than as is contemplated by this Agreement) or failed to maintain its books, accounts and records in the ordinary course of business and consistent with past practice;

         (i) failed to maintain in full force and effect all material existing policies of insurance at least at such levels as were in effect prior to such date or canceled any such insurance or taken or failed to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;

         (j) entered into any material transaction or made or entered into any material contract or commitment, or terminated or amended any material contract or commitment;

         (k) taken any action that, individually or in the aggregate, could have a Material Adverse Effect on ATX or materially adversely affect its current relationships with its employees, suppliers, distributors, advertisers, subscribers or others having business relationships with it;

         (l) except as contemplated by this Agreement, declared, paid or set aside for payment any distribution in respect of the ATX Common Stock or interests in the ATX Partnerships or redeemed, purchased or otherwise acquired, directly or indirectly, any of the ATX Common Stock or interests in the ATX Partnerships; or

         (m) agreed to take any action with respect to any of the matters described in this Section 3.7.

     3.8 Litigation, Orders.   Except as set forth on Section 3.8 of the ATX
Disclosure Schedule, there are no claims, actions, suits, proceedings, complaints, demands, litigations or legal, administrative or arbitral proceedings, investigations or inquiries

                                      B-25
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pending before any court, arbitrator or governmental or regulatory authority
(collectively, "Legal Actions"), or, to the knowledge of ATX, threatened against or affecting ATX or any of its properties owned or leased, except as would not, individually or in the aggregate, have a Material Adverse Effect or which relate to, or could have a material effect on, the transactions contemplated by this Agreement. There are no Legal Actions questioning the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by ATX pursuant to this Agreement or any other agreement contemplated hereby, at law or in equity, before or by any federal, state, local or foreign governmental authority; nor, to the knowledge of ATX, is there any valid basis for any Legal Action. To the knowledge of ATX, there is no fact, event or circumstances that could give rise to any Legal Actions that, individually or in the aggregate, would have a Material Adverse Effect. ATX is not subject to any judgment, order or decree entered in any lawsuit or proceeding that has had or will have a Material Adverse Effect or materially adversely affect ATX's ability to acquire any property for the use or benefit of ATX or to conduct its business in any area or which relate to, or could have any effect on, the transactions contemplated by this Agreement.

     3.9 Title to Properties; Encumbrances.   Except as set forth on Section 3.9
of the ATX Disclosure Schedule, ATX has good and marketable title to all of its properties and assets including all of the assets reflected on the ATX Balance Sheet, free and clear of all Liens except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, that do not materially detract from the value of or materially interfere with the present use of the property affected thereby and all material leases, subleases, licenses or other agreements pursuant to which ATX leases real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any such lease, any existing default (or event which with notice or lapse of time, or both, would constitute a default).

     3.10 Compliance with Law; Licenses.

     (a) Except as set forth on Section 3.10(a) of the ATX Disclosure Schedule, the business of ATX (including, without limitation, the ATX Partnerships prior to the ATX Merger) has not been and is not being conducted in violation of any laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, writs and injunctions of all federal, state, local or foreign governmental authorities including subdivisions thereof (collectively, "Laws"), including all Laws relating to the safe conduct of ATX's business, environmental protection and conservation, antitrust, taxes, consumer protection, currency exchange, telecommunications, equal opportunity, health, sanitation, fire, zoning, building, occupational safety, pension, securities and trademark and copyright, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on
Section 3.10(a) of the ATX Disclosure Schedule, ATX holds all licenses, permits, variances, exemptions, authorizations, operating certificates, orders and approvals of all Governmental Entities (collectively, "Licenses") that are required for it to own, lease and operate its properties and conduct its business as currently conducted, except where the failure to hold Licenses would not, individually or in the aggregate, have a Material Adverse Effect. Except as

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set forth on Section 3.10(a) of the ATX Disclosure Schedule, there has occurred no default under or violation of any such License, except for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Since December 31, 1998, ATX has filed with the applicable PUCs (as defined below) or the FCC, as the case may be, all forms, statements, reports and documents (including exhibits, annexes and any amendments thereto) required to be filed by them, and each such filing complied in all material respects with all applicable laws, rules, and regulations, other than such failures to file and non-compliance that would, individually or in the aggregate, have a Material Adverse Effect on it or prevent or impair its ability to consummate the transactions contemplated by this Agreement.

     (c) ATX has all permits, licenses, franchises, consents, registrations, certificates, variances, exemptions, orders and other governmental or regulatory authorizations, consents and approvals, necessary to conduct its business as presently conducted and for the ownership, lease or operation of property that it now owns or leases, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on it or prevent, delay or impair its ability to consummate the transactions contemplated by this Agreement (collectively, "Permits"). All such Permits are listed on
Section 3.10(c) of the ATX Disclosure Schedule and are in full force and effect; no material violations are or have been recorded in respect of any Permit and no proceeding is pending or threatened to revoke or limit any Permit. No action by ATX or CoreComm or any other person is required in order that all Permits will remain in full force or effect following the consummations of the transactions contemplated by this Agreement. All Permits are valid and in full force and effect, and ATX has duly performed and is in compliance in all material respects with all of its obligations under such Permits.

     (d) Except as set forth on Section 3.10(d) of the ATX Disclosure Schedule, ATX has validly and properly obtained the necessary Permits from the appropriate governmental authority in each such jurisdiction, including, without limitation, state public service and public utilities commissions ("State PUCs") (the "State Permits") and municipal authorities (the "Municipal Permits") and holds all Permits issued by the FCC (the "FCC Permits") that are required for the conduct of its business as it has been and is presently conducted, and for the holding of its assets. All of the FCC Permits, the State Permits and the Municipal Permits (collectively the "Communications Permits") are set forth in Section 3.10(d) of the ATX Disclosure Schedule.

     (e) Each of the Communications Permits was duly issued and is valid and in full force and effect and each of the Communications Permits has not been modified, canceled, revoked, or conditioned in any adverse manner. Each of the Communications Permits has not been sold, conveyed, pledged, assigned or transferred to any other party, and no other party has any present or future right to acquire use of them.

     (f) Except as set forth on Section 3.10(d)(i) of the ATX Disclosure Schedule, ATX has complied with and is in compliance with all regulations and laws applicable to its operations under the Communications Permits, except where any such failure would not individually or in the aggregate have a Material Adverse Effect. ATX is in compliance with, and its businesses have operated in compliance with, the Communications Act of 1934, as amended, FCC regulations, or any applicable state laws or regulations, and has filed all tariffs, registrations and reports and paid all required fees, including any renewal applications, required by the Communications Act of 1934, as amended, or any applicable state regulations and has complied with the terms of each such tariff or regulation, except where any such failure would not individually or in the aggregate have a Material Adverse Effect. There is no action, suit, investigation or other proceeding pending or, to ATX's knowledge, threatened against ATX which might materially adversely affect the Communications Permits, or the assignment of the Communications Permits to CoreComm. No event has occurred with respect to the Communications Permits which, after notice or lapse of time, or both, would permit revocation or termination thereof, or would result in any impairment of the rights of the holder of the Communications Permits or the imposition of a forfeiture against ATX or any subsequent holder of the Communications Permits with respect to the operation of the facilities authorized thereby.

     (g) ATX has delivered to CoreComm correct and complete copies of (a) ATX's Communications Permits and the applications related thereto together with any pending applications filed by ATX for new or modified facilities related to the purchased business, and (b) all other Permits and any tariffs filed by ATX relating to the purchased business, and any applications for additional or modified Permits to the purchased business.

     3.11 Taxes.

     (a) ATX has timely filed or will file (including any applicable extension periods) all material tax reports, returns and forms required to be filed by it on or before the Closing Date in the manner provided by applicable federal, state, local or foreign tax laws. Copies of all material tax returns for ATX in respect of all years not barred by the statute of limitations have been delivered by ATX to CoreComm and all such returns are listed on Section 3.11 of the ATX Disclosure Schedule.

     (b) With respect to each of ATX's tax returns that has been examined or audited by the Internal Revenue Service or a state, local or foreign taxing authority (collectively, an "Authority"), which returns are identified on the ATX Disclosure Schedule, all deficiencies asserted as a result of such examinations or audits have been fully paid, adequately provided for or are being contested in good faith, except where the failure to be fully paid, adequately provided for or contested would not have a Material Adverse Effect individually or in the aggregate. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.

     (c) Except as set forth on Section 3.11 of the ATX Disclosure Schedule, ATX has timely paid or will pay all federal, state, local and foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax (collectively, "Taxes") due or claimed to be due on or before the Closing Date to the Internal Revenue Service, to any Authority or to any Person from ATX by the Internal Revenue Service or any Authority, other than any failures to make such payments which have not had, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Section 3.11 of the ATX Disclosure Schedule, no tax liens have been filed on any property or assets of ATX and no claims are being asserted with respect to any Taxes which, individually or in the aggregate, would have a Material Adverse Effect.

     3.12 Consents and Approvals.   Except for consents and approvals that will
be obtained prior to Closing (which such consents and approvals are listed on Section 3.12 of the ATX Disclosure Schedule and which have heretofore been provided to CoreComm for review) and consents and approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect or prevent or impede or delay the consummation of the transactions contemplated hereby, ATX is not required to obtain, transfer or cause to be transferred any consent, approval or License of, or make any declaration, filing or registration with, any third party or any governmental or regulatory authority in connection with (a) the execution and delivery by ATX of this Agreement or any agreement contemplated hereby, or (b) the consummation by ATX of the transactions contemplated hereby or thereby except for those required under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") (ii) the Communications Act of 1934, as amended, and any regulations promulgated thereunder (the "Communications Act") (iii) the rules and regulations of local, state or foreign public utility commissions or similar local, state or foreign regulatory bodies (each, a "PUC") and local, state and foreign Government Entities identified on Section 3.12 of the ATX Disclosure Schedule pursuant to applicable local state or foreign laws regulating the telephone or other telecommunications business ("Utilities Laws") and (iv) the antitrust or other competition laws of any jurisdiction.

     3.13 Contracts and Commitments.

     (a) Section 3.13(a) of the ATX Disclosure Schedule sets forth complete and accurate lists of the following:

         (i) all real property and the location thereof and the description of any structures located thereon that are leased by ATX, together with the annual rental and unexpired lease term and identity of the owner of any real property leased;

         (ii) all employment, consulting or agency agreements requiring payments in excess of $100,000 per annum to which ATX is a party or is otherwise bound;

         (iii) each instrument or agreement defining the terms on which any debt of, or guarantees by, ATX in excess of $250,000 has been or may be issued;

         (iv) all outstanding loans or advances (excluding advances for ordinary and necessary business expenses) by ATX to any of its officers, directors or stockholders or any member of the immediate families of such officers, directors or stockholders; and

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         (v) all contracts, commitments or agreements to which ATX is a party or is otherwise bound and which involve future payments, performance of services or delivery of goods to or by ATX for annual payments (for any one or a series of related contracts) of at least $100,000.

     (b) ATX and, to ATX's knowledge, all other parties to the contracts, commitments, instruments and agreements listed in Section 3.13(a) of the ATX Disclosure Schedule have complied with the provisions thereof in all material respects, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, other than those which, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on Section 3.13(b) of the ATX Disclosure Schedule, no contract, commitment, instrument or agreement listed in Section 3.13(a) of the ATX Disclosure Schedule requires the consent of any party thereto in order to consummate the transactions contemplated hereby (including, without limitation, the ATX Merger) except for such consents the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect or to prevent or impede or delay the consummation of the transactions contemplated hereby.

     (c) (i) Except as may be disclosed on Section 3.13(c)(i) of the ATX Disclosure Schedule, ATX is not a party to or bound by any contracts or commitments that require payments in excess of $100,000 per annum by any party thereto and are not cancelable by ATX on notice of not longer than 30 days;

     (ii) subject to obtaining any requisite consents of third parties, the enforceability of the contracts and commitments referred to in Section 3.13(a) will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the other agreements referred to herein, other than those which, individually or in the aggregate, would not have a Material Adverse Effect;

     (iii) Except as set forth on Section 3.13(c)(iii) of the ATX Disclosure Schedule, ATX is not a party to or bound by any contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that require payments, or would be reasonably expected to result in payments, in excess of $100,000 per annum and are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings; and

     (iv) Except as set forth on Section 3.13(c)(iv) of the ATX Disclosure Schedule, ATX is not a party to or bound by any employment agreement or any other agreement that contains any severance or termination pay, liabilities or obligations.

     (d) Section 1.2 of the ATX Disclosure Schedule is derived from, and sets forth all capital expenditures which will be required by ATX in order to carry out, the business plan of ATX referred to in Section 5.3 hereof within the time periods contemplated by such business plan.

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     3.14 Insurance.   ATX maintains policies of fire, medical, life, liability,
workers' compensation and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in ATX's judgment, reasonable for the business and assets of ATX. All such insurance policies are listed on Section 3.14 of the ATX Disclosure Schedule.

     3.15 Certain Interests.   Neither ATX nor any officer, director or
stockholder thereof, nor any of their respective Affiliates, spouses or immediate family, has (a) any direct or indirect interest (other than the ownership of less than one percent of the outstanding securities of a publicly held company) in any corporation or business that is involved in or competes with ATX, (b) any direct or indirect interest in any property or assets used by, or relating to, ATX or its business, except through the ownership of shares of ATX Common Stock or ATX Merger Sub Common Stock or (c) has a claim whatsoever against, or owes any amount to, ATX, except for claims in the ordinary course of business, such as accrued vacation pay, accrued benefits under Benefit Plans or similar matters in any agreements in effect on the date hereof. Section 3.15 of the ATX Disclosure Schedule sets forth a complete list of all agreements and arrangements between ATX and each of its officers, directors, stockholders and their respective spouses or immediate family and true and correct copies of all such agreements and arrangements have been delivered to CoreComm.

     3.16 Intellectual Property.   Section 3.16 of the ATX Disclosure Schedule
sets forth a list of all patents, internet domain name registrations, trademarks, servicemarks, trade names and copyrights (collectively, the "Scheduled Intellectual Property") that ATX either owns or has a license to use. ATX owns or is licensed to use all of its trade secrets, know-how, software and other proprietary rights and all Scheduled Intellectual Property (collectively, the "Intellectual Property"), free and clear of any Liens except for Liens which would not have, individually or in the aggregate, a Material Adverse Effect. None of ATX's Intellectual Property is subject to any pending or, to the knowledge of ATX, threatened, challenge or reversion except for challenges or reversions which would not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of ATX, the conduct of the business of ATX as now being conducted, and the use of ATX's Intellectual Property in the conduct of such business, do not infringe or otherwise conflict with any trademarks, patents, registrations, or other intellectual property or proprietary rights of others, nor, has any claim been made that the conduct of such business as now being conducted infringes or otherwise is covered by the intellectual property of a third party other than claims which would not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of ATX, none of its Intellectual Property is currently being infringed by a third party.

     3.17 Employee Benefit Plans.

     (a) ATX has made available to CoreComm true and complete copies of all employment, retention, severance, deferred compensation, change of control or other agreements or contracts with any employee of ATX and Section 3.17 of the ATX Disclosure Schedule contains a list of all of the foregoing.

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     (b) ATX does not contribute to, maintain, have an actual or contingent liability with respect to, or sponsor any plan subject to Title IV of ERISA.

     (c) ATX has made available to CoreComm with respect to each Benefit Plan, a true and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by ATX to its employees concerning the extent of the benefits provided under a Benefit Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules; (B) audited financial statements, (C) actuarial valuation reports and
(D) attorney's response to an auditor's request for information.

     (d) (i) With respect to each Benefit Plan, such plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations and no transaction prohibited by any applicable statute or regulation, including Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan that would individually or in the aggregate be reasonably likely to result in material liability to ATX; (ii) each Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject ATX or any of its subsidiaries either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; and (v) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Benefit Plans and, no facts exist which could give rise to any such actions, suits, or claims that would be reasonably likely to result in material liability to the Company with respect to the Benefit Plans.

     (e) No Benefit Plan or other agreement or arrangement exists that, as a result of the transactions contemplated by this Agreement, could result in the payment to any present or former employee of ATX of any money or other property or accelerate the time of, or increase the amount of payment to which such person may otherwise be entitled or to provide any other rights or benefits to any present or former employee of ATX or any other person, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code. Except as set forth in the ATX Disclosure Schedule, no employee or former employee of ATX will become entitled to any bonus, retirement, severance, job security or similar benefit or enhancement of such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

     (f) ATX does not have any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of ATX nor maintains any deferred compensation plan.

     (g) No Benefit Plan or other agreement or arrangement exists that, as a result of the transactions contemplated by this Agreement (including the ATX Merger), could result in the payment by ATX to any present or former employee of University City Housing ("UCH") of any money or other property or accelerate the time of, or increase the amount of payment by ATX to which such person may otherwise be entitled, or could result in the requirement that ATX provide any other rights or benefits to any present or former employee of UCH or any other person (as a result of such person's status as an employee of UCH), including but not limited to, any severance payment, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code. No employee or former employee of UCH (as a result of such person's status as an employee of UCH) is or will become entitled to any bonus, retirement, severance, job security or similar benefit or enhancement of such benefit (including acceleration of vesting or exercise of an incentive award) from ATX as a result of the transactions contemplated hereby.

     3.18 Labor Matters.   None of the individuals employed by ATX or any of its
subsidiaries or affiliates is represented by a union. ATX has made no collective bargaining agreements with respect to any current or former employees of ATX or any of its subsidiaries or affiliates. No labor strike, picketing, work stoppage, work slowdown, soliciting, petition for a representation election or civil action, or other labor dispute has, within the last five years, occurred or, to ATX's knowledge, has been threatened with respect to ATX.

     3.19 Environmental Protection.   ATX has obtained all Licenses under
federal, state and local laws, rules and regulations relating to pollution or protection of the environment (collectively, the "Environmental Laws") required for the operation of its business except for Licenses the lack of which would not have a Material Adverse Effect individually or in the aggregate. ATX is in compliance in all material respects with all terms and conditions of such Licenses and all Environmental Laws and has not received any notice alleging non-compliance. There is no civil, criminal or administrative action, suit, demand, claim, investigation, proceeding, notice or demand letter pending or, to the knowledge of ATX, threatened against ATX relating in any way to any Environmental Laws. There are no past or present events or conditions relating to ATX that may interfere with or prevent compliance in any material respect with any Environmental Laws or that may give rise to any material common law or other legal liability thereunder.

     3.20 Brokers or Finders.   No agent, broker, investment banker, financial
advisor or other firm or Person is or will be entitled to any broker's or finder's fees or any similar commission or fee in connection with the transaction contemplated by this Agreement, based upon arrangements made by or on behalf of ATX, except Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses will be paid by ATX.

     3.21 Accounting and Tax Matters. Neither ATX nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger and the Recapitalization from constituting transactions qualifying as exchanges under
Section 351 of the Code and a merger under Section 368(a) of the Code.

     3.22 Registration Statement; Proxy Statement/Prospectus.   The information
supplied or to be supplied by ATX or its Affiliates for inclusion in or incorporation by reference in the registration statement on Form S-4 pursuant to which shares of ATX Common Stock issuable in the Merger and the Recapitalization will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC under the Securities Act of 1933, as amended, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by ATX for inclusion in the proxy statement/prospectus (the "Proxy Statement") to be sent to the stockholders of CoreComm in connection with its meeting of stockholders to consider this Agreement and the Merger (collectively, the "Stockholders' Meeting") shall not, on the date the Proxy Statement is first mailed to stockholders of CoreComm at the time of the Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to ATX or any of its Affiliates, officers or directors should be discovered by ATX which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, ATX shall promptly inform CoreComm.

     3.23 Non-Competition Agreements.   Neither ATX nor any officer, director,
or key employee of ATX, is a party to any agreement, other than with ATX or its predecessors, that purports to restrict or prohibit it, directly or indirectly, from engaging in any business involving telecommunications or any other material business currently engaged in by ATX, or to the knowledge of ATX, by CoreComm or any corporations affiliated with CoreComm.

     3.24 Customers.   No single customer of ATX generates greater than 2% of
the total sales of ATX. As of March 7, 2000, there were approximately 20,000 customers of ATX.

     3.25 Legal Opinion.   As of the date of execution of this Agreement, ATX
has received reasonable assurances from Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel to ATX, regarding its ability to deliver the opinion required by Section 7.12 of the Agreement.

     3.26 Full Disclosure.   No representation or warranty of ATX contained in
this Agreement or which will be contained in the Escrow Agreement, and no document furnished by or on behalf of ATX to CoreComm pursuant to this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary to make the statements made, in the context in which made, not materially false or misleading. There is no fact, event, circumstance or condition that ATX has not disclosed to CoreComm in writing that has or would have, insofar as ATX can now foresee, a Material Adverse Effect on ATX or the ability of ATX to perform this Agreement or the Escrow Agreement.

     3.27 NO OTHER REPRESENTATIONS OR WARRANTIES.   EXCEPT AS SPECIFICALLY AND
EXPRESSLY SET FORTH IN THIS ARTICLE 3, (I) ATX MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO ATX, OR THE ASSETS OR BUSINESS OF ATX, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER AND (II) ATX MAKES NO, AND HEREBY DISCLAIMS ANY, OTHER REPRESENTATIONS OR WARRANTIES REGARDING THE ASSETS OR THE BUSINESS OF ATX.

                 IV. REPRESENTATIONS AND WARRANTIES OF CORECOMM

     Except as set forth in the CoreComm Disclosure Schedule delivered by CoreComm to ATX prior to the execution of this Agreement (the "CoreComm Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) or in the CoreComm SEC Reports, CoreComm represents and warrants to ATX as follows:

     4.1 Organization, Etc.   CoreComm is a corporation duly organized, validly
existing and in good standing under the laws of its jurisdiction of incorporation. CoreComm has the power and authority to conduct its business as it is currently being conducted and to own, operate and lease the property and assets that it now owns and leases. CoreComm is duly qualified or licensed and in good standing to do business and has paid all relevant franchise and similar taxes in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or license necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The copies of the Memorandum of Association (the "CoreComm Memorandum of Association") and Bylaws (the "CoreComm Bylaws") of CoreComm, as previously delivered to ATX by CoreComm, are complete and correct copies of such instruments as currently in effect.

     4.2 Authorization.   CoreComm has all power and authority necessary to
execute and deliver this Agreement, to perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement, the performance of CoreComm's obligations hereunder and the consummation of the transactions contemplated hereby has been duly authorized by CoreComm and no corporate proceedings on the part of CoreComm are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by CoreComm and constitutes a valid and binding obligation of CoreComm, enforceable against CoreComm in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 Capitalization.

     (a) The authorized capital stock of CoreComm consists of 75,000,000 shares of common stock par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of March 6, 2000, (i) 39,213,036 shares of CoreComm Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and no shares of preferred stock were issued and outstanding, and (ii) no shares of CoreComm Common Stock are held in the treasury of CoreComm. Section 4.3 of the CoreComm Disclosure Schedule shows, as of March 6, 2000, the number of shares of CoreComm Common Stock reserved for future issuance pursuant to (i) stock options granted and outstanding as of the date hereof, the plans under which such options were granted and award agreements pursuant to which "non-plan" options were granted (collectively, the "CoreComm Stock Plans"), (ii) the conversion of CoreComm's issued and outstanding 6% convertible subordinated notes due 2006; and (iii) the exercise of outstanding warrants. As of the date hereof, no other shares of CoreComm Common Stock are issued and outstanding. All shares of CoreComm Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of CoreComm to repurchase, redeem or otherwise acquire any shares of CoreComm Common Stock.

     (b) Except as reserved for future grants of options under the CoreComm Stock Plans and as set forth on Section 4.3 of the CoreComm Disclosure Schedule,
(i) there are no equity securities of any class of CoreComm, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which CoreComm is a party or by which it is bound obligating CoreComm to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of equity securities of CoreComm or obligating to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of equity securities of CoreComm.

     4.4 No Violation.   Except as set forth on Section 4.4 of the CoreComm
Disclosure Schedule, neither the execution or delivery of this Agreement or any agreement contemplated hereby by CoreComm, nor the performance by CoreComm of the transactions contemplated hereby or thereby violates, conflicts with, results in a breach of or constitutes a default (or an event or condition that, with notice or lapse of time or both, would constitute a default) under, gives others any right of termination, acceleration, amendment, cancellation or revocation of or results in the termination, amendment, cancellation or revocation of, or accelerates the performance required by, or causes the acceleration of the maturity of any liability or obligation pursuant to, or results in the creation or imposition of any Lien upon any of the property or assets of CoreComm under (a) the CoreComm Memorandum of Association or the CoreComm Bylaws or (b) except as individually or in the aggregate would not have a Material Adverse Effect on any Law or any Contract to which CoreComm is a party or by which CoreComm or its assets or properties is or may be bound or affected.

     4.5 SEC Filings; Financial Statements.

     (a) CoreComm has timely filed all forms, reports and documents filed or required to be filed by CoreComm with the SEC since January 1, 1999 (collectively, the "CoreComm SEC Reports") and has made the CoreComm SEC Reports available to ATX. The CoreComm SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CoreComm SEC Reports or necessary in order to make the statements in such CoreComm SEC Reports, in the light of the circumstances under which they were made, not misleading. CoreComm does not know of any fact, event or circumstance that has occurred since the date of the last CoreComm SEC Report, or that now exists, that (i) would have been required to be disclosed in a CoreComm SEC Report if it had occurred prior to the date thereof, or (ii) that has had or would have a Material Adverse Effect individually or in the aggregate.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the CoreComm SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, in conformity with the requirements of Form 10-Q under the Exchange Act) and fairly presented in all material respects the consolidated financial position of CoreComm as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The CoreComm SEC Reports contain a balance sheet as of September 30, 1999 which shall be referred to as the "CoreComm Balance Sheet". September 30, 1999 shall be referred to as the "CoreComm Balance Sheet Date."

     4.6 Absence of Certain Changes.   Except as disclosed in the CoreComm SEC
Reports or in the CoreComm Disclosure Schedule, since the CoreComm Balance Sheet

Date, there has not been any condition, event or occurrence that would have a Material Adverse Effect to CoreComm, individually or in the aggregate.

     4.7 Consents and Approvals.   Except for consents and approvals that will
be obtained prior to Closing and except for those consents and approvals with regard to ATX's Communication Permits that are listed in Sections 3.10(d) and
3.12 of the ATX Disclosure Schedule (the "ATX Communications Consents") (which consents and approvals other than the ATX Communications Consents are listed in
Section 4.7 of the CoreComm Disclosure Schedule and which have heretofore been provided to ATX for review) and consents and approvals the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect or prevent or impede or delay the consummation of the transactions contemplated hereby, CoreComm is not required to obtain, transfer or cause to be transferred any consent, approval or License of, or make any declaration, filing or registration with, any third party or any governmental or regulatory authority in connection with (a) the execution and delivery by CoreComm of this Agreement or any agreement contemplated hereby, or (b) the consummation by CoreComm of the transactions contemplated hereby or thereby except for those required under (i) the HSR Act, (ii) the Communications Act, (iii) the rules and regulations of any PUC and local, state and foreign Government Entities identified in the CoreComm Disclosure Schedule pursuant to applicable Utilities Laws and (iv) the antitrust or other competition laws of any jurisdiction.

     4.8 Brokers or Finders.   No agent, broker, investment banker, financial
advisor or other firm or Person is or will be entitled to any broker's or finder's fees or any similar commission or fee in connection with the transaction contemplated by this Agreement, based upon arrangements made by or on behalf of CoreComm, except Goldman, Sachs & Co., whose fees and expenses will be paid by CoreComm.

     4.9 Accounting and Tax Matters.   Neither CoreComm nor any of its
Affiliates has taken or agreed to take any action which would prevent the Mergers and the Recapitalization from constituting transactions qualifying as exchanges under Section 351 of the Code and a merger under Section 368(a) of the Code.

     4.10 Registration Statement; Proxy Statement/Prospectus.   The information
supplied or to be supplied by CoreComm or its Affiliates for inclusion in or incorporation by reference in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by CoreComm for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of CoreComm, at the time of the Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to CoreComm or any of its Affiliates, officers or directors should be discovered by CoreComm which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, CoreComm shall promptly inform ATX.

     4.11 Fairness Opinion.   CoreComm has received an opinion from Goldman,
Sachs & Co., dated March 9, 2000, that the transactions contemplated herein are fair, from a financial point of view, based on information available as of the date of the opinion, and such opinion has not been withdrawn.

     4.12 Legal Opinion.   As of the date of execution of this Agreement,
CoreComm has received reasonable assurances from Paul, Weiss, Rifkind, Wharton and Garrison, counsel to CoreComm and from Kelley, Drye and Warren LLP, regulatory counsel to ATX, regarding each firm's ability to deliver the opinions required by Section 6.19 of the Agreement.

     4.13 NO OTHER REPRESENTATIONS OR WARRANTIES.   EXCEPT AS SPECIFICALLY AND
EXPRESSLY SET FORTH IN THIS ARTICLE 4, (I) CORECOMM MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO CORECOMM, OR THE ASSETS OR BUSINESS OF CORECOMM, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER AND (II) CORECOMM MAKES NO, AND HEREBY DISCLAIMS ANY, OTHER REPRESENTATIONS OR WARRANTIES REGARDING THE ASSETS OF OR THE BUSINESS OF CORECOMM.

                       V. OBLIGATIONS OF ATX AND CORECOMM

     5.1 Other Transactions.   From and after the date hereof and continuing
until the Closing or the earlier termination of this Agreement pursuant to
Article 8 hereof, ATX agrees that it will not and will not authorize any officer, director, employee or agent of ATX or any Affiliate of ATX to, or authorize any investment banker, attorney, accountant or other representative retained by ATX to, directly or indirectly, without the written consent of CoreComm, solicit or encourage, furnish any information with respect to ATX to any Person in connection with, or engage in any discussions with any other Person in connection with, any proposal for a merger or other business combination involving ATX or for the acquisition of a substantial equity interest in ATX or a substantial portion of ATX's assets, other than as contemplated by this Agreement.

     5.2 Supplemental Disclosure.   Each of ATX and CoreComm shall have the
continuing obligation promptly to supplement or amend the ATX Disclosure Schedule or the CoreComm Disclosure Schedule, as the case may be, with respect to any matter arising or discovered after the date hereof that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the ATX

Disclosure Schedule or the CoreComm Disclosure Schedule, as the case may be; provided, however, that for purposes of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless agreed to in writing by the parties. Notwithstanding the delivery of new ATX Disclosure Schedules or new CoreComm Disclosure Schedules, no representation or warranty set forth herein shall be deemed modified by the information set forth in such new ATX Disclosure Schedules or new CoreComm Disclosure Schedules unless the other party hereto accepts such new ATX Disclosure Schedules or new CoreComm Disclosure Schedules in writing; provided that completion of Closing by the other party hereto shall be deemed acceptance of new ATX Disclosure Schedules or new CoreComm Disclosure Schedules delivered pursuant to this Section 5.2.

     5.3 Conduct of Business.   From the date of this Agreement to the Closing,
other than as set forth on Section 5.3 of the ATX Disclosure Schedule, ATX shall conduct its business (and ATX shall conduct the business of ATX Merger Sub) only in the ordinary course and consistent with past practice and the business plan of ATX, which business plan has previously been delivered by ATX to CoreComm. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or consented to in writing by CoreComm from the date of this Agreement to the Closing, ATX shall:

         (a) use its reasonable best efforts to preserve its business organization and its current relationships with its employees, suppliers, distributors, customers, subscribers and others having business relationships with it and to keep available to it the services of its employees;

         (b) not split, combine, reclassify, issue, deliver, sell, pledge or otherwise encumber or subject to any Lien, any equity interests, or any rights, options or warrants to acquire any shares of capital stock, or declare, set aside or pay any distribution in respect of any equity interest, or redeem, purchase or otherwise acquire any equity interest;

         (c) through July 31, 2000 make capital expenditures set forth in
     Section 1.2 of the ATX Disclosure Schedule, at the time called for by such Section, and after July 31, 2000, such further capital expenditures as required to execute its current business plan within the time periods contemplated thereby but only to the extent (i) requested by CoreComm and
     (ii) that CoreComm is willing to provide by loan the funds required therefor;

         (d) not take any action which would have resulted in a breach of
     Section 3.7 had such action taken place after the ATX Balance Sheet Date, but prior to the date hereof;

         (e) not take any action that would result in any of its representations or warranties set forth in this Agreement becoming untrue or cause any of the conditions to the Closing set forth in Article 6, to not be satisfied, other than those actions that would not materially adversely affect ATX's ability to consummate the transactions contemplated by this Agreement;

         (f) not merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person or acquire the securities of any other Person;

         (g) not sell, lease, license, mortgage, encumber, subject to Lien or otherwise surrender, relinquish, encumber, or dispose of any assets other than the disposition of obsolete or damaged assets in the ordinary course of its business;

         (h) not change any method of accounting or accounting practice used by them, except for any change required by this Agreement or by United States generally accepted accounting principles;

         (i) not establish or increase the benefits under, or promise to establish, modify or increase the benefits under, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or employment, consulting or severance agreement, or otherwise increase the compensation payable to any directors, officers or employees of ATX, except in the ordinary course of business and consistent with past practice, or establish, adopt or enter into any collective bargaining agreement;

         (j) amend its articles of organization, by-laws or other comparable organizational documents, except for any change required by this Agreement;

         (k) take any action to expand the states in which any of its businesses currently operate, other than pursuant to public announcements made prior to the date hereof or as may be required under agreements entered into prior to the date hereof;

         (l) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, except for indebtedness incurred on reasonable commercial terms for the purpose of funding capital expenditures contemplated by
     Section 1.2 of the ATX Disclosure Schedule;

         (m) not take or agree to take any action that would prevent the Merger and Recapitalization from qualifying as exchanges under Section 351 of the Code or as reorganizations under Section 368 of the Code;

         (n) not pay any bonus or other extraordinary compensation to any ATX Stockholder except to the extent otherwise expressly permitted by this Agreement; and

         (o) not agree or commit to do any of the foregoing.

     Further, ATX hereby covenants that ATX Merger Sub shall conduct no activity following its incorporation other than in connection with the transactions contemplated by this Agreement.

     5.4 Confidentiality.   ATX and CoreComm shall hold, and shall cause their
respective Affiliates, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, disclosure requirements under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or the requirement of any stock exchange or the NASDAQ National Market), all documents and information concerning the other parties furnished to it by any other party or its representatives in connection with the transaction contemplated by this Agreement (except to the extent that such information shall be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the transaction contemplated by this Agreement. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

     5.5 Proxy Statement/Prospectus; Registration Statement.

     (a) As promptly as practicable after the execution of this Agreement, ATX and CoreComm shall jointly prepare and file with the SEC the Proxy Statement and the Registration Statement in which the Proxy Statement will be included. Such Registration Statement shall register the shares to be issued under the Merger and, to the extent legally permissible, the shares of ATX Common Stock to be issued in the Recapitalization, and, if legally permitted, shall also register the resale of the shares of ATX Convertible Preferred Stock (including the shares of ATX Common Stock issuable upon conversion thereof) to be issued pursuant to the Recapitalization. CoreComm and ATX shall use their reasonable best efforts to cause the Registration Statement to become effective as soon after such filing as practicable. The Proxy Statement shall include the recommendations of the Board of Directors of CoreComm in favor of this Agreement and the Merger.

     (b) CoreComm and ATX shall use their reasonable best efforts make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder.

     5.6 Stockholders' Meeting.   CoreComm will take, in accordance with
applicable law and the CoreComm Memorandum of Association and the CoreComm Bylaws, all actions necessary to convene the meeting of holders of CoreComm Common Stock (the "CoreComm Stockholders' Meeting") as promptly as practicable after the Registration Statement is declared effective to consider and vote upon the adoption of this Agreement and the Domestication Merger. Subject to fiduciary and other legal obligations under applicable law and the terms of this Agreement, CoreComm's Board of Directors shall recommend that the stockholders of CoreComm adopt this Agreement and thereby approve the transactions contemplated hereby and shall take all lawful action to solicit such adoption.

     5.7 Cooperation; Regulatory Filings.

     (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transaction contemplated by this Agreement as soon as practicable after the date hereof (including furnishing all information required by the FCC, any State regulatory agency or commission or any municipal authority). In furtherance and not in limitation of the foregoing, each of CoreComm and ATX shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transaction contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; and
(ii) make an appropriate filing with the Federal Communications Commission (the "FCC") requesting the FCC's written consent to the transaction contemplated hereby (the "FCC Consent Application").

     (b) Each party hereto shall, in connection with the efforts referenced in this Section 5.7 to obtain all requisite approvals and authorizations for the transaction contemplated by this Agreement under the HSR Act, the Communications Act or any other Regulatory Law (as defined below), (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other parties of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC"), the FCC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the transaction contemplated hereby, and
(iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Communications Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     (c) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.7, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the transaction contemplated by this Agreement as violative of any Regulatory Law, each of the parties hereto shall cooperate in all respects with each other and contest and resist any such action or proceeding and use its respective reasonable best efforts to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transaction contemplated by this Agreement.

     (d) If any objections are asserted with respect to the transaction contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity (including any foreign governmental entity) or any private party challenging the transaction contemplated hereby as violative of any Regulatory Law, each of the parties hereto shall use its reasonable best efforts to resolve (through litigation, settlement or otherwise as CoreComm and ATX shall reasonably determine) any such objections or challenge as such Governmental Entity or private party may have to such transaction under such Regulatory Law so as to permit consummation of the transaction contemplated by this Agreement.

     (e) Each party hereto shall consult with, and utilize reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (including using its best efforts to provide all appropriate and necessary assistance to the other parties hereto) with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable in order to consummate the transaction contemplated by this Agreement and each party will keep the other party apprized of the status of matters relating to completion of the transaction contemplated hereby.

     (f) Nothing in this Section 5.7 shall require CoreComm or ATX to sell, hold separate or otherwise dispose of or conduct its business in a specified manner, or permit the sale, holding separate or other disposition of, any of its assets or the conduct of its business in a specified manner, or agree to payments or modifications to contractual arrangements, whether as a condition to obtaining any approval from a Governmental Entity or any permits, consents, approvals or authorization of any other Person or for any other reason, if in CoreComm's or ATX's sole judgment, as the case may be, such sale, holding separate or other disposition of, or the conduct of its business in a specified manner or agreement or modification, would reasonably be expected to materially diminish the value of the transaction contemplated hereby to CoreComm or ATX, as the case may be.

     (g) CoreComm shall have the right to have its designated representatives, as provided to ATX from time to time (the "Designated CoreComm Representatives"), present within normal business hours and without material disruption to the business of ATX for consultation at ATX's principal offices from the date hereof until the Closing Date. Such Designated CoreComm Representatives shall have the right to review and become familiar with the conduct of the business of ATX and shall be available to be consulted and shall have authority on behalf of CoreComm in regard to consultation in regard to Material Decisions (as defined below in this Section 5.7(g)). CoreComm shall take all reasonable actions necessary to ensure that its Designated CoreComm Representatives will be readily available during normal business hours. Without written notice to and favorable consultation (which shall not be unreasonably withheld, delayed or conditioned with respect to time or content) with the Designated CoreComm Representatives, ATX shall not take any action involving any Material Decision. "Material Decision" shall mean, for purposes of this Agreement, any of the following to the extent the same may affect the assets, the obligations or the business of ATX following the date hereof: (i) any entering into, termination or material amendment of, or waiver of any ATX's rights in respect of, any material contracts; (ii) any purchase order in excess of $100,000 in any instance to be delivered, or the payment for which shall become due, after the Closing Date; (iii) the acceptance of any material customer contract that deviates from the terms and conditions of current pricing policies; (iv) any action to respond to any material customer or regulatory complaint outside of the ordinary course of business; (v) any general communication with customers related to the business or to the Merger; or (vi) a material change in pricing, promotional, marketing or any other decision that would affect any of ATX's customary profit margins.

     5.8 Public Announcements.   CoreComm and ATX shall consult with each other
before issuing any press release or otherwise making any public statement with respect to this Agreement or the transaction contemplated hereby and shall not issue any press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed except as may be required by applicable law or any requirement of any stock exchange on which the stock of any party is listed.

     5.9 Effect of Due Diligence.   In connection with CoreComm's investigation
of the business of ATX, CoreComm may have received from or on behalf of ATX certain projections, including projected statements of operating revenues and income from operations of ATX. CoreComm acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that CoreComm is familiar with such uncertainties, that CoreComm is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that CoreComm shall have no claim against ATX, or any of its Affiliates with respect thereto. Accordingly, ATX makes no representation or warranty with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

     5.10 Letters from Accountants; New Financial Statements.

     (a) CoreComm shall use its reasonable best efforts to cause to be delivered to ATX "cold comfort" letters of Ernst & Young LLP its independent public accountants, dated the date on which the Registration Statement shall become effective and as of the

Effective Time, respectively, and addressed to ATX, in form and substance reasonably satisfactory to ATX and comparable in scope and substance to letters customarily delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as the transactions contemplated by this Agreement.

     (b) On or prior to March 15, 2000, ATX shall provide to CoreComm revised versions of the ATX Financial Statements and the revised ATX Balance Sheet, which will present the combined balance sheets of the ATX Partnerships at December 31, 1997, December 31, 1998 and December 31, 1999 and the related combined statements of income, shareholder's equity and changes in financial position for the years then ended, including the footnotes thereto, and shall be certified by BDO Seidman, LLP, and shall fairly present the consolidated financial position of ATX and/or the ATX Partnerships at such dates and the consolidated results of operations of the ATX Partnerships and their subsidiaries for such respective periods, in each case in accordance with generally accepted accounting principles consistently applied for the periods covered thereby. (The foregoing consolidated financial statements of ATX and the ATX Partnerships are herein called the "GAAP Audited Financials.") Prior to the filing of the Registration Statement, ATX shall use its reasonable best efforts to cause its accountants to supply to CoreComm the GAAP Audited Financials.

     (c) ATX shall use its reasonable best efforts to cause to be delivered to CoreComm "cold comfort" letters of BDO Seidman LLP, its independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, respectively, and addressed to CoreComm in form and substance reasonably satisfactory to CoreComm and comparable in scope and substance to letters customarily delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as the transaction contemplated by this Agreement.

     (d) ATX shall provide CoreComm with any and all further financial statements or information which is necessary or advisable to prepare or include in the Registration Statement.

     5.11 Nasdaq Application.   ATX shall promptly prepare and submit an
application to The Nasdaq National Market to list the shares of ATX Common Stock to be issued in the Merger and the Recapitalization and shall use its best efforts to cause such shares of ATX Common Stock to be approved for listing by The Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

     5.12 Stock Plans and Options.   CoreComm currently intends to implement a
stock option plan under which award grants may be made to post-Effective Time employees of ATX and its subsidiaries, and that such post-Effective Time employees shall include persons who prior to the Effective Time were employees of ATX or its subsidiaries as well as of CoreComm or its subsidiaries; it being understood that (i) nothing set forth herein shall be deemed to grant to any specific employee of post-Effective Time ATX or its subsidiaries any right to receive an option grant under any such plan, and (ii) the decision as to whether or not any such plan shall be implemented, the terms of any such stock option plan, and the terms of any grant made thereunder, shall be within the discretion of post-Effective Time ATX, its board of directors, and any committee of such board which may administer such plan.

     5.13 Access and Investigations.   Prior to the Closing Date, ATX agrees
that CoreComm shall be entitled to, through its employees and representatives, including Paul, Weiss, Rifkind, Wharton & Garrison, and Ernst & Young LLP (collectively, their "Representatives"), to make such investigation of the properties, businesses and operations of ATX, and such examination of the books, records and financial condition of ATX, as it wishes. Any such investigation and examination shall be conducted at a reasonable time, upon reasonable advance notice and under reasonable circumstances and ATX shall cooperate fully therein; provided, however, that no such investigation or examination shall interfere with the day-to-day operations of ATX. No investigation by CoreComm shall diminish or obviate any of the representations, warranties, covenants or agreements of ATX contained in this Agreement. In order that CoreComm may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may wish of the affairs of ATX, ATX shall make available to the Representatives during such period all such information and copies of documents concerning the affairs of ATX as the Representatives may reasonably request, and shall permit the Representatives access to the properties of ATX in all parts thereof.

     5.14 Communications Licenses and Authorizations.   ATX shall obtain and
maintain in full force and effect all Permits, and any renewals thereof, from the FCC and any appropriate State PUC and any municipal authority, and make all filings and reports and pay all fees reasonably necessary or required for the continued operation of its business, as and when such Permits, filings or reports are necessary or required, other than any Permits, filings or reports which would not, individually or in the aggregate, have a Material Adverse Effect.

     5.15 FCC/State PUC Applications.

     (a) As promptly as practicable after the execution and delivery of this Agreement, ATX shall prepare and deliver to CoreComm ATX's completed portion of all appropriate applications for FCC State PUC and municipal authority approval, and such other documents as may be required, with respect to the assignment of ATX's Permits to CoreComm (collectively, the "FCC/State PUC Applications"). As promptly as practicable after the execution and delivery of this Agreement, CoreComm shall prepare and deliver to ATX, CoreComm's portion of all appropriate FCC/State PUC Applications. As soon as practical after the execution and delivery of this Agreement, the parties shall file, or cause to be filed, the FCC/State PUC Applications. If the Closing shall not have occurred for any reason within any applicable initial consummation period relating to the FCC's or the State PUCs grant of the FCC/State PUC Applications, and neither ATX nor CoreComm shall have terminated this Agreement pursuant to Section 8.1, CoreComm and ATX shall jointly request one or more extensions of the consummation period of such grant. No party hereto shall knowingly take, or fail to take, any action if the intent or reasonably anticipated consequence of such action or failure to act is, or would be, to cause the FCC or State PUCs not to grant approval of the FCC/State PUC Applications or materially delay either such approval or the consummation of the assignment of Permits and the Customer Base of ATX.

     (b) CoreComm and ATX shall each pay one-half of any FCC or State PUC fees that may be payable in connection with the filing or granting of approval of the FCC/ State PUC Applications. Except as set forth in the immediately preceding sentence, ATX and CoreComm each shall bear its own expenses in connection with the preparation and prosecution of the FCC/State PUC Applications. ATX and CoreComm each shall use its reasonable best efforts to prosecute the FCC/State PUC Applications in good faith and with due diligence before the FCC and the State PUCs, and in connection therewith shall take such action or actions as may be necessary or reasonably required in connection with the FCC/State PUC Applications, including furnishing to the FCC and the State PUCs any documents, materials or other information requested by the FCC and the State PUCs in order to obtain such approvals as expeditiously as practicable.

     (c) Promptly upon execution of this Agreement, each of ATX and CoreComm shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on ATX or CoreComm, as the case may be, with respect to this Agreement and the transactions contemplated hereby (including furnishing all information required by the FCC or any state regulatory agency or commission) and shall take all reasonable actions necessary to cooperate promptly with and furnish information to CoreComm or ATX, as the case may be, in connection with any such requirements imposed upon ATX or CoreComm in connection with this Agreement and the transactions contemplated hereby.

     5.16 Stockholders Agreement.   At or prior to the Closing, each of the ATX
Stockholders, CoreComm and ATX, shall execute and deliver to CoreComm the Stockholders Agreement, substantially in the form attached as Exhibit C hereto.

     5.17 Transition Services Agreement.   At or prior to the Closing, each of
ATX and CoreComm shall execute and deliver the Transition Services Agreement, substantially in the form attached as Exhibit D hereto.

     5.18 Reincorporation and Acquisition.   Notwithstanding anything to the
contrary contained herein, CoreComm shall be permitted to take any and all action which may be deemed advisable or necessary (i) in order to provide for the reincorporation of CoreComm from Bermuda to Delaware and (ii) to enter into and consummate the potential transaction identified by CoreComm to ATX on March 6, 2000.

     5.19 Termination of Agreements.   At the Effective Time, all contracts
between ATX and the ATX Stockholders or any of their respective Affiliates or family members (other than this Agreement, the Escrow Agreement, the Indemnification Escrow Agreement and the Senior Management Employment Agreements (as defined in Section 5.31)) shall be terminated and ATX shall have no further liability or obligations thereunder, except that the leases identified on Exhibit E shall continue in effect beyond the Effective Date but shall be amended on the Effective Date as described on Exhibit E.

     5.20 Escrow Agreements. At or prior to the Closing, (i) each of ATX, the ATX Stockholders, CoreComm and the escrow agent thereunder shall execute and deliver the Escrow Agreement contemplated by Section 1.2, and (ii) each of ATX, the ATX Stockholders and the Escrow Agent thereunder, shall execute and deliver the Indemnification Escrow Agreement contemplated by Section 9.7, each of which shall contain usual and customary terms and conditions for the transactions contemplated hereby be in such form as shall be reasonably satisfactory to the respective parties thereto and CoreComm.

     5.21 Phantom Unit Plan.   At the Effective Time, ATX Stockholders shall
take all actions reasonably required to satisfy ATX's obligations pursuant to ATX's 1998 Phantom Unit Plan, all of which funds and/or securities utilized to satisfy such obligations shall be derived from the Exchange Consideration, as further delineated on Exhibit F hereto. ATX shall use its reasonable best efforts to cause each Person receiving any consideration in satisfaction of ATX's obligations pursuant to the 1998 Phantom Unit Plan to agree to enter into agreements that include the terms outlined on Exhibit I.

     5.22 Name.   Following the Effective Time, the parties hereto shall
cooperate and take all actions required to cause ATX's name to be changed from "ATX Telecommunications Services, Inc." to "CoreComm Limited".

     5.23 Existing Stockholders' Agreement.   On the Closing Date, the ATX
Stockholders and ATX shall terminate that certain Stockholders' Agreement dated as of February 9, 2000 by and among Buruchian, Gravina, Karp and ATX (the "Existing Stockholders' Agreement").

     5.24 Negotiation of Term Sheets. Promptly following the date of execution of this Agreement, ATX, CoreComm and the ATX Stockholders shall negotiate the agreements or instruments contemplated by the term sheets identified in Sections
1.2 and 5.19 of this Agreement, each of which shall be consistent with such term sheets and otherwise be in form and substance reasonably satisfactory to such parties..

     5.25 Operating Subsidiaries.   Notwithstanding anything to the contrary
contained herein, ATX shall at the request of CoreComm take any and all action which may be reasonably requested to place its operating assets at or immediately prior to the Closing into one or more wholly-owned operating subsidiaries.

     5.26 Subchapter S Election.   Notwithstanding anything to the contrary
contained herein, ATX shall take, and shall be permitted to take, any and all action which may be deemed advisable or necessary in order to file Subchapter S elections for the purposes of state and federal income taxes.

     5.27 Assignment of Reimbursement Rights.   As of the Effective Time, ATX
shall assign any right to reimbursement from health and welfare providers to the ATX Stockholders.

     5.28 Certificate of Incorporation, Etc.   Each of CoreComm, ATX and the ATX
Stockholders shall use their best efforts to ensure that the Certificate Incorporation and then By-laws of ATX immediately prior to the Effective Time shall be in the forms requested by CoreComm. ATX shall take such action as may be necessary to effect Section 1.6 of this Agreement.

     5.29 CoreComm Transactions.   If prior to the Closing Date CoreComm shall
enter into a definitive agreement for a CoreComm Transaction, CoreComm shall promptly notify ATX of such transaction. Nothing set forth in this Agreement shall be deemed to prohibit or otherwise limit CoreComm from pursuing and entering into agreements for or consummating CoreComm Transactions.

     5.30 Protective Agreements.   ATX shall insure that as of the Closing Date
each then current employee of ATX shall have executed ATX's standard non-solicitation/confidentiality agreement in substantially the form previously delivered to CoreComm.

     5.31 Key Employee Employment Agreements.   ATX shall use its reasonable
best efforts to enter into employment agreements to be effective from the Closing Date with 15 key and/or management employees of ATX identified by CoreComm (the "Identified Employees"), which employment agreements (the "Key Employee Employment Agreements") shall contain the terms set forth on Exhibit I, and shall also be otherwise in form and substance reasonably satisfactory to CoreComm.

     5.32 Gravina and Buruchian Employment Agreements.   ATX shall offer to
enter into, and shall cause each of Gravina and Buruchian to enter into new employment agreements with ATX to take effect on the Closing Date, which agreements (the "Senior Management Employment Agreements") shall contain the terms set forth on Exhibit I and shall otherwise be in form and substance reasonably satisfactory to CoreComm.

     5.33 Transaction Not Subject to Outside Conditions.   The parties agree
that their respective obligations to consummate the transactions contemplated hereby shall not be subject to, or intentionally delayed by any party hereto pending satisfaction of, any condition not expressly provided for herein.

     5.34 Working Capital Loans.   If CoreComm requests ATX to make capital
expenditures following July 31, 2000, CoreComm shall loan to ATX the amount required to fund such capital expenditures. Any such loan shall be at reasonable commercial terms and collateral for a loan from CoreComm. If this Agreement shall be terminated prior to the consummation of the Merger, all amounts advanced by CoreComm to ATX shall be repaid, together with accrued unpaid interest to the date of repayment and without set-off, not later than ten days following such termination.

                   VI. CONDITIONS TO OBLIGATIONS OF CORECOMM

     The obligations of CoreComm under this Agreement are subject to the satisfaction or waiver (such waiver being the exclusive right of CoreComm), at or before the Closing, of each of the following conditions:

     6.1 Representations and Warranties.   Each of the representations and
warranties of ATX contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by ATX pursuant to this Agreement, that is qualified as to materiality or Material Adverse Effect or which are contained in Section 3.5(b) shall be true and correct as of the date when made and as of the Closing Date as if made at and as of the Closing Date and each of such representations, warranties and statements (other than those in Section 3.5(b)) that is not so qualified shall be true and correct in all material respects as of the date when made and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations, warranties and statements that address matters only as of a particular date, in which case they shall be true and correct, or true and correct in all material respects, as applicable, as of such date).

     6.2 Performance.   ATX shall have performed and complied with all
agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by ATX at or prior to the Closing that are qualified as to materiality or Material Adverse Effect and shall have performed and complied in all material respects with all other agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by ATX at or prior to the Closing that are not so qualified as to materiality.

     6.3 No Proceeding or Litigation.   There shall not be instituted or pending
any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of the transactions contemplated hereby.

     6.4 No Injunction.   No statute, rule, regulation, executive order, decree
or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority that prohibits the consummation of the transactions contemplated hereby.

     6.5 Officer's Certificates.   The Chief Executive Officer of ATX shall have
delivered to CoreComm a certificate, dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 6.1, 6.2 and 6.3.

     6.6 Consents and Approvals.   All Licenses, Permits, consents, approvals
and authorizations of all third parties and Governmental Entities shall have been obtained that are necessary in connection with the execution and delivery by ATX of this Agreement, or the consummation by ATX of the transactions contemplated hereby, and shall be in full force and effect, and copies of all such Licenses, Permits, consents, approvals and authorizations shall have been delivered to CoreComm, except to the extent that such lack of approval or delivery would not have a Material Adverse Effect on ATX following consummation of the transactions contemplated hereby.

     6.7 HSR Act.   The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act, if applicable, shall have expired or been terminated.

     6.8 No Material Adverse Change.   From the date of this Agreement through
the Closing Date, there shall not have occurred any change in the financial condition, business or operations of ATX that would individually or in the aggregate, have a Material Adverse Effect.

     6.9 Stockholder Approval.   This Agreement and the Domestication Merger
shall have been approved in the manner required under applicable law by the holders of the issued and outstanding shares of capital stock of CoreComm.

     6.10 FCC/State PUC Consents.   The FCC and State PUCs shall have granted by
Final Order the FCC/State PUC Consent Applications, without conditions, qualifications or other restrictions that are likely to have a Material Adverse Effect whether imposed by the FCC or any other Governmental Entity.

     6.11 Registration Statement.   The Registration Statement shall have become
effective under the Securities Act and shall not be subject of any stop order or proceedings seeking a stop order.

     6.12 Transition Services Agreement.   ATX and UHC shall have executed and
delivered the Transition Services Agreement, which shall remain in full force and effect.

     6.13 Resignations.   All resignations of directors and officers of ATX
which have been previously requested in writing by CoreComm shall have been delivered to CoreComm.

     6.14 The GAAP Financial Statements of ATX.   CoreComm shall have received
the GAAP Audited Financials with no qualifications that would prevent the inclusion of such financial statements in any SEC filing of CoreComm or ATX.

     6.15 Stockholders' Agreement.   The ATX Stockholders and ATX shall have
executed and delivered to CoreComm the ATX Stockholders' Agreement, which shall remain in full force and effect.

     6.16 NASDAQ Listing.   The ATX Common Stock to be issued in the Merger and
the Recapitalization pursuant to this Agreement shall have been authorized for listing on the NASDAQ National Market, subject to official notice of issuance.

     6.17 Formation of ATX Merger Sub.   ATX Merger Sub shall have been
incorporated and capitalized as described in Section 1.1.

     6.18 Escrow Agreement.   ATX, the ATX Stockholders and the Escrow Agent
shall have executed and delivered the Escrow Agreement, which shall remain in full force and effect.

     6.19 Opinions of Counsel.

     (a) Since the date of this Agreement, there shall have been no change in applicable law or interpretations thereof, or any change in facts (including the discovery of any facts not known as of the date of this Agreement) or circumstance, which shall have prevented Paul, Weiss, Rifkind, Wharton & Garrison, counsel to CoreComm, on the Closing Date, from delivering to CoreComm a written opinion of such firm to the effect that for federal income tax purposes the Merger and Recapitalization will constitute an exchange to which
Section 351 of the Code applies or a reorganization within the meaning of
Section 368(a) of the Code, or both.

     (b) CoreComm shall have received an opinion, dated the Closing Date, from ATX's telecommunications regulatory counsel, substantially in the form agreed to by the parties.

     (c) CoreComm shall have received an opinion, dated the Closing Date, from Klehr, Harrison, Harvey, Branzburg and Ellers LLP, substantially in the form agreed to by the parties.

     6.20 Corporate Governance.   ATX shall have taken all actions necessary so
that not later than the Closing Date, the composition of the Board of Directors and each committee of the Board of Directors and each officer of ATX shall be the same as those for CoreComm immediately prior to the Effective Date.

     6.21 Necessary Consents.   ATX shall have obtained all material consents
and approvals, including, but not limited to, any waivers, consents or approval, in connection with the agreements (including any amendments thereto) set forth on Exhibit H hereto, and each shall be in full force and effect.

     6.22 Existing Stockholders' Agreement.   The Existing Stockholders'
Agreement shall have been terminated and ATX shall have no further or continuing obligations thereunder.

     6.23 Employment Matters.   ATX shall have entered into Key Employee
Employment Agreements in form and substance reasonably acceptable to CoreComm with at least 5 Identified Employees so long as CoreComm has complied with its obligation to offer employment to the Identified Employees as set forth on
Exhibit I. In addition, at least 50% of the persons receiving consideration in satisfaction of ATX's obligations under the 1998 Phantom Unit Plan, plus all Identified Employees shall have entered into agreements relating to Phantom Unitholders as set forth on Exhibit I.

                     VII. CONDITIONS TO OBLIGATIONS OF ATX

     The obligations of ATX under this Agreement are subject to the satisfaction or waiver (such waiver being the exclusive right of ATX), at or before the Closing, of each of the conditions set forth in this Article VII. In the event that CoreComm undertakes any action contemplated by the definition of Base Adjustments in Section 1.2(i) prior to the Closing, no condition set forth in this Article VII shall be deemed not to be satisfied if, but for such action or the consequences thereof, such condition would otherwise be satisfied.

     7.1 Representations and Warranties.   Each of the representations and
warranties of CoreComm contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by CoreComm pursuant to this Agreement, that is qualified as to materiality or Material Adverse Effect shall be true and correct as of the date when made and as of the Closing Date if made at and as of the Closing Date and each of such representations, warranties and statements that is not so qualified shall be true and correct in all material respects as of the date when made and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations, warranties and statements that address matters only as of a particular date, in which case they shall be true and correct, or true and correct in all material respects, as applicable, as of such date).

     7.2 Performance.   CoreComm shall have performed and complied with all
agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by CoreComm at or prior to the Closing that are qualified as to materiality or Material Adverse Effect and shall have performed and complied in all material respects with all other agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by CoreComm at or prior to the Closing that are not so qualified as to materiality.

     7.3 No Proceeding or Litigation.   There shall not be threatened,
instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of the transactions contemplated hereby.

     7.4 No Injunction.   No statute, rule, regulation, executive order, decree
or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated hereby.

     7.5 Officer's Certificate.   CoreComm shall have delivered to ATX a
certificate, dated the Closing Date, executed by the Chief Executive Officer of CoreComm, certifying to the fulfillment of the conditions specified in Sections 7.1, 7.2 and 7.3.

     7.6 Consents and Approvals.   All Licenses, Permits, consents, approvals
and authorizations of all third parties and Governmental Entities shall have been obtained that are necessary in connection with the execution and delivery by CoreComm of this Agreement, or the consummation by CoreComm of the transactions contemplated hereby and shall be in full force and effect and copies of all such Licenses, Permits, consents, approvals and authorizations shall have been delivered to ATX, except to the extent such lack of approval or delivery would not have a Material Adverse Effect on ATX following consummation of the transactions contemplated hereby.

     7.7 HSR Act.   The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act, if applicable, shall have expired or been terminated.

     7.8 Registration Rights Agreement.   ATX, CoreComm and each of the ATX
Stockholders shall have entered into a Registration Rights Agreement in the form attached hereto as Exhibit G.

     7.9 FCC/State PUC Consents.   The FCC shall have granted by Final Order and
the State PUCs shall have granted the FCC/State PUC Consent Applications, without conditions, qualifications or other restrictions that are likely to have a Material Adverse Effect, whether imposed by the FCC or any other Governmental Entity.

     7.10 No Material Adverse Change.   From the date of this Agreement through
the Closing Date, there shall not have occurred any change in the financial condition, business or operations of CoreComm that would have a Material Adverse Effect.

     7.11 Registration Statement.   The Registration Statement shall have become
effective under the Securities Act and shall not be subject of any stop order or proceedings seeking a stop order.

     7.12 Tax Opinion. Since the date of this Agreement, there shall have been no change in law or interpretations thereof, or changes in facts (including the discovery of facts not known as of the date of this Agreement) or circumstances, which shall have prevented Klehr, Harrison, Harvey, Branzburg & Ellers LLP, counsel to ATX, on the Closing Date, from delivering to ATX a written opinion of such firm to the effect that for federal income tax purposes the Merger and Recapitalization will constitute an exchange to which Section 351 of the Code applies or a reorganization within the meaning of Section 368(a) of the Code, or both.

     7.13 Letters of Credit.   Effective on the Closing Date, arrangements shall
have been made to replace or effectively relieve Karp or his Affiliates (other than ATX or one of its subsidiaries) of liability under any letter of credit issued on behalf of ATX which has been guaranteed or secured by Karp or one of his Affiliates (other than ATX or one of its subsidiaries).

                         VIII. TERMINATION OF AGREEMENT

     8.1 Termination of Agreement.   This Agreement may be terminated at any
time prior to the Closing:

         (a) by mutual agreement of ATX and CoreComm;

         (b) by CoreComm, on or after the later of (x) October 31, 2000, or (y) 120 days following the date on which CoreComm last made an initial announcement that it had entered into a definitive agreement for a CoreComm Transaction, if any of the conditions provided in Article 6 of this Agreement have not been satisfied and have not been waived in writing by CoreComm prior to such date; provided that, in the case of a failure to satisfy the conditions set forth in Section 6.3 as a result of a suit, action, investigation, inquiry or other proceeding or

     Section 6.4 as a result of an order, decree or injunction, CoreComm shall have used its reasonable best efforts to remove such suit, action, investigation, inquiry or other proceeding in the case of Section 6.3 or such order decree or injunction in the case of Section 6.4;

         (c) by ATX on or after October 31, 2000, if any of the conditions provided in Article 7 of this Agreement have not been satisfied and have not been waived in writing by ATX prior to such date; provided that, in the case of a failure to satisfy the conditions set forth in Section 7.3 as a result of a suit, action, investigation, inquiry or other proceeding or
     Section 7.4 as a result of an order, decree or injunction, ATX shall have used its reasonable best efforts to remove such suit, action, investigation, inquiry or other proceeding in the case of Section 7.3 or such order, decree or injunction in the case of Section 7.4;

         (d) by CoreComm if ATX breaches in a material respect any of its representations, warranties or covenants contained in this Agreement and such breach would give rise to the condition under Section 6.1 or 6.2 not being satisfied and which breach cannot be or is not cured by the Closing Date; or

         (e) by ATX if CoreComm breaches in a material respect any of it representations, warranties or covenants contained in this Agreement and such breach would give rise to the condition under Section 7.1 or 7.2 not being satisfied and which breach cannot be or is not cured by the Closing Date.

     8.2 Procedure Upon Termination.

     (a) In the event of termination pursuant to Section 8.1, written notice thereof shall immediately be given by the terminating party to the other party and the transaction contemplated by this Agreement shall be terminated, without further action or obligation on the part of either party except as set forth in this Section 8.2, , except that any such termination shall be without prejudice to the rights of any party on account of nonsatisfaction of the conditions set forth in Articles 6 or 7 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement.

     (b) ATX, on the one hand, and CoreComm on the other hand, shall return all documents, work papers and other material of the other parties relating to the transaction contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing such items;

     (c) all confidential information received by ATX or CoreComm with respect to the business of the other parties or their Affiliates shall be treated in accordance with Section 5.4.

                              IX. INDEMNIFICATION

     9.1 Indemnification by ATX Stockholders.   Subject to the limitations set
forth in this Article 9, and as an inducement to prompt CoreComm to enter into this Agreement (without which such inducement CoreComm would not have entered into this

Agreement), each of the ATX Stockholders hereby agree, jointly and severally, to indemnify and hold harmless ATX from and after the Closing against and with respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable fees and expenses of attorneys, experts, personnel and consultants incurred by the Indemnified Party (as defined herein) (including in any action or proceeding between the Indemnifying Party (as defined herein) and the Indemnified Party or between the Indemnified Party and any third party or otherwise) (together referred to as "ATX Losses") resulting from (i) any breach of a representation, warranty, covenant, or agreement made by ATX, ATX Merger Sub, or any of the ATX Stockholders, in this Agreement, the ATX Disclosure Schedules or any other certificate or document delivered by ATX, ATX Merger Sub or any of the ATX Stockholders to CoreComm pursuant to this Agreement each of which representation, warranty, covenant or agreement shall be considered without regard to any materiality or Material Adverse Effect qualification therein for purposes of determining whether a breach has occurred, and any and all demands, claims, actions, suits or proceedings, assessments, judgments, costs and legal and other expenses incident to the foregoing, and (ii) the failure of ATX to have either applied for or obtained any necessary regulatory authorization or approval from any state public utilities commission or comparable entity (regardless of whether or not such failure is disclosed in the ATX Disclosure Schedule) in any state in which ATX had in excess of $25,000 of revenues from intra-state operations in calendar year 1999.

     9.2 Procedures for Indemnification.

     (a) Promptly after receipt by a party (the "Indemnified Party") of notice of the commencement of any action by a person not a party to this Agreement involving the subject matter of the foregoing indemnity provisions other than with respect to Taxes (a "Third Party Suit"), such Indemnified Party shall, if a claim thereof is to be made against another party hereto (the "Indemnifying Party") pursuant to the provisions of Section 9.1, promptly notify such Indemnifying Party of the commencement thereof; but the omission to so notify such Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party to the extent the Indemnifying Party was not prejudiced by such omission.

     (b) The Indemnifying Party shall have ten (10) days from receipt of such notice to notify the Indemnified Party whether or not it disputes its liability to the Indemnified Party with respect to such Third Party Suit and whether or not it desires, at its sole cost and expense, to defend such Third Party Suit. If the Indemnifying Party shall so notify the Indemnified Party that it desires to defend against such Third Party Suit, the Indemnifying Party shall have the right to defend against such Third Party Suit (unless (i) the Indemnifying Party is also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), with counsel reasonably satisfactory to such Indemnified Party, by appropriate proceedings which shall be promptly settled or prosecuted by the Indemnifying Party, so long as it diligently conducts such defenses, to a final conclusion such that a (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent and the Indemnified Party shall receive a full release. The Indemnified Party may elect to participate in any such contest at its own cost and expense; provided, however, that the control of such contest shall rest primarily with the Indemnifying Party.

     (c) Notwithstanding the foregoing (i) if the defendants in any action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such Third Party Suit on behalf of such Indemnified Party, at the cost of the Indemnified Party; and (ii) in the event that such Third Party Suit involves potentially criminal or fraudulent activity of an Indemnifying Party, the Indemnified Party shall have the right, at its sole option, to defend such Third Party Suit at the expense of the Indemnifying Party.

     (d) If the Indemnifying Party shall fail to elect to defend against such Third Party Suit, then the amount of any such Third Party Suit, including all losses, judgments, expenses and costs incurred by the Indemnified Party in connection with any defense thereof shall be deemed to be a liability of the Indemnifying Party hereunder.

     (e) After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party pursuant to the provisions of Sections 9.1 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnified Party shall have employed counsel in accordance with Subsection (c) above, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action, or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party.

     (f) In the event the Indemnified Party shall have any claim against the Indemnifying Party hereunder which does not involve a claim or demand by or against a third party, the Indemnified Party shall promptly notify the Indemnifying Party of such claim, providing reasonable details of the facts giving rise to the claim and a statement of the Indemnified Party's Loss in connection with the claim, to the extent such Loss is then known to the Indemnified Party and, otherwise, an estimate of the amount of the Loss that it reasonably anticipates that it will incur or suffer; however, failure by the Indemnifying Party to give notice shall not prejudice any rights contained herein.

     9.3 Cooperation in Defense.   In case of any claim, arbitration or legal
proceeding, the defense of which is assumed by an Indemnifying Party in accordance with this Article 9, the Indemnified Party, upon request of the Indemnifying Party, shall provide reasonable cooperation (at the expense of the Indemnifying Party in accordance with this Article 9) in the defense thereof.

     9.4 Limitations on Indemnification by ATX Stockholders.   Notwithstanding
Section 9.1 or any other provision of this Agreement or applicable law, the ATX Stockholders' aggregate liability for ATX Losses indemnified pursuant to Section
9.1 is subject to the following limitations:

         (a) The ATX Stockholders shall have no liability for any ATX Loss unless notice of a claim for such ATX Loss, specifying in reasonable detail the basis for such claim, is made upon ATX Stockholders prior to the expiration of the survival periods set forth in Section 10.1. The ATX Stockholders' maximum aggregate liability for ATX Losses shall be $250,000,000; plus the aggregate amount of any costs, charges and expenses (including without limitation legal expenses) incurred by ATX and CoreComm in bringing or enforcing any claims against the ATX Stockholders under this Agreement.

         (b) The ATX Stockholders shall be liable for ATX Losses (other than ATX Losses due to or arising out of any inaccuracy in or any breach of a representation, warranty, covenant or agreement of ATX, ATX Merger Sub or the ATX Stockholders contained in Sections 3.1, 3.2, 3.3 and 3.20) (the "Basket Exclusions"), only if and to the extent that the aggregate ATX Losses exceed $10,000,000; provided, however, that the ATX Stockholders shall be liable only for amounts in excess of $5,000,000 (including the Basket Exclusions); provided further that the ATX Stockholders shall be liable for all ATX Losses related to the Basket Exclusions.

     9.5 Mitigation of Losses.

     (a) ATX Losses shall be subject to appropriate mitigation for (i) any actual recovery from third parties (less attorneys' fees, expenses and other costs of recovery), (ii) the actual collection of insurance proceeds (less attorneys' fees, expenses and other costs of recovery, net of any adjustments to the corresponding insurance premiums).

     (b) Where an Indemnified Party is entitled (whether by right of indemnity, reimbursement or any other means) to recover from any Person (not being any employee or officer of an Indemnified Party, but including its or their insurers) any sum with respect to any matter giving rise to a claim, then (subject first to being indemnified and secured to the reasonable satisfaction of an Indemnified Party against all costs, expenses, tax or other liabilities which may be thereby incurred) the Indemnified Party shall take all reasonable steps to enforce such recovery (keeping the Indemnifying Party fully informed of the progress of any action taken) and account to the Indemnifying Party for any net amounts that are recovered (not exceeding the amount previously paid by the Indemnifying Party and after first taking account of any liability or loss of the Indemnified Party with respect to which the Indemnifying Party is not liable).

     9.6 Exclusivity.   Following the Closing, the remedies (subject to the
limitations) set forth in this Article 9 shall be the sole remedy for claims for liability for ATX Losses arising under this Agreement.

     9.7 Indemnification Escrow.   Upon the Recapitalization, 27% of the shares
of ATX Common Stock comprising the Exchange Consideration shall be deposited in escrow (the "Indemnification Escrow") pursuant to an escrow agreement among ATX, each ATX Stockholder and an escrow agent selected by such parties with the consent of CoreComm (the "Indemnification Escrow Agreement"). Such shares (together with any distributions thereon or the proceeds from the sales thereof) shall be held in the Indemnification Escrow subject to the terms of the Indemnification Escrow Agreement to secure the indemnification obligations of the ATX Stockholders under Section 9.1 hereof, and such assets shall be held and disbursed in accordance with the terms of the Indemnification Escrow Agreement. In the event of any claim by ATX against such assets, the shares of ATX Common Stock shall be valued at the closing price on the business day immediately preceding the date on which such shares are to be disbursed to an Indemnified Party in accordance with the terms of the Indemnification Escrow Agreement.

                 X. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     10.1 ATX, ATX Merger Sub and ATX Stockholders.   Notwithstanding the right
of CoreComm to investigate fully the affairs of ATX, ATX Merger Sub and the ATX Stockholders and notwithstanding any knowledge of facts determined or determinable by CoreComm pursuant to such investigation or right of investigation, CoreComm shall have the right to rely fully upon the representations, warranties, covenants and agreements of ATX, ATX Merger Sub and the ATX Stockholders contained in this Agreement or in any document or certificate delivered pursuant to this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Except for those representations and warranties set forth in Section 3.3 hereof (all of which representations and warranties shall survive without limitation as to time), all representations and warranties of ATX and ATX Merger Sub contained in this Agreement shall expire
(i) April 30, 2001, and (ii) with respect to any claim related to taxes or environmental representations and warranties, on the date upon which the liability to which any such claim may relate is barred by all applicable statues of limitations.

     10.2 CoreComm.   None of the representations, warranties, covenants and
agreements of CoreComm contained in this Agreement or in any document or certificate delivered pursuant to this Agreement shall survive the Closing hereunder other than those covenants that by their terms are to be performed after the Closing.

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                               XI. MISCELLANEOUS

     11.1 Expenses.   Except as otherwise provided herein, each party hereto
shall pay all fees and expenses incurred by it in connection with this Agreement.

     11.2 Further Assurances. Following the Closing, at the request of any party, the other party or parties shall deliver any further instruments of transfer and take all commercially reasonable actions as may be necessary or appropriate to effectuate any of the other transactions contemplated by this Agreement.

     11.3 Parties in Interest.   This Agreement shall be binding upon, inure to
the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights and obligations of CoreComm and ATX hereunder may not be assigned, in whole or in part, without the prior written consent of the other, which shall not be unreasonably withheld and any attempt to make any such assignment without such consent shall be null and void.

     11.4 Entire Agreement, Amendments and Waiver.

     (a) This Agreement, the exhibits, the schedules and other writings referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding, both written and oral, of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     (b) This Agreement may be amended only by a written instrument duly executed by each of the parties hereto. Any condition to a party's obligations hereunder may be waived in writing by such party to the extent permitted by law.

     11.5 Interpretation.   When a reference is made in this Agreement to
Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive.

     11.6 Notices.   All notices, claims, certificates, requests, demands and
other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile transmission or mailed (registered or certified mail, postage prepaid, return receipt requested or recognized overnight carrier) as follows:

            If to CoreComm to:
                  CoreComm Limited
              110 East 59th Street
              New York, NY 10022
              Attention: Jared L. Gurfein, Esq.
              Facsimile No.: (212) 906-8489

            with a copy to:
                  Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, NY 10019-6064
              Attention: Kenneth M. Schneider, Esq.
              Facsimile No.: (212) 373-2825

            If to ATX:
                  ATX Telecommunications Services, Inc.
              50 Monument Road
              Bala Cynwyd, PA 19004
              Attention: Thomas Gravina
              Facsimile No.: (610) 668-6336

            with a copy to:
                  Klehr, Harrison, Harvey, Branzburg & Ellers LLP
              260 South Broad Street
              Philadelphia, PA 19102
              Attention: Michael C. Forman, Esq.
              Facsimile No.: (215) 568-6603

         or to such other address as the Person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

     11.7 Governing Law.   This Agreement shall be governed by, and construed
and enforced in accordance with, the laws of the State of Delaware without regard to its or any other jurisdiction's conflicts of law rules.

     11.8 Submission to Jurisdiction; Waivers.   Each of CoreComm and ATX
irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the Chancery Court of the State of Delaware or any federal District Court in the State of Delaware, and irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of such courts, and agrees that service of process in any such action or proceeding shall be effective if mailed to such party at the address specified in Section 11.6. Each of

CoreComm and ATX hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of such courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court and (iv) any right to a trial by jury.

     11.9 Third Parties.   Nothing herein expressed or implied is intended or
shall be construed to confer upon or give to any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     11.10 Severability.   If it is determined that any term or provision of
this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transaction contemplated hereby is consummated as originally contemplated to the greatest extent possible.

     11.11 Counterparts.   This Agreement may be executed in one or more
counterparts, all of which shall be deemed to be an original and considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile transmission) to the other parties hereto, it being understood that all parties need not sign the same counterpart.

                               XII. DEFINED TERMS

     12.1 Location of Certain Defined Terms.   The following terms used in this
Agreement are defined in the Section indicated:

TERM                                                          SECTION
----                                                        -----------
Accountant                                                  1.2
Accountant's Report                                         1.2
Adjustment Event                                            1.3
Agreement                                                   forepart

TERM                                                          SECTION
----                                                        -----------
Applicable Amount                                           1.2
ATX                                                         forepart
ATX Balance Sheet                                           3.5
ATX Balance Sheet Date                                      1.2
ATX Bylaws                                                  3.1
ATX Capital Expenditure Obligation                          1.2
ATX Certificate of Incorporation                            3.1
ATX Common Stock                                            1.2
ATX Debt                                                    1.2
ATX Disclosure Schedule                                     Article III
ATX Financial Statements                                    3.5
ATX Losses                                                  9.1
ATX Merger                                                  Article III
ATX Merger Sub                                              1.1
ATX Merger Sub Common Stock                                 1.3
ATX Partnership Agreements                                  3.1
ATX Partnerships                                            Article III
ATX Stockholders                                            forepart
Authority                                                   3.11
Base Adjustments                                            1.2
Base Stock Price                                            1.2
Basket Exclusions                                           9.4
Buruchian                                                   forepart
Capital Expenditure Adjustment                              1.2
Capital Expenditures                                        1.2
Cash Consideration                                          1.2
Certificate of Merger                                       1.1
Certificate                                                 1.4
Closing                                                     2.1
Closing Date                                                2.1
Closing Exchange Consideration                              1.2
Closing Financial Statements Delivery Date                  1.2
Closing Stock Price                                         1.2
Collar Stock Price                                          1.2
Code                                                        forepart
Communications Act                                          3.12

TERM                                                          SECTION
----                                                        -----------
Communications Permits                                      3.10
Constituent Corporations                                    1.1
Contract                                                    3.4
Controlled Group                                            3.17
Convertible Preferred Stock                                 1.2
CoreComm                                                    forepart
CoreComm Balance Sheet                                      4.5
CoreComm Balance Sheet Date                                 4.5
CoreComm Bylaws                                             4.1
CoreComm Common Stock                                       1.3
CoreComm Disclosure Schedule                                Article IV
CoreComm Memorandum of Association                          4.1
CoreComm Merger Sub                                         1.1
CoreComm Merger Sub Common Stock                            1.1
CoreComm SEC Reports                                        4.5
CoreComm Stock Plans                                        4.3
CoreComm Stockholders' Meeting                              5.6
CoreComm Transaction                                        1.2
Current Market Price                                        1.2
Dispute Notice                                              1.2
DGCL                                                        1.1
Domestication Merger                                        1.1
DOJ                                                         5.7
Effective Time                                              1.1
Environmental Laws                                          3.19
ERISA                                                       3.19
Escrow                                                      1.2
Escrow Agreement                                            1.2
Estimated Closing ATX Debt                                  1.2
Estimated Closing Capital Expenditures                      1.2
Estimated Closing Working Capital                           1.2
Exchange Agent                                              1.4
Exchange Act                                                4.5
Exchange Consideration                                      1.2
Exchange Fund                                               1.4
FCC                                                         5.7

TERM                                                          SECTION
----                                                        -----------
FCC Consent Application                                     5.7
FCC Permits                                                 3.10
FCC/State PUC Applications                                  5.16
Final ATX Debt                                              1.2
Final Capital Expenditure Adjustment                        1.2
Final Shortfall                                             1.2
Final Working Capital Excess                                1.2
Final Working Capital Shortfall                             1.2
Financial Closing Financial Statements                      1.2
FTC                                                         5.7
GAAP                                                        1.2
GAAP Audited Financials                                     5.11
GAAP Balance Sheet                                          5.11
GAAP Balance Sheet Date                                     5.11
GAAP Interim Financials                                     5.11
Gravina                                                     forepart
HSR Act                                                     3.12
Identified Employees                                        5.30
Indemnification Escrow                                      9.7
Indemnification Escrow Agreement                            9.7
Indemnified Party                                           9.3
Indemnifying Party                                          9.3
Intellectual Property                                       3.16
Karp                                                        forepart
Karp Trust                                                  forepart
Key Employee Employment Agreements                          5.30
Law                                                         3.4
Laws                                                        3.10
Legal Actions                                               3.8
Liabilities                                                 3.6
Licenses                                                    3.10
Liens                                                       3.4
Losses                                                      9.1
Material Decision                                           5.7
Merger                                                      1.1
Merger Ratio                                                1.3

TERM                                                          SECTION
----                                                        -----------
Monthly Period                                              1.2
Municipal Permits                                           3.10
Permits                                                     3.10
Phantom Unit Plan                                           5.14
Pre-Closing Capital Expenditure Adjustment                  1.2
Pre-Closing Financial Statements                            1.2
Pre-Closing Working Capital Adjustment                      1.2
Pro Formas                                                  1.2
Proposed Closing Financial Statements                       1.2
Proxy Statement                                             3.22
PUC                                                         3.12
Recapitalization                                            1.2
Registration Statement                                      3.22
Regulatory Law                                              5.8
Representatives                                             5.14
Representation Termination Date                             9.3
Review Period                                               1.2
Rights Holders                                              7.8
Scheduled Intellectual Property                             3.16
Securities Act                                              4.5
Senior Management Employment Agreements                     5.31
Settlement Period                                           1.2
Stockholders                                                9.1
Stockholders' Representative                                1.2
State Permits                                               3.10
State PUCs                                                  3.10
Stockholders' Meetings                                      3.22
Subsidiary                                                  1.3
Surviving Corporation                                       1.1
Third Party Suit                                            9.2
Taxes                                                       3.11
Trigger Day                                                 1.2
Unaudited 1999 Financials                                   3.5
Utilities Laws                                              3.12
Working Capital                                             1.2
Working Capital Shortfall                                   1.2

     12.2 Other Defined Terms.   As used in this Agreement, the following terms
have the meanings indicated:

         "Affiliate" of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

         "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA and any bonus, incentive, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, retention, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) and on the date of this Agreement, which is maintained or contributed to by such Person or under which, on the date of this Agreement, such Person may have an actual or contingent liability (excluding any plans or programs required to be maintained or contributed to under the local law of the jurisdiction in which such person is employed).

         "Final Order" means an order, action or decision of a Governmental Entity that has not been reversed, stayed, or enjoined and as to which the time to appeal, petition for certiorari or seek reargument or rehearing or administrative reconsideration or review has expired and as to which no appeal, reargument, petition for certiorari or rehearing or petition for reconsideration or application for review is pending or as to which any right to appeal, reargue, petition for certiorari or rehearing for reconsideration or review has been waived in writing by each party having such a right or, if any appeal, reargument, petition for certiorari or rehearing or reconsideration or review thereof has been sought, the order or judgment of the court or agency has been affirmed by the highest court (or the administrative entity or body) to which the order was appealed or from which the argument or rehearing or reconsideration or review was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing, or reconsideration or review, has expired.

         "Governmental Entity" means any government, court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

         "Knowledge" means the actual knowledge or notice of Gravina, Buruchian, Karp or the Karp Trust or any officer or director of ATX, after due inquiry.

         "Material Adverse Effect" means, with respect to any entity, a material adverse effect on its business, assets, operations or financial condition, taken as a whole, other than any such effect arising out of or resulting from general economic or financial conditions or changes in or affecting the communications industry.

         "Person" means an individual, corporation, limited liability corporation, limited liability partnership, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Securities Exchange Act of 1934, as amended).

                        XIII. ATX STOCKHOLDER COVENANTS

     13.1 No Transfers.   Each ATX Stockholder agrees that prior to the Closing
such ATX Stockholder will not, and will not contract to, sell or otherwise pledge, encumber, transfer or dispose of such ATX Stockholder's pre-Recapitalization shares of ATX shares or any interest therein other than (i) pursuant to the Recapitalization or (ii) with CoreComm's prior written consent.

     13.2 Cooperation; No Solicitation.   Each ATX Stockholder hereby agrees to
cooperate reasonably with CoreComm and ATX in connection with the consummation of the transactions contemplated thereby. Each ATX Stockholder agrees that it will not, and will not cause or permit any of its affiliates, or any of their respective officers, employees, representatives and agents, directly or indirectly, to solicit, initiate or encourage any inquiries or the making of any proposal with respect to an acquisition of ATX or its businesses or assets, or such ATX Stockholder's pre-Recapitalization shares or provide information to or negotiate, explore, otherwise engage in discussions with or in any other way cooperate with any Person (other than CoreComm or its subsidiaries or their respective directors, officers, employees, agents and representatives) with respect to any such transaction or enter into any agreement, arrangement or understanding requiring or causing ATX to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of CoreComm and ATX, Thomas Gravina, Debra Buruchian, Michael Karp and The Florence Karp Trust on the date first written above.

                                          CORECOMM LIMITED

                                          By: /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                              Name: Richard J. Lubasch
                                              Title: Senior Vice
                                                     President-General
                                                     Counsel

                                          ATX TELECOMMUNICATIONS
                                          SERVICES, INC.

                                          By: /s/ MICHAEL KARP
                                            ------------------------------------
                                              Name: Michael Karp
                                              Title:

SOLELY WITH RESPECT
TO ARTICLES 9, 11, 12 and 13 HEREOF

/s/ THOMAS GRAVINA
---------------------------------------------------------
Thomas Gravina

/s/ DEBRA BURUCHIAN
---------------------------------------------------------
Debra Buruchian

/s/ MICHAEL KARP
---------------------------------------------------------
Michael Karp

THE FLORENCE KARP TRUST

By: /s/ LISA G. KAMINSKY
    --------------------------------------------------------
    Name: Lisa G. Kaminsky
    Title: Trustee

                                                                       EXHIBIT C

                         FORM OF STOCKHOLDER AGREEMENT

     AGREEMENT dated as of                , 2000 among ATX Telecommunications
Services, Inc., a Delaware corporation (the "Company") and each of the Persons listed on Schedule A hereto (each, a "Stockholder").

     WHEREAS, pursuant to a Recapitalization Agreement and Plan of Merger, dated
as of March    , 2000 (the "Merger Agreement"), by and among CoreComm Limited
("CoreComm"), the Company and the Stockholders (with respect only to certain provisions thereof) ATX Merger Sub, a wholly-owned subsidiary of the Company ("Merger Sub") is being merged with and into a wholly-owned subsidiary of, and successor by merger to CoreComm (the "Merger"), and as a result thereof (i) each share of the Company's common stock, par value $.01 per share (the Pre-Recapitalization Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") is being converted into shares the Company's Common Stock, par value $.01 per share (the
"Common Stock"),             shares of the Company's 3% Convertible Preferred
Stock, par value $.01 per share (the "Preferred Stock"), as well as the right to receive cash or notes and (ii) each share of CoreComm Common Stock issued and outstanding immediately prior to the Effective Time, other than treasury shares, is being converted into one share of the Common Stock; and

     WHEREAS, it is a condition to the obligation of CoreComm to consummate the Merger, that the Company and each of the holders immediately prior to the Effective Time of the issued and outstanding shares of Pre-Recapitalization Common Stock enter into this Agreement; and

     WHEREAS, the Stockholders are the holders of all of the shares of Pre-Recapitalization Common Stock issued and outstanding immediately prior to the Effective Time; and

     WHEREAS, each Stockholder has independently determined that the Merger is in its best interest and each Stockholder wishes to facilitate the consummation of the Merger by entering into this Agreement and agreeing to be bound by the terms hereof;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, each Stockholder and the Company hereby agree as follows:

     Section 1. Covenants of Stockholders With Respect to Voting Securities of the Company.

     During the term of this Agreement and subject to all of the provisions hereof, each Stockholder and the Company agree as follows:

     1.1 Acquisition of Voting Securities.   Each Stockholder shall not acquire,
agree to acquire or offer or propose to acquire, directly or indirectly, or in conjunction with or through any Person, record or beneficial ownership of any Voting Securities (as hereinafter defined), except (i) through the exercise of conversion rights, if any, of Voting Securities (including any conversion of the Preferred Stock);
(ii) by way of stock splits, reclassifications or stock dividends or other distributions or offerings made on a pro rata basis to holders of Voting Securities or any class of Voting Securities; (iii) from another Stockholder by bequest (including, without limitation, through the creation of a trust), gift, will, pledge, hypothecation or otherwise in accordance with clause (i) of
Section 1.6 hereof; (iv) pursuant to a bequest or similar gift or transfer from a Person who is not a Stockholder, including, without limitation, through the creation of a trust for the benefit of a Stockholder; (v) pursuant to a will or the laws of descent and distribution from a Person who is not a Stockholder; or
(vi) pursuant to the grant or exercise of stock options or the receipt of other compensation or benefits involving Voting Securities granted to a Stockholder in such Stockholder's capacity (if applicable) as an employee or consultant of the Company or any subsidiary of the Company; provided, however, that if, in connection with the transfer of Voting Securities to a Stockholder pursuant to clauses (iv) and (v) of this Section 1.1, a trust, corporation or other entity is formed for the purpose of holding Voting Securities for the benefit of a Stockholder (other than solely as an income beneficiary of a trust), then, as a condition precedent to the receipt by such Stockholder of any direct or indirect beneficial interest in such Voting Securities, such trust, corporation or other entity shall agree to be bound by the terms and conditions of a stockholder agreement having the same or substantially the same terms and conditions as this Agreement.

     If a Stockholder shall acquire, directly or indirectly, record or beneficial ownership of, or the right to acquire, any Voting Securities in contravention of this Agreement, then such Stockholder shall promptly notify the Company, and the Company, in its sole discretion, may either (x) purchase (or cause its designee(s) to purchase) any or all of such acquired Voting Securities at a price equal to the price paid by such Stockholder or (y) require such Stockholder to dispose of, within 30 days from the date on which the Company requests such Stockholder to do so, only in accordance with the provisions of
Section 1.6 (ii) or (iv), the Voting Securities acquired in violation of this
Section 1.1, provided that any sale may be delayed by the Stockholders to avoid a violation of Section 16(b) of the Exchange Act or any other provisions of the Exchange Act or Securities Act, including, without limitation, any applicable volume limits under Rule 144 of the Securities Act, or any successor rules or regulations permitting sales of unregistered or otherwise restricted securities. Each Stockholder hereby acknowledges that any acquisition of Voting Securities in contravention of this Agreement shall constitute a breach of this Agreement and that the Company's right to purchase or require the disposition of Voting Securities pursuant to this Section 1.1 shall not be exclusive and shall be in addition to any other rights and remedies the Company may have in connection with a breach of this Agreement.

     For the purposes of this Agreement, "Voting Securities" means all securities of the Company, or any successor to the Company, entitling the holder thereof to vote as a stockholder for any purpose or under any circumstance or any securities convertible into or exchangeable for under any circumstance such securities or any rights, warrants or options to acquire (through purchase, exchange, conversion or otherwise) any such securities under any circumstance.

     1.2 Voting of Voting Securities.   Each Stockholder shall vote or direct
the vote of all Shares of Voting Securities that are (a) acquired pursuant to the Merger, (b) acquired by a Stockholder pursuant to Section 1.1, (c) held in trusts, corporations or other entities formed as contemplated by Section 1.6 or
(d) otherwise hereinafter acquired, with respect to which such Stockholder has the legal capacity to vote or to direct the vote of such Voting Securities, on each matter submitted to a vote of the stockholders of the Company, (x) in the same proportion as the votes cast by all holders of Voting Securities other than the Stockholders and any affiliates and associates of the Company, with respect to such matter, or, (y) in the event of a proposed change of control transaction for the Company, in the manner recommended to the stockholders by the Board of Directors of the Company provided that the Board of Directors, prior to such recommendation, shall have received an opinion from a nationally recognized investment banking firm to the effect that the transaction or the consideration to be received by the unaffiliated holders of the Common Stock is fair from a financial point of view to such stockholders; provided, further, that in the absence of such opinion such Voting Securities shall be voted as provided in clause (x) of this Section 1.2.

     Each Stockholder shall take such action as may be required so that all Voting Securities with respect to which such Stockholder has the legal capacity to vote or to direct the vote of such Voting Securities as provided for herein shall be present in person or by proxy at all duly noticed and convened meetings of holders of Voting Securities for the purpose of determining the presence of a quorum at such meetings.

     1.3 No Voting Trusts.   No Stockholder shall, directly or indirectly,
deposit any Voting Securities in a voting trust or in any other manner, except pursuant to this Agreement, subject any Voting Securities to any arrangement or agreement with respect to the voting thereof.

     1.4 No Election Contests.   No Stockholder shall, directly or indirectly,
solicit proxies or become a "participant" in a "solicitation" in opposition to the recommendation of the Company's Board of Directors with respect to any matter, including, without limitation, any "election contest" relating to the election of directors of the Company (as such terms are defined in Regulation 14A under the Exchange Act) or initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal; provided, however, that each Stockholder shall vote any Voting Securities directly or indirectly beneficially owned by such Stockholder in any "election contest" in accordance with the provisions of the first paragraph of Section 1.2 hereof.

     1.5 No Syndications.   No Stockholder shall, directly or indirectly, join
or encourage the formation of a partnership, limited partnership, syndicate or other "group," or otherwise act in concert with any other Person (except as contemplated by Section 1.2 hereof) for the purpose of affecting or influencing control of the Company or acquiring, holding, disposing of or Voting Securities.

     1.6 Disposition of Voting Securities.   No Stockholder shall, directly or
indirectly, offer, sell, assign, pledge, encumber or otherwise dispose of or
transfer in any manner any shares of Common Stock prior to                   (1)
except that the Common Stock may be pledged in respect of a margin loan or to a bona fide third party lending institution provided that the pledgee shall be bound by the restrictions contained in this sentence. In addition, except as set forth above no Stockholder shall, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise dispose of or transfer in any manner any Voting Securities (or enter into agreements or understandings with respect to the foregoing), if after such disposition, the Person holding such Voting Securities would own 5% or more of the Total Voting Power (or Voting Securities which are convertible into or exercisable for shares which, after giving effect to such exercise or conversion, would represent 5% or more of the TotalVoting Power). Any offer, sale, assignment, pledge, encumbrance or other disposition or transfer of Voting Securities not otherwise prohibited by this Agreement shall only be effected, to the extent otherwise legally permissible, in the following manners: (i) pursuant to a bona fide public offering of Voting Securities (which may include a secondary distribution effected through the facilities of any national securities exchange on which the Voting Securities are listed); provided, however, that in case of any such proposed public offering, each Stockholder selling pursuant to such offering (the "Selling Stockholder") will use his/her/its best efforts (and will instruct the managing underwriter of any such public offering or broker-dealer to or through which such public offering is being made to use its best efforts) to achieve a sufficiently broad public distribution of the securities being offered (in light of the number of securities being offered), with the intention that no person or related group of persons should purchase in such public offering Voting Securities representing 5% or more of the Total Voting Power; (ii) pursuant to an unsolicited open market sale or sales during any three-month period involving, in the aggregate, Voting Securities representing not more than 1% of the Total Voting Power, as defined in Section 5.4, (in accordance with the requirements as to the manner of sale set forth in Rule 144(f) and (g) of the Securities Act or any successor rules or regulations permitting sales of unregistered or otherwise restricted securities, if such sale is subject to Rule 144 or such successor rules or regulations) on any national securities exchange on which the Voting Securities are listed; (iii) pursuant to a tender offer made by the Company or any subsidiary of the Company or made by a third person to the stockholders of the Company as to which the Company's Board of Directors has recommended to the stockholders of the Company; (iv) pursuant to a privately-negotiated transaction with a Person who is not a Stockholder; provided, that in no case shall any such sale, transfer or other disposition under this clause (iv) be made to such Person if, immediately after such transaction, such Person (based upon the written representation of such Person, which as a condition precedent to such sale, transfer or other disposition shall be delivered to such Stockholder and to the Company prior to the consummation of such transaction), together with its affiliates and associates would be the direct or indirect beneficial or record owner of Voting Securities (when added to the Voting Securities (if

---------------

(1) Nine month anniversary of Closing Date.

any) already beneficially owned by such Person and its affiliates and associates) representing in excess of 5% of the Total Voting Power; (v) pursuant to a will or the laws of descent and distribution; provided, that the estate of a Stockholder shall be bound by the terms and conditions of this Agreement and if, immediately after any distribution out of such estate, any distributee, together with such distributee's affiliates and associates would (other than solely as an income beneficiary of a trust) be the direct or indirect beneficial or record owner of, or have the right to acquire, Voting Securities (when added to the Voting Securities (if any) already owned by such distributee and his/her affiliates and associates representing in excess of 5% of the Total Voting Power, then such distributee shall, as a condition precedent to receiving such shares of Voting Securities, agree to be bound by the terms and conditions of a stockholder agreement having the same terms and conditions as this Agreement;
(vi) pursuant to a bequest or similar gift or transfer to any Person who is not a Stockholder or; provided that if, immediately after delivery of a bequest or similar gift or transfer, including, but not limited to, through the creation of a trust, the recipient, together with such recipient's affiliates and associates (including, as the case may be, the Stockholder making such transfer), would (other than solely as an income beneficiary of a trust) be the direct or indirect beneficial or record owner of, or have the right to acquire, Voting Securities (when added to the Voting Securities (if any) already owned by such recipient and its affiliates and associates (including, as the case may be, the Stockholder making such transfer)) representing in excess of 5% of the Total Voting Power, then such recipient shall, as a condition precedent to receiving such shares of Voting Securities, agree to be bound by the terms and conditions of a stockholder agreement having the same terms and conditions as this Agreement; or (vii) as a result of any pledge or hypothecation to a bona fide financial institution to secure a bona fide loan, guaranty or other financial accommodation or as a result of any foreclosure with respect thereto; provided, however, that in connection with any transfer by a Stockholder of Voting Securities pursuant to clauses (v) or (vi) of this Section 1.6 to a trust, corporation or other entity and a Stockholder retains the authority, as trustee or otherwise, to vote, acquire or dispose of, or to direct the voting, acquisition or disposition of, Voting Securities to be held by such trust or other entity, then as a condition precedent to the transfer of such shares of Voting Securities to such trust or other entity, such Stockholder shall cause such trust or other entity to be bound by the terms and conditions of a stockholder agreement having the same or substantially the same terms and conditions as this Agreement.

     Notwithstanding anything to the contrary contained herein, a Stockholder shall not dispose of or otherwise transfer any Voting Securities in violation of the provisions of Section 5 of the Securities Act.

     1.7 No Solicitation.   No Stockholder shall propose, solicit or participate
in any fashion, in any transaction relating to an acquisition of, a business combination or similar transaction with, or a change of control of, the Company or make or solicit or encourage any Person to make a tender offer for Voting Securities.

     1.8 Legend on Voting Securities.   Each Stockholder agrees that each
certificate representing its Voting Securities shall bear the following legend, which will remain thereon as long as such Voting Securities are subject to the restrictions contained in this Agreement:

         The shares represented by this certificate are subject to the
     provisions of a Stockholder Agreement dated as of                      ,
     2000, among the Company and certain Stockholders, and may not be sold or transferred except in accordance therewith. Copies of said Agreement are on file at the offices of the Secretary of the Company.

The Company may enter a stop transfer order with the transfer agent (or agents) and the registrar (or registrars) of the Voting Securities against the transfer of legended Voting Securities held by a Stockholder except in compliance with the requirements of this Agreement. The Company agrees to remove promptly any stop transfer order with respect to, and issue promptly either legended (if the Voting Securities remain subject to the restrictions of this Agreement) or unlegended certificates in substitution for, certificates for any such Voting Securities that are no longer subject to or are to be transferred in compliance with the restrictions contained in this Agreement. Without limiting the generality of the foregoing, the Company shall promptly remove any stop transfer order in effect with respect to such certificates, upon the delivery to the Company of an opinion of counsel to a Stockholder, in form and substance reasonably satisfactory to the Company, that legended certificates representing Voting Securities are no longer subject to this Agreement or that such Voting Securities are being transferred in compliance with the provisions of Sections 1.6, and shall promptly issue unlegended certificates in substitution for such legended certificates, except if such legended certificates are being transferred pursuant to Section 1.6 to a transferee who shall be bound by the terms and conditions of a Stockholder Agreement, in which event the Company may issue legended certificates.

     Section 2. Representations and Warranties.

     2.1 Representations and Warranties of the Stockholders.   Each Stockholder
represents and warrants to the Company as follows:

         (i) At the Effective Time, such Stockholder will be the record and beneficial owner of the Shares of Common Stock and Preferred Stock set forth beside its name on Schedule A hereto (such Stockholder's "Shares") and will be the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, other than this Agreement. Such Stockholder has full legal power, authority and right to vote all of such Stockholder's Shares in the manner required by this Agreement without the consent or approval of, or any other action on the part of, any other person or entity.

         (ii) The execution, delivery and performance by such Stockholder of this Agreement has been approved by all necessary action on the part of such Stockholder.

         (iii) This Agreement has been duly executed and delivered by such Stockholder and constitutes the valid and binding agreement of such Stockholder, enforceable against the Stockholder in accordance with its terms.

         (iv) The execution, delivery and performance of this Agreement by such Stockholder does not violate or breach, and will not give rise to any violation or breach of, any law, contract, instrument, arrangement or agreement by which such Stockholder is, or any of such Stockholder's Shares are, bound.

         (v) The execution, delivery and performance of this Agreement by such Stockholder does not create or give rise to any right in any other Person or entity (other than the Company) with respect to such Stockholder's Shares or any other Voting Securities.

     2.2 Representations and Warranties of the Company.   The Company represents
and warrants to each Stockholder as follows:

         (i) The execution, delivery and performance by the Company of this Agreement has been approved by all necessary corporate action on the part of the Company.

         (ii) This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and binding agreement of the Company, enforceable against The Company in accordance with its terms.

         (iii) The execution and delivery of this Agreement by the Company does not violate or breach, and will not give rise to any violation or breach of, the charter or bylaws of the Company, or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any law, contract, instrument, arrangement or agreement by which the Company is bound.

     2.3 No Indirect Conduct.   No Stockholder shall engage in any conduct or
take any action through any agent or any entity acting in concert with such Stockholder that the Stockholder has hereby agreed not to engage in or take.

     Section 3. Covenants of the Company.

     3.1 Registration Rights.   During the term and subject to all of the
provisions hereof (including, without limitation Section 1.6(vi)), the Company agrees to provide registration rights to each Stockholder on the terms and subject to the provisions set forth in Registration Rights Agreement attached as Appendix I hereto.

     3.2 Access to Management.   The Company agrees that so long as a
Stockholder continues to hold 5% or more (or in the case of Debra Buruchian and Thomas Gravina, 2% or more) of any class of Voting Securities, the Company shall provide such Stockholder with an opportunity on a regularly scheduled basis to review with senior management of the Company, significant issues facing the Company; provided, however, that such Stockholder shall agree (i) to maintain the confidentiality of any non-public information disclosed to such Stockholder in any such session, and (ii) if necessary, refrain from engaging in any transaction involving (x) the Company's securities while in possession of any material non-public information about the Company disclosed to such Stockholder by the Company in the course of the Company's complying with the provisions of this Section 3.2 or (y) or any other securities to which such material non-public information relates.

     Section 4. Term of Agreement.

     The term of this Agreement shall commence at the Effective Time and shall terminate with respect to any given Stockholder (but only such Stockholder) (x) in the case of Michael Karp and The Florence Karp Trust, when such Stockholders (together with any transferees who are members of such Stockholder's immediate family or entities described in clause (v) of Section 1.6 hereof) ceased to own Voting Securities having, in the aggregate, 5% or more of the Total Voting Power, and (y) in the case of each of Debra Buruchian and Thomas Gravina, when such Stockholder (together with any transferees who are members of such Stockholder's immediate family or entities described in clause (v) of Section
1.6 hereof) ceases to own less than 50% of the Voting Securities issued to such party pursuant to the Recapitalization (after giving effect to any stock splits or stock dividends), unless the transaction or transactions which resulted in such Stockholder ceasing to hold such threshold number or percentage of Voting Securities shall have violated the terms of this Agreement. For purposes hereof, ownership of Voting Securities shall include record ownership of such securities as well as beneficial ownership thereof within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     Section 5. Miscellaneous.

     5.1 Specific Performance.   The Company and each Stockholder acknowledge
and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company or a Stockholder, as the case may be, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically, the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which it may be entitled at law or equity.

     5.2 The Term "Company."   The term "Company" shall be deemed to include any
successor to the Company by way of merger, consolidation, sale of assets or otherwise, except as the context otherwise requires, it being the intention hereof that this Agreement shall continue to be binding on each Stockholder notwithstanding such merger, consolidation, sale of assets or other succession, unless the provisions of Section 4.2 of this Agreement shall otherwise provide.

     5.3 The Terms "Affiliate," Associate," "Beneficial Owner" "Entity," and "Person." As used herein, the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act; the term "beneficial owner" (which shall include "beneficially owned" or other similar phrasing as used herein) shall have the meaning set forth in Section 13(d)(3) of the Securities Act; the term "associate" shall mean (1) a corporation or organization (other than the Company or a subsidiary of the Company) of which such Person (as defined herein) is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; and the term "Person" shall mean any individual, partnership, corporation, joint venture, association, unincorporated organization, trust, government or agency thereof, or any other entity.

     5.4 The Term "Total Voting Power."   The term "Total Voting Power," as used
in this Agreement, shall mean the aggregate voting power of all Voting Securities outstanding at the time of any determination which at such time have ordinary voting power to vote in the election of directors of the Company. In determining Total Voting Power for purposes of this Agreement, the Stockholder may conclusively rely on the most recent reports filed by the Company with the SEC in which the number of Voting Securities outstanding is set forth or from which Total Voting Power can reasonably be derived, it being understood that each Stockholder shall not be considered to be in breach of this Agreement if he/she has acted in good faith on the basis of a determination of Total Voting Power as contemplated herein.

     5.5 Notices.   All notices, requests and other communications to any person named hereunder shall be in writing (including wire, telex or similar writing) and shall be given to such person at its address set forth below or such address or telex number as such person may hereafter specify for the purpose by notice to the other person:

            If to the Company:

                  ATX Telecommunications Services, Inc.
                  [address]
              Attention:

            Copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, New York 10019
              Attention: Kenneth M. Schneider, Esq.
              Facsimile: 212-757-3990

         If to any Stockholder, to the most current address of such Stockholder provided by such Stockholder to the Company in writing

Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this subsection and the appropriate answer back is received or (b) if given by any other means, when actually received at the address specified in this subsection, provided that a notice given other than during normal business hours on a business day at the place of receipt shall not be effective until the opening of business on the next business day.

     5.6 Governing Law and Jurisdiction.   THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE. THE UNDERSIGNED HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE, COUNTY OF

NEW CASTLE, AND WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING HERETO.

     5.7 Amendments.   This Agreement may be amended, modified or supplemented
only by written agreement of each Stockholder and the Company.

     5.8 Waiver.   Any failure of any party to comply with any obligation,
covenant, agreement or condition herein may be waived by the party entitled to the benefit of such obligation, covenant, agreement or condition only by a written instrument signed by such party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance. Wherever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 5.8.

     5.9 Successors and Assigns.   This Agreement and all of the provisions
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, (i) any person who acquires any interest, beneficial or otherwise, in Voting Securities by will or pursuant to the laws of descent and distribution and (ii) any successor trust.

     5.10 Counterparts.   This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.11 Entire Agreement.   This Agreement, including the appendices referred
to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     5.12 Severability.   If any provision of this Agreement shall be deemed or
declared to be unenforceable, invalid or void, the same shall not impair any of the other provisions of this Agreement.

     5.13 Other Rights and Privileges.   Except as otherwise specifically set
forth in this Agreement, each Stockholder shall have and enjoy all rights and privileges otherwise permitted stockholders of the Company under applicable law.

     IN WITNESS WHEREOF, each Stockholder and the Company have duly executed this Agreement as of day and year first above written.

                                          ATX TELECOMMUNICATIONS
                                          SERVICES, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          STOCKHOLDERS:

                                          --------------------------------------
                                                       Michael Karp

                                          --------------------------------------
                                                     Debra Buruchian

                                          --------------------------------------
                                                      Thomas Gravina

                                          THE FLORENCE KARP TRUST

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT G

                     FORM OF REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of                , 2000 (the
"Agreement"), by and between ATX Telecommunications Services, Inc. , a Delaware corporation (the "Company"), and each of Michael Karp ("Karp"), Debra Buruchian ("Buruchian"), Thomas Gravina ("Gravina") and The Florence Karp Trust (the "Trust"). Each of Karp, Buruchian, Gravina and the Trust is referred to as a "Stockholder").

     WHEREAS, pursuant to a Recapitalization Agreement and Plan of Merger, dated
as of March    , 2000 (the "Recapitalization and Merger Agreement"), by and
among the Company, CoreComm Limited ("CoreComm"), and, with respect to certain provisions thereof, each of Karp, Buruchian, Gravina and the Trust, the Company is being recapitalized by exchanging each share of pre-recapitalization share of
the Company's common stock for                   shares of the Company's
post-recapitalization common stock, par value $.01 per share (the "Common
Stock"),             shares of the Company 3% Convertible Preferred Stock, par
value $.01 per share (the "Preferred Stock"), and $            in cash and
notes.

     WHEREAS, the Stockholders are the holders of all of the outstanding pre-recapitalization shares of the Company's common stock and it is a condition to the consummation of the recapitalization and the other transactions contemplated by the Recapitalization and Merger Agreement that the Company grant to the Stockholders the registration rights and other rights set forth herein; and

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. General; Securities Subject to this Agreement.

         1.1 Grant of Rights.   The Company hereby grants registration rights to
     the Stockholders upon the terms and subject to the conditions set forth in this Agreement. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Recapitalization and Merger Agreement.

         1.2 Registrable Securities.   For the purposes of this Agreement,
     "Registrable Securities" means, each of the following: (a) any shares of Common Stock issued to the Stockholders pursuant to the Recapitalization and Merger Agreement, (b) any shares of Preferred Stock issued to the Stockholders pursuant to the Recapitalization and Merger Agreement, and (c) any shares of Common Stock issued upon conversion of, or as payment of dividends on, or in exchange for shares of the Preferred Stock issued pursuant to the Recapitalization and Merger Agreement; provided, however, that shares shall cease to be Registrable Securities for purposes of this Agreement when a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the

     SEC and all such Registrable Securities have been disposed of pursuant to such effective registration statement.

         1.3 Stockholders of Registrable Securities.   A Person is deemed to be
     a holder of Registrable Securities whenever such Person (i) is a party to this Agreement (or a permitted transferee thereof) and (ii) owns of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

     2. Demand Registration Rights.

         2.1 Demand Registration.

         (a) At any time on or after [date](1), the Stockholders may make a written request (specifying the intended method of disposition) (such Stockholders, the "Initiating Common Stockholders") for registration under the Securities Act (a "Demand Common Registration") of all or part of the shares of Common Stock which constitute such Initiating Stockholders' Registrable Securities; provided, however, that, (i) the Company shall not be required to effect more than two (2) Demand Common Registrations pursuant to this Agreement, (ii) the market value of the shares of Common Stock proposed to be registered by the Initiating Common Stockholders shall not be less than 1,500,000 shares (subject to appropriate adjustments to reflect stock splits, stock dividends, corporate recapitalizations or similar transactions) as of the date of the request, and (iii) the Initiating Common Stockholders shall be the holders as of the date of the request of at least 25% of the then outstanding shares of Common Stock that constitute Registrable Securities hereunder; provided, however, that one such Demand Common Registration may be requested by Initiating Common Stockholders owning less than 25% of the then outstanding shares of Common Stock that constitute Registrable Securities hereunder so long as such Initiating Common Stockholders are the holders as of the date of the request of at least 10% of the then outstanding shares of Common Stock that constitute Registrable Securities hereunder.

         (b) At any time after the date hereof, the Stockholders may make a written request (specifying the intended method of disposition) (such Stockholders, the "Initiating Preferred Stockholders") for registration under the Securities Act (a "Demand Preferred Registration") of all or part of the shares of Preferred Stock which constitute such Initiating Stockholders' Registrable Securities; provided, however, that, (i) the Company shall not be required to effect more than one such Demand Preferred Registration pursuant to this Agreement, (ii) the face value of the shares of Preferred Stock proposed to be registered by the Initiating Stockholders shall not be less than $80,000,000 as of the date of the request, and (iii) the Initiating Preferred Stockholders shall be the holders as of the date of the

---------------

(1) Nine months from the Closing Date.

     request of at least 25% of the then outstanding shares of Preferred Stock that constitute Registrable Securities hereunder.

         (c) If at the time of any request to register Registrable Securities pursuant to this Section 2.1, the Company is engaged or plans to engage in within ninety (90) days of the time of such request in a registered public offering or any other activity which, in the good faith determination of the Board of Directors of the Company, would be required to be disclosed under applicable law as a result of such request or would be materially and adversely affected by the requested registration (each, a "Company Event"), then the Company may at its option direct that such request be delayed for a reasonable period of time not in excess of three (3) months from the effective date of such offering or the date of completion of such other activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 365-day period; provided, however, that if the Company receives a written request from Initiating Common Stockholders or the Initiating Preferred Stockholders (the "Initiating Stockholders") to register the Registrable Securities of such Stockholders prior to the occurrence of a Company Event, then such registration shall not be delayed by any Registration Statement thereafter effected by the Company. In addition, the Company shall not be required to effect any registration within three (3) months after the effective date of any other Registration Statement of the Company. Within ten days after receipt of a request for a Demand Common Registration or a Demand Preferred Registration (each, a "Demand Registration"), the Company shall give written notice (the "Notice") of such request to all other Stockholders holding the class of stock to which such Demand Registration relates and shall include in such registration all Registrable Securities of that class that the Company has received written requests for inclusion therein within 15 days after the Notice is given. Thereafter, in the case of Demand Common Registration, the Company may elect to include in such registration additional shares of Common Stock issued by the Company. All requests made pursuant to this
     Section 2.1 shall specify the class and aggregate number of Registrable Securities to be registered.

         2.2 Effective Demand Registration.   The Company shall use reasonable
     commercial efforts to cause any Demand Registration to become effective not later than ninety (90) days after it receives a request under Section 2.1 hereof and to remain effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) one hundred and twenty (120) days; provided, however, that if the Initiating Stockholders request the Company to withdraw such registration, other than as the result of a breach by the Company, it shall constitute a Demand Registration unless the Initiating Stockholders promptly pay all of the costs and expenses incurred by the Company in connection with such registration.

     2.3 Underwriting Procedures.

         (a) The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter and other underwriters selected for such offering shall be selected by the Initiating Stockholders, provided that the managing underwriter and other underwriters are reasonably acceptable to the Company (having due regard to the experience and relationship with the Company of the managing underwriter and the other underwriters) (the "Approved Underwriter"). In such event, if the Approved Underwriter advises the Company in writing that in its opinion the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall reduce pro rata based on the number of Registrable Securities included in the request for Demand Registration, the amount of Registrable Securities to be included by each Stockholder in such registration.

         (b) Distribution by Underwriters. The managing underwriter or underwriters selected for any offering shall enter into an agreement with the Company and the Stockholders whereby the underwriters shall be prohibited from (i) distributing 5% or greater of the Registrable Securities to any Person in connection with the initial placement of the Registrable Securities for the offering and from (ii) distributing 5% or greater of the Registrable Securities to any Person for 90 days after such initial placement.

     3. Incidental or "Piggy-Back" Registration Rights.

         3.1 Notice of Registration.   If, at any time or from time to time
     prior to the fourth anniversary of the date hereof, the Company shall determine to register any of its Common Stock for sale in an Underwritten Offering for its own account (other than a registration relating to (i) a registration of an employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or any dividend reinvestment plan or (ii) a registration of securities on Form S-4 (or any successor form) including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with another corporation) (a "Company Registration"), or shall register any of its Common Stock pursuant to a demand request for registration by any holder of the Company's Common Stock other than the Stockholders (a "Third Party Demand Registration"), the Company will promptly give to the Stockholders written notice thereof, and include in such registration (subject to Section 3.2) all the Common Stock Registrable Securities specified in a written request made by any one or more of the Stockholders within ten days after such Stockholder's receipt of such written notice from the Company ("Incidental Registration"). The right of the Stockholder to have Common Stock Registrable Securities included in a registration pursuant to this Section 3.1 shall be conditioned upon such Stockholder entering into (together with the Company and/or the other holders, if any, distributing their securities through such underwriting) an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company or by the stockholders who have demanded such registration (the "Company Underwriter").

         3.2 Cutback.   If the lead managing underwriter of an offering covered
     by Section 3.1 shall advise the Company in writing on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Common Stock (including Common Stock Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Common Stock being offered, then the Company will include in such registration:

               (i) in the case of a Company Registration, first, any shares proposed to be offered by the Company; second, Registrable Securities requested to be registered by the Stockholders and any other shares requested by other stockholders of the Company, including the Stockholders, to be included in such registration, allocated, if necessary, pro rata among the Stockholders and such other holders requesting such registration on the basis of the number of the shares Beneficially Owned at the time; and

               (ii) in the case of a Third Party Demand Registration, first, any shares proposed to be offered by the stockholder or stockholders exercising their right to cause the Company to proceed with such Third Party Demand Registration (the "Initiating Third Party Holders"), second, any shares proposed to be offered by the Company, and third, Registrable Securities requested to be registered by the Stockholders and any other shares requested by other stockholders of the Company, including the Stockholders but excluding the Initiating Third Party Holders, to be included in such registration, allocated, if necessary, pro rata among the Stockholders and such other holders requesting such registration on the basis of the number of the shares Beneficially Owned at the time;

     provided, however, that in the event the Company will not, by virtue of the foregoing cut-back mechanism, include in any such registration all of the Common Stock Registrable Securities requested to be included in such registration, the Stockholders may, upon written notice to the Company given within three days of the time the Stockholders first are notified of such matter, reduce the amount of Registrable Securities they desire to have included in such registration, whereupon only the Registrable Securities, if any, they desire to have included will be considered for such inclusion.

         3.3 Right of Termination.   The Company shall have the right to
     terminate or withdraw any registration initiated by it under Section 3.2 prior to the effectiveness of such registration whether or not the Stockholders have elected to include Registrable Securities in such registration.

     4. Provisions Applicable to Demand and Piggy-Back Registrations.

         4.1 Expenses.   The Company shall pay all Registration Expenses (as
     defined in Section 6 hereof) incurred in connection with any registration pursuant to Section 2 or 3 hereto, unless registration fails to become effective as a result of the fault of one or more Stockholders, in which case the Company will not be required to pay the Registration Expenses incurred with respect to the offering of such Stockholder's or Stockholders' Registrable Securities. The Registration Expenses incurred with respect to the offering of such Stockholder's or Stockholders' Registrable Securities shall be the product of (a) the aggregate amount of all Registration Expenses incurred in connection with such registration and
     (b) the ratio that the number of such Registrable Securities bears to the total number of Registrable Securities included in the registration.

         4.2 Holdback Agreements.   Each Stockholder agrees not to effect any
     public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Act, during the ninety (90) day period beginning on the effective date of any Demand Registration or Incidental Registration or other underwritten offering in which such Stockholder is participating (except as part of such registration), if and to the extent requested by any other Stockholders, in the case of a non-underwritten public offering, or if and to the extent requested by the Company Underwriter, in the case of an under-written public offering.

     5. Registration Procedures.

     In connection with any registration statement filed pursuant to this Agreement, the Company will, as expeditiously as possible:

         (a) in connection with a request pursuant to this Agreement, prepare and file with the Commission, after receipt of a request to file a registration statement with respect to Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, if the offering is an underwritten offering, shall be reasonably satisfactory to the managing underwriter or underwriters, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (i) furnish to the counsel selected by the Stockholder or Stockholders making the demand, if any, copies of all such documents proposed to be filed, and (ii) notify such counsel and each seller or prospective seller of Registrable Securities of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) in connection with a registration pursuant to this Agreement, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not more than one hundred and twenty (120) days (or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been disposed of);

         (c) furnish to each seller of Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) use reasonable efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing and to do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter or by-laws that the Board of Directors of the Company determines in good faith to be contrary to the best interest of the Company and its Stockholders;

         (e) use reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

         (f) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the Commission as soon thereafter as practicable, after consultation with the Initiating Stockholders, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (g) enter into customary agreements (including an underwriting agreement in customary form, if the offering is an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

         (h) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission; and

         (i) use reasonable efforts to cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or market, if any, on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

     The Company may require each seller or prospective seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and other matters as may be required to be included in the registration statement.

     Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (f) of this Section 5, such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this
Section 5 and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession or copies delivered to prospective purchasers, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in paragraph (b) of this Section 5) by the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (f) of this Section 5 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this Section 5.

     6. Registration Expenses.   The Company shall pay all expenses incident to
its performance of or compliance with this Agreement; provided, however, that the Company shall not pay the costs and expenses of any Stockholder relating to underwriters' commissions and discounts relating to Registrable Securities to be sold by such Stockholder, brokerage fees, transfer taxes or the fees or expenses of any counsel, accountants or other representatives retained by the Stockholders, individually or in the aggregate. All of the expenses described in this Section 6 that are to be paid by the Company are herein called the "Registration Expenses."

     7. Indemnification; Contribution.

         7.1 Indemnification by the Company.   The Company agrees to indemnify,
     in the case of any registration statement filed pursuant to this Agreement, each seller of any Registrable Securities covered by such registration statement, each other person who participates as an underwriter in the offering or sale of such securities, and each person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties") against any losses, claims, damages or liabilities to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company; provided, however, that the Company shall not be liable to the extent that any loss, claim, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Party expressly for use in the Registration Statement; provided, further, that the Company shall not be liable to any seller of Registrable Securities (or to any person who acts as an underwriter in such sale or who controls such seller) to the extent that any loss, claim, or liability arises out of an untrue statement, alleged untrue statement, omission, or alleged omission made in any preliminary prospectus if either
     (a)(i) such seller failed to send or deliver a copy of the prospectus with or prior to written confirmation of the sale by such seller to the person asserting the claim and (ii) the prospectus would have corrected such untrue statement, alleged untrue statement, omission or alleged omission; or (b)(x) such untrue statement, alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and (y) having been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such seller fails to deliver such prospectus as so amended or supplemented, with or prior to the written confirmation of the sale by such seller to the person asserting the claim.

         7.2 Indemnification by Stockholders.   In connection with any
     registration statement in which a Stockholder is participating, each such Stockholder shall furnish to the Company in writing such information and affidavits with respect to such Stockholder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the fullest extent permitted by law, the Company, its officers, directors and agents and each person, if any, who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, and liabilities resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent that such untrue or alleged untrue statement or omission is contained in or omitted from, as the case may be, any information or affidavit with respect to such Stockholder so furnished in writing by such Stockholder expressly for use in any such prospectus or preliminary prospectus; provided, however, that the liability of such Stockholder shall not exceed the net proceeds received by such Stockholder from the sale of its Registrable Securities. Each Stockholder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company; provided, however, that the indemnification of such Stockholder shall be limited to the net proceeds received by such Stockholder from the sale of its Registrable Securities.

         7.3 Contribution.   If the indemnification provided for in this Section
     7 is unavailable to any indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

     8. Definitions.   As used herein, the following terms shall have the
following respective meanings:

         "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Board of Directors" means the board of directors of the Company.

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" means the common stock of the Company or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

         "Registration Expenses" shall have the meaning specified in Section 6 herein.

         "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Underwritten Offering" shall mean a sale of securities of the Company to an underwriter or underwriters for re-offering to the public, which shall include a road show and other customary selling efforts.

     9. Miscellaneous.

         9.1 Limitations on Subsequent Registration Rights.   From and after the
     date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.1(a) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective within ninety (90) days of the effective date of any registration effected pursuant to Section 2.1.

         9.2 Assignment.   The rights of the Stockholders to have the Company
     register Registrable Securities pursuant to this Agreement shall be automatically assignable by each Stockholder to any transferee (other than the transferee of such shares in a registered transaction) of all or any portion of the Registrable Securities if: (i) the Stockholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (iv) if required under the terms of the Stockholders Agreement, such transferee enters into the requisite stockholders agreement with the Company as contemplated by the Stockholders Agreement, of even date herewith, among the Company and each of Karp, Buruchian, Gravina and the Trust (the "Stockholders Agreement").

         9.3 Amendments and Waivers.   Except as otherwise provided herein, the
     provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Stockholders that own, in the aggregate, 50% or more of the Registrable Securities then outstanding.

         9.4 Notices.   Any notice or other communication required or permitted
     hereunder shall be in writing and shall be delivered personally, telecopied (and confirmed) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied (and confirmed) or, if mailed, five days (or, in the case of express mail, one day) after the date of deposit in the United States mail, as follows:

          (i) if to the Company, to:

              [ATX Telecommunications Services, Inc.]
              110 East 59th Street
              26th Floor
              New York, NY 10022
              Attention: Richard J. Lubasch
              Telecopier No.: (212) 906-8497

              with copies to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, New York 10019-6064
              Attention: Kenneth M. Schneider, Esq.
              Telecopier No.: (212) 757-3990

         (ii) if to any Stockholder, to the most current address of such Stockholder provided by such Stockholder to the Company in writing.

              with copies to:

              Klehr, Harrison, Harvey, Branzburg & Ellers LLP
              260 South Broad Street
              Philadelphia, PA 19102
              Attention: Michael C. Forman, Esq.
              Telecopier No.: (215) 568-6603

     Any party may by notice given in accordance with this section to the other parties designate another address or person for receipt of notices hereunder.

     9.5 Successors and Assigns.   This Agreement shall inure to the benefit of
and be binding upon the Stockholders and their permitted successors and assigns as provided for in Section 9.1 hereof and the successors and assigns of the Company; provided, however, that such successors and assigns become parties to this Agreement by executing counterparts thereto and, in the case of successors and assigns of the Stockholder, there has been compliance with Section 9.1 hereof.

     9.6 Counterparts.   This Agreement may be executed in any number of
counterparts and by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     9.7 Headings.   The headings in this Agreement are for convenience of
reference only and shall not limit or otherwise affect the meaning hereof.

     9.8 GOVERNING LAW.   THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE RULES OF CONFLICT OF LAWS OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

     9.9 Severability.   If any one or more of the provisions contained herein,
or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

     9.10 Entire Agreement.   This Agreement is entered into and delivered
pursuant to the Recapitalization and Merger Agreement and as such contains the entire agreements among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

                                          ATX TELECOMMUNICATIONS SERVICES, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          STOCKHOLDERS:

                                          --------------------------------------
                                                       Michael Karp

                                          --------------------------------------
                                                     Debra Buruchian

                                          --------------------------------------
                                                      Thomas Gravina

                                          THE FLORENCE KARP TRUST

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                AMENDMENT NO. 1

                                       TO

                           RECAPITALIZATION AGREEMENT
                               AND PLAN OF MERGER

                                  BY AND AMONG

                     ATX TELECOMMUNICATIONS SERVICES, INC.
                        THOMAS GRAVINA, DEBRA BURUCHIAN
                     MICHAEL KARP, THE FLORENCE KARP TRUST,
                               CORECOMM LIMITED,
                              ATX MERGER SUB, INC.
                                      AND
                           CORECOMM MERGER SUB, INC.

                           DATED AS OF APRIL 10, 2000

                                AMENDMENT NO. 1
                                       TO
                 RECAPITALIZATION AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1 to the Recapitalization Agreement and Plan of Merger (this "Amendment") is made and entered into as of April 10, 2000, by and between ATX Telecommunications Services, Inc., Thomas Gravina, Debra Buruchian, Michael Karp, The Florence Karp Trust, CoreComm Limited, ATX Merger Sub, Inc., a Delaware corporation ("ATX Merger Sub") and CoreComm Merger Sub, Inc., a Delaware corporation ("CoreComm Merger Sub"). All capitalized terms which are used but not otherwise defined herein shall have meanings specified in the Agreement (as defined below).

     WHEREAS, CoreComm, ATX and the ATX Stockholders are parties to that certain Recapitalization Agreement and Plan of Merger, dated March 9, 2000 (the "Agreement"), pursuant to which ATX and CoreComm have agreed to combine in order to advance the long-term business interests of ATX and CoreComm;

     WHEREAS, CoreComm, ATX and the ATX Stockholders desire for ATX Merger Sub and CoreComm Merger Sub to become parties to the Agreement as contemplated by Sections 1.1(b) and (c) of the Agreement;

     WHEREAS, the parties hereto desire to clarify the conversion of shares of CoreComm Common Stock in the Merger; and

     WHEREAS, the parties hereto desire to revise Section 6.18 of the Agreement as set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Article III. ATX Merger Sub hereby represents and warrants to CoreComm that each of the representations and warranties contained in Sections 3.1(b), 3.2(b) and 3.3(c-d) of the Agreement is true and correct.

         2. General Amendment. Effective hereby, each of CoreComm Merger Sub and ATX Merger Sub shall become parties to the Agreement and hereby agree to comply with all covenants and obligations otherwise provided therein which were contemplated to be performed by each of them, respectively, and otherwise be subject to the terms and provisions of the Agreement as is contemplated therein and herein.

         3. Clarification of Conversion of CoreComm Common Stock. The parties to this Agreement hereby agree that, in the event that the transaction identified by CoreComm to ATX on March 6, 2000, as contemplated in Section 5.18(ii), (the "Voyager Transaction") is consummated prior to the Closing of the Merger, then references in Section 1.3 and 1.4 to shares of CoreComm Common Stock shall be deemed automatically to include shares of CoreComm Common Stock issuable in the Voyager Transaction upon surrender of certificates for Voyager.net, Inc. common stock which by the Effective Time have not been surrendered for shares of CoreComm Common Stock in accordance with the terms and provisions of the definitive documentation for the Voyager Transaction, and the references in Section 1.3 and 1.4 to a certificate or certificates for shares for CoreComm Common Stock shall be deemed automatically to include such certificate or certificates for Voyager.net, Inc. common stock not yet surrendered; provided, that the foregoing shall not apply with respect to shares of Voyager.net, Inc. common stock and certificates therefore if the holder of such Voyager.net, Inc. common stock has demanded appraisal rights with respect to such shares in accordance with the DGCL in connection with the Voyager Transaction unless and until such Voyager.net, Inc. stockholder withdraws such claim or fails to perfect, effectively withdraws or otherwise loses any right to appraisal and payment under the DGCL.

         4. Amendment to Section 6.18. Effective hereby, the following paragraph shall be substituted in its entirety for Section 6.18 of the
     Agreement:

     "6.18. Escrow Agreements. ATX, the ATX Stockholders and the Escrow Agent shall have executed and delivered the Escrow Agreement and the Indemnification Escrow Agreement, both of which shall remain in full force and effect."

         5. Other Provisions Unchanged. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. To the extent that the Agreement includes such terms as "herein," "hereto," "in this Agreement" and the like, such terms shall be interpreted to refer to the Agreement, as modified by this Amendment.

         6. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                          CORECOMM LIMITED

                                          By:    /s/ RICHARD J. LUBASCH
                                             -----------------------------------
                                          Name: Richard J. Lubasch
                                          Title:  Senior Vice President --
                                                  General Counsel

                                          ATX TELECOMMUNICATIONS
                                          SERVICES, INC.

                                          By:       /s/ MICHAEL KARP
                                             -----------------------------------
                                          Name: Michael Karp
                                          Title:  Chief Executive Officer

                                          CORECOMM MERGER SUB, INC.

                                          By: /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                          Name: Richard J. Lubasch
                                          Title:  President

                                          ATX MERGER SUB, INC.

                                          By: /s/ MICHAEL KARP
                                            ------------------------------------
                                          Name: Michael Karp
                                          Title:  Chief Executive Officer

SOLELY WITH RESPECT TO
ARTICLES 9, 11, 12, and 13 of
the Recapitalization Agreement and
Plan of Merger, as amended hereby

/s/ THOMAS GRAVINA
--------------------------------------
Thomas Gravina

/s/ DEBRA BURUCHIAN
--------------------------------------
Debra Buruchian

/s/ MICHAEL KARP
--------------------------------------
Michael Karp

THE FLORENCE KARP TRUST

By: /s/ LISA G. KAMINSKY
    ----------------------------------
Name: Lisa G. Kaminsky
Title:   Trustee

                                                                         Annex C

                             AMALGAMATION AGREEMENT

This AMALGAMATION AGREEMENT is made as of April 10, 2000.

BETWEEN:

(1) CoreComm Limited, a company incorporated under the laws of Bermuda having its registered office at Cedar House, 41 Cedar Avenue, Hamilton, Bermuda ("CoreComm") of the first part; and

(2) CoreComm Merger Sub, Inc., a company incorporated under the laws of Delaware having its registered office at 1013 Centre Road, City of Wilmington, County of Dover, Delaware, USA ("CoreComm Merger Sub") of the second part.

WHEREAS:

      1. CoreComm was incorporated under the laws of Bermuda pursuant to the Companies Act 1981, as evidenced by a Certificate of Incorporation dated 6 March 1998;

      2. CoreComm Merger Sub was incorporated under the laws of Delaware on April 7, 2000;

      3. Pursuant to the Recapitalisation Agreement and Plan of Merger (as herein defined) CoreComm and CoreComm Merger Sub agree to amalgamate (the "Amalgamation");

      4. The board of directors of CoreComm has determined that the Amalgamation is in the best interests of CoreComm and its shareholders;

      5. The board of directors of CoreComm has determined that the Amalgamation is in the best interests of CoreComm and its shareholder;

      6. The shareholder of CoreComm Merger Sub has approved the Amalgamation Agreement and the transactions contemplated hereby;

      7. CoreComm and CoreComm Merger Sub have each made full disclosure to the other of all their respective assets and liabilities;

      8. CoreComm has an authorised share capital of $760,000 consisting of 75,000,000 common shares, par value $0.01 per share and 1,000,000 preferred shares, par value $0.01 per share;

      9. CoreComm Merger Sub has an authorised share capital of $1.00 consisting of 100 shares of common stock, par value $0.01 per share ("CoreComm Merger Sub Common Stock");

     10. CoreComm is the legal and beneficial owner of all of the issued and outstanding shares of CoreComm Merger Sub;

     11. It is desired by the parties that the Amalgamation shall be effected and shall be treated for United States Federal income tax purposes as a tax-free reorganisation described in Section 368(a)(1)(f) of the United States Internal Revenue Code of 1986, as amended;

     12. Capitalised terms used and not defined herein have the respective meanings described to them in the Recapitalisation Agreement and Plan of Merger.

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

 1.  INTERPRETATION

     1.1   In this Agreement:

         (a) "Agreement and Plan of Merger" means the agreement and plan of merger dated as of 12 March 2000 and made by and among CoreComm, CoreComm Group Sub I, Inc. and Voyager.net, Inc., as amended from time to time.

         (b) "Amalgamating Companies" means CoreComm and CoreComm Merger Sub, the parties hereto;

         (c) "Amalgamated Company" means the company continuing from the Amalgamation of the Amalgamating Companies;

         (d) "Amalgamation Agreement" or "Agreement" means this Amalgamation Agreement;

         (e)  "Act" means the Bermuda Companies Act 1981;

         (f) "CoreComm Common Shares" means the issued and outstanding common shares in the capital stock of CoreComm Limited as at the Domestication Merger Effective Time.

         (g) "Domestication Merger Effective Time" means the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware, pursuant to the Delaware General Corporation Law ("DGCL"), which time is deemed to be the effective time of Amalgamation;

         (h) "Recapitalisation Agreement and Plan of Merger" means the recapitalisation agreement and plan of merger dated as of 9 March 2000 and made by and among CoreComm, ATX Telecommunications Services, Inc., Thomas Gravina, Deborah Buruchian, Michael Karp and the Florence Karp Trust, as amended from time to time.

 2.  AMALGAMATION

     Each of the Amalgamating Companies does hereby agree to amalgamate, at the Domestication Merger Effective Time, under the provisions of the Act and
     Section 252 of the DGCL and to continue as one company under the terms and conditions hereinafter set out. The Amalgamation shall occur immediately prior to the earlier of the following to occur: (i) the merger of ATX Merger Sub, Inc. with and into CoreComm Merger Sub, pursuant to the Recapitalisation Agreement and

     Plan of Merger (the "ATX Merger") and (ii) the merger of CoreComm Group Sub I, Inc. with and into Voyager.net, Inc., pursuant to the Agreement and Plan of Merger (the "Voyager Merger").

 3.  NAME, CERTIFICATE OF INCORPORATION, BY-LAWS

     3.1 The name of the Amalgamated Company shall be (i) "CoreComm Merger Sub, Inc." if the ATX Merger occurs prior to the Voyager Merger or
           (ii) "CoreComm Limited" if the Voyager Merger occurs prior to the ATX Merger and the registered office of the Amalgamated Company shall be 1013 Centre Road, City of Wilmington, County of Dover, Delaware, USA;

     3.2 The Amalgamated Company shall be governed by the Certificate of Incorporation of CoreComm Merger Sub.

     3.3 The By-laws of the Amalgamated Company shall be the By-laws of CoreComm Merger Sub, until repealed, amended or altered.

 4.  DIRECTORS

     The Board of Directors of the Amalgamated Company shall consist of the members of the Board of Directors of CoreComm Merger Sub whose names and addresses are set out in Schedule A, attached hereto, who shall hold office until the first annual meeting of the Amalgamated Company or until their successors are elected or appointed.

 5.  AUTHORISED CAPITAL

     The Amalgamated Company shall have an authorised share capital of $2,050,000 divided into 200,000,000 shares of Amalgamated Company Common Stock, par value $0.01 per share, and 5,000,000 shares of Amalgamated Company Preferred Stock, par value $0.01 per share having all the rights, conditions, restrictions and limitations set out in the Certificate of Incorporation and the By-laws of the Amalgamated Company.

 6.  CONVERSION OF SHARES; EXCHANGE PROCEDURE

     6.1 At the Domestication Merger Effective Time, by virtue of the Amalgamation and without any action on the part of CoreComm Merger Sub, CoreComm or the holders of any shares or securities thereof;

          6.1.1 each CoreComm Common Share, together with each accompanying right to acquire one one-hundredth of a share of CoreComm Series A Junior Participating Preferred Stock, stated value $1.00 per share, will be converted into one issued and fully paid share of CoreComm Merger Sub Common Stock; and

          6.1.2 each CoreComm Merger Sub Common Stock held by CoreComm immediately prior to the Domestication Merger Effective Time shall be cancelled and extinguished without any conversion thereof, and no payment shall be made with respect thereto;

     6.2 At the Domestication Merger Effective Time or as soon as practicable thereafter, the CoreComm Merger Sub Common Stock Certificates to be issued to the shareholders of CoreComm shall be deposited with the Exchange Agent, who shall exchange them for certificates of common stock of ATX Telecommunications Services, Inc., par value $.01 per share, if the ATX Merger closes.

     6.3 CoreComm Common Shares held by Dissenting Shareholders, together with each accompanying right to acquire one one-hundredth of a share of CoreComm Series A Junior Participating Preferred Stock, shall not be converted into shares of CoreComm Merger Sub Common Stock as provided in clause 6.1.1 and shall be cancelled and converted into a right to receive payment of fair value under the Act, provided that if a Dissenting Shareholder withdraws his claim, fails to perfect, effectively withdraws or otherwise loses any right to appraisal and payment under the Act such right to receive payment shall be deemed to have been converted as of the Effective Date into a right to receive shares of CoreComm Merger Sub in accordance with clause 6.1.1.

 7.  CONDITIONS OF THE AMALGAMATION

     The obligations of CoreComm and CoreComm Merger Sub to consummate the Amalgamation are subject to the satisfaction or, if permitted by applicable law, waiver by each of CoreComm and CoreComm Merger Sub in their sole discretion of either (i) the conditions set out in Article VI of the Recapitalisation Agreement and Plan of Merger or (ii) the conditions set out in Sections 9.1 and 9.3 of the Agreement and Plan of Merger.

 8.  TERMINATION

     8.1 This Agreement shall automatically terminate upon the later of (i) the termination of the Recapitalisation Agreement and Plan of Merger and (ii) the termination of the Agreement and Plan of Merger.

     8.2 In the event of the termination of this Agreement pursuant to clause 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of CoreComm Merger Sub or CoreComm or any of their respective officers or directors and all rights and obligations of any party hereto under this Agreement shall cease; provided however that nothing herein shall relieve any party from liability for any prior breach of the terms hereof.

 9.  EFFECTS OF AMALGAMATION

     9.1 The Amalgamated Company shall possess all the property, assets, rights and privileges and shall be subject to all the contracts, liabilities, debts and obligations of the Amalgamating Companies.

     9.2 All the rights of creditors against the property, assets, rights and privileges of the Amalgamating Companies and all liens upon their property, rights and assets shall be unimpaired by Amalgamation and all debts, contracts, liabilities and duties of the Amalgamating Companies shall henceforth attach to and may be enforced against the Amalgamated Company.

     9.3 No action or proceeding by or against the Amalgamating Companies shall abate or be affected by the Amalgamation but, for the purposes of such action or proceeding, the name of the Amalgamated Company shall be substituted in such action or proceeding in place of CoreComm or CoreComm Merger Sub as the case may be.

10.  GENERAL PROVISIONS

     10.1 CoreComm and CoreComm Merger Sub agree to execute and do all such acts, deeds and things as shall or may be necessary to give effect to their respective undertakings pursuant to this Agreement.

     10.2 This Agreement shall be governed by and construed in accordance with the laws of Bermuda and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of Bermuda.

SCHEDULE A
BOARD OF DIRECTORS OF AMALGAMATED COMPANY

George S. Blumenthal
J. Barclay Knapp
Alan J. Patricof
Ted H. McCourtney
Del Mintz
Warren Potash
Sidney R. Knafel

The address for each of the foregoing directors is as follows:

110 East 59th Street
26th Floor
New York, NY 10022
USA

     IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto under their respective seals as witnessed by the signatures of their proper officers.

                                          CoreComm Limited

                                          By:    /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                              Name: Richard J. Lubasch
                                              Title:   Senior Vice
                                              President -- General
                                                     Counsel

                                          CoreComm Merger Sub, Inc.

                                          By:    /s/ RICHARD J. LUBASCH
                                            ------------------------------------
                                              Name: Richard J. Lubasch
                                              Title:   President

                                                                         Annex D

                        DELAWARE GENERAL CORPORATION LAW

SEC.262. APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be primafacie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         Annex E

                                                                  March 12, 2000

Board of Directors
Voyager.net, Inc.
4660 South Hagadorn Road; Suite 320
Lansing, MI 48823

Members of the Board:

     We understand Voyager.Net, Inc. ("Voyager" or the "Company"), CoreComm Limited ("CoreComm") and CoreComm Group Sub I, Inc., a wholly owned subsidiary of CoreComm ("Acquisition Sub") propose to enter into an Agreement and Plan of Merger, dated March 12, 2000 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into Voyager. Pursuant to the Merger, Voyager will become a wholly owned subsidiary of CoreComm and each outstanding share of common stock, par value $0.0001 per share (the "Voyager Common Stock"), of Voyager other than shares held in treasury or held by CoreComm or any affiliate of CoreComm or the Company, will be converted into the right to receive $3.00 a share in cash and a certain number of shares of common stock, par value $0.01 per share (the "CoreComm Common Stock"), of CoreComm, determined pursuant to a certain formula set forth in the Merger Agreement (collectively, the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     We also understand CoreComm, ATX Telecommunications Services, Inc. ("ATX"), and the ATX Stockholders have entered into a Recapitalization Agreement and Plan of Merger dated as of March 9, 2000 (the "ATX Merger Agreement") which provides, among other things, for the acquisition of ATX through a merger of a redomiciled CoreComm with and into a wholly-owned subsidiary of ATX (the "ATX Merger"). We note the consummation of the Merger Agreement is not contingent upon the consummation of the ATX Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement and the ATX Merger Agreement.

     You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Voyager Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

     For purposes of the opinion set forth herein, we have:

         (i) reviewed certain publicly available financial statements and other information of the Company and CoreComm;

         (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company, CoreComm, and ATX prepared by the managements of the Company, CoreComm, and ATX, respectively;

         (iii) reviewed certain financial projections prepared by the managements of the Company, CoreComm, and ATX, respectively;

         (iv) discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

         (v) discussed the past and current operations and financial condition and the prospects of CoreComm, including information relating to certain strategic, financial and operational benefits anticipated from the Merger and the ATX Merger, with senior executives of CoreComm;

         (vi) discussed the past and current operations and financial condition and the prospects of ATX, including information relating to certain strategic, financial and operational benefits anticipated from the ATX Merger, with senior executives of ATX and CoreComm;

         (vii) reviewed the pro forma impact of the Merger and the ATX Merger on CoreComm's consolidated capitalization and financial ratios;

         (viii) reviewed the reported prices and trading activity for the Voyager Common Stock and the CoreComm Common Stock;

         (ix) compared the financial performance of the Company, CoreComm, and ATX and the prices and trading activity of the Company Common Stock and the CoreComm Common Stock with those of certain other comparable publicly-traded companies and their securities;

         (x) participated in discussions and negotiations among representatives of the Company, CoreComm and their legal advisors;

         (xi) reviewed the Merger Agreement, the ATX Merger Agreement and certain related documents; and

         (xii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We have relied upon the assessment of the managements of the Company, CoreComm, and ATX of their ability to retain key employees of their respective companies. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger and the ATX Merger, we have assumed they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company, CoreComm, and ATX. In addition, we have assumed the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including that the Merger will be treated as a tax-free merger and/or exchange pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, CoreComm, or ATX, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services.

     It is understood this letter is for the information of the Board of Directors of the Company, except this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the price at which the CoreComm Common Stock will trade following the announcement or consummation of any of the proposed transactions of CoreComm, and Morgan Stanley expresses no opinion or recommendation as to how the holders of the Voyager Common Stock should vote at the shareholders' meeting held in connection with the Merger.

     Based on the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of Voyager Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:
                                            ------------------------------------
                                          Scott W. Matlock
                                          Managing Director

                                                                         Annex F

PERSONAL AND CONFIDENTIAL

April 10, 2000

Board of Directors
CoreComm Limited
110 East 59th Street,
New York, NY 10022

Gentlemen:

Attached is our opinion letter dated March 12, 2000 with respect to the fairness from a financial point of view to CoreComm Limited (the "Company") of the Stock Consideration and the Cash Consideration (as defined therein), in the aggregate, to be exchanged for each share of common stock, par value $.0001 per share, of Voyager.net, Inc. ("Seller") by the Company pursuant to the Agreement and Plan of Merger, dated as of March 12, 2000, among the Company, CoreComm Group Sub I, Inc., a wholly owned subsidiary of the Company, and Seller.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

                                          Very truly yours,

PERSONAL AND CONFIDENTIAL

March 12, 2000

Board of Directors
CoreComm Limited
110 East 59th Street,
New York, NY 10022

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to CoreComm Limited (the "Company") of the Stock Consideration and the Cash Consideration (as defined below), in the aggregate, to be exchanged for each share of common stock, par value $.0001 per share ("Seller Common Stock"), of Voyager.net, Inc. ("Seller") by the Company pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of March 12, 2000, among the Company, CoreComm Group Sub I, Inc., a wholly owned subsidiary of the Company (the "MergerCo"), and Seller. Pursuant to the Agreement, MergerCo will be merged with Voyager.net (the "Merger") and each outstanding share of Seller Common Stock not owned by the Company, MergerCo or their subsidiaries, will be converted into (i) that number of shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") equal to the ratio derived from dividing $14.00 by $47.875 (the "Exchange Ratio") subject to cash in lieu of fractional shares of Company Common Stock and subject to adjustment, as more fully set forth below (the "Stock Consideration"); and (ii) cash in the amount of $3.00, without any interest thereon, plus any cash in lieu of fractional shares of Company Common Stock (the "Cash Consideration"). The Exchange Ratio will be adjusted at the effective time of the Merger as follows: (i) if the Average Trading Price (as defined below) of the Company Common Stock is greater than $56.97, then the Exchange Ratio will be adjusted such that the aggregate value (based on the Average Trading Price) of the Stock Consideration will be equal to the value the Stock Consideration would represent if the Average Trading Price were equal to $56.97 and there were no adjustments to the Exchange Ratio as contemplated by
Section 3.1 of the Agreement; (ii) if the Average Trading Price is equal to or greater than $33.03 and is less than $41.17, then the Exchange Ratio will be adjusted such that the aggregate value (based on the Average Trading Price) of the Stock Consideration will be equal to the value the Stock Consideration would represent if the Average Trading Price was equal to $41.17 and there were no adjustments to the Exchange Ratio as contemplated by Section 3.1 of the Agreement; and (iii) subject to the provisions of Section 10.1 of the Agreement, if the Average Trading Price is less than $33.03, then the Exchange Ratio will be equal to the number that it would be set to in (ii) above if the Average Trading Price was equal to $33.03. The Average Trading Price is computed as the volume weighted average trading price of Company Common Stock for 10 randomly selected trading days out of the 20 consecutive trading days ending on the last day of trading prior to the closing of the Merger.

CoreComm Limited
March 12, 2000
Page  2

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided investment banking services in conjunction with the pending acquisition of ATX Telecommunications Inc., and having been retained to undertake a study to render our opinion in connection with the transaction contemplated by the Agreement. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Seller for its own account and for the accounts of customers.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the year ended December 31, 1998; the Registration Statement on Form S-1 of Seller relating to the initial public offering of Seller, including the prospectus therein dated July 20, 1999; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Seller; certain other communications from the Company and Seller to their respective stockholders; certain internal financial analyses and forecasts for the Company prepared by the management of the Company; certain internal financial analyses and forecasts for Seller prepared by the management of Seller and approved for use in connection with this opinion by the management of the Company (the "Seller Forecasts"); and certain estimates of operating synergies projected by the management of the Company to result from the Merger (the "Synergies"). We also have held discussions with members of the senior management of the Company and Seller regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have compared certain financial and stock market information of the Company and Seller with similar financial information and stock market information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the internet service provider industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Seller Forecasts and Synergies have been reasonably prepared and reflect the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and

CoreComm Limited
March 12, 2000
Page  3

liabilities of the Company or Seller or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Stock Consideration and the Cash Consideration, in the aggregate, to be exchanged pursuant to the Agreement is fair from a financial point of view to the Company.

                                          Very truly yours,

CoreComm Limited
March 12, 2000
Page  4

                                                                         Annex G

PERSONAL AND CONFIDENTIAL

April 10, 2000

Board of Directors
CoreComm Limited
110 East 59th Street,
New York, NY 10022

Gentlemen:

     Attached is our opinion letter dated March 9, 2000 with respect to the fairness from a financial point of view to CoreComm Limited (the "Company") of the Stock Consideration and the Cash Consideration (as defined therein), in the aggregate, to be paid by the Company pursuant to the Recapitalization Agreement and Plan of Merger, dated as of March 9, 2000, among the Company and ATX Telecommunications Services, Inc. (the "Seller"), and Thomas Gravina, Debra Buruchian, Michael Karp and The Florence Karp Trust (collectively, the "ATX Stockholders") in connection with the acquisition of all of the equity interests of the ATX Stockholders in the Seller.

     The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

                                          Very truly yours,

CoreComm Limited
March 12, 2000
Page  1

PERSONAL AND CONFIDENTIAL

March 9, 2000

Board of Directors
CoreComm Limited
110 East 59th Street,
New York, NY 10022

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to CoreComm Limited (the "Company") of the Stock Consideration and the Cash Consideration (as defined below), in the aggregate, to be paid by the Company pursuant to the Recapitalization Agreement and Plan of Merger (the "Agreement"), dated as of March 9, 2000, among the Company and ATX Telecommunications Services, Inc. (the "Seller"), and Thomas Gravina, Debra Buruchian, Michael Karp and The Florence Karp Trust (collectively, the "ATX Stockholders") in connection with the acquisition of all of the equity interests of the ATX Stockholders in the Seller. Pursuant to the Agreement, the aggregate consideration will be paid to the ATX Stockholders by way of a recapitalization of the Seller followed by a merger of a subsidiary of the Seller and the Company pursuant to which each outstanding share of Company common stock, par value $.01 per share ("Company Common Stock"), will be converted into one share of ATX common stock, par value $.01 per share ("ATX Common Stock"). The directors and officers of the Company will become the directors and officers of the Seller and the name of the Seller shall be changed to the name of the Company. Pursuant to the Agreement, the ATX Stockholders will receive (i) the number of shares of ATX Common Stock equal to $500 million divided by $40.328, subject to adjustment as set forth below (the "Common Stock Consideration"); (ii) 250,000 shares of Seller Series 3% Convertible Exchangeable Preferred Stock with a liquidation preference of $1000 per share, convertible into ATX Common Stock, at an initial exercise price of $44.36 (as defined in Exhibit A to the Agreement) (the "Preferred Stock Consideration," and collectively with the Common Stock Consideration, the "Stock Consideration"); and (iii) $150 million in cash, of which up to $70 million may be paid in short term senior notes, at the Company's option, in certain events specified in the Agreement (the "Cash Consideration"). The Common Stock Consideration will be adjusted if the volume weighted average trading price of the Company Common Stock during the ten trading days prior to the closing date of the transaction is greater than $46.38 (the "Collar Stock Price"). In such a case, the number of shares of ATX Common Stock to be issued to the ATX Stockholders will be adjusted such that the aggregate value of the ATX Common Stock received by the ATX Stockholders, based on the volume weighted average trading price of the Company Common Stock during the ten trading days prior to the closing date of the transaction, is increased to equal the original value ($500

CoreComm Limited
March 9, 2000
Page  2

million) multiplied by a fraction, the numerator of which is the Collar Stock Price and the denominator of which is $40.328. The Collar Stock Price is subject to adjustment as more fully set forth in the Agreement.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Seller for its own account and for the accounts of customers.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the year ended December 31, 1998; audited cash basis financial statements of the Seller for the two years ended December 31, 1997 and draft GAAP basis financial statements of the Seller for the three years ended December 31, 1999; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain other information related to the Seller; and certain internal financial analyses and forecasts for the Company prepared by the management of the Company; certain internal financial analyses and forecasts for Seller prepared by the management of Seller and approved for use in connection with this opinion by the management of the Company (the "Seller Forecasts"). We also have held discussions with members of the senior management of the Company and Seller regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have compared certain financial information of the Company and Seller with similar financial information and stock market information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the competitive local exchange carrier and telecommunications industries and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Seller Forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the Company. In addition, we

CoreComm Limited
March 9, 2000
Page  3

have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Seller or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Stock Consideration and the Cash Consideration, in the aggregate, to be paid by the Company pursuant to the Agreement is fair from a financial point of view to the Company.

                                          Very truly yours,

                                CORECOMM LIMITED

                                     PROXY

             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                   , 2000 AT
                                LOCAL TIME AT                .

     The undersigned hereby appoints George S. Blumenthal, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the special meeting of stockholders of CoreComm
Limited to be held                , 2000 and at any adjournments or
postponements thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, as follows. The Board of Directors recommends that you vote FOR the following proposals:

     1. To approve the domestication merger proposal to merge CoreComm into a newly-formed wholly-owned Delaware subsidiary corporation for the purpose of becoming a domestic U.S. company and the related amalgamation and merger agreement.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

     2. To approve and adopt the merger agreement among CoreComm, Voyager.net, Inc. and other parties, under which Voyager.net, Inc. will merge with a wholly-owned subsidiary of domesticated CoreComm (with Voyager.net, Inc. surviving as a wholly-owned subsidiary) and common stock of domesticated CoreComm (or common stock of its successor) will be issued to the current stockholders of Voyager.net, Inc.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

     3. To approve and adopt the merger agreement among CoreComm, ATX Telecommunications Services, Inc. and other parties.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

     4. To approve the proposal to increase the authorized share capital of CoreComm to 200 million common shares and 5 million preferred shares.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

     5. In their discretion to act upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

THE BOARD OF DIRECTORS OF CORECOMM LIMITED RECOMMENDS A VOTE FOR THE APPROVAL OF
                                 EACH PROPOSAL.

     The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote FOR approval of each of the stated proposals and at the discretion of the proxy holders as to any other matter related to the proposals that may properly come before the first part of the special meeting.

     The undersigned hereby acknowledges notification of the special meeting and
receipt of the proxy statement dated                   2000, relating to the
special meeting.

                                          --------------------------------------
                                                        Signature

                                          --------------------------------------
                                                        Signature

                                          Dated                   , 2000
                                          In case of joint owners, each joint
                                          owner must sign, if signing for a
                                          corporation or partnership or as
                                          agent, attorney or fiduciary, indicate
                                          the capacity in which you are signing.

             PLEASE MARK, DATE, AND SIGN YOUR NAME AS IT APPEARS ON
                 THIS CARD AND RETURN IN THE ENCLOSED ENVELOPE.

                               VOYAGER.NET, INC.
                                     PROXY
             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                       , 2000 AT
                               LOCAL TIME AT THE
                   SECOND FLOOR CONFERENCE CENTER OF GOODWIN,
                         PROCTOR & HOAR LLP, LOCATED AT
                        EXCHANGE PLACE, 53 STATE STREET,
                          BOSTON, MASSACHUSETTS 02109.

    The undersigned hereby appoints Christopher P. Torto and James Militello, and each of them, with full power of substitution, proxies to represent the undersigned at the special meeting of stockholders of Voyager.net, Inc. to be
held on            , 2000 and at any adjournments or postponements thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, as follows. The Board of Directors recommends that you vote FOR the following proposals:

    1. To adopt the merger agreement among Voyager, CoreComm Limited and CoreComm Group Sub I, Inc., a newly formed wholly-owned subsidiary of CoreComm Limited, pursuant to which Voyager will merge with and into CoreComm Group Sub I, Inc., with Voyager continuing as the surviving corporation and as a wholly-owned subsidiary of CoreComm Limited.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

    2. In their discretion to act upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

The undersigned stockholder may revoke this proxy at any time before the votes are cast by delivering to the Secretary of Voyager either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement and Prospectus.

Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

    THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE FOR APPROVAL OF EACH OF THE STATED PROPOSALS AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER RELATED TO THE PROPOSALS THAT MAY PROPERLY COME BEFORE THE FIRST PART OF THE SPECIAL MEETING.

    The undersigned hereby acknowledges notification of the special meeting and
receipt of the proxy statement dated               , 2000, relating to the
special meeting.

                                          --------------------------------------
                                                        Signature

                                          --------------------------------------
                                                        Signature

                                          Dated                           , 2000
                                          In case of joint owners, each joint
                                          owner must sign, if signing for a
                                          corporation or partnership or as
                                          agent, attorney or fiduciary, indicate
                                          the capacity in which you are signing.

        PLEASE MARK, DATE, AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                      AND RETURN IN THE ENCLOSED ENVELOPE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS................     1
SUMMARY.....................................................     7
   The Companies............................................     7
   Summary Description of the Transactions..................     9
      The Merger Between CoreComm and Voyager...............    10
      The Merger Between CoreComm and ATX...................    16
      The Domestication Merger..............................    23
      The Increase in Share Capital.........................    24
   Recommendations to Shareholders of CoreComm and
      Stockholders of Voyager...............................    24
   The Special Meetings.....................................    25
      The CoreComm Special Meeting..........................    25
      The Voyager Special Meeting...........................    26
   Risk Factors.............................................    26
   About this Joint Proxy Statement and Prospectus..........    27
   Summary Unaudited Pro Forma Financial Data of the
     Combined Company.......................................    28
   Summary Historical Financial Data of CoreComm............    29
   Summary Historical Financial Data of Voyager.............    30
   Summary Historical Financial Data of ATX.................    32
   Summary Pro Forma Per Share and Other Data...............    33
RISK FACTORS................................................    35
      Risk factors relating to New CoreComm's business......    35
      Risk factors relating to New CoreComm's capital
       structure............................................    46
      Risk factors relating to the Merger Transactions......    49
      General risk factors..................................    50
      Risk factors related to Voyager that will be
       applicable to New CoreComm primarily because of the
       completion of the Voyager merger.....................    50
      Risk factors relating to the terms of the Voyager
       merger agreement.....................................    51
      Risk factors related to ATX that will be applicable to
       New CoreComm primarily because of the completion of
       the ATX merger.......................................    53
         Risk factors relating to the business of ATX.......    53
         Risk factors relating to the terms of the ATX
          merger agreement..................................    54
      Special Note Regarding Forward-Looking Statements.....    54

                                                              PAGE
                                                              ----
ABOUT THE COMPANIES.........................................    56
   CoreComm Limited.........................................    56
   Voyager.net, Inc.........................................    56
      Industry Background...................................    56
      Voyager...............................................    57
      Voyager Service Offerings.............................    59
      Sales and Marketing...................................    61
      Customer Service and Technical Support................    62
      Network and Technology................................    63
      Competition...........................................    64
      Government Regulation.................................    66
      Intellectual Property.................................    67
      Employees.............................................    68
      Properties............................................    68
      Litigation............................................    68
   ATX Telecommunications Services, Inc.....................    68
      Business Strategy.....................................    69
      Products and Services.................................    70
      Sales, Marketing and Distribution.....................    71
      Customers and Proprietary Systems.....................    72
      ATX Network Architecture..............................    72
      Competition...........................................    73
      Employees.............................................    73
      Properties and Facilities.............................    74
      Litigation............................................    74
      Government Regulation.................................    74
      Intellectual Property.................................    74
GOVERNMENT REGULATION OF THE TELECOMMUNICATIONS SERVICES
   BUSINESS.................................................    75
      Overview..............................................    75
      Telecommunications Act of 1996........................    75
      Removal of Entry Barriers.............................    76
      Interconnection with Local Exchange Carrier
       Facilities...........................................    76
      Local Exchange Carrier Entry into New Markets.........    80
      Relaxation of Regulation..............................    80
      Universal Service and Access Charge Reform............    81

                                                              PAGE
                                                              ----
      Federal Regulation Generally..........................    82
      State Regulation Generally............................    84
      Regulation and Resellers..............................    85
      Local Government Authorizations.......................    85
      Local Multipoint Distribution Service.................    86
      Future International Operations.......................    86
      Internet Regulation...................................    87
THE MEETINGS................................................    88
      Times and Places; Purposes............................    88
      The CoreComm Special Meeting..........................    89
      The Voyager Special Meeting...........................    90
      Stockholders Proposals................................    92
THE MERGER TRANSACTIONS.....................................    94
   The Merger between CoreComm and Voyager..................    94
      Background of the Merger between CoreComm and
       Voyager..............................................    94
      Recommendation of the Board of Directors of CoreComm;
       Reasons for the Merger...............................    98
      Recommendation of the Board of Directors of Voyager;
       Reasons for the Merger...............................   100
      The Opinion of Goldman Sachs..........................   104
      The Opinion of Morgan Stanley.........................   110
      Interests of Certain Parties in the Merger--Voyager
       Affiliates...........................................   117
      Accounting Treatment..................................   119
      Appraisal Rights......................................   119
      Appraisal Rights Procedures...........................   119
   The Merger between CoreComm and ATX......................   123
      Background of the Merger between CoreComm and ATX.....   123
      Recommendation of the Board of Directors of CoreComm;
       Reasons for the ATX Merger...........................   126
      The Opinion of Goldman Sachs..........................   129
      Interests of Certain Parties in the Merger -- CoreComm
       Affiliates...........................................   136
      Accounting Treatment..................................   136
      Appraisal Rights......................................   136
   The Domestication Merger.................................   137
      Principal Reasons for the Domestication Proposal......   137
      Appraisal Rights......................................   137
   The Increase in Share Capital............................   138

                                                              PAGE
                                                              ----
THE MERGER AGREEMENTS.......................................   139
   The Merger Agreement between CoreComm and Voyager........   139
      General...............................................   139
      Merger Consideration..................................   139
      Adjustments to Stock Consideration....................   139
      Adjustments to Stock and Cash Consideration...........   141
      Effective Time of the Voyager Merger..................   141
      Voyager Stock Options.................................   142
      Exchange of Certificates..............................   142
      Representations and Warranties........................   143
      No Solicitations......................................   145
      Conduct of the Business...............................   146
      Conduct of Business by CoreComm.......................   147
      Meetings of Stockholders; Obligations to Recommend....   148
      Tax-Free Treatment....................................   148
      Consents and Approvals................................   149
      Listing Application...................................   149
      Proxy Statement; Registration Statement...............   149
      Expenses..............................................   149
      Officers' and Directors' Indemnification..............   149
      Employee Benefits.....................................   149
      Reincorporation.......................................   150
      The ATX Merger........................................   150
      Other Actions.........................................   151
      Notification of Specified Events......................   151
      Conditions to Obligation of Each Party to Complete the
       Voyager Merger.......................................   152
      Additional Conditions to Obligations of CoreComm to
       Complete the Voyager Merger..........................   153
      Termination...........................................   153
      Termination Fee.......................................   155
      Amendments............................................   155
      Assignment to New CoreComm............................   155
      Related Agreements....................................   156

                                                              PAGE
                                                              ----
   The Merger Agreement Between CoreComm and ATX............   160
      General...............................................   160
      Effective Time of the Merger..........................   164
      Exchange of Certificates..............................   164
      Representations and Warranties........................   165
      Covenants.............................................   166
      No Solicitation of Transactions.......................   171
      Indemnification.......................................   171
      Indemnification and Escrow............................   172
      Conditions to the Merger..............................   172
      Termination...........................................   174
      Related Agreements....................................   175
      The Domestication Merger Agreement....................   179
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS FOR
   CORECOMM.................................................   180
      Conflict of Interest..................................   180
      Services Provided by NTL..............................   180
      Other Services........................................   180
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS FOR ATX......   181
      ATX Properties and Facilities.........................   181
      ATX 401(k) Plan and Health Benefit Plans..............   181
      ATX Liability Insurance Plans.........................   181
      Letters of Credit.....................................   181
      Loans by ATX to Thomas Gravina and Debra Buruchian....   182
      Indebtedness of ATX to Michael Karp...................   182
      Provision of Services to ATX by University City
       Housing..............................................   182
MARKET PRICE AND DIVIDEND POLICY............................   183
      CoreComm..............................................   183
      Voyager...............................................   184
      ATX...................................................   184
MANAGEMENT OF NEW CORECOMM..................................   185
   Directors, Executive Officers and Other Key Employees....   185
   Executive Compensation...................................   187

                                                              PAGE
                                                              ----
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
   MANAGEMENT...............................................   192
   CoreComm.................................................   192
   ATX......................................................   193
COMPARISON OF STOCKHOLDER RIGHTS............................   194
   Comparison of Rights of Shareholders of CoreComm Limited
     (Bermuda) and CoreComm or New CoreComm.................   194
         General............................................   194
         Bermuda and Delaware Corporate Law.................   194
         Authorized Capital Stock...........................   194
         Voting Rights with Respect to Extraordinary
          Corporate Transactions............................   195
         Dissenters' Rights.................................   195
         Derivative Suits...................................   196
         Special Meetings of Stockholders...................   197
         Amendments to Charter..............................   197
         Anti-takeover Statutes.............................   198
         Limitations on Director Liability..................   198
         Indemnification of Directors and Officers..........   199
         Inspection of Books and Records; Shareholder
          Lists.............................................   199
         Preemptive Rights..................................   200
         Dividends..........................................   200
         Voting Rights and Quorum Requirements..............   200
         Number and Qualifications of Directors; Size of
          Board.............................................   201
         Removal of Directors...............................   202
   Comparison of Rights of Shareholders of New CoreComm and
     Voyager................................................   202
         Capitalization.....................................   202
         Number of Directors................................   203
         Classification of Board of Directors...............   203
         Quorum for Meeting -- Directors....................   203
         Anti-Takeover Provisions...........................   204
         Election of Directors..............................   204
         Removal of Directors...............................   204
         Filling Vacancies on the Board of Directors........   205
         Special Stockholder Meetings.......................   205
      Stockholder Action By Written Consent.................   205
      Limitation of Personal Liability of Directors and
       Indemnification......................................   205

                                                              PAGE
                                                              ----
      Dividends.............................................   206
      Amendments to Certificate of Incorporation............   206
      Amendments to By-laws.................................   207
DESCRIPTION OF THE CAPITAL STOCK OF THE RESULTING COMPANY...   208
      General...............................................   208
      New CoreComm Common Stock.............................   208
      Special Charter Provisions............................   209
      Section 203 of the Delaware General Corporation Law...   212
      The Shareholder Rights Plan...........................
      Transfer Agent and Registrar..........................
   3% Convertible Preferred Stock...........................   212
MORE ABOUT THE COMPANIES....................................   216
   CoreComm Limited.........................................   216
      Unaudited Pro Forma Financial Data....................   216
      Notes to the Unaudited Pro Forma Financial Data.......   225
      Management's Discussion and Analysis of CoreComm
       Financial Condition and Results of Operations........   230
   Voyager.net, Inc. .......................................   231
      Pro Forma Condensed Consolidated Financial Statements
       (Unaudited)..........................................   231
   Management's Discussion and Analysis of Voyager Financial
     Condition and Results of Operations....................   234
   ATX......................................................   240
      Management's Discussion and Analysis of ATX Financial
       Condition and Results of Operations..................   240
WHERE YOU CAN FIND MORE INFORMATION.........................   245
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....   248
      Treatment of CoreComm Shareholders....................   249
      Treatment of Voyager Shareholders.....................   250
      Tax Implications to CoreComm, ATX and Voyager.........   250
      Reporting Requirements................................   250
LEGAL MATTERS...............................................   251
INDEPENDENT AUDITORS........................................   251
VOYAGER.NET, INC. FINANCIAL STATEMENTS......................   F-1
ATX TELECOMMUNICATIONS SERVICE GROUP FINANCIAL STATEMENTS...  F-23

Annex A   --   The Merger Agreement with Voyager
Annex B   --   The Merger Agreement with ATX
Annex C   --   The Amalgamation Agreement
Annex D   --   Delaware General Corporation Law -- Appraisal Rights
Annex E   --   Opinion of Morgan Stanley & Co.
Annex F   --   Opinion of Goldman Sachs & Co. -- Voyager
Annex G   --   Opinion of Goldman Sachs & Co. -- ATX

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-K

|X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999

                                       OR

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        FOR THE TRANSITION PERIOD FROM TO

                           COMMISSION FILE NO. 0-24521

                                CORECOMM LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            BERMUDA                                                  13-4068932
                (STATE OR OTHER JURISDICTION OF                                   (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                   IDENTIFICATION NO.)

                              CEDAR HOUSE                                     SECRETARY CORECOMM LIMITED
                            41 CEDAR AVENUE                                      110 EAST 59TH STREET
                       HAMILTON, HM 12, BERMUDA                                   NEW YORK, NY 10022
                            (441) 295-2244                                          (212) 906-8485
                   (ADDRESS, INCLUDING ZIP CODE, AND                      (NAME, ADDRESS, INCLUDING ZIP CODE,
                 TELEPHONE NUMBER, INCLUDING AREA CODE                 AND TELEPHONE NUMBER, INCLUDING AREA CODE
             OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                        OF AGENT FOR SERVICE)

        SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT: NONE

           SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                                (TITLE OF CLASS)

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. |X| Yes |_| No

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. |_|

     The aggregate market value of the Registrant's common stock held by non-affiliates at March 23, 2000, valued in accordance with the Nasdaq Stock Market's National Market closing sale price for the Registrant's common stock, was approximately $1,572,478,000.

     Number of shares of Common Stock outstanding as at March 23, 2000:
39,297,458

                       DOCUMENTS INCORPORATED BY REFERENCE

     DOCUMENT                                             PART OF 10-K IN WHICH
                                                              INCORPORATED

Definitive proxy statement for the 2000 Annual Meeting
of the Stockholders of CoreComm Limited                         Part III

     This Annual Report on Form 10-K for the year ended December 31, 1999, at the time of filing with the Securities and Exchange Commission, modifies and supersedes all prior documents filed pursuant to Section 13, 14 and 15(d) of the Securities Exchange Act of 1934 for purposes of any offers or sales of any securities after the date of such filing pursuant to any Registration statement or Prospectus filed pursuant to the Securities Act of 1933 which incorporated by reference this Annual Report.

         "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
                              REFORM ACT OF 1995:

     Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Registrant, or industry results, to be materially different from those contemplated or projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, industry trends, the Registrant's ability to continue to design and build its network, install facilities, obtain and maintain any required government licenses or approvals and finance construction and development, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, the impact of new business opportunities requiring significant up-front investment, Year 2000 readiness and availability, terms and deployment of capital.

                                TABLE OF CONTENTS

                                                                                                           PAGE

PART I
ITEM 1.        BUSINESS                                                                                      2
ITEM 2.        PROPERTY                                                                                     29
ITEM 3.        LEGAL PROCEEDINGS                                                                            29
ITEM 4.        SUBMISSION OF MATTERS TO A VOTE OF STOCKHOLDERS                                              29
PART II
ITEM 5.        MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED
               STOCKHOLDER MATTERS                                                                          30
ITEM 6.        SELECTED FINANCIAL DATA                                                                      30
ITEM 7.        MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
               OPERATIONS AND FINANCIAL CONDITION                                                           31
ITEM 7A.       QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK                                    36
ITEM 8.        FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                                                  37
ITEM 9.        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
               ACCOUNTING AND FINANCIAL DISCLOSURE                                                          37
PART III
ITEMS 10, 11, 12 AND 13                                                                                     37
PART IV
ITEM 14.       EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON
               FORM 8-K                                                                                     37
EXHIBIT INDEX                                                                                               38
SIGNATURES                                                                                                  39
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                                                                 F-1

                                     PART I

ITEM 1.  BUSINESS

INTRODUCTION


    We are a holding company whose main asset is our wholly-owned subsidiary, CoreComm, Inc. We intend to pursue other opportunities (in addition to those through CoreComm, Inc.) in the telecommunications industry as they arise.

    We are an innovative communications company that provides integrated telephone, Internet and data services to business and residential customers in targeted markets throughout the United States. We are exploiting the convergence of telecommunications and information services through our "Smart LEC(SM)" network strategy. Our Smart LEC (Local Exchange Carrier) network strategy involves the ownership of switches and the leasing of the unbundled local loop combined with the provisioning of an IP-based, national network. This configuration of local and national owned and leased facilities allows us to deliver a wide range of communications services over a network architecture which we design to be capital efficient and primarily requires success-based incremental capital. Our goal is to expand our facilities, geography and services to become a leading switch-based communications provider in selected major markets across the United States.

    We currently offer local and long distance telephone, Internet access and high-speed data services to business and residential customers located principally in the following states: Ohio, Illinois, Michigan, New York and Massachusetts. As of December 31, 1999, we had more than 100,000 business and residential local telephony access lines in service and approximately 95,000 Internet customers. We currently operate an asynchronous transport mode (ATM) network, which connects approximately 90 cities using approximately 50,000 route miles of leased broadband circuits. This network will allow us to take advantage of economies of scale in the delivery of voice, video and data. We have been developing our multi-service offerings since 1996 and have recently expanded our products to include high speed services utilizing Digital Subscriber Line (DSL) technology. With DSL, a single copper loop can be used to deliver telephony and high speed data services simultaneously. We are currently in various stages of constructing our Smart LEC network in six of the largest markets in the U.S., which represent approximately 18 million access lines.

    Management's approach to its network, back office and customer acquisition will be critical to our success, as well as the following key components of our strategy:

    o target large, underserved segments in concentrated metropolitan areas, addressing the underlying demand for consumer choice in traditional telephony as well as growing demand for high-speed data services;

    o capture multiple revenue streams through offering customers bundled service offerings, differentiated from other providers;

    o deliver "Internet Centric" product offerings and support to our customers;

    o    leverage proven management talent; and

    o utilize Smart LEC strategy to maximize speed to market, minimize investment risk and increase returns on capital.

Business Strategy Overview

    A core part of our business strategy is to offer bundled communications services, including local and long distance telephony services, Internet access and high speed data services, all with a single bill. We believe that an integrated telephony and Internet strategy utilizing DSL technology will be particularly appealing to our targeted customer base and will significantly enhance our ability to attract, retain and gain additional revenues from our subscribers.

    Our service offerings are based on the following customer proposition:
"Customers buy what they need and pay for what they get." We combine and price our products to give the customer increased flexibility, choice, and "value for money," while also enhancing convenience and simplicity. With this strategy, we believe that we can capture a larger share of our customers' communications expenditures and increase customer retention. In addition, we are currently investigating ways to add video services, including multichannel television, as a part of our bundled offerings. Our bundling of services is differentiated from other incumbent operators because we face fewer regulatory requirements, and can often be differentiated from other operators because we are not constrained by the technical limits or cost structure of a less advanced or less capital efficient network architecture. We believe that our DSL proposition is especially important as we compete against data service providers utilizing cable modems, who have difficulty guaranteeing a direct correlation between price paid and speed of access received.

    The Internet is a key management tool in the marketing, provisioning and billing of our services, as well as in the ongoing support of our customers. We also use the Internet as a sales tool by attracting customers through our web site, www.core.com. We are actively developing and incorporating systems to deliver "Internet Centric" operational support systems which are planned to add functionality in the areas of electronic billing, web-based customer care and e-commerce and e-services. We use the Internet as an efficient means of communication with our business and residential customers, providing on-line sign-up and self-provisioning of services. We believe that using the Internet to communicate with the customer will be not only convenient for the customer, but will also increase our operating efficiency. We believe that by encouraging the self-provisioning of communications products, especially in the broader residential market, we will particularly attract the most data-intensive and higher margin customers at lower customer acquisition and operating costs.

    We intend to focus on both residential and small to medium-sized business customers, including the Small Office/Home Office (SOHO) market, located in major metropolitan areas in the United States. These segments contain many communications-intensive customers that we believe are often underserved by both existing incumbent carriers and new entrants. We seek to attract customers in these segments by offering innovative services, superior customer service and overall value. By targeting both of these sectors, we expand our potential revenue base, leverage our marketing costs over a greater number of potential customers and increase network utilization with more subscribers. We believe that marketing and provisioning through the Internet will allow us to deploy our strategy more rapidly than we could with only a direct sales force.

Continuity of Management

    Our management has extensive experience in developing and marketing bundled communications services, building proprietary back office systems to support residential and business customers, and designing and constructing large integrated communications networks. Our management team's accomplishments in the telecommunications industry span nearly 20 years. There are several members of this team that have worked together for a decade or more:

    o Our President and Chief Executive Officer, Barclay Knapp, was a member of the original management team at Cellular Communications, Inc. (CCI), which was an original applicant for cellular licenses in the United States in 1982. Mr. Knapp is also the President and CEO of NTL Incorporated.

    o Our Chairman, George Blumenthal, was a member of the original management team of Cellular Communications, Inc. Mr.
         Blumenthal also serves as the Chairman of NTL.

    o Our Chief Operating Officer, Patty Flynt, joined Cellular Communications, Inc. in 1989, where she was the director of its Management Information Services division. Ms. Flynt also served as the MIS director at NTL.

    In the key areas of our operations, our management includes individuals who have worked with CCI, NTL and their historical affiliates for many years and have significant telecommunications industry experience. Below is a partial list of several of those individuals and their area of expertise:



                                                              PREVIOUS HISTORICAL
    NAME                              OPERATIONAL AREA        AFFILIATES             YEAR JOINED
    ----                              ----------------        -------------------    -----------

    Thomas S. DellaRocco.....        Networks                 CCI, NTL                   1984
    Stefan Eckert............        Sales                    CCI                        1985
    Beth K. Fisher...........        Customer Operations      CCI                        1985
    Kimberly K. Liston.......        MIS                      CCI, NTL                   1990
    Donald B. Miller.........        Marketing                CCI                        1986
    Paul J. Nelson...........        Sales                    CCI                        1991
    Chris Y. Skudder.........        Customer Operations      CCI, NTL                   1992
    Richard J. Lubasch.......        General Counsel          CCI, NTL                   1986
    Gregg N. Gorelick........        Financial Controller     CCI, NTL                   1986


    The continuity of this team is due to their success in working together throughout the corporate lineage that began with Cellular Communications, Inc. in 1981. In addition to these individuals, there are other members of our management team and staff who were part of CCI, or part of a later joint venture between CCI and AirTouch Communications, Inc. that was formed in 1991. Several of our directors have also been involved with each of these companies. CCI was acquired by AirTouch Communications, Inc. in 1996.

    Out of Cellular Communications, Inc., several publicly traded companies were spun-off. Our management team developed these other communications companies:

    o NTL Incorporated, a telecommunications, cable television and Internet provider which operates principally in the United Kingdom and Continental Europe. Giving effect to recently announced acquisition agreements, NTL's franchise areas cover approximately 12 million homes, representing approximately 50% of the homes and an even larger share of the businesses in the United Kingdom. NTL has already achieved an industry leading customer penetration rate of 48% in the original areas it built-out and marketed.

    o Cellular Communications of Puerto Rico, Inc. (CCPR), which operated the dominant cellular business in Puerto Rico and the U.S. Virgin Islands, and from which CoreComm Limited was spun-off in 1998.

    o Cellular Communications International, Inc. (CCIL), which was a co-founder of Ominitel Pronto Italia, S.p.A., which owns the second cellular license in Italy.

    The core management team remained intact and guided the above companies to substantial success, culminating in the acquisitions of each of CCI, CCIL and CCPR by major telecommunications companies.


     COMPANY                                             TRANSACTION
     -------                                             -----------

       Cellular Communications, Inc.                     Acquired by AirTouch for $2.5 billion (August
                                                         1996)
       Cellular Communications International, Inc.       Acquired by Mannesman and Olivetti for $1.8
                                                         billion (March 1999)
       Cellular Communications of Puerto Rico, Inc.      Acquired by SBC Communications, Inc. for $814
                                                         million (August 1999)


Communications Industry

    We are participating in the large and rapidly changing U.S. wireline telecommunications industry. We believe that the wireline telecommunications industry benefits from positive price elasticity, as well as growing, non-cyclical demand for services. According to the U.S. Census Bureau, the total wireline segment of the U.S. telecommunications market was estimated to be approximately $208 billion in 1998. Approximately 50% of this revenue is derived from local service and network access. In addition, demand for access to the Internet and data services is having a significant effect on the U.S. communications industry, and is expected to continue its rapid growth. Various estimates project this segment to grow significantly over the next several years.

    As demonstrated on the chart below, as a wireline telecommunications services provider, CoreComm is operating in the largest of the communications related industries, which represents significant market opportunities for us:

       INDUSTRY                                      U.S. MARKET SIZE                HISTORY
       --------                                      ----------------               --------
       Wireline Telecommunications                   $208 billion(1998)(1)          120 years
       TV Broadcasting                                 35 billion(1998)(2)           60 years
       Cellular                                        42 billion(1998)(1)           17 years
       Cable & Satellite                               34 billion(1998)(2)           50 years
       Radio                                           15 billion(1998)(2)           70 years
--------------

(1) Source: U.S. Census Bureau

(2) Source: Euromonitor International Inc.


The Smart LEC(SM) Overview

    Our Smart LEC strategy is designed to allow us to enter communications markets rapidly and to offer a variety of operating benefits, including: improved operating margins, enhanced control of the customer experience, success-based capital expenditures, and higher overall returns on capital. In addition, we believe that the efficiency and broad reach of this network strategy, in conjunction with our diversified product offering, enable us to operate under a business plan which requires only a small share of each of our target markets for a successful return on investment.

    The Smart LEC network strategy combines the building and owning of key network facilities with the leasing of other services from the Incumbent Local Exchange Carriers (ILECs) and other telecommunications carriers under the following general principles:

    We build those parts of the network which we believe:

    o    significantly improve operating margins;

    o    are necessary to enhance the services to the customer; and

    o    are not generally available from other providers.

    Conversely, we lease those portions of the network which we believe:

    o    are disproportionately expensive to build;

    o    are readily available to be leased economically from other providers;
         and

    o    do not impact our ability to interact with the customer.

    We have deployed our Smart LEC facilities in Columbus, Ohio, Cleveland, Ohio and Chicago, Illinois and are currently developing three additional markets:
Detroit, Michigan, New York, New York and Boston, Massachusetts. These six markets comprise approximately 18 million total access lines. In connection with these markets, we are in the process of establishing collocation facilities in approximately 133 ILEC central offices. We have also identified approximately 30 additional markets where we intend to deploy our Smart LEC network in 2000-2002. We currently deliver our Internet services over our broadband ATM network, which has approximately 125 points of presence and approximately 50,000 route miles of leased broadband circuits throughout the United States.

    Based upon our historical experience we are developing sophisticated proprietary integrated systems and procedures that support all aspects of our business, including customer provisioning systems, billing systems, and customer care and collections support systems. Additionally, our systems support electronic bonding with the ILEC in each of our markets. We believe that an effective back office is essential to efficiently serving our customers and achieving successful overall customer satisfaction and retention.

BUSINESS STRATEGY

    Our objective is to become a leading provider of integrated communications services in our target markets. We believe that we will successfully compete with the incumbent operators and achieve attractive returns on capital by pursuing the following key strategies:

    Provide Services to both Business and Residential Customers. We focus on marketing and packaging our services with product offerings that are tailored to small-to-medium-sized business customers and communications-intensive residential markets. Because our networks are capital efficient and because we lease the "last mile" to the customer, we believe that our business model uniquely allows us to serve profitably both the business and residential communities. We believe that each segment offers certain advantages: the small-to-medium-sized business market offers high volume and revenue per customer, as well as increased geographical concentration of users; the residential market offers a large, undeserved, growing market with significantly less competition from other providers. For example, in Ohio we are one of only a few competitive providers that market local telecommunications services to the residential market. In addition, targeting both sectors allows us to leverage the fixed cost aspects of our network and operations.

    Offer Bundled Services. We provide our customers with "one-stop shopping," offering local and long distance telephony, Internet and data services. Our services are packaged and priced in bundles which give the customer increased flexibility, choice, and "value for money". We emphasize offerings which are easy to value by the consumer, and allow them to "buy what they need and pay for what they get." We typically offer a platform of basic services and then create ways for customers to add additional services easily and conveniently according to customer preferences. Our current service offerings include: local dial tone and local calling; enhanced telephony features, such as call waiting; long distance calling services; dial-up and dedicated Internet access; and data services. Our integrated offerings enhance convenience by giving the customer one point of contact for all of these services, providing the services on a single bill and simplifying the decision-making process. In addition to attracting customers, we believe this strategy also improves our profitability by increasing our average revenue per customer with additional higher margin services, reducing customer acquisition and other operating costs, and improving customer retention.

    Own and Operate Capital Efficient Networks. Our strategy is to provide our full range of communications services over our capital efficient, switch-based network infrastructure which combines the building of key network facilities with the leasing of other elements from the ILEC or other telecommunications carriers. We believe that our network strategy offers a variety of benefits including: attractive operating margins, control of the customer experience, greater speed to market, broad geographic reach, ability to serve both businesses and residential customers, success-based capital expenditures, and higher overall returns on capital.

    "Internet Centric" Strategy. We use the Internet as a key tool of our business strategy. First, Internet access is one of our core service offerings. We believe that demand for access to the Internet will continue to grow rapidly in both the business and residential markets, and that our bundled Internet and telephony product offerings will be attractive to potential customers. Second, we currently use our www.core.com web site as a sales tool where customers can sign up for service, to increase awareness about CoreComm and our products and services, and to access the large and growing number of users of the World Wide Web. We also intend to use the Internet to be able to efficiently communicate with virtually every CoreComm customer. We will provide on-line sign-up, feature selection, billing, moves/adds/changes, and customer care. We currently offer customers the ability to sign up online and the option to receive their bills via e-mail, and are in the process of expanding our systems for these additional on-line services. We believe that communicating with the customer electronically will significantly increase our operating efficiency by reducing our sales costs, customer service costs and billing costs, as well as our bad debt expense. We also believe that this strategy will provide added convenience for the customer, which will further differentiate us from our competitors.

    Effective Marketing Over Wide Areas. We develop and utilize effective and efficient marketing techniques to attract customers. We believe that our network will allow us to leverage our fixed cost infrastructure to reach wide geographic areas within our target markets. In addition, the ability to resell ILEC services expands our overall potential service area even further. Our ability to offer targeted, customer-convenient services over wide areas enables us to utilize mass marketing strategies and other efficient methods of communicating our offerings to our potential customers. We believe that these initiatives will increase the awareness of the CoreComm brand and attract new customers in our target markets.

    Distinguish CoreComm From Its Competitors. Our strategies seek to differentiate us from other communications providers. To satisfy customer needs, we offer an integrated bundle of services that is not typically offered by a single provider, and package these services into product offerings that are unique in their emphasis on simplicity, choice and flexibility. We can differentiate our service offerings in part because we are less constrained by regulatory requirements than ILECs, and not as limited by less capital efficient networks as other operators. In addition, we offer customer service and support which is superior to what customers have often experienced in the past with their ILEC or other providers. We have developed our own sophisticated back office systems to enable us to do so effectively and efficiently. We believe that our on-line billing and customer service will further differentiate the way we interact with customers. Through these and other factors, we try to create an image for CoreComm that emphasizes us as an important member of the community, offering our services over broad areas, to both business and residential customers, with superior reliability and service. We believe differentiating CoreComm in this manner will help us attract and retain our customers.

    Leverage Experience of Proven Management. Our management team has had significant experience in developing several successful communications companies in the U.S., the United Kingdom and other countries. We believe that our management's experience will enhance our ability to execute our business plan, and will contribute to our overall operational success and results. Our management has designed attractive, bundled communications services and product offerings. In addition, our management has previously developed its own internal systems for billing, MIS and customer care. We believe that a high quality back office is critical for effectively and efficiently serving the customer. Many members of our management team have worked together for 10 to 15 years. Our senior management founded and operates NTL Incorporated, a large telecommunications, cable television and Internet provider which operates principally in the United Kingdom and Continental Europe. At NTL, management has had experience competing against incumbent operators by offering business and residential customers bundled packages of integrated communications services, including telephony, cable TV and Internet access. NTL has developed creative marketing and packaging strategies which have delivered industry leading customer penetration rates (48% versus the industry average of 32%) and churn rates which are less than half the industry average. Our senior management has also been involved with other communications ventures, including Cellular Communications, Inc., Cellular Communications of Puerto Rico, Inc., and Cellular Communications International, Inc. which operated cellular businesses in Ohio and Michigan, Puerto Rico, and Italy, respectively. In these ventures, our management has typically achieved successful operating results, developed significant experience competing against incumbent operators, built and maintained sophisticated communications networks and back office support systems, and gained recognition in the communications industry and the capital markets. CoreComm represents an effort to capitalize on this history of experience and operational success to exploit the significant communications opportunities in the U.S.

    Expand Through Strategic Acquisitions. We have expanded and grown our operations through strategic acquisitions. We look for acquisitions that enhance our ability to execute our business strategy, including adding complementary network and facilities, increasing revenues, and gaining management talent. To this end, in 1999 we completed the acquisitions of MegsINet Inc. ("MegsINet"), a Chicago based Internet service provider, and the assets of USN Communications, Inc. ("USN"), a CLEC in the midwest and northeast providing service to business customers. In addition, we recently announced that we have entered into definitive agreements to acquire ATX Telecommunications, Inc. ("ATX"), a "smart build" CLEC and integrated communications provider serving the mid-Atlantic states, and Voyager.net, Inc. ("Voyager.net"), the largest independent full service Internet communications company in the midwest and Great Lakes region. We intend to continue to pursue acquisition opportunities which would accelerate the growth and success of our operations.

THE SMART LEC(SM) NETWORK

    The Smart LEC strategy allows us to implement our own switch-based telecommunications network without the significant additional expense, time commitment and general financial risk of building our own complete local loops and transmission facilities. We believe this strategy will improve our overall return on capital and lower the level of risk associated with the execution of our business plan, based on the following general advantages:

     o reduced capital expenditures associated with leasing rather than building complete local loop and transport facilities;

     o   greater certainty of return from success-based capital spending;

     o increased network utilization as a result of the access to multiple revenue streams and the ability to increase leased capacity incrementally; and

     o lower overall market penetration requirements as a result of reduced network costs.

Advantages of the Smart LEC network

        We believe that this network strategy offers a variety of specific benefits including:

        Lower Overall Cost -- We believe that the Smart LEC network can be deployed at a much lower cost than building conventional networks. The cost of conventional networks includes the cost of all of the network facilities included in the Smart LEC build, plus the construction of conduit, transport capacity and associated infrastructure to connect network access points, switch facilities and customers. The deployment of these transmission route components involves significant expense, and their elimination under our strategy considerably decreases our capital expenditure requirements. Whereas the construction of full network facilities has been estimated to cost between $1,000 to $3,000 per line, depending on the specifications of the network, we estimate that our Smart LEC network will cost less than $500 per line, while still providing comparable basic telephony services and additional advanced services.

        Lower Required Customer Penetration -- Due to the reduced cost of building the Smart LEC network, our business model requires a lower level of customer penetration to be successful as compared to a full-facilities network. Because there is a reduced amount of up-front investment, we believe that we can gain profitability and a sufficient return on capital with a relatively small percentage of market share. This advantage not only lowers our exposure to risk, but also gives us the flexibility to design our offerings to target a specific subscriber base of communications-intensive users without the requirement of necessarily attracting a large portion of the market. The ability to serve both business and residential customers also increases our potential overall market.

        Success-based Capital Expenditures -- An additional benefit of our Smart LEC network is the "success-based" cost structure of the capital expenditures. Conventional full-facilities networks typically require the network construction to be fully completed in advance of obtaining customers, generating high initial capital expenditures. Under our Smart LEC strategy, certain switch and access facilities are installed ahead of time, but the majority of capital is invested to increase the capacity of the network based on our success in attracting customers. We can therefore enter a market with a significantly lower up-front investment, and add facilities and leased capacity over time as we grow our customer base. A significant portion of our network expenses can therefore be incurred later and with more certain returns.

        Control of the Customer Experience -- We believe that having greater control over the services that we offer enhances our ability to improve the overall customer experience. Through the facilities which we install, we have control over the services provided to customers, including the operation of features, phone numbers, and line testing and servicing. Control over the implementation of the products enables us to better manage the service and to more easily offer custom packages of products and features. We believe that our delivery and marketing of targeted, customer-convenient, easy-to-understand packages differentiates us from our competition.

        Ability to Serve Business and Residential Customers -- Our Smart LEC network architecture is designed to reach both business and residential customers. Because we are leasing rather than building the local connection to the customer, we believe we can economically reach the residential market despite its lower density relative to the business market. As a result, we are able to reach and serve the significant consumer segment, which has typically had significantly fewer competitors than the business segment. In addition, there are significant synergies which accrue from the ability to serve both business and residential market segments, including benefits to our marketing, service operations and network utilization.

        Higher Operating Margins -- We believe that deploying key network infrastructure will enable us to achieve significantly higher gross margins than the margins obtained under total service resale. Total service resale, which is the resale of complete services from ILECs without installing owned facilities, typically generates gross profit margins of approximately 20-25%. Under the Smart LEC strategy, rather than reselling the entire service, we will be leasing only certain unbundled network elements, such as local loops and transport. We will use our own facilities for network interconnection, switching, features, and other network elements. By design, the facilities which we own and install are those which have a significant positive impact on our gross margins. By utilizing our own facilities for certain key portions of the network, we believe that we can increase our operating margins significantly above the margins which can be achieved with resale.

        Increased Speed to Market -- The Smart LEC strategy will also increase the speed at which we can enter additional markets. The time needed to construct a conventional network is extended by factors such as civil construction, the permit application process, certifications, and network management. Although constructing the Smart LEC network involves certain similar procedures, the majority of the installation work takes place in our own facilities and leased collocations of the ILECs, and significant route network construction elements are eliminated, which should contribute to an increased speed to market under our strategy. Whereas conventional networks typically take between 18 to 24 months to construct, we believe our networks can generally be installed in a 6 to 12 month time frame.

        Access to Wide Geographical Areas -- We believe the cost structure of the Smart LEC network will enable us to enter target areas which may not be economical for a full facilities network. When building a conventional network, density is a critical factor because the distance between the local switch and customers has a significant impact on build costs. In the Smart LEC network, although density is still important, it is less critical because the local loops are already built and are simply leased from ILECs. The ability to lease certain portions of the network therefore expands the potential territories that can be economically served by our network. In addition, we can offer total service resale in areas that are not yet served by our network, which expands our operating territory even further. Because ILECs are typically connected to all businesses and residences in its region, our ability to lease or resell these connections gives us considerable geographic flexibility and reach within our target markets. We believe that we will realize several advantages from having the ability to serve broad geographical areas, including operating synergies, marketing efficiencies and the enhancement of our overall company image presented to potential customers.

Network Development and Architecture

    Under our Smart LEC strategy, we build those portions of the network that we believe will significantly increase our gross margins, are necessary to control the services provided to the customer, and can be deployed rapidly and efficiently. We lease those portions of the network that are readily available to be leased economically from other providers. Accordingly, we are building the Smart LEC network in each target market through a combination of the following three central elements:

    o Installing telephony and data equipment in our target metropolitan areas, including: Class 5 telephony switches, ATM switches and Internet point-of-presence equipment in our own facilities, along with telephony access devices, DSL access equipment, modems and other equipment in facilities collocated with the ILEC. These devices switch and route voice and data transmissions across the network.

    o Leasing the "last mile" or "local loop" (the portion of the network extending from the end-office to the customer's premises). This local connection is leased by us from the ILECs as an "Unbundled Network Element" as provided under the Telecommunications Act of 1996. These local loops are used to transport voice and data services, for Internet access services, as well as for DSL and other high capacity voice and data applications. For larger customers or concentrated groups of users (such as multi-dwelling units), we lease circuits with greater bandwidth for this local connection.

    o Leasing the transport capacity to carry voice and data both regionally (between our collocated facilities and our regional switch) and nationally (between our regional switches, our national Internet points-of-presence, other carriers, and the Internet). We lease these services from ILECs, Competitive Local Exchange Carriers (CLECs), Inter Exchange Carriers (IXCs), Competitive Access Providers (CAPs) and other providers. We use these leased circuits to transport our own voice and data traffic and deliver it to the most economical point of interconnection with other carriers. These leased circuits are interconnected using our national ATM facilities.

    As a complement to the network described above, we also resell complete services from ILECs (total service resale). Although we intend to serve customers primarily over our own network, resale allows us to expand our target markets by adding service areas where our facilities are not yet installed. This enables us to market our services prior to and during the installation of our network, and then connect customers to our facilities once they are in place. Resale also allows us to serve customers that may not be within the current reach of our switch-based network. Although providing service on a resale basis generates lower gross margins, we believe that there are advantages to offering comprehensive geographical coverage within our target markets, particularly when competing with an ILEC.

    We believe that the quantity of existing and planned fiber transport facilities available from other carriers will be sufficient to satisfy our need for leased transport facilities and permit us to obtain these facilities at competitive prices for the foreseeable future. Several factors contribute to this view: there is significant transport capacity in place today and we often have the ability to choose from multiple providers including the ILECs; the number of new providers building networks continues to increase; most providers are consistently increasing their network capacity; and advances in wave division multiplexing technology have continued to increase the capacity of existing fiber plant. In addition, the ability to lease transport from the ILECs gives us broad geographic coverage. As the volume of our traffic grows, however, in the future it may become economical to build our own transport facilities in certain markets.

    We currently lease transport capacity from multiple carriers across our regional and national networks, including, among others:


               ILECs                       OTHER CARRIERS
               -----                       --------------
               Ameritech                   ICG
               Bell Atlantic               IXC
               Bell South                  Level 3
               Frontier                    MCI WorldCom
               SBC                         NEXTLINK
               US West                     Qwest

    Nationally, as we construct regional Smart LEC networks, our ATM network will interconnect these local networks and other points-of-presence across the U.S. over leased circuits to provide national data, voice and Internet connectivity.

Network Technologies

    Our Smart LEC network is capable of carrying both voice and data communications using the following technologies:

    o Standard Telephony -- the traditional, reliable transmission of voice over local loop copper wire and regional and national fiber optical transmission path which, through the use of switches, becomes a dedicated end-to-end circuit.

    o Internet Protocol (IP) -- the structure of data transmitted over the Internet. Because Internet Protocol involves splitting data into "packets" which are transmitted independently and reassembled at their destination, Internet Protocol does not require a dedicated end-to-end circuit and many different communications messages can be routed simultaneously over the same transmission facilities, resulting in greatly improved efficiency. This technology is currently being developed to be used reliably for voice service.

    o Digital Subscriber Line (DSL) -- a transmission technology that allows for the transport of significant levels of voice and data at high speeds over conventional, copper phone lines. These higher transmission rates can be used for high-speed Internet access, to transport multiple voice lines over a single loop, or for both simultaneously.

    o Asynchronous Transfer Mode (ATM) -- a transport protocol that supports many types of high-speed transmissions including voice, data, video, audio and imaging. ATM allows for the use of individual circuits for multiple simultaneous purposes, increasing network efficiency.

    o Digital Loop Carrier (DLC) -- an access technology allowing us to aggregate and concentrate the voice traffic collected at the collocation facility to more efficiently transport this traffic to our switches.

Local and Regional Network Deployment

    We have identified six major metropolitan areas as the initial target markets for the rollout of our regional Smart LEC networks. Our switches in Columbus and Cleveland are currently active and we have begun provisioning our residential and business customers that are on our footprint through these two switches. Our Chicago switch has been installed, and we expect to begin migrating customers in the second quarter of 2000. In addition, we are currently constructing our network in three additional markets: Detroit, Michigan; New York, New York; and Boston, Massachusetts. We expect the networks in these markets to be installed in 2000. These six markets comprise approximately 18 million total access lines. We are in the process of establishing collocation facilities in approximately 133 ILEC central offices in these markets. The significant majority of these are physical collocations, under which we have space within the central office that is dedicated to our exclusive use.

    We have also identified more than 30 additional markets where we intend to deploy our Smart LEC network in 2000, 2001, and 2002. These markets are in several states, including: Pennsylvania, Maryland, Connecticut, Indiana, Wisconsin, Missouri, Florida, Texas and California, among others. The buildout schedule, as well as the final selection of our markets, will depend on a number of factors, including the success and speed of the rollout of the initial six markets, ILEC interconnection agreements, and other factors. We will continue to offer our Internet services nationally over our leased ATM network.

    Key data for our initial six markets is listed in the following table:

                                  ESTIMATED
                                   BUSINESS         ESTIMATED                            COLLOCATIONS IN
                   CITY            LINES(2)    RESIDENTIAL LINES(2)     TOTAL LINES(2)     PROGRESS(3)
              Cleveland, OH          423,733             922,473             1,346,206          18
              Columbus, OH           273,345             597,662               871,007          12
              Chicago, IL          1,893,902           3,022,030             4,915,932          33
              Detroit, MI            851,821           1,775,068             2,626,889          24
              New York, NY         1,782,190           3,858,804             5,640,994          26
              Boston, MA             859,422           1,492,218             2,351,640          20
                                  ----------        ------------          ------------         ---
                        Total      6,084,413          11,668,255            17,752,668         133
--------------

(1) Based on our current buildout schedule.

(2) Company estimates based on FCC, iMarket and TargetPro. Represents estimated lines within the MSA.

(3) We are in various stages of the collocation process depending on the market and its priority in our buildout schedule. Our collocation process consists of the following basic phases:

    o Gathering of demographic data for each region and selection of specific ILEC facilities for collocation;

    o Filing applications with the appropriate ILECs for collocation rights at each selected location;

    o    Upon receipt of each approval, doing an evaluation of each facility;

    o Building by the ILEC of a "cage" or preparation of space in which our equipment will be placed; and

    o    Installing and testing of our equipment.

    We have at least obtained approval of our applications for all collocations in progress.

    In determining our target markets, we prepare detailed analyses of telecommunications and demographic data. Our target markets are chosen based on a number of factors, including:

    o    Overall size of the telecommunications market;

    o    Concentration of business and residential customers;

    o    The availability of local transport networks and providers;

    o    Demographic statistics;

    o    The location of our existing resale customers;

    o    Our relationship with the ILEC and interconnection terms; and

    o    Regulatory environment.

    We are currently authorized to operate as a CLEC and/or long distance telecommunications provider in 24 U.S. states.

    We believe that our Smart LEC strategy enables us to enter and construct our network into new cities with relatively low up-front capital expenditures, and a significant proportion of success-based capital expenditures. Depending on the size of the market and other factors, our up-front costs to enter a market are expected to be approximately $7 to $10 million, which includes initial set-up costs associated with entering a market, such as the installation of our switch and collocation facilities. Additional capital expenditures will be based on subscriber levels and services offered and are estimated to be approximately $400-$500 per line. Therefore, a significant portion of the total capital expenditures in a given market will be incurred only as we increase our subscriber base and the related capacity of the network.

National Network

    We currently have in place an ATM network which connects approximately 90 U.S. cities. We have facilities located in each of these points of presence, and have leased DS-1 to OC-3 circuits to interconnect this network and to reach the major national Internet access points. Approximately 49 owned ATM switches are now being used across our network. The ATM switches allow us to carry multiple services efficiently over our circuits. We directly peer with major backbone providers including MCI WorldCom and PSINet. These peering arrangements help us maintain a competitive low cost network. This national network interconnects our local Smart LEC networks as they are deployed.

    Our national network currently interconnects our point-of-presence facilities in the following cities:

    Akron, OH                  Detroit, MI          Memphis, TN                 Rochester, NY
    Albany, NY                 El Paso, TX          Merriville, IN              Rockford, IL
    Albuquerque, NM            Flint, MI            Milwaukee, WI               Sacramento, CA
    Atlanta, GA                Grand Rapids, MI     Minneapolis/St. Paul, MN    Salt Lake City, UT
    Austin, TX                 Green Bay, WI        Montgomery, AL              San Antonio, TX
    Billings, MT               Greensboro, NC       Nashville, TN               San Diego, CA
    Birmingham, AL             Greenville, SC       Newark, NJ                  San Francisco, CA
    Boise, ID                  Hartford, CT         New Orleans, LA             San Jose/Mae West, CA
    Boston, MA                 Houston, TX          New York, NY                Seattle, WA
    Buffalo, NY                Indianapolis, IN     Norfolk, VA                 South Bend, IN
    Champaign, IL              Irvine, CA           Oklahoma City, OK           Spokane, WA
    Charlotte, NC              Jackson, MS          Omaha, NE                   Springfield, IL
    Chicago, IL                Kansas City, MO      Pensauken, NJ               St. Louis, MO
    Cincinnati, OH             Knoxville, TN        Peoria, IL                  Stamford, CT
    Cleveland, OH              Lansing, MI          Philadelphia, PA            Syracuse, NY
    Colorado Springs, CO       Las Vegas, NV        Phoenix, AZ                 Toledo, OH
    Columbia, SC               Laurel, MD           Pittsburgh, PA              Topeka, KS
    Columbus, OH               Lexington, KY        Portage, IN                 Traverse City, MI
    Corpus Christie, TX        Little Rock, AR      Portland, OR                Tucson, AZ
    Dallas/Ft. Worth, TX       Los Angeles, CA      Raleigh/Durham, NC          Tulsa, OK
    Dayton, OH                 Louisville, KY       Reno, NV                    Washington, DC
    Denver, CO                 Madison, WI          Richmond, VA                Wichita, KS
    Des Moines, IA


    Our national leased circuits currently cover approximately 2,500 miles of OC-3 circuits, approximately 27,000 miles of DS-3 circuits and approximately 20,000 miles of DS-1 circuits.

Technology Management Center

    We opened our state-of-the-art Technology Management Center (TMC) during the first quarter of 2000. The TMC monitors CoreComm's national facilities-based network, including its Internet backbone. Using the latest network management software, the TMC is able to provide real-time information to ensure network reliability and instant network upgrades to meet consumer demand. The TMC houses the latest in call routing and switching equipment for local and long distance telephone services and features, and Digital Subscriber Line (DSL) technology. The facility operates 24 hours, seven days a week and has a staff of 25 professionals.

The Telecommunications Act of 1996

    Our ability to lease unbundled network elements from incumbent providers is the result of the Telecommunications Act of 1996. The Telecommunications Act opened up the local telecommunications exchange market to competition, creating an attractive opportunity for us and other carriers. The Telecommunications Act requires that ILECs offer the use of their networks for total resale or the lease of unbundled network elements, and that ILECs permit other carriers to collocate and interconnect their equipment within the ILECs' central offices. Moreover, an ILEC that is also a Bell operating company (BOC) is prohibited from entering the long distance market in its home region until it is determined that there is a significant level of competition in its local service market.


LMDS Broadband Wireless Spectrum

    As a complement to our Smart LEC network, we own Local Multipoint Distribution Service (LMDS) licenses for the broadband wireless spectrum. Our licenses cover nearly all of the state of Ohio and represent more than 10.5 million "POPs". With 1,150 MHz of spectrum, these licenses have much greater bandwidth than cellular or PCS licenses (up to 30 MHz) or other fixed wireless licenses (80-400 MHz). We are the fourth largest holder of this spectrum in North America. NEXTLINK Communications, Inc. is the largest license holder, and has licenses for major U.S. population centers outside of Ohio.

    LMDS is a newly authorized fixed broadband wireless service that may be used to provide high-speed data transfer, telephone service, telecommunications network transmission, Internet access, video broadcasting, video conferencing, and other services. LMDS uses frequencies in the 28GHz to 31GHz range. The spectrum is useable for communication services from a fixed antenna, but is not suitable for mobile or portable communications. The service is subject to line of site limitations and rain attenuation, but current systems seek to reduce these impediments through advanced system architecture and the strategic placement of transmitters. The point-to-multipoint technology of LMDS allows a single hub site antenna to be used to form multiple paths with customer antennas at numerous locations. LMDS can thus be used to provide a wireless high-capacity broadband service for the "last mile" to a subscriber's home or office.

    As LMDS technology advances, we intend to use this spectrum to offer additional communications services and to expand the reach of our network. For some locations, we believe that LMDS may offer a substantially lower cost solution for providing high-quality broadband services than other competing delivery systems such as fiber or copper extensions. LMDS equipment is not in general commercial service at this time, but technology is currently in development and we have established relationships with several equipment vendors.

    Through a wholly owned subsidiary, in June 1998, we were awarded A-Block licenses in 15 markets in Ohio with a total of 10,573,982 POPs (representing more than 95% of the POPs in Ohio). Each LMDS license covers a defined Basic Trading Area, and our A-Block LMDS licenses consist of 1,150 MHz of spectrum. CoreComm bid $25.2 million for such licenses, for an average of $2.39 per POP. POPs are the estimated population of a market. The number of POP's owned by an operator does not represent the number of users of its services and is not necessarily indicative of the number of potential subscribers.


PRODUCTS AND SERVICES

    We currently offer our business and residential customers an extensive array of voice and data services in order to satisfy and capture all of their communications needs.

Bundled Packages

    In our current service offerings, we bundle communications products and services in order to give our customers increased convenience, flexibility and choice, at good "value for money." We typically offer a platform of basic services, which represents a minimum selection of services to be offered, and then create ways for the customers to easily and conveniently increase the other services purchased according to their tastes.

    For example in our current residential offering, we combine a basic package of voice services with Internet access, which we call the "e-Chat" service. Under the e-Chat service, customers are offered a bundled package of communications services that includes local, long distance and Internet service. Although the details of the offerings vary somewhat by region, the service typically includes:

    o    Local dial tone

    o    Local calls

    o    Call waiting

    o    Caller-ID

    o    Personal "800" number

    o    Premium Internet Service

         o    56K unlimited access

         o    5 e-mail accounts

         o    personal web space

    o    Long distance service option (10 cents per minute)

    Additional options and features (such as voice mail, three-way calling, an additional line, and additional web site space) can be easily and flexibly added to the service. The pricing for e-Chat varies by region, but in all areas our price is based on the exact retail pricing from the RBOC for the same local telephony services.

    This marketing strategy has been based on the successful experience of management in penetrating the residential market and competing with incumbent operators in its other communications companies. We believe that this type of marketing strategy has many benefits for both potential customers and CoreComm.

    We believe that potential customers will be attracted to the simplicity of both how we offer and price the service, and of having consolidated services with one provider on one invoice. In addition, we believe that our proposition will be viewed as good "value for money". For the same price that customers currently pay the incumbent operator for telephone alone, from CoreComm they can get the same telephone service, plus Internet access. We price the service at the same rates as the RBOC's telephone service so that it can be perceived simply, easily and quickly as a valuable service. The ability to add additional features conveniently enhances the overall flexibility, and allows customers to tailor the service for their individual needs.

    In addition, we believe that these types of bundled services will improve our operating results. The structure and strategy of our residential product offerings will have a significant impact on our ability to penetrate our target markets successfully. We believe that bundled offerings like our e-Chat service will be attractive to potential customers. In addition, we believe bundled packages improve customer retention because customers typically must approach multiple providers in order to replace the bundled CoreComm services. Finally, we believe that combining a feature-rich telephony service with Internet access service will attract communications-intensive users, who typically generate higher average revenue and are more likely to subscribe to additional communications services, such as high speed access.

    Although the specific components of our offerings will change, we will continue our strategy of designing attractive marketing packages which give the customer flexibility and choice, with convenient ways to subscribe to additional services.

Voice and Data Services

    We currently offer the following voice, data and Internet services to business and residential customers in our markets:

    o Local Exchange Services -- including standard dial tone, local calling, Centrex services, Emergency 911 services, operator assisted calling, access to the long distance network, and other related services.

    o Custom Calling Features -- including call waiting, call forwarding, caller ID, voice mail, conference calling and other enhanced features.

    o Long Distance Services -- including 1+ interLATA calls (which are calls across Local Access and Transport Areas), intraLATA calls, international calls, 800/888/877 toll free services, calling cards and other related services.

    o Internet Access Services -- including dial-up and dedicated access to the Internet over conventional modems, ISDN, T-1, DS-3 and higher speed connections.

    o Web Site Hosting and Design -- including dedicated and shared site hosting and, typically through third parties, web site design.

    o Data Networking Services -- including a variety of data circuits and networking solutions.

DSL Offering

    DSL is a transmission technology that allows for the high speed transport of significant levels of voice and data over conventional, copper phone lines. DSL can deliver speeds of up to 7 Mbits per second, which is the equivalent of more than 100 voice grade circuits, over a single copper loop.

    DSL technology enables consumers to transfer data or access the Internet at high speeds. In addition to significantly increasing data transfer rates, DSL technology offers an alternative for providing multiple voice lines or voice and data carried over the same pair of twisted copper wire. By using DSL, businesses can obtain the same number of voice lines over a single loop that would normally be obtained using a more expensive standard T1 or other circuit. DSL technology also makes it possible for business or residential customers to obtain telephone service and high-speed data service simultaneously over a standard copper telephone line.

    We believe there are several benefits to DSL, including:

     o   High bandwidth, high-speed, "always on" Internet connections;

     o Dedicated, not shared bandwidth, which allows for "guaranteed" performance levels;

     o Ratable service, which allows us to tailor the service to the customers' needs and allows the customers to determine how much money to expend for the amount of high speed bandwidth they need;

     o   Ability to use the same loop for voice and data simultaneously;

     o   Enhanced security;

     o Utilization of existing copper infrastructure, which allows faster rollout and lowers deployment costs;

     o Increased telephony margins as a result of providing multiple services over a single local loop; and

     o   Deployment with success-based capital expenditures.

    We believe our Smart LEC network is well suited to capitalize on DSL technology. In our own switch facilities and our collocation facilities, we are deploying DSL access equipment (including DSLAMs). DSLAMs are connected to the copper loops at the end office, and aggregate and concentrate the data traffic from the end user. DSL technology is limited by the length of the loop being used, which typically must be less than three miles, as well as other factors such as the condition and quality of the copper line. We rollout our DSL network and services simultaneously with the telephony network. We use DSL to provide high-speed Internet access and data services and intend to use DSL to provide combined data and voice services over a single copper loop, and voice circuit trunking to connect multiple access lines.

    We deploy multiple forms of DSL in order to provide a broad service offering to our customers and to expand the DSL coverage of our target markets. Our offerings include different forms of Asymmetric DSL (ADSL) including Rate Adaptive DSL (RADSL), Symmetric DSL (SDSL) and Integrated DSL (IDSL). Our ADSL offering is expected to include G.lite as well. We believe that a widely accepted standard, such as G.lite, will enhance our ability to penetrate our target markets with DSL services.

Other Related Services

    Cellular and Paging Services. As a complement to our voice and data services, we also offer cellular and paging services. Although these are not core products and do not utilize our own networks, they are offered as an additional service for our business and residential customers for added choice and convenience. We are currently offering cellular services in Ohio and Michigan, and may choose to add other markets in the future. Our paging service is available nationally. We have resale agreements with the three major providers of cellular service in Michigan and Ohio: AirTouch Cellular, GTE Mobilenet Inc. and Ameritech Mobile Communications, Inc. In addition, we sell retail cellular long distance telephone services to cellular customers of various local cellular service providers who have chosen us as their long distance service provider.


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    IP Telephony. With recent advancements in the development of telephony equipment using Internet Protocol, the overall quality of telephone calls delivered over an IP network has become increasingly reliable and has become more equivalent to the circuit-switched network. Although we are not currently using this technology to deliver our voice traffic, our local and national networks have been designed to allow for the use of IP telephony when and if reliable technology becomes available.

    Under this technology, our platform would compress and convert voice into IP packets using voice compression algorithms, digital signal processors and ancillary software. These packets would then be transmitted via our national IP network. Due to its scalability and compression features, this technology would allow a greater quantity of simultaneous voice calls and data to be carried over the network compared to traditional circuit switching, thus utilizing significantly less bandwidth. Potential services offered under this technology would include local and long distance calling, fax transmission, call termination, national voicemail, and other related services.

SALES AND MARKETING

    Our marketing strategy is to provide business and residential customers a bundled package of high quality telecommunications services, delivered with quality care and service to the customer at prices which offer "value for the money".

    In its prior experience, our management has had significant success in marketing integrated communications products in several other operations both in the U.S. and abroad. We believe much of this success was due to our management's ability to creatively and effectively design and market integrated communications products and services. We intend to capitalize on this experience to develop service offerings to attract and retain business and residential customers in our target markets.

    A core part of our strategy is to offer our customers bundled telecommunications, Internet and data services. Our integrated service offerings are packaged and priced to give the customer increased flexibility, choice, and value, while also enhancing convenience. Our offerings can be created to allow flexibility to meet individual customer needs, and are conveniently offered on a single bill. We believe that offering combined packages of local and long distance telephony, Internet access and data services is attractive to the potential business and residential customers in our target markets. In addition to attracting customers, we believe this strategy also improves our profitability by increasing average revenue per customer, reducing customer acquisition costs and other operating costs, and improving customer retention.

    The broad reach of the Smart LEC network enables us to market our services over wide geographical areas. By using a combination of resold and switch-based services, we are not limited to offering services only in areas where we have built our own networks. We capitalize on our ability to market over wide areas by utilizing mass marketing strategies and other efficient methods of communicating with our potential customer base. For example, we have contracted to be one of only four gate sponsors for the new football stadium for the Cleveland Browns. Under this agreement, we have prominent placement of advertisements throughout the stadium, an entry gate known as the CoreComm Gate, game giveaway opportunities, and other related advertising benefits. The broad reach of our network across the Cleveland area allows us to take advantage of such mass market opportunities. We believe that these and other initiatives will increase the awareness of the CoreComm brand and will attract new business and residential customers in our target markets. We believe that the ability to market over larger areas increases the efficiency and effectiveness of our marketing and advertising programs.

    In the business market, we focus on a direct sales approach, targeting small and medium-sized businesses. We believe that small to medium-sized businesses represent a large and growing market which is currently undeserved by the ILECs and competitive providers. We seek to attract these target customers with customer-convenient bundles, providing simplicity, flexibility and ease of decision-making. We use our sales force to sell directly to customers, to establish a relationship with telecoms managers, and to better understand and service their communications needs. We generally employ sales people with significant experience in the telecommunications industry. In order to effectively incentivize our sales force, a large portion of their compensation is performance-based and focused on sales and customer retention. We try to attract and retain qualified sales people by offering them the opportunity to work with a successful management team in an entrepreneurial environment, with equity participation through stock options.

CUSTOMER INTERFACE AND PROPRIETARY SYSTEMS

    We believe that the customer experience must be easy, enjoyable, and exceptional. We have developed integrated systems and procedures that will substantially support all aspects of our business, including provisioning, billing, customer care and collections. Our information services and customer care operations are closely linked to ensure that all related operations are effectively integrated. We believe this focus on the customer experience will provide us with a competitive advantage in attracting and retaining customers.


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"Internet Centric" Approach

    We are in the process of actively developing and incorporating systems to deliver "Internet Centric" operational support systems. These customer-facing systems are expected to add functionality in the areas of electronic billing, web-based customer care and e-commerce. We are preparing to support a substantial portion of our customer interactions over the World Wide Web. Our customers are able to order new services and interact with our customer care department without using the telephone. They will also be able to view and pay their bill online. We believe that this method of communicating with the customer will not only be convenient for the customer, but will also increase our operating efficiency.

    We employ a variety of techniques to effectively and efficiently serve the customer, including:

    Efficient Fulfillment of Services -- Our systems support electronic tracking of orders from provisioning through installation. Service orders will flow directly from the consumer to our back office, and then on to the ILEC. Administrative controls in our support systems are designed to provide timely identification and resolution of customer concerns and issues.

    Low-cost Billing -- We have developed a customer friendly, fully integrated billing statement covering all of the communications services supplied. The statement currently can be delivered electronically via e-mail. Customers may elect to pay their bill automatically via credit card or direct debit. We are further developing web-based electronic bill presentment and payment capabilities. These services will reduce billing costs while providing value-added services to customers such as the ability to sort billing data and create customized reports.

    Smart Customer Care -- We intend to continue to develop sophisticated customer care systems that will increase our use of the Internet as a means of communicating with our customers. We are currently making customer care available via e-mail, which allows for simple requests and changes to be processed without use of the phone and for customer care associates to work from outside of our facilities. We are currently expanding our web-based care services to include significant additional functionality. These and other initiatives are expected to improve the efficiency of our customer care resources by developing on-line tools which will enable customers to communicate more efficiently with us and even service themselves when appropriate.

Electronic Bonding & Proprietary Systems

    We view the efficiency and the accuracy of our communications and interface with ILECs as an important strategic priority. We are currently bonded electronically with Ameritech and Bell Atlantic. This electronic interface allows for more timely and accurate service ordering and provisioning of our customers. We have real-time access to customer information as well as real-time order entry and confirmation. We provision service to customers through our proprietary systems, which are designed to interface with the ILECs' systems through a variety of delivery mechanisms. Our systems and processes have been developed to decrease the risk of human error associated with provisioning customers by manual keying or fax.

    Our customer interface systems have been developed and continue to be enhanced in a client/server environment that allows for flexibility to accommodate an expanding customer base, efficient entry into new markets, switch-based services, and rapid development of additional functionality. Our proprietary systems handle all pre-ordering activities, including obtaining customer service records (CSR), finding and reserving telephone numbers, verifying customer addresses, validating due dates, searching the ILEC's switches for feature availability (COFA), and yellow page listings.

    In addition, we have developed proprietary methods of ordering and provisioning services through ILECs by formatting and sending electronic data interchange (EDI) messages. These systems use common software for the actual sending and receiving of purchase orders and acknowledgements, but use custom code for the content of these messages. We typically use off-the-shelf software for standard processes that is readily available, and develop proprietary systems when such processes need to be modified to meet our needs.


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System Enhancements

    Given the importance that we place on the efficiency, quality and scale of our back office capabilities, we continuously upgrade our proprietary systems in order to enhance their functionality and performance. Our recent and ongoing enhancements to our information systems include the following:

     o Our Rating and Billing engines are being re-engineered for performance and scalability using a multi-tiered architecture.

     o Our provisioning systems for the Ameritech region have been enhanced to support Ameritech's five state region. Our service order management system has been enhanced to validate in real time the ILEC feature availability, integrate the electronic generation of service order data, and integrate automated switch activation software for our Class 5 switches, all within a single system. The provisioning information is entered once, and it flows through our internal systems, our switch, and the ILEC systems without any manual processes.

     o We have evaluated best of breed Interconnection Gateway packages that will allow us to develop further electronic bonding with all future ILECs in our business plan going forward, and are planning for the integration with our current back office systems later this year.

     o We have automated the migration processes to move customers from resale to "on-net" via our service order management system, which has been designed to eliminate any manual processes with the ILEC.

     o We have purchased and installed a platform for our call centers which has introduced skills-based routing of our inbound calls with our automated attendant. This allows us to service our customers better by ensuring that a call is delivered to a customer service representative with the skills necessary to handle the customer.

     o We have integrated a new auto-dialer with our collections system, which has significantly increased collection agent productivity and effectiveness.

COMMUNICATIONS INDUSTRY

    We are participating in the large and rapidly changing U.S. wireline telecommunications industry. We believe that the wireline telecommunications industry benefits from positive price elasticity, as well as growing, non-cyclical demand for services. According to the U.S. Census Bureau, the total market size of the telecommunications services industry (which excludes cable television and Internet access) has increased from approximately $160 billion in 1990 to approximately $285 billion in 1998. This represents growth of 78% over this period. The wireline segment of this market accounts for approximately $208 billion, or 73% of the total telecommunications services market in 1998. Approximately 50% of wireline segment revenues are derived from local service and network access.

    According to FCC data, the total local revenue generated by the CLECs and competitive access providers was less than 2.5% of the total U.S. local revenues in 1998. As of June 30, 1999, CLEC lines (resold and switched) constituted approximately 2.6% of the total switched lines in the U.S.

    The emergence of the Internet and demand for data services has had a significant effect on the U.S. communications industry. The use of the Internet in both businesses and residences has been increasing rapidly, and is expected to continue its growth. Forrester Research projects that revenues from Internet access services will grow from $10.3 billion in 1998 to $61.8 billion in 2003 in the U.S. They also project that web hosting revenues will increase from $900 million in 1998 to $14.7 billion in 2003 in the U.S. Frost and Sullivan project that the total U.S. market for high-speed and switched data services will grow at an annual rate of approximately 17%, from $18.0 billion in 1997 to approximately $40 billion by 2002. The Gartner Group forecasts data traffic to grow more than five times faster than voice traffic through 2002, and that DSL revenue will grow at an annual rate of over 200% from 1998 to 2003, to reach $18.0 billion.

    We believe the overall size and growth of the U.S. communications market presents a significant opportunity for competitive communications providers. There are several factors which we believe will enhance the ability for competitive providers to compete with the incumbent operators, including general market receptivity to alternative providers, the desire in the business market to diversify services to multiple suppliers, and the ability of competitive providers to attractively bundle services and to offer improved customer service.

OUR OTHER BUSINESSES

    We are exploring other telecommunications opportunities both domestically and internationally, including other facilities-based telecommunications businesses and prepaid cellular telephone service opportunities.


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COMPETITION

    The telecommunications industry and all of its segments are highly competitive and many of our existing and potential competitors have greater financial, marketing, technical and other resources than we do. Please refer to the section entitled "Risk Factors--We face heavy competition in the telecommunications industry for all of the services we currently provide and those we intend to provide in the future." Competition for our products and services is based on price, quality, network reliability, service features and responsiveness to customers' needs.

CLEC

    In each of our markets, we face competition from ILECs, including Ameritech and Bell Atlantic, as well as other providers of telecommunications services, such as GTE, other CLECs and cable television companies. In the local exchange markets, our principal competitor will be the ILECs. We also face competition or prospective competition from one or more CLECs. For example the following companies have each begun to offer local telecommunications services in major U.S. markets using their own facilities or by resale of the incumbent local exchange carrier's services or other providers' services: AT&T, MCI WorldCom, ICG, NEXTLINK and Sprint.

    Some of our competitors, including AT&T, MCI WorldCom and Sprint, have entered into interconnection agreements with Ameritech in states in which we operate. These competitors either have begun or in the near future likely will begin offering local exchange service in those states. In addition to these long distance service providers and existing CLECs, entities that currently offer or are potentially capable of offering switched telecommunications services include:

    o    wireless telephone system operators;

    o    large customers who build private networks;

    o    cable television companies; and

    o    other utilities.

    Competition in our CLEC business will continue to intensify in the future due to the increase in the size, resources and number of market participants. Many facilities-based CLECs have committed substantial resources to building their networks or to purchasing CLECs or IXCs with complementary facilities. By building or purchasing a network or entering into interconnection agreements or resale agreements with ILECs, including Regional Bell Operating Companies (RBOCs) and IXCs, a provider can offer single source local and long distance services similar to those offered by us. Such additional alternatives may provide such competitors with greater flexibility and a lower cost structure than us. Some of these CLECs and other facilities-based providers of local exchange service are acquiring or being acquired by IXCs. These combined entities may provide a bundled package of telecommunications products, including local and long distance telephony, that is in direct competition with the products offered or planned to be offered by us.

    Under the Telecommunications Act and related federal and state regulatory initiatives, barriers to local exchange competition are being removed. The availability of broad-based local resale and introduction of facilities-based local competition are required before the RBOCs may provide in-region long distance services originating in their traditional service area. The RBOCs are currently allowed to offer certain in-region "incidental" long distance services (such as cellular, audio and visual programming and certain interactive storage and retrieval functions) and to offer out-of-region landline long distance services.

    Section 271 of the Telecommunications Act prohibits an RBOC from providing long distance service that originates (or in certain cases terminates) in one of its in-region states until the RBOC has satisfied certain statutory conditions in that state and has received the approval of the FCC. The FCC to date has granted only one RBOC 271 application, which was filed by Bell Atlantic in New York. It is currently reviewing an application filed by SBC for Texas. We anticipate that RBOCs, including Bell Atlantic and SBC/Ameritech, will file additional applications for in-region long distance authority in other states. The FCC will have 90 days from the date an application for in-region long distance authority is filed to decide whether to grant or deny the application. Once the RBOCs are allowed to offer widespread in-region long distance services, they will be in position to offer single-source local and long distance services similar to those offered by CoreComm and the largest IXCs.


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    While new business opportunities have been made available to us through the
Telecommunications Act and other federal and state regulatory initiatives, regulators are likely to provide the ILECs with an increased degree of flexibility with regard to pricing of their services as competition increases. If the ILECs elect to lower their rates and sustain lower rates over time, this may adversely affect our revenues and place downward pressure on the rates we can charge. We believe the effect of lower rates may be offset by the increased revenues available by offering new products and services to our target customers as well as increased usage, but we cannot be sure that this will occur. In addition, future regulatory decisions may afford the ILECs excessive pricing flexibility or other regulatory relief which could have a material adverse effect on us.

INTERNET

    The Internet services market is also extremely competitive. We compete directly or indirectly with the following categories of companies:

    o established online services, such as America Online, the Microsoft Network and Prodigy;

    o local, regional and national ISPs, such as Earthlink/MindSpring and Internet America;

    o    national telecommunications companies, such as AT&T and MCI;

    o    RBOCs, such as Ameritech and Bell Atlantic; and

    o    online cable services, such as Excite@Home and Roadrunner.

    This competition will increase as large diversified telecommunications and media companies acquire ISPs and as ISPs consolidate into larger, more competitive companies. Diversified competitors may bundle other services and products with Internet connectivity services, potentially placing us at a significant competitive disadvantage. As a result, our businesses may suffer.

    Our DSL service offering will also face competition from the traditional telephone companies, cable modem service providers, competitive telecommunications companies, traditional and new national long distance carriers, other Internet service providers, on-line service providers and wireless and satellite service providers.

LMDS

    Depending on the services ultimately offered, our LMDS business could face the same competition as outlined above. In addition, the extent it is used to deliver pay television, our LMDS business will compete with franchised cable television systems and also may face competition from several other types of Multichannel Video Programming Distributors (MVPDs) including:

    o    Multichannel Multipoint Distribution Systems;

    o    Satellite Master Antenna Television Systems;

    o    DBS and other television receive-only satellite dishes;

    o    video service from telephone companies; and

    o    open video system operators.

    MVPDs face competition from other sources of entertainment, such as movie theaters and computer on-line services. Further, premium movie services offered by MVPDs have encountered significant competition from the home video industry. In areas where off-air television broadcasts can be received without the benefit of terrestrial distribution systems, MVPDs have experienced competition from such broadcasters. Online services and ISPs also serve as a source of competition to MVPDs.

    The Telecommunications Act relaxed the regulatory barriers to entry by ILECs into the provision of video programming in their local telephone service areas, and it substantially reduces current and future regulatory burdens on franchised cable television systems, thus potentially resulting in significant additional competition to LMDS operators from local telephone companies and franchised cable television systems.


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OTHER BUSINESSES

    In addition to our CLEC, Internet and LMDS businesses, our other businesses face strong competition as well. These competitive businesses include long distance service, cellular service and paging service. Our long distance service faces competition from long distance carriers, including facilities-based carriers such as AT&T, MCI WorldCom and Sprint and resellers of long distance service. Our cellular service faces competition from other cellular carriers, such as Vodafone AirTouch and AT&T, and from PCS carriers, such as Sprint PCS. Our paging services are similarly exposed to competition from other providers of paging services operating in the same local markets, regionally or nationally.

CUSTOMER DEPENDENCE AND SEASONALITY

    We do not depend upon any single customer for any significant portion of our business. Neither our business nor the telecommunications industry are generally characterized as having a material seasonal element, and we do not expect our business or the industry to become seasonal in the foreseeable future.

RECENT DEVELOPMENTS

AGREEMENT TO ACQUIRE ATX TELECOMMUNICATIONS SERVICES, INC.

    On March 10, 2000, we announced that we had entered into a definitive agreement to acquire ATX Telecommunications Services, Inc. ("ATX"), which is a facilities based CLEC and integrated communications provider serving the Mid-Atlantic states. We will pay total consideration consisting of (a) approximately 12.4 million shares of the Company's common stock, (b) $250 million of 3% convertible preferred stock and (c) $150 million in cash, of which up to $70 million, at our option, may be paid in senior notes with a two-year maturity. The convertible preferred stock will be convertible into common stock at $44.36 per share. Under the agreement's cap provisions, the shares of common stock to be issued will be reduced if our stock price at closing exceeds $46.38 per share, and the number of common shares underlying the convertible preferred stock will be reduced if our stock price at closing exceeds $44.36 per share. The transaction is subject to regulatory and shareholder approval and other customary closing conditions.

AGREEMENT TO ACQUIRE VOYAGER.NET, INC.

    On March 13, 2000, we and Voyager.net, Inc. ("Voyager.net") announced that we had entered into a definitive agreement through which we would acquire Voyager.net for shares of our common stock and cash. Voyager.net is the largest independent full-service Internet communications company in the Midwest, and is rapidly expanding into DSL delivery of its services. Under the agreement, Voyager.net shareholders will receive 0.292 shares of our common stock and $3 in cash for each share of Voyager.net common stock (an aggregate of approximately
9.2 million shares and approximately $95 million in cash). Under the agreement's collar provisions, the shares of common stock issued will be reduced if our common stock price at closing exceeds $57 per share, and increased if our common stock price at closing is below $41 per share. If our stock price at closing is below $33 per share, there would be no further adjustment to the number of shares of our common stock issued and Voyager.net will have the right to terminate the transaction, subject to our right to adjust further the shares issued. The transaction is subject to regulatory and shareholder approval and other customary closing conditions. Holders of over a majority of the voting shares of Voyager.net have entered into an agreement with us to vote in favor of the transaction.

OFFERING OF CORECOMM CONVERTIBLE NOTES

    On October 6, 1999, we closed our sale of $175 million of 6% Convertible Subordinated Notes, due 2006 (the "Convertible Notes"). The Convertible Notes were sold only in transactions exempt from or not subject to the registration requirements of the Securities Act of 1933, as amended. The Convertible Notes are convertible into shares of our common stock at a conversion price of $27.39 per share. Pursuant to a registration rights agreement, we have registered with the Securities Exchange Commission the Convertible Notes and shares of common stock issuable upon conversion of the Convertible Notes.

CORECOMM STOCK SPLITS

    In August of 1999, our board of directors approved a 3-for-2 stock split, payable as a stock dividend. The record date and the payment date for the stock split were August 30, 1999 and September 2, 1999, respectively. In January 2000, our board of directors approved another 3-for-2 stock split, also payable as a stock dividend. The record date and the payment date of the second stock split were January 28, 2000 and February 2, 2000, respectively. For both stock splits, one new share of our common stock was distributed for each two shares of our common stock owned on the record date for the stock split, with fractional shares rounded up or down. All common stock and per share data have been adjusted to reflect the stock splits.


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EMPLOYEES

    As of December 31, 1999, we had an aggregate of approximately 850 employees. None of our employees are represented by any labor organization. We believe that our relationship with our employees is excellent.

OPTION PLANS

    In 1998, our Board of Directors adopted the CoreComm Limited 1998 Stock Option Plan and in 1999, our Board of Directors adopted the CoreComm Limited 1999 Stock Option Plan, reserving under these plans shares for issuances to employees and directors.

    The purpose of our stock option plans is to encourage stock ownership by our employees and non-employee directors, and the employees and non-employee directors of our divisions, subsidiary corporations and other affiliates, so as to encourage our employees to continue being employed by us and to put forth maximum efforts for the success of our business. Under our stock option plans, grants may be made of options to acquire shares of our common stock. The options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. The terms of options granted under our stock option plans, including provisions regarding vesting, exercisability, exercise price and duration, are generally set by the Compensation Committee of our Board of Directors. In general, options under our plans are 20% vested at grant and vest 20% each January 1 after they are granted, until they are fully vested.

    In January 1999, CoreComm, Inc., one of our wholly-owned subsidiaries, adopted a stock option plan. Options granted under that plan were not to become excercisable unless and until there was either a registered public offering of CoreComm, Inc.'s common stock or a spin-off of CoreComm, Inc. However, pursuant to the terms of the options granted under that plan, we reserved the right to cancel the plan and issue new options in the parent company, CoreComm Limited. In March 2000, the Compensation and Option Committee of our Board of Directors approved the cancellation of the CoreComm, Inc. plan and the issuance of options in CoreComm Limited to eligible employees of CoreComm, which will result in the issuance of options to purchase approximately 2.7 million shares of CoreComm Limited common stock. The strike prices of the new grants are approximately 30% of the fair market value of our common stock on the date of the new grant. Eligibility for receiving the new grants is determined by, among other things, continued employment with CoreComm.


                                   REGULATION

OVERVIEW

    The telecommunications services we provide are subject to regulation by federal, state and local government agencies. The following summary does not purport to describe all current and proposed regulations and laws affecting the telecommunications industry. Other existing federal and state regulations and legislation are the subject of judicial proceedings, legislative hearings and administrative proposals, which could change in varying degrees the manner in which this industry operates. Neither the outcome of these proceedings nor their impact on the telecommunications industry or our business can be determined at this time. Future federal or state regulations and legislation may be less favorable to us than current regulation and legislation and therefore may have a material and adverse impact on our business and financial prospects. In addition, we may expend significant financial and managerial resources to participate in proceedings setting rules at either the federal or state level, without achieving a favorable result.

    At the federal level, the FCC has jurisdiction over interstate and international services and interstate services are communications that originate in one state and terminate in another. Intrastate services are communications that originate and terminate in a single state and state public service commissions exercise jurisdiction over intrastate services. Municipalities and other local government agencies may also regulate limited aspects of our business, such as use of government-owned rights-of-way and construction permits. Our networks are also subject to numerous local regulations such as building codes, franchise and right-of-way licensing requirements.


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TELECOMMUNICATIONS ACT OF 1996

    The federal Telecommunications Act, enacted in 1996, has resulted and will continue to result in substantial changes in the marketplace for telecommunications services. These changes include, at present, opening local exchange services to competition and, in the future, a substantial increase in the addressable services for us. Among its more significant provisions, the Telecommunications Act:

       o removes legal barriers to entry into all telecommunications services, such as long distance and local exchange services;

       o requires ILECs (e.g., Ameritech or Bell Atlantic) to "interconnect" with and provide services for resale by competitors;

       o establishes procedures for LECs and BOCs to enter into new services, such as long distance and cable television;

       o relaxes regulation of telecommunications services provided by ILECs and all other telecommunications service providers; and

       o directs the FCC to establish an explicit subsidy mechanism for the preservation of universal service.

    The FCC was also directed by Congress to revise and make explicit subsidies inherent in the access charge paid by IXCs for use of local exchange carriers' services.

REMOVAL OF ENTRY BARRIERS

    The provisions of the Telecommunications Act should enable us to provide a full range of local telecommunications services in any state. Although we will be required to obtain certification from state public service commissions in almost all cases, the Telecommunications Act should limit substantially the ability of a state public service commission to deny a request for certification. The provisions of the Telecommunications Act also reduce the barriers to entry by other potential competitors and therefore increase the level of competition we will likely face in all markets affected by the Act. Please refer to the section entitled "Business--Competition."

INTERCONNECTION WITH LOCAL EXCHANGE CARRIER FACILITIES

    A company cannot compete effectively with the ILECs in the switched local telephone services market unless it is able to connect its facilities with the ILEC's facilities and obtain access to certain essential services and resources under reasonable rates, terms and conditions. The Telecommunications Act imposes a number of access and interconnection requirements on all local exchange providers, including CLECs, with additional requirements imposed on non-rural ILECs. These requirements are intended to provide access to certain networks under reasonable rates, terms and conditions. Specifically, ILECs must provide the following:

    UNBUNDLING OF NETWORK ELEMENTS. ILECs must offer access to various unbundled elements of their network. This requirement allows new entrants to purchase at cost-based rates elements of an ILEC's network that may be necessary to provide service to a new entrant's customers.

    DIALING PARITY. All local exchange carriers must provide dialing parity, which means that a customer calling to or from a CLEC network cannot be required to dial more digits than is required for a comparable call originating and terminating on the ILEC's network.

    TELEPHONE NUMBER PORTABILITY. Telephone number portability enables a customer to keep the same telephone number when the customer switches local exchange carriers.

    RECIPROCAL COMPENSATION. The duty to provide reciprocal compensation means that local exchange carriers must terminate calls that originate on competing networks in exchange for a given level of compensation and that they are entitled to termination of calls that originate on their network, for which they must pay a given level of compensation.

    RESALE. All local exchange carriers generally may not prohibit or place unreasonable restrictions on the resale of their services. In addition, ILECs must offer local exchange services to resellers at a wholesale rate that is less than the retail rate charged to end users.


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






    COLLOCATION. ILECs must permit CLECs to install and maintain their own network equipment in ILEC central offices and remote terminals subject to certain rates, terms and conditions.

    ACCESS TO RIGHTS-OF-WAY. All ILECs, CLECs and certain other utilities must provide access to their poles, ducts, conduits and rights-of-way on a reasonable, nondiscriminatory basis.

    ILECs are required to negotiate in good faith with other carriers that request any or all of the arrangements discussed above. If a requesting carrier is unable to reach agreement with the ILEC within a prescribed time, either carrier may request arbitration by the applicable state commission.

    The rates charged by ILECs for interconnection and unbundled network elements vary greatly from state to state. These rates must be approved by state regulatory commissions, which often follows a lengthy and expensive negotiation, arbitration, and review process. Recurring and non-recurring charges for telephone lines and other unbundled network elements may change based on the rates proposed by ILECs and approved by state regulatory commissions from time to time, which could have an adverse effect on our operations. In addition, the FCC's cost- based methodology for determining these rates is still subject to judicial review, which creates uncertainty about how interconnection and unbundled element rates will be determined in the future.

    While the Telecommunications Act generally requires ILECs to offer interconnection, unbundled network elements and resold services to CLECs, ILEC-to-CLEC interconnection agreements may have short terms, requiring the CLEC to renegotiate the agreements. ILECs may not provide timely provisioning or adequate service quality, thereby impairing a CLEC's reputation with customers who can easily switch back to the ILEC. In addition, the prices set in the agreements may be subject to significant rate increases if state regulatory commissions establish prices designed to pass on to the CLECs part of the intrastate cost of providing universal service.

    In January 1999, the United States Supreme Court upheld the FCC's authority to adopt pricing rules for interconnection services, unbundled network elements, and resale by CLECs. However, the Supreme Court instructed the FCC to reconsider aspects of its 1996 order regarding the extent to which ILECs are required to unbundle elements of their networks. The FCC's pricing rules are still subject to further judicial review. On remand from the Supreme Court, the FCC adopted an order on September 15, 1999, which specified the unbundled elements that ILECs must make available to competitors. The FCC reaffirmed that incumbents must provide unbundled access to six of the seven network elements that were listed in the FCC's 1996 order. According to the FCC, the seventh item, operator and directory assistance services, are no longer necessary to permit competition. The FCC's order also added additional unbundled elements to the list -- subloops, portions of loops, dark fiber optic loops and transport -- but declined, except in limited circumstances, to require ILEC's to unbundle the facilities used to provide high-speed Internet access and other data services. In addition, the FCC initiated a further rulemaking proceeding to consider whether carriers should be able to combine certain unbundled elements to provide special access services in competition with those provided by the ILECs. Portions of the FCC's 1999 ruling have been appealed by several parties.

     In February 1999, the FCC determined that calls to ISPs are interstate in nature, thus falling under the FCC's jurisdiction and outside the scope of the Communications Act's reciprocal compensation requirements. The FCC initiated a review of compensation arrangements for calls to ISPs but stated that, in the meantime, parties may voluntarily include reciprocal compensation provisions in their interconnection agreements and that state commissions may order compensation for termination of ISP calls. Many states decided to leave intact existing decisions in favor of reciprocal compensation for ISP-bound calls. On March 24, 2000, the U.S. Court of Appeals for the D.C. Circuit overturned the FCC's decision that calls to ISPs are not local. The court found that the FCC had failed to explain adequately its determination that a call does not "terminate" at an ISP merely because the ISP then originates further telecommunications that extend beyond state boundaries. In response to this court ruling, the FCC could try to bolster its original jurisdictional conclusion or it could determine that calls to ISPs are local. If it takes the latter course, CLECs will be entitled to reciprocal compensation under the Communications Act for terminating ISP-bound traffic, which could have a favorable impact on our revenues. Such a decision, however, could also potentially lead to more state control over Internet-related services, which could have a negative effect on our roll out of such services.

    Several ILECs have filed petitions at the FCC and have initiated legislative efforts to effect a waiver of the obligation to unbundle and offer services for resale with regard to high-speed data or "advanced" services. In addition, the ILECs are seeking to provide such services on an interLATA (long distance) basis before they have been granted approval by the FCC pursuant to Section 271 of the Communications Act to enter the long distance market. Although the FCC has held that advanced services continue to be subject to the resale and unbundling obligations of the Act, it has commenced a proceeding to determine whether ILECs can create separate affiliates for advanced services that would be free of these obligations. In November 1999, the FCC ruled that DSL services that traditional telephone companies sell to Internet service providers need not be resold to competitive telecommunications providers at wholesale rates. In addition, an FCC decision on voluntary remand from the U.S. Court of Appeals for the D.C. Circuit affirmed and clarified the FCC's position that advanced services are subject to the interconnection, resale, and unbundling requirements of the Act. Permitting ILECs to provision data services through separate affiliates with fewer regulatory requirements could have a material adverse impact on our ability to compete in the data services sector. The FCC also imposed conditions on the merger of SBC with Ameritech in October 1999 that permit the provisioning of advanced data services via separate subsidiaries pursuant to various requirements, some of which expire in the near term. We cannot predict whether these requirements are enforceable, nor whether they will deter anticompetitive behavior if they are enforceable. Bell Atlantic's application for long distance service in New York has been approved subject to similar separate subsidiary provisions. These areas of regulation are subject to change through additional proceedings at the FCC or judicial challenge.

    On March 17, 2000, the U.S. Court of Appeals for the D.C. Circuit issued a decision in which it vacated significant portions of an FCC order that granted collocation rights to CLECs for advanced services equipment. In particular, the court found that that FCC's order impermissibly appears to permit competitors to collocate equipment that may do more than what is required to achieve interconnection or access to unbundled network elements. It faulted the FCC for requiring ILECs to permit collocation of any equipment that is "used or useful" for either interconnection or access to unbundled elements "regardless of other functionalities inherent in such equipment." It told the FCC to explain better which types of equipment are actually "necessary" for interconnection or access. On remand, the FCC could determine that much of the multi-function equipment that CLECs generally wish to collocate today satisfies the court's "necessary" standard. In fact, the court's only example of equipment that likely would not meet the standard is equipment that facilitates payroll or data collection. Nevertheless, it probably will be years before the FCC and the courts decide this issue finally and, in the meantime, many ILECs may seek to interpret the court's decision to mean that they do not have to permit the collocation of multi-function equipment. This could significantly delay or hamper our network deployment plans, which call for collocation of various types of equipment in ILEC central offices.

    In this March 17, 2000 order, the court also overturned the FCC's determination that ILECs must permit collocating CLECs to cross-connect their facilities. The court stated that the FCC failed to explain how cross-connects between CLECs are necessary for interconnection with or access to the unbundled elements of the ILEC. In addition, the court rejected some of the FCC's provisions regarding the implementation of physical collocation, such as the requirement that ILECs give competitors the option of collocating equipment "in any unused space." The immediate impact of these rulings is that ILECs may seek to hinder physical collocation, driving up collocation costs. The FCC will have the opportunity to offer explanations for its decisions, but such explanations may not be issued in the near future. The March 17 order did uphold certain FCC rules, including the requirement that ILECs provide cageless and adjacent collocation, and rules regarding cost allocation.

    On December 9, 1999, the FCC released its line sharing order that requires ILECs to offer line sharing as an unbundled network element by June 6, 2000. Line sharing permits CLECs to use a customer's existing line to provide DSL services while the ILEC continues to use the same line to provide voice service. Prices for line sharing will be set by the states. The decision has been appealed.

    There are also numerous bills being considered by Congress that would deregulate the provision of advanced services by ILECs. These regulatory or legislative outcomes could have an adverse effect on our ability to obtain access to the network elements necessary for the provision of advanced services to our customers or to compete with ILECs in the provision of such services.

LOCAL EXCHANGE CARRIER ENTRY INTO NEW MARKETS

    Our principal competitor in each market we enter is the ILEC. Prior to the enactment of the Telecommunications Act, the RBOCs generally were prohibited by the consent decree that broke up the Bell System from providing long distance services. The Telecommunications Act established procedures under which a RBOC can provide landline long distance services originating from (and in certain cases, terminating in) its traditional telephone service area after receiving approval from the FCC. The interconnection offered or provided by the RBOC must comply with a competitive checklist that incorporates the interconnection requirements discussed above. Please refer to the section entitled "--Interconnection with Local Exchange Carrier Facilities." RBOCs are currently permitted to provide landline long distance services to customers outside of their local service areas and in conjunction with their mobile telephone service offerings.

    Approval from the FCC will enable a RBOC to provide customers with a full range of local and long distance telecommunications services. The provision of landline long distance services by RBOCs is expected to reduce the market share of the major long distance carriers, which may be significant customers of our services. Consequently, the entry of the RBOCs into the long distance market may have adverse consequences on the ability of CLECs both to generate access revenues from the IXCs and to compete in offering a package of local and long distance services. On December 22, 1999, the FCC approved an application filed by Bell Atlantic seeking authority to begin providing long distance services to customers located in the State of New York, where it also provides local telephone service. This action represents the first approval by the FCC of an RBOC request to provide long distance services to customers located in its local operating region. The FCC's approval of Bell Atlantic's application is likely to strengthen Bell Atlantic's competitive position in New York substantially. In addition, we anticipate that Bell Atlantic will soon initiate similar proceedings to obtain long distance service authority in other states in its fourteen state operating region. For example, Bell Atlantic already has begun the necessary regulatory review process in the Commonwealth of Massachusetts. In addition, on January 10, 2000, Southwestern Bell filed an application with the FCC seeking permission to provide long distance services to customers in Texas. More RBOC requests to provide in-region long distance service are expected to be filed with the FCC in the near future.

RELAXATION OF REGULATION

    A goal of the Telecommunications Act is to increase competition for telecommunications services, thereby reducing the need for regulation of these services. To this end, the Telecommunications Act requires the FCC to streamline its regulation of ILECs and permits the FCC to forbear from regulating particular classes of telecommunications services or providers. Since we are a non-dominant carrier and, therefore, are not heavily regulated by the FCC, the potential for regulatory forbearance likely will be more beneficial to the ILECs than to us in the long run.

    The Communications Act requires all common carriers to charge just and reasonable rates for their services and to file schedules of these rates with the FCC. These schedules are known as "tariffs" and they represent a contract between a carrier and its customers. The Telecommunications Act permits the FCC to "forbear" from enforcing certain provisions of the Communications Act and the FCC has used this authority to determine that it is in the public interest to prohibit carriers from filing tariffs for their interstate services. This decision of the FCC and its "mandatory detariffing" has been stayed by the U.S. Court of Appeals for the D.C. Circuit. If the FCC is successful in its attempt to preclude telecommunications providers from filing tariffs, it may increase our exposure to litigation. Currently, tariffs contain provisions limiting the liability of providers on a variety of issues. In the absence of filed tariffs, carriers would have to rely on negotiated contracts with each customer to provide such liability limitations.

    Another FCC decision permits, but does not require, CLECs to file tariffs for the charges that they levy on interstate long distance carriers for completing calls to CLEC customers (refer to the discussion of "access charges" below). In the absence of a tariff, a carrier depends on a contract with its customers to determine the rates and conditions of service.

UNIVERSAL SERVICE AND ACCESS CHARGE REFORM

    On May 8, 1997, the FCC issued an order implementing the provisions of the Telecommunications Act relating to the preservation and advancement of universal telephone service. This order requires all telecommunications carriers providing interstate telecommunications services, including us, to contribute to universal service support. Our share of the contributions used to support schools, libraries and rural health care programs is based on our share of the total industry end user telecommunications revenues. Our share of the federal high-cost fund is based on our share of total interstate telecommunications revenue. Although we have already begun contributing to the federal universal service fund, the amount of our required contribution changes each quarter. Various states are also in the process of implementing their own universal service programs. We are currently unable to quantify the amount of subsidy payments that we will be required to make and the effect that these required payments will have on our financial condition.

    On July 30, 1999, the United States Court of Appeals for the Fifth Circuit overturned certain of the FCC's rules governing the basis on which the FCC collects subsidy payments from telecommunications carriers and recovery of those payments by ILECs. In October 1999, the FCC released two orders in response to the Fifth Circuit decision. One order permits ILECs to continue to recover their universal service contributions from access charges or to establish end-user charges. The second order changed the contribution basis for school/library funding to eliminate calculations based upon intrastate revenues. A number of parties have petitioned the Supreme Court to review the Fifth Circuit's decision.

    In May 1999, the FCC adopted a framework for a new, forward-looking, high-cost support mechanism that will provide support for non-rural telecommunications carriers. The FCC stated that the support mechanism will be used only to determine federal support and will not impose any obligation on a state to impose intrastate surcharges. It is not possible to determine at this time what effect this ruling will have on the level of contributions we are required to make to either the federal or various state universal service programs, or if it will become easier for us to become qualified as recipients of universal service funds when we serve high-cost areas.

    In a related proceeding, on May 16, 1997, the FCC issued an order implementing certain reforms to its access charge rules. Access charges are charges imposed by local exchange carriers on long distance providers for access to the local exchange network, and are designed to compensate the local exchange carrier for its investment in the local network. The FCC regulates interstate access and the states regulate intrastate access. This order required ILECs to substantially decrease over time the prices they charge for switched and special access and changed how access charges are calculated. These changes are intended to reduce access charges paid by IXCs to local exchange carriers and shift certain usage-based charges to flat-rated, monthly per-line charges. To the extent that these rules are effective in reducing access charges, our ability to offer customers lower-cost access services might be impaired. Additionally, the FCC ruled that ILECs may no longer impose certain interconnection charges on competitive providers that interconnect with the ILEC at the end offices but do not use the transport facilities.

    On August 27, 1999, the FCC issued an order implementing further reforms to its access charge rules. The FCC's order granted price cap LECs greater pricing flexibility, and instituted other access charge reforms designed to increase competition and reduce access charges. These changes could impair our ability to offer customers lower-cost access services. The FCC also issued a notice of proposed rulemaking, proposing additional pricing flexibility. In addition, the FCC stated that it is considering whether to adopt rules constraining CLEC access charges. To the extent CLEC access charges are reduced, our revenue could decrease.

    Some state public service commissions have adopted rules or are currently considering actions to preserve universal services and promote the public interest.

FEDERAL REGULATION GENERALLY

    Through a series of proceedings, the FCC has established different levels of regulation for "dominant carriers" and "non-dominant carriers." Only ILECs are classified as dominant; all other providers of domestic interstate services are classified as non-dominant carriers. As a non-dominant carrier, we are subject to relatively limited regulation by the FCC. However, at a minimum, we must offer interstate services at just and reasonable rates in a manner that is not unreasonably discriminatory.

    The FCC has adopted rules requiring ILECs to provide collocation to CLECs for the purpose of interconnecting their competing networks. Under the rules adopted by the Local Competition Orders, ILECs are required to provide either physical collocation or virtual collocation at their switching offices. Recently, the FCC established new rules designed to make it easier and less expensive for CLECs to obtain collocation at ILEC central offices by, among other things, restricting the ILECs' ability to prevent certain types of equipment from being collocated and requiring ILECs to offer alternative collocation arrangements to CLECs. On March 17, 2000, however, the U.S. Court of Appeals for the D.C. Circuit overturned several of these collocation rules, finding that the FCC had failed to make a determination about whether all the types of equipment ILECs are required to collocate is "necessary" for interconnection or access to unbundled elements. According to the court, such a determination is required under the Communications Act. The court also rejected other FCC rules that permit CLECs to cross-connect their equipment with the equipment of other CLECs and give CLECs the option of collocating equipment in any unused space in an ILEC central office. While, ultimately, the FCC could provide reasoned explanations for its current collocation requirements, the uncertainty created by this court decision could provide ILECs with a basis for refusing to collocate multi-function equipment or provide collocation in a timely and efficient manner. This could have a negative impact on our network deployment plans.

    All local exchange carriers, including CLECs, must:

    o    make their services available for resale by other carriers;

    o    provide nondiscriminatory access to rights-of-way;

    o    offer reciprocal compensation for termination of traffic; and

    o    provide dialing parity and telephone number portability.

    In addition, the Telecommunications Act requires all telecommunications carriers to contribute to the universal service mechanism established by the FCC and to ensure that their services are accessible to and usable by persons with disabilities. Moreover, the FCC is considering the regulatory implications of various aspects of local exchange competition. Any or all of these proceedings may negatively affect CLECs, including us.

    The May 21, 1997 order reforming the FCC's price cap formula and the August 27, 1999 order granting ILECs substantial pricing flexibility with regard to interstate access services afford ILECs greater flexibility in establishing rates and provide additional incentives to foster efficiency. Because these regulatory initiatives enable ILECs to offer selectively reduced rates for access services, the rates we may charge for access services could be constrained. Our rates also will be constrained by our competitors which, excluding the ILECs, are subject to the same streamlined regulatory regime as us and can price their services to meet competition.


STATE REGULATION GENERALLY

    Most state public service commissions require companies to be certified to provide common carrier services. These certifications generally require a showing that the carrier has adequate financial, managerial and technical resources to offer the proposed services in a manner consistent with the public interest.

    In addition to obtaining certification, in each state, we must negotiate terms of interconnection with the incumbent local exchange carrier before we can begin providing switched services. Under the Telecommunications Act, the FCC has adopted interconnection requirements, certain portions of which have been upheld by the United States Supreme Court and other portions of which are subject to reconsideration by the FCC or further judicial review. Please refer to the section entitled "--Interconnection with Local Exchange Carrier Facilities." State public utility commissions are required to approve interconnection agreements before they become effective and must arbitrate disputes among the parties upon request. We have already entered into interconnection agreements with Ameritech, Cincinnati Bell Telephone and Bell Atlantic. We have also initiated the process of negotiations with Ameritech and Bell Atlantic for additional interconnection agreements. Regulatory changes could require renegotiation of relevant portions of existing interconnection agreements, or subject them to additional court and regulatory proceedings.

    Some recent state regulatory commission decisions regarding the applicability of the Telecommunications Act's reciprocal compensation provisions to the termination of calls placed to ISPs could result in lower revenues for CLECs in those states. The issue remains undecided in various other states.

    We are not presently subject to price regulation based on costs or earnings. Most states require CLECs to file tariffs setting forth the terms, conditions and prices for intrastate services. Some states permit tariffs to list a rate range or set prices on an individual case basis.

    Several states provide ILECs with flexibility for their rates, special contracts (selective discounting) and tariffs, particularly for services deemed subject to competition. This pricing flexibility increases the ability of the incumbent local exchange carrier to compete with us and constrains the rates we may charge for its services. In light of the additional competition that is expected to result from the Telecommunications Act, states may grant ILECs additional pricing flexibility. At the same time, some ILECs may request increases in certain local exchange rates to offset revenue losses due to competition.

    The rates that may be charged by ILECs for access to loops and other network elements are set by state public service commissions based on pricing established by the FCC. Proposed changes to existing rates are currently being considered by public service commissions in several states, including states in which we are presently operating. If approved, these changes could increase our costs of doing business, thus having an adverse effect on our operations.

REGULATION OF RESELLERS

    The FCC has defined resale as any activity in which a party (the reseller) subscribes to the services or facilities of a facilities-based provider (or another reseller) and then reoffers communications services to the public for profit, with or without adding value. Resellers are common carriers generally subject to all rules and regulations placed on providers of the underlying services by either the FCC or the states in which they operate. The FCC has held that prohibitions on the resale of common carrier services are unjust, unreasonable, and unlawfully discriminatory in violation of the Communications Act. Accordingly, all common carriers must make their services available for resale at rates, terms, and conditions that do not unreasonably discriminate against resellers. The Telecommunications Act imposes the additional duty upon incumbent local exchange carriers to make their services available for resale at wholesale rates. The FCC adopted specific requirements for determining such wholesale rates for local telecommunications services. While the United States Supreme Court upheld the FCC's authority to adopt these rules, the FCC's specific pricing rules are subject to further judicial review. As to other telecommunications services, however, there is no regulation that requires discounts to resellers below those offered to end users of the same quantities of like services. The FCC has determined that because of the competitive development of broadband commercial mobile radio service, it will eliminate the explicit requirement that those services be offered for resale after November 24, 2002.

LOCAL GOVERNMENT AUTHORIZATIONS

    Many jurisdictions where we may provide service require license or franchise fees based on a percentage of certain revenues. Because the Telecommunications Act specifically allows municipalities to charge fees for use of the public rights-of-way, it is likely that jurisdictions that do not currently impose fees will seek to impose fees in the future. However, the amount and basis of these fees have been successfully challenged by several telecommunications service providers. Federal courts have struck down municipal ordinances that (1) do not relate the fees imposed under the ordinance to the extent of a provider's use of the rights-of-way; (2) do not relate the fees imposed under the ordinance to the costs incurred by the local government in maintaining the rights-of-way; or (3) seek to impose fees based on a concept of the "value" of the use to the provider by relating the fees to provider revenues. Additionally, because the Telecommunications Act requires jurisdictions to charge non-discriminatory fees to all telecommunications providers, telecommunications providers are challenging municipal fee structures that excuse other companies, particularly the ILECs, from paying license or franchise fees, or allow them to pay fees that are materially lower than those that are required from new competitors such as CoreComm. A number of these decisions have been appealed and, in any event, it is uncertain how quickly particular jurisdictions will respond to the court decisions without a specific legal challenge initiated by us or another CLEC to the fee structure at issue.

LOCAL MULTIPOINT DISTRIBUTION SERVICE

    The FCC has established a new wireless service referred to as "Local Multipoint Distribution Service" or LMDS. The FCC allocated two frequency blocks in each of 493 Basic Trading Areas in the U.S. to LMDS: Block A with 1,150 MHz of spectrum in the 28 GHz and 31 GHz bands, and Block B with 150 MHz in the 31 GHz band. LMDS licenses are awarded for ten-year terms with renewal expectancies provided to licensees that make a showing of substantial service in their licensed areas.

    LMDS may be used to provide any kind of communications service on a common carrier or non common-carrier basis. Radio frequencies in the 28 and 31 GHz bands are generally capable of only "line-of-sight" transmission and reception, are subject to interference from certain weather conditions, and do not lend themselves to mobile applications. LMDS is expected to be used for the delivery of various broadband services to homes and offices, including telecommunications, Internet access, and two-way video. At least seven other countries, including Canada and Mexico, have licensed LMDS on either a permanent or experimental basis. LMDS licensees are expected to be able to provide a wide array of services, two-way capabilities, and high capacity through the use of newer digital equipment and transmission mechanisms. The FCC expects that Block-A LMDS licensees especially, by applying cellular-style frequency re-use technology to an already large frequency bandwidth, have the potential to become competitors to ILECs and cable operators. Accordingly, the LMDS rules prohibit ownership of Block-A licenses by ILECs and incumbent cable operators prior to July 2000, but permit an applicant that would otherwise be prohibited from holding a Block-A license to apply for a waiver of the ownership restriction by showing that it does not have market power in its telephone or cable service area.

    The FCC held a simultaneous, multiple-round auction for the 986 LMDS licenses which closed on March 25, 1998. 104 winning participants bid a total of $578,663,029 for 864 licenses. No auction participant placed the minimum opening bid on any of the remaining 122 licenses, which were reauctioned in April and May, 1999. In the initial auction, we won 15 Block-A licenses for Basic Trading Areas encompassing substantially all population centers in the state of Ohio, for a total bid of $25,241,133. Auction participants that had average gross revenues for the previous three years of $75 million or less, when aggregated with all commonly controlled affiliates, were entitled to bidding credits of 25%, 35%, or 45%. We did not qualify for any bidding credit. The FCC has since granted our 15 LMDS licenses with an effective date of June 8, 1998.

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




FUTURE INTERNATIONAL OPERATIONS

    We may ultimately expand our operations to other countries and already provide international resale services. The FCC requires every carrier that intends to originate international telecommunications from within the U.S., either through the use of its own facilities or on a resale basis, to secure in advance an authorization from the FCC under Section 214 of the Communications Act. Additionally, these carriers must file with the FCC a tariff containing the rates, terms, and conditions of their international service offerings. In applying for a 214 Authorization, a carrier must disclose any affiliations with or special concessions from foreign carriers or nations. The FCC has streamlined its procedures for granting 214 Authorizations, providing a routine grant of such authorizations in 35 days unless an application is formally opposed or the applicant is affiliated with a carrier that controls bottleneck telecommunications facilities in a foreign country, in which case the applicant may be subject to more stringent regulation as a "dominant" carrier. Additionally, applicants affiliated with foreign carriers in countries that are signatories to the Telecommunications Annex to the World Trade Organization General Agreement of Trade in Services, including Canada, have a reduced burden of demonstrating their "non-dominance." Carriers that have received 214 Authorizations are subject to certain reporting requirements, must file contracts with foreign correspondents, and are restricted in the provision of certain services to certain nations, such as the use of resold private lines for switched services and the provision of any services to countries on the FCC's "exclusion list." We hold a 214 Authorization for both facilities-based and resale international services and have filed a tariff for our international resale services.

INTERNET REGULATION

    The FCC currently does not regulate the provision of Internet service, although it does regulate common carriers that provide elements of the "backbone" networks on which the Internet is based. Similarly, state public utility commissions generally do not regulate Internet service, except in some limited circumstances where incumbent local exchange carriers provide Internet services. The FCC and some states, however, are reviewing the development of the Internet and the types of services that are provided through it. For example, if the FCC should determine that an Internet service provider offers a service that is an exact substitute for long distance telephone service with the sole distinction that it is based on a packet-switched network rather than a circuit-switched network, the FCC may determine that it should provide regulatory parity for the services.

ITEM 2.  PROPERTY

    Certain of our subsidiaries lease switch buildings, ILEC collocations and office space which we believe are adequate to serve our present business operations and our needs for the foreseeable future. See the Notes to the Consolidated Financial Statements included elsewhere in this Form 10-K for information concerning lease commitments.

ITEM 3.  LEGAL PROCEEDINGS

    We are not involved in any legal disputes that we expect to have a material adverse effect on our results of operations or financial condition.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF STOCKHOLDERS

    No matter was submitted to a vote of security holders of the Company during the quarter ended December 31, 1999.


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




                                     PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER
         MATTERS.

CoreComm formerly was a wholly owned subsidiary of Cellular Communications of Puerto Rico, Inc. ("CCPR") (formerly CoreComm Incorporated). On September 2, 1998, CCPR distributed to its stockholders, on a one for one basis, all of the capital stock of CoreComm. CoreComm's Common Stock began trading on the Nasdaq Stock Market's National Market on September 2, 1998, under the Nasdaq symbol "COMFV". Subsequently, on September 3, 1998, the symbol was changed to "COMMF," and on September 17, 1999, the symbol was changed to "COMM", under which it presently trades. The following table sets forth for the periods indicated, the high and low last sale prices on the Nasdaq Stock Market's National Market.

                                                                                          LAST SALE PRICE
                                                                                       ------------------------
                                                                                        HIGH              LOW
                                                                                       ------           -------
1998
Third Quarter (beginning September 2, 1998)                                            $10.14           $  4.44
Fourth Quarter                                                                         $ 7.67           $  3.33
1999
First Quarter                                                                          $17.39           $  7.28
Second Quarter                                                                         $22.00            $16.11
Third Quarter                                                                          $25.50            $20.53
Fourth Quarter                                                                         $39.58            $23.83
2000
First Quarter (through March 23, 2000)                                                 $49.31            $32.17

On March 23, 2000, the last sales price for the Common Stock on the Nasdaq Stock Market National Market was $48.00. As of March 23, 2000, there were approximately 376 record holders of the Common Stock. This figure does not reflect beneficial ownership of shares held in nominee names.

We have never declared or paid any cash dividends on the Common Stock. We anticipate that we will retain earnings, if any, for use in the operation and expansion of its business and we do not anticipate paying any cash dividends in the foreseeable future.

ITEM 6.  SELECTED FINANCIAL DATA.

The following selected financial data of CoreComm and its predecessor, OCOM Corporation Telecoms Division ("OCOM") should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Form 10-K. The selected historical financial data relates to OCOM as it was operated prior to its acquisition by CoreComm.


                                                                                       THE PREDECESSOR (OCOM)
                                                                                       ----------------------
                                                    FOR THE PERIOD
                                                     FROM APRIL 1,
                                                      1998 (DATE
                                                      OPERATIONS        FOR THE PERIOD
                                    YEAR ENDED       COMMENCED) TO      FROM JANUARY 1,
                                   DECEMBER 31,       DECEMBER 31,          1998 TO             YEAR ENDED DECEMBER 31,
                                     1999 (1)           1998 (2)          MAY 31, 1998       1997        1996     1995 (3)
                                   ------------     ---------------     ---------------    --------    --------   --------
                                            (in thousands, except per share data)
INCOME STATEMENT DATA:
Revenues                              $58,151           $  6,713            $  1,452       $  3,579    $ 5,103    $  4,001
Operating expenses                    161,376             25,139               4,234          7,954      6,333       8,413
Net (loss)                           (103,524)           (16,255)             (2,782)        (4,379)    (1,097)     (4,154)
Basic and diluted net
  (loss) per common
  share (4)                             (3.03)              (.55)               (.09)          (.15)      (.04)       (.17)
Basic and diluted
 weighted average number
 of common shares(4)                  34,189             29,678              29,664         29,419     29,691      24,908


                                                                   THE PREDECESSOR (OCOM)
                                              DECEMBER 31,     -------------------------------
                                 1999(1)       1998(2)          1997         1996        1995
                                 --------      --------        ------       ------      ------
                                                     (in thousands)
BALANCE SHEET DATA:
Working capital                  $121,292      $133,899        $ (950)      $ (490)     $  (42)
Fixed assets--net                  90,619         3,582         1,269          270         226
Total assets                      392,103       176,526         1,731          917       1,020
Long-term debt                    179,318           283            --           --          --
Other noncurrent liabilities       14,564           218            --           --          --
Shareholders' equity              126,926       169,297            --           --          --
Parent's investment                    --            --           321         (208)       (207)

(1) In 1999, we acquired 100% of the stock of MegsINet Inc. and the CLEC assets of USN Communications, Inc. In addition, we issued $175 million principal amount of 6% Convertible Subordinated Notes due 2006.

(2) During the period from April 1, 1998 (date operations commenced) to December 31, 1998, CCPR made the following contributions to CoreComm prior to the spin-off: (a) a cash contribution of $150 million, (b) businesses acquired by CCPR in April and June 1998 and (c) the subsidiary that owns various LMDS licenses in Ohio that were acquired for an aggregate of $25,241,000.

(3) OCOM incurred one-time costs of $2,294,000 in 1995 in connection with the expansion of its cellular long distance resale business into certain AT&T Wireless markets.

(4) After giving retroactive effect to the 3-for-2 stock split by way of stock dividend paid in September 1999 and the 3-for-2 stock split by way of stock dividend paid in February 2000. The weighted average number of common shares prior to September 1998 are equivalent to CCPR's historical weighted average shares (since CCPR shareholders received one share of the Company for each CCPR share owned).

         We have never declared or paid any cash dividends.


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.


                              RESULTS OF OPERATIONS


YEAR ENDED DECEMBER 31, 1999 AND FOR THE PERIOD FROM APRIL 1, 1998 (DATE OPERATIONS COMMENCED) TO DECEMBER 31, 1998

     As a result of the completion of the acquisitions of 100% of the stock of MegsINet Inc. and the CLEC assets of USN Communications, Inc. in May 1999, we consolidated the results of operations of these businesses from the dates of acquisition. The results of these businesses are not included in the 1998 results.

     A significant component of the 1999 results is associated with the acquisition of certain assets of USN. Although USN quickly developed a large customer list and revenue base in 1997 and 1998, it had difficulties under its previous management providing services, including billing, customer care and other operational areas, and filed for bankruptcy in February 1999. Since the acquisition, we have been focusing on improving these operations, and have been successful in many areas. However, we did not actively sell additional lines in these markets in 1999 because we were not fully satisfied with the quality of the operations. Consequently, and consistent with our due diligence, transaction structure and purchase price, revenues associated with the USN assets have declined significantly since our acquisition, and additional declines may continue as customers leave or "churn" off the service.

     The increase in revenues to $58,151,000 from $6,713,000 is primarily due to acquisitions in 1999, which accounted for $40,909,000 of the increase. The remainder of the increase is primarily due to an increase in CLEC and ISP revenues from an increase in customers, offset by the decline in cellular long distance revenue as a result of customers switching to other long distance providers. In the third quarter of 1999, we sold most of our prepaid cellular debit card business and we terminated our cellular long distance business in certain markets. We had revenues in 1999 of $2,223,000 from the prepaid cellular debit card business and $519,000 from the cellular long distance business in these markets.

     Operating costs increased to $58,561,000 from $5,584,000 primarily due to acquisitions in 1999, which accounted for $43,315,000 of the increase. The remainder of the increase is primarily due to the increase in revenues. Operating costs as a percentage of revenues increased to 101% from 83%. The increase in percentage terms is the result of an increase in the fixed component of operating expenses due to the migration toward a facilities-based infrastructure. Operating costs as a percentage of revenues is expected to remain higher than 1998 levels until customer and revenue growth exceeds the increases in facilities-based infrastructure costs. In 1999, operating costs were $2,543,000 from the prepaid cellular debit card business and $458,000 from the cellular long distance business in the terminated markets.

     Selling, general and administrative expenses increased to $74,185,000 from $11,940,000 primarily due to acquisitions in 1999, which accounted for $33,184,000 of the increase. The remainder of the increase is a result of increased selling and marketing costs and increased customer service costs. These costs are expected to increase in the foreseeable future as we grow our operations and customer base.

     Corporate expenses include the costs of our officers and headquarters staff, the costs of operating the headquarters and costs incurred for strategic planning and evaluation of business opportunities. Corporate expenses increased to $7,996,000 from $2,049,000 because the 1998 expenses did not represent a full period of results due to the fact that the spin-off from CCPR occurred on September 2, 1998, at which time corporate expenses commenced. In addition, allocated charges from NTL Incorporated (a company that has some of the same officers and directors as CoreComm) have increased due to the sales in 1999 of other affiliated companies.

     The non-cash compensation charge of $1,056,000 in 1999 is recorded in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," related to a change in employee stock option agreements. The non-cash compensation charge of $4,586,000 in 1998 is recorded in accordance with APB Opinion No. 25, as a one time charge related to the issuance of the Company's warrants and stock options to holders of CCPR's stock options in connection with the Company's distribution to CCPR's shareholders.

     Depreciation expense increased to $10,945,000 from $749,000 as a result of acquisitions in 1999, which accounted for $7,176,000 of the increase and an increase in fixed assets.

     Amortization expense increased to $8,633,000 from $231,000 due to the amortization of goodwill and other intangibles from the acquisitions in 1999.

     Interest income and other, net, increased to $5,773,000 from $2,632,000 primarily due to interest income on the Company's cash, cash equivalents and marketable securities.

     Interest expense increased to $5,341,000 from $21,000 primarily due to interest on the 6% Convertible Subordinated Notes issued in October 1999 and interest on notes payable and capital leases of acquired businesses.

FOR THE PERIOD FROM APRIL 1, 1998 (DATE OPERATIONS COMMENCED) TO DECEMBER 31, 1998 AND FOR THE YEAR ENDED DECEMBER 31, 1997

     As a result of the completion of the acquisitions of Digicom, Inc. in April 1998, certain assets of JeffRand Corp. (known as Wireless Outlet) in April 1998, certain assets of OCOM Corporation in June 1998, and certain assets of Stratos Internet Group, Inc. in November 1998, we consolidated the results of operations of these businesses from the dates of acquisition. The following discussion includes a comparison to the results of operations of OCOM, our predecessor business. OCOM's primary historical business was its cellular long distance resale business that has been and currently is a highly competitive segment of the long distance telephone market.

     The increase in revenues to $6,713,000 from $3,579,000 is primarily due to acquisitions in 1998, which accounted for $4,535,000 of the increase. OCOM's revenues decreased to $2,178,000 from $3,579,000 because OCOM's revenues prior to its acquisition in June 1998 of $1,452,000 are not included in the 1998 amount. OCOM's cellular long distance revenues continued to decline in 1998 as a result of customers switching to other long distance providers. This reduction in revenues was offset by increases in CLEC and cellular revenues.

     Operating costs increased to $5,584,000 from $1,581,000 primarily due to acquisitions in 1998, which accounted for $3,895,000 of the increase. Operating costs as a percentage of revenues increased to 83% from 44%. This increase is the result of the reduction in cellular long distance revenues which to date has the highest gross margin of our telecommunications businesses.

     Selling, general and administrative expenses increased to $11,940,000 from $5,934,000 as a result of increased selling and marketing costs and increased customer service costs. These increases were offset by a reduction in billing costs due to the implementation of in-house billing in the fourth quarter of 1997.

     The non-cash compensation charge of $4,586,000 in 1998 is a one time charge related to the issuance of the Company's warrants and stock options to holders of CCPR's stock options in connection with the Company's distribution to CCPR's shareholders.

     Depreciation expense increased to $749,000 from $428,000 as a result of an increase in fixed assets, primarily computer hardware and software.

     Amortization expense increased to $231,000 from $11,000 due to the amortization of goodwill from the acquisitions in 1998.

     Interest income and other, net, increased to income of $2,632,000 from expense of $4,000 primarily due to $2,585,000 of interest income on the Company's cash, cash equivalents and marketable securities.

     Interest expense increased to $21,000 from zero due to interest on the note payable and capital leases.

     March 2000 non-cash compensation expense. In March 2000, the Compensation and Option Committee of the Board of Directors approved the issuance of options in the Company to various employees to acquire approximately 2.7 million shares of the Company's common stock at an exercise price of 30% of the fair market value of our common stock on the date of the grant. In accordance with APB Opinion No.25, "Accounting for Stock Issued to Employees," we will record a non-cash compensation expense of approximately $44.8 million in March 2000 and a non-cash deferred expense of approximately $48.5 million. We will charge the deferred expense to non-cash compensation expense on a straight-line basis over the vesting period of the stock options as follows: $15 million in 2000, $20 million in 2001, $11.6 million in 2002, $1.8 million in 2003 and $0.1 million in 2004.

                         LIQUIDITY AND CAPITAL RESOURCES

     We will require significant resources to fund the construction of our facilities-based network, develop and expand our existing businesses and fund near term operating losses and debt service. We estimate that these requirements will aggregate approximately $275 million in 2000, which excludes the effect of the proposed acquisitions of ATX and Voyager.net. We intend to use cash and securities on hand of $178.7 million at December 31, 1999 to meet a portion of our operating and capital requirements. We are currently negotiating with equipment manufacturers to provide us with additional vendor financing, and we currently anticipate obtaining additional financing in the future. However, there can be no assurance that the proposed financings will occur.

     Acquisitions. In May 1999, we acquired MegsINet and the CLEC assets of USN Communications. The USN acquisition includes a contingent payment in July 2000 which is payable only if the USN assets meet or exceed operating performance thresholds. The total additional cash consideration that we may pay for the USN assets is capped at $58.6 million. We do not expect the actual contingent payment to be significant.

     In the future, we plan to make further appropriate acquisitions which may require significant acquisition related and capital expenditures. On March 10, 2000, we announced that the Company had entered into a definitive agreement to acquire ATX Telecommunications Services, Inc. and on March 13, 2000, the Company and Voyager.net, Inc. announced a definitive agreement to merge in a stock and cash transaction. We will require between $80 million and $150 million in cash for the ATX acquisition and approximately $95 million in cash for the Voyager.net merger. In addition, we will issue new shares of convertible preferred stock and common stock to the shareholders of ATX, and new shares of common stock to the shareholders of Voyager.net. We are evaluating our financing options and anticipate issuing additional debt and/or equity to fund the cash portion of these acquisitions.

     Historical Uses of Cash. For the year ended December 31, 1999, cash used in operating activities increased to $72,417,000 from $12,322,000 in the period from April 1, 1998 (date operations commenced) to December 31, 1998, primarily due to the increase in the net loss to $103,524,000 from $16,255,000. The net loss increased as a result of acquisitions and an increase in selling and marketing costs and customer service expenses as we have grown the business.

     For the year ended December 31, 1999, cash used to purchase fixed assets increased to $20,575,000 from $2,341,000 in the period from April 1, 1998 (date operations commenced) to December 31, 1998. The increase was due to acquisitions and as a result of an increase in fixed asset purchases. The cash used for acquisitions of $47,056,000 in the year ended December 31, 1999 is primarily for payments in connection with the MegsINet and USN acquisitions.

     Proceeds from borrowings, net of financing costs, of $168,545,000 in 1999 is primarily from the issuance of the 6% Convertible Subordinated Notes.

     Network Construction. We intend to significantly expand our telecommunications infrastructure in the United States over the next several years. We have installed switches and other facilities, and we are in the process of installing additional switches, Internet points-of-presence, and other telecommunications facilities in many states. The amount of such expenditures in 2000 will be related to the number of new markets entered, the speed and location of equipment deployment, the timing and integration of acquisitions, as well as the mix of resold vs. facilities-based services.

     We have deployed our Smart LEC facilities in Columbus, Ohio, Cleveland, Ohio and Chicago, Illinois and are currently developing three additional markets: Detroit, Michigan, New York, New York and Boston, Massachusetts. These six markets comprise approximately 18 million total access lines. In connection with these markets, we are in the process of establishing collocation facilities in approximately 133 ILEC central offices. We have also identified approximately 30 additional markets where we intend to deploy our Smart LEC network in 2000-2002.

     We believe that our Smart LEC strategy enables us to enter and construct our networks into new cities with relatively low up-front expenditures and a significant proportion of success-based capital expenditures. Depending on the size of the market, we expect our up-front capital expenditures to be approximately $7 to $10 million, which includes the costs of installing our switch facility and our collocation facilities and other related initial set-up and installation expenses.

     The significant majority of the additional capital costs will be based on subscriber levels. These costs will include equipment to increase network capacity, such as ports and modems in our switch and access devices. These costs will vary based on the type, volume and services of each customer, but are estimated to be approximately $400-$500 per line. For example, a sample target market may have 1 million business lines and 2 million residential lines, for a total of 3 million lines. Our total level of capital expenditures for that market will depend on our level of penetration. If we are able to gain 3% overall penetration of the market, we would serve approximately 90,000 lines, and based on approximately $400-$500 per line, we would spend approximately $35-$45 million on additional capital costs developing and expanding our networks in the market. A lower or higher penetration would decrease or increase, respectively, our additional capital costs.

     The foregoing summary of the cost structure of our entry into a typical market does not purport to be indicative of our performance, but is provided solely as a basis for understanding our basic cost structure for individual communications services in a typical target market. You should be aware that our actual performance could differ materially from our current expectations.

     Operations. Our businesses will also consume capital to acquire new customers and to finance the working capital required to support these new customers. These businesses will also require additional billing, customer service and other back-office infrastructure. These capabilities can be expanded in-house or can be outsourced to reduce up-front capital requirements. To date, our strategy has been to utilize the expertise developed by our management to develop in-house billing and back-office capabilities.

     LMDS. LMDS is a fixed broadband wireless service that may be used to provide high-speed data transfer, telephone service, telecommunications network transmission, Internet access, video broadcasting, video conferencing, and other services. The spectrum is useable for communications services from a fixed antenna, but is not suitable for mobile or portable communications. LMDS can be used to provide a wireless high-capacity broadband service for the "last mile" to a home or office.

     The amount of capital required to construct our LMDS systems is not easily quantifiable at this time, but is likely to be several times the $25 million cost of the licenses. In addition to up-front network construction costs, a significant ongoing capital requirement will be the cost to acquire customer premise equipment to receive and transmit LMDS signals. We will deploy this LMDS network only if we determine that we can achieve sufficient returns on our capital invested, from reduced costs associated with providing our services or from new services which we can offer through LMDS technology.

     Sources of Liquidity. Our operations were initially funded by the $150 million cash capital contribution from CCPR in connection with the spin-off. In October 1999, we issued $175 million principal amount of 6% Convertible Subordinated Notes due 2006, and received net proceeds of $168.5 million. Interest on the Convertible Subordinated Notes is payable semiannually on April 1 and October 1 of each year, commencing April 1, 2000. We expect to experience substantial negative cash flow for the next several years due to the continued development of our Smart LEC network and our other businesses. Our cash flow requirements will depend upon:

     o   our network development schedules;

     o   acquisition opportunities;

     o   operating results; and

     o   technological developments.

     We are currently negotiating with equipment manufacturers, including Cisco Systems, Inc., Lucent Technologies, Inc. and others to provide us with additional vendor financing. In the aggregate, such financings are anticipated to be significant. We are presently in the process of negotiating terms for these transactions. However, until definitive agreements are reached with each vendor, we cannot be certain that the proposed financings will occur, that the terms will not change or that any alternative financing on terms satisfactory to us will be available.

     Our ability to raise additional capital will be dependent on a number of factors, such as general economic and market conditions, which are beyond our control. If we are unable to obtain additional financing or to obtain it on favorable terms, we may be required to delay the construction of our Smart LEC network, forego attractive business opportunities, or take other actions which could adversely affect our business, results of operations and financial condition.

     We are a holding company with no significant assets other than cash and securities and investments in and advances to our subsidiaries. We are therefore likely to be dependent upon receipt of funds from our subsidiaries to meet our own obligations. However, our subsidiaries' proposed debt agreements may prevent the payment of dividends, loans or other distributions to us (except in certain limited circumstances).

YEAR 2000

     We had a comprehensive Year 2000 project designed to identify and assess the risks associated with our information systems, products, operations, infrastructure, suppliers and customers, and to develop, implement and test remediation and contingency plans to mitigate these risks. To date, we have not experienced any significant problems related to the Year 2000.

     Because we use a variety of information systems and have additional systems embedded in our operations and infrastructure, we cannot be sure that all of our systems will continue to work together in a Year 2000-ready fashion. Furthermore, we cannot be sure that we will not suffer business interruptions, either because of our own Year 2000 problems or those of third-parties upon whom we are reliant for services. Therefore, a problem that has not yet been identified may arise and could have adverse consequences to us.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK.

     The Securities and Exchange Commission's rule related to market risk disclosure requires that we describe and quantify our potential losses from market risk sensitive instruments attributable to reasonably possible market changes. Market risk sensitive instruments include all financial or commodity instruments and other financial instruments (such as investments and debt) that are sensitive to future changes in interest rates, currency exchange rates, commodity prices or other market factors. We are not exposed to market risks from changes in foreign currency exchange rates or commodity prices. We do not hold derivative financial instruments nor do we hold securities for trading or speculative purposes. Under our current policies, we do not use interest rate derivative instruments to manage our exposure to interest rate changes.

     The fair-market value of long-term fixed interest rate debt is subject to interest rate risk. Generally the fair market value of fixed interest rate debt will increase as interest rates fall and decrease as interest rates rise. The fair value of our Convertible Subordinated Notes was determined from the quoted market price. The fair value of our other notes payable are estimated using discounted cash flow analyses, based on our current incremental borrowing rates for similar types of borrowing arrangements.

                            Interest Rate Sensitivity
                      Principal Amount by Expected Maturity
                              Average Interest Rate





                                                                                                           Fair
                                                                                                           Value
                                2000       2001      2002      2003      2004    Thereafter    Total      12/31/99
                                ----       ----      ----      ----      ----    ----------    -----      --------
                                                       (in thousands)
                                                        ------------


Long-term Debt, including Current Portion

Fixed Rate                      $5,280     $4,229      $89   $   -     $   -      $175,000     $184,598    $281,530
Average Interest Rate             11.3%      11.1%    8.0%                             6.0%


ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The Financial Statements are included herein commencing on page F-1.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Not applicable.




                                    PART III

ITEMS 10, 11, 12 AND 13.

    The information required by Part III is incorporated by reference from CoreComm's definitive proxy statement involving the election of directors which CoreComm expects to file, pursuant to Regulation 14A, within 120 days following the end of its fiscal year.

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

      (a)   (1)      Financial Statements--See list of Financial Statements on
                     page F-1.

            (2) Financial Statement Schedules--See list of Financial Statement Schedules on page F-1.

            (3)      Exhibits--See Exhibit Index on page 38.

      (b) Reports on Form 8-K: During the fourth quarter of 1999, the Company filed the following Current Reports on Form 8-K:
                     Form 8-K dated October 1, 1999 (filed October 4, 1999) under item 5, reporting the pricing of $150 million 6% Convertible Subordinated Notes due 2006; Form 8-K dated October 6, 1999 (filed October 12, 1999) under item 2, reporting the closing of the sale of $175 million of 6% Convertible Subordinated Notes due 2006, including exercise of $25 million over-allotment option.

      (c) Exhibits--The response to this portion of Item 14 is submitted as a separate section of this report.

      (d) Financial Statement Schedules--See list of Financial Statement Schedules on page F-1.

                                  EXHIBIT INDEX

EXHIBIT
NO.            DESCRIPTION OF EXHIBIT
-------        ----------------------

2.1      Distribution Agreement, dated as of August 18, 1998, between CoreComm
         Incorporated and the Company(1)

2.2 Agreement and Plan of Merger, dated as of March 10, 2000, by and among CoreComm Limited and ATX Telecommunications Services Inc.

2.3 Agreement and Plan of Merger, dated as of March 12, 2000, by and among CoreComm Limited and Voyager.net Inc.

2.4 Agreement and Plan of Merger, dated as of February 17, 1999, by and among CoreComm Limited, CoreComm Acquisition Sub, Inc., and MegsINet
         Inc.(3)

2.5      First Amendment to Agreement and Plan of Merger, dated as of May 3,
         1999, by and among CoreComm Limited, CoreComm Acquisition Sub, Inc., and MegsINet Inc.(2)

2.6      Asset Purchase Agreement, dated as of February 19, 1999, by and between
         CoreComm Limited, USN Communications, Inc. ("USN") and several subsidiaries of USN (3)

3.1      Company's Memorandum of Association and Certificate of Name Change(1)

3.2      Company's By-laws(1)

4.2 Rights Agreement, dated as of August 18, 1998, between CoreComm Limited and Continental Stock Transfer & Trust Company, as Rights Agent(1)

4.3 First Amendment to Rights Agreement, dated as of January 20, 1999, between CoreComm Limited and Continental Stock Transfer & Trust Company

4.4 Second Amendment to Rights Agreement, dated as of November 11, 1999, between CoreComm Limited and Continental Stock Transfer & Trust Company

4.5      Form of Common Stock Certificate(1)

4.6 Indenture, dated as of October 6, 1999, by and between the Company and The Chase Manhattan Bank as Trustee, with respect to the 6% Convertible
         Notes due 2006 (4)

4.7      Registration Rights Agreement, dated October 6, 1999, by and among the
         Company and the Initial Purchasers of the 6% Convertible Notes due
         2006(4)

10.1 Form of Tax Disaffiliation Agreement between CoreComm Incorporated and the Registrant(1)

10.2     CoreComm Limited 1998 Stock Option Plan(1)

10.3     CoreComm Limited Non-Employee Director Stock Option Plan (1)

10.4     CoreComm Ohio Limited 1999 Stock Option Plan(5)

10.5     CoreComm Limited 1999 Stock Option Plan

11       Statement re computation of per share earnings

21       Subsidiaries of the registrant

23.1     Consent of Ernst & Young, LLP

27.1     Financial Data Schedules

(1) Incorporated by reference from the Company's Registration Statement on Form 10-12G/A, Filed on August 19, 1998

(2) Incorporated by reference from the Company's Registration Statement on Form S-4/A, File No. 333-74801

(3) Incorporated by reference from the Company's Registration Statement on Form 8-K, Filed on February 24, 1999

(4) Incorporated by reference from the Company's Registration Statement on Form S-3, File No. 333-90113

(5) Incorporated by reference from the Company's 1998 Annual Report on Form 10-K, Filed on March 22, 1999

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under signed thereunto duly authorized. Dated: March 29, 2000

                                                    CORECOMM LIMITED

                                                    By: /s/ RICHARD J. LUBASCH
                                                    Senior Vice President,
                                                    General Counsel
                                                    and Secretary

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.

SIGNATURE                                             TITLE                                         DATE
---------                                             -----                                         ----

/s/ GEORGE S. BLUMENTHAL           Chairman of the Board and Director                            March 29, 2000
George S. Blumenthal

/s/ J. BARCLAY KNAPP               Principal Executive and Financial                             March 29, 2000
J. Barclay Knapp                   Officer and Director

/s/ PATTY J. FLYNT                 Principal Operating Officer                                   March 29, 2000
Patty J. Flynt

/s/ GREGG GORELICK                 Principal Accounting Officer                                  March 29, 2000
Gregg Gorelick

/s/ SIDNEY R. KNAFEL               Director                                                      March 29, 2000
Sidney R. Knafel

/s/ TED H. MCCOURTNEY              Director                                                      March 29, 2000
Ted H. McCourtney

/s/ DEL MINTZ                      Director                                                      March 29, 2000
Del Mintz

/s/ ALAN J. PATRICOF               Director                                                      March 29, 2000
Alan J. Patricof

/s/ WARREN POTASH                  Director                                                      March 29, 2000
Warren Potash

                       Form 10-K -- Item 14(a)(1) and (2)

                        CoreComm Limited and Subsidiaries

                   Index to Consolidated Financial Statements
                        and Financial Statement Schedule

The following consolidated financial statements and schedule of CoreComm Limited and Subsidiaries and its predecessor OCOM Corporation Telecoms Division are included in Item 8:

Reports of Independent Auditors .............................................................  F-2
Consolidated Balance Sheets - December 31, 1999 and 1998 ....................................  F-4
Consolidated Statements of Operations - Year Ended December 31, 1999,
     for the Period from April 1, 1998 (date operations commenced) to
     December 31, 1998, for the Period from January 1, 1998 to May 31, 1998 and for the Year Ended December 31, 1997 ...............................................  F-5
Consolidated Statement of Shareholders' Equity - Year Ended
     December 31, 1999 and for the Period from April 1, 1998
     (date operations commenced) to December 31, 1998 .......................................  F-6
Statement of Parent's Investment (Deficiency) - For the Period from
     January 1, 1998 to May 31, 1998 and for the Year Ended
     December 31, 1997 ......................................................................  F-7
Consolidated Statements of Cash Flows - Year Ended December 31, 1999,
     for the Period from April 1, 1998 (date operations commenced)
     to December 31, 1998, for the Period from January 1, 1998 to
     May 31, 1998 and for the Year Ended December 31, 1997 ..................................  F-8
Notes to Consolidated Financial Statements .................................................. F-10

The following consolidated financial statement schedule of CoreComm Limited and Subsidiaries and OCOM Corporation Telecoms Division is included in Item 14(d):

Schedule II - Valuation and Qualifying Accounts ............................................. F-28

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

                         Report of Independent Auditors



Shareholders and Board of Directors
CoreComm Limited

We have audited the consolidated balance sheet of CoreComm Limited and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1999 and for the period from April 1, 1998 (date operations commenced) to December 31, 1998. Our audits also included the financial statement schedule listed in the Index at Item 14(a) for the year ended December 31, 1999 and for the period from April 1, 1998 (date operations commenced) to December 31, 1998. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CoreComm Limited and Subsidiaries at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for the year ended December 31, 1999 and for the period from April 1, 1998 (date operations commenced) to December 31, 1998 in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                    ERNST & YOUNG LLP

New York, New York
March 3, 2000

                         Report of Independent Auditors




Shareholder
OCOM Corporation Telecoms Division

We have audited the statements of operations, parent's investment (deficiency) and cash flows of OCOM Corporation Telecoms Division ("OCOM") for the period from January 1, 1998 to May 31, 1998 and for the year ended December 31, 1997. Our audit also included the financial statement schedule listed in the Index at
Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the results of operations and the cash flows of OCOM Corporation Telecoms Division for the period from January 1, 1998 to May 31, 1998 and for the year ended December 31, 1997 in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                    ERNST & YOUNG LLP

New York, New York
February 26, 1999

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

                           Consolidated Balance Sheets

                                                                                      DECEMBER 31,
                                                                                 1999                1998
                                                                          ------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                $ 86,685,000         $ 26,161,000
   Marketable securities                                                      92,041,000          110,718,000
   Accounts receivable-trade, less allowance for doubtful
     accounts of $3,949,000 (1999) and $742,000 (1998)                         7,875,000            1,125,000
   Due from affiliates                                                           195,000            1,954,000
   Other                                                                       5,791,000              669,000
                                                                          ------------------------------------
Total current assets                                                         192,587,000          140,627,000

Fixed assets, net                                                             90,619,000            3,582,000
Goodwill, net of accumulated amortization of $7,262,000 (1999)
  and $230,000 (1998)                                                         57,888,000            4,028,000
LMDS license costs                                                            25,366,000           25,366,000
Other, net of accumulated amortization of $2,202,000 (1999) and
  $1,000 (1998)                                                               25,643,000            2,923,000
                                                                          ------------------------------------
                                                                            $392,103,000         $176,526,000
                                                                          ====================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                          $ 13,851,000         $  1,937,000
  Accrued expenses                                                            32,215,000            4,247,000
  Equipment payable                                                            4,702,000                    -
  Current portion of notes payable and capital lease obligations              19,127,000              133,000
  Deferred revenue                                                             1,400,000              411,000
                                                                          ------------------------------------
Total current liabilities                                                     71,295,000            6,728,000

Notes payable                                                                179,318,000              283,000
Capital lease obligations                                                     14,564,000              218,000

Commitments and contingent liabilities

Shareholders' equity:
  Series preferred stock - $.01 par value, authorized 1,000,000
    shares; issued and outstanding none                                                -                    -
  Common stock - $.01 par value; authorized 75,000,000 shares;
    issued and outstanding 38,556,000 (1999) and  29,697,000
    (1998) shares                                                                386,000              297,000
  Additional paid-in capital                                                 246,319,000          185,255,000
  (Deficit)                                                                 (119,779,000)         (16,255,000)
                                                                          ------------------------------------
                                                                             126,926,000          169,297,000
                                                                          ------------------------------------
                                                                            $392,103,000         $176,526,000
                                                                          ====================================

See accompanying notes.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

                      Consolidated Statements of Operations

                                                                                          THE PREDECESSOR
                                                                                               (OCOM)
                                                                                   ------------------------------

                                                                 FOR THE PERIOD
                                                                  FROM APRIL 1,
                                                                   1998 (DATE      FOR THE PERIOD
                                                                   OPERATIONS      FROM JANUARY 1,
                                               YEAR ENDED         COMMENCED) TO        1998 TO        YEAR ENDED
                                              DECEMBER 31,        DECEMBER 31,         MAY 31,       DECEMBER 31,
                                                 1999                 1998              1998             1997
                                            ---------------------------------------------------------------------
REVENUES                                      $  58,151,000       $  6,713,000      $ 1,452,000      $ 3,579,000

COSTS AND EXPENSES
Operating                                        58,561,000          5,584,000          772,000        1,581,000
Selling, general and administrative              74,185,000         11,940,000        3,205,000        5,934,000
Corporate                                         7,996,000          2,049,000                -                -
Non-cash compensation                             1,056,000          4,586,000                -                -
Depreciation                                     10,945,000            749,000          255,000          428,000
Amortization                                      8,633,000            231,000            2,000           11,000
                                            ---------------------------------------------------------------------
                                                161,376,000         25,139,000        4,234,000        7,954,000
                                            ---------------------------------------------------------------------
Operating (loss)                               (103,225,000)       (18,426,000)      (2,782,000)      (4,375,000)

OTHER INCOME (EXPENSE)
Interest income and other, net                    5,773,000          2,632,000                -           (4,000)
Interest expense                                 (5,341,000)           (21,000)               -                -
                                            ---------------------------------------------------------------------
(Loss) before income tax provision             (102,793,000)       (15,815,000)      (2,782,000)      (4,379,000)
Income tax provision                               (731,000)          (440,000)               -                -
                                            ---------------------------------------------------------------------
Net (loss)                                    $(103,524,000)      $(16,255,000)     $(2,782,000)     $(4,379,000)
                                            =====================================================================

Basic and diluted net (loss) per
 share                                               $(3.03)             $(.55)           $(.09)           $(.15)
                                            =====================================================================

Weighted average shares                          34,189,000         29,678,000       29,664,000       29,419,000
                                            =====================================================================


See accompanying notes.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

                 Consolidated Statement of Shareholders' Equity

          For the Period from April 1, 1998 (date operations commenced) to December 31, 1998 and for the Year Ended December 31, 1999

                                                                  COMMON STOCK             ADDITIONAL
                                                           --------------------------        PAID-IN
                                                              SHARES          PAR            CAPITAL          (DEFICIT)
                                                           ---------------------------------------------------------------
    Initial contribution                                     2,700,000      $ 27,000      $ 22,158,000
    Capital contributions                                   26,994,000       270,000       158,508,000
    Issuance of stock options                                                                4,586,000
    Exercise of warrants                                         3,000                           3,000
    Net (loss) for the period from April 1,
      1998 (date operations commenced) to
      December 31, 1998                                                                                      $(16,255,000)
                                                           ---------------------------------------------------------------
    Balance, December 31, 1998                              29,697,000       297,000       185,255,000        (16,255,000)
                                                           ---------------------------------------------------------------

    Exercise of stock options                                  804,000         8,000         5,232,000
    Exercise of warrants                                     4,810,000        48,000        10,857,000
    Common stock issued for acquisition                      3,245,000        33,000        30,792,000
    Stock options issued for acquisition                                                     4,027,000
    Warrants issued for acquisition                                                          9,100,000
    Stock option based compensation                                                          1,056,000
    Net (loss) for the year ended
       December  31, 1999                                                                                    (103,524,000)
                                                           ---------------------------------------------------------------
    Balance, December 31, 1999                              38,556,000      $386,000      $246,319,000      $(119,779,000)
                                                           ===============================================================


The Consolidated Statement of Shareholders' Equity reflects on a retroactive basis the 3-for-2 stock split by way of a stock dividend paid on September 2, 1999 and the 3-for-2 stock split by way of a stock dividend paid on February 2, 2000.


See accompanying notes.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

                  Statement of Parent's Investment (Deficiency)
             of OCOM Corporation Telecoms Division (the Predecessor)

                    For the Year Ended December 31, 1997 and
              for the Period from January 1, 1998 to May 31, 1998

Balance, December 31, 1996                                        $ (208,000)
Capital contributions                                              4,908,000
Net (loss) for the year ended December 31, 1997                   (4,379,000)
                                                                 ------------
Balance, December 31, 1997                                           321,000
Capital contributions                                              4,261,000
Net (loss) for the period ended May 31, 1998                      (2,782,000)
                                                                 ------------
Balance, May 31, 1998                                             $1,800,000
                                                                 ============


See accompanying notes.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

                      Consolidated Statements of Cash Flows

                                                                                                     THE PREDECESSOR
                                                                                                          (OCOM)
                                                                                             -------------------------------

                                                                          FOR THE PERIOD
                                                                          FROM APRIL 1,         FOR THE
                                                                            1998 (DATE        PERIOD FROM
                                                                            OPERATIONS         JANUARY 1,
                                                        YEAR ENDED        COMMENCED) TO         1998 TO          YEAR ENDED
                                                       DECEMBER 31,        DECEMBER 31,         MAY 31,         DECEMBER 31,
                                                           1999                1998               1998              1997
                                                     -----------------------------------------------------------------------
OPERATING ACTIVITIES
  Net (loss)                                          $(103,524,000)      $(16,255,000)       $(2,782,000)      $(4,379,000)
  Adjustments to reconcile net (loss) to
    net cash (used in) operating
    activities:
     Depreciation and amortization                       19,578,000            980,000            257,000           439,000
     Stock option based compensation                      1,056,000          4,586,000                  -                 -
     Provision for losses on accounts
       receivable                                         3,241,000            501,000             92,000            46,000
     Accretion of interest on marketable
       securities                                        (3,053,000)          (639,000)                 -                 -
     Other                                                  239,000           (119,000)                 -            82,000
     Changes in operating assets and
       liabilities, net of effect from
       business acquisitions:
      Accounts receivable                                 3,115,000           (480,000)          (262,000)          129,000
      Due from affiliates                                 1,759,000         (1,954,000)                 -                 -
      Other current assets                               (3,488,000)          (287,000)          (179,000)          (79,000)
      Other assets                                       (2,783,000)        (2,824,000)                 -                 -
      Accounts payable                                    5,390,000          1,261,000           (311,000)          169,000
      Accrued expenses                                    6,114,000          2,814,000           (453,000)          116,000
      Deferred revenue                                      (61,000)            94,000                  -                 -
                                                     -----------------------------------------------------------------------
  Net cash (used in) operating activities               (72,417,000)       (12,322,000)        (3,638,000)       (3,477,000)

  INVESTING ACTIVITIES
  Purchase of fixed assets                              (20,575,000)        (2,341,000)          (623,000)       (1,431,000)
  Acquisitions, net of cash acquired                    (47,056,000)                 -                  -                 -
  Purchase of marketable securities                    (142,922,000)      (110,079,000)                 -                 -
  Proceeds from sale of marketable
    securities                                          164,652,000                  -                  -                 -
                                                     -----------------------------------------------------------------------
  Net cash (used in) investing activities               (45,901,000)      (112,420,000)          (623,000)       (1,431,000)

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

                Consolidated Statements of Cash Flows (continued)

                                                                                                     THE PREDECESSOR
                                                                                                          (OCOM)
                                                                                             -------------------------------

                                                                          FOR THE PERIOD
                                                                          FROM APRIL 1,         FOR THE
                                                                            1998 (DATE        PERIOD FROM
                                                                            OPERATIONS         JANUARY 1,
                                                        YEAR ENDED        COMMENCED) TO         1998 TO          YEAR ENDED
                                                       DECEMBER 31,        DECEMBER 31,         MAY 31,         DECEMBER 31,
                                                           1999                1998               1998              1997
                                                     -----------------------------------------------------------------------
FINANCING ACTIVITIES
Capital contributions                                             -        150,904,000          4,261,000         4,908,000
Proceeds from borrowing, net of
   financing costs                                      168,545,000                  -                  -                 -
Proceeds from exercise of stock
  options and warrants                                   16,145,000              3,000                  -                 -
Principal payments                                       (3,469,000)                 -                  -                 -
Principal payments of capital lease
  obligations                                            (2,379,000)            (4,000)                 -                 -
                                                     -----------------------------------------------------------------------
Net cash provided by financing
  activities                                            178,842,000        150,903,000          4,261,000         4,908,000
                                                     -----------------------------------------------------------------------
Increase in cash and cash
  equivalents                                            60,524,000         26,161,000                  -                 -
Cash and cash equivalents at
  beginning of period                                    26,161,000                  -                  -                 -
                                                     -----------------------------------------------------------------------
Cash and cash equivalents at end of
  period                                                $86,685,000        $26,161,000        $         -       $         -
                                                     =======================================================================

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION
Cash paid for interest                                  $ 2,032,000        $     4,000        $         -       $         -
Income taxes paid                                         1,421,000                  -                  -                 -

SUPPLEMENTAL SCHEDULE OF
  NONCASH  INVESTING ACTIVITIES
Capital contributions of noncash net
  assets                                                $         -        $30,059,000        $         -       $         -
Liabilities incurred to acquire fixed
  assets                                                 19,621,000            175,000                  -                 -
Common stock, stock options and
   warrants issued for acquisitions                      43,952,000                  -                  -                 -


See accompanying notes.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

                   Notes to Consolidated Financial Statements

1.   ORGANIZATION AND BUSINESS

     CoreComm Limited (the "Company"), formerly a wholly-owned subsidiary of Cellular Communications of Puerto Rico, Inc. ("CCPR"), was formed in March 1998 (operations commenced in April 1998) in order to succeed to the businesses and assets that were operated by OCOM Corporation and as an appropriate vehicle to pursue new telecommunications opportunities outside of Puerto Rico and the U.S. Virgin Islands. In September 1998, CCPR made a cash contribution to the Company of $150,000,000 and distributed 100% of the outstanding shares of the Company on a one-for-one basis to CCPR's shareholders.

     The Company's competitive local exchange carrier ("CLEC"), cellular long distance, landline long distance and cellular resale businesses were formerly owned and operated by OCOM Corporation Telecoms Division ("OCOM"). CCPR acquired the operating assets and related liabilities of these businesses from OCOM on June 1, 1998. OCOM is the predecessor business to the Company.

     The Company seeks to become a leading provider of integrated telephone, Internet and data services to business and residential customers in targeted markets throughout the United States. As of December 31, 1999, the Company's customers are located throughout the United States, although much of the Company's business is conducted in Ohio and Illinois.

     The Company's performance will be affected by, among other things, its ability to implement expanded interconnection and collocation with the facilities of incumbent local exchange carriers ("ILECs") and develop efficient and effective working relationships with the ILECs and other carriers. The Company has installed, and is currently in the process of installing, its own switches and related equipment in certain of its markets. The Company will continue to lease the unbundled local loop needed to connect its customers to its switches. The Company purchases capacity from the ILECs on a wholesale basis pursuant to contracts and sells it at retail rates to its customers. The Company depends upon the ILECs to maintain the quality of their service to the Company's customers. Also, except for CLEC customers who are connected to one of the Company's switches and Internet services customers, the Company depends upon the ILECs for accurate and prompt billing information in order for the Company to bill its customers.

     The Company's business is highly competitive which results in pricing pressure and increasing customer acquisition costs. Expenses are expected to exceed revenues in each location in which the Company offers service until a sufficient customer base is established. It is anticipated that obtaining a sufficient customer base will take a number of years, and positive cash flows from operations are not expected in the near future.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

1.   ORGANIZATION AND BUSINESS (CONTINUED)

     The following is the revenues from external customers for each of the Company's communication services:

                                                                                                     THE PREDECESSOR
                                                                                                          (OCOM)
                                                                                             -------------------------------

                                                                          FOR THE PERIOD
                                                                          FROM APRIL 1,         FOR THE
                                                                            1998 (DATE        PERIOD FROM
                                                                            OPERATIONS         JANUARY 1,
                                                        YEAR ENDED        COMMENCED) TO         1998 TO          YEAR ENDED
                                                       DECEMBER 31,        DECEMBER 31,         MAY 31,         DECEMBER 31,
                                                           1999                1998               1998              1997
                                                     -----------------------------------------------------------------------
     Telecommunications                                 $47,456,000         $2,993,000         $  217,000        $  167,000
     Internet and Data                                    6,996,000            155,000                  -                 -
     Other                                        (a)     3,699,000          3,565,000          1,235,000         3,412,000
                                                     -----------------------------------------------------------------------
                                                        $58,151,000         $6,713,000         $1,452,000        $3,579,000
                                                     =======================================================================

     (a)  Other includes cellular long distance, wireless and paging revenue.

2.   SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and those entities where the Company's interest is greater than 50%. Significant intercompany accounts and transactions have been eliminated in consolidation.

     CASH EQUIVALENTS

     Cash equivalents are short-term highly liquid investments purchased with a maturity of three months or less. Cash equivalents were $71,564,000 and $20,995,000 at December 31, 1999 and December 31, 1998, respectively, and consisted of corporate commercial paper.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     MARKETABLE SECURITIES

     Marketable securities are classified as available-for-sale, which are carried at fair value. Unrealized holding gains and losses on securities, net of tax, are carried as a separate component of shareholders' equity. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. Realized gains and losses and declines in value judged to be other than temporary will be included in interest income. The cost of securities sold or matured is based on the specific identification method. Interest on securities is included in interest income.

     Marketable securities at December 31, 1999 consisted of corporate commercial paper. Marketable securities at December 31, 1998 consisted of a certificate of deposit and corporate commercial paper. During the year ended December 31, 1999 and the period from April 1, 1998 (date operations commenced) to December 31, 1998, there were no realized gains or losses on sales of securities. All of the marketable securities as of December 31, 1999 and 1998 had a contractual maturity of less than one year.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company records an estimate of uncollectible accounts receivable based on the current aging of its receivables and its prior collection experience.

     FIXED ASSETS

     Fixed assets are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows: operating equipment - 3 to 15 years, computer hardware and software - 3 or 5 years and other equipment - 2 to 7 years, except for leasehold improvements for which the estimated useful lives are the term of the lease.

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     GOODWILL

     Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. Goodwill is amortized on a straight-line basis over the period benefited, which is estimated to be 5 to 10 years. The Company continually reviews the recoverability of the carrying value of goodwill using the same methodology that it uses for the evaluation of its other long-lived assets.

     LMDS LICENSE COSTS

     The costs incurred to acquire the Local Multipoint Distribution Service ("LMDS") licenses from the Federal Communications Commission (the "FCC") were deferred and will be amortized on a straight-line basis over the term of the licenses upon the commencement of operations. The Company continually reviews the recoverability of the carrying value of LMDS licenses using the same methodology that it uses for the evaluation of its other long-lived assets.

     OTHER ASSETS

     Other assets include customer lists, deferred financing costs and noncompetition agreements. Customer lists represent a portion of the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases and are amortized on a straight-line basis over 2 to 7 years. Deferred financing costs were incurred in connection with the issuance of debt and are charged to interest expense over the term of the related debt. Noncompetition agreements obtained in connection with an acquisition were valued at $100,000 and are being charged to expense on a straight-line basis over the noncompetition period of 5 years. The Company continually reviews the recoverability of the carrying value of these assets using the same methodology that it uses for the evaluation of its other long-lived assets.

     NET (LOSS) PER SHARE

     The Company reports its net (loss) per share in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". The weighted average shares used for the computation of net (loss) per share prior to September 1998 are equivalent to CCPR's historical weighted average shares (since CCPR shareholders received one share of the Company for each CCPR share owned). The shares issuable upon the exercise of stock options, warrants and convertible securities are excluded from the calculation of net (loss) per share as their effect would be antidilutive.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     NET (LOSS) PER SHARE (CONTINUED)

     In 1999 and 1998, the Company had 18.0 million and 9.8 million shares, respectively, issuable upon the exercise of stock options, warrants and convertible securities that have been excluded from the calculation of net
     (loss) per share as their effect would be antidilutive. In 1997, CCPR had
     5.3 million shares issuable upon the exercise of stock options that have been excluded from the calculation of net loss per share as their effect would be antidilutive.

     REVENUE RECOGNITION

     Revenue is recognized at the time service is provided to the customer. Charges for services that are billed in advance are deferred and recognized when earned.

     ADVERTISING EXPENSE

     The Company charges the cost of advertising to expense as incurred. Advertising expense for the year ended December 31, 1999, for the period from April 1, 1998 (date operations commenced) to December 31, 1998, for the period from January 1, 1998 to May 31, 1998 and for the year ended December 31, 1997 was $4,407,000, $812,000, $79,000 and $127,000,
     respectively.

     STOCK-BASED COMPENSATION

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans.

     RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to the 1999 presentation.

3.   RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted by the Company effective January 1, 2001. Management does not anticipate that the adoption of this new standard will have a significant effect on the results of operations, financial condition or cash flows of the Company.

     In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", both of which had no effect on the consolidated financial statements. The Company operates in a single business segment.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

4.   ACQUISITIONS

     In May 1999, the Company acquired 100% of the stock of MegsINet Inc., a national Internet Service Provider ("ISP") with a national Asynchronous Transfer Mode network and local telecommunications facilities in Chicago for a total consideration of $16.8 million in cash and 3.2 million shares of the Company's common stock. In addition, the Company exchanged MegsINet stock options for options to purchase 444,000 shares of the Company's common stock, repaid $2.0 million of MegsINet debt and incurred acquisition related costs of $1.2 million. The common stock portion of the consideration was valued at $30.8 million, the fair value on the date prior to the announcement. The stock options were valued at $4.0 million using the Black-Scholes option pricing model.

     Also in May 1999, the Company acquired the wireline assets of USN Communications, Inc., which was a CLEC that operated on a resale basis, for a cash payment of $26.4 million, warrants to purchase 563,000 shares of the Company's common stock at a price of $13.33 per share and 225,000 shares at a price of $22.22 per share, and a potential contingent cash payment to be paid in July 2000 which is capped at $58.6 million. The contingent payment is payable only if the USN assets meet or exceed operating performance thresholds. The Company does not expect the actual payment in July 2000 to be significant. The warrants were valued at $9.1 million, the fair value on the date of issuance. In addition, the Company incurred acquisition related costs of $1.0 million.

     These acquisitions have been accounted for as purchases, and, accordingly, the net assets and results of operations of the acquired businesses have been included in the consolidated financial statements from the dates of acquisition. The aggregate purchase price of $91.3 million exceeded the fair value of the net tangible assets acquired by $75.6 million, which was allocated as follows: $13.3 million to customer lists, $1.5 million to other intangibles and $60.8 million to goodwill.

     In April and June 1998, CCPR acquired the stock of Digicom, Inc. and certain operating assets and related liabilities of Jeff Rand Corp. (known as the Wireless Outlet) and OCOM Corporation. CCPR contributed these businesses to the Company. These acquisitions were accounted for as purchases by CCPR, and, accordingly, the net assets and results of operations of the acquired businesses have been included in the consolidated financial statements from the dates of acquisition. The contribution of the assets from CCPR to the Company was accounted for at historical cost in a manner consistent with a transfer of entities under common control which is similar to that used in a "pooling of interests". The Company's financial statements include the results of the contributed companies for all periods owned by CCPR. In November 1998, a wholly-owned subsidiary of the Company acquired substantially all of the assets and certain liabilities of Stratos Internet Group, Inc. ("Stratos"), an ISP in the Cleveland-Akron, Ohio area. This acquisition has been accounted for as a purchase, and, accordingly, the net assets and results of operations of Stratos have been included in the consolidated financial statements from the date of acquisition. The aggregate purchase price of $5.2 million exceeded the fair value of net tangible assets acquired by $4.4 million, which was allocated as follows: $100,000 to noncompetition agreements and $4.3 million to goodwill.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

4.   ACQUISITIONS (CONTINUED)

     The pro forma unaudited consolidated results of operations for the years ended December 31, 1999 and 1998 assuming consummation of the acquisitions and receipt of the capital contributions from CCPR as of January 1, 1998 are as follows. The pro forma net (loss) and basic and diluted net (loss) per share do not give effect to interest income that may have been earned had the $150,000,000 cash capital contribution from CCPR been made on January 1, 1998.

                                                           YEAR ENDED DECEMBER 31,
                                                           1999               1998
                                                      ---------------------------------
       Total revenue                                   $ 97,855,000       $148,174,000
       Net (loss)                                      (138,458,000)      (233,267,000)
       Basic and diluted net (loss) per share                 (3.74)             (6.23)

     A significant component of the pro forma results is associated with the acquisition of certain assets of USN. Although USN quickly developed a large customer list and revenue base in 1997 and 1998, it had difficulties under its previous management providing services, including billing, customer care and other operational areas, and filed for bankruptcy in February 1999. Since the acquisition, we have been focusing on improving these operations, and have been successful in many areas. However, we did not actively sell additional lines in these markets in 1999 because we were not fully satisfied with the quality of the operations. Consequently, and consistent with our due diligence, transaction structure and purchase price, revenues associated with the USN assets have declined significantly since our acquisition, and additional declines may continue as customers leave or "churn" off the service.

5.   LMDS LICENSE COSTS

     Cortelyou Communications Corp. ("Cortelyou"), a wholly-owned subsidiary of the Company, was the successful bidder for 15 Block A LMDS licenses in Ohio. The LMDS licenses were acquired for an aggregate of $25,366,000, which includes costs incurred of $125,000. LMDS frequencies are expected to be used for the provision of voice, data, video and Internet services to businesses and homes in competition with ILECs and/or cable television operators. The FCC has allocated two blocks of frequencies to be licensed in each of the 493 Basic Trading Areas in the United States and its territories based on an auction that ended in March 1998.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

6.   FIXED ASSETS

     Fixed assets consist of:

                                                              YEAR ENDED DECEMBER 31,
                                                              1999               1998
                                                         ---------------------------------
       Operating equipment                                 $50,290,000        $   720,000
       Computer hardware and software                       17,455,000          2,450,000
       Other equipment                                       9,300,000            987,000
       Construction-in-progress                             24,681,000              5,000
                                                         ---------------------------------
                                                           101,726,000          4,162,000
       Accumulated depreciation                            (11,107,000)          (580,000)
                                                         ---------------------------------
                                                           $90,619,000         $3,582,000
                                                         =================================

7.   ACCRUED EXPENSES

     Accrued expenses consist of:

                                                              YEAR ENDED DECEMBER 31,
                                                              1999               1998
                                                         ---------------------------------
       Payroll and related                                  $2,903,000         $1,263,000
       Professional fees                                     2,161,000            527,000
       Taxes, including income taxes                         6,089,000          1,246,000
       Accrued equipment purchases                          13,455,000                  -
       Other                                                 7,607,000          1,211,000
                                                         ---------------------------------
                                                           $32,215,000         $4,247,000
                                                         =================================

8.   NOTES PAYABLE

     Notes payable consist of the following:

                                                              YEAR ENDED DECEMBER 31,
                                                              1999               1998
                                                         ---------------------------------
       6% Convertible Subordinated Notes                  $175,000,000          $       -
       Working capital promissory note, interest at 8.5%     3,077,000                  -
       Note payable for equipment, interest at 12.75%        6,238,000                  -
       Other                                                   283,000            363,000
                                                         ---------------------------------
                                                           184,598,000            363,000
       Less current portion                                  5,280,000             80,000
                                                         ---------------------------------
                                                          $179,318,000          $ 283,000
                                                         =================================

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

8.   NOTES PAYABLE (CONTINUED)

     In October 1999, the Company issued $175,000,000 principal amount of 6% Convertible Subordinated Notes due 2006 (the "Convertible Notes"). Interest on the Convertible Notes is payable semiannually on April 1 and October 1 of each year, commencing April 1, 2000. The Convertible Notes are unsecured obligations convertible into common stock prior to maturity at a conversion price of $27.39 per share, subject to adjustment. There are approximately
     6.4 million shares of common stock reserved for issuance upon conversion of the Convertible Notes. The Convertible Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after October 1, 2002, at a redemption price of 103.429% that declines annually to 100% in 2006, in each case together with accrued and unpaid interest to the redemption date. The Company incurred $6,935,000 in fees and expenses in connection with the issuance of the Convertible Notes, which is included in deferred financing costs.

     MegsINet originally borrowed $4,000,000 from Ascend Communications, Inc. ("Ascend") under a working capital promissory note dated August 1998. MegsINet is required to make monthly principal and interest payments of $148,000 through January 2002. The Company issued a warrant to Ascend to purchase approximately 29,000 shares of the Company's common stock at $13.75 per share in connection with the promissory note.

     In 1998, MegsINet entered into an agreement with Cisco Systems Capital Corporation ("Cisco"), whereby MegsINet can purchase operating equipment under a promissory note. Monthly payments of principal and interest commenced in 1999, MegsINet paid an aggregate of $3,164,000. MegsINet is required to make monthly principal and interest payments that decline each month from $366,000 beginning in January 2000 through September 2001. The Company has guaranteed the obligations of MegsINet under the promissory note.

     The Company issued a note payable in the amount of $362,000 in connection with the Stratos acquisition. Interest on the note accrues at 5.542% per annum. The note is payable in twelve consecutive quarterly payments of principal and interest of $33,000 which commenced in May 1999 and is collateralized by the assets acquired from Stratos.

     The aggregate principal amounts of notes payable scheduled for repayment are as follows:

               Year ended December 31,
                        2000                       $5,280,000
                        2001                        4,229,000
                        2002                           89,000
                        2003                           -
                        2004                           -
                     Thereafter                   175,000,000
                                                --------------
                                                 $184,598,000
                                                ==============

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

9.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents: The carrying amounts reported in the consolidated balance sheets approximate fair value.

     Notes payable: The fair value of the Company's convertible notes is based on the quoted market price. The fair value of the Company's other notes payable are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

     The carrying amounts and fair values of the Company's financial instruments are as follows:

                                               DECEMBER 31, 1999           DECEMBER 31, 1998
                                               -----------------           -----------------
                                             CARRYING        FAIR        CARRYING        FAIR
                                              AMOUNT        VALUE         AMOUNT        VALUE
                                           ---------------------------------------------------
                                                               (in thousands)
       Cash and cash equivalents             $ 86,685      $ 86,685       $26,161      $26,161
       Notes payable
          Convertible notes                   175,000       273,000             -            -
          Ascend note                           3,077         2,721             -            -
          Cisco note                            6,238         5,561             -            -
          Other                                   283           248           363          301

10.  LEASES

     The Company has capital leases for certain of its operating equipment. Leased property included in operating equipment consists of:

                                                                   DECEMBER 31,
                                                              1999            1998
                                                          ----------------------------
                       Operating equipment                 $33,941,000      $258,000
                       Accumulated depreciation              5,901,000         7,000
                                                          ----------------------------
                                                           $28,040,000      $251,000
                                                          ============================

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

10.  LEASES (CONTINUED)

     Future minimum annual payments under these leases at December 31, 1999 are as follows:

            Year Ended December 31,
                   2000                                                                $16,092,000
                   2001                                                                 13,053,000
                   2002                                                                  2,477,000
                   2003                                                                     19,000
                                                                                     --------------
                   Total minimum lease payments                                         31,641,000
                   Less amount representing interest (at rates ranging
                       from 8.5% to 26.44%)                                              3,230,000
                                                                                     --------------
                   Present value of net minimum obligations                             28,411,000
                   Current portion                                                      13,847,000
                                                                                     --------------
                                                                                       $14,564,000
                                                                                     ==============

     As of December 31, 1999, the Company had leases for office space and equipment which extend through 2013. Total rent expense for the year ended December 31, 1999, for the period from April 1, 1998 (date operations commenced) to December 31, 1998, for the period from January 1, 1998 to May 31, 1998 and for the year ended December 31, 1997 under operating leases was $5,151,000, $354,000, $98,000 and $131,000, respectively.

     Future minimum annual lease payments under noncancellable operating leases at December 31, 1999 are as follows: $7,967,000 (2000); $6,682,000 (2001);
     $5,832,000 (2002); $5,384,000 (2003); $5,005,000 (2004) and $19,481,000
     thereafter.

11.  NON-CASH COMPENSATION

     The non-cash compensation charge of $1,056,000 in 1999 is recorded in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," related to a change in employee stock option agreements.

     The non-cash compensation charge of $4,586,000 in 1998 is a recorded in accordance with APB Opinion No. 25, as a one time charge related to the issuance of the Company's warrants and stock options to holders of CCPR's stock options in connection with the Company's distribution to CCPR's shareholders.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

12.  RELATED PARTY TRANSACTIONS

     Some of the officers and directors of the Company are also officers or directors of NTL Incorporated ("NTL"). NTL provides the Company with management, financial, legal and technical services, access to office space and equipment and use of supplies. Amounts charged to the Company by NTL consist of salaries and direct costs allocated to the Company where identifiable, and a percentage of the portion of NTL's corporate overhead which cannot be specifically allocated to NTL (which is agreed upon by the Board of Directors of NTL and the Company). NTL's charges to the Company commenced in October 1998. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. In the opinion of management, this allocation method is reasonable. In 1999 and 1998, NTL charged the Company $2,330,000 and $313,000, respectively, which is included in corporate expenses.

     The Company provides NTL with access to office space and equipment and the use of supplies. In the fourth quarter of 1999, the Company began charging NTL a percentage of the Company's office rent and supplies expense. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. In the opinion of management, this allocation method is reasonable. In 1999, the Company charged NTL $62,000, which reduced corporate expenses.

     A subsidiary of the Company provides billing and software development services to subsidiaries of NTL. The Company charges an amount in excess of its costs to provide these services. General and administrative expenses were reduced by $800,000, $275,000, $138,000, and $217,000 for the year ended December 31, 1999, the period from April 1, 1998 (date operations commenced) to December 31, 1998, the period from January 1, 1998 to May 31, 1998 and the year ended December 31, 1997, respectively, as a result of these charges.

     At December 31, 1999, due from affiliates was comprised of $195,000 due from NTL. At December 31, 1998, due from affiliates included $128,000 due from CCPR and $1,826,000 due from NTL.

13.  401(k) PLAN

     The Company sponsors a 401(k) Plan in which all full-time employees who have completed 90 days of employment and are 21 years of age may participate. The Company's matching contribution is determined annually by the Board of Directors. Participants may make salary deferral contributions of 1% to 15% of their compensation not to exceed the maximum allowed by law. The expense for the year ended December 31, 1999, the period from April 1, 1998 (date operations commenced) to December 31, 1998, the period from January 1, 1998 to May 31, 1998 and the year ended December 31, 1997 was $350,000, $103,000, $29,000 and $126,000, respectively.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

14.  SHAREHOLDERS' EQUITY

     STOCK SPLITS

     In August 1999, the Company declared a 3-for-2 stock split by way of a stock dividend, which was paid on September 2, 1999. In January 2000, the Company declared a 3-for-2 stock split by way of a stock dividend, which was paid on February 2, 2000. The consolidated financial statements and the notes thereto give retroactive effect to the stock splits.

     SHAREHOLDER RIGHTS PLAN

     The Rights Agreement provides that .44 of a Right will be issued with each share of common stock issued on or after the date of distribution. The Rights become exercisable upon the occurrence of certain potential takeover events and will expire in December 2010 unless previously redeemed by the Company. When exercisable, each Right entitles the owner to purchase from the Company 1/100 of a share of Series A Junior Participating Preferred Stock ("Series A Preferred Stock") at a purchase price of $100.

     The Series A Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $.01 per share and will be entitled to an aggregate dividend of 225 times the dividend, if any, declared per share of common stock. In the event of liquidation, the holders of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share and will be entitled to an aggregate payment of 225 times the payment made per share of the common stock. Each share of Series A Preferred Stock will have 225 votes and will vote together with the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are changed or exchanged, each share of Series A Preferred Stock will be entitled to receive 225 times the amount received per share of common stock. The rights are protected by customary antidilution provisions.

     The 1,000,000 authorized shares of Series Preferred Stock are designated Series A Preferred Stock. No shares of Series A Preferred Stock are issued or outstanding.

     WARRANTS

     The Company had the following warrants outstanding as of December 31, 1999:
     (1) warrants to purchase an aggregate of 29,000 shares of common stock at $13.75 per share issued in 1999 that expire in August 2008, (2) warrants to purchase an aggregate of 225,000 shares of common stock at $22.22 per share issued in 1999 that expire in May 2004 and (3) warrants to purchase an aggregate of 563,000 shares of common stock at $13.33 per share issued in 1999 that expire in May 2002. None of these warrants were exercised in 1999.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

14.  SHAREHOLDERS' EQUITY (CONTINUED)

     DISTRIBUTION WARRANTS AND STOCK OPTIONS

     In connection with the distribution of the Company to CCPR's shareholders, the Company issued warrants to purchase shares of common stock to holders of CCPR stock options who elected to receive warrants as follows: (1) warrants to purchase an aggregate of 4,303,000 shares of common stock at an exercise price of $5.86 per share which expire in 2005, (2) warrants to purchase an aggregate of 8,000 shares of common stock at an exercise price of $5.86 per share which expire in 2003 and (3) warrants to purchase an aggregate of 1,842,000 shares of common stock at an exercise price of $7.03 which expire in 2005. As of December 31, 1999, warrants to purchase an aggregate of 47,000 shares of common stock at an exercise price of $5.86 per share which expire in 2005 remain outstanding.

     There are 13,500,000 shares of common stock authorized for issuance under the 1998 CoreCom Limited Stock Option Plan and 5,625,000 shares of common stock authorized for issuance under the 1999 CoreCom Limited Stock Option Plan (together the "Plans"). The Plans provide that incentive stock options be granted at the fair market value of the Company's common stock on the date of grant, and nonqualified stock options be granted at a price determined by the Compensation and Option Committee. Options are generally exercisable as to 20% of the shares subject thereto on the date of grant and become exercisable as to an additional 20% of the shares subject thereto on each January 1 thereafter, while the optionee remains an employee of the Company. Options generally expire ten years after the date of the grant.

     In connection with the distribution of the Company to CCPR's shareholders, the Company issued approximately 1,877,000 options to purchase shares of the Company's common stock to holders of CCPR stock options who elected to receive options.

     Pro forma information regarding net loss and net loss per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee warrants and stock options under the fair value method of that Statement. The fair value for these warrants and options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1999 and 1998: risk-free interest rate of 6.81% and 5.02%, respectively, dividend yield of 0%, volatility factor of the expected market price of the Company's common stock of .465 and .810, respectively, and a weighted-average expected life of the warrants and options of 10 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's distribution warrants and stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its distribution warrants and stock options.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

14.  SHAREHOLDERS' EQUITY (CONTINUED)

     For purposes of pro forma disclosures, the estimated fair value of the distribution warrants and options is amortized to expense over the options' vesting periods. Following is the Company's pro forma information:

                                                                                            FOR THE PERIOD
                                                                                          FROM APRIL 1, 1998
                                                                                           (DATE OPERATIONS
                                                                         YEAR ENDED         COMMENCED) TO
                                                                      DECEMBER 31, 1999   DECEMBER 31, 1998
                                                                      ---------------------------------------
       Pro forma net (loss)                                             $(128,795,000)      $(48,015,000)
       Pro forma net (loss) per share - basic and diluted                      $(3.77)            $(1.62)

     A summary of the Company's distribution warrants and stock option activity and related information for the year ended December 31, 1999 and for the period from April 1, 1998 (date operations commenced) to December 31, 1998 follows:

                                                          1999                            1998
                                             ----------------------------------------------------------------
                                                NUMBER OF        WEIGHTED-       NUMBER OF       WEIGHTED-
                                              WARRANTS AND        AVERAGE         WARRANTS        AVERAGE
                                                 OPTIONS      EXERCISE PRICE    AND OPTIONS   EXERCISE PRICE
                                             ----------------------------------------------------------------
     Outstanding - beginning of period          9,765,000         $ 5.51                 -         $   -
     Granted                                    7,925,000          19.56         9,767,000          5.51
     Exercised                                  5,606,000           6.27             2,000          5.86
     Forfeited                                  1,330,000           6.27                 -             -
                                              -----------                        ---------
     Outstanding - end of period               10,754,000         $15.37         9,765,000         $5.51
                                              ===========                        =========
     Exercisable at end of period               3,438,000         $10.11         7,747,000         $5.42
                                              ===========                        =========

     Weighted-average fair value of distribution warrants and options, calculated using the Black-Scholes option pricing model, granted during 1999 and 1998 is $14.28 and $4.33, respectively.

     The following table summarizes the status of the distribution warrants and stock options outstanding and exercisable at December 31, 1999:

---------------------------------------------------------------------------------------------------------------------
                         STOCK OPTIONS OUTSTANDING                                    STOCK OPTIONS EXERCISABLE
---------------------------------------------------------------------------------------------------------------------
                                         WEIGHTED-
                                         REMAINING             WEIGHTED-                                 WEIGHTED-
      RANGE OF           NUMBER OF      CONTRACTUAL             AVERAGE            NUMBER OF              AVERAGE
  EXERCISE PRICES         OPTIONS          LIFE             EXERCISE PRICE          OPTIONS           EXERCISE PRICE
---------------------------------------------------------------------------------------------------------------------
   $0.02 to $3.03        1,235,000       7.6 Years              $0.635             1,136,000              $0.505
   $5.28 to $7.33        2,310,000       8.3 Years              $5.858               922,000              $5.853
  $14.78 to $18.45         193,000       9.4 Years             $18.442                39,000             $18.442
  $18.67 to $22.45       6,768,000       9.4 Years             $20.714             1,291,000             $20.627
  $24.92 to $26.25         169,000       9.7 Years             $24.921                34,000             $24.921
       $38.75               79,000       10.0 Years            $38.750                16,000             $38.750
---------------------------------------------------------------------------------------------------------------------
                        10,754,000                                                 3,438,000
---------------------------------------------------------------------------------------------------------------------

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

15.  INCOME TAXES

     The provision for income taxes consists of the following:

                                                                              FOR THE PERIOD
                                                                            FROM APRIL 1, 1998
                                                                             (DATE OPERATIONS
                                                            YEAR ENDED         COMMENCED) TO
                                                           DECEMBER 31,         DECEMBER 31,
                                                               1999                1998
                                                          -------------------------------------
          Current:
               Federal                                       $106,000            $      -
               State and local                                625,000             440,000
                                                          -------------------------------------
          Total current                                       731,000             440,000
                                                          -------------------------------------
          Deferred:
               Federal                                              -                   -
               State and local                                      -                   -
                                                          -------------------------------------
            Total deferred                                          -                   -
                                                          -------------------------------------
                                                             $731,000            $440,000
                                                          =====================================

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                       DECEMBER 31,
                                                                  1999              1998
                                                             -------------------------------
       Deferred tax assets:
             Depreciation                                     $   887,000        $  (58,000)
             Net operating losses                              35,444,000         5,419,000
             Allowance for doubtful accounts                    1,599,000           301,000
             Amortization of goodwill                             653,000            24,000
             Accrued expenses                                  10,359,000                 -
             Other                                                200,000                 -
                                                             -------------------------------
                                                               49,142,000         5,686,000
       Valuation allowance for deferred tax assets            (49,142,000)       (5,686,000)
                                                             -------------------------------
       Net deferred tax assets                                $         -        $        -
                                                             ===============================

     At December 31, 1999, the Company had net operating loss carryforwards of approximately $88,000,000 for federal income tax purposes that begin to expire in 2018. The Company became eligible to file a consolidated federal income tax return in July 1999. Losses incurred prior to July 1999 may only be utilized by the subsidiary that generated the loss. The deferred tax assets have been fully offset by a valuation allowance due to the uncertainty of realizing such tax benefit.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

15.  INCOME TAXES (CONTINUED)

     The reconciliation of income taxes computed at U.S. federal statutory rates to income tax expense is as follows:

                                                                                  FOR THE PERIOD
                                                                                   FROM APRIL 1,
                                                                                    1998 (DATE
                                                                                    OPERATIONS
                                                                YEAR ENDED         COMMENCED) TO
                                                               DECEMBER 31,        DECEMBER 31,
                                                                   1999                1998
                                                              -----------------------------------
          Benefit at federal statutory rate (35%)              $(35,978,000)        $(5,535,000)
          State and local income taxes                              625,000             440,000
          Expenses not deductible for tax purposes                2,160,000           1,623,000
          Foreign income not subject to U.S. tax                   (399,000)           (846,000)
          U.S. losses with no benefit                            34,323,000           4,758,000
                                                              -----------------------------------
                                                               $    731,000         $   440,000
                                                              ===================================

16.  COMMITMENTS AND CONTINGENT LIABILITIES

     As of December 31, 1999, the Company had purchase commitments of approximately $41,000,000 outstanding.

     The Company is involved in various disputes, arising in the ordinary course of its business, which may result in pending or threatened litigation. None of these matters are expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

17.  SUBSEQUENT EVENTS (UNAUDITED)

     On March 10, 2000, the Company announced that it had entered into a definitive agreement to acquire ATX Telecommunications Services, Inc. ("ATX"), which is a facilities based CLEC and integrated communications provider serving the Mid-Atlantic states. The Company will pay total consideration consisting of (a) approximately 12.4 million shares of the Company's common stock, (b) $250 million of 3% convertible preferred stock and (c) $150 million in cash, of which up to $70 million, at the Company's option, may be paid in senior notes with a two-year maturity. The convertible preferred stock will be convertible into common stock at $44.36 per share. Under the agreement's cap provisions, the shares of common stock to be issued will be reduced if the Company's stock price at closing exceeds $46.38 per share, and the number of common shares underlying the convertible preferred stock will be reduced if the Company's stock price at closing exceeds $44.36 per share. The transaction is subject to regulatory and shareholder approval and other customary closing conditions.

                        CoreComm Limited and Subsidiaries
             and its Predecessor OCOM Corporation Telecoms Division

             Notes to Consolidated Financial Statements (continued)

17.  SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

     On March 13, 2000, the Company and Voyager.net, Inc. ("Voyager.net") announced a definitive agreement to merge in a stock and cash transaction. Voyager.net is the largest full-service Internet communications company in the Midwest, and is rapidly expanding into DSL delivery of its services. Under the agreement, Voyager.net shareholders will receive 0.292 shares of the Company's common stock and $3 in cash for each share of Voyager.net common stock (an aggregate of approximately 9.2 million shares and approximately $95 million in cash). Under the agreement's collar provisions, the shares of common stock issued will be reduced if the Company's stock price at closing exceeds $57 per share, and increased if the Company's common stock price at closing is below $41 per share. If the Company's stock price at closing is below $33 per share, there would be no further adjustment to the number of shares of the Company's common stock issued and Voyager.net would have the right to terminate the transaction, subject to the Company's right to adjust further the shares issued. The transaction is subject to shareholder approval and other customary closing conditions. Holders of over a majority of the voting shares of Voyager.net have entered into an agreement with the Company to vote in favor of the transaction.

     In March 2000, the Compensation and Option Committee of the Board of Directors approved the issuance of options in the Company to various employees to acquire 2.7 million shares of the Company's common stock at an exercise price of 30% of the fair market value of the Company's common stock on the date of the grant. In accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," the Company will record a non-cash compensation expense of approximately $44.8 million in March 2000 and a non-cash deferred expense of approximately $48.5 million. The
     Company will charge the deferred expense to non-cash compensation expense on a straight-line basis over the vesting period of the stock options as follows: $15 million in 2000, $20 million in 2001, $11.6 million in 2002, $1.8 million in 2003 and $0.1 million in 2004.

                        CoreComm Limited and Subsidiaries

                 Schedule II - Valuation and Qualifying Accounts

             COL. A                             COL. B                   COL. C                   COL. D           COL. E
-----------------------------------------------------------------------------------------------------------------------------
                                                                        ADDITIONS
                                                               ---------------------------
                                                                  (1)              (2)
                                                               ---------------------------
                                                                                CHARGED TO
                                              BALANCE AT       CHARGED TO         OTHER
                                              BEGINNING        COSTS AND         ACCOUNTS-     DEDUCTIONS -      BALANCE AT
           DESCRIPTION                        OF PERIOD         EXPENSES         DESCRIBE        DESCRIBE       END OF PERIOD
-----------------------------------------------------------------------------------------------------------------------------
For the year ended December 31, 1999:
  Allowance for doubtful accounts              $742,000        $3,241,000          $  -         $(34,000) (a)    $3,949,000
For the period from April 1, 1998
   (date operations commenced) to
   December 31, 1998:
   Allowance for doubtful accounts             $   -             $501,000             -         $241,000  (b)      $742,000

(a) Uncollectible accounts written off, net of recoveries, of $24,688,000 offset by $24,654,000 allowance for doubtful accounts as of acquisition date from business combinations.

(b) Uncollectible accounts written off, net of recoveries, of $117,000 offset by $358,000 allowance for doubtful accounts as of acquisition date from business combinations.

                       OCOM Corporation Telecoms Division

                 Schedule II - Valuation and Qualifying Accounts

             COL. A                             COL. B                   COL. C                   COL. D           COL. E
-----------------------------------------------------------------------------------------------------------------------------
                                                                        ADDITIONS
                                                               ---------------------------
                                                                  (1)              (2)
                                                               ---------------------------
                                                                                CHARGED TO
                                              BALANCE AT       CHARGED TO         OTHER
                                              BEGINNING        COSTS AND         ACCOUNTS-     DEDUCTIONS -      BALANCE AT
           DESCRIPTION                        OF PERIOD         EXPENSES         DESCRIBE        DESCRIBE       END OF PERIOD
-----------------------------------------------------------------------------------------------------------------------------
For the period from January 1, 1998
  to May 31, 1998:
  Allowance for doubtful accounts              $46,000          $92,000           $  -           $60,000  (a)      $78,000
For the year ended December 31, 1997:
  Allowance for doubtful accounts              $  -             $46,000           $  -           $  -              $46,000

(a)  Uncollectible accounts written-off, net of recoveries.